FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226082-03

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated June 19, 2019,
may be amended or completed prior to time of sale

PROSPECTUS

$791,990,000 (Approximate)

GS Mortgage Securities Trust 2019-GC40

(Central Index Key Number 0001778232)

 as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

 as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

German American Capital Corporation

(Central Index Key Number 0001541294)

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-GC40

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, 2019-GC40 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR, Class H-RR, Class RR, Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F, Class DB-VR, Class S and Class R certificates and the pooled RR interest) represent the ownership interests in the issuing entity, which will be a New York common law trust named GS Mortgage Securities Trust 2019-GC40. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the pooled certificates and the pooled RR interest, and (ii) the subordinate interests in two commercial mortgage loans, which are generally the sole source of payment on the non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the pooled RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th day is not a business day, the next business day), commencing in August 2019. The rated final distribution date for the offered certificates is July 2052.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$16,403,000		[___]%	(3)	March 2024
Class A-2	$131,938,000		[___]%	(3)	June 2024
Class A-3	$191,600,000		[___]%	(3)	May 2029
Class A-4	$251,415,000		[___]%	(3)	June 2029
Class A-AB	$24,636,000		[___]%	(3)	March 2029
Class X-A	$714,991,000	(4)	[___]%	Variable IO(5)	June 2029
Class X-B	$76,999,000	(4)	[___]%	Variable IO(5)	June 2029
Class A-S	$98,999,000		[___]%	(3)	June 2029
Class B	$41,799,000		[___]%	(3)	June 2029
Class C	$35,200,000		[___]%	(3)	June 2029

(Footnotes on table on pages 3-4)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

None of the certificates, the pooled RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the pooled RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 32.8% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 36.2% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 31.1% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 11, 2019. We expect to receive from this offering approximately [__]% of the initial aggregate principal balance of the offered certificates, plus accrued interest from July 1, 2019, before deducting expenses payable by us.

Goldman Sachs & Co. LLC	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities		Drexel Hamilton
Co-Manager		Co-Manager

June      , 2019

GS MORTGAGE SECURITIES TRUST 2019-GC40

Commercial Mortgage Pass-Through Certificates, Series 2019-GC40

Minnesota
1 property
$4,000,000
0.4% of total
Wisconsin
1 property
$1,996,161
0.2% of total
Indiana
1 property
$11,000,000
1.2% of total
Pennsylvania
3 properties
$53,696,744
5.9% of total
New York
8 properties
$243,750,000
26.7% of total
Washington
2 properties
$61,000,000
6.7% of total
Utah
1 property
$12,234,728
1.3% of total
Delaware
1 property
$11,535,838
1.3% of total
California
4 properties
$176,145,000
19.3% of total
Virginia
1 property
$19,079,137
2.1% of total
North Carolina
5 properties
$23,076,688
2.5% of total
South Carolina
4 properties
$33,792,706
3.7% of total
Hawaii
1 property
$74,862,673
8.2% of total
Arizona
1 property
$12,984,322
1.4% of total
Colorado
2 properties
$31,956,000
3.5% of total
Florida
5 properties
$74,534,342
8.2% of total
Texas
1 property
$32,000,000
3.5% of total
Louisiana
1 property
$9,600,000
1.1% of total
Tennessee
1 property
$26,935,252
2.9% of total
Mortgaged Properties by Property Type
Self Storage 1.2%
Hospitality 3.8%
Multifamily 4.7%
Office 32.2%
Retail 16.8%
Mixed Use 20.0%
Industrial 21.2%
Percent of
Initial Pool Balance
>10.0% – 26.7%
>5.0% – 10.0%
>1.0% – 5.0%
0.2% – 1.0%

Summary of Certificates and Pooled VRR Interest

Certificate Summary

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(6)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(7)	Principal Window(7)
Offered Certificates
Class A-1	$16,403,000		30.000%	[__]%	(3)	March 2024	2.62	8/19 – 3/24
Class A-2	$131,938,000		30.000%	[__]%	(3)	June 2024	4.85	3/24 – 6/24
Class A-3	$191,600,000		30.000%	[__]%	(3)	May 2029	9.74	3/29 – 5/29
Class A-4	$251,415,000		30.000%	[__]%	(3)	June 2029	9.86	5/29 – 6/29
Class A-AB	$24,636,000		30.000%	[__]%	(3)	March 2029	7.38	6/24 – 3/29
Class X-A	$714,991,000	(4)	NAP	[__]%	Variable IO(5)	June 2029	NAP	NAP
Class X-B	$76,999,000	(4)	NAP	[__]%	Variable IO(5)	June 2029	NAP	NAP
Class A-S	$98,999,000		18.750%	[__]%	(3)	June 2029	9.91	6/29 – 6/29
Class B	$41,799,000		14.000%	[__]%	(3)	June 2029	9.91	6/29 – 6/29
Class C	$35,200,000		10.000%	[__]%	(3)	June 2029	9.91	6/29 – 6/29

Non-Offered Pooled Certificates
Class D	$19,800,000		7.750%	[__]%	(3)	June 2029	9.91	6/29 – 6/29
Class X-D	$36,299,000	(4)	NAP	[__]%	Variable IO(5)	July 2029	NAP	NAP
Class E	$16,499,000		5.875%	[__]%	(3)	July 2029	9.99	6/29 – 7/29
Class F(8)	$16,500,000		4.000%	[__]%	(3)	July 2029	10.00	7/29 – 7/29
Class X-F(8)	$16,500,000	(4)	NAP	[__]%	Variable IO(5)	July 2029	NAP	NAP
Class G-RR(8)	$8,800,000		3.000%	[__]%	(3)	July 2029	10.00	7/29 – 7/29
Class H-RR(8)	$26,400,274		0.000%	[__]%	(3)	July 2029	10.00	7/29 – 7/29
Class S(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

Non-Offered Loan-Specific Certificates
Class DB-A(11)	$5,321,000		42.952%	[__]%	(12)	June 2024	4.91	6/24 – 6/24
Class DB-X(11)	$25,220,000	(4)	NAP	[__]%	Variable IO(5)	June 2024	NAP	NAP
Class DB-B(11)	$19,899,000		35.173%	[__]%	(12)	June 2024	4.91	6/24 – 6/24
Class DB-C(11)	$24,408,000		25.630%	[__]%	(12)	June 2024	4.91	6/24 – 6/24
Class DB-D(11)	$33,164,000		12.665%	[__]%	(12)	June 2024	4.91	6/24 – 6/24
Class DB-E(11)	$25,392,000		2.738%	[__]%	(12)	June 2024	4.91	6/24 – 6/24
Class DB-F(11)	$7,003,500		0.000%	[__]%	(12)	June 2024	4.91	6/24 – 6/24
Class DB-VR(11)	$6,062,500		NAP	(13)	(13)	June 2024	4.91	6/24 – 6/24

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The notional amount of each class of the Class X-A, Class X-B, Class X-D, Class X-F and Class DB-X certificates (collectively the “Class X certificates”), is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F certificates (collectively, the “principal balance certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net interest rates on the mortgage loans (or, in the case of the Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and DB-F certificates (the “loan-specific principal balance certificates”), the trust subordinate companion loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net interest rates on the mortgage loans (or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates for each distribution date will each generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

(4)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of each Class X certificate will be equal to the aggregate certificate balance of the related class(es) of certificates (the “related Class X class”) indicated below:

Class	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class, A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class DB-X	Class DB-A and Class DB-B certificates

(5)	The pass-through rate of each Class X certificate (other than the Class DB-X certificates) for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date. The pass-through rate of the Class DB-X certificates for any distribution date will equal the excess, if any, of (i) the weighted average of the net interest rates on the trust subordinate companion loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the weighted average of the pass-through rates of the related Class X classes for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. None of the Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F or Class DB-VR certificates (the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination of each trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the related Diamondback Industrial Portfolio mortgage loan and any related pari passu companion loan. Additionally, the approximate initial credit support percentages shown in the table above do not take into account the pooled VRR interest. However, losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (collectively, the “pooled principal balance certificates” and, together with the Class X-A, Class X-B, Class X-D, Class X-F, Class S and Class RR certificates, the “pooled certificates”), pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates”.

(7)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(8)	The initial certificate balance of each of the Class F, Class G-RR and Class H-RR certificates, and the initial notional amount of the Class X-F certificates, are subject to change based on final pricing of all certificates and the final determination of the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser and the final determination of the pooled VRR interest that will be retained as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

(9)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or assumed final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the pooled VRR Interest, as described under “Description of the Certificates—Distributions—Excess Interest”. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(11) The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loans. The trust subordinate companion loans are included as assets of the issuing entity but are not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan” and “—Diamondback Industrial Portfolio 1 Whole Loan”.

(12)	For any distribution date, the pass-through rates of the Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F certificates will, in the case of each such class, be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the trust subordinate companion loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

(13)	Although it does not have a specified pass-through rate, the effective interest rate on the Class DB-VR certificates will be a per annum rate equal to the weighted average of the net interest rates on the trust subordinate companion loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

Pooled VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial Pooled VRR Interest Balance(2)	Approximate Initial Pooled VRR Interest Rate	Pooled VRR Interest Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Pooled RR Interest	$11,213,708	[__]	(5)	July 2029	8.90	8/19 – 7/29
Class RR Certificates	$22,976,609	[__]	(5)	July 2029	8.90	8/19 – 7/29

(1)	Each of the Class RR certificates and the pooled RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR certificates and the pooled RR interest collectively comprise the “pooled VRR interest”. The pooled VRR interest represents the right to receive a specified percentage (to be determined as described in footnote (2) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the pooled certificates and the pooled RR interest on each Distribution Date, as further described under “Credit Risk Retention”. The owner of the pooled RR interest is referred to in this prospectus as the “pooled RR interest owner” and the pooled RR interest owner and the holders of the Class RR certificates are referred to collectively in this prospectus as the “pooled VRR interest owners”.

(2)	The initial aggregate pooled VRR interest balance is subject to change depending on the final pricing of all pooled certificates and the final determination of the HRR Certificates that will be retained by the retaining third-party purchaser and the final determination of the pooled VRR interest that will be retained as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. If the initial pooled VRR interest balance is reduced, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each of the Class X-A, Class X-B, Class X-D and Class X-F certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial pooled VRR interest balance. If the initial pooled VRR interest balance is increased, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of the Class X-A, Class X-B, Class X-D and Class X-F certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial pooled VRR interest balance. For a further description, see “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the pooled VRR interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(5)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the pooled RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR, Class H-RR, Class RR, Class S, Class R, Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F and Class DB-VR certificates and the pooled RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the pooled RR interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates and Pooled VRR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	23
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	63
Other Events May Affect the Value and Liquidity of Your Investment	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	66
Office Properties Have Special Risks	71
Industrial Properties Have Special Risks	72
Mixed Use Properties Have Special Risks	73
Retail Properties Have Special Risks	74
Multifamily Properties Have Special Risks	76
Hospitality Properties Have Special Risks	78
Risks Relating to Affiliation with a Franchise or Hotel Management Company	80
Self-Storage Properties Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	82
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	83
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	83
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	85
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	86
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	86
Risks Related to Zoning Non-Compliance and Use Restrictions	88
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	89
Insurance May Not Be Available or Adequate	90
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	92
Terrorism Insurance May Not Be Available for All Mortgaged Properties	93
Risks Associated with Blanket Insurance Policies or Self-Insurance	94
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	94
Limited Information Causes Uncertainty	94
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	95
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	96
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With

Another Originator’s Underwriting Criteria	96
Static Pool Data Would Not Be Indicative of the Performance of this Pool	97
Appraisals May Not Reflect Current or Future Market Value of Each Property	97
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	99
The Borrower’s Form of Entity May Cause Special Risks	99
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	101
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	102
Other Financings or Ability To Incur Other Indebtedness Entails Risk	103
Tenancies-in-Common May Hinder Recovery	104
Risks Relating to Enforceability of Cross-Collateralization	104
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	105
State Law Limitations on Assignments of Leases and Rents May Entail Risks	105
Various Other Laws Could Affect the Exercise of Lender’s Rights	106
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	106
Risks of Anticipated Repayment Date Loans	106
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	107
Risks Related to Ground Leases and Other Leasehold Interests	108
Increases in Real Estate Taxes May Reduce Available Funds	110
State and Local Mortgage Recording Taxes May Apply Upon a
Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	110
Risks Related to Conflicts of Interest	110
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	110
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	112
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	114
Potential Conflicts of Interest of the Operating Advisor	116
Potential Conflicts of Interest of the Asset Representations Reviewer	116
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	117
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	121
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	122
Other Risks Relating to the Certificates	123
The Certificates Are Limited Obligations	123
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	123
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	124
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	126
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	128

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	132
Payments Allocated to the Pooled VRR Interest or the Pooled Non-VRR Certificates Will Not Be Available to the Pooled Non-VRR Certificates or the Pooled VRR Interest, Respectively	133
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	133
Risks Relating to Modifications of the Mortgage Loans	139
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	139
Risks Relating to Interest on Advances and Special Servicing Compensation	140
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	140
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA	141
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	142
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	142
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	143
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	143
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	143
Tax Considerations Relating to Foreclosure	143
Description of the Mortgage Pool	144
General	144
Co-Originated or Third-Party Originated Mortgage Loans	146
Certain Calculations and Definitions	146
Definitions	147
Mortgage Pool Characteristics	154
Overview	154
Property Types	155
Mortgage Loan Concentrations	159
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	159
Geographic Concentrations	160
Mortgaged Properties With Limited Prior Operating History	161
Tenancies-in-Common or Diversified Ownership	161
Condominium Interests	162
Fee & Leasehold Estates; Ground Leases	162
Environmental Considerations	163
Redevelopment, Renovation and Expansion	164
Assessments of Property Value and Condition	165
Appraisals	165
Engineering Reports	166
Zoning and Building Code Compliance and Condemnation	166
Litigation and Other Considerations	167
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	168
Loan Purpose	168
Default History, Bankruptcy Issues and Other Proceedings	168
Tenant Issues	169
Tenant Concentrations	169
Lease Expirations and Terminations	170
Purchase Options and Rights of First Refusal	174
Affiliated Leases	176
Insurance Considerations	176
Use Restrictions	177
Appraised Value	178
Non-Recourse Carveout Limitations	178
Real Estate and Other Tax Considerations	179
Delinquency Information	181
Certain Terms of the Mortgage Loans	181

Amortization of Principal	181
Due Dates; Mortgage Rates; Calculations of Interest	181
ARD Loans	182
Prepayment Protections and Certain Involuntary Prepayments	182
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	184
Defeasance; Collateral Substitution	184
Partial Releases	185
Escrows	187
Mortgaged Property Accounts	187
Exceptions to Underwriting Guidelines	188
Additional Indebtedness	188
General	188
Whole Loans	189
Mezzanine Indebtedness	189
Other Secured Indebtedness	190
Preferred Equity	190
Other Unsecured Indebtedness	191
The Whole Loans	192
General	192
The Serviced Pari Passu Whole Loans	197
The Serviced AB Whole Loans	199
The Non-Serviced Pari Passu Whole Loans	221
The Non-Serviced AB Whole Loans	224
Additional Information	258
Transaction Parties	259
The Sponsors and Mortgage Loan Sellers	259
Goldman Sachs Mortgage Company	259
Citi Real Estate Funding Inc.	268
German American Capital Corporation	277
Compensation of the Sponsors	286
The Depositor	286
The Issuing Entity	287
The Trustee and Certificate Administrator	288
The Master Servicer and the Special Servicer	289
General	293
The Operating Advisor and Asset Representations Reviewer	293
Credit Risk Retention	295
General	295
Qualifying CRE Loans	296
The Pooled VRR Interest	296
General	296
VRR Available Funds	297
Priority of Distributions on the Pooled VRR Interest	297
Allocation of Pooled VRR Realized Losses	298
Yield Maintenance Charges and Prepayment Premiums	299
Excess Interest	299
Material Terms	299
HRR Certificates	299
General	299
Retaining Third-Party Purchaser	300
Determination of Amount of Required Horizontal Credit Risk Retention	301
Material Terms	307
Hedging, Transfer and Financing Restrictions	307
Operating Advisor	308
Representations and Warranties	308
Description of the Certificates	310
General	310
Distributions	312
Method, Timing and Amount	312
Available Funds	313
Priority of Distributions	316
Pass-Through Rates	319
Interest Distribution Amount	321
Principal Distribution Amount	322
Certain Calculations with Respect to Individual Mortgage Loans	323
Excess Interest	324
Application Priority of Mortgage Loan Collections or Whole Loan Collections	325
Allocation of Yield Maintenance Charges and Prepayment Premiums	327
Assumed Final Distribution Date; Rated Final Distribution Date	329
Prepayment Interest Shortfalls	329
Subordination; Allocation of Realized Losses	331
Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information	334
Certificate Administrator Reports	334
Information Available Electronically	340
Voting Rights	345
Delivery, Form, Transfer and Denomination	346
Book-Entry Registration	346
Definitive Certificates	349
Certificateholder Communication	349
Access to Certificateholders’ Names and Addresses	349
Requests to Communicate	349
List of Certificateholders	350
Description of the Mortgage Loan Purchase Agreements	350

General	350
Dispute Resolution Provisions	359
Asset Review Obligations	359
Pooling and Servicing Agreement	360
General	360
Assignment of the Mortgage Loans	360
Servicing Standard	361
Subservicing	362
Advances	363
P&I Advances	363
Property Protection Advances	364
Nonrecoverable Advances	365
Recovery of Advances	366
Accounts	368
Withdrawals from the Collection Account	370
Servicing and Other Compensation and Payment of Expenses	373
General	373
Master Servicing Compensation	377
Special Servicing Compensation	379
Disclosable Special Servicer Fees	384
Certificate Administrator and Trustee Compensation	385
Operating Advisor Compensation	385
Asset Representations Reviewer Compensation	386
CREFC® Intellectual Property Royalty License Fee	386
Appraisal Reduction Amounts	387
Maintenance of Insurance	394
Modifications, Waivers and Amendments	397
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	401
Inspections	402
Collection of Operating Information	403
Special Servicing Transfer Event	403
Asset Status Report	405
Realization Upon Mortgage Loans	408
Sale of Defaulted Loans and REO Properties	411
The Directing Holder	413
General	413
Major Decisions	416
Asset Status Report	419
Replacement of Special Servicer	420
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	420
Servicing Override	424
Rights of Holders of Companion Loans	424
Limitation on Liability of Directing Holder	425
The Operating Advisor	426
General	426
Duties of Operating Advisor In General	426
Annual Report	428
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing	429
Recommendation of the Replacement of the Special Servicer	429
Eligibility of Operating Advisor	430
Other Obligations of Operating Advisor	430
Delegation of Operating Advisor’s Duties	431
Termination of the Operating Advisor With Cause	431
Rights Upon Operating Advisor Termination Event	432
Waiver of Operating Advisor Termination Event	433
Termination of the Operating Advisor Without Cause	433
Resignation of the Operating Advisor	433
Operating Advisor Compensation	434
The Asset Representations Reviewer	434
Asset Review	434
Eligibility of Asset Representations Reviewer	438
Other Obligations of Asset Representations Reviewer	439
Delegation of Asset Representations Reviewer’s Duties	440
Assignment of Asset Representations Reviewer’s Rights and Obligations	440
Asset Representations Reviewer Termination Events	440
Rights Upon Asset Representations Reviewer Termination Event	441
Termination of the Asset Representations Reviewer Without Cause	441
Resignation of Asset Representations Reviewer	442
Asset Representations Reviewer Compensation	442
Limitation on Liability of the Risk Retention Consultation Parties	442
Replacement of the Special Servicer Without Cause	443
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	446

Termination of Master Servicer and Special Servicer for Cause	447
Servicer Termination Events	447
Rights Upon Servicer Termination Event	449
Waiver of Servicer Termination Event	450
Resignation of a Master Servicer or Special Servicer	451
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	451
Limitation on Liability; Indemnification	452
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	454
Dispute Resolution Provisions	455
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	455
Repurchase Request Delivered by a Party to the PSA	455
Resolution of a Repurchase Request	456
Mediation and Arbitration Provisions	458
Servicing of the Non-Serviced Mortgage Loans	459
Servicing of the 101 California Street Whole Loan	462
Rating Agency Confirmations	464
Evidence as to Compliance	466
Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding	468
Termination; Retirement of Certificates	468
Amendment	469
Resignation and Removal of the Trustee and the Certificate Administrator	471
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	473
Certain Legal Aspects of Mortgage Loans	473
New York	473
California	473
General	474
Types of Mortgage Instruments	474
Leases and Rents	474
Personalty	475
Foreclosure	475
General	475
Foreclosure Procedures Vary from State to State	475
Judicial Foreclosure	475
Equitable and Other Limitations on Enforceability of Certain Provisions	475
Nonjudicial Foreclosure/Power of Sale	476
Public Sale	476
Rights of Redemption	477
Anti-Deficiency Legislation	478
Leasehold Considerations	478
Cooperative Shares	478
Bankruptcy Laws	479
Environmental Considerations	484
General	484
Superlien Laws	484
CERCLA	484
Certain Other Federal and State Laws	485
Additional Considerations	485
Due-on-Sale and Due-on-Encumbrance Provisions	486
Subordinate Financing	486
Default Interest and Limitations on Prepayments	486
Applicability of Usury Laws	486
Americans with Disabilities Act	487
Servicemembers Civil Relief Act	487
Anti-Money Laundering, Economic Sanctions and Bribery	487
Potential Forfeiture of Assets	488
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	488
Pending Legal Proceedings Involving Transaction Parties	490
Use of Proceeds	490
Yield, Prepayment and Maturity Considerations	490
Yield Considerations	490
General	490
Rate and Timing of Principal Payments	490
Losses and Shortfalls	492
Certain Relevant Factors Affecting Loan Payments and Defaults	493
Delay in Payment of Distributions	493
Yield on the Certificates with Notional Amounts	493
Weighted Average Life	494
Pre-Tax Yield to Maturity Tables	498
Material Federal Income Tax Considerations	502
General	502
Qualification as a REMIC	503
Status of Offered Certificates	505
Taxation of Regular Interests	505
General	505

Original Issue Discount	506
Acquisition Premium	508
Market Discount	508
Premium	509
Election To Treat All Interest Under the Constant Yield Method	509
Treatment of Losses	509
Yield Maintenance Charge and Prepayment Premiums	510
Sale or Exchange of Regular Interests	510
Taxes That May Be Imposed on a REMIC	511
Prohibited Transactions	511
Contributions to a REMIC After the Startup Day	511
Net Income from Foreclosure Property	511
Bipartisan Budget Act of 2015	512
Taxation of Certain Foreign Investors	512
FATCA	513
Backup Withholding	513
Information Reporting	514
3.8% Medicare Tax on “Net Investment Income”	514
Reporting Requirements	514
Certain State and Local and Foreign Tax Considerations	515
Method of Distribution (Conflicts of Interest)	516
Incorporation of Certain Information by Reference	517
Where You Can Find More Information	518
Financial Information	518
Certain ERISA Considerations	518
General	518
Plan Asset Regulations	519
Administrative Exemptions	519
Insurance Company General Accounts	521
Legal Investment	522
Legal Matters	523
Ratings	523
Index of Defined Terms	526

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	MORTGAGE POOL INFORMATION

ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT

ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT

ANNEX D-1	GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

ANNEX E-1	CITI REAL ESTATE FUNDING INC. AND German American Capital Corporation REPRESENTATIONS AND WARRANTIES

ANNEX E-2	EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

ANNEX E-3	EXCEPTIONS TO German American Capital Corporation REPRESENTATIONS AND WARRANTIES

ANNEX F	CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES— THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and Pooled VRR Interest, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 63 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 526 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

(i)   THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(B)  A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE; AND

(ii)  THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE

WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED

EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS

OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

MEXICO

THIS PROSPECTUS HAS NOT BEEN REVIEWED NOR APPROVED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE “CNBV”). THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFERING IN MEXICO AND THIS PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”) MAINTAINED BY THE CNBV, AND MAY NOT BE OFFERED PUBLICLY IN MEXICO EXCEPT TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXCEPTIONS SET FORTH IN THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). THIS PROSPECTUS DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES, OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE ACQUISITION OF THE OFFERED CERTIFICATES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER SUCH INVESTOR’S OWN RESPONSIBILITY.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.

Issuing Entity	GS Mortgage Securities Trust 2019-GC40, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

Goldman Sachs Mortgage Company, a New York limited partnership;

Citi Real Estate Funding Inc., a New York corporation; and

German American Capital Corporation, a Maryland corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Goldman Sachs Mortgage Company is also an affiliate of each of the depositor and Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of the non-offered pooled certificates and the non-offered loan-specific certificates. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of the non-offered pooled certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of the non-offered pooled certificates and the non-offered loan-specific certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.(2)	17	$330,479,320	36.2%
Goldman Sachs Mortgage Company(3)	10	299,831,761	32.8
German American Capital Corporation(4)	8	283,868,511	31.1
Total	35	$914,179,591	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)	The ARC Apartments mortgage loan (3.8%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

(3)	Seven (7) of the mortgage loans (14.2%) being sold by Goldman Sachs Mortgage Company were originated or co-originated by an affiliate thereof, Goldman Sachs Bank USA, and will be transferred to Goldman Sachs Mortgage Company on or prior to the closing date. The 101 California Street mortgage loan (7.9%), is part of a whole loan that was co-originated by Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association. The Moffett Towers II Building V mortgage loan (6.8%), is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch. The Waterford Lakes Town Center mortgage loan (3.8%), is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Bank of America, N.A. Such mortgage loans were underwritten pursuant to Goldman Sachs Mortgage Company’s underwriting guidelines.

(4)	The Newport Corporate Center mortgage loan (5.5%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Deutsche Bank AG, New York Branch. Such mortgage loan was underwritten pursuant to Deutsche Bank AG, New York Branch’s underwriting guidelines except as discussed under “Transaction Parties—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes—Exceptions” in this prospectus.

In addition, German American Capital Corporation will transfer to the depositor the Diamondback Industrial Portfolio 2 trust subordinate companion loan and Diamondback Industrial Portfolio 1 trust subordinate companion loan, which will each be an asset of the issuing entity but will not be included in the mortgage pool and will only back the loan-specific certificates.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole

Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement.”

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as special servicer with respect to all of the mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. Midland Loan Services, a Division of PNC Bank, National Association will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as the special servicer by Eightfold Real Estate Capital Fund V, L.P., or its affiliate, which is expected to purchase the Class F, Class X-F, Class G-RR, Class H-RR and Class S certificates and, on the closing date, is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan). See “Pooling and Servicing Agreement—The Directing Holder” and “Credit Risk Retention”.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans and the trust subordinate companion loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the pooled RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. The directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 whole loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 whole loan) will generally be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

It is anticipated that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will purchase the Class F, Class G-RR and Class H-RR certificates and, on the closing date, is expected to be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the related serviced companion loans. In addition, Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to purchase the Class X-F and Class S certificates.

With respect to the Diamondback Industrial Portfolio 1 whole loan, for so long as no Diamondback Industrial Portfolio 1 control appraisal period is continuing, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan”, the directing holder for the Diamondback Industrial Portfolio 1 whole loan will be the Diamondback controlling class certificateholder (or its representative) selected by a majority of the Diamondback controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). During the continuation of a Diamondback Industrial Portfolio 1 control appraisal period, the holder of the companion loan evidenced by note A-1 (which will not be included in the issuing entity) will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan”, and no class of certificates will be permitted to exercise control rights under the related co-lender agreement for the Diamondback Industrial Portfolio 1 whole loan.

With respect to the Diamondback Industrial Portfolio 2 whole loan, for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan”, the directing holder for the Diamondback Industrial Portfolio 2 whole loan will be the Diamondback controlling class certificateholder (or its representative) selected by a majority of the Diamondback controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). During the continuation of a Diamondback Industrial Portfolio 2 control appraisal period, the loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, and the controlling class representative will be the directing holder who will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan”.

The Diamondback controlling class will be the most subordinate class of the Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

With respect to the Diamondback controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the Diamondback controlling class representative or the holder of the majority of the Diamondback controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Parties	The “pooled risk retention consultation parties” will be (i) a party selected by Goldman Sachs Bank USA, (ii) a party selected by Deutsche Bank AG, New York Branch, and (iii) a party selected by Citi Real Estate Funding Inc., in each case, as an owner of the pooled VRR interest. Each pooled risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any non-serviced mortgage loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing), the Diamondback Industrial Portfolio 1 mortgage loan and any applicable excluded loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any non-serviced mortgage loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing), the Diamondback Industrial Portfolio 1 mortgage loan and any applicable excluded loan), as further described in this prospectus. Each of Goldman Sachs Mortgage Company (or an affiliate), a sponsor, Citi Real Estate Funding Inc., a sponsor, and

Deutsche Bank AG, New York Branch is expected to be appointed as an initial pooled risk retention consultation party.

The “Diamondback risk retention consultation party” will be a party selected by Deutsche Bank AG, New York Branch, as the Class DB-VR certificateholder. The Diamondback risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to each Diamondback Industrial Portfolio whole loan for so long as no control appraisal period is continuing with respect to such Diamondback Industrial Portfolio whole loan, in each case unless the related Diamondback Industrial Portfolio whole loan is an applicable excluded loan with respect to the Diamondback risk retention consultation party. Deutsche Bank AG, New York Branch is expected to be appointed as the initial Diamondback risk retention consultation party.

The pooled VRR interest and the Class DB-VR certificates are referred to in this prospectus as the “VRR interests”. The pooled VRR interest owners and the Class DB-VR certificateholders are referred to in this prospectus as the “VRR interest owners”. The pooled risk retention consultation parties and the Diamondback risk retention consultation party are referred to in this prospectus as the “risk retention consultation parties”.

With respect to a risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Holders of the Loan-Specific

Certificates	Each of the Diamondback Industrial Portfolio 2 mortgage loan (8.5%) and the Diamondback Industrial Portfolio 1 mortgage loan (2.2%) has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loans, and any expenses or losses incurred in respect to the mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no control appraisal period is continuing with respect to the related Diamondback Industrial Portfolio whole loan as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”, the Diamondback controlling class certificateholder (or its representative) selected by a majority of the Diamondback controlling class certificateholders will be entitled to exercise certain of the rights of the holders of the trust subordinate companion loans under the related co-lender agreements.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the due date in July 2019 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date in August 2019, the date that would have been its due date in July 2019 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about July 11, 2019.

Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in August 2019.

Determination Date	The sixth (6th) day of each month or, if the sixth (6th) day is not a business day, then the business day immediately following such sixth (6th) day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans or the trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	March 2024
Class A-2	June 2024
Class A-3	May 2029
Class A-4	June 2029
Class A-AB	March 2029
Class X-A	June 2029
Class X-B	June 2029
Class A-S	June 2029
Class B	June 2029
Class C	June 2029

The rated final distribution date for the offered certificates will be the distribution date in July 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans (and in the case of German American Capital Corporation, the trust subordinate companion loans) to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although the trust subordinate companion loans will be assets of the issuing entity, amounts distributable to the trust subordinate companion loans pursuant to its related co-lender agreements will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account the sale of any non-offered certificates or the pooled RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-GC40:

●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-AB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR, Class H-RR, Class RR, Class S, Class R, Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F and Class DB-VR. In addition, the pooled RR interest is not being offered by this prospectus.

The Diamondback Industrial Portfolio mortgage loans will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loans will be assets of the issuing entity but will not be pooled together with the mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loans will only be available to make distributions in respect of the loan-specific certificates.

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR, Class H-RR, Class S and Class RR certificates are referred to in this prospectus as the “pooled certificates”. The pooled certificates (other than the Class RR certificates) are referred to in this prospectus as the “pooled non-VRR certificates”.

The Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F and Class DB-VR certificates are referred to in this prospectus as the “loan-specific certificates”. The loan-specific certificates (other than the Class DB-VR certificates) are referred to in this prospectus as the “loan-specific non-VRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$16,403,000
Class A-2	$131,938,000
Class A-3	$191,600,000
Class A-4	$251,415,000
Class A-AB	$24,636,000	(1)
Class X-A	$714,991,000	(2)
Class X-B	$76,999,000	(2)
Class A-S	$98,999,000
Class B	$41,799,000
Class C	$35,200,000

(1)	The Class A-AB certificates have a certain priority with respect to reducing the certificate balance of those certificates to their scheduled principal balance, as described in this prospectus.

(2)	Notional amount. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net interest rates on the mortgage loans (or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net interest rates on the mortgage loans (or, in the case of the loan-specific principal balance certificates, the trust subordinate companion loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class A-1	[__]	%(1)
Class A-2	[__]	%(1)
Class A-3	[__]	%(1)
Class A-4	[__]	%(1)
Class A-AB	[__]	%(1)
Class X-A	[__]	%(2)
Class X-B	[__]	%(2)
Class A-S	[__]	%(1)
Class B	[__]	%(1)
Class C	[__]	%(1)

(1)	The pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates for each distribution date will each generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class B and Class C certificates for that distribution date weighted on the basis of their respective certificate balances immediately prior to that distribution date.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan, REO loan (including any non-serviced mortgage loan) and trust subordinate companion loan at a per annum rate equal to 0.00794%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, trust subordinate companion loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00187%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the pooled RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, each trust subordinate companion loan and any REO loan will be payable to Commercial Real Estate Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the pooled RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the pooled RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
101 California Street	0.00125%	0.25%
Moffett Towers II Building V	0.00250%	0.25%(1)
59 Maiden Lane	0.00250%	0.25%(1)
Newport Corporate Center	0.00125%	0.25%(2)
Western Digital R&D Campus	0.00125%	0.25%(1)
ARC Apartments	0.00250%	0.25%(1)
Waterford Lakes Town Center	0.00250%	0.25%(1)
Green Hills Corporate Center	0.00125%	0.25%(1)

(1)	Subject to a monthly minimum of $3,500.

(2)	Such fee rate is subject to a minimum amount equal to (i) $3,500 or (ii) $5,000, if the related risk retention consultation party is entitled to consult with the special servicer with respect to such mortgage loan for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuation of a consultation termination event, in each case, for any month in which such fee is payable.

Distributions

A. Allocation Between the

Pooled Non-VRR
Certificates and

the Pooled VRR Interest	On each distribution date, the aggregate amount available for distributions to holders of the pooled non-VRR certificates and the pooled VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the pooled VRR interest, in an amount equal to the product of such amount multiplied by approximately 3.74% and (b) the pooled non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “pooled percentage allocation entitlement”.

B. Amount and Order of

Distributions on the

Pooled Certificates	On each distribution date, funds available for distribution to the holders of the pooled non-VRR certificates, net of any excess interest, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to the Class A-AB certificates until their certificate balance has been reduced to zero, without regard to the Class A-AB scheduled principal balance, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed; and

Seventh, to the non-offered certificates (other than the Class RR certificates, the Class S certificates and the loan-specific certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loans in accordance with the co-lender agreements relating to the Diamondback Industrial Portfolio whole loans and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loans.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled non-VRR certificates and the pooled VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The Pooled VRR Interest”, respectively. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of pooled non-VRR certificates entitled to principal and the pooled VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The Pooled VRR Interest”, respectively.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the pooled VRR interest, on the one hand, and to the pooled non-VRR certificates, on the other hand, in accordance with their respective pooled percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the pooled non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges collected in respect of the trust subordinate companion loans will be distributed to the loan-specific certificates and will not be allocated to the other classes of certificates.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of pooled non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled non-VRR certificates. The chart also shows the allocation between the pooled VRR interest and the pooled non-VRR certificates and the corresponding entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated between the pooled VRR interest and the pooled non-VRR certificates and the manner in which the certificate allocations are further allocated in ascending order (beginning with certain pooled non-VRR certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of pooled certificates will reduce the related certificate balance of that class. Principal losses on the mortgage loans allocated to the pooled VRR interest will reduce the pooled VRR interest balance. Although no principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class X-A, Class X-B, Class X-D or Class X-F certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B or Class C certificates), the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D or Class E certificates) and the Class X-F certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class F certificates), and, therefore, the amount of interest they accrue.

*	Class X-A and Class X-B certificates are interest-only.

**	Other than the Class S and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of each trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the related Diamondback Industrial Portfolio mortgage loan and any pari passu companion loan as and to the extent set forth in the related co-lender agreements. See “Description of the Mortgage Pool—The Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan” and “—Diamondback Industrial Portfolio 1 Whole Loan”.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the pooled VRR interest will be pro rata and pari passu with the right to payment of holders of the pooled non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled non-VRR certificates pro rata in accordance with their respective percentage allocation entitlement.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the pooled VRR interest will reduce the pooled VRR interest balance. Principal losses and principal payments, if any, on the trust subordinate companion loans that are allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B or Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D or Class E certificates. The notional amount of the Class X-F certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class DB-X certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class DB-A or Class DB-B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The Pooled VRR Interest” for more detailed information regarding the subordination provisions applicable to the pooled non-VRR certificates and the pooled VRR interest and the allocation of losses to the pooled non-VRR certificates and the pooled VRR interest.

F. Shortfalls in Available Funds	Shortfalls will reduce the pooled available funds and will correspondingly reduce the amount allocated to the pooled VRR interest and the pooled non-VRR certificates. The reduction in amounts available for distribution to the pooled non-VRR certificates will reduce distributions to the classes of pooled non-VRR certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the pooled VRR interest, on the one hand, and the pooled non-VRR certificates, on the other hand, in accordance with their respective pooled percentage allocation entitlement. The prepayment interest shortfalls allocated to the pooled non-VRR certificates are required to be further allocated among the classes of pooled non-VRR certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, in some cases, one or more pari passu companion loans and, in some cases, one or more subordinate companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s), if any, and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan—Application of Payments”, “—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan—Application of Payments”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced AB Whole Loans—101 California Street Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—Moffett Towers II Building V Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—Newport Corporate Center Whole Loan—Application of Payments”, “—The Non-Serviced AB Whole Loans—ARC Apartments Whole Loan—Application of Payments” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on a mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class S certificates and the pooled VRR interest owners on the related distribution date, as described under “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (including any portion of a REO loan related to a trust subordinate companion loan, but excluding any portion of an REO loan related to any other companion loan) and trust subordinate companion loan, in each case, unless the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan, as applicable). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the trust subordinate companion loans.

The special servicer is under no obligation to, and will not make, any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance of this type in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on any outstanding advance of a delinquent periodic payment on a trust subordinate companion loan will be compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the pooled RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or a trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 35 fixed rate commercial mortgage loans and two trust subordinate companion loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 44 commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loans are not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loans support only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loans unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $914,179,591. The aggregate principal balance of the trust subordinate companion loans as of the cut-off date will be approximately $121,250,000.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 35 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the Diamondback Industrial Portfolio 2 whole loan set forth below, there is one subordinate companion loan identified as note B, and the related mortgage loan seller will transfer such note B (referred to in this prospectus as the “Diamondback Industrial Portfolio 2 trust subordinate companion loan”) to the depositor for deposit into the issuing entity. With respect to the Diamondback Industrial Portfolio 1 whole loan set forth below, (i) there are two pari passu companion loans that will not be included in the issuing entity, and (ii) there is one subordinate companion loan identified as note B, and the related mortgage loan seller will transfer such note B (referred to in this prospectus as the “Diamondback Industrial Portfolio 1 trust subordinate companion loan”) to the depositor for deposit into the issuing entity. The Diamondback Industrial Portfolio 2 trust subordinate companion loan and the Diamondback Industrial Portfolio 1 trust subordinate companion loan are collectively referred to in this prospectus as the “trust subordinate companion loans”.

The Diamondback Industrial Portfolio 1 mortgage loan and the Diamondback Industrial Portfolio 2 mortgage loan are collectively referred to in this prospectus as the “Diamondback Industrial Portfolio mortgage loans”, and the Diamondback Industrial Portfolio 1 whole loan and the Diamondback Industrial Portfolio 2 whole loan are collectively referred to in this prospectus as the “Diamondback Industrial Portfolio whole loans”. For the avoidance of doubt, the Diamondback Industrial Portfolio whole loans are not cross-collateralized or cross-defaulted with each other.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Diamondback Industrial Portfolio 2	$78,000,000	8.5%	-	$61,000,000	35.0%	62.3%	4.35x	2.44x
250 Livingston	$75,000,000	8.2%	$50,000,000	-	59.5%	59.5%	2.53x	2.53x
Waterfront Plaza	$74,862,673	8.2%	$49,908,449	-	73.4%	73.4%	1.54x	1.54x
101 California Street	$72,500,000	7.9%	$454,500,000	$228,000,000	35.9%	51.5%	3.22x	2.07x
Moffett Towers II Building V	$62,500,000	6.8%	$107,500,000	$125,000,000	42.5%	73.8%	3.32x	1.60x
59 Maiden Lane	$50,000,000	5.5%	$150,000,000	-	41.7%	41.7%	2.69x	2.69x
Newport Corporate Center	$50,000,000	5.5%	$114,000,000	$148,000,000	34.5%	65.5%	5.63x	2.34x
Western Digital R&D Campus	$37,895,000	4.1%	$38,000,000	-	64.8%	64.8%	1.79x	1.79x
ARC Apartments	$35,000,000	3.8%	$60,000,000	$92,000,000	32.0%	63.0%	3.48x	1.52x
Waterford Lakes Town Center	$34,918,261	3.8%	$144,661,366	-	66.9%	66.9%	1.43x	1.43x
Diamondback Industrial Portfolio 1	$20,000,000	2.2%	$50,000,000	$60,250,000	34.1%	63.5%	4.43x	2.38x
57 East 11th Street	$20,000,000	2.2%	$35,000,000	-	59.8%	59.8%	1.55x	1.55x
Green Hills Corporate Center	$11,500,000	1.3%	$50,000,000	-	63.4%	63.4%	2.28x	2.28x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan(s).

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan(s).

The Diamondback Industrial Portfolio 2 whole loan, the 250 Livingston whole loan, the Waterfront Plaza whole loan, the Diamondback Industrial Portfolio 1 whole loan and the 57 East 11th Street whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, any related companion loan that is pari passu in right of payment to the related mortgage loan is referred to in this prospectus as a “serviced pari passu companion loan” and any related subordinate companion loan is referred to in this prospectus as a “serviced subordinate companion loan” (together with the serviced pari passu companion loans, the “serviced companion loans”).

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate servicing agreement identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Mortgage Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Certificate- holder	Operating Advisor	Asset Representations Reviewer
101 California Street	CALI 2019-101C	7.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	CPPIB Credit Structured North America III, Inc.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Moffett Towers II Building V	GSMS 2019-GC39	6.8%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	LD II Holdco VII, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
59 Maiden Lane	GSMS 2019-GC39	5.5%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	LD II Holdco VII, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Newport Corporate Center	BANK 2019-BNK18	5.5%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Western Digital R&D Campus	Benchmark 2019-B11	4.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
ARC Apartments	Benchmark 2019-B10	3.8%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Waterford Lakes Town Center	GSMS 2019-GC39	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	LD II Holdco VII, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Green Hills Corporate Center	Benchmark 2019-B11	1.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, Annex A-2 and Annex A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loans are not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loans support only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loans unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$914,179,591
Number of mortgage loans	35
Number of Mortgaged Properties	44
Range of Cut-off Date Balances	$3,250,000 to $78,000,000
Average Cut-off Date Balance	$26,119,417
Range of Mortgage Rates(3)	3.5432% to 4.9800%
Weighted Average Mortgage Rate(3)	4.17966%
Range of original terms to maturity/ARD(4)	60 to 120 months
Weighted average original term to maturity/ARD(4)	111 months
Range of remaining terms to maturity/ARD(4)	56 to 120 months
Weighted average remaining term to maturity/ARD(4)	109 months
Range of original amortization terms(5)	300 to 360 months
Weighted average original amortization term(5)	341 months
Range of remaining amortization terms(5)	299 to 360 months
Weighted average remaining amortization term(5)	340 months
Range of Cut-off Date LTV Ratios(3)(6)	32.0% to 73.7%
Weighted average Cut-Off Date LTV Ratio(3)(6)	53.9%
Range of Maturity Date/ARD LTV Ratios(3)(4)(7)	32.0% to 70.7%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(7)	50.4%
Range of UW NCF DSCR(3)	1.39x to 5.63x
Weighted average UW NCF DSCR(3)	2.64x
Range of UW NOI Debt Yield(3)(8)	7.4% to 20.2%
Weighted average UW NOI Debt Yield(3)(8)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	62.1%
Partial Interest-Only Balloon	8.5%
Interest-Only-ARD	12.3%
Full-Term Amortizing Balloon(5)	17.1%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loans.

(2)	Subject to a permitted variance of plus or minus 5%.
(3)	With respect to each mortgage loan that is part of a whole loan, each related pari passu companion loan (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.
(4)	With respect to two (2) mortgage loans (12.3%) with an anticipated repayment date, calculated as of the related anticipated repayment date.
(5)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates, as applicable.
(6)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to three (3) mortgage loans (17.2%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%.
(7)	With respect to three (3) mortgage loans (17.2%), the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 51.4%.
(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan.

All of the mortgage loans and trust subordinate companion loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings—Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	With respect to eighteen (18) mortgaged properties (35.1% by allocated loan amount), such mortgaged properties (i) were constructed within 12 calendar months prior to the cut-off date, in a lease-up period or the subject of a major renovation that was completed and, therefore, the related mortgaged property has no prior operating history or the related mortgage loan seller did not take the limited operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to double-net, triple-net or absolute-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting

Standards	One (1) mortgage loan (5.5%), varies from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes—Exceptions”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders and the

Pooled RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the pooled RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the pooled RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation and Intercontinental Exchange | ICE Data Services;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if either the Moffett Towers II Building V mortgage loan or the Newport Corporate Center mortgage loan is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and trust subordinate companion loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates, but excluding the Class S and Class R certificates) and the pooled RR interest for the mortgage loans and the trust subordinate companion loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the pooled RR interest.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or the trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, or the trust subordinate companion loan, as applicable, the value of the related REO property or the interests of any certificateholders or the pooled RR interest owner in the mortgage loan or the trust subordinate companion loan, as applicable, or REO property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the pooled RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, pooled RR interest owner and such companion loan holders constituted a single lender and, with respect to a whole loan with a trust subordinate companion loan, taking into account the subordinate nature of such trust subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the “trust subordinate companion loan REMIC”, the “lower-tier REMIC” and the “upper-tier REMIC” and each a “trust REMIC”) for federal income tax purposes.

In addition, (1) the portions of the issuing entity consisting of (i) the excess interest accrued on a mortgage loan with an anticipated repayment date and the related distribution account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the pooled VRR interest and distributions thereon, will be classified as a “trust” under Section 301.7701-4(c) of the Treasury Regulations, (the “Grantor Trust”), (2) the Class S certificates and the pooled VRR interest will represent beneficial ownership of the excess interest and related distribution account and (3) the pooled VRR interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the pooled VRR interest and distributions thereon.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Also Have Risks

The Western Digital R&D Campus (4.1%) and MGBW Portfolio (2.2%) mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower. Each of these mortgaged properties are leased to a tenant, who is the former owner of the mortgaged property, pursuant to a lease.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the two (2) mortgage loans that are subject to sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location; and

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties. Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities. Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or

REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	outstanding building code violations or tenant complaints at the property;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or property manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or property manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the licensor, franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; and

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Self-Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the pooled RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing at least 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, industrial, multifamily, hospitality and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing approximately 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Hawaii, Florida, Washington and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the pooled RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number (40) on Annex D-1 and representation and warranty number (41) on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes”, “—DBNY’s Underwriting Guidelines and Processes” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the ten largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides, sinkholes and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, with respect to seven (7) mortgaged properties (27.3% by allocated loan amount), all of the mortgaged properties are located in an area with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 18.0%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the pooled RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) will expire on September 30, 2019. We cannot assure you if or when NFIP will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1 and representation and warranty number 17 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 81% (in 2019) or 80% (in 2020) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million (in 2019) or $200 million (in 2020). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections use in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the pooled RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the pooled RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the pooled RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The

Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes” and “—DBNY’s Underwriting Guidelines and Processes”.

A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of CREFI Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-stabilized”, “prospective as stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes” and “—DBNY’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1 and representation and warranty number 32 on Annex E-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the pooled RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan (other than the trust subordinate companion loans) and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the pooled RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the pooled RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not presently require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Each of the Moffett Towers II Building V mortgage loan (6.8%) and the Newport Corporate Center mortgage loan (5.5%) provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of such mortgage loan (and any related companion loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the subject mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of such mortgage loan (and any related companion loan) has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the owner of the pooled VRR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and “Description of the Certificates—Excess Interest”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or the special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 34 on Annex D-1 and representation and warranty number 35 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and, in the case of German American Capital Corporation, the trust subordinate companion loans) to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors, one of the originators, and an initial pooled risk retention consultation party, and of Goldman Sachs Bank USA, one of the originators and the initial pooled RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of Goldman Sachs Bank USA, Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is each expected to hold a portion of the pooled VRR interest as described in “Credit Risk Retention”, and each of Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is expected to be appointed as an initial pooled risk retention consultation party. In addition, Deutsche Bank AG, New York Branch is expected to hold the Class DB-VR certificates and to be appointed as the initial Diamondback risk retention consultation party. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from a risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. Each risk retention consultation party and the VRR interest owner by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if a risk retention consultation party or the such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or a VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR interest owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Bank USA, an originator, and Goldman Sachs Mortgage Company, a sponsor and an originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the 250 Livingston pari passu companion loan. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBR Investments Co. Limited (which is expected to (a) purchase all of the mortgage loans being sold by German American Capital Corporation from Deutsche Bank AG, New York Branch prior to the pricing of the offered certificates and own the mortgage loans being sold by German American Capital Corporation prior to German American Capital Corporation selling such mortgage loans to the issuing entity on the Closing Date and (b) hold each of the Diamondback Industrial Portfolio 1 pari passu companion loans and the Waterfront Plaza pari passu companion loans after the Closing Date), (ii) Deutsche Bank AG, New York Branch, an originator and (iii) German American Capital Corporation, a sponsor. In addition, each of Goldman Sachs Bank USA, Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is expected to be a VRR interest owner and to be an initial pooled risk retention consultation party. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, master servicer, sub-servicer, the special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the GSMS 2019-GC40 non-offered certificates, the pooled RR interest owner, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or the special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the Diamondback controlling class representative, a Diamondback controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Eightfold Real Estate Capital Fund V, L.P. or one of its affiliates is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the retaining third-party purchaser of the HRR Certificates and has engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company. Additionally, pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to an interim servicing agreement between Citi Real Estate Funding Inc. or one or more of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Citi Real Estate Funding Inc.

Pursuant to an interim servicing agreement between Deutsche Bank AG, New York Branch or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by German American Capital Corporation. Additionally, pursuant to certain interim servicing agreements between Deutsche Bank AG, New York Branch and/or one of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans contributed to this securitization by German American Capital Corporation.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan) and the trust subordinate companion loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation parties, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the pooled RR interest owner, if the operating advisor or any of its affiliates holds certificates or has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, collateral property owners, the risk retention consultation parties or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the retaining third-party purchaser of the HRR Certificates. The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

Each of the Diamondback Industrial Portfolio 1 whole loan and Diamondback Industrial Portfolio 2 whole loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the Diamondback Industrial Portfolio mortgage loans and the trust subordinate companion loans will be assets in the issuing entity. The initial directing holder for each Diamondback Industrial Portfolio whole loan is expected to be [         ], which is expected to be the Diamondback controlling class certificateholder (or its representative). The directing holder for each Diamondback Industrial Portfolio whole loan will be the Diamondback controlling class certificateholder (or its representative) selected by a majority of the Diamondback controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time) for so long as no Diamondback Industrial Portfolio 1 control appraisal period or Diamondback Industrial Portfolio 2 control appraisal period, as applicable, is continuing as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”. The Diamondback controlling class will be the most subordinate class of the Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class.

During the continuation of a Diamondback Industrial Portfolio 1 control appraisal period, the holder of the companion loan evidenced by note A-1 (which will not be included in the issuing entity) will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan”, and no class of certificates will be permitted to exercise control rights under the related co-lender agreement for the Diamondback Industrial Portfolio whole loan. During the continuation of a Diamondback Industrial Portfolio 2 control appraisal period, the loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, and the controlling class representative will be the directing holder for the Diamondback Industrial Portfolio 2 whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan”. The directing holder for the Diamondback Industrial Portfolio whole loans will have the right to consent to certain material decisions and actions made with respect to the Diamondback Industrial Portfolio whole loans and (ii) replace the special servicer with respect to the Diamondback Industrial Portfolio whole loans, with or without cause. The applicable special servicer may, at the direction of the related directing holder, take actions with respect to the Diamondback Industrial Portfolio whole loans that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

The controlling class certificateholders, the Diamondback controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans, the Diamondback controlling class certificateholders may have interests in conflict with those of the other certificateholders and the pooled RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders or the Diamondback controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), or the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the pooled RR interest owner. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the servicing agreement under which it is expected to be serviced.

Whole Loan	Transaction / Servicing Agreement	Controlling Noteholder	Initial Controlling Class Representative / Directing Holder
Diamondback Industrial Portfolio 2	GSMS 2019-GC40	GS Mortgage Securities Trust 2019-GC40	Eightfold Real Estate Capital Fund V, L.P.
250 Livingston	GSMS 2019-GC40	GS Mortgage Securities Trust 2019-GC40	Eightfold Real Estate Capital Fund V, L.P.
Waterfront Plaza	GSMS 2019-GC40	GS Mortgage Securities Trust 2019-GC40	Eightfold Real Estate Capital Fund V, L.P.
Diamondback Industrial Portfolio 1	GSMS 2019-GC40	GS Mortgage Securities Trust 2019-GC40(1)	Eightfold Real Estate Capital Fund V, L.P.
101 California Street	CALI 2019-101C	CALI 2019-101C	CPPIB Credit Structured North America III, Inc.
Moffett Towers II Building V	GSMS 2019-GC39	(2)	(2)
59 Maiden Lane	GSMS 2019-GC39	GS Mortgage Securities Trust 2019-GC39	LD II Holdco VII, LLC
Newport Corporate Center	BANK 2019-BNK18	BANK 2019-BNK18	RREF III Debt AIV, LP
Western Digital R&D Campus	Benchmark 2019-B11	Benchmark 2019-B11 Mortgage Trust	RREF III Debt AIV, LP
ARC Apartments	Benchmark 2019-B10	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)(3)	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H)(3)
Waterford Lakes Town Center	GSMS 2019-GC39	GS Mortgage Securities Trust 2019-GC39	LD II Holdco VII, LLC
57 East 11th Street	GSMS 2019-GC40	GS Mortgage Securities Trust 2019-GC40	Eightfold Real Estate Capital Fund V, L.P.
Green Hills Corporate Center	Benchmark 2019-B11	Benchmark 2019-B11 Mortgage Trust	RREF III Debt AIV, LP

(1)	The initial directing holder for the Diamondback Industrial Portfolio 1 whole loan is expected to be [ ], as the Diamondback controlling class representative. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Diamondback Industrial Portfolio 1 control appraisal period, the holder of Note A-1 (which is not included in the issuing entity) will be the directing holder for the Diamondback Industrial Portfolio 1 whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

(2)	The initial directing holder for the Moffett Towers II Building V whole loan is expected to be Hanwha Debt Strategy Private Real Estate Fund 21-2, as the holder of the majority of the outstanding aggregate principal balance of the subordinate companion loans evidenced by note C-1 and note C-2. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Moffett Towers II Building V Whole Loan”.

(3)	The initial directing holder for the ARC Apartments whole loan is SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H), as holder of the ARC Apartments subordinate companion loan designated as Note B. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, the holder of Note A2 will be the directing holder for the ARC Apartments whole loan, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, the holder of Note A1-A, acting through the party designated to perform such role under the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust, will be the directing holder for the ARC Apartments whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—ARC Apartments Whole Loan”.

The special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the pooled RR interest, and they may have interests in conflict with those of the certificateholders and the pooled RR interest owner. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the pooled RR interest owner. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the Diamondback Industrial Portfolio whole loans prior to the continuation of a Diamondback Industrial Portfolio 2 control appraisal period or Diamondback Industrial Portfolio 1 control appraisal period, as applicable, the Diamondback controlling class certificateholder (or its representative) or the holder of a majority of the Diamondback controlling class certificates (by certificate balance)) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded loan or otherwise seek to exert its influence over the special servicer in the event an applicable excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the retaining third-party purchaser of the HRR Certificates. Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan and any applicable excluded loan) and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. or its affiliate with its due diligence on the mortgage loans prior to the closing date.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates or the pooled RR interest, and it may have interests in conflict with those of the certificateholders and the pooled RR interest owner. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class X-F, Class G-RR, Class H-RR and Class S certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the related serviced companion loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Description of the Mortgage Pool—The Whole Loans—Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan—Consultation and Control” and “—Diamondback Industrial Portfolio 2 Whole Loan—Consultation and Control”.

Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the retaining third-party purchaser of the HRR Certificates. Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan and any applicable excluded loan) and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. or its affiliate with its due diligence on the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the B-piece buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer (whether the special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the Diamondback controlling class representative, a Diamondback controlling class certificateholder, a companion loan holder, the VRR interest owner, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of pooled non-VRR certificates and the pooled VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the pooled VRR interest, on one hand, and the pooled non-VRR certificates, on the other hand. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders and the pooled RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear.

Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or to take any other action which may be required by prospective investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or pooled RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Morningstar Credit Ratings, LLC has announced its agreement to acquire DBRS, Inc. If the merger is completed, we cannot assure you that the ratings on your certificates from Morningstar Credit Ratings, LLC will not be adversely affected by any change in methodology as a result of a merger with DBRS, Inc.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the pooled RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan (in the case of a trust subordinate companion loan, only if and when such loan is no longer an asset of the issuing entity) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s).

Interest-Only Class of Certificates	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class DB-X	Class DB-A and Class DB-B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans (or, in the case of the Class DB-X certificates, the trust subordinate companion loans) could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B, Class X-D and Class X-F certificates) and the trust subordinate companion loans (in the case of the Class DB-X certificates) could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B, Class X-D and Class X-F certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. The yield to maturity of the Class DB-X certificates may be adversely affected by the prepayment of the trust subordinate companion loans. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled non-VRR certificates and the interest balance of the pooled VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”.

Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled non-VRR certificates and the pooled VRR Interest, pro rata based on their respective pooled percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled non-VRR certificates, first to the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the pooled non-VRR certificates will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the Pooled VRR Interest or the Pooled Non-VRR Certificates Will Not Be Available to the Pooled Non-VRR Certificates or the Pooled VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the pooled non-VRR certificates and the pooled VRR interest owners, pro rata, based upon their respective pooled percentage allocation entitlement. Amounts received and allocated to the pooled non-VRR certificates will not be available to satisfy any amounts due and payable to the pooled VRR interest. Likewise, amounts received and allocated to the pooled VRR interest will not be available to satisfy any amounts due and payable to the pooled non-VRR certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the pooled non-VRR certificates and the pooled VRR interest, pro rata, based upon their respective pooled percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention—The Pooled VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the pooled RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The controlling class representative will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans as the directing holder (other than with respect to a non-serviced mortgage loan, any excluded loan, the Diamondback Industrial Portfolio 2 mortgage loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) and the Diamondback Industrial Portfolio 1 mortgage loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the controlling class representative will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the controlling class representative will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the pooled risk retention consultation parties will have certain non-binding consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan, the Diamondback Industrial Portfolio 2 whole loan (for so long as no Diamondback Industrial Portfolio 2 control appraisal period is continuing) with respect to the Diamondback Industrial Portfolio 1 whole loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”. In addition, the Diamondback risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to each Diamondback Industrial Portfolio whole loan for so long as no control appraisal period is continuing with respect to such Diamondback Industrial Portfolio whole loan, in each case unless the related Diamondback Industrial Portfolio whole loan is an applicable excluded loan with respect to the Diamondback risk retention consultation party).

These actions and decisions with respect to which the controlling class representative has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation parties, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to each Diamondback Industrial Portfolio whole loan, for so long as the Diamondback controlling class representative is the directing holder, the special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to such AB whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, with respect to the Diamondback Industrial Portfolio 1 whole loan, during the continuance of a control appraisal period under such whole loan, the directing holder will be the holder of the pari passu companion loan evidenced by note A-1 (or a “controlling class representative” or any analogous party for any securitization of all or a portion of such note A-1).  The special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan—Consultation and Control” and “—Cure Rights”.

With respect to the Diamondback Industrial Portfolio 1 whole loan, the holder of the pari passu companion loan evidenced by note A-1 (or a “controlling class representative” or any analogous party for any securitization of all or a portion of such note A-1), and not the controlling class representative, will be entitled as the applicable directing holder to exercise the rights and powers of the Diamondback controlling class representative (as generally referred to above) if a control appraisal period occurs with respect to the Diamondback Industrial Portfolio 1 Whole Loan. Such holder or representative may have interests, incentives and approaches that differ from those of the controlling class representative for this securitization. There is no assurance that such holder or representative would respond to circumstances involving the related whole loan or mortgaged properties, or exercise its rights and powers, in the same or a similar manner as might have been the case were the controlling class representative for this securitization the directing holder. Furthermore, if your class is the controlling class at the relevant time, you will lack most rights and powers in relation to the Diamondback Industrial Portfolio 1 whole loan that you may then have with respect to other mortgage loans or whole loans.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the risk retention consultation parties under this securitization transaction, as well as the directing holder and the risk retention consultation parties (or equivalent entities) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)  does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)   may take actions that favor the interests of the holders of the controlling class or the VRR interest owners (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or a risk retention consultation party under this securitization transaction, as well as the directing holder or risk retention consultation party (or equivalent entities) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the pooled RR interest owner and, with respect to any serviced whole loan, for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders, pooled RR interest owner and companion loan holders constituted a single lender and taking into account the pari passu or subordinate nature of any such related companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus.

At any time a control termination event is continuing but no control appraisal period under the Diamondback Industrial Portfolio 2 whole loan is continuing (and therefore the directing holder for the Diamondback Industrial Portfolio 2 whole loan is the Diamondback controlling class representative), the holders of the pooled principal balance certificates and the Class RR certificates may generally replace the special servicer without cause (other than with respect to the Diamondback Industrial Portfolio whole loans), as described in this paragraph. Holders of pooled principal balance certificates and the Class RR certificates evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates and the Class RR certificates on an aggregate basis may request a vote to replace the special servicer (other than with respect to the Diamondback Industrial Portfolio whole loans. The special servicer will be terminated and replaced upon receipt of approval by holders of pooled principal balance certificates and the Class RR certificates evidencing (i) at least 75% of a quorum of the pooled certificateholders (which, for this purpose, is the holders of pooled principal balance certificates and the Class RR certificates evidencing at least 75% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis) or (ii) more than 50% of each class of “pooled non-reduced interests” (each class of pooled principal balance certificates and the Class RR certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

At any time a control termination event is continuing, and a control appraisal period under the Diamondback Industrial Portfolio 2 whole loan is continuing, the holders of the principal balance certificates, Class RR certificates and Class DB-VR certificates may generally replace the special servicer without cause (other than with respect to the Diamondback Industrial Portfolio 1 whole loan), as described in this paragraph. Holders of principal balance certificates, Class RR certificates and Class DB-VR certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates, Class RR certificates and Class DB-VR certificates on an aggregate basis may request a vote to replace the special servicer (other than with respect to the Diamondback Industrial Portfolio 1 whole loan. The special servicer will be terminated and replaced upon receipt of approval by holders of principal balance certificates,

Class RR certificates and Class DB-VR certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of principal balance certificates, Class RR certificates and Class DB-VR certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates, Class RR certificates and Class DB-VR certificates) or (ii) more than 50% of each class of “non-reduced certificates” (each class of principal balance certificates, Class RR certificates and Class DB-VR certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the pooled RR interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates, Class RR and Class DB-VR certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates, the Class RR certificates and the Class DB-VR certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of voting rights may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the voting rights will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the voting rights. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to a trust subordinate companion loan for so long as it is an asset of the issuing entity, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (in the case of a trust subordinate companion loan, only if and when such loan is no longer an asset of the issuing entity), or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the pooled RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder or pooled RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates— Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the pooled RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the pooled RR interest.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. Interest accrued on any outstanding advance of a delinquent periodic payment on a trust subordinate companion loan will be compounded annually. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the pooled RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or the special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or the special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by the sponsors to the depositor will not qualify for the FDIC Safe Harbor. However, the transfers are not transfers by banks, and in any event, even if the FDIC Safe Harbor were applicable to the transfers, the FDIC Safe Harbor is non-exclusive. In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by the related sponsor was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Former Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Former Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur. We cannot assure you that either sponsor would not be considered a systemically important non-bank financial company for purposes of OLA.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the pooled RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the pooled RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders and the pooled RR interest owner in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the pooled RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the pooled RR interest owner and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the pooled RR interest owner.

In addition, proceeds received from any Mortgaged Property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, as applicable, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 35 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $914,179,591 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loans. The “Cut-off Date” means with respect to each Mortgage Loan and the Trust Subordinate Companion Loans, the related Due Date in July 2019, or with respect to any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date in August 2019, the date that would otherwise have been the related Due Date in July 2019.

13 of the Mortgage Loans (68.1%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). Each Pari Passu Companion Loan and Subordinate Companion Loan is referred to as a “Companion Loan” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the Diamondback Industrial Portfolio 1 Whole Loan and Diamondback Industrial Portfolio 2 Whole Loan, there are two Subordinate Companion Loans relating to the Diamondback Industrial Portfolio Mortgage Loans that will be included in the issuing entity (the “Trust Subordinate Companion Loans”) and will have an aggregate principal balance as of the Cut-off Date of $121,250,000. Although the Trust Subordinate Companion Loans will be assets of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loans pursuant to the related co-lender agreements will be payable only to the Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F and Class DB-VR certificates (the “Loan-Specific Certificates”).

The Diamondback Industrial Portfolio 1 Mortgage Loan and the Diamondback Industrial Portfolio 2 Mortgage Loan are collectively referred to in this prospectus as the “Diamondback Industrial Portfolio Mortgage Loans”, and the Diamondback Industrial Portfolio 1 Whole Loan and the Diamondback Industrial Portfolio 2 Whole Loan are collectively referred to in this prospectus as the “Diamondback Industrial Portfolio Whole Loans”. For the avoidance of doubt, the Diamondback Industrial Portfolio Whole Loans are not cross-collateralized or cross-defaulted with each other.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.(2)	17	$330,479,320	36.2%
Goldman Sachs Mortgage Company(3)	10	299,831,761	32.8
German American Capital Corporation(4)	8	283,868,511	31.1
Total	35	$914,179,591	100.0%

(1)	Each Mortgage Loan was originated by its respective mortgage loan seller or its affiliate, except those certain Mortgage Loans that are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller with one or more other lenders. See “—Co-Originated or Third-Party Originated Mortgage Loans” below.

(2)	The ARC Apartments Mortgage Loan (3.8%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

(3)	Seven (7) of the Mortgage Loans (14.2%) being sold by Goldman Sachs Mortgage Company were originated or co-originated by an affiliate thereof, Goldman Sachs Bank USA, and will be transferred to Goldman Sachs Mortgage Company on or prior to the Closing Date. The 101 California Street Mortgage Loan (7.9%), is part of a Whole Loan that was co-originated by Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association. The Moffett Towers II Building V Mortgage Loan (6.8%), is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch. The Waterford Lakes Town Center Mortgage Loan (3.8%), is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Bank of America, N.A. Such Mortgage Loans were underwritten pursuant to Goldman Sachs Mortgage Company’s underwriting guidelines.

(4)	The Newport Corporate Center Mortgage Loan (5.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Deutsche Bank AG, New York Branch. Such Mortgage Loan was underwritten pursuant to Deutsche Bank AG, New York Branch’s underwriting guidelines except as discussed under “German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes—Exceptions” in this prospectus.

In addition, German American Capital Corporation will transfer to the depositor the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan and Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, which will each be an asset of the issuing entity but will not be included in the Mortgage Pool and will only back the Loan-Specific Certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and transferred to the related mortgage loan seller:

●	The 101 California Street Mortgage Loan (7.9%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by GSMC and JPMorgan Chase Bank, National Association.

●	The Moffett Towers II Building V Mortgage Loan (6.8%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by GS Bank and Deutsche Bank AG, New York Branch.

●	The Newport Corporate Center Mortgage Loan (5.5%), for which GACC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Deutsche Bank AG, New York Branch.

●	The ARC Apartments Mortgage Loan (3.8%), for which CREFI is the mortgage loan seller, is part of a Whole Loan that was co-originated by CREFI and Deutsche Bank AG, New York Branch.

●	The Waterford Lakes Town Center Mortgage Loan (3.8%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by GS Bank and Bank of America, N.A.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on the July 11, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loans are not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loans support only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loans unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loans, unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2019 (but without regard to any leap year adjustments) (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in August 2019, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2019); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period (without regard to any leap year adjustments). In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan unless expressly stated otherwise).

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards. With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus, and is in each case as determined by an appraisal made not more than four (4) months prior to the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties may state a “prospective value upon stabilization” and “prospective market value at completion” as well as an “as-is”

value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property or which in certain cases may reflect a portfolio premium valuation, and such “retrospective” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. With respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value of that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity/ARD”.

●

With respect to the ARC Apartments Whole Loan (3.8%), the related “as-is” Appraised Value includes $55.5 million identified as the present value of the 421(a) tax abatement, which is expected to begin in July 2019.

●	With respect to the Restoration Hardware Palm Beach Mortgage Loan (2.0%), the related “as is” Appraised Value is based on the extraordinary assumption that the tax incentive of approximately $38,000 will continue as indicated under the TIF Agreement, assuming Restoration Hardware remains a tenant at the Mortgaged Property. See “—Real Estate and Other Tax Considerations” for a description of the tax incentive and the TIF Agreement.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity (or, in the case of the ARD Loans, outstanding at the related Anticipated Repayment Date) assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value Other Than “As-Is”	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Waterfront Plaza(1)	8.2%	73.4%	$170,000,000	79.2%	$157,500,000
Moffett Towers II Building V(2)	6.8%	42.5%	$400,000,000	46.6%	$365,000,000
57 East 11th Street(3)	2.2%	59.8%	$92,000,000	72.4%	$76,000,000

(1)	The Appraised Value (Other Than As-Is) reflects the “as complete and stabilized” Appraised Value of $170,000,000, which assumes that the Mortgaged Property will have a stabilized occupancy of 95%, and absorption of tenant improvements and rent abatement as well as capital expenditures for elevator modernization in years 2019 and 2020. The borrower deposited upfront reserves of approximately $4,447,079 for existing tenant improvements and leasing commissions, $1,418,088 for free/gap rent and $2,300,000 for elevator work.

(2)	The Appraised Value (Other Than As-Is) reflects the “prospective stabilized” Appraised Value of $400,000,000, which assumes that the contractual TI/LC obligations have been fulfilled and there is no outstanding free rent as of September 1, 2019. The borrower deposited upfront reserves totaling $29,997,618 for such contractual TI/LC obligations and free rent.

(3)	The Appraised Value (Other Than As-Is) reflects the “as stabilized” Appraised Value of $92,000,000, which assumes the completion of the sole tenant’s buildout at the Mortgaged Property as of February 1, 2020. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to the sole tenant.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value (which, in certain cases may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	Appraised Value “As-Is”
Waterfront Plaza(1)	8.2%	53.8%	$170,000,000	58.1%	$157,500,000
Moffett Towers II Building V(2)	6.8%	42.5%	$400,000,000	46.6%	$365,000,000
57 East 11th Street(3)	2.2%	59.8%	$92,000,000	72.4%	$76,000,000

(1)	The Appraised Value (Other Than As-Is) reflects the “as complete and stabilized” Appraised Value of $170,000,000, which assumes that the Mortgaged Property will have a stabilized occupancy of 95%, and absorption of tenant improvements and rent abatement as well as capital expenditures for elevator modernization in 2019 and 2020. The borrower deposited upfront reserves of approximately $4,447,079 for existing tenant improvements and leasing commissions, $1,418,088 for free/gap rent and $2,300,000 for elevator work.

(2)	The Appraised Value (Other Than As-Is) reflects the “prospective stabilized” Appraised Value of $400,000,000, which assumes that the contractual TI/LC obligations have been fulfilled and there is no outstanding free rent as of September 1, 2019. The borrower deposited upfront reserves totaling $29,997,618 for such contractual TI/LC obligations and free rent.

(3)	The Appraised Value (Other Than As-Is) reflects the “as stabilized” Appraised Value of $92,000,000, which assumes the completion of the sole tenant’s buildout at the Mortgaged Property as of February 1, 2020. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to the sole tenant.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms, beds or pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents. In certain cases, the account agreement establishing the lockbox account is required to be delivered upon the occurrence of such trigger event(s), rather than at origination.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the applicable mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the applicable mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the

Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the applicable mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 15 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the applicable mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the applicable mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$914,179,591
Number of Mortgage Loans	35
Number of Mortgaged Properties	44
Range of Cut-off Date Balances	$3,250,000 to $78,000,000
Average Cut-off Date Balance	$26,119,417
Range of Mortgage Rates(3)	3.5432% to 4.9800%
Weighted Average Mortgage Rate(3)	4.17966%
Range of original terms to maturity/ARD(4)	60 to 120 months
Weighted average original term to maturity/ARD(4)	111 months
Range of remaining terms to maturity/ARD(4)	56 to 120 months
Weighted average remaining term to maturity/ARD(4)	109 months
Range of original amortization terms(5)	300 to 360 months
Weighted average original amortization term(5)	341 months
Range of remaining amortization terms(5)	299 to 360 months
Weighted average remaining amortization term(5)	340 months
Range of Cut-off Date LTV Ratios(3)(6)	32.0% to 73.7%
Weighted average Cut-off Date LTV Ratio(3)(6)	53.9%
Range of Maturity Date/ARD LTV Ratios(3)(4)(7)	32.0% to 70.7%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(7)	50.4%
Range of UW NCF DSCR(3)	1.39x to 5.63x
Weighted average UW NCF DSCR(3)	2.64x
Range of UW NOI Debt Yield(3)(8)	7.4% to 20.2%
Weighted average UW NOI Debt Yield(3)(8)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	62.1%
Partial Interest-Only Balloon	8.5%
Interest-Only-ARD	12.3%
Full-Term Amortizing Balloon(5)	17.1%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the Trust Subordinate Companion Loans.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each Mortgage Loan that is part of a Whole Loan, each related Pari Passu Companion Loan (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)	With respect to two (2) ARD Loans (12.3%), calculated as of the related Anticipated Repayment Date.

(5)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Dates, as applicable.

(6)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to three (3) mortgage loans (17.2%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%.

(7)	With respect to three (3) mortgage loans (17.2%), the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 51.4%.

(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each Mortgage Loan is the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan.

The issuing entity will include six (6) Mortgage Loans (18.7%), that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	8	$293,984,728	32.2%
General Suburban	6	171,484,728	18.8
CBD	2	122,500,000	13.4
Industrial	15	$194,211,300	21.2%
Warehouse/Distribution	8	106,930,000	11.7
Flex	3	69,851,000	7.6
Warehouse	3	14,823,612	1.6
Manufacturing	1	2,606,688	0.3
Mixed Use	5	$183,112,673	20.0%
Office/Retail	3	99,987,673	10.9
Office/Multifamily	1	75,000,000	8.2
Multifamily/Retail	1	8,125,000	0.9
Retail	9	$154,018,261	16.8%
Anchored	4	70,518,261	7.7
Single Tenant Retail	3	39,500,000	4.3
Unanchored	1	33,000,000	3.6
Shadow Anchored	1	11,000,000	1.2
Multifamily	2	$43,357,500	4.7%
High Rise	1	35,000,000	3.8
Garden	1	8,357,500	0.9
Hospitality	3	$34,495,129	3.8%
Limited Service	3	34,495,129	3.8
Self Storage	2	$11,000,000	1.2%
Self Storage	2	11,000,000	1.2
Total	44	$914,179,591	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

●	With respect to the Moffett Towers II Building V Mortgaged Property (6.8%), the related borrower sponsor owns several nearby properties that compete with the Mortgaged Property. The related Mortgage Loan documents do not contain so-called “anti-poaching” provisions to prevent the borrower or its affiliates from steering or directing existing or prospective tenants to the competing properties.

●	With respect to the Railroad San Mateo Mortgaged Property (0.4%), the borrower sponsor owns an adjacent property that competes with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

●	With respect to the 700 Tech Court Mortgaged Property (1.5%), the sole tenant, Charlotte’s Web, is a wellness company that produces industrial hemp-based Cannabidiol products. The industrial hemp industry is relatively new and became legal on a federal level in 2019; however, local and state jurisdictions may decide to restrict the sale of industrial hemp.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart, the mixed use Mortgaged Properties have one or more office, retail and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

●	With respect to the 375-383 86th Street Mortgaged Property (0.9%), the Mortgaged Property is a mixed-use property, which consists of residential and commercial use portions. The residential portion of the Mortgaged Property consists of 22 residential units, of which 9 are rent-stabilized units.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	With respect to the Restoration Hardware Palm Beach Mortgage Loan (2.0%), the borrower has an ERISA affiliate (within the meaning of ERISA), which does not have any ownership interest in the borrower, which ERISA affiliate maintains a “cash balance plan” (within the meaning of ERISA), which is a “single employer” (as defined in ERISA) cash balance pension plan in place for certain employees of the ERISA affiliate, and which had a cash balance of under $5,000,000 as of the loan origination date. Under certain circumstances, the borrower could be liable for obligations of the ERISA affiliate with respect to such plan.

●	With respect to the 60 Greene Street Mortgaged Property (1.9%), the sole tenant, Watches of Switzerland, is permitted to operate a café and/or bar that sells food and beverages, including alcoholic beverages, at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●	With respect to the ARC Apartments Mortgage Loan (3.8%), the related Mortgaged Property benefits from a fifteen-year 421(a) tax abatement program, which requires that all of the units at the ARC Apartments Mortgaged Property be designated as rent stabilized. While the units at the ARC Apartments Mortgaged Property are currently leased at rents that are considered to be at market level, future rent increases at the ARC Apartments Mortgaged Property will be regulated by rent stabilization laws determined by the NYC Rent Guidelines Board.

●	The University Village Mortgaged Property (0.9%) is located nearby the Florida Institute of Technology campus, and the student tenant concentration is over 50%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hampton Inn – Phoenix East Mesa	$12,984,322	1.4%	1/31/2036	6/6/2029
Fairfield Inn & Suites Rehoboth Beach	$11,535,838	1.3%	3/1/2035	6/6/2029
Hampton Inn – Pembroke Pines	$9,974,969	1.1%	9/30/2033	5/6/2029

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

●	Hotel properties may be particularly affected by seasonality. The Fairfield Inn & Suites Rehoboth Beach Mortgage Loan (1.3%), requires seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents.

●	With respect to the Fairfield Inn & Suites Rehoboth Beach Mortgage Loan (1.3%), (i) a 93-room Holiday Inn Express and (ii) a 110-room Home2 Suites are currently in development approximately 2 and 3 miles from the Mortgaged Property, respectively, and are expected to open by April 2020. The appraisal indicated that both hotels would be directly competitive with the Mortgaged Property.

●	With respect to the Hampton Inn – Pembroke Pines Mortgage Loan (1.1%), a 127-room Holiday Inn Express is currently in development adjacent to a property in the competitive set for the Mortgaged Property identified in the related appraisal and is anticipated to open by July 2020. The related appraisal indicated that the hotel would be directly competitive with the Mortgaged Property.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties

With respect to the self-storage properties set forth in the above chart:

●	Certain of the self-storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant	5	8.7%
School or Educational Facility	1	8.2%
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	2	6.5%
Bank	3	5.7%
Theater	1	3.8%
Hair and/or Nail Salon, Spa	3	3.1%
Gym, Fitness Center or Health Club	2	2.8%

The Wilderness Village Center (1.2%) Mortgaged Property has a dry cleaner tenant with on-site processing operations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Unit (1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Diamondback Industrial Portfolio 2	$78,000,000	8.5%	31	4.35x	35.0%	Industrial
250 Livingston	75,000,000	8.2	338	2.53x	59.5%	Mixed Use
Waterfront Plaza	74,862,673	8.2	230	1.54x	73.4%	Mixed Use
101 California Street	72,500,000	7.9	421	3.22x	35.9%	Office
Moffett Towers II Building V	62,500,000	6.8	485	3.32x	42.5%	Office
59 Maiden Lane	50,000,000	5.5	196	2.69x	41.7%	Office
Newport Corporate Center	50,000,000	5.5	164	5.63x	34.5%	Office
Western Digital R&D Campus	37,895,000	4.1	262	1.79x	64.8%	Industrial
ARC Apartments	35,000,000	3.8	221,963	3.48x	32.0%	Multifamily
Waterford Lakes Town Center	34,918,261	3.8	260	1.43x	66.9%	Retail
Top 5 Total/Weighted Average	$362,862,673	39.7%		2.99x	49.5%
Top 10 Total/Weighted Average	$570,675,934	62.4%		3.05x	48.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” on Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include five (5) Mortgage Loans (14.8%), set forth in the table below titled “Multi-Property Mortgage Loans”, which are each secured by two or more properties.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
Diamondback Industrial Portfolio 2	$ 78,000,000	8.5%
MGBW Portfolio	20,470,000	2.2
Diamondback Industrial Portfolio 1	20,000,000	2.2
South Carolina Storage Portfolio	11,000,000	1.2
Atlas Signs Portfolio	5,890,300	0.6
Total	$135,360,300	14.8%

Two (2) groups of Mortgage Loans (12.2%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 10.7% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Diamondback Industrial Portfolio 2	$78,000,000	8.5%
Diamondback Industrial Portfolio 1	20,000,000	2.2
Total for Group 1:	$98,000,000	10.7%
Group 2:
375-383 86th Street	$8,125,000	0.9%
8-10 Main Street	5,125,000	0.6
Total for Group 2:	$13,250,000	1.4%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	8	$243,750,000	26.7%
California	4	$176,145,000	19.3%
Hawaii	1	$74,862,673	8.2%
Florida	5	$74,534,342	8.2%
Washington	2	$61,000,000	6.7%
Pennsylvania	3	$53,696,744	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout thirteen (13) other states, with no more than approximately 3.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Texas, California and Arizona are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Texas, California, Florida and Hawaii, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

●	Seven (7) Mortgaged Properties (27.3% by allocated loan amount), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

Mortgaged Properties With Limited Prior Operating History

Eighteen (18) Mortgaged Properties (35.1% by allocated loan amount) have a limited operating history (i.e., less than 18 most recent months of recent historical financials), as follows:

●	The Western Digital R&D Campus Mortgaged Property (4.1%), NCDC Mortgaged Property (0.9%), Main Plant Mortgaged Property (0.9%), MGBW TOO Mortgaged Property (0.4%), Atlas Signs Riviera Beach Mortgaged Property (0.4%), Atlas Signs Concord Mortgaged Property (0.3%) and OMF Mortgaged Property (0.1%) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited financial information) for such acquired Mortgaged Property.

●	Each of the Moffett Towers II Building V (6.8%), ARC Apartments (3.8%), 159 Canal Street (3.6%), Nitya Tower (3.5%), 57 East 11th Street (2.2%), Pecos North Industrial (2.0%), 60 Greene Street (1.9%), 700 Tech Court (1.5%), Onset Building (1.3%), Copperstill Marketplace (1.1%) and Railroad San Mateo (0.4%) Mortgaged Properties were constructed, in a lease-up period or was the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Each of the 159 Canal Street (3.6%) and 60 Greene Street (1.9%) Mortgage Loans has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Each of the ARC Apartments (3.8%), 60 Greene Street (1.9%) and University Village (0.9%) Mortgage Loans is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the 159 Canal Street Mortgage Loan (3.6%), the borrower sponsor intends to convert the Mortgaged Property into a condominium regime (the “Condominium Conversion”), and has the right to do so under the Mortgage Loan documents. The borrower sponsor intends to renovate or sell the top three floors (the “Upper Unit”), which are currently vacant. If the Condominium Conversion occurs, the free release of the Upper Unit will be permitted. See “—Partial Releases”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	42	$812,381,666	88.9%
Leasehold	1	74,862,673	8.2
Fee Simple/Leasehold	1	26,935,252	2.9
Total	44	$914,179,591	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable options) and, except as noted below or in the exceptions, if any, to representation and warranty number 34 on Annex D-1 and representation and warranty number 35 on Annex E-1 located on Annex D-2, Annex E-2 and Annex E-3, respectively, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Waterfront Plaza Mortgage Loan (8.2%), the Mortgaged Property is subject to a ground lease which provides for annual rent of (i) from the origination date through December 31, 2020, $2,928,000, (ii) from January 1, 2021 through December 31, 2025, $3,728,000, (iii) from January 1, 2026 through December 31, 2030, $4,428,000, (iv) from January 1, 2031 through December 31, 2035, $5,028,000 and (v) for each five-year period thereafter, an amount determined by mutual agreement, or, if mutual agreement cannot be reached, an amount equal to the fair market value of the land (as determined pursuant to an appraisal process) multiplied by an 8% rate of return. The Mortgage Loan was underwritten based on the current ground rent of $2,928,000. The ground lease provides that upon a foreclosure or deed in lieu of foreclosure, the leasehold mortgagee (or its assignee) may sell or assign the leasehold estate, provided that (i) a copy of such assignment is delivered to the ground lessor and (ii) no other assignment of the ground lease may be made without the ground lessor’s prior written consent.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight (8) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the MGBW Portfolio Mortgage Loan (2.2%), as to the MGBW Portfolio – NCDC Mortgaged Property (0.9%), the related ESA identified two RECs. The first REC related to an on-site septic system that the original manufacturing building at the Mortgaged Property was formerly connected to until 1997, into which wastewater associated with historical manufacturing operations was reportedly discharged until 1997. A Phase II Environmental Site Assessment that was conducted to evaluate the potential impact from said REC detected arsenic and mercury in the soil and chromium in groundwater at concentrations that exceed the North Carolina Department of Environmental Quality (“NDEQ”) standards. It concluded, however, that given the current site use, limited extent of shallow groundwater and the municipally supplied drinking water source, the exceedances of arsenic and mercury in the soil, which areas of exceedances are currently paved, preventing any direct contact, and the chromium exceedance in groundwater are not currently a risk to human health and no further actions were recommended. The second REC related to a former landfill facility that operated from 1970 to 1975 and is located approximately 350 feet west of the Mortgaged Property and a suspect off-site contamination from the said landfill. The ESA noted it is unknown whether the contaminant plume associated with the former landfill has migrated beneath the Mortgaged Property and that the responsible party associated with the release is the former landfill, which is currently conducting response actions under state oversight. Therefore, no further action was recommended in connection with such REC.

With respect to the MGBW Portfolio Mortgage Loan (2.2%), as to the MGBW Portfolio – MGBW TOO Mortgaged Property (0.4%), the related ESA identified five RECs, related to: (i) undocumented exceedances in soil contamination that were reportedly previously identified “in the boiler room floor drain”; (ii) a floor drain system in the boiler room of the Mortgaged Property building; (iii) staining and chemical corrosion of the concrete floor that was identified in the vicinity of the water treatment aboveground storage tank and floor drain system in the boiler room of the Mortgaged Property building and several potential pathways to the subsurface that were observed in the vicinity of said tank; (iv) an oil-water separator that was formerly located at the Mortgaged Property and reportedly received discharges from the boiler room floor drain system, which former oil-water separator was reportedly filled with concrete and abandoned in place without any documentation regarding its closure or previous soil and/or groundwater investigation and (iv) an on-site septic system to which the manufacturing building of the Mortgaged Property was formerly connected, and to which the former oil-water separator discharged, which system remained on the site after a new septic system was installed. A Phase II Environmental Site Assessment that was conducted to evaluate the potential impact from said RECs detected arsenic and mercury in the soil at concentrations that exceed the NDEQ preliminary soil remediation goals for industrial direct contact and protection of groundwater. However, the Phase II indicated that said concentrations do not appear to be leaching to groundwater and that the concentrations that exceed the industrial direct contact are currently covered with pavement or the current building, and therefore concluded that these do not currently represent a risk to human health or the environment, and no further actions were recommended.

With respect to the Railroad San Mateo Mortgage Loan (0.4%), the related Phase I Environmental Site Assessment identified a REC related to the historical operation of a dry-cleaning facility at a parcel adjacent to the Mortgaged Property and associated soil and groundwater contamination. At loan origination, the borrower obtained an environmental insurance policy issued by Steadfast Insurance Company with the lender as the named insured, with per incident and aggregate limits of $1,000,000, a deductible of $25,000 and a term expiring on May 31, 2032.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance and (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the 250 Livingston Mortgaged Property (8.2%), the related borrower is required to complete certain immediate repairs and façade work (the “Immediate Repairs”), estimated to cost approximately $410,000, at the Mortgaged Property by May 31, 2020 and complete and/or pay for certain tenant improvements (the “Unfunded Obligations”), estimated to cost approximately $1,220,000, pursuant to the New ST Lease (as defined below) when required under the New ST Lease. The borrower is required to deliver cash in the amount of the cost of completion of the Unfunded Obligations, Immediate Repairs and security for the payment of the debt (the “Guaranteed Reserve Deposit”) at the lender’s request within five days of the occurrence of (i) an event of default under the related Mortgage Loan documents or (ii) in the event the borrower fails to fulfill its obligations with respect to the Unfunded Obligations under the related Mortgage Loan documents. “New ST Lease” means that certain Agreement of Lease, dated as of May 8, 2019 by and between the borrower and NYC DCAS.

With respect to the 101 California Street Mortgaged Property (7.9%), the related borrower sponsor has contracted to invest approximately $65 million into upgrades to the lobby, elevator cabs and exterior walls as well as the construction of a plaza. On the origination date, the borrower deposited approximately $10,474,821 into an unfunded obligations reserve. We cannot assure you that this construction will be completed as expected or at all.

With respect to the Newport Corporate Center Mortgage Loan (5.5%), the largest tenant, T-Mobile, is currently renovating its space under a phased, building-by-building construction plan. The renovations by T-Mobile are projected to cost approximately $80.0 million and are expected to be completed in mid-2021.

Additionally, the landlord is currently performing tenant inducement work required by the T-Mobile lease, which is projected to cost approximately $85.8 million (of which, approximately $60.1 million was outstanding at origination) and is expected to be completed by the end of 2019. Inclusive of the $60.1 million tenant inducement work is a bridge/connectivity project, which is projected to cost approximately $8.2 million and is expected to be completed by the end of 2020. At origination, the borrower reserved approximately $88.9 million, including (i) approximately $60.1 million of which will be used to fund tenant improvements/leasing expenses outstanding as of the origination date with respect to the T-Mobile lease, (ii) approximately $21.8 million of which will be used to fund a rent replication reserve to replicate rent for the period from origination to the rent commencement under the T-Mobile lease, (iii) approximately $5.4 million of which will be used to fund unpaid costs of capital work for the T-Mobile lease, and (iv) $1.675 million of which will be used to fund miscellaneous capital expenditures and tenant improvements and leasing commissions.

With respect to the 57 East 11th Street Mortgaged Property (2.2%), the sole tenant, WeWork, is in the process of completing its buildout of its space and is expected to take occupancy in or around fall 2019. We cannot assure you that they will complete this buildout and take occupancy as expected or at all. At origination of the Mortgage Loan, the lender reserved $9,057,308 with respect to the related tenant improvement allowance, free rent and leasing commissions.

With respect to the Plantation Point Mortgaged Property (1.6%), the largest tenant, Food Lion, is in the process of renovating its space which is expected to be completed in the third quarter of 2019. We cannot assure you that they will complete this renovation as expected or at all.

With respect to the 700 Tech Court Mortgaged Property (1.5%), the sole tenant, Charlotte’s Web, is in the process of completing the buildout of its space and is expected to take occupancy by the end of 2019. We cannot assure you that the tenant will complete this buildout and take occupancy as expected or at all. At origination of the Mortgage Loan, the lender reserved approximately $5,985,531 with respect to the related tenant improvement allowance, free rent and leasing commissions.

With respect to the Green Hills Corporate Center Mortgage Loan (1.3%), the borrower is required to complete certain HVAC work in connection with the Penske Truck Leasing Co., L.P. (“Penske”) lease amendment. The HVAC work is estimated to cost approximately $9.61 million. At origination of the Mortgage Loan, the borrower reserved $1,109,161 with respect to the HVAC work. Excess cash flow (after all other reserves, including the reserve for a tenant allowance payable to Penske) is swept beginning on the first monthly payment date until the funds necessary to pay for the HVAC work (as the estimated cost may be adjusted based on the actual contract signed by the borrower to perform the HVAC work) have been accrued; in the event the borrower has not deposited the full amount on or before March 31, 2022, the borrower is required to deposit an amount necessary to fully fund the HVAC work on such date. The borrower is also required to provide Penske with tenant allowances of approximately $5.23 million.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within four (4) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eight (8) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”. For example, in this regard we note the following:

With respect to the 59 Maiden Lane Mortgage Loan (5.5%), the Mortgaged Property is not in compliance with certain fire sprinkler laws and has several building and fire department violations. The Mortgage Loan documents require the borrower to complete and pay for certain (i) façade restoration work by October 1, 2020 and (ii) sprinkler work by April 1, 2020. In addition, the borrower is required to use commercially reasonable efforts to cure all existing building and fire department violations throughout the term of the Mortgage Loan. The borrower was not required to reserve any funds at origination of the Mortgage Loan for such repair work; provided, however, that the borrower is required to post a cash reserve or a letter of credit with respect to such repair work upon an event of default. It is an event of default under the Mortgage Loan documents if the borrower does not complete such required repairs at the Mortgaged Property by the related deadlines set forth above. The engineering report estimated the cost of the sprinkler work to be $363,625 and the cost of the façade restoration to be $10,000,000.

With respect to the 159 Canal Street Mortgage Loan (3.6%), there are 13 open building code violations at the Mortgaged Property. The Mortgage Loan documents require the borrower to provide written evidence within six months of origination that all such violations have been remedied; provided that if any such violations are reasonably susceptible to being removed (but not within the initial six month period), the borrower will be permitted up to an additional six months to cure such violation(s) provided that the borrower commences such action within the initial six month period and thereafter diligently and continuously pursues the removal of such violation(s). Any losses due to such violations will be recourse to the borrower and the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1 and representation and warranty number 25 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

With respect to the Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%) and Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%), each of the related borrowers is 20% owned and is controlled by an affiliate of VEREIT, Inc, which affiliate is in turn owned 2.4% by certain former directors, officers and employees of ARC Real Estate Partners, LLC, and the remainder, indirectly, by VEREIT, Inc. In October 2014, VEREIT, Inc. (then named American Realty Capital Properties, Inc. (“ARCP”)) issued a press release announcing that, based on the preliminary findings of ARCP’s audit committee, previously issued financial statements and other financial information contained in ARCP’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014 had accounting errors that were intentionally concealed. The audit committee also identified that equity awards made to certain former executives contained provisions that were more favorable than those approved by the compensation committee of ARCP’s board of directors. In connection with such findings, VEREIT, Inc. has been the subject of various regulatory and criminal investigations, including by the SEC, the U.S. Attorney’s office for the Southern District of New York (the “USAO-SDNY”), the Federal Bureau of Investigation, and the Secretary of the Commonwealth of Massachusetts, which may still be ongoing. VEREIT, Inc. and several former officers and directors of ARCP have also been named as defendants in ten securities class action complaints, which were consolidated and are scheduled for trial on September 9, 2019. VEREIT, Inc. has stated that a loss is probable with respect to such class action, but that a probable range of loss is not reasonably estimable. In addition, VEREIT, Inc. settled twelve of thirteen individual securities fraud actions for an aggregate amount of $127.5 million. In addition, an action against VEREIT, Inc. and certain of its former officers by Vanguard Specialized Funds has been settled for the amount of $90 million. In addition, VEREIT, Inc. entered into settlements with respect to claims of shareholders or participants in swaps based on the company’s shares, who opted out of the securities class action, in the amount of $27.5 million. Certain former officers and directors are also defendants, among others, in various shareholder derivative actions alleging breaches of fiduciary duty in their roles as officers and directors of ARCP. In addition, in 2014 VEREIT, Inc. entered into a memorandum of understanding regarding settlement of claims related to a merger between a wholly owned subsidiary of Cole Credit Property Trust III, Inc. and Cole Holdings Corporation, but the parties have not entered into a final stipulation of settlement. In September 2016, the USAO-SDNY announced the filing of criminal charges and the SEC announced the filing of a civil complaint against the former chief financial officer and former chief accounting officer of ARCP. The chief financial officer pled guilty to the charges. Also on September 8, 2016, the SEC announced the filing of a civil complaint against the same two individuals in the United States District Court for the Southern District of New York. On June 30, 2017, following a jury trial, the former Chief Financial Officer was convicted of the charges filed. Both the former Chief Accounting Officer and the former Chief Financial Officer have entered into settlement agreements with the SEC.

With respect to the 159 Canal Street Mortgage Loan (3.6%), one of the guarantors, Nathan Accad, is a defendant in two actions resulting from a stalled real estate development. Mr. Accad is an equity owner of a ground lessor entity, which is being sued by the ground lessee for losses based on alleged breach of the implied covenant of good faith and fair dealing, tortious interference of contract, and constructive eviction. A secondary action alleges that the defendants, including Mr. Accad, committed fraudulent conveyances for the purpose of avoiding judgment by transferring other property owned by the ground lessor entity. The plaintiff seeks damages in excess of $13,000,000.

With respect to the South Carolina Storage Portfolio Mortgage Loan (1.2%), one of the three related borrower sponsors and non-recourse carveout guarantors is a defendant in a current litigation initiated by former business partner, in which the former business partner alleges, among other things, that the related sponsor misused company trade secrets and received excess compensation. The litigation is unrelated to the Mortgage Loan or the related Mortgaged Properties.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-three (23) of the Mortgage Loans (67.6%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

Ten (10) of the Mortgage Loans (27.3%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Two (2) of the Mortgage Loans (5.2%) were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%) and Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%), VEREIT, Inc., an affiliate of the borrowers and property manager, has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Waterfront Plaza Mortgage Loan (8.2%), affiliates of the related non-recourse carveout guarantor have been subject to foreclosures on securitized commercial mortgage loans.

●	With respect to the Restoration Hardware Palm Beach Mortgage Loan (2.0%), affiliates of the borrower sponsor, The Related Companies, L.P., have been subject to defaults and foreclosure proceedings on commercial real estate loans.

●	With respect to the 60 Greene Street Mortgage Loan (1.9%), one of the related borrower sponsors and non-recourse carveout guarantors was subject to a foreclosure on an unrelated securitized commercial mortgage loan in 2017.

●	With respect to the Plantation Point Mortgage Loan (1.6%), an affiliate of the related non-recourse carveout guarantor was subject to a foreclosure on an unrelated commercial real estate loan in 2015.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy. For example, within approximately the last 10 years, with respect to the 15 largest Mortgage Loans:

●	With respect to the ARC Apartments Mortgage Loan (3.8%), the individual that controls the related borrower sponsor is the chief executive officer of the Lightstone Group, which elected to place their Extended Stay Hotels chain under Chapter 11 bankruptcy protection in June 2009. Additionally, entities related to the control person of the related borrower sponsor have experienced loan defaults and foreclosures.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Twenty-one (21) of the Mortgaged Properties (34.3% by allocated loan amount) securing, in whole or in part, thirteen (13) Mortgage Loans are leased to a single tenant.

●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant represents more than approximately 6.8% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.2% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	Jo-Ann Fabrics is a tenant at each of the Waterford Lakes Town Center and Shoppes of Schererville Mortgaged Properties, and such Mortgaged Properties secure approximately 5.0%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Amazon is the sole tenant of the Amazon – Charleston Mortgaged Property and the sole tenant of the Amazon – West Columbia Mortgaged Property, and such Mortgaged Properties secure approximately 3.8% of the Initial Pool Balance based on allocated loan amount.

●	Mitchell Gold + Bob Williams is the sole tenant at each of the four MGBW Portfolio Mortgaged Properties, and such Mortgaged Properties secure approximately 2.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, such Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or in the same year of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date/ARD
60 Greene Street	1.9%	11/30/2028	6/6/2029
Railroad San Mateo	0.4%	5/31/2023	6/6/2024

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity date or Anticipated Repayment Date of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date/ARD
59 Maiden Lane	5.5%	69.0%	2021	5/6/2029
Pecos North Industrial	2.0%	60.2%	2024	6/6/2029
8-10 Main Street	0.6%	72.8%	2028	6/6/2029

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the

Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. For example:

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the 101 California Street Mortgaged Property (7.9%), the largest tenant, Merrill Lynch, representing approximately 9.7% of the net rentable area, has a one-time right to terminate its lease effective as of October 31, 2021 by providing written notice to the landlord on or before October 31, 2020 and payment of a termination fee. Additionally, the third largest tenant, Morgan Stanley, representing approximately 7.3% of the net rentable area, has a one-time right to terminate its lease effective as of January 31, 2023 by providing written notice to the landlord on or before February 1, 2022 and payment of a termination fee.

●	With respect to the 8-10 Main Street Mortgage Loan (0.6%), the largest tenant, UBS Financial (representing approximately 72.8% of the net rentable area), has the right to terminate its lease effective December 2025 with 12 months’ notice.

●	With respect to the WAG Willmar Mortgaged Property (0.4%), the sole tenant, Walgreens, has the right to terminate its lease effective as of March 1, 2034 by providing written notice to the landlord on or before March 1, 2033.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the 101 California Street Mortgaged Property (7.9%), the fourth largest tenant, Deutsche Bank, subleases 8,989 square feet of its space to Raymond James.

●	With respect to the Green Hills Corporate Center Mortgaged Property (1.3%), the second largest tenant, Worley Parsons, subleases 58,867 square feet of its space, representing approximately 10.1% of the net rentable area at the Mortgaged Property, to Penske, the largest tenant at the Mortgaged Property.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the Waterford Lakes Town Center Mortgaged Property (3.8%), the third largest tenant, Jo-Ann Fabrics, representing approximately 5.1% of the net rentable area, has a one-time right to pay reduced rent if two (2) of the anchor tenants vacate their respective leased spaces at the Mortgaged Property. Additionally, the fourth largest tenant, Bed Bath & Beyond, representing approximately 4.4% of the net rentable area, has a one-time right to pay reduced rent if Target vacates its leased space at the Mortgaged Property or the anchor tenants vacate 70% of their collective leased space at the Mortgaged Property. Additionally, the fifth largest tenant, Ross Dress For Less, representing approximately 4.4% of the net rentable area, has a one-time option to pay reduced rent if four (4) anchor tenants vacate their respective leased spaces at the Mortgaged Property.

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●	With respect to the Waterford Lakes Town Center Mortgaged Property (3.8%), each of (i) the second largest tenant, Best Buy, (ii) the third largest tenant, Jo-Ann Fabrics, (iii) the fourth largest tenant, Bed Bath & Beyond, and (iv) the fifth largest tenant, Ross Dress For Less, has the right to go dark at any time.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example:

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
Nitya Tower	3.5%	Non-Profit Housing Corporation of Greater Houston	1.6%	1.9%

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
250 Livingston	8.2%	The City of New York	92.5%	99.4%
59 Maiden Lane	5.5%	NYDCAS	69.0%	71.8%
59 Maiden Lane	5.5%	People of the State of NY	8.3%	7.5%
375-383 86th Street	0.9%	USA Army Corp	11.7%	12.0%
375-383 86th Street	0.9%	US/New York Army National Guard	3.6%	7.9%

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to (i) the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, taking into account the 5 largest tenants by net rentable square footage or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property or (ii) Mortgaged Properties that are leased to a single tenant:

●	With respect to the 250 Livingston Mortgaged Property (8.2%), the largest tenant, the City of New York, representing approximately 92.5% of the net rentable area at the Mortgaged Property, entered into a lease extension agreement, effective August 2020, pursuant to which the annual rent the City of New York pays will increase by approximately $5,000,000. At origination, the borrower reserved $5,376,645 for gap rent for the City of New York in connection with the lease extension.

●	With respect to the Waterfront Plaza Mortgaged Property (8.2%), the largest tenant, Hawaii Pacific University (“HPU”), representing approximately 18.2% of the net rentable area at the Mortgaged Property, is not yet in occupancy. The space leased by HPU is occupied by other tenants, and HPU is expected to take occupancy of its space between July and December of 2019. HPU is expected to take occupancy of 89,281 SF (90.1%) of its leased space beginning July 1, 2019 and the remaining 9,777 SF once the existing tenant moves out. The HPU lease commences on July 1, 2019, and provides for seven months of free rent. At origination, the borrower reserved approximately $1,418,088 for free and gap rent for HPU and other tenants at the Mortgaged Property.

●	With respect to the 101 California Street Mortgaged Property (7.9%), the second largest tenant, Cooley LLP, representing approximately 9.0% of the net rentable area at the Mortgaged Property, is anticipated to vacate its leased space at the Mortgaged Property after the expiration of its lease in December 2020. This tenant is underwritten as in-place due to the notice period prior to lease expiration. The borrower was required to reserve $10,000,000 at origination in connection with costs associated with re-tenanting the space upon expiration of the lease. We cannot assure you that the vacated space will be leased in a timely manner at favorable rents or on favorable terms. See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”.

●	With respect to the Moffett Towers II Building V Mortgaged Property (6.8%), the sole tenant, Facebook, has taken possession of its space and is currently constructing its interior improvements. Facebook is in a free rent period through and including August 2019 and will begin paying rent in September 2019. At origination, the borrower reserved $8,959,638 representing 100% of the free rent.

●	With respect to the Newport Corporate Center Mortgage Loan (5.5%), the largest tenant, T-Mobile, representing approximately 92.1% of the net rentable area at the Mortgaged Property, (i) is currently in free rent periods with respect to 7.6% of its space, (ii) will have various free rent periods with respect to 88.9% of its space until December 2020, and (iii) is entitled to free rent totaling $21,807,139 from origination. At origination, the borrower reserved $21,807,139 with respect to T-Mobile free rent. Underwritten rent includes the straight-line average of rents for T-Mobile.

●	With respect to the 159 Canal Street Mortgage Loan (3.6%), (i) the largest tenant, First Republic Bank, representing approximately 40.3% of the net rentable area at the Mortgaged Property, pays partially abated rent through February 2020, for which the borrower reserved $443,333 at origination, and (ii) the third largest tenant, Cathay Bank, representing approximately 14.6% of the net rentable area at the Mortgaged Property, is currently building out its space, which it expects to complete by late 2019.

●	With respect to the 57 East 11th Street Mortgaged Property (2.2%), the sole tenant, WeWork, is not yet in occupancy of its space and is anticipated to complete its build out and take occupancy in or around the fall of 2019. WeWork currently has approximately five months of unexpired free rent in the amount of approximately $2,319,700.

●	In addition, with respect to the 700 Tech Court Mortgaged Property (1.5%), the sole tenant, Charlotte’s Web, has signed a lease but is not expected to take occupancy of its premises until the end of 2019. The tenant is not obligated to commence paying partial rent until March 2020 and is not obligated to commence paying full rent until September 2020. Additionally, the borrower is not required to maintain rental loss and/or business interruption insurance until the tenant is obligated to pay rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%), the sole tenant at the Amazon - Charleston Mortgaged Property (2.9%), Amazon, has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer does not apply to a transfer by foreclosure or deed-in-lieu of foreclosure, or the first transfer following a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfers. Further, with respect to the Nestle – Breinigsville Mortgaged Property (3.5%), the Mortgaged Property is subject to the following purchase options. In the event of (i) certain non-monetary defaults by the sole tenant, Nestle, which are (a) not caused by the tenant’s willful misconduct and (b) cannot diligently be cured within 180 days and borrower and any lender do not consent to extend such cure period, (ii) any of (a) Nestle, S.A. ceases to own at least 51% of the outstanding voting stock of the lease guarantor, (b) the lease guaranty terminates or becomes void, (c) the lease guarantor rejects any of its obligations under the lease guaranty or (d) certain bankruptcy events of the tenant, or (iii) if there is outstanding indebtedness for the construction of improvements on the Mortgaged Property over $2,500,000 (which must be approved by lender pursuant to the terms of the Mortgage Loan agreement), upon certain full or substantial casualty or condemnation events and the tenant elects not to or is unable to restore, the tenant is required to deliver notice containing the tenant’s irrevocable offer to purchase borrower’s fee and leasehold interest for a purchase price equal to $39,912,500 plus all amounts due and payable under the Nestle lease, in which event either (x) the lease will terminate as of the date specified in the notice and the borrower will be required to sell the Mortgaged Property as provided in the purchase option, or (y) the borrower will have the right to reject such offer not later than 30 days prior to the proposed termination date, in which case the lease will remain in effect.

●	With respect to the Moffett Towers II Building V Mortgaged Property (6.8%), the Mortgaged Property is subject to a right of first refusal in favor of the sole tenant, Facebook, upon a proposed sale to a direct competitor (which includes Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation). The Facebook right of first refusal does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents. However, the Facebook right of first refusal does apply to subsequent transfers following a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents.

●	With respect to the Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%), the sole tenant at the Amazon – West Columbia Mortgaged Property (0.9%), Amazon, has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer does not apply to a transfer by foreclosure or deed-in-lieu of foreclosure, or the first transfer following a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfers.

In addition, with respect to the Mortgage Loans not included in the 15 largest Mortgage Loans, the Fairfield Inn & Suites Rehoboth Beach (1.3%) and WAG Willmar (0.4%) Mortgaged Properties, are each subject to a purchase option, a right of first refusal and/or a right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. Such rights are held by certain tenants, subtenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 59 Maiden Lane Mortgage Loan (5.5%), the fourth largest tenant at the Mortgaged Property, AmTrust Financial Services, representing approximately 3.9% of the net rentable area, is an affiliate of the borrower.

●	With respect to the Onset Building Mortgage Loan (1.3%), the sole tenant at the Mortgaged Property, Onset Financial, is an affiliate of the borrower sponsors.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by relevant transaction parties or their affiliates. For example:

With respect to the 101 California Mortgage Loan (7.9%), the fourth largest tenant, Deutsche Bank, is currently leasing approximately 60,311 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 4.8% of the net rentable area. Deutsche Bank is also a sponsor of this securitization transaction.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the projected gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Seven (7) of the Mortgaged Properties (27.3% by allocated loan amount), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California, Washington and Utah. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the Diamondback Industrial Portfolio 2 - Nestle - Breinigsville (3.5%), Diamondback Industrial Portfolio 2 – Amazon - Charleston (2.9%), Diamondback Industrial Portfolio 2 – Home Depot - Winchester (2.1%), MGBW Portfolio – NCDC (0.9%), MGBW Portfolio – Main Plant (0.9%), MGBW Portfolio – MGBW TOO (0.4%), MGBW Portfolio – OMF (0.1%), Diamondback Industrial Portfolio 1 – TJ Maxx - Philadelphia (1.1%), Diamondback Industrial Portfolio 1 – Amazon – West Columbia (0.9%), Diamondback Industrial Portfolio 1 - FedEx Ground - Menomonee Falls (0.2%), Restoration Hardware Palm Beach (2.0%) and WAG Willmar (0.4%) Mortgaged Properties, the related borrower may rely on the insurance or self-insurance provided by the single tenant so long as the tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self insurance meets the requirements under the related loan documents. If the tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

●	With respect to the 700 Tech Court Mortgage Loan (1.5%), the borrower is not required to maintain rental loss and/or business interruption insurance until the tenant is obligated to pay rent, beginning on March 1, 2020. See “—Tenant Issues—Lease Expirations and Terminations—Other”.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1 and representation and warranty number 17 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the 57 East 11th Street Mortgaged Property (2.2%), the related borrower has a permanent certificate of occupancy; however, WeWork, the sole tenant, intends to use two floors of the Mortgaged Property for commercial uses which are inconsistent with the permitted residential uses set forth in the permanent certificate of occupancy. The related borrower is required to use commercially reasonable efforts to obtain a new temporary certificate of occupancy, to thereafter timely renew such temporary certificate of occupancy and to obtain a permanent certificate of occupancy for the Mortgaged Property that remedies the non-conformity. The related borrower has represented that all work required to obtain a new temporary certificate of occupancy which reflects the use has been completed and paid for and only administrative obligations remain (i.e. the filing of paperwork and completion of standard and customary inspections) in order to obtain a new temporary certificate of occupancy. The related borrower is entitled to receive the new temporary certificate of occupancy reflecting the use change “as of right” upon completion of the remaining administrative obligations.

●	With respect to the 375-383 86th Street Mortgaged Property (0.9%), the related borrower has a permanent certificate of occupancy that permits 21 apartment units, however the Mortgaged Property has 22 apartment units due to the subdivision of one apartment. The related borrower is required to obtain a new certificate of occupancy for the Mortgaged Property that remedies the non-conformity by November 30, 2019, which deadline may be extended by the lender in its sole but reasonable discretion. The related Mortgage Loan documents prohibit the re-leasing of the non-conforming apartment units, in the event a new certificate of occupancy is not obtained by November 30, 2019. At origination, the borrower deposited $35,000 in a reserve to be disbursed, among other conditions, upon delivery of evidence of a new certificate of occupancy for the Mortgaged Property that remedies the non-conformity.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the borrower sponsor of the Mortgage Loan to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value which may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies other than as set forth below.

With respect to the loan-to-value ratios at maturity of three (3) Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Maturity Date/ARD LTV Ratio”, the related LTV Ratio at Maturity/ARD, reflected in this prospectus, is calculated using an Appraised Value other than the “as-is” Appraised Value. Unless otherwise indicated in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus, the Cut-off Date LTV Ratio is calculated using the “as-is” Appraised Value.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex E-2 and Annex E-3 for additional information.

●	With respect to each of the Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%), the 101 California Street Mortgage Loan (7.9%) and the Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%), the related Whole Loan is not insured or guaranteed by any person or entity, governmental or otherwise. If a default occurs, recourse generally may be had only against the Mortgaged Property and other assets that have been pledged to secure the Whole Loan. In addition, although the Mortgage Loan documents contain non-recourse carveout provisions pursuant to which the related borrower becomes liable under certain circumstances, neither the related borrower sponsor nor any other person will become liable as a guarantor or otherwise for the related borrower’s obligations as the result of such provisions other than the related borrower, nor has any such person entered into an environmental indemnity. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the Mortgaged Property, whereas payment at maturity is primarily dependent upon the market value of the Mortgaged Property or the related borrower’s ability to refinance the Mortgage Loan. Moreover, the absence of a guarantor may increase likelihood that the related borrower will take actions triggering recourse liability under such non-recourse carveout provisions than if there was a guarantor that would become liable were such non-recourse carveout provisions triggered.

●	With respect to the Railroad San Mateo Mortgage Loan (0.4%), the related environmental indemnity provides that the indemnitee is required to use commercially reasonable efforts to pursue claims under the existing environmental insurance policy prior to pursuing any remedies available to the indemnitee under such environmental indemnity.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●	With respect to the Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%), with respect to the Amazon – Charleston Mortgaged Property (2.9%), located in Charleston, Tennessee, the related borrower entered into a ground lease with the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee (the “Fee Owner”), in connection with a payment in lieu of taxes (“PILOT”) agreement. The related borrower subsequently entered into a sublease with Amazon (the sole tenant of the Mortgaged Property), and transferred to Amazon the obligation to pay such PILOT payments (which, until December 31, 2021, are equal to 50% of the taxes that would have been payable on the real property if it were subject to property taxes for the subsequent year). After December 31, 2021, Amazon is required to pay 100% of the taxes. According to the appraisal, estimated 2019 PILOT payments are $177,114, compared to estimated real estate taxes of $387,084 in 2022 after the PILOT expires. The fee interest of the Fee Owner is subject to the lien of the mortgage securing the Mortgage Loan. The ground lease grants a purchase option to the related borrower to purchase the fee interest at a price of $1.00, and the borrower is obligated under the loan documents to effect such purchase upon the earlier of the initial expiration date of the ground lease, and the date that the related Mortgaged Property is no longer receiving any real property or personal property tax benefits pursuant to the related PILOT agreement. The ground lease expires December 31, 2021, but is automatically extended for consecutive 30 day periods unless the related borrower exercises its purchase option. Amazon is required under its lease to pay all real estate taxes. The PILOT benefit may be reduced by up to 25% if Amazon fails to employ a certain number of employees in connection with the Mortgaged Property.

●	With respect to the ARC Apartments Mortgage Loan (3.8%), the related Mortgaged Property is the subject of a final certificate of eligibility for a 15-year post-construction tax abatement through the 421(a) tax abatement program (“421(a) Post Construction Benefits”) pursuant to Section 421(a) of the New York State Real Property Tax Law. The 421(a) Post Construction Benefits tax abatement is expected to commence in July 2019 (at which time an existing three year pre-construction 421(a) tax abatement is scheduled to expire) with respect to the 2019/2020 tax year. The abatement program allows the ARC Apartments Mortgaged Property’s increase in assessed value to be 100.0% exempt through the 2029/2030 tax year, at which point the abatement will begin to phase out by 20.0% per year until full unabated taxes will be due in the 2034/2035 tax year. Using an estimated 421(a) base assessed value of $719,407 and current tax rate of 12.751%, real estate taxes at the ARC Apartments Mortgaged Property were underwritten to the current abated real estate tax expense due, estimated at approximately $91,730 per annum. The estimated unabated real estate tax expense for the ARC Apartments Mortgaged Property is equal to approximately $4,963,074 per annum. At origination, the borrower deposited $4,872,343 into a reserve (the “421(a) Tax Reserve”), equal to the difference of the appraiser’s year-one projected stabilized unabated real estate tax expense and the underwritten real estate tax expense amount, which reserve was released to the borrower upon the borrower obtaining the final certificate of eligibility.

●	With respect to the Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%), with respect to the Amazon – West Columbia Mortgaged Property (0.9%), located in West Columbia, South Carolina, a fee payments in lieu of taxes agreement (“FILOT Agreement”) is in place pursuant to which the related borrower and Amazon, the sole tenant of the Mortgaged Property, must make certain payments in lieu of ad valorem real estate taxes, and as to Amazon only, in lieu of taxes on personal property. The FILOT Agreement provides that tax liability is based on a fixed millage rate applied to a 6.0% assessment ratio of the market value of personal, business, and property assessment. Depreciation is applied to these items annually; therefore the assessment and liability decline each year. The FILOT Agreement expires, with respect to each stage of the Mortgaged Property placed in service, approximately 20 years after such stage is placed in service, but in no event later than 2037, and may be terminated earlier under certain circumstances. In addition, the FILOT is in effect only so long as Amazon is leasing the Mortgaged Property. The Amazon lease expires September 30, 2026, and has four five-year renewal options. According to the appraisal, the 2018 total FILOT liability was $928,342, compared to an estimated current tax liability of $1,163,247 absent the FILOT. Amazon is required under its lease to pay all real estate taxes.

●	With respect to the 57 East 11th Street Mortgage Loan (2.2%), the borrower filed a preliminary application for a 10-year Industrial and Commercial Abatement Program (the “ICAP Abatement”) and will file the final application once the sole tenant, WeWork, completes its build-out. WeWork will be credited for its share of the ICAP Abatement tax savings for each year of the abatement program. The abatement amount is calculated by taking the difference between (i) the gross real estate taxes for the projected fiscal year when the ICAP Abatement begins, and (ii) 115% of the gross real estate taxes for 2016/2017, and such result is the benefit base (“Benefit Base”). The tax abatement amount is equal to 100% of the Benefit Base for the first 5 years of the abatement period, and is reduced to 80% of the Benefit Base in year 6, 60% of the Benefit Base in year 7, 40% of the Benefit Base in year 8, and 20% of the Benefit Base in each of years 9 and 10.

●	With respect to the Restoration Hardware Palm Beach Mortgage Loan (2.0%), the Mortgaged Property benefits from a partial real estate tax reimbursement through the West Palm Beach Community Redevelopment Agency (the “CRA”). The borrower and the CRA entered into a certain Tax Increment Incentive Agreement (the “TIF Agreement”), under which the borrower is entitled to annual payments (the “TIF Payments”) from the CRA, up to a maximum aggregate amount of $7,000,000 (the “TIF Cap”). The annual TIF Payments are equal to 20% of the “increment revenues” generated by the Mortgaged Property, less certain revenue required to pay debt service on certain infrastructure bonds issued by the CityPlace Community Development District. The TIF Agreement will terminate upon the earlier to occur of (i) the expiration or termination of the lease of the sole tenant, Restoration Hardware (which expires January 31, 2032), or (ii) once the borrower has received TIF Payments up to the TIF Cap. As of the origination date, the CRA has paid to the borrower TIF Payments in the aggregate amount of $75,866 ($12,402, $12,571, $12,936 and $37,957 for tax years 2015-2018, respectively). The Mortgage Loan was underwritten assuming in-place property tax in the amount of $329,251, net of an estimated annual TIF Payment in the amount of approximately $38,000.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1 and representation and warranty number 18 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2 and Annex E-3, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-one (21) Mortgage Loans (62.1%) are interest-only until the maturity date.

Six (6) Mortgage Loans (17.1%) are amortizing until the maturity date and then have an expected Balloon Balance at the maturity date.

Six (6) Mortgage Loans (8.5%) provide for payments of interest-only for the first 24 to 60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Two (2) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans) (12.3%) provide for payments of interest until the maturity date or Anticipated Repayment Date and then have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	33	94.6%
1	5	1	3.8
6	(1)	1	1.5
Total		35	100.0%

(1)       3 days grace, once per trailing 12-month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans and Trust Subordinate Companion Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Each of the Moffett Towers II Building V Mortgage Loan (6.8%) and the Newport Corporate Center Mortgage Loan (5.5%) (each such Mortgage Loan, an “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

On or after the Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the related ARD Loan (and any related Companion Loan) has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates and the owners of the VRR interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the allocated loan amount of the related Mortgaged Property (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to three (3) Mortgage Loans (13.2%) (the “YM/Defeasance Loans”), the related Mortgage Loan documents permit the related borrower (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, during a prepayment period beginning in the months between twenty-four (24) and twenty-six (26) months, as applicable, following the origination date of the respective Mortgage Loan, and prior to the open prepayment period.

One (1) Mortgage Loan (8.2%) permits the related borrower, after a lockout period of 24 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1%, as applicable, of the prepaid amount if such repayment occurs prior to the related open prepayment period.

One (1) Mortgage Loan (7.9%) permits the related borrower, after a lockout period of 28 payments following the origination date, to prepay the Mortgage Loan with the payment of a yield maintenance charge if such repayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	4	5.0%
4	16	32.3
5	6	28.0
6	2	6.3
7	7	28.4
Total	35	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Pooled VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty (30) of the Mortgage Loans (the “Defeasance Loans”) (70.7%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the Mortgage Loan (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, three (3) of the Mortgage Loans (13.2%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date, the balloon payment and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Partial Releases; Partial Defeasance

With respect to each of the Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%) and the Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%), the related borrowers are permitted to obtain the release of any related individual Mortgaged Property after the expiration of the related defeasance lockout period upon satisfaction of the conditions set forth in the Mortgage Loan documents, including: (i) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the related borrowers defease a portion of the related Whole Loan equal to the applicable release price (as described below); (iii) after giving effect to such release, the debt service coverage ratio for the related remaining Mortgaged Properties will be no less than the greater of (1) the debt service coverage ratio of all of the related Mortgaged Properties (including the related individual Mortgaged Property to be released) immediately preceding such release and (2) 1.40x; (iv) after giving effect to such release, the loan-to-value ratio for the related remaining Mortgaged Properties is not greater than the lesser of (1) the loan-to-value ratio of all of the related Mortgaged Properties (including the related individual Mortgaged Property to be released) immediately preceding such release and (2) 65.0%; and (v) after giving effect to the release, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the related remaining Mortgaged Properties (such value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which excludes the value of personal property or going concern value, if any) is no more than 125%. With respect to each such Mortgage Loan, each of which is separately secured by a portfolio of three Mortgaged Properties, the release price for the first release is 110% of the allocated loan amount of the Mortgaged Property being released, and for the second release is 115% of the allocated loan amount of the Mortgaged Property being released.

With respect to the 159 Canal Street Mortgage Loan (3.6%), in the event of a successful Condominium Conversion, the borrower will have the right to obtain the free release of the Upper Unit for the purpose of demolishing or redeveloping the Upper Unit. No value was assigned to the Upper Unit in underwriting or in the appraisal. See “—Mortgage Pool Characteristics—Condominium Interests”.

With respect to the MGBW Portfolio Mortgage Loan (2.2%), the borrower is permitted to obtain the release of any individual Mortgaged Property after the expiration of the related defeasance lockout period, subject to the lender’s prior consent, which consent may be granted or denied in the lender’s sole discretion and may be conditioned upon satisfaction of the conditions set forth in the Mortgage Loan documents, including: (i) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the borrowers defease a portion of the related Whole Loan in an amount equal to the greater of 125% of the allocated loan amount of the individual Mortgaged Property being released and 100% of the net sales proceeds of such Mortgaged Property; (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties will be no less than the greater of (1) the debt service coverage ratio of all of the Mortgaged Properties (including the individual Mortgaged Property to be released) immediately preceding such release and (2) 1.47x; (iv) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (1) the loan-to-value ratio of all of the Mortgaged Properties (including the individual Mortgaged Property to be released) immediately preceding such release and (2) 65.0%; (v) such release has no “material adverse effect” (as such term is defined under the Mortgage Loan documents and includes, for purposes of this clause (v), a material adverse effect on the sole tenant at the Mortgaged Properties, Mitchell Gold + Bob Williams, a North Carolina corporation, generally, and such tenant’s operations at the remaining Mortgaged Properties) and (vi) after giving effect to the release, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Mortgaged Properties (such value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any) is no more than 125%.

With respect to the Onset Building Mortgage Loan (1.3%), the related borrower is permitted to obtain the release of a certain non-income producing parcel of the Mortgaged Property, provided that, among other conditions (i) the related borrower delivers a REMIC opinion, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property is equal to or greater than the greater of (a) 1.39x and (b) the debt service coverage ratio for the Mortgaged Property immediately prior to the consummation of the partial release and (iii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property is equal to or greater than the greater of (a) 8.75% and (b) the debt yield for the Mortgaged Property immediately prior to the consummation of the partial release.

With respect to the South Carolina Storage Portfolio Mortgage Loan (1.2%), at any time after the second anniversary of the Closing Date, the related borrower has the right to defease a portion of the Mortgage Loan and obtain a release of either one of the individual Mortgaged Properties, provided that, among other conditions, (i) the related borrower delivers defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount for each individual Mortgaged Property and (b) 100% of the net sales proceeds attributed to such individual Mortgaged Property, (ii) the related borrower delivers a REMIC opinion, (iii) the related borrower delivers a rating agency confirmation, (iv) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property is equal to or greater than the greater of (a) 8.90% and (b) the debt yield for both of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release and (v) after giving effect to the release, the loan-to-value ratio for the remaining Mortgaged Property is equal to or less than the lesser of

(a) 63.22% and (b) the loan-to-value ratio for both of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-six (26) of the Mortgage Loans (63.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-four (24) of the Mortgage Loans (48.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fourteen (14) of the Mortgage Loans (50.9%), secured by office, retail, industrial or mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Eleven (11) of the Mortgage Loans (16.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	20	$678,916,500	74.3%
Springing	14	200,263,091	21.9
Soft (Residential) / Hard (Retail)	1	35,000,000	3.8
Total	35	$ 914,179,591	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originators’ Underwriting Guidelines and Processes—Exceptions to Goldman Originators’ Disclosed Underwriting Guidelines”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes— Exceptions to CREFI’s Disclosed Underwriting Guidelines” and “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of one or more related Companion Loans, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans”, “—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name(1)	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required
101 California Street	$72,500,000	51.50%	N/A(2)	Yes
Western Digital R&D Campus	$37,895,000	64.75%	1.37x	Yes
Fairfield Inn & Suites Rehoboth Beach	$11,535,838	70.0%	1.70x	Yes
University Village	$8,357,500	65.0%	1.80x	Yes

(1)	Future mezzanine debt permitted in connection with the sale of the related Mortgaged Property and assumption of the related Mortgage Loan.

(2)	The 101 California Street Mortgage Loan documents do not provide a threshold amount for the Combined Minimum DSCR; however, immediately after giving effect to the closing of such future mezzanine debt, the combined minimum debt yield (as calculated in the related Mortgage Loan documents) may not be less than 8.35%.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include certain cure and repurchase rights of the mezzanine lender. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

With respect to the Newport Corporate Center Mortgage Loan (5.5%), Square Mile Bellevue Preferred LLC (“Square Mile Bellevue”) has made a $96,000,000 preferred equity investment in the borrower’s sole member, which equates to an indirect 56.74% preferred equity interest in the borrower. The initial interest rate of the preferred equity is 10.25% per annum. The rights of Square Mile Bellevue are governed by a certain Recognition Agreement, dated as of April 10, 2019 by and among DBNY, Wells Fargo Bank, National Association, Square Mile Bellevue, Square Mile PE Partners LP and Square Mile PE Partners A LP, which includes, among other things, (i) notice and cure rights; (ii) the ability to provide a replacement guaranty upon a change of control of the borrower from an entity with (x) not less than $100 million in net worth ($80 million in the case of Square Mile or its affiliates) and (y) not less than $10 million in liquidity; (iii) the option to purchase the Whole Loan in the event of an acceleration of the Whole Loan following an event of default and (iv) transferability rights to a qualified transferee.

The preferred equity return is required to be paid currently on a monthly basis, and it is a default and trigger event under the operating agreement of the Newport Corporate Center Joint Venture (the “Holdco Organizational Agreement”) if payments are not made currently. However, in the event that property revenue less property expenses (including debt service) is insufficient to make a monthly payment on the preferred return, any such unpaid monthly payment on the preferred return will accrue and will be deemed added to the preferred equity investment. It will be a default and trigger event under the Holdco Organizational Agreement if the aggregate accrued and unpaid monthly payments on the preferred return exceed $10,000,000. Prior to a trigger period under the Holdco Organizational Agreement (which includes, in addition to certain delineated material defaults, the occurrence of the ARD), Square Mile Bellevue will be entitled to distributions from Available Cash equal to (i) an amount equal to the monthly payment due on the preferred return (plus any previously accrued and unpaid payments) plus (ii) if the Amortization Conditions are satisfied, all Available Cash remaining following the payment to the borrower sponsor equating to a 10.25% per annum return on the borrower sponsor’s investment (plus any previously accrued and unpaid payments) until the balance of the preferred equity investment and all other amounts due to Square Mile Bellevue (collectively, the “Redemption Amount”) are paid. Following a trigger period under the Holdco Organizational Agreement, Square Mile Bellevue will be entitled to distributions from Available Cash until the Redemption Amount is paid. Following a casualty or condemnation, Square Mile Bellevue will be entitled to monthly payments from liquidation proceeds net of the amount required to be paid or deposited under the Whole Loan documents until the Redemption Amount is paid.

“Amortization Conditions” means (i) the T-Mobile leases remain in full force and effect and (ii) no trigger period under the Whole Loan documents is continuing.

“Available Cash” means, on each preferred equity payment date, with respect to the applicable cash flow period, the amount, if any, by which (a) revenue for such cash flow period from whatever source, exceeds (b) (i) all cash expenditures made by the Newport Corporate Center Joint Venture for property expenses (including debt service) in accordance with the approved annual budget or as otherwise permitted under the Holdco Organizational Agreement, (ii) any additions to reserves permitted under the Holdco Organizational Agreement and any reserves required under the Whole Loan documents, and (iii) any other amounts (x) required to be paid under the Whole Loan documents, (y) held in any Whole Loan account and not disbursed to the borrower during any cash sweep period under the Whole Loan and/or (z) determined in borrower sponsor’s reasonable discretion and approved by Square Mile Bellevue in its sole discretion.

The “Newport Corporate Center Joint Venture” means Preylock SM Bellevue JV LLC, a joint venture between the borrower sponsor and Square Mile Bellevue, which is the 100% direct owner of the borrower.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the Pecos North Industrial Mortgage Loan (2.0%), the borrower entered into three improvement agreements with the City of Westminster (“Westminster”), pursuant to which the borrower agreed to establish landscaping and construct certain improvements to the Mortgaged Property (the “Improvements Work”). The improvement agreements are currently in a warranty period that expires in December 2020 with respect to one surety bond, and in August 2020 with respect to the other two. During the duration of the warranty period, Westminster has the right to inspect the Improvements Work and require the borrower to remedy any issues. The borrower and Hartford Fire Insurance Company, as surety, issued three surety bonds with respect to the improvement agreements, each equal to 115% of the estimated cost of the applicable Improvements Work. The aggregate value of the surety bonds is $374,760. The borrower and certain principals (including the borrower sponsor) entered into an indemnity agreement in favor of Hartford Fire and Insurance Company with respect to the surety bonds (the “Hartford Indemnity”). A default by the borrower with respect to any improvement agreement or with respect to the Hartford Indemnity would be recourse to the borrower and the guarantor for any losses.

●	With respect to the University Village Mortgage Loan (0.9%), the limited liability company agreement of UVM Associates, LLC (“UVM”), the 95.0% member of the borrower, allows for both capital contributions and loans from its members. The members of UVM have made unsecured loans to UVM in the amount of $1,641,600 in lieu of capital contributions. The two noted members (through their principal owners, Michel Deller and Hellen Deller) have entered into a subordination and standstill agreement for the benefit of lender with respect to the debt obligation.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Diamondback Industrial Portfolio 2 Mortgage Loan, 250 Livingston Mortgage Loan, Waterfront Plaza Mortgage Loan, 101 California Street Mortgage Loan, Diamondback Industrial Portfolio 1 Mortgage Loan, Moffett Towers II Building V Mortgage Loan, 59 Maiden Lane Mortgage Loan, Newport Corporate Center Mortgage Loan, Western Digital R&D Campus Mortgage Loan, ARC Apartments Mortgage Loan, Waterford Lakes Town Center Mortgage Loan, 57 East 11th Street Mortgage Loan and Green Hills Corporate Center Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“101 California Street TSA” means the trust and servicing agreement governing the servicing of the 101 California Street Whole Loan.

“AB Whole Loan” means the Diamondback Industrial Portfolio 2 Whole Loan, the Diamondback Industrial Portfolio 1 Whole Loan, the 101 California Street Whole Loan, the Moffett Towers II Building V Whole Loan, the Newport Corporate Center Whole Loan and the ARC Apartments Whole Loan.

“BANK 2019-BNK18 PSA” means the pooling and servicing agreement governing the servicing of the Newport Corporate Center Whole Loan.

“Benchmark 2019-B10 PSA” means the pooling and servicing agreement governing the servicing of the ARC Apartments Whole Loan.

“Benchmark 2019-B11 PSA” means the pooling and servicing agreement governing the servicing of the Western Digital R&D Campus Whole Loan and the Green Hills Corporate Center Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“GSMS 2019-GC39 PSA” means the pooling and servicing agreement governing the servicing of the Moffett Towers II Building V Whole Loan, the 59 Maiden Lane Whole Loan and the Waterford Lakes Town Center Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the 101 California Street Whole Loan, the Moffett Towers II Building V Whole Loan, the Newport Corporate Center Whole Loan and the ARC Apartments Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related co-lender agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans and no Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means each of the pooling and servicing agreements identified under the column titled “Non-Serviced PSA” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of the 101 California Street Subordinate Companion Loans, the Moffett Towers II Building V Subordinate Companion Loans, the Newport Corporate Center Subordinate Companion Loans and the ARC Apartments Subordinate Companion Loans.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans.

“Serviced AB Mortgage Loan” means the Diamondback Industrial Portfolio 2 Mortgage Loan and the Diamondback Industrial Portfolio 1 Mortgage Loan.

“Serviced AB Whole Loan” means the Diamondback Industrial Portfolio 2 Whole Loan and the Diamondback Industrial Portfolio 1 Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans and no Serviced Subordinate Companion Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means each of the Diamondback Industrial Portfolio 2 Subordinate Companion Loan and the Diamondback Industrial Portfolio 1 Subordinate Companion Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means each of the Diamondback Industrial Portfolio 2 Subordinate Companion Loan, the 101 California Street Subordinate Companion Loans, the Moffett Towers II Building V Subordinate Companion Loans, the Newport Corporate Center Subordinate Companion Loans, the ARC Apartments Subordinate Companion Loan and the Diamondback Industrial Portfolio 1 Subordinate Companion Loan.

“Whole Loan” means each of the Diamondback Industrial Portfolio 2 Whole Loan, 250 Livingston Whole Loan, Waterfront Plaza Whole Loan, 101 California Street Whole Loan, Moffett Towers II Building V Whole Loan, 59 Maiden Lane Whole Loan, Newport Corporate Center Whole Loan, Western Digital R&D Campus Whole Loan, ARC Apartments Whole Loan, Waterford Lakes Town Center Whole Loan, Diamondback Industrial Portfolio 1 Whole Loan, 57 East 11th Street Whole Loan and Green Hills Corporate Center Whole Loan as the context may require and as applicable.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Diamondback Industrial Portfolio 2	$78,000,000	8.5%	-	$61,000,000	35.0%	62.3%	4.35x	2.44x
250 Livingston	$75,000,000	8.2%	$50,000,000	-	59.5%	59.5%	2.53x	2.53x
Waterfront Plaza	$74,862,673	8.2%	$49,908,449	-	73.4%	73.4%	1.54x	1.54x
101 California Street	$72,500,000	7.9%	$454,500,000	$228,000,000	35.9%	51.5%	3.22x	2.07x
Moffett Towers II Building V	$62,500,000	6.8%	$107,500,000	$125,000,000	42.5%	73.8%	3.32x	1.60x
59 Maiden Lane	$50,000,000	5.5%	$150,000,000	-	41.7%	41.7%	2.69x	2.69x
Newport Corporate Center	$50,000,000	5.5%	$114,000,000	$148,000,000	34.5%	65.5%	5.63x	2.34x
Western Digital R&D Campus	$37,895,000	4.1%	$38,000,000	-	64.8%	64.8%	1.79x	1.79x
ARC Apartments	$35,000,000	3.8%	$60,000,000	$92,000,000	32.0%	63.0%	3.48x	1.52x
Waterford Lakes Town Center	$34,918,261	3.8%	$144,661,366	-	66.9%	66.9%	1.43x	1.43x
Diamondback Industrial Portfolio 1	$20,000,000	2.2%	$50,000,000	$60,250,000	34.1%	63.5%	4.43x	2.38x
57 East 11th Street	$20,000,000	2.2%	$35,000,000	-	59.8%	59.8%	1.55x	1.55x
Green Hills Corporate Center	$11,500,000	1.3%	$50,000,000	-	63.4%	63.4%	2.28x	2.28x

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding the related Subordinate Companion Loan(s).

(2)	Calculated including the related Pari Passu Companion Loan(s) and the related Subordinate Companion Loan(s).

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Diamondback Industrial Portfolio 2	Serviced	N/A	A-1	Non-Control Note	Pari Passu	$40,000,000	GSMS 2019-GC40
			A-2	Non-Control Note	Pari Passu	$25,000,000	GSMS 2019-GC40
			A-3	Non-Control Note	Pari Passu	$13,000,000	GSMS 2019-GC40
			B	Control Note	Subordinate	$61,000,000	GSMS 2019-GC40
250 Livingston	Serviced	N/A	A-1	Control Note	Pari Passu	$75,000,000	GSMS 2019-GC40
			A-2	Non-Control Note	Pari Passu	$50,000,000	CREFI
Waterfront Plaza	Serviced	N/A	A-1	Control Note	Pari Passu	$59,890,139	GSMS 2019-GC40
			A-2	Non-Control Note	Pari Passu	$39,926,759	DBRI(1)
			A-3	Non-Control Note	Pari Passu	$14,972,535	GSMS 2019-GC40
			A-4	Non-Control Note	Pari Passu	$9,981,690	DBRI(1)
101 California Street	Non-Serviced	101 California Street TSA	A-1	Control Note	Pari Passu	$245,250,000	CALI 2019-101C
			A-2	Non-Control Note	Pari Passu	$41,750,000	CALI 2019-101C
			A-3	Non-Control Note	Pari Passu	$77,500,000	GSMS 2019-GC39
			A-4	Non-Control Note	Pari Passu	$50,000,000	GSMS 2019-GC40
			A-5	Non-Control Note	Pari Passu	$22,500,000	GSMS 2019-GC40
			A-6	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			A-7	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2019-B11
			A-8	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B10
			A-9	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B10
			B-1	Non-Control Note	Subordinate	$171,000,000	CALI 2019-101C
			B-2	Non-Control Note	Subordinate	$57,000,000	CALI 2019-101C
Moffett Towers II Building V	Non-Serviced	GSMS 2019-GC39 PSA	A-1	Non-Control Note	Pari Passu	$42,500,000	Benchmark 2019-B11
			A-2	Non-Control Note	Pari Passu	$65,000,000	GSMS 2019-GC39
			A-3	Non-Control Note	Pari Passu	$50,000,000	GSMS 2019-GC40
			A-4	Non-Control Note	Pari Passu	$12,500,000	GSMS 2019-GC40
			B-1	Non-Control Note	Senior Subordinate	$63,750,000	Hanwha Debt Strategy Private Real Estate Fund 21-1
			B-2	Non-Control Note	Senior Subordinate	$21,250,000	Hanwha Debt Strategy Private Real Estate Fund 21-1
			C-1	(2)	Junior Subordinate	$30,000,000	Hanwha Debt Strategy Private Real Estate Fund 21-2
			C-2	(2)	Junior Subordinate	$10,000,000	Hanwha Debt Strategy Private Real Estate Fund 21-2
59 Maiden Lane	Non-Serviced	GSMS 2019-GC39 PSA	A-1	Control Note	Pari Passu	$75,000,000	GSMS 2019-GC39
			A-2	Non-Control Note	Pari Passu	$75,000,000	Benchmark 2019-B11
			A-3	Non-Control Note	Pari Passu	$50,000,000	GSMS 2019-GC40
Newport Corporate Center	Non-Serviced	BANK 2019-BNK18	A-1-A	Non-Control Note	Pari Passu	$50,000,000	GSMS 2019-GC40
			A-1-B, A-1-C	Non-Control Note	Pari Passu	$40,200,000	Benchmark 2019-B11
			A-2-A, A-2-B, A-2-C	Non-Control Note	Pari Passu	$73,800,000	BANK 2019-BNK18
			B-1-A, B-2-A	Non-Control Note	Subordinate	$13,000,000	Wilton Reassurance Company
			B-1-B, B-2-B	Non-Control Note	Subordinate	$5,000,000	Highmark Inc.
			C-1-A, C-2-A	Non-Control Note	Subordinate	$40,000,000	Prima Mortgage Investment Trust, LLC
			C-1-B, C-2-B	Non-Control Note	Subordinate	$34,000,000	New York State Teachers’ Retirement Fund
			D-1, D-2	Control Note	Subordinate	$56,000,000	PCSD PR Cap IV NR Reten Private Limited
Western Digital R&D Campus	Non-Serviced	Benchmark 2019-B11 PSA	A-1	Control Note	Pari Passu	$38,000,000	Benchmark 2019-B11
			A-2	Non-Control Note	Pari Passu	$37,895,000	GSMS 2019-GC40
ARC Apartments	Non-Serviced	Benchmark 2019-B10 PSA	A1-A1	Non-Control Note(3)	Pari Passu	$22,000,000	Benchmark 2019-B10
			A1-A2	Non-Control Note(3)	Pari Passu	$35,000,000	GSMS 2019-GC40
			A1-B	Non-Control Note(3)	Pari Passu	$38,000,000	Benchmark 2019-B10
			A2	Non-Control Note(3)	Senior Subordinate	$47,000,000	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 14(H)
			B	Control Note(3)	Junior Subordinate	$45,000,000	SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 15(H)
Waterford Lakes Town Center	Non-Serviced	GSMS 2019-GC39 PSA	A-1-A	Control Note	Pari Passu	$54,871,552	GSMS 2019-GC39
			A-1-B	Non-Control Note	Pari Passu	$34,918,261	GSMS 2019-GC40
			A-2-A	Non-Control Note	Pari Passu	$44,894,907	BANA
			A-2-B	Non-Control Note	Pari Passu	$44,894,907	BANA

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Diamondback Industrial Portfolio 1	Serviced	N/A	A-1	Non-Control Note(3)	Pari Passu	$40,000,000	DBRI(1)
			A-2	Non-Control Note	Pari Passu	$20,000,000	GSMS 2019-GC40
			A-3	Non-Control Note	Pari Passu	$10,000,000	DBRI(1)
			B	Control Note(4)	Subordinate	$60,250,000	GSMS 2019-GC40
57 East 11th Street	Serviced	N/A	A-1	Non-Control Note	Pari Passu	$15,000,000	GSMS 2019-GC39
			A-2	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B11
			A-3	Control Note	Pari Passu	$20,000,000	GSMS 2019-GC40
Green Hills Corporate Center	Non-Serviced	Benchmark 2019-B11 PSA	A-1	Control Note	Pari Passu	$50,000,000	Benchmark 2019-B11
			A-2	Non-Control Note	Pari Passu	$11,500,000	GSMS 2019-GC40

(1)	It is expected that DBRI will purchase the Waterfront Plaza pari passu companion loans and the Diamondback Industrial Portfolio 1 pari passu companion loans for cash from DBNY pursuant to a mortgage loan purchase agreement dated and effective as of June 14, 2019. It is also expected that DBRI will hold the Diamondback Industrial Portfolio 1 pari passu companion loans and the Waterfront Plaza pari passu companion loans after the Closing Date in the ordinary course of business and that such companion loans will be securitized in one or more future securitization transactions.

(2)	The initial controlling noteholder is the holder or holders of a majority of the Moffett Towers II Building V Junior Subordinate Loans (by principal balance), which is expected to be Hanwha Debt Strategy Private Real Estate Fund 21-2, as the holder of the majority of the outstanding aggregate principal balance of the subordinate companion loans evidenced by note C-1 and note C-2.

(3)	With respect to ARC Apartments, the initial Control Note is Note B. Following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the Control Note. Following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—ARC Apartments Whole Loan”.

(4)	With respect to Diamondback Industrial Portfolio 1, the initial Control Note is Note B. Following the occurrence (and during the continuance) of a Note B control appraisal period, Note A-1 (which is not part of the mortgage pool) will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Property Protection Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Property Protection Advance would be a Nonrecoverable Advance.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Property Protection Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note.

The master servicer or the special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loans

Diamondback Industrial Portfolio 2 Whole Loan

General

The Diamondback Industrial Portfolio 2 Mortgage Loan (8.5%) is part of a Whole Loan structure comprised of four (4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Diamondback Industrial Portfolio 2 Mortgage Loan is part of a Whole Loan evidenced by four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Diamondback Industrial Portfolio 2 Whole Loan (as defined below) is evidenced by: (i) three senior pari passu promissory notes designated as Note A-1, having a Cut-off Date Balance of $40,000,000 (the “Diamondback Industrial Portfolio 2 Note A-1”), Note A-2, having a Cut-off Date Balance of $25,000,000 (the “Diamondback Industrial Portfolio 2 Note A-2”) and Note A-3, having a Cut-off Date Balance of $13,000,000 (the “Diamondback Industrial Portfolio 2 Note A-3”) (collectively, the “Diamondback Industrial Portfolio 2 Mortgage Loan” or the “Diamondback Industrial Portfolio 2 Senior Notes” and the holders of such Diamondback Industrial Portfolio 2 Senior Notes, the “Diamondback Industrial Portfolio 2 Note A Holders” and each holder, a “Diamondback Industrial Portfolio 2 Note A Holder”) and which three Diamondback Industrial Portfolio 2 Senior Notes evidence the Diamondback Industrial Portfolio 2 Mortgage Loan and (ii) one promissory note B with a principal balance as of the Cut-off Date of $61,000,000 that evidences a Subordinate Companion Loan (the “Diamondback Industrial Portfolio 2 Trust Subordinate

Companion Loan”), which is subordinate to the Diamondback Industrial Portfolio 2 Senior Notes. The holder of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan is referred to in this prospectus as the “Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder”. The Diamondback Industrial Portfolio 2 Senior Notes and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan are collectively referred to in this prospectus as the “Diamondback Industrial Portfolio 2 Whole Loan”.

The rights of the holders of the promissory notes evidencing the Diamondback Industrial Portfolio 2 Whole Loan (the “Diamondback Industrial Portfolio 2 Noteholders”) are subject to an Intercreditor Agreement (the “Diamondback Industrial Portfolio 2 Intercreditor Agreement”). The following summaries describe certain provisions of the Diamondback Industrial Portfolio 2 Intercreditor Agreement.

Servicing

The Diamondback Industrial Portfolio 2 Whole Loan will be serviced and administered pursuant to the terms of the PSA and the Diamondback Industrial Portfolio 2 Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Servicing Advances with respect to the Diamondback Industrial Portfolio 2 Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Diamondback Industrial Portfolio 2 Whole Loan.

Application of Payments

The Diamondback Industrial Portfolio 2 Intercreditor Agreement sets forth the respective rights of the holder of the Diamondback Industrial Portfolio 2 Mortgage Loan and the holder of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the Diamondback Industrial Portfolio 2 Whole Loan, and provides, in general, that the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan and the respective rights of the holder of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, respectively, will, prior to a Diamondback Industrial Portfolio 2 Sequential Pay Event, be junior, subject and subordinate to the Diamondback Industrial Portfolio 2 Mortgage Loan and the respective rights of the holder of the Diamondback Industrial Portfolio 2 Mortgage Loan to receive payments of interest, principal and other amounts with respect to the Diamondback Industrial Portfolio 2 Mortgage Loan, respectively, as and to the extent set forth in the Diamondback Industrial Portfolio 2 Intercreditor Agreement.

If no Diamondback Industrial Portfolio 2 Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Diamondback Industrial Portfolio 2 Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Diamondback Industrial Portfolio 2 Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Diamondback Industrial Portfolio 2 Whole Loan pursuant to the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 2 Whole Loan or the Diamondback Industrial Portfolio 2 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the Diamondback Industrial Portfolio 2 Whole Loan (a “Diamondback Industrial Portfolio 2 Workout”), the aggregate principal balance of the Diamondback Industrial Portfolio 2 Senior Notes has been reduced, such excess amount will be paid to the Diamondback Industrial Portfolio 2 Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Diamondback Industrial Portfolio 2 Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan (the “Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the Diamondback Industrial Portfolio 2 Intercreditor Agreement, to reimburse the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder for all such cure payments;

sixth, to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 2 Whole Loan or the Diamondback Industrial Portfolio 2 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a Diamondback Industrial Portfolio 2 Workout, the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan as a result of such Diamondback Industrial Portfolio 2 Workout, plus interest on such amount at the related note interest rate;

ninth, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Diamondback Industrial Portfolio 2 Note A Percentage Interest multiplied by (ii) the Diamondback Industrial Portfolio 2 Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Diamondback Industrial Portfolio 2 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Diamondback Industrial Portfolio 2 Note A Holders and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in

accordance with the Diamondback Industrial Portfolio 2 Note A Percentage Interest and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 2 Note A Holders to be allocated among the Diamondback Industrial Portfolio 2 Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Diamondback Industrial Portfolio 2 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Diamondback Industrial Portfolio 2 Note A Holders and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in accordance with the initial the Diamondback Industrial Portfolio 2 Note A Percentage Interest and the initial the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 2 Note A Holders to be allocated among the Diamondback Industrial Portfolio 2 Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the Diamondback Industrial Portfolio 2 Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Diamondback Industrial Portfolio 2 Whole Loan or the Diamondback Industrial Portfolio 2 Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Diamondback Industrial Portfolio 2 Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the Diamondback Industrial Portfolio 2 Whole Loan pursuant to the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the PSA;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 2 Whole Loan or the Diamondback Industrial Portfolio 2 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the Diamondback Industrial Portfolio 2 Workout the aggregate principal balance of the Diamondback Industrial Portfolio 2 Senior Notes has been reduced, such excess amount will be required to be paid to the Diamondback Industrial Portfolio 2 Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the Diamondback Industrial Portfolio 2 Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the Diamondback Industrial Portfolio 2 Intercreditor Agreement, to reimburse the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder for all such cure payments; and to the Diamondback Industrial Portfolio 2 Trust Subordinate

Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder, until the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan has been reduced to zero;

eighth, to the Diamondback Industrial Portfolio 2 Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the Diamondback Industrial Portfolio 2 Note A Percentage Interest multiplied by (ii) Diamondback Industrial Portfolio 2 Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 2 Whole Loan or the Diamondback Industrial Portfolio 2 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the Diamondback Industrial Portfolio 2 Workout the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan has been reduced, such excess amount will be paid to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan as a result of such Diamondback Industrial Portfolio 2 Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Diamondback Industrial Portfolio 2 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Diamondback Industrial Portfolio 2 Note A Holders and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 2 Note A Percentage Interest and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 2 Note A Holders to be allocated between the Diamondback Industrial Portfolio 2 Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Diamondback Industrial Portfolio 2 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Diamondback Industrial Portfolio 2 Note A Holders and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 2 Note A Percentage Interest and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 2 Note A Holders to be allocated between the Diamondback Industrial Portfolio 2 Note A Holders pro rata based on their respective principal balances.

“Diamondback Industrial Portfolio 2 Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the Diamondback Industrial Portfolio 2 Senior Notes, and the denominator of which is the sum of the principal balances of the Diamondback Industrial Portfolio 2 Senior Notes and the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan.

“Diamondback Industrial Portfolio 2 Note A Rate” means 3.565%.

“Diamondback Industrial Portfolio 2 Note A Relative Spread” means the ratio of the Diamondback Industrial Portfolio 2 Note A Rate to the weighted average of the Diamondback Industrial Portfolio 2 Note A Rate and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Rate.

“Diamondback Industrial Portfolio 2 Note A-1 Holder” means the holder of Diamondback Industrial Portfolio 2 Note A-1.

“Diamondback Industrial Portfolio 2 Note A-2 Holder” means the holder of Diamondback Industrial Portfolio 2 Note A-2.

“Diamondback Industrial Portfolio 2 Note A-3 Holder” means the holder of Diamondback Industrial Portfolio 2 Note A-3.

“Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the Diamondback Industrial Portfolio 2 Mortgage Loan and the principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan.

“Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Rate” means 3.565%.

“Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Relative Spread” means the ratio of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Rate to the weighted average of the Diamondback Industrial Portfolio 2 Note A Rate and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Rate.

“Diamondback Industrial Portfolio 2 Sequential Pay Event” means any event of default under the Diamondback Industrial Portfolio 2 Whole Loan with respect to an obligation to pay money due under the Diamondback Industrial Portfolio 2 Whole Loan, any other event of default for which the Diamondback Industrial Portfolio 2 Whole Loan is actually accelerated or any other event of default which causes the Diamondback Industrial Portfolio 2 Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Diamondback Industrial Portfolio 2 Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Diamondback Industrial Portfolio 2 Whole Loan. A Diamondback Industrial Portfolio 2 Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 2 Intercreditor Agreement) and will not be deemed to exist to the extent the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder is exercising its cure rights under the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the default that led to the occurrence of such the Diamondback Industrial Portfolio 2 Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the Diamondback Industrial Portfolio 2 Intercreditor Agreement, the controlling holder with respect to the Diamondback Industrial Portfolio 2 Whole Loan (the “Diamondback Industrial Portfolio 2 Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period has occurred and is continuing, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder and (ii) if and for so long as a Diamondback Industrial Portfolio 2 Control Appraisal Period has occurred and is continuing, the Diamondback Industrial Portfolio 2 Note A-1 Holder; provided, however, that from and after the Closing Date, references to the “Diamondback Industrial Portfolio 2 Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the Diamondback Industrial Portfolio 2 Intercreditor Agreement, as and to the extent provided in the PSA; and provided further that, if the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder would be the Diamondback Industrial Portfolio 2 Controlling Noteholder pursuant to the terms of the Diamondback Industrial Portfolio 2 Intercreditor Agreement, but any interest in the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the Diamondback Industrial Portfolio 2 Controlling Noteholder in respect of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, then a Diamondback Industrial Portfolio 2 Control Appraisal Period will be deemed to have occurred. The Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder is the Diamondback Industrial Portfolio 2 Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the Diamondback Industrial Portfolio 2 Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Diamondback Industrial Portfolio 2 Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Diamondback Industrial Portfolio 2 Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such Diamondback Industrial Portfolio 2 Major Decision (or making a determination not to take action with respect to such Diamondback Industrial Portfolio 2 Major Decision), the master servicer or the special servicer must receive the written consent of the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its representative) before implementing a decision with respect to such Diamondback Industrial Portfolio 2 Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a Diamondback Industrial Portfolio 2 Major Decision and the Major Decision Reporting Package (as such term is defined in the Diamondback Industrial Portfolio 2 Intercreditor Agreement), then the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its controlling noteholder representative) in the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the PSA, is necessary to protect the interests of the Diamondback Industrial Portfolio 2 Noteholders (as a collective whole (taking into account the subordinate nature of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan and the pari passu nature of the Diamondback Industrial Portfolio 2 Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the Diamondback Industrial Portfolio 2 Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Diamondback Industrial Portfolio 2 Noteholders, and the applicable servicer has made a reasonable effort to contact the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the Diamondback Industrial Portfolio 2

Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Diamondback Industrial Portfolio 2 Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the Diamondback Industrial Portfolio 2 Intercreditor Agreement or the PSA.

The special servicer will be required to provide copies to each Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the Diamondback Industrial Portfolio 2 Controlling Noteholder pursuant to the PSA with respect to any of the Diamondback Industrial Portfolio 2 Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Diamondback Industrial Portfolio 2 Controlling Noteholder, and the special servicer will be required to consult with each Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder requests consultation with respect to any such Diamondback Industrial Portfolio 2 Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder, whether or not such Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Diamondback Industrial Portfolio 2 Control Appraisal Period” will exist with respect to the Diamondback Industrial Portfolio 2 Whole Loan, if and for so long as:

(1)           the initial principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan after the date of creation of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Diamondback Industrial Portfolio 2 Whole Loan that is allocated to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan and (z) any losses realized with respect to the Diamondback Industrial Portfolio 2 Mortgaged Property or the Diamondback Industrial Portfolio 2 Whole Loan that are allocated to the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, is less than

(2)           25% of the remainder of (i) the initial principal balance of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder on the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, after the date of creation of such Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan,

provided that a Diamondback Industrial Portfolio 2 Control Appraisal Period will terminate upon the occurrence of a cure by the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder pursuant to the terms of the Diamondback Industrial Portfolio 2 Intercreditor Agreement.

“Diamondback Industrial Portfolio 2 Lead Securitization” means the securitization of GS Mortgage Securities Trust 2019-GC40, Commercial Mortgage Pass-Through Certificates, 2019-GC40.

“Diamondback Industrial Portfolio 2 Noteholder” means any of the Diamondback Industrial Portfolio 2 Note A Holders and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder, as applicable.

“Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder” means each Diamondback Industrial Portfolio 2 Note A Holder that is not the Diamondback Industrial Portfolio 2 Controlling Noteholder; provided that, from and after the Diamondback Industrial Portfolio 2 Lead Securitization, “Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder” means each Diamondback Industrial Portfolio 2 Note A Holder, if any, whose A note is no longer included in the Diamondback Industrial Portfolio 2 Lead Securitization or, if such A note is then included in a Diamondback Industrial Portfolio 2 Non-Lead Securitization (other than the Diamondback Industrial Portfolio 2 Lead Securitization), the Diamondback Industrial Portfolio 2 Note A Subordinate Class Representative pursuant to the Diamondback Industrial Portfolio 2 Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder’s A Note is held by (or the related Diamondback Industrial Portfolio 2 Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder with respect to such A Note.

“Diamondback Industrial Portfolio 2 Non-Lead Securitization” means any securitization other than a Diamondback Industrial Portfolio 2 Lead Securitization.

“Diamondback Industrial Portfolio 2 Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the Diamondback Industrial Portfolio 2 Lead Securitization and is then included in a Diamondback Industrial Portfolio 2 Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

For so long as the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder is entitled to avoid a Diamondback Industrial Portfolio 2 Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such Diamondback Industrial Portfolio 2 Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Diamondback Industrial Portfolio 2 Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Diamondback Industrial Portfolio 2 Control Appraisal Period not to occur.

“Diamondback Industrial Portfolio 2 Major Decision” means a “Major Decision” under the PSA or any one or more analogous terms in the PSA at any time when one or more of the Diamondback Industrial Portfolio 2 Senior Notes and Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Diamondback Industrial Portfolio 2 Whole Loan by the end of the applicable grace period or any other event of default under the related Diamondback Industrial Portfolio 2 Whole Loan documents occurs and is continuing, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Diamondback Industrial Portfolio 2 Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the Diamondback Industrial Portfolio 2 Senior Notes and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan, the Diamondback Industrial Portfolio 2 Note A-1 Holder) consents to additional cure periods, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Diamondback Industrial Portfolio 2 Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Diamondback Industrial Portfolio 2 Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Diamondback Industrial Portfolio 2 Whole Loan (including for purposes of (i) whether a “Diamondback Industrial Portfolio 2 Sequential Pay Event” has occurred (ii) accelerating the Diamondback Industrial Portfolio 2 Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Diamondback Industrial Portfolio 2 Mortgaged Property; or (iii) treating the Diamondback Industrial Portfolio 2 Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan is an asset of the issuing entity, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the Diamondback Industrial Portfolio 2 Whole Loan or a servicing transfer event, the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder will have the right, by written notice to the Diamondback Industrial Portfolio 2 Note A Holders (a “Diamondback Industrial Portfolio 2 Purchase Notice”), to purchase in immediately available funds, the Diamondback Industrial Portfolio 2 Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the Diamondback Industrial Portfolio 2 Purchase Notice to the then current Diamondback Industrial Portfolio 2 Note A Holders, the Diamondback Industrial Portfolio 2 Note A Holders will be required to sell (and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder will be required to purchase) the Diamondback Industrial Portfolio 2 Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “Diamondback Industrial Portfolio 2 Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Diamondback Industrial Portfolio 2 Purchase Notice. The failure of the requesting purchaser to purchase the Diamondback Industrial Portfolio 2 Mortgage Loan on the Diamondback Industrial Portfolio 2 Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Diamondback Industrial Portfolio 2 Whole Loan or servicing transfer event that gave rise to such right. The right of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder to purchase the Diamondback Industrial Portfolio 2 Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Diamondback Industrial Portfolio 2 Mortgaged Property. Notwithstanding the foregoing sentence, the Diamondback Industrial Portfolio 2 Note A Holders are required to give the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Diamondback Industrial Portfolio 2 Mortgaged Property is transferred to the Diamondback Industrial Portfolio 2 Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Diamondback Industrial Portfolio 2 Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the Diamondback Industrial Portfolio 2 Whole Loan, the Diamondback Industrial Portfolio 2 Note A Holders will be required to notify the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder of such transfer and the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the Diamondback Industrial Portfolio 2 Note A Holders to deliver the Diamondback Industrial Portfolio 2

Purchase Notice to the Diamondback Industrial Portfolio 2 Note A Holders, in which case the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder will be obligated to purchase the Diamondback Industrial Portfolio 2 Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Diamondback Industrial Portfolio 2 Intercreditor Agreement and the PSA, if the Diamondback Industrial Portfolio 2 Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Diamondback Industrial Portfolio 2 Mortgage Loan in accordance with the PSA, then the special servicer may elect to sell the Diamondback Industrial Portfolio 2 Whole Loan subject to the consent (or deemed consent) of the Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder or the Diamondback Industrial Portfolio 2 Controlling Noteholder under the provisions described above under “—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 2 Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the Diamondback Industrial Portfolio 2 Intercreditor Agreement, the Diamondback Industrial Portfolio 2 Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Diamondback Industrial Portfolio 2 Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other Diamondback Industrial Portfolio 2 Noteholders.

Amendments

The Diamondback Industrial Portfolio 2 Intercreditor Agreement may only be amended by the consent of all Diamondback Industrial Portfolio 2 Noteholders.

Diamondback Industrial Portfolio 1 Whole Loan

General

The Diamondback Industrial Portfolio 1 Mortgage Loan (2.2%) is part of a Whole Loan structure comprised of four (4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Diamondback Industrial Portfolio 1 Mortgage Loan is part of a Whole Loan evidenced by four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Diamondback Industrial Portfolio 1 Whole Loan (as defined below) is evidenced by: (i) one senior pari passu promissory note designated as Note A-2, having a Cut-off Date Balance of $20,000,000 that evidences the Diamondback Industrial Portfolio 1 Mortgage Loan, (ii) two senior pari passu notes designated as Note A-1, having a Cut-off Date Balance of $40,000,000 (the “Diamondback Industrial Portfolio 1 Note A-1”) and Note A-3, having a Cut-off Date Balance of $10,000,000 (the “Diamondback Industrial Portfolio 1 Note A-3” (together with the Diamondback Industrial Portfolio 1 Mortgage Loan, the “Diamondback Industrial Portfolio 1 Senior Notes” and the holders of such Diamondback Industrial Portfolio 1 Senior Notes, the “Diamondback Industrial Portfolio 1 Note A Holders” and each holder, a “Diamondback Industrial Portfolio 1 Note A Holder”) and (iii) one promissory note B with a principal balance as of the Cut-off Date of $60,250,000 that evidences a Subordinate Companion Loan (the “Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan”), which is subordinate to the Diamondback Industrial Portfolio 1 Senior Notes. The holder of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan is referred to in this prospectus as the “Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder”. The Diamondback Industrial Portfolio 1 Senior Notes and the

Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan are collectively referred to in this prospectus as the “Diamondback Industrial Portfolio 1 Whole Loan”.

The rights of the holders of the promissory notes evidencing the Diamondback Industrial Portfolio 1 Whole Loan (the “Diamondback Industrial Portfolio 1 Noteholders”) are subject to an Intercreditor Agreement (the “Diamondback Industrial Portfolio 1 Intercreditor Agreement”). The following summaries describe certain provisions of the Diamondback Industrial Portfolio 1 Intercreditor Agreement.

Servicing

The Diamondback Industrial Portfolio 1 Whole Loan will be serviced and administered pursuant to the terms of the PSA and the Diamondback Industrial Portfolio 1 Intercreditor Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required Servicing Advances with respect to the Diamondback Industrial Portfolio 1 Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Diamondback Industrial Portfolio 1 Whole Loan.

Application of Payments

The Diamondback Industrial Portfolio 1 Intercreditor Agreement sets forth the respective rights of the holder of the Diamondback Industrial Portfolio 1 Senior Notes and the holder of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the Diamondback Industrial Portfolio 1 Whole Loan, and provides, in general, that the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan and the respective rights of the holder of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, respectively, will, prior to a Diamondback Industrial Portfolio 1 Sequential Pay Event, be junior, subject and subordinate to the Diamondback Industrial Portfolio 1 Senior Notes and the respective rights of the holder of the Diamondback Industrial Portfolio 1 Senior Notes to receive payments of interest, principal and other amounts with respect to the Diamondback Industrial Portfolio 1 Senior Notes, respectively, as and to the extent set forth in the Diamondback Industrial Portfolio 1 Intercreditor Agreement.

If no Diamondback Industrial Portfolio 1 Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Diamondback Industrial Portfolio 1 Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Diamondback Industrial Portfolio 1 Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Diamondback Industrial Portfolio 1 Whole Loan pursuant to the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 1 Whole Loan or the Diamondback Industrial Portfolio 1 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the Diamondback Industrial Portfolio 1 Whole Loan (a “Diamondback Industrial Portfolio 1 Workout”), the aggregate principal balance of the Diamondback Industrial Portfolio 1 Senior Notes has been reduced, such excess amount will be paid to the Diamondback Industrial Portfolio 1 Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Diamondback Industrial Portfolio 1 Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan (the “Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the Diamondback Industrial Portfolio 1 Intercreditor Agreement, to reimburse the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder for all such cure payments;

sixth, to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 1 Whole Loan or the Diamondback Industrial Portfolio 1 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a Diamondback Industrial Portfolio 1 Workout, the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan as a result of such Diamondback Industrial Portfolio 1 Workout, plus interest on such amount at the related note interest rate;

ninth, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Diamondback Industrial Portfolio 1 Note A Percentage Interest multiplied by (ii) the Diamondback Industrial Portfolio 1 Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Diamondback Industrial Portfolio 1 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Diamondback Industrial Portfolio 1 Note A Holders and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 1 Note A Percentage Interest and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 1 Note A Holders to be allocated among the

Diamondback Industrial Portfolio 1 Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Diamondback Industrial Portfolio 1 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Diamondback Industrial Portfolio 1 Note A Holders and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in accordance with the initial the Diamondback Industrial Portfolio 1 Note A Percentage Interest and the initial the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 1 Note A Holders to be allocated among the Diamondback Industrial Portfolio 1 Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the Diamondback Industrial Portfolio 1 Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Diamondback Industrial Portfolio 1 Whole Loan or the Diamondback Industrial Portfolio 1 Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Diamondback Industrial Portfolio 1 Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the Diamondback Industrial Portfolio 1 Whole Loan pursuant to the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the PSA;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 1 Whole Loan or the Diamondback Industrial Portfolio 1 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the Diamondback Industrial Portfolio 1 Workout the aggregate principal balance of the Diamondback Industrial Portfolio 1 Senior Notes has been reduced, such excess amount will be required to be paid to the Diamondback Industrial Portfolio 1 Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the Diamondback Industrial Portfolio 1 Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the Diamondback Industrial Portfolio 1 Intercreditor Agreement, to reimburse the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder for all such cure payments; and to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder, until the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan has been reduced to zero;

eighth, to the Diamondback Industrial Portfolio 1 Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the Diamondback Industrial Portfolio 1 Note A Percentage Interest multiplied by (ii) Diamondback Industrial Portfolio 1 Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Diamondback Industrial Portfolio 1 Whole Loan or the Diamondback Industrial Portfolio 1 Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the Diamondback Industrial Portfolio 1 Workout the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan has been reduced, such excess amount will be paid to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan as a result of such Diamondback Industrial Portfolio 1 Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Diamondback Industrial Portfolio 1 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Diamondback Industrial Portfolio 1 Note A Holders and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 1 Note A Percentage Interest and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 1 Note A Holders to be allocated between the Diamondback Industrial Portfolio 1 Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Diamondback Industrial Portfolio 1 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Diamondback Industrial Portfolio 1 Note A Holders and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 1 Note A Percentage Interest and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the Diamondback Industrial Portfolio 1 Note A Holders to be allocated between the Diamondback Industrial Portfolio 1 Note A Holders pro rata based on their respective principal balances.

“Diamondback Industrial Portfolio 1 Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the Diamondback Industrial Portfolio 1 Senior Notes, and the denominator of which is the sum of the principal balances of the Diamondback Industrial Portfolio 1 Senior Notes and the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan.

“Diamondback Industrial Portfolio 1 Note A Rate” means 3.565%.

“Diamondback Industrial Portfolio 1 Note A Relative Spread” means the ratio of the Diamondback Industrial Portfolio 1 Note A Rate to the weighted average of the Diamondback Industrial Portfolio 1 Note A Rate and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Rate.

“Diamondback Industrial Portfolio 1 Note A-1 Holder” means the holder of Diamondback Industrial Portfolio 1 Note A-1.

“Diamondback Industrial Portfolio 1 Note A-2 Holder” means the holder of Diamondback Industrial Portfolio 1 Note A-2.

“Diamondback Industrial Portfolio 1 Note A-3 Holder” means the holder of Diamondback Industrial Portfolio 1 Note A-3.

“Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the Diamondback Industrial Portfolio 1 Senior Notes and the principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan.

“Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Rate” means 3.565%.

“Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Relative Spread” means the ratio of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Rate to the weighted average of the Diamondback Industrial Portfolio 1 Note A Rate and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Rate.

“Diamondback Industrial Portfolio 1 Sequential Pay Event” means any event of default under the Diamondback Industrial Portfolio 1 Whole Loan with respect to an obligation to pay money due under the Diamondback Industrial Portfolio 1 Whole Loan, any other event of default for which the Diamondback Industrial Portfolio 1 Whole Loan is actually accelerated or any other event of default which causes the Diamondback Industrial Portfolio 1 Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Diamondback Industrial Portfolio 1 Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Diamondback Industrial Portfolio 1 Whole Loan. A Diamondback Industrial Portfolio 1 Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder in accordance with the Diamondback Industrial Portfolio 1 Intercreditor Agreement) and will not be deemed to exist to the extent the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder is exercising its cure rights under the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the default that led to the occurrence of such the Diamondback Industrial Portfolio 1 Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the Diamondback Industrial Portfolio 1 Intercreditor Agreement, the controlling holder with respect to the Diamondback Industrial Portfolio 1 Whole Loan (the “Diamondback Industrial Portfolio 1 Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred and is continuing, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder and (ii) if and for so long as a Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred and is continuing, the Diamondback Industrial Portfolio 1 Note A-1 Holder; provided that at any time the Diamondback Industrial Portfolio 1 Note A-1 Holder is the Diamondback Industrial Portfolio 1 Controlling Noteholder and the Diamondback Industrial Portfolio 1 Note A-1 is included in the Diamondback Industrial Portfolio 1 Note A-1 Securitization, references to the “Diamondback Industrial Portfolio 1 Controlling Noteholder” will mean the Controlling Class

Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the Diamondback Industrial Portfolio 1 Intercreditor Agreement, as and to the extent provided in the pooling and servicing agreement for the Diamondback Industrial Portfolio 1 Note A-1; and provided further that, if the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder would be the Diamondback Industrial Portfolio 1 Controlling Noteholder pursuant to the terms of the Diamondback Industrial Portfolio 1 Intercreditor Agreement, but any interest in the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the Diamondback Industrial Portfolio 1 Controlling Noteholder in respect of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, then a Diamondback Industrial Portfolio 1 Control Appraisal Period will be deemed to have occurred. The Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder is the Diamondback Industrial Portfolio 1 Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the Diamondback Industrial Portfolio 1 Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Diamondback Industrial Portfolio 1 Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Diamondback Industrial Portfolio 1 Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such Diamondback Industrial Portfolio 1 Major Decision (or making a determination not to take action with respect to such Diamondback Industrial Portfolio 1 Major Decision), the master servicer or the special servicer must receive the written consent of the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its representative) before implementing a decision with respect to such Diamondback Industrial Portfolio 1 Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a Diamondback Industrial Portfolio 1 Major Decision and the Major Decision Reporting Package (as such term is defined in the Diamondback Industrial Portfolio 1 Intercreditor Agreement), then the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its controlling noteholder representative) in the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the PSA, is necessary to protect the interests of the Diamondback Industrial Portfolio 1 Noteholders (as a collective whole (taking into account the subordinate nature of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan and the pari passu nature of the Diamondback Industrial Portfolio 1 Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the Diamondback Industrial Portfolio 1 Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Diamondback Industrial Portfolio 1 Noteholders, and the applicable servicer has made a reasonable effort to contact the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the Diamondback Industrial Portfolio 1

Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Diamondback Industrial Portfolio 1 Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the Diamondback Industrial Portfolio 1 Intercreditor Agreement or the PSA.

The special servicer will be required to provide copies to each Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the Diamondback Industrial Portfolio 1 Controlling Noteholder pursuant to the PSA with respect to any of the Diamondback Industrial Portfolio 1 Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Diamondback Industrial Portfolio 1 Controlling Noteholder, and the special servicer will be required to consult with each Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder requests consultation with respect to any such Diamondback Industrial Portfolio 1 Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder, whether or not such Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Diamondback Industrial Portfolio 1 Control Appraisal Period” will exist with respect to the Diamondback Industrial Portfolio 1 Whole Loan, if and for so long as:

(1)           the initial principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan after the date of creation of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Diamondback Industrial Portfolio 1 Whole Loan that is allocated to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan and (z) any losses realized with respect to the Diamondback Industrial Portfolio 1 Mortgaged Property or the Diamondback Industrial Portfolio 1 Whole Loan that are allocated to the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, is less than

(2)           25% of the remainder of (i) the initial principal balance of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder on the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, after the date of creation of such Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan,

provided that a Diamondback Industrial Portfolio 1 Control Appraisal Period will terminate upon the occurrence of a cure by the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder pursuant to the terms of the Diamondback Industrial Portfolio 1 Intercreditor Agreement.

“Diamondback Industrial Portfolio Control Appraisal Period” means a Diamondback Industrial Portfolio 2 Control Appraisal Period or a Diamondback Industrial Portfolio 1 Control Appraisal Period, as applicable.

“Diamondback Industrial Portfolio 1 Note A-1 Securitization” means the sale by the Diamondback Industrial Portfolio 1 Note A-1 Holder of all of such note (or the first securitization of such note, if applicable) to the applicable depositor, who will in turn include such note or portion of such note as part of a securitization of one or more mortgage loans.

“Diamondback Industrial Portfolio 1 Noteholder” means any of the Diamondback Industrial Portfolio 1 Note A Holders and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder, as applicable.

“Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder” means each Diamondback Industrial Portfolio 1 Note A Holder that is not the Diamondback Industrial Portfolio 1 Controlling Noteholder; provided that, if at any time such Diamondback Industrial Portfolio 1 Note A Holder’s A Note is held by (or, at any time such Diamondback Industrial Portfolio 1 Note A Holder’s A Note is included in a securitization, the related Diamondback Industrial Portfolio 1 Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder with respect to such A Note.

“Diamondback Industrial Portfolio 1 Non-Controlling Note A Subordinate Class Representative” means (i) with respect to the Diamondback Industrial Portfolio 1 Mortgage Loan, the “controlling class representative” as defined in the PSA, and (ii) with respect to Diamondback Industrial Portfolio 1 Note A-3, the holders of the majority of the class of securities issued in the securitization of such note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative.

For so long as the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder is entitled to avoid a Diamondback Industrial Portfolio 1 Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Diamondback Industrial Portfolio 1 Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Diamondback Industrial Portfolio 1 Control Appraisal Period not to occur.

“Diamondback Industrial Portfolio 1 Major Decision” means a “Major Decision” under the PSA or any one or more analogous terms in the PSA; provided that at any time that Diamondback Industrial Portfolio 1 Note A-2 and Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan are not included in the issuing entity, “Major Decision” will mean:

(1)           any proposed or actual foreclosure upon or comparable conversion (which includes acquisitions of any foreclosure property) of the ownership of the property or properties securing the Diamondback Industrial Portfolio 1 Whole Loan if it comes into and continues in default;

(2)           any modification, consent to a modification or waiver of any monetary term (other than the waiver or reduction of late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan documents or any extension of the maturity date of the Diamondback Industrial Portfolio 1 Whole Loan;

(3)           following a default or an event of default with respect to the Diamondback Industrial Portfolio 1 Mortgage Loan documents, any exercise of remedies, including the acceleration of the Diamondback Industrial Portfolio 1 Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(4)           any sale of the Diamondback Industrial Portfolio 1 Whole Loan (when it is a Specially Serviced Loan) or foreclosure property for less than the applicable Purchase Price (as defined in the PSA);

(5)           any determination to bring the Diamondback Industrial Portfolio 1 Mortgaged Property or a foreclosure property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Diamondback Industrial Portfolio 1 Mortgaged Property or REO Property;

(6)           any release of collateral or any acceptance of substitute or additional collateral for the Diamondback Industrial Portfolio 1 Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(7)           any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Diamondback Industrial Portfolio 1 Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Diamondback Industrial Portfolio 1 Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(8)           any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

(9)           except as described under “—Amendments” below, any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to the Diamondback Industrial Portfolio 1 Whole Loan, or any action to enforce rights (or any decision not to enforce rights) with respect thereto;

(10)         any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(11)         any determination that a “low debt service period” (as defined in the related Mortgage Loan documents) has commenced or terminated, and any releases of any amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(12)         any approval or disapproval of a proposed assumption of the Diamondback Industrial Portfolio 1 Whole Loan, and any approval of the related documentation, in each case pursuant to the related loan agreement;

(13)         any determination of an Acceptable Insurance Default;

(14)         any determination by the master servicer to transfer the Diamondback Industrial Portfolio 1 Whole Loan to the special servicer under the circumstances where the master servicer determines, in its reasonable business judgment, exercised in accordance with the Servicing Standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Diamondback Industrial Portfolio 1 Mortgaged Property or such other analogous event described in the definition of servicing transfer event;

(15)         the execution, termination or renewal of any lease, to the extent lender approval is required under the Mortgage Loan documents and to the extent such lease constitutes a “major lease” as defined in the Mortgage Loan documents, including entering into any subordination, non-disturbance and attornment agreement;

(16)         any adoption or implementation of a budget submitted by the borrower to the extent lender approval is required under the loan documents;

(17)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(18)         the release of a guarantor under the loan documents or the approval of any replacement or additional guarantor under the loan documents;

(19)         the approval of any property improvement plans or other material alterations proposed for the Diamondback Industrial Portfolio 1 Mortgaged Property;

(20)         subject to the REMIC provisions of the Code, any determination regarding the application of casualty or condemnation proceeds to restoration of the Diamondback Industrial Portfolio 1 Mortgaged Property or to repayment of the Diamondback Industrial Portfolio 1 Whole Loan;

(21)         any proposed modification or waiver of the insurance requirements set forth in the loan documents, other than pursuant to the specific terms of such loan documents and for which there is no lender discretion; or

(22)         any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a §363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an §1111(b)(2) election on behalf of the noteholders of the Diamondback Industrial Portfolio 1 Whole Loan.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Diamondback Industrial Portfolio 1 Whole Loan by the end of the applicable grace period or any other event of default under the related Diamondback Industrial Portfolio 1 Whole Loan documents occurs and is continuing, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Diamondback Industrial Portfolio 1 Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds either or both of the Diamondback Industrial Portfolio 1 Mortgage Loan and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan, the Diamondback Industrial Portfolio 1 Note A-2 Holder) consents to additional cure periods, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Diamondback Industrial Portfolio 1 Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Diamondback Industrial Portfolio 1 Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Diamondback Industrial Portfolio 1 Whole Loan (including for purposes of (i) whether a “Diamondback Industrial Portfolio 1 Sequential Pay Event” has occurred (ii) accelerating the Diamondback Industrial Portfolio 1 Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Diamondback Industrial Portfolio 1 Mortgaged Property; or (iii) treating the Diamondback Industrial Portfolio 1 Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan is an asset of the issuing entity, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the Diamondback Industrial Portfolio 1 Whole Loan or a servicing transfer event, the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder will have the right, by written notice to the Diamondback Industrial Portfolio 1 Note A Holders (a “Diamondback Industrial Portfolio 1 Purchase Notice”), to purchase in immediately available funds, the Diamondback Industrial Portfolio 1 Senior Notes, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the Diamondback Industrial Portfolio 1 Purchase Notice to the then current Diamondback Industrial Portfolio 1 Note A Holders, the Diamondback Industrial Portfolio 1 Note A Holders will be required to sell (and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder will be required to purchase) the Diamondback Industrial Portfolio 1 Senior Notes at the defaulted mortgage loan purchase price, on a date (the “Diamondback Industrial Portfolio 1 Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Diamondback Industrial Portfolio 1 Purchase Notice. The failure of the requesting purchaser to purchase the Diamondback Industrial Portfolio 1 Senior Notes on the Diamondback Industrial Portfolio 1 Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Diamondback Industrial Portfolio 1 Whole Loan or servicing transfer event that gave rise to such right. The right of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder to purchase the Diamondback Industrial Portfolio 1 Senior Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Diamondback Industrial Portfolio 1 Mortgaged Property. Notwithstanding the foregoing sentence, the Diamondback Industrial Portfolio 1 Note A Holders are required to give the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Diamondback Industrial Portfolio 1 Mortgaged Property is transferred to the Diamondback Industrial Portfolio 1 Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Diamondback Industrial Portfolio 1 Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the Diamondback Industrial Portfolio 1 Whole Loan, the Diamondback Industrial Portfolio 1 Note A Holders will be required to notify the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder of such transfer and the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the Diamondback Industrial Portfolio 1 Note A Holders to deliver the Diamondback Industrial Portfolio 1 Purchase Notice to the Diamondback Industrial Portfolio 1 Note A Holders, in which case the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder will be obligated to purchase the Diamondback Industrial Portfolio 1 Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Diamondback Industrial Portfolio 1 Intercreditor Agreement and the PSA, if the Diamondback Industrial Portfolio 1 Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Diamondback Industrial Portfolio 1 Mortgage Loan in accordance with the PSA, then the special servicer may elect to sell the Diamondback Industrial Portfolio 1 Whole Loan subject to the consent (or deemed consent) of the Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder or the Diamondback Industrial Portfolio 2 Controlling Noteholder under the provisions described above under “—The Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the Diamondback Industrial Portfolio 1 Intercreditor Agreement, the Diamondback Industrial Portfolio 1 Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Diamondback Industrial Portfolio 1 Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other Diamondback Industrial Portfolio 1 Noteholders.

Amendments

The Diamondback Industrial Portfolio 1 Intercreditor Agreement may only be amended by the consent of all Diamondback Industrial Portfolio 1 Noteholders.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make property protection advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a property protection advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make property protection advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party)) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to securitization trust created pursuant to the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

101 California Street Whole Loan

General

The 101 California Street Mortgage Loan (7.9%) is part of a split loan structure comprised of eleven (11) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The 101 California Street Whole Loan was co-originated by GSMC and JPMCB.

The 101 California Street Mortgage Loan is evidenced by two (2) senior pari passu promissory notes (Note A-4 and Note A-5), with an aggregate Cut-off Date Balance of $72,500,000. The related Pari Passu Companion Loans (the “101 California Street Pari Passu Companion Loans” and, together with the 101 California Street Mortgage Loan, the “101 California Street Senior Loans”), have an original principal balance of $527,000,000 and are evidenced by 7 senior pari passu promissory notes. The 101 California Street Mortgage Loan and the 101 California Street Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also two Subordinate Companion Loans (collectively, the “101 California Street Subordinate Companion Loans”), evidenced by the subordinate promissory Note B-1 with an original principal balance of $171,000,000 and the subordinate promissory Note B-2 with an original principal balance of $57,000,000. Neither the 101 California Street Subordinate Companion Loans nor the 101 California Street Pari Passu Companion Loans will be included in the issuing entity. The 101 California Street Pari Passu Companion Loans evidenced by promissory note A-1, promissory note A-2 and the 101 California Street Subordinate Companion Loans are currently held by the CALI 2019-101C securitization trust. The 101 California Street Pari Passu Companion Loan evidenced by promissory note A-3 is currently held by the GSMS 2019-GC39 securitization trust. The 101 California Street Pari Passu Companion Loan evidenced by promissory note A-6 and promissory note A-7 is currently held by the Benchmark 2019-B11 securitization trust. The 101 California Street Pari Passu Companion Loans evidenced by promissory note A-8 and promissory note A-9 are currently held by the Benchmark 2019-B10 securitization trust. The 101 California Street Subordinate Companion Loans, together with the 101 California Street Pari Passu Companion Loans, are referred to in this prospectus as the “101 California Street Companion Loans” and the 101 California Street Mortgage Loan, together with the 101 California Street Companion Loans, are referred to in this prospectus as the “101 California Street Whole Loan”.

The rights of the issuing entity, as the holder of the 101 California Street Mortgage Loan, and the rights of the holders of the 101 California Street Companion Loans are subject to the terms of an Amended and Restated Co-Lender Agreement (the “101 California Street Co-Lender Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the 101 California Street Co-Lender Agreement will be exercised by the Directing Holder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the operating advisor.

Servicing

The 101 California Street Whole Loan will be serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of March 6, 2019 (the “CALI 2019-101C TSA”) among GS Mortgage Securities Corporation II (the “CALI 2019-101C Depositor”), Midland Loan Services, a Division of PNC Bank, National Association (in such capacity, the “CALI 2019-101C Servicer”), Midland Loan Services, a Division of PNC Bank, National Association (in such capacity, the “CALI 2019-101C Special Servicer”), Wells Fargo Bank, National Association (the “CALI 2019-101C Trustee”), Wells Fargo Bank, National Association (in such capacity, the “CALI 2019-101C Certificate Administrator”), and Pentalpha Surveillance LLC, as operating advisor (the “CALI 2019-101C Operating Advisor”). The CALI 2019-101C TSA was entered into in connection with the securitization of the 101 California Street Pari Passu Companion Loans evidenced by promissory note A-1, promissory note A-2 and the 101 California Street Subordinate Companion Loans, and is separate from the PSA under which your Certificates are issued. In servicing the 101 California Street Whole Loan, the servicing standard set forth in the CALI 2019-101C TSA requires the CALI 2019-101C Servicer and the CALI 2019-101C Special Servicer to take into account the interests of the Certificateholders and the holders of the 101 California Street Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the 101 California Street Mortgage Loan pursuant to the 101 California Street Co-Lender Agreement will be included in the available distribution amount for the related Distribution Date to the extent described in this prospectus, and amounts payable to the holders of the 101 California Street Pari Passu Companion Loans and the 101 California Street Subordinate Companion Loans will be distributed to such holders and will not be available for distributions on the Offered Certificates.

Application of Payments

The 101 California Street Co-Lender Agreement sets forth the respective rights of the holder of the 101 California Street Mortgage Loan, the holders of the 101 California Street Pari Passu Companion Loans and the holders of the 101 California Street Subordinate Companion Loans with respect to distributions of funds received in respect of the 101 California Street Whole Loan, and provides, in general, that:

●	the 101 California Street Mortgage Loan and the 101 California Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 101 California Street Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 101 California Street Mortgage Loan and the 101 California Street Pari Passu Companion Loans, and the rights of the holders of the 101 California Street Subordinate Companion Loans to receive payments with respect to the 101 California Street Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 101 California Street Mortgage Loan and the 101 California Street Pari Passu Companion Loans to receive payments with respect to the 101 California Street Whole Loan;

●	all expenses and losses relating to the 101 California Street Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of 101 California Street Subordinate Companion Loans and second to the issuing entity, as holder of the 101 California Street Mortgage Loan, and the holders of the 101 California Street Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrower or otherwise available for payment on the 101 California Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 101 California Street Mortgage Loan and 101 California Street Pari Passu Companion Loans to the holders of the 101 California Street Mortgage Loan and 101 California Street Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 101 California Street Senior Loan principal balances at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 101 California Street Mortgage Loan and 101 California Street Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, on a pro rata and pari passu basis, to the holders of the 101 California Street Mortgage Loan and 101 California Street Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 101 California Street Mortgage Loan and each 101 California Street Pari Passu Companion Loan, including any Liquidation Fees, Workout Fees, Special Servicing Fees or interest on Advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 101 California Street Whole Loan pursuant to the 101 California Street Co-Lender Agreement or the CALI 2019-101C TSA;

Fourth, on a pro rata and pari passu basis, to the holders of the 101 California Street Mortgage Loan and 101 California Street Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the 101 California Street Whole Loan documents;

Fifth, the holders of the 101 California Street Subordinate Companion Loans, to pay accrued and unpaid interest on the 101 California Street Subordinate Companion Loans to the holders of the 101 California Street Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 101 California Street Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

Sixth, to the holders of the 101 California Street Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 101 California Street Subordinate Companion Loans have been reduced to zero;

Seventh, on a pro rata and pari passu basis, to the holders of the 101 California Street Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the 101 California Street Whole Loan documents;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the 101 California Street Whole Loan or the 101 California Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 101 California Street Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 101 California Street Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 101 California Street Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 101 California Street Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

Ninth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the CALI 2019-101C, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 101 California Street Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the 101 California Street Companion Loans, pro rata, based on their respective percentage interests; and

Tenth, if any excess amount is available to be distributed in respect of the 101 California Street Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 101 California Street Companion Loans, pro rata, based on their respective percentage interests.

The Directing Holder

The controlling noteholder (the “101 California Street Controlling Holder”) under the 101 California Street Co-Lender Agreement is CPPIB Credit Structured North America III, Inc., as the holder of the majority of the class of securities designated as the “controlling class” issued by the CALI 2019-101C securitization trust that holds promissory note A-1. The 101 California Street Controlling Holder will be entitled to exercise certain rights with respect to the 101 California Street Whole Loan, including, but not limited to, consultation with the CALI 2019-101C Special Servicer regarding the implementation of any recommended actions outlined in an asset status report with respect to the 101 California Street Whole Loan in a manner substantially similar to that described herein under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Consultation and Control

Pursuant to the terms of the 101 California Street Co-Lender Agreement, the holder of the 101 California Street Mortgage Loan (or its representative, which will be the Directing Holder or any other party assigned the rights to exercise the rights of the holder of the 101 California Street Mortgage Loan, as and to the extent provided in the PSA) will have the right to receive copies of all notices, information and reports that the CALI 2019-101C Servicer or the CALI 2019-101C Special Servicer, as applicable, is required to: (i) provide to the 101 California Street Controlling Holder with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Mortgage Loan (within the same time frame such notices, information and reports are or would have been required to be provided to the 101 California Street Controlling Holder under the CALI 2019-101C TSA) and (ii) consult with the holder of the 101 California Street Mortgage Loan (or its representative, which will be the Directing Holder or any other party assigned the rights to exercise the rights of the holder of the 101 California Street Mortgage Loan, as and to the extent provided in the PSA) on a non-binding basis with respect to any major decisions.

Similarly, such rights as described in the preceding paragraph are held by the holders of the 101 California Street Companion Loans (or their respective representatives).

Neither the CALI 2019-101C Servicer nor the CALI 2019-101C Special Servicer will be permitted to follow any advice or consultation provided by the 101 California Street Controlling Holder (or its representative) that would require or cause the CALI 2019-101C Servicer or the CALI 2019-101C Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the CALI 2019-101C TSA, require or cause the CALI 2019-101C Servicer or the CALI 2019-101C Special Servicer, as applicable, to violate provisions of the 101 California Street Co-Lender Agreement or the CALI 2019-101C TSA, require or cause the CALI 2019-101C Servicer or the CALI 2019-101C Special Servicer, as applicable, to violate the terms of the 101 California Street Whole Loan, or materially expand the scope of any of the CALI 2019-101C Servicer’s or the CALI 2019-101C Special Servicer’s, as applicable, responsibilities under the 101 California Street Co-Lender Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The 101 California Street Co-Lender Agreement provides that items in the nature of penalty charges paid on the 101 California Street Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 101 California Street Mortgage Loan and the 101 California Street Companion Loans by the amount necessary to reimburse the CALI 2019-101C Servicer, the CALI 2019-101C Trustee and the CALI 2019-101C Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the CALI 2019-101C TSA, second, be used to reduce the respective amounts payable on each of the 101 California Street Mortgage Loan and the 101 California Street Companion Loans by the amount necessary to pay the master servicer, the trustee, the CALI 2019-101C Servicer and the CALI 2019-101C Trustee and the master servicer and the trustee for any securitization of any other 101 California Street Companion Loans, for any interest accrued on any P&I Advance made pursuant to the CALI 2019-101C TSA or other servicing agreement governing the securitization of a 101 California Street Companion Loan made with respect to such loan by such party (if and as specified in the PSA, the CALI 2019-101C TSA or other servicing agreement governing the securitization of a 101 California Street Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 101 California Street Mortgage Loan and the 101 California Street Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CALI 2019-101C TSA) incurred with respect to the 101 California Street Whole Loan (as specified in the CALI 2019-101C TSA) and, finally, in the case of the remaining amount of penalty charges allocable to the 101 California Street Mortgage Loan and the 101 California Street Companion Loans, be paid to the CALI 2019-101C Servicer and/or the CALI 2019-101C Special Servicer as additional servicing compensation as provided in the CALI 2019-101C TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 101 California Street Co-Lender Agreement, if the 101 California Street Whole Loan becomes a defaulted mortgage loan, and if the 101 California Street Controlling Holder (or the CALI 2019-101C Special Servicer acting on its behalf) determines to sell the 101 California Street Mortgage Loan in accordance with the CALI 2019-101C TSA, then the CALI 2019-101C Special Servicer will be required to sell the 101 California Street Pari Passu Companion Loans and the 101 California Street Subordinate Companion Loans, together with the 101 California Street Mortgage Loan, as one whole loan. In connection with any such sale, the CALI 2019-101C Special Servicer will be required to follow the procedures contained in the CALI 2019-101C TSA.

Notwithstanding the foregoing, the CALI 2019-101C Special Servicer will not be permitted to sell the 101 California Street Whole Loan if it becomes a defaulted mortgage loan under the CALI 2019-101C TSA without the written consent of the issuing entity (or its representative), as holder of the 101 California Street Mortgage Loan, or the holders of the other 101 California Street Companion Loans (provided that such consent is not required if a holder of a 101 California Street Companion Loan is the related borrower or an affiliate of the related borrower) unless the CALI 2019-101C Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 101 California Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CALI 2019-101C Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 101 California Street Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 101 California Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CALI 2019-101C Servicer or the CALI 2019-101C Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the 101 California Street Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) or the other holders of the other 101 California Street Companion Loans will be permitted to submit an offer at any sale of the 101 California Street Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the 101 California Street Co-Lender Agreement and the CALI 2019-101C TSA, the 101 California Street Controlling Holder (or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the 101 California Street Whole Loan and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the 101 California Street Mortgage Loan. The 101 California Street Controlling Holder (prior to a control event under the CALI 2019-101C TSA), and the applicable certificateholders under the CALI 2019-101C TSA with the requisite percentage of voting rights (after a control event under the CALI 2019-101C TSA) will have the right, with or without cause, to replace the CALI 2019-101C Special Servicer and appoint a replacement special servicer in lieu thereof in accordance with the CALI 2019-101C TSA, as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Moffett Towers II Building V Whole Loan

General

The Moffett Towers II Building V Mortgage Loan (6.8%) is part of a split loan structure comprised of eight (8) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Moffett Towers II Building V Whole Loan was co-originated by GS Bank and DBNY.

The Moffett Towers II Building V Mortgage Loan is evidenced by two (2) promissory notes A-3 and A-4 with an aggregate Cut-off Date Balance of $62,500,000. The related Pari Passu Companion Loans (the “Moffett Towers II Building V Pari Passu Companion Loans”, and together with the Moffett Towers II Building V Mortgage Loan, the “Moffett Towers II Building V Senior Loans”) have an original principal balance of $107,500,000 and are evidenced by 2 senior pari passu promissory notes. The Moffett Towers II Building V Mortgage Loan and the Moffett Towers II Building V Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also four Subordinate Companion Loans (collectively, the “Moffett Towers II Building V Subordinate Companion Loans”), evidenced by the senior subordinate promissory note B-1 with an original principal balance of $63,750,000 and the senior subordinate promissory note B-2 with an original principal balance of $21,250,000 (collectively, the “Moffett Towers II Building V Senior Subordinate Companion Loans”) and the junior subordinate promissory note C-1 with an original principal balance of $30,000,000 and the junior subordinate promissory note C-2 with an original principal balance of $10,000,000 (collectively, the “Moffett Towers II Building V Junior Subordinate Companion Loans”). Neither the Moffett Towers II Building V Subordinate Companion Loans nor the Moffett Towers II Building V Pari Passu Companion Loans will be included in the issuing entity. The Moffett Towers II Building V Subordinate Companion Loans, together with the Moffett Towers II Building V Pari Passu Companion Loans, are referred to in this prospectus as the “Moffett Towers II Building V Companion Loans” and the Moffett Towers II Building V Mortgage Loan, together with the Moffett Towers II Building V Companion Loans, are referred to in this prospectus as the “Moffett Towers II Building V Whole Loan”. The Moffett Towers II Building V Pari Passu Companion Loan evidenced by promissory note A-1 is currently held by the Benchmark 2019-B11 securitization trust. The Moffett Towers II Building V Pari Passu Companion Loan evidenced by promissory note A-2 is currently held by the GSMS 2019-GC39 securitization trust. The Moffett Towers II Building V Senior Subordinate Companion Loans are currently held by Hanwha Debt Strategy Private Real Estate Fund 21-1 and the Moffett Towers II Building V Junior Subordinate Companion Loans are currently held by Hanwha Debt Strategy Private Real Estate Fund 21-2.

The rights of the issuing entity, as the holder of the Moffett Towers II Building V Mortgage Loan, and the rights of the holders of the Moffett Towers II Building V Companion Loans are subject to the terms of a Co-Lender Agreement (the “Moffett Towers II Building V Co-Lender Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the Moffett Towers II Building V Co-Lender Agreement will be exercised by the Directing Holder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the operating advisor.

Servicing

The Moffett Towers II Building V Whole Loan and any related REO Property will be serviced and administered by the master servicer under the GSMS 2019-GC39 PSA (the “GSMS 2019-GC39 Master Servicer”) and the special servicer under the GSMS 2019-GC39 PSA (the “GSMS 2019-GC39 Special Servicer”), pursuant to the GSMS 2019-GC39 PSA, , but subject to the terms of the Moffett Towers II Building V Co-Lender Agreement. In servicing the Moffett Towers II Building V Whole Loan, the Servicing Standard will require the master servicer and the special servicer to take into account the interests of the Certificateholders and the holders of the Moffett Towers II Building V Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the Moffett Towers II Building V Mortgage Loan pursuant to the Moffett Towers II Building V Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Moffett Towers II Building V Co-Lender Agreement sets forth the respective rights of the holders of the Moffett Towers II Building V Mortgage Loan and the Moffett Towers II Building V Companion Loans with respect to distributions of funds received in respect of the Moffett Towers II Building V Whole Loan, and provides, in general, that:

●	the Moffett Towers II Building V Mortgage Loan and the Moffett Towers II Building V Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Moffett Towers II Building V Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Moffett Towers II Building V Mortgage Loan and the Moffett Towers II Building V Pari Passu Companion Loans, and the rights of the holders of the Moffett Towers II Building V Subordinate Companion Loans to receive payments with respect to the Moffett Towers II Building V Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers II Building V Mortgage Loan and Moffett Towers II Building V Pari Passu Companion Loans to receive payments with respect to the Moffett Towers II Building V Whole Loan;

●	the Moffett Towers II Building V Junior Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Moffett Towers II Building V Senior Subordinate Companion Loans, and the rights of the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans to receive payments with respect to the Moffett Towers II Building V Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans to receive payments with respect to the Moffett Towers II Building V Whole Loan;

●	all expenses and losses relating to the Moffett Towers II Building V Whole Loan will, to the extent not paid by the related borrower, be allocated first to the Moffett Towers II Building V Junior Subordinate Companion Loan Holder, second to the holder of Moffett Towers II Building V Senior Subordinate Companion Loan and third to the issuing entity, as holder of the Moffett Towers II Building V Mortgage Loan, and the holders of the Moffett Towers II Building V Pari Passu Companion Loans on a pro rata and pari passu basis;

●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

●	if no Moffett Towers II Building V Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Moffett Towers II Building V Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Moffett Towers II Building V Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)   first, on a pro rata basis, to pay accrued and unpaid interest on the Moffett Towers II Building V Senior Loans to the holders of the Moffett Towers II Building V Senior Loans, according to their respective entitlements to interest, in each case in an amount equal to the accrued and unpaid interest on the Moffett Towers II Building V Senior Loans at the applicable note interest rate;

(b)   second, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to the all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II Building V Whole Loan, until the respective balances of the Moffett Towers II Building V Senior Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of each respective Moffett Towers II Building V Senior Loan over an amortization schedule of 30 years using the Moffett Towers II Building V Senior Loan interest rate, then (2) to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to all principal payments received with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II Building V Whole Loan and payable to the holders of the Moffett Towers II Building V Companion Loans and the Moffett Towers II Building V Mortgage Loan, until their respective principal balances have been reduced to zero, and then (3) to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II Building V Senior Loan;

(c)   third, to each holder of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective entitlements to interest, up to the amount of any out-of-pocket costs and expenses paid by such holder of a Moffett Towers II Building V Senior Loan, including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by any servicer or special servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Moffett Towers II Building V Whole Loan pursuant to the Moffett Towers II Building V Co-Lender Agreement or the GSMS 2019-GC39 PSA;

(d)   fourth, to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the Moffett Towers II Building V Mortgage Loan Percentage Interest or the Moffett Towers II Building V Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the Moffett Towers II Building V Senior Loan interest rate to the interest rate of the Moffett Towers II Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)   fifth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II Building V Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), and as a result of a workout the principal balances of the Moffett Towers II Building V Senior Loans have been reduced, such excess amount is required to be paid pro rata, according to their respective outstanding principal balances, to each holder of a Moffett Towers II Building V Senior Loan in an aggregate amount up to the reduction, if any, of the principal balance of each Moffett Towers II Building V Senior Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)    sixth, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II Building V Senior Subordinate Companion Loan at the related interest rate;

(g)   seventh, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to the all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II Building V Whole Loan and payable to the holders of the Moffett Towers II Building V Companion Loans and the Moffett Towers II Building V Mortgage Loan remaining after giving effect to the allocation in clause (b) above, until the balance of the Moffett Towers II Building V Senior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to all principal payments received with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II Building V Whole Loan and payable to the holders of the Moffett Towers II Building V Companion Loans and the Moffett Towers II Building V Mortgage Loan, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II Building V Senior Subordinate Companion Loan;

(h)   eighth, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II Building V Senior Subordinate Companion Loan Percentage Interest,

multiplied by (ii) the ratio of the Moffett Towers II Building V Senior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)    ninth, to the extent a holder of a Moffett Towers II Building V Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II Building V Co-Lender Agreement, to each holder of a Moffett Towers II Building V Senior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II Building V Senior Subordinate Companion Loan for all such cure payments;

(j)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II Building V Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i), and as a result of a workout the principal balance of the Moffett Towers II Building V Senior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each holder of a Moffett Towers II Building V Senior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II Building V Senior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate of such Moffett Towers II Building V Senior Subordinate Companion Loan;

(k)   eleventh, to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II Building V Junior Subordinate Companion Loan at the related interest rate;

(l)    twelth, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to the all principal payments received, including any Insurance and Condemnation Proceeds received, if any, with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II Building V Whole Loan and payable to the holders of the Moffett Towers II Building V Companion Loans and the Moffett Towers II Building V Mortgage Loan remaining after giving effect to the allocation in clauses (b) and (g) above, until the balance of the Moffett Towers II Building V Junior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, in an amount equal to all principal payments received with respect to such scheduled monthly loan payment date allocated as principal on the Moffett Towers II Building V Whole Loan and payable to the holders of the Moffett Towers II Building V Companion Loans and the Moffett Towers II Building V Mortgage Loan, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II Building V Junior Subordinate Companion Loan;

(m)  thirteenth, to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II Building V Junior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II Building V Junior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)   fourteenth, to the extent a holder of a Moffett Towers II Building V Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II Building V Co-Lender Agreement, to each holder of a Moffett Towers II Building V Junior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II Building V Junior Subordinate Companion Loan for all such cure payments;

(o)   fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II Building V Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n), and as a result of a workout the principal balance of the Moffett Towers II Building V Junior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each Moffett Towers II Building V Junior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II Building V Junior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate; and

(p)   sixteenth, if any excess amount is available to be distributed in respect of the Moffett Towers II Building V Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(m), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the Moffett Towers II Building V Mortgage Loan, and the holders of the Moffett Towers II Building V Pari Passu Companion Loans, pro rata and pari passu, and the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans and the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans in accordance with their respective initial percentage interests.

“Moffett Towers II Building V Mortgage Loan Percentage Interest” means 21.19%.

“Moffett Towers II Building V Pari Passu Companion Loan Percentage Interest” means 36.44%.

“Moffett Towers II Building V Senior Subordinate Companion Loan Percentage Interest” means 28.81%.

“Moffett Towers II Building V Junior Subordinate Companion Loan Percentage Interest” means 13.56%.

“Moffett Towers II Building V Senior Loan Interest Rate” means 4.025882353%.

“Moffett Towers II Building V Senior Subordinate Companion Loan Interest Rate” means 5.660000000%.

“Moffett Towers II Building V Junior Subordinate Companion Loan Interest Rate” means 6.410000000%.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the Moffett Towers II Building V Whole Loan or (ii) a non-monetary event of default as to which the Moffett Towers II Building V Whole Loan becomes a Specially Serviced Loan, in each case provided that the Moffett Towers II Building V Whole Loan Controlling Note Holder or, if the Moffett Towers II Building V Whole Loan Controlling Note Holder is the holder or holders of the Moffett Towers II Building V Junior Subordinate Companion Loan, either the holders of the Moffett Towers II Building V Junior Subordinate Companion Loan (acting unanimously) or the holders of the Moffett Towers II Building V Senior Subordinate Companion Loan (acting unanimously) (any such permitted holder, collectively, the “Moffett Towers II Building V Curing Holder”) (or a designee of such holders) have not exercised their cure rights and the default that led to the occurrence of such event of default has not otherwise been cured or waived (a “Moffett Towers II Building V Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the Moffett Towers II Building V Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)   first, on a pro rata basis, to pay accrued and unpaid interest on the Moffett Towers II Building V Senior Loans to the holders of the Moffett Towers II Building V Senior Loans, according to their respective entitlements to interest, in each case in an amount equal to the accrued and unpaid interest on the Moffett Towers II Building V Senior Loans at the applicable note interest rate;

(b)   second, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective outstanding principal balances, until the respective balances of the Moffett Towers II Building V Senior Loans has been reduced to zero and (B)

on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective outstanding principal balances, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II Building V Senior Loan;

(c)   third, to each holder of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective entitlements to interest, up to the amount of any out-of-pocket costs and expenses paid by such holder of a Moffett Towers II Building V Senior Loan, including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by any servicer or special servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Moffett Towers II Building V Whole Loan pursuant to the Moffett Towers II Building V Co-Lender Agreement or the GSMS 2019-GC39 PSA;

(d)   fourth, to the holders of the Moffett Towers II Building V Senior Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the Moffett Towers II Building V Mortgage Loan Percentage Interest or the Moffett Towers II Building V Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the Moffett Towers II Building V Senior Loan interest rate to the interest rate of the Moffett Towers II Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)   fifth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II Building V Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), and as a result of a workout the principal balances of the Moffett Towers II Building V Senior Loans have been reduced, such excess amount is required to be paid pro rata, according to their respective outstanding principal balances, to each holder of a Moffett Towers II Building V Senior Loan in an aggregate amount up to the reduction, if any, of the principal balance of each Moffett Towers II Building V Senior Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)    sixth, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II Building V Senior Subordinate Companion Loan at the related interest rate;

(g)   seventh, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until the balance of the Moffett Towers II Building V Senior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II Building V Senior Subordinate Companion Loan;

(h)   eighth, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II Building V Senior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II Building V Senior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)    ninth, to the extent a holder of a Moffett Towers II Building V Senior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II Building V Co-Lender Agreement, to each holder of a Moffett Towers II Building V Senior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II Building V Senior Subordinate Companion Loan for all such cure payments;

(j)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II Building V Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i), and as a result of a workout the principal balance of the Moffett Towers II Building V Senior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each holder of a Moffett Towers II Building V Senior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II Building V Senior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate of such Moffett Towers II Building V Senior Subordinate Companion Loan;

(k)   eleventh, to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the accrued and unpaid interest on the principal balance of such Moffett Towers II Building V Junior Subordinate Companion Loan at the related interest rate;

(l)    twelth, (A) prior to the Anticipated Repayment Date, to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until the balance of the Moffett Towers II Building V Junior Subordinate Companion Loans has been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective outstanding principal balances, until their respective principal balances have been reduced to zero, and then (2) to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to all Excess Interest on such Moffett Towers II Building V Junior Subordinate Companion Loan;

(m)  thirteenth, to the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans, pro rata, according to their respective entitlements to interest, in an amount equal to the product of (i) the applicable Moffett Towers II Building V Junior Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Moffett Towers II Building V Junior Subordinate Companion Loan interest rate to the interest rate of the Moffett Towers II Building V Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)   fourteenth, to the extent a holder of a Moffett Towers II Building V Junior Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Moffett Towers II Building V Co-Lender Agreement, to each holder of a Moffett Towers II Building V Junior Subordinate Companion Loan, pro rata, to reimburse such holder of a Moffett Towers II Building V Junior Subordinate Companion Loan for all such cure payments;

(o)   fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers II Building V Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n), and as a result of a workout the principal balance of the Moffett Towers II Building V Junior Subordinate Companion Loans has been reduced, such excess amount is required to be paid to each Moffett Towers II Building V Junior Subordinate Companion Loan, pro rata, in an amount up to the reduction, if any, of the principal balance of such Moffett Towers II Building V Junior Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate; and

(p)   sixteenth, if any excess amount is available to be distributed in respect of the Moffett Towers II Building V Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the Moffett Towers II Building V Mortgage Loan, and the holders of the Moffett Towers II Building V Pari Passu Companion Loans, pro rata and pari passu, and the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans and the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans in accordance with their respective initial percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Moffett Towers II Building V Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the Moffett Towers II Building V Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any Moffett Towers II Building V Pari Passu Companion Loan. Similarly, P&I advances on the Moffett Towers II Building V Pari Passu Companion Loans are not reimbursable out of payments or other collections on the Moffett Towers II Building V Mortgage Loan or the Moffett Towers II Building V Subordinate Companion Loans. Interest on P&I Advances made with respect to the Moffett Towers II Building V Mortgage Loan may only be reimbursed out of future payments and collections on the Moffett Towers II Building V Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, other Mortgage Loans, but not out of payments or other collections on any Moffett Towers II Building V Pari Passu Companion Loan or the Moffett Towers II Building V Subordinate Companion Loans.

Consultation and Control

Pursuant to the Moffett Towers II Building V Co-Lender Agreement, the directing holder with respect to the Moffett Towers II Building V Whole Loan (the “Moffett Towers II Building V Whole Loan Controlling Note Holder”), as of any date of determination, will be (i) the holder or holders of the majority of the Moffett Towers II Building V Junior Subordinate Companion Loans, unless a Moffett Towers II Building V Junior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, (ii) for so long as a Moffett Towers II Building V Junior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, the holder or holders of the majority of the Moffett Towers II Building V Senior Subordinate Companion Loans, unless a Moffett Towers II Building V Senior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, or (iii) for so long as a Moffett Towers II Building V Senior Subordinate Companion Loan Control Appraisal Period has occurred and is continuing, the controlling class representative under the GSMS 2019-GC39 PSA. The Moffett Towers II Building V Whole Loan Controlling Note Holder will be entitled to exercise consent and/or consultation rights as set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the Moffett Towers II Building V Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Moffett Towers II Building V Whole Loan will require the approval of the Moffett Towers II Building V Whole Loan Controlling Note Holder as described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report”.

A “Moffett Towers II Building V Junior Subordinate Companion Loan Control Appraisal Period” will exist with respect to the Moffett Towers II Building V Whole Loan, if and for so long as:

(i)    (a)(1) the sum of the aggregate initial principal balances of the Moffett Towers II Building V Junior Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any Moffett Towers II Building V Junior Subordinate Companion Loan after the date of its creation, (y) any Appraisal Reduction Amount for the Moffett Towers II Building V Whole Loan that is allocated to such Moffett Towers II Building V Junior Subordinate Companion Loans and (z) any losses realized with respect to the related Mortgaged Property or the Moffett Towers II Building V Whole Loan that are allocated to the Moffett Towers II Building V Junior Subordinate Companion Loans, is less than (b) 25% of the remainder of (1) the sum of the aggregate initial principal balance of the Moffett Towers II Building V Junior Subordinate Companion Loans less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans after the date of their creation; and

(ii)    any interest in the Moffett Towers II Building V Junior Subordinate Companion Loans is held by (or the rights thereof may be exercised by) the related borrower, any direct or indirect parent of the related borrower, any affiliate of the related borrower, any affiliate of any direct or indirect parent of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such preferred equity holder.

A “Moffett Towers II Building V Senior Subordinate Companion Loan Control Appraisal Period” will exist with respect to the Moffett Towers II Building V Whole Loan, if and for so long as:

(i)    (a)(1) the sum of the aggregate initial principal balances of the Moffett Towers II Building V Senior Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any Moffett Towers II Building V Senior Subordinate Companion Loan after the date of its creation, (y) any Appraisal Reduction Amount for the Moffett Towers II Building V Whole Loan that is allocated to such Moffett Towers II Building V Senior Subordinate Companion Loans and (z) any losses realized with respect to the related Mortgaged Property or the Moffett Towers II Building V Whole Loan that are allocated to the Moffett Towers II Building V Senior Subordinate Companion Loans, is less than (b) 25% of the remainder of (1) the sum of the aggregate initial principal balance of the Moffett Towers II Building V Senior Subordinate Companion Loans less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans after the date of their creation; and

(ii)   any interest in the Moffett Towers II Building V Junior Subordinate Companion Loans is held by (or the rights thereof may be exercised by) the related borrower, any direct or indirect parent of the related borrower, any affiliate of the related borrower, any affiliate of any direct or indirect parent of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such preferred equity holder.

Pursuant to the terms of the Moffett Towers II Building V Co-Lender Agreement, each holder of a Moffett Towers II Building V Companion Loan (or its representative), for so long as such holder is not the Moffett Towers II Building V Whole Loan Controlling Note Holder, will have a right to receive copies of all notices, information and reports that the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, is required to provide to the Directing Holder pursuant to the GSMS 2019-GC39 PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the controlling class representative under the GSMS 2019-GC39 PSA) with respect to any Major Decisions to be taken with respect to Moffett Towers II Building V Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Moffett Towers II Building V Whole Loan, and at any time that the Moffett Towers II Building V Whole Loan Controlling Note Holder is the controlling class representative under the GSMS 2019-GC39 PSA, each holder of a Moffett Towers II Building V Companion Loan has the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Moffett Towers II Building V Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Moffett Towers II Building V Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the controlling class representative under the GSMS 2019-GC39 PSA; provided that if the GSMS 2019-GC39 Master Servicer (or the GSMS 2019-GC39 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the Non-Serviced Master Servicer or the Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Moffett Towers II Building V Companion Loans and the Moffett Towers II Building V Mortgage Loan (as a collective whole). Neither the GSMS 2019-GC39 Master Servicer nor the GSMS 2019-GC39 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of an Moffett Towers II Building V Companion Loan not held by the trust.

Neither the GSMS 2019-GC39 Master Servicer nor the GSMS 2019-GC39 Special Servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of an

Moffett Towers II Building V Companion Loan not held by the issuing entity or the controlling class representative under the GSMS 2019-GC39 PSA that would (i) require or cause the Non-Serviced Master Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, to violate applicable law, the terms of the Moffett Towers II Building V Plaza Whole Loan, the Moffett Towers II Building V Co-Lender Agreement or the GSMS 2019-GC39 PSA, including the Servicing Standard, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC, (iii) expose the Certificateholders, the issuing entity, any holder of an Moffett Towers II Building V Companion Loan not held by the issuing entity, the depositor under the GSMS 2019-GC39 PSA, the GSMS 2019-GC39 Master Servicer, the GSMS 2019-GC39 Special Servicer, the trustee under the GSMS 2019-GC39 PSA (the “GSMS 2019-GC39 Trustee”), the certificate administrator under the GSMS 2019-GC39 PSA (the “GSMS 2019-GC39 Certificate Administrator”) or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the GSMS 2019-GC39 Master Servicer’s or the GSMS 2019-GC39 Special Servicer’s responsibilities under the GSMS 2019-GC39 PSA or the scope of the GSMS 2019-GC39 Trustee’s or GSMS 2019-GC39 Certificate Administrator’s responsibilities under the GSMS 2019-GC39 PSA.

In addition to the control and consultation rights of the holders of the Moffett Towers II Building V Companion Loans described above, pursuant to the terms of the Moffett Towers II Building V Co-Lender Agreement, each holder of an Moffett Towers II Building V Companion Loan not held by the issuing entity will have the right to annual meetings (which may be held telephonically) with the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer, as applicable, in which servicing issues related to the Moffett Towers II Building V Whole Loan are discussed.

Sale of Defaulted Whole Loan

Upon the Moffett Towers II Building V Whole Loan becoming a Defaulted Loan, if the GSMS 2019-GC39 Special Servicer decides to sell the Moffett Towers II Building V Mortgage Loan, the GSMS 2019-GC39 Special Servicer will be required to sell the Moffett Towers II Building V Mortgage Loan together with the Moffett Towers II Building V Pari Passu Companion Loans (but not the Moffett Towers II Building V Subordinate Companion Loans) as a single whole loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Moffett Towers II Building V Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Moffett Towers II Building V Whole Loan, then the Moffett Towers II Building V Curing Holder (acting unanimously) will have the right, but not the obligation, to: (A) cure such monetary event of default within seven (7) business days following the receipt of notice of such default and (B) cure such non-monetary event of default within thirty (30) days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to sixty (60) days. If the Moffett Towers II Building V Curing Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Moffett Towers II Building V Curing Holder will be required to make such Cure Payment as directed by the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer, each holder of a Moffett Towers II Building V Senior Loan, and if holders of Moffett Towers II Building V Junior Subordinate Companion Loan are effecting such cure, each holder of a Moffett Towers II Building V Senior Subordinate Companion Loan. So long as an event of default exists that is being cured by the Moffett Towers II Building V Curing Holder and the applicable cure period has not expired, the default will not be treated as a Moffett Towers II Building V Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the Moffett Towers II Building V Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the Moffett Towers II Building V Whole Loan as a Specially Serviced Loan. Notwithstanding anything to the contrary, the Moffett Towers II Building V Curing Holder will be limited to a combined total of six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, and six (6) non-monetary defaults over the life of the Moffett Towers II Building V Whole Loan.

Purchase Option

After the occurrence and delivery of an event of default under the Moffett Towers II Building V Whole Loan, each of (A) the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans (acting unanimously) and (B) the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans (acting unanimously) will have the right, by written notice to (x) each of the holders of the Moffett Towers II Building V Senior Loans and (y) if the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans are electing to make such purchase, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans (a “Moffett Towers II Building V Purchase Notice”), to purchase in immediately available funds, (i) if the purchasing holder is the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans (acting unanimously), the Moffett Towers II Building V Senior Loans, and (ii) if the purchasing holder is the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans (acting unanimously), the Moffett Towers II Building V Senior Loans and the Moffett Towers II Building V Senior Subordinate Companion Loans, in whole but not in part at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the Moffett Towers II Building V Purchase Notice to the selling holders, the selling holders will be required to sell (and the purchasing holder will be required to purchase) the Moffett Towers II Building V Senior Loans and the Moffett Towers II Building V Senior Subordinate Companion Loans, as applicable, at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Moffett Towers II Building V Purchase Date”) not less than ten (10) days and not more than forty five (45) days after the date of the Moffett Towers II Building V Purchase Notice. The purchasing holder’s failure to purchase the Moffett Towers II Building V Senior Loans and the Moffett Towers II Building V Senior Subordinate Companion Loans, as applicable, on the Defaulted Moffett Towers II Building V Purchase Date (other than as a result of any failure to consummate such purchase on the part of the selling holder or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the event of default that caused such purchase right to be exercisable and not in respect of any other event of default. Each holder of Moffett Towers II Building V Subordinate Companion Loans has agreed that the sale of any purchased loans to it will comply with all requirements of the GSMS 2019-GC39 PSA and that all costs and expenses related thereto will be paid by the applicable purchasing holder. The defaulted mortgage loan purchase price will be calculated by the GSMS 2019-GC39 Master Servicer or the GSMS 2019-GC39 Special Servicer three (3) business days prior to the Defaulted Moffett Towers II Building V Purchase Date and absent manifest error, will be binding upon the purchasing holder.

The right of the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans or the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans to purchase the Moffett Towers II Building V Senior Loans and the Moffett Towers II Building V Senior Subordinate Companion Loans, as applicable, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing sentence, the GSMS 2019-GC39 Special Servicer is required to give the purchasing holder ten (10) business days’ prior written notice of its intent with respect to any such action with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the GSMS 2019-GC39 Special Servicer, in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the GSMS 2019-GC39 Special Servicer of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten (10) business days after the acceleration of the Moffett Towers II Building V Whole Loan, the GSMS 2019-GC39 Special Servicer is required to notify the each holder of Moffett Towers II Building V Subordinate Companion Loans of such transfer and the holders of the Moffett Towers II Building V Junior Subordinate Companion Loans and the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans will each have a fifteen (15) day period from the date of such notice from the GSMS 2019-GC39 Special Servicer to deliver the noteholder purchase notice to the holder of the Moffett Towers II Building V Mortgage Loan (and, if the holders of the Moffett Towers II Building V Junior Subordinate

Companion Loans are delivering such notice, to the holders of the Moffett Towers II Building V Senior Subordinate Companion Loans), in which case such holder of a Moffett Towers II Building V Subordinate Companion Loan will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) business day period at the applicable defaulted mortgage loan purchase price.

Special Servicer Appointment Rights

Pursuant to the Moffett Towers II Building V Co-Lender Agreement, the Moffett Towers II Building V Whole Loan Controlling Note Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Moffett Towers II Building V Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Moffett Towers II Building V Companion Loans (or their representatives). The applicable certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the GSMS 2019-GC39 PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the Moffett Towers II Building V Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the Moffett Towers II Building V Companion Loans (or their representatives) in accordance with the GSMS 2019-GC39 PSA. The holders of the Moffett Towers II Building V Companion Loans may terminate the GSMS 2019-GC39 Special Servicer upon a servicer termination event with respect to the GSMS 2019-GC39 Special Servicer and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Newport Corporate Center Whole Loan

General

The Newport Corporate Center Mortgage Loan (5.5%) is part of a split loan structure comprised of sixteen (16) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Newport Corporate Center Whole Loan was co-originated by Wells Fargo Bank, National Association and DBNY.

The Newport Corporate Center Mortgage Loan is evidenced by one (1) promissory note, Note A-1-A with a Cut-off Date Balance of $50,000,000. The related Pari Passu Companion Loans (the “Newport Corporate Center Pari Passu Companion Loans”, and together with the Newport Corporate Center Mortgage Loan, the “Newport Corporate Center Senior Loans”) have an original principal balance of $114,000,000 and are evidenced by five (5) senior pari passu promissory notes. The Newport Corporate Center Mortgage Loan and the Newport Corporate Center Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also 10 Subordinate Companion Loans (collectively, the “Newport Corporate Center Subordinate Companion Loans”), evidenced by the senior subordinate promissory note B-1-A with an original principal balance of $7,150,000, the senior subordinate promissory note B-1-B with an original principal balance of $2,750,000, the senior subordinate promissory note B-2-A with an original principal balance of $5,850,000, the senior subordinate promissory note B-2-B with an original principal balance of $2,250,000 (the “Newport Corporate Center B Notes”), the senior subordinate promissory note C-1-A with an original principal balance of $22,000,000, the senior subordinate promissory note C-1-B with an original principal balance of $18,700,000, the senior subordinate promissory note C-2-A with an original principal balance of $18,000,000, the senior subordinate promissory note C-2-B with an original principal balance of $15,300,000 (the “Newport Corporate Center C Notes”), the junior subordinate promissory note D-1 with an original principal balance of $30,800,000 and the junior subordinate promissory note D-2 with an original principal balance of $25,200,000 (the “Newport Corporate Center D Notes”). Neither the Newport Corporate Center Subordinate Companion Loans nor the Newport Corporate Center Pari Passu Companion Loans will be included in the issuing entity. The Newport Corporate Center Subordinate Companion Loans, together with the Newport Corporate Center Pari Passu Companion Loans, are referred to as the “Newport Corporate Center Companion Loans” and the Newport Corporate Center Mortgage Loan, together with the Newport Corporate Center Companion Loans, are referred to as the “Newport Corporate Center Whole Loan”. The Newport Corporate Center Pari Passu Companion Loans evidenced by promissory notes A-1-B and A-1-C are currently held by the Benchmark 2019-B11 securitization trust. The Newport Corporate Center Pari Passu Companion Loans evidenced by promissory notes A-2-A, A-2-B and A-2-C are currently held by the BANK 2019-BNK18 securitization trusts. The Newport Corporate Center Subordinate Companion Loans evidenced by promissory notes B-1-A and B-2-A are currently held by Wilton Reassurance Company. The Newport Corporate Center Subordinate Companion Loans evidenced by promissory notes B-1-B and B-2-B are currently held by Highmark Inc. The Newport Corporate Center Subordinate Companion Loans evidenced by promissory notes C-1-A and C-2-A are currently held by Prima Mortgage Investment Trust, LLC. The Newport Corporate Center Subordinate Companion Loans evidenced by promissory notes C-1-B and C-2-B are currently held by New York State Teachers’ Retirement Fund. The Newport Corporate Center Subordinate Companion Loans evidenced by promissory notes D-1 and D-2 are currently held by PCSD PR Cap IV NR Reten Private Limited.

The rights of the issuing entity, as the holder of the Newport Corporate Center Mortgage Loan, and the rights of the holders of the Newport Corporate Center Companion Loans are subject to the terms of an Intercreditor Agreement (the “Newport Corporate Center Intercreditor Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the Newport Corporate Center Intercreditor Agreement will be exercised by the directing holder under the BANK 2019-BNK18 PSA (the “BANK 2019-BNK18 Directing Holder”) so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the BANK 2019-BNK18 Operating Advisor (as defined below).

Servicing

The Newport Corporate Center Whole Loan and any related REO Property will be serviced and administered pursuant to the pooling and servicing agreement (the “BANK 2019-BNK18 PSA”) dated May 1, 2019, between Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the “BANK 2019-BNK18 Depositor”), Wells Fargo Bank, National Association, as general master servicer (the “BANK 2019-BNK18 Master Servicer”), Rialto Capital Advisors, LLC, as general special servicer, Situs Holdings, as Newport Corporate Center special servicer (the “BANK 2019-BNK18 Special Servicer”), National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator (the “BANK 2019-BNK18 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “BANK 2019-BNK18 Trustee”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “BANK 2019-BNK18 Operating Advisor”) and as asset representations reviewer, by the BANK 2019-BNK18 Master Servicer and the BANK 2019-BNK18 Special Servicer, subject to the terms of the Newport Corporate Center Intercreditor Agreement. See “Description of the Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Amounts payable to the issuing entity as holder of the Newport Corporate Center Mortgage Loan pursuant to the Newport Corporate Center Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Newport Corporate Center Intercreditor Agreement sets forth the respective rights of the holder of the Newport Corporate Center Mortgage Loan and the holders of the Newport Corporate Center Companion Loans with respect to distributions of funds received in respect of the Newport Corporate Center Whole Loan, and provides, in general, that: (a) the Newport Corporate Center B Notes and the respective rights of the holders of the Newport Corporate Center B Notes to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center B Note, respectively, will at all times be junior, subject and subordinate to the Newport Corporate Center Senior Loans and the respective rights of the holders of the Newport Corporate Center Senior Loans to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center A Note, respectively, as and to the extent set forth in the Newport Corporate Center Intercreditor Agreement, (b) the Newport Corporate Center C Notes and the respective rights of the holders of the Newport Corporate Center C Notes to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center C Notes, respectively will at all times be junior, subject and subordinate to the Newport Corporate Center Senior Loans and the Newport Corporate Center B Notes and the respective rights of the holders of the Newport

Corporate Center Senior Loans and the Newport Corporate Center B Notes to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center Senior Loans and the Newport Corporate Center B Notes, respectively, as and to the extent set forth in the Newport Corporate Center Intercreditor Agreement and (c) the Newport Corporate Center D Notes and the respective rights of the holders of the Newport Corporate Center D Notes to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center D Notes, respectively will at all times be junior, subject and subordinate to the Newport Corporate Center Senior Loans, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes and the respective rights of the holders of the Newport Corporate Center Senior Loans, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes to receive payments of interest, principal and other amounts with respect to the Newport Corporate Center Senior Loans, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes, respectively, as and to the extent set forth in the Newport Corporate Center Intercreditor Agreement.

If no Newport Corporate Center Sequential Pay Event has occurred and is continuing, all amounts tendered by the Newport Corporate Center borrower or otherwise available for payment on the Newport Corporate Center Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the BANK 2019-BNK18 Master Servicer in the following order of priority:

(1)   First, to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center Senior Loans(calculated at a rate net of the primary servicing fee rate);

(2)   Second, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center B Notes (calculated at a rate net of the primary servicing fee rate);

(3)   Third, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center C Notes (calculated at a rate net of the primary servicing fee rate);

(4)   Fourth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center D Notes (calculated at a rate net of the primary servicing fee rate);

(5)   Fifth, to the holders of the Newport Corporate Center Senior Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Newport Corporate Center Senior Loans and the Newport Corporate Center Mortgage Loan until their principal balances have been reduced to zero;

(6)   Sixth, to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or incurred by such holders (or paid or advanced by the applicable master servicer or the applicable special servicer, as applicable) with respect to the Newport Corporate Center Whole Loan pursuant to the terms of the Newport Corporate Center Intercreditor Agreement or the BANK 2019-BNK18 PSA, as applicable;

(7)   Seventh, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the aggregate principal balances of the Newport Corporate Center Senior Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BANK 2019-BNK18 PSA, by reason of the insufficiency of the Newport Corporate Center Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center Senior Loans;

(8)   Eighth, to the extent the holders of the Newport Corporate Center B Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center B Notes for all such cure payments;

(9)   Ninth, to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center B Notes until their principal balances have been reduced to zero;

(10) Tenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of the Newport Corporate Center B Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center B Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center B Notes;

(11) Eleventh, to the extent the holders of the Newport Corporate Center C Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center C Notes for all such cure payments;

(12) Twelfth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth and ninth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center C Notes until their principal balances have been reduced to zero;

(13) Thirteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a workout the principal balances of the Newport Corporate Center C Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center C Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center C Notes;

(14) Fourteenth, to the extent the holders of the Newport Corporate Center D Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center D Notes for all such cure payments;

(15) Fifteenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth, ninth and twelfth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center D Notes until their principal balances have been reduced to zero;

(16) Sixteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a workout the principal balances of the Newport Corporate Center D Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center D Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center D Notes;

(17) Seventeenth, to the holders of the Newport Corporate Center Senior Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center Senior Loans after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center Senior Loans applicable immediately prior to the anticipated repayment date;

(18) Eighteenth, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center B Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center B Notes applicable immediately prior to the anticipated repayment date;

(19) Nineteenth, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements in an amount equal to that portion of interest accrued on the Newport Corporate Center C Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center C Notes applicable immediately prior to the anticipated repayment date;

(20) Twentieth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center D Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center D Notes applicable immediately prior to the anticipated repayment date;

(21) Twenty-first, to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center Senior Loans, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(22) Twenty-second, to the holders of the Newport Corporate Center B Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center B Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(23) Twenty-third, to the holders of the Newport Corporate Center C Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center C Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(24) Twenty-fourth, to the holders of the Newport Corporate Center D Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center D Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(25) Twenty-fifth, to the extent assumption fees or transfer fees actually paid by the Newport Corporate Center Whole Loan borrower are not required to be otherwise applied under the BANK 2019-BNK18 PSA, including, without limitation, to provide reimbursement for any interest on any advance, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Newport Corporate Center Whole Loan), any such fees or expenses, to the extent actually paid by the Newport Corporate Center borrower, will be paid pro rata to the holders of the Newport Corporate Center Senior Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan; and

(26) Twenty-sixth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Newport Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-fifth, any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the BANK 2019-BNK18 PSA, will be paid pro rata to the holders of the Newport Corporate Center Senior Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan.

Application of Payments after a Newport Corporate Center Sequential Pay Event

Generally, for so long as a Newport Corporate Center Sequential Pay Event has occurred and is continuing, all amounts available for payment on the Newport Corporate Center Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Newport Corporate Center Intercreditor Agreement, as follows:

(1)           First, to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center Senior Loans (calculated at a rate net of the primary servicing fee rate);

(2)           Second, pro rata, to the holders of the Newport Corporate Center Senior Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, to apply to the principal balances of the Newport Corporate Center Senior Loans and the Newport Corporate Center Mortgage Loan until their principal balances have been reduced to zero;

(3)           Third, to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the applicable master servicer or the applicable special servicer, as applicable) with respect to the Newport Corporate Center Whole Loan pursuant to the terms of the Newport Corporate Center Intercreditor Agreement or the BANK 2019-BNK18 PSA, as applicable;

(4)           Fourth, to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center Senior Loans, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(5)           Fifth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the aggregate principal balances of the Newport Corporate Center Senior Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BANK 2019-BNK18 PSA by reason of the insufficiency of the Newport Corporate Center Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Newport Corporate Center Senior Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center Senior Loans;

(6)           Sixth, to the extent the holders of the Newport Corporate Center B Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center B Notes for all such cure payments; and to the holders of the Newport Corporate Center B Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(7)           Seventh, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center B Notes (calculated at a rate net of the primary servicing fee rate);

(8)           Eighth, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, in reduction of the principal balances of the Newport Corporate Center B Notes until their principal balances have been reduced to zero;

(9)           Ninth, to the holders of the Newport Corporate Center B Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center B Notes, under the mortgage loan documents based on respective percentage interests;

(10)         Tenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of the Newport Corporate Center B Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center B Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center B Notes;

(11)         Eleventh, to the extent the holders of the Newport Corporate Center C Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center C Notes for all such cure payments; and to the holders of the Newport Corporate Center C Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder of a Newport Corporate Center C Note, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(12)         Twelfth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center C Notes (calculated at a rate net of the primary servicing fee rate);

(13)         Thirteenth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis in reduction of the principal balances of the Newport Corporate Center C Notes until their principal balances have been reduced to zero;

(14)          Fourteenth, to the holders of the Newport Corporate Center C Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center C Notes, under the mortgage loan documents based on respective percentage interests;

(15)          Fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout the principal balances of the Newport Corporate Center C Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center C Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center C Notes;

(16)         Sixteenth, to the extent the holders of the Newport Corporate Center D Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center D Notes for all such cure payments; and to the holders of the Newport Corporate Center D Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder of a Newport Corporate Center D Note, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(17)         Seventeenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center D Notes (calculated at a rate net of the primary servicing fee rate);

(18)         Eighteenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis in reduction of the principal balances of the Newport Corporate Center D Notes until their principal balances have been reduced to zero;

(19)         Nineteenth, to the holders of the Newport Corporate Center D Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center D Notes, under the mortgage loan documents based on respective percentage interests;

(20)         Twentieth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Newport Corporate Center D Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center D Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center D Notes;

(21)         Twenty-first, to the holders of the Newport Corporate Center Senior Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center Senior Loans after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center Senior Loans applicable immediately prior to the anticipated repayment date;

(22)         Twenty-second, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center B Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center B Notes applicable immediately prior to the anticipated repayment date;

(23)         Twenty-third, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements in an amount equal to that portion of interest accrued on the Newport Corporate Center C Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center C Notes applicable immediately prior to the anticipated repayment date;

(24)         Twenty-fourth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center D Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center D Notes applicable immediately prior to the anticipated repayment date;

(25)         Twenty-fifth, to the extent assumption fees or transfer fees actually paid by the Newport Corporate Center Whole Loan borrower are not required to be otherwise applied under the BANK 2019-BNK18 PSA, including, without limitation, to provide reimbursement for any interest on any advance, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Newport Corporate Center Whole Loan), any such fees or expenses, to the extent actually paid by the Newport Corporate Center borrower, will be paid to the holders of the Newport Corporate Center Senior Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata; and

(26)         Twenty-sixth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Newport Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-fifth, any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the BANK 2019-BNK18 PSA, will be paid pro rata to the holders of the Newport Corporate Center Senior Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan.

“Newport Corporate Center Sequential Pay Event” means a (i) monetary event of default with respect to the Newport Corporate Center Whole Loan or (ii) non-monetary event of default that results in acceleration of the Newport Corporate Center Whole Loan or results in the Newport Corporate Center Whole Loan becoming a specially serviced mortgage loan under the BANK 2019-BNK18 PSA.

Consultation and Control

The controlling noteholder under the Newport Corporate Center Intercreditor Agreement will initially be the holder of the majority of the Newport Corporate Center D Notes (by principal balance). If a control appraisal period with respect to the Newport Corporate Center D Notes occurs and is continuing, the holder of the majority of the Newport Corporate Center C Notes (by principal balance) will become the controlling noteholder; and if a control appraisal period with respect to the Newport Corporate Center C Notes has occurred and is continuing, the holder of the majority of the Newport Corporate Center B Notes (by principal balance) will become the controlling noteholder; and if a control appraisal period with respect to the Newport Corporate Center B Notes has occurred and is continuing, the holder of promissory note A-2-A with respect to the Newport Corporate Center Whole Loan will become the controlling noteholder. The controlling noteholder will have consent and/or consultation rights with respect to the Newport Corporate Center Whole Loan similar, but not necessarily identical, to those held by the directing holder.

Control appraisal periods with respect to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes and the Newport Corporate Center D Notes exist when (a)(1) the sum of the initial principal balance of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, after the date of creation of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, (y) any appraisal reduction amount for the Newport Corporate Center Whole Loan that is allocated to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, and (z) any losses realized with respect to the Newport Corporate Center Mortgaged Property or the Newport Corporate Center Whole Loan that are allocated to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, is less than (b) 25% of the remainder of (i) the sum of the initial principal balance of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, after the date of creation of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, provided that a control appraisal period will terminate upon the occurrence of a Newport Corporate Center Threshold Event Cure (as defined below) by the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable.

A “Newport Corporate Center Threshold Event Cure” means that the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, acting unanimously within their class, provide threshold event collateral in an amount which, when added to the appraised value of the Newport Corporate Center Mortgaged Property as determined pursuant to the BANK 2019-BNK18 PSA would cause the applicable control appraisal period not to occur and provide the applicable master servicer with documentation acceptable to the applicable master servicer in accordance with the applicable servicing standard to create and perfect a first priority security interest therein.

In addition, pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder of Newport Corporate Center Senior Loans will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Newport Corporate Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Newport Corporate Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if, the applicable master servicer or applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the applicable master servicer or applicable special servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Newport Corporate Center noteholders. Neither the applicable master servicer nor applicable special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuer as holder of the Newport Corporate Center Mortgage Loan (or its representative).

The BANK 2019-BNK18 Directing Holder, prior to the occurrence and continuance of a “Control Termination Event” under the BANK 2019-BNK18 PSA, or the BANK 2019-BNK18 Operating Advisor, following the occurrence and during the continuance of a “Control Termination Event” under the BANK 2019-BNK18 PSA, will be entitled to exercise the consent or consultation rights described above.

Sale of Defaulted The Newport Corporate Center Whole Loan

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, if the Newport Corporate Center Whole Loan becomes a defaulted loan pursuant to the terms of the BANK 2019-BNK18 PSA, the applicable special servicer may elect to sell (1) the Newport Corporate Center Whole Loan, subject to the consent right of the related controlling noteholder, in which case such sale would include each of the Newport Corporate Center Pari Passu Companion Loans, the Newport Corporate Center B Notes, the Newport Corporate Center C Notes and the Newport Corporate Center D Notes as determined by the applicable special servicer in accordance with the servicing standard under the BANK 2019-BNK18 PSA (taking into account the subordinate nature of the Newport Corporate Center Subordinate Companion Loans), or (2) the Newport Corporate Center Mortgage Loan together with the Newport Corporate Center Senior Loans and in the event of a sale under this clause (2), and subject to the terms of the BANK 2019-BNK18 PSA, the holder of the Newport Corporate Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Newport Corporate Center Senior Loans so long as such holder of the Newport Corporate Center Mortgage Loan is not the controlling noteholder. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under the BANK 2019-BNK18 PSA. Proceeds of the sale of the Newport Corporate Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments after a Newport Corporate Center Sequential Pay Event” above.

Purchase Option

Each of the holders of the Newport Corporate Center B Notes, Newport Corporate Center C Notes and Newport Corporate Center D Notes, in each case, acting unanimously, will have the right to purchase, in whole but not in part, (i) the Newport Corporate Center Senior Loans, (ii) solely in the case of the holders of the Newport Corporate Center C Notes, the Newport Corporate Center Senior Loans and the Newport Corporate Center B Notes, and (iii) solely in the case of the holders of the Newport Corporate Center D Notes, the Newport Corporate Center Senior Loans, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes, by delivery of written notice during an event of default under the related mortgage loan documents or a servicing transfer event under the BANK 2019-BNK18 PSA, as applicable. Such purchase is required to comply with all requirements of the BANK 2019-BNK18 PSA and all actual costs and expenses related thereto will be paid by the applicable purchasing noteholder(s).

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Newport Corporate Center Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Newport Corporate Center Whole Loan, then the holders the holders of (x) the Newport Corporate Center B Notes, acting unanimously, (y) the Newport Corporate Center C Notes, acting unanimously, and (z) the Newport Corporate Center D Notes, acting unanimously, will have the right, but not the obligation, to: (A) cure such monetary event of default within 7 business days following the receipt of notice of such default and (B) cure such nonmonetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the mortgage loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. Notwithstanding the foregoing, such right to cure is limited to a combined total of six (6) monetary defaults, no more than four (4) of which may be consecutive, and six (6) non-monetary defaults.

Special Servicer Appointment Rights

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, the controlling noteholder will have the right, with or without cause, to replace the BANK 2019-BNK18 Special Servicer then acting with respect to the Newport Corporate Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Newport Corporate Center Companion Loans (or their representatives) in a manner that is substantially similar to that as described in accordance with the BANK 2019-BNK18 PSA.

ARC Apartments Whole Loan

The ARC Apartments Mortgage Loan (3.8%) is part of a split loan structure comprised of five (5) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The ARC Apartments Mortgage Loan is evidenced by one (1) promissory note (the “ARC Apartments Note A1-A2”). The “ARC Apartments Whole Loan” consists of the ARC Apartments Mortgage Loan, the ARC Apartments Note A1-A1, the ARC Apartments Note A1-B (collectively with the ARC Apartments Note A1-A1 and the ARC Apartments Note A1-A2, the “ARC Apartments A1 Notes”, and the ARC Apartments Note A1-A1 and the ARC Apartments Note A1-A2 also the “ARC Apartments Pari Passu Companion Loans”) and two subordinate companion notes: (i) Note A2 (the “ARC Apartments Note A2”) with an outstanding principal balance of $47,000,000, and (ii) Note B (the “ARC Apartments Note B” and, together with the ARC Apartments Note A2, the “ARC Apartments Subordinate Companion Loans”) with an outstanding principal balance of $45,000,000.

Servicing

The ARC Apartments Whole Loan is being serviced pursuant to the Benchmark 2019-B10 PSA in accordance with the terms of the Benchmark 2019-B10 PSA and the related Intercreditor Agreement (the “ARC Apartments Co-Lender Agreement”).

Amounts payable to the issuing entity as holder of the ARC Apartments Mortgage Loan pursuant to the ARC Apartments Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The ARC Apartments Co-Lender Agreement sets forth the respective rights of the holders of the ARC Apartments Mortgage Loan, the ARC Apartments Pari Passu Companion Loans and the ARC Apartments Subordinate Companion Loans with respect to distributions of funds received in respect of the ARC Apartments Whole Loan, and provides, in general, that:

●	The ARC Apartments Note A2 and the rights of its holder to receive payments of interest, principal and other amounts with respect to the ARC Apartments Note A2 are at all times junior, subject and subordinate to the ARC Apartments A1 Notes and the respective rights of their holders to receive payments of interest, principal and other amounts with respect to the ARC Apartments A1 Notes, as and to the extent set forth in the ARC Apartments Co-Lender Agreement. The ARC Apartments Note B and the rights of its holder to receive payments of interest, principal and other amounts with respect to the ARC Apartments Note B are at all times junior, subject and subordinate to the ARC Apartments A1 Notes and the ARC Apartments Note A2 and the respective rights of their holders to receive payments of interest, principal and other amounts with respect to the ARC Apartments A1 Notes and the ARC Apartments Note A2, as and to the extent set forth in the ARC Apartments Co-Lender Agreement;

●	prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the ARC Apartments Whole Loan, (ii) any other event of default for which the ARC Apartments Whole Loan is actually accelerated, (iii) any other event of default that causes the ARC Apartments Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by either the holder of the ARC Apartments Note A2 or by the holder of the ARC Apartments Note B, in accordance with the ARC Apartments Co-Lender Agreement, or during any period that any holder(s) of the ARC Apartments Note A2 or the ARC Apartments Note B are exercising cure rights), after payment of amounts for reserves or escrows required by the loan documents and certain amounts payable or reimbursable under the Benchmark 2019-B10 PSA to the parties thereto, payments and proceeds received with respect to the ARC Apartments Whole Loan will generally be applied in the following order, without duplication:

first, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate outstanding principal balance of the ARC Apartments A1 Notes at their net interest rate;

second, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes) in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received with respect to such monthly payment date with respect to the ARC Apartments Whole Loan allocated as principal on the ARC Apartments Whole Loan and payable to the holders of the ARC Apartments A1 Notes, the ARC Apartments Note A2 and the ARC Apartments Note B (together, the “ARC Apartments Whole Loan Noteholders”), until the aggregate principal balance of the ARC Apartments A1 Notes has been reduced to zero;

third, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the ARC Apartments Whole Loan pursuant to the ARC Apartments Co-Lender Agreement or the Benchmark 2019-B10 PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the aggregate principal balance of the ARC Apartments A1 Notes has been reduced, such excess amount is required to be paid to the holders of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 pro rata (based on the principal balances of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2) in an aggregate amount up to the reduction, if any, of the principal balances of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 as a result of such workout, plus interest on such aggregate amount at their net interest rate;

fifth, to the holder of the ARC Apartments Note A2 in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note A2 at its net interest rate;

sixth, to the holder of the ARC Apartments Note A2 in an amount equal to all principal payments received, including any insurance and condemnation proceeds received with respect to such monthly payment date with respect to the ARC Apartments Whole Loan and payable to the ARC Apartments Whole Loan Noteholders, remaining after giving effect to the allocations in clause second above, until the principal balance of the ARC Apartments Note A2 has been reduced to zero;

seventh, to the holder of the ARC Apartments Note B in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note B at its net interest rate;

eighth, to the holder of the ARC Apartments Note B in an amount equal to all principal payments received, including any insurance and condemnation proceeds received with respect to such monthly payment date with respect to the ARC Apartments Whole Loan allocated as principal on the ARC Apartments Whole Loan and payable to the ARC Apartments Whole Loan Noteholders, remaining after giving effect to the allocations in clauses second and sixth above, until the principal balance of the ARC Apartments Note B has been reduced to zero;

ninth, to the extent the holder of the ARC Apartments Note A2 has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments;

tenth, to the extent the holder of the ARC Apartments Note B has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments;

eleventh, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes) in an aggregate amount equal to the product (i) of their aggregate principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) their relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

twelfth, to the holder of the ARC Apartments Note A2 in an amount equal to the product (i) of its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

thirteenth, to the holder of the ARC Apartments Note B in an amount equal to the product (i) of its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

fourteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout, the principal balance of the ARC Apartments Note A2 has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note A2 in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note A2 as a result of such workout, plus interest on such amount at the related interest rate;

fifteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout, the principal balance of the ARC Apartments Note B has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note B in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note B as a result of such workout, plus interest on such amount at the related interest rate;

sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Benchmark 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the ARC Apartments Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, is required to be paid to the ARC Apartments Whole Loan Noteholders, pro rata, based on their respective principal percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of the ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes; and

seventeenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the ARC Apartments Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount is required to be paid pro rata to the ARC Apartments Whole Loan Noteholders, based on their respective initial percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of the ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes.

Upon the occurrence and during the continuance of a Sequential Pay Event, after payment of amounts for reserves or escrows required by the loan documents and certain amounts payable or reimbursable under the Benchmark 2019-B10 PSA to the parties thereto, payments and proceeds received with respect to the ARC Apartments Whole Loan will generally be applied in the following order, without duplication:

first, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate outstanding principal balance of the ARC Apartments A1 Notes at their net interest rate;

second, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes), until the aggregate principal balance of the ARC Apartments A1 Notes has been reduced to zero;

third, to the holders of the ARC Apartments A1 Notes, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs, in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the ARC Apartments Whole Loan pursuant to the ARC Apartments Co-Lender Agreement or the Benchmark 2019-B10 PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the aggregate principal balance of the ARC Apartments A1 Notes has been reduced, such excess amount is required to be paid to the holders of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 pro rata (based on the principal balances of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2) in an aggregate amount up to the reduction, if any, of the principal balance of the ARC Apartments Note A1-A, the ARC Apartments Note A1-B and the ARC Apartments Note A1-A2 as a result of such workout, plus interest on such aggregate amount at their net interest rate;

fifth, to the holder of the ARC Apartments Note A2 in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note A2 at its net interest rate;

sixth, to the holder of the ARC Apartments Note A2, until the principal balance of the ARC Apartments Note A2 has been reduced to zero;

seventh, to the extent the holder of the ARC Apartments Note A2 has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments; and to the holder of the ARC Apartments Note A2 in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

eighth, to the holder of the ARC Apartments Note B in an amount equal to the accrued and unpaid interest on the principal balance of the ARC Apartments Note B at its net interest rate;

ninth, to the holder of the ARC Apartments Note B, until the principal balance of the ARC Apartments Note B has been reduced to zero;

tenth, to the extent the holder of the ARC Apartments Note B has made any payments or advances in connection with the exercise of its cure rights under the ARC Apartments Co-Lender Agreement, to reimburse such holder for all such cure payments; and to the holder of the ARC Apartments Note B in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

eleventh, to the holders of the ARC Apartments A1 Notes, pro rata (based on the respective principal balances of the ARC Apartments A1 Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) their relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

twelfth, to the holder of the ARC Apartments Note A2 in an amount equal to the product of (i) its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

thirteenth, to the holder of the ARC Apartments Note B in an amount equal to the product of (i) its principal percentage interest (based on the outstanding principal balance of the ARC Apartments Whole Loan) multiplied by (ii) its relative spread (as set forth in the ARC Apartments Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

fourteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout, the principal balance of the ARC Apartments Note A2 has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note A2 in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note A2 as a result of such workout, plus interest on such amount at the related interest rate;

fifteenth, if the proceeds of any foreclosure sale or any liquidation of the ARC Apartments Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout, the principal balance of the ARC Apartments Note B has been reduced, such excess amount is required to be paid to the holder of the ARC Apartments Note B in an amount up to the reduction, if any, of the principal balance of the ARC Apartments Note B as a result of such workout, plus interest on such amount at the related interest rate;

sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Benchmark 2019-B10 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the ARC Apartments Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, is required to be paid to the ARC Apartments Whole Loan Noteholders, pro rata, based on their respective principal percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes; and

seventeenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the ARC Apartments Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount is required to be paid pro rata to the ARC Apartments Whole Loan Noteholders, based on their respective initial percentage interests, with the amount distributed to the holders of the ARC Apartments A1 Notes to be allocated between the holders of ARC Apartments A1 Notes pro rata based on the respective principal balances of the ARC Apartments A1 Notes.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the ARC Apartments Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the ARC Apartments Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans.

Certain costs and expenses allocable to an ARC Apartments Subordinate Companion Loan (such as a pro rata share of a Servicing Advance) may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such ARC Apartments Subordinate Companion Loan or from general collections with respect to any securitization of such ARC Apartments Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the ARC Apartments Co-Lender Agreement, the controlling noteholder with respect to the ARC Apartments Whole Loan (the “ARC Apartments Controlling Holder”), as of any date of determination, will be (i) the holder of the ARC Apartments Note B, unless an ARC Apartments Note B Control Appraisal Period (as defined below) has occurred and is continuing, (ii) if and for so long as an ARC Apartments Note B Control Appraisal Period has occurred and is continuing and no ARC Apartments Note A2 Control

Appraisal Period (as defined below) has occurred and is continuing, the holder of the ARC Apartments Note A2, and (iii) if and for so long as an ARC Apartments Note A2 Control Appraisal Period has occurred and is continuing, the Directing Holder (or other representative of the holder of the ARC Apartments Note A1-A designated under the Benchmark 2019-B10 PSA); provided, that if the holder of the ARC Apartments Note A2 or the holder of the ARC Apartments Note B would be the ARC Apartments Controlling Holder, but any interest in the ARC Apartments Note A2 or the ARC Apartments Note B, respectively, is held by the related borrower or a borrower-related party, or the related borrower or borrower-related party would otherwise be entitled to exercise the rights of the ARC Apartments Controlling Holder in respect of the ARC Apartments Note A2 or the ARC Apartments Note B, respectively, then an ARC Apartments Note A2 Control Appraisal Period or an ARC Apartments Note B Control Appraisal Period, respectively, will be deemed to have occurred; and provided further, however, that if the holder of the ARC Apartments Note A1-A would be the ARC Apartments Controlling Holder, but any interest in the ARC Apartments Note A1-A is held by the related borrower or a borrower-related party, or the related borrower or borrower-related party would otherwise be entitled to exercise the rights of the ARC Apartments Controlling Holder in respect of the ARC Apartments Note A1-A, then the ARC Apartments Controlling Holder will be the holder for the ARC Apartments A1 Note that (x) is not held by the borrower or a borrower-related party and the borrower or borrower-related party would not otherwise be entitled to exercise the rights of the ARC Apartments Controlling Holder in respect of such ARC Apartments A1 Note and (y) has the largest principal balance (it being understood that if two or more ARC Apartments A1 Notes meet such requirements and have the same principal balance, then the note with the lower alphabetical suffix will control); and provided, further, however, that if no ARC Apartments A1 Note meets the criteria set forth in clause (x) above and an ARC Apartments Note A2 Control Appraisal Period is in effect, then there will be no ARC Apartments Controlling Holder.

The ARC Apartments Controlling Holder will be entitled (i) to direct the servicing of the ARC Apartments Whole Loan and (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause.

Pursuant to the terms of the ARC Apartments Co-Lender Agreement, any holder that is not the ARC Apartments Controlling Holder (each, an “ARC Apartments Non-Controlling Noteholder”) will (i) have a right to receive copies of any notice, information and report that is required to be provided to the ARC Apartments Controlling Holder pursuant to the Benchmark 2019-B10 PSA with respect to certain servicing decisions to be taken or the implementation of any recommended actions outlined in an asset status report with respect to the ARC Apartments Whole Loan within the same time frame such notice, information and report is required to be provided to the ARC Apartments Controlling Holder, and (ii) have the right to be consulted on a strictly non-binding basis, to the extent, having received such notices, information and reports, it requests consultation with respect to certain servicing decisions or such implementation of any recommended actions and have any alternative actions it recommends considered. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notice, information and report provided to the ARC Apartments Controlling Holder, whether or not the related ARC Apartments Non-Controlling Noteholder has responded within such period; provided that if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew.

In addition to the consultation rights described above, pursuant to the terms of the ARC Apartments Co-Lender Agreement, the issuing entity, as holder of the ARC Apartments Mortgage Loan (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the ARC Apartments Whole Loan are discussed.

The term “ARC Apartments Note A2 Control Appraisal Period” means any period with respect to the ARC Apartments Whole Loan, if and for so long as: (a) (1) the initial principal balance of the ARC Apartments Note A2 minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the ARC Apartments Note A2 after the date of creation of the ARC Apartments Note A2, (y) any Appraisal Reduction Amount for the ARC Apartments Whole Loan that is allocated to the ARC Apartments Note A2 and (z) any losses realized with respect to the related Mortgaged Property or the ARC Apartments Whole Loan that are allocated to the ARC Apartments Note A2, is less than (b) 25% of the remainder of (i) the initial principal balance of the ARC Apartments Note A2 less (ii) any payments of principal allocated to, and received by, the holder of the ARC Apartments Note A2 on the ARC Apartments Note A2 after the date of creation of the ARC Apartments Note A2; provided that an ARC Apartments Note A2 Control Appraisal Period will terminate upon the occurrence of a “threshold event cure” (within the meaning of the ARC Apartments Co-Lender Agreement) by the holder of the ARC Apartments Note A2.

The term “ARC Apartments Note B Control Appraisal Period” means any period with respect to the ARC Apartments Whole Loan, if and for so long as: (a) (1) the initial principal balance of the ARC Apartments Note B minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the ARC Apartments Note B after the date of creation of the ARC Apartments Note B, (y) any Appraisal Reduction Amount for the ARC Apartments Whole Loan that is allocated to the ARC Apartments Note B and (z) any losses realized with respect to the related Mortgaged Property or the ARC Apartments Whole Loan that are allocated to the ARC Apartments Note B, is less than (b) 25% of the remainder of (i) the initial principal balance of the ARC Apartments Note B less (ii) any payments of principal allocated to, and received by, the holder of the ARC Apartments Note B on the ARC Apartments Note B after the date of creation of the ARC Apartments Note B; provided that an ARC Apartments Note B Control Appraisal Period will terminate upon the occurrence of a “threshold event cure” (within the meaning of the ARC Apartments Co-Lender Agreement) by the holder of the ARC Apartments Note B.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the ARC Apartments Whole Loan by the end of the applicable grace period or any other event of default under the related loan documents occurs and is continuing, the holder of the ARC Apartments Note A2 and the holder of the ARC Apartments Note B will each have the right to cure such event of default subject to certain limitations set forth in the ARC Apartments Co-Lender Agreement. Unless the holder of the ARC Apartments Note A1-A (and, in the case of a cure by the holder of the ARC Apartments Note B, the holder of the ARC Apartments Note A2) consents to additional cure periods, such cures will be limited to (a) six (6) cures of monetary defaults, no more than four (4) of which may be consecutive, and (b) six (6) cures of non-monetary defaults in each case, over the term of the ARC Apartments Whole Loan. No holder of any such Subordinate Companion Loan will be required to pay any default interest or late charges in order to effect a cure. In the event that both the holder of the ARC Apartments Note A2 and the holder of the ARC Apartments Note B deliver a notice of exercise of cure rights, the holder of the ARC Apartments Note B will have the right to effectuate the related cure and the right of the holder of the ARC Apartments Note A2 to cure will be suspended and any cure payments remitted by the holder of the ARC Apartments Note A2 will be required to be returned to the holder of the ARC Apartments Note A2. In the case of a non-monetary default, if the holder of the ARC Apartments Note B does not consummate such cure, if the holder of the ARC Apartments Note A2 had delivered a notice of exercise of cure rights, the holder of the ARC Apartments Note A2 will have the right to effectuate such cure.

Purchase Option

If an event of default with respect to the ARC Apartments Whole Loan has occurred and is continuing or if a servicing transfer event has occurred and is continuing, each of (A) the holder of the ARC Apartments Note A2 and (B) the holder of the ARC Apartments Note B will have the option to purchase the ARC Apartments A1 Notes in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of the ARC Apartments A1 Notes, (b) accrued and unpaid interest on the aggregate principal balance of the ARC Apartments A1 Notes at their net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the ARC Apartments Whole Loan to the holders of the ARC Apartments A1 Notes, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (provided that if the purchaser is the borrower or a borrower-related party, such amounts will not be excluded), (d) any unreimbursed servicing advances and any expenses incurred in enforcing the loan documents, including, without limitation, servicing advances payable or reimbursable to the related Non-Serviced Master Servicer and Special Servicing Fees incurred by or on behalf of the holder of either ARC Apartments A1 Note (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on Advances with respect to an Advance made by or on behalf of the holder of either ARC Apartments A1 Note (without duplication of amounts under clause (c) above), (f) (i) if the related borrower or borrower-related party is the purchaser or (ii) if the ARC Apartments Whole Loan is purchased more than 90 days after such option first becomes exercisable pursuant to the ARC Apartments Co-Lender Agreement, any Liquidation Fees or Workout Fees, and (g) any recovered costs not reimbursed previously to any holder of an ARC Apartments A1 Note pursuant to the ARC Apartments Co-Lender Agreement. If the holder of the ARC Apartments Note B elects to purchase the ARC Apartments A1 Notes, it will be required to purchase the ARC Apartments Note A2 at a purchase price set forth in the ARC Apartments Co-Lender Agreement and calculated in a similar fashion to the price set forth above for the ARC Apartments A1 Notes.

Sale of Defaulted Whole Loan

Pursuant to the terms of the ARC Apartments Co-Lender Agreement, if an event of default has occurred and is continuing with respect to the ARC Apartments Whole Loan, the related Non-Serviced Special Servicer may, in accordance with the Benchmark 2019-B10 PSA, elect to sell either (1) the ARC Apartments Whole Loan, subject to the consent right of the ARC Apartments Controlling Holder (or its representative), in which case such sale would include each of the ARC Apartments A1 Notes, the ARC Apartments Note A2 and the ARC Apartments Note B as determined by the related Non-Serviced Special Servicer in accordance with the Servicing Standard (taking into account the subordinate nature of the ARC Apartments Note A2 and the ARC Apartments Note B) in accordance with the procedures set forth in the Benchmark 2019-B10 PSA, or (2) the ARC Apartments A1 Notes, together, in which case the related Non-Serviced Special Servicer will provide notice to the related Non-Serviced Master Servicer under any securitizations of the ARC Apartments Subordinate Companion Loans and the holders of the ARC Apartments Subordinate Companion Loans will have the opportunity to submit an offer on the ARC Apartments Whole Loan.

Special Servicer Appointment Rights

Pursuant to the ARC Apartments Co-Lender Agreement, the ARC Apartments Controlling Holder, at its expense, will have the right, at any time and from time to time, to appoint a replacement special servicer with respect to the ARC Apartments Whole Loan. The ARC Apartments Controlling Holder (or its representative) will be entitled to terminate the rights and obligations of the related Non-Serviced Special Servicer then acting under the Benchmark 2019-B10 PSA with or without cause.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2019 and ending on the hypothetical Determination Date in July 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc. and German American Capital Corporation are sponsors and mortgage loan sellers in this securitization transaction.

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Goldman Sachs Mortgage Company

GeneralGoldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an initial Pooled Risk Retention Consultation Party and an affiliate of GS Bank, an originator and the initial Pooled RR Interest Owner, Goldman Sachs & Co. LLC, an underwriter, and the depositor.

GSMC is the originator (or co-originator) of one (1) of the GSMC Mortgage Loans, and GS Bank is the originator (or co-originator) of nine (9) of the GSMC Mortgage Loans. The 101 California Street Whole Loan was co-originated by GSMC and JPMorgan Chase Bank, National Association (“JPMCB”), the Moffett Towers II Building V Whole Loan was co-originated by GS Bank and Deutsche Bank AG, New York Branch (“DBNY”) and the Waterford Lakes Town Center Whole Loan was co-originated by GS Bank and Bank of America, N.A. (“BANA”).

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Bank USA (“GS Bank”) and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2018, GSMC originated or acquired approximately 2,897 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $120.2 billion. As of December 31, 2018, GSMC had acted as a sponsor and mortgage loan seller on approximately 182 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion and $8.548 billion of commercial loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017 and 2018, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex A-3—Description of Top Fifteen Mortgage Loans”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originators’ Underwriting Guidelines and Processes—Exceptions to Goldman Originators’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originators’ Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originators

Each of GSMC and GS Bank, each an originator, are affiliated with each other and with Goldman Sachs & Co. LLC, one of the underwriters, and the depositor. GSMC and GS Bank are referred to as the “Goldman Originators” in this prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originators include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originators Fixed Rate Loans Originated (approximate)	Total Goldman Originators Fixed Rate Loans Securitized (approximate)
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originators Floating Rate Loans Originated (approximate)	Total Goldman Originators Floating Rate Loans Securitized (approximate)
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originators and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originators’ Underwriting Guidelines and Processes

Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originators’ Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originators may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the applicable Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1 to this prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the applicable Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●	Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the applicable Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the applicable Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the applicable Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the applicable Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●

Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the applicable Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the applicable Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The 101 California Street Mortgage Loan (7.9%) was (together with any related Companion Loans) co-originated by GSMC and JPMCB. The Moffett Towers II Building V Mortgage Loan (6.8%) was (together with any related Companion Loans) co-originated by GS Bank and DBNY. The Waterford Lakes Town Center Mortgage Loan (3.8%) was (together with any related Companion Loans) co-originated by GS Bank and BANA. Each of the preceding Mortgage Loans and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Goldman Originators’ Disclosed Underwriting Guidelines

Each Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific applicable Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the applicable Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the applicable Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 14, 2019. GSMC’s Central Index Key is 0001541502. With respect to the period from and including April 1, 2016 to and including March 31, 2019, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	5,975,937	0.56	0	0	0.00	0	0	0.56	1	5,975,937	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	5,975,937	0.56	0	0	0.00	0	0	0.56	1	5,975,937	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the Pooled RR Interest. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GSMC (or its MOA) will be required to retain the Pooled RR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “Citi Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the Citi Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the Citi Securitization Database, CREFI created a Microsoft Excel file (the “Citi Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lock box arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex E-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the applicable CREFI Mortgage Loans, including any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the related CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the related CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019. CREFI’s Central Index Key is 0001701238. As of March 31, 2019, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, other than a portion of the Class RR Certificates and except that an affiliate of CREFI may purchase the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the Class RR Certificates held thereby) at any time. CREFI (or its MOA) will be required to retain a portion of the Class RR Certificates as described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction, except with respect to the Newport Corporate Center Mortgage Loan, which was co-originated by DBNY (an affiliate of GACC) and Wells Fargo Bank, National Association.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation, and GACC is an affiliate of (i) DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), (ii) DBNY, an originator, an initial Pooled Risk Retention Consultation Party, the initial Diamondback Risk Retention Consultation Party, an initial Class RR Certificateholder and the initial Class DB-VR Certificateholder and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. It is expected that DBRI will purchase the GACC Mortgage Loans (and the Diamondback Industrial Portfolio 1 Pari Passu Companion Loans and the Waterfront Plaza Pari Passu Companion Loans) for cash from DBNY pursuant to a mortgage loan purchase agreement dated and effective as of June 14, 2019. DBRI will sell the GACC Mortgage Loans to GACC on the Closing Date. During the period from at least June 14, 2019 to the Closing Date, DBRI will have borne the credit risk in respect of the GACC Mortgage Loans. It is also expected that DBRI will hold the Diamondback Industrial Portfolio 1 Pari Passu Companion Loans and the Waterfront Plaza Pari Passu Companion Loans after the Closing Date in the ordinary course of business and that such Companion Loans will be securitized in one or more future securitization transactions.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between DBNY and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to its inclusion in the issuing entity, one of the Mortgage Loans (1.3%) to be contributed to this securitization by GACC.

Additionally, pursuant to certain interim servicing agreements between DBNY and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, six of the Mortgage Loans (28.6%) to be contributed to this securitization by GACC.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup and JPMorgan, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2019 is approximately $72.49 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-3 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a sponsor of securitization described in this prospectus and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by DBNY during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBNY and that it is expected to be purchased by DBRI prior to the pricing of the Offered Certificates, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBNY and that are expected to be purchased by DBRI prior to the pricing of the Offered Certificates, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DBNY’s Underwriting Guidelines and Processes” and “—DBRI’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with DBNY’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DBRI’s Underwriting Guidelines and Processes

General. It is expected that DBRI will purchase the GACC Mortgage Loans for cash from DBNY pursuant to a mortgage loan purchase agreement dated and effective as of June 14, 2019. DBRI is affiliated with GACC, Deutsche Bank Securities Inc., one of the underwriters, and DBNY. DBRI recently began to underwrite, and is expected during 2019 to begin originating, loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. It is expected that these loans will be so underwritten and originated in accordance with underwriting guidelines and processes that are substantially identical to described below under “—DBNY’s Underwriting Guidelines and Processes”.

DBNY’s Underwriting Guidelines and Processes

General. DBNY is an originator and is affiliated with GACC and with Deutsche Bank Securities Inc., one of the underwriters. DBNY originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBNY generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, DBNY conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of DBNY underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. DBNY reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBNY and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, DBNY may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. DBNY then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBNY’s acquisition and reunderwriting of a mortgage loan, DBNY relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a DBNY opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBNY had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. DBNY evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBNY evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, DBNY either (i) obtains or updates (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBNY relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBNY reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBNY either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. DBNY reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBNY generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBNY may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and DBNY reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and DBNY reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBNY may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. DBNY may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBNY may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBNY. The typical required escrows for mortgage loans originated by DBNY are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBNY with sufficient funds to satisfy all taxes and assessments. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBNY may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBNY with sufficient funds to pay all insurance premiums. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBNY may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBNY’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) DBNY has structured springing escrows that arise for identified risks, (v) DBNY has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBNY believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DBNY’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, DBNY’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, DBNY may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are DBNY’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DBNY underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, DBNY may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, DBNY made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Newport Corporate Center Mortgage Loan (5.5%), the Mortgage Loan is structured with a 10-year ARD and an approximately 11.4-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan is 34.5% in comparison to the loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for office properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan is 5.63x, in comparison to a net cash flow debt service coverage ratio of 1.20x that is provided for in GACC’s underwriting guidelines for office properties and (iii) the financial strength of the loan sponsor. The loan sponsors for the Newport Corporate Center Mortgage Loan are Farshid Steve Shokouhi and Brett Michael Lipman, both managing partners at Preylock Real Estate Holdings, LLC, who oversee all aspects of the business.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2019. GACC’s Central Index Key number is 0001541294. With respect to the period from and including April 1, 2016 to and including March 31, 2019, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (an affiliate of GACC and an originator of the GACC Mortgage Loans) will retain a portion of the Class RR certificates as described under “Credit Risk Retention”. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the Class RR Certificates) at any time. DBNY or an affiliate will be required to retain a portion of the Class RR Certificates as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective Percentage Interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE:GS). The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor, mortgage loan seller and an initial Pooled Risk Retention Consultation Party, GS Bank, an originator and the initial Pooled RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders and the Pooled RR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans and the trust subordinate companion loans from the mortgage loan sellers and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, the special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the Pooled RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, GS Mortgage Securities Trust 2019-GC40, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loans and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and the Pooled RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but, other than with respect to the Trust Subordinate Companion Loan, does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2018, Wells Fargo Bank was acting as trustee on approximately 359 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $141 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction. An administrative error caused an underpayment to one class and a corresponding overpayment to certain classes on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank and its affiliates may, from time to time, after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and special servicer and will initially be responsible for the special servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2019, Midland was master and primary servicing approximately 37,552 commercial and multifamily mortgage loans with a principal balance of approximately $497 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,997 of such loans, with a total principal balance of approximately $187 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2019, Midland was named the special servicer in approximately 343 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $159 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 95 assets with an outstanding principal balance of approximately $931 million.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Midland assisted Eightfold Real Estate Capital Fund V, L.P. or its affiliate with due diligence related to the Mortgage Loans in the Mortgage Pool.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

Portfolio Size - Master/Primary	Calendar Year End (Approximate amounts in billions)

	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2018 to 2018.

Portfolio Size - Special Servicing	Calendar Year End (Approximate amounts in billions)

	2016	2017	2018
Total	$121	$145	$158

Midland may, and in this transaction is expected to, enter into one or more arrangements with the Directing Holder, a Controlling Class Certificateholder, a Controlling Class Representative, a Diamondback Controlling Class Certificateholder, a Diamondback Controlling Class Representative, any Companion Loan holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Intercreditor Agreement and limitations on the right of such person to replace the special servicer.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc. or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed to this securitization by Citi Real Estate Funding Inc.

Pursuant to certain interim servicing agreements between Deutsche Bank AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one of the Mortgage Loans to be contributed to this securitization by German American Capital Corporation.

Pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed to this securitization by Goldman Sachs Mortgage Company.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

Midland is also (i) the master servicer and special servicer under the 101 California Street TSA, pursuant to which the 101 California Street Whole Loan is serviced, (ii) the master servicer under the GSMS 2019-GC39 PSA, pursuant to which the Moffett Towers II Building V Whole Loan and the Waterford Lakes Town Center Whole Loan are serviced, (iii) a primary servicer under the BANK 2019-BNK18 PSA, pursuant to which the Newport Corporate Center Whole Loan is serviced and (iv) the master servicer under the Benchmark 2019-B11 PSA, pursuant to which the 59 Maiden Lane Whole Loan, the Western Digital R&D Campus Whole Loan and the Green Hills Corporate Center Whole Loan are serviced.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The foregoing information regarding the Special Servicer set forth in this section “—The Special Servicer” has been provided by Midland.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying Mortgage Loans are described under “Pooling and Servicing Agreement—Modification, Waivers and Amendments” below. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer and special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s or the special servicer’s removal, replacement, resignation or transfer are described under

“Description of the Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. Midland’s rights and obligations with respect to indemnification, and certain limitations on Midland’s liability under the PSA are described under “Description of the Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

General

The special servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Companion Loans. The special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companion Loans or otherwise. To the extent that the special servicer has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The special servicer will not have any material advancing rights or any advancing obligations. In certain instances, the special servicer may have the right to make property related property protection advances in emergency situations.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and any related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of March 31, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 169 commercial mortgage-backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $159 billion. As of March 31, 2019, Pentalpha Surveillance was acting as asset representations reviewer for 56 commercial mortgage-backed securitizations with an approximate aggregate initial unpaid principal balance of approximately $52 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Neither Pentalpha Surveillance nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. GSMC has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “Pooled VRR Interest” is an interest in the issuing entity representing the right to receive approximately 3.74% (the “Pooled VRR Percentage”) of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the Pooled Certificates (other than the Class R certificates) and the Pooled RR Interest (i.e., representing the right to receive the Pooled VRR Allocation Percentage of all amounts distributed on the Pooled Non-VRR Certificates on each Distribution Date). The two types of interests comprising the Pooled VRR Interest will be the uncertificated interest retained by GSMC (or its MOA) as described below (the “Pooled RR Interest”) and the definitive Class RR certificates acquired by CREFI and GACC (or its MOA) as described below. The Pooled VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial Pooled VRR Interest Balance of $34,190,317. The owner of the Pooled RR Interest is referred to in this Prospectus as the “Pooled RR Interest Owner” and the Pooled RR Interest Owner and the holders of the Class RR Certificates are referred to collectively in this prospectus as the “Pooled VRR Interest Owners”.

●	The Retaining Sponsor (or GS Bank, as its MOA) is expected to retain a portion of the Pooled VRR Interest, in the form of the Pooled RR Interest, with a Pooled VRR Interest Balance equal to $11,213,708 and representing approximately 32.80% of the Pooled VRR Interest (the “Pooled RRI Percentage”) on the Closing Date.

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements under the Credit Risk Retention Rules by the portion of the Pooled VRR Interest acquired by CREFI. CREFI is expected to acquire on the Closing Date and retain (or cause its MOA to retain) a portion of the Pooled VRR Interest, in the form of the Class RR Certificates, with a Pooled VRR Interest Balance equal to $12,359,927 of the Pooled VRR Interest, representing approximately 36.15% of the Pooled VRR Interest. CREFI originated Mortgage Loans representing approximately 36.15% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the Pooled VRR Interest in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. CREFI will acquire the Class RR Certificates from the Depositor by selling to the Depositor the CREFI Mortgage Loans in exchange for cash consideration and the Class RR Certificates. The Pooled VRR Interest Balance of the Class RR Certificates (i) will represent a reduction in the price received by CREFI from the depositor for the CREFI Mortgage Loans sold by CREFI to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by CREFI’s acquisition in accordance with the Credit Risk Retention Rules.

●

The Retaining Sponsor is also expected to offset a portion of its risk retention requirements under the Credit Risk Retention Rules by the portion of the Pooled VRR Interest acquired by DBNY. DBNY is expected to acquire on the Closing Date a portion of the Pooled VRR Interest, in the form of the Class RR Certificates, with a Pooled VRR Interest Balance equal to $10,616,682 of the Pooled VRR Interest, representing approximately 31.05% of the Pooled VRR Interest. DBNY originated Mortgage Loans representing approximately 31.05% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the Pooled VRR Interest in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. DBNY will acquire the Class RR Certificates from the depositor by selling to the depositor (through GACC, its affiliate) the GACC Mortgage Loans in exchange for cash consideration and the Class RR Certificates. The Pooled VRR Interest Balance of the Class RR Certificates (i) will represent a reduction in the price received by GACC from the depositor for the GACC Mortgage Loans sold by GACC to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by DBNY’s acquisition in accordance with the Credit Risk Retention Rules.

●	Eightfold Real Estate Capital Fund V, L.P. or its affiliate (the “Retaining Third-Party Purchaser”) is expected to purchase the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $35,200,274, representing at least 1.29% of the aggregate fair value of the certificates (other than the Class R certificates) and the Pooled RR Interest. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

In addition, GACC (or its MOA) is expected to retain the Class DB-VR certificates, which are interests in the issuing entity representing the right to receive 5.0% (the “Diamondback RR Percentage”) of all amounts collected on the Trust Subordinate Companion Loans, net of all expenses of the issuing entity, and distributed on the Loan-Specific Certificates (i.e., representing the right to receive the Diamondback RR Allocation Percentage of all amounts distributed on the Loan-Specific Certificates on each Distribution Date). The Class DB-VR Certificates will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules).

The Pooled VRR Interest and the Class DB-VR certificates are referred to collectively in this prospectus as the “VRR Interests”.

The Pooled VRR Interest Owners and the Class DB-VR certificateholder are referred to collectively in this prospectus as the “VRR Interest Owners”.

The “Diamondback RR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the Diamondback RR Percentage divided by the Diamondback Non-RR Percentage.

The “Diamondback Non-RR Percentage” is an amount expressed as a percentage equal to 100% minus the Diamondback RR Percentage. For the avoidance of doubt, at all times, the sum of the Diamondback RR Percentage and the Diamondback Non-RR Percentage will equal 100%.

Qualifying CRE Loans

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The Pooled VRR Interest

General

The right to payment of Pooled VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Pooled Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Pooled Available Funds allocable to: (a) the Pooled VRR Interest will be the product of such Pooled Available Funds multiplied by the Pooled VRR Percentage; and (b) the Pooled Non-VRR

Certificates will be the product of such Pooled Available Funds multiplied by the Pooled Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Pooled VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the Pooled VRR Percentage and the Pooled Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the Pooled VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the Pooled VRR Percentage of the Pooled Available Funds for such Distribution Date and (ii) the Pooled VRR Interest Gain-on-Sale Remittance Amount (collectively, the “Pooled VRR Available Funds”).

The “Pooled VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will equal the lesser of, (i) the amount on deposit in the Pooled VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Pooled VRR Interest Gain-on-Sale Reserve Account.

Priority of Distributions on the Pooled VRR Interest

On each Distribution Date, for so long as the aggregate Pooled VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled VRR Available Funds, in the following order of priority:

First, to the Pooled RR Interest and the Class RR Certificates, pro rata based on their respective Pooled VRR Interest Balances, in respect of interest, up to an amount equal to the Pooled VRR Interest Distribution Amount for such Distribution Date;

Second, to the Pooled RR Interest and the Class RR Certificates, pro rata based on their respective Pooled VRR Interest Balances, in reduction of the Pooled VRR Interest Balance thereof, up to an amount equal to the Pooled VRR Principal Distribution Amount for such Distribution Date, until the Pooled VRR Interest Balance has been reduced to zero; and

Third, to the Pooled RR Interest and the Class RR Certificates, pro rata based on their respective Pooled VRR Interest Balances, up to an amount equal to the unreimbursed Pooled VRR Realized Losses previously allocated to the Pooled VRR Interest, plus interest on that amount equal to the Pooled VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Pooled VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations.

Except for tax reporting purposes, the Pooled VRR Interest does not have a specified pass-through rate; however, the effective interest rate on the Pooled VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “Pooled VRR Interest Rate”).

Reimbursement of previously allocated Pooled VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Pooled VRR Interest Balance in respect of which a reimbursement is made.

The “Pooled Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the Pooled VRR Percentage. For the avoidance of doubt, at all times, the sum of the Pooled VRR Percentage and the Pooled Non-VRR Percentage will equal 100%.

“Pooled Original RR Interest Balance” means, with respect to the Pooled RR Interest, an amount equal to the Pooled RRI Percentage multiplied by the aggregate Cut-off Date Balance of the Mortgage Loans.

“Pooled RR Interest Balance” means, with respect to the Pooled RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Pooled Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the Pooled RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the Pooled VRR Interest”, (b) any Pooled VRR Realized Losses allocated to the Pooled RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the Pooled VRR Principal Distribution Amount, which recoveries are allocated to the Pooled RR Interest and added to the Pooled RR Interest Balance.

The “Pooled VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the Pooled VRR Percentage divided by the Pooled Non-VRR Percentage.

The “Pooled VRR Interest Balance” means the Certificate Balance of the Class RR Certificates and/or the Pooled RR Interest Balance of the Pooled RR Interest, as applicable.

The “Pooled VRR Interest Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount distributed to the Pooled Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled VRR Principal Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount distributed to the Pooled Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the Pooled Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Allocation of Pooled VRR Realized Losses

On each Distribution Date, the certificate administrator will be required to reduce the Pooled VRR Interest Balance pro rata based on the Pooled VRR Interest Balances of each of the Pooled RR Interest and the Class RR Certificates, by the amount of any Pooled VRR Realized Losses for such Distribution Date.

The “Pooled VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Pooled VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Pooled VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that Pooled VRR Realized Losses previously allocated to the Pooled VRR Interest in reduction of its Pooled VRR Interest Balance are recovered subsequent to such Pooled VRR Interest Balance being reduced to zero, Pooled VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The Pooled VRR Interest—Priority of Distributions on the Pooled VRR Interest”.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Pooled VRR Interest Owners will be entitled to the Pooled VRR Percentage of any yield maintenance charge and prepayment premium collected on the Mortgage Loans as of the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the Pooled VRR Interest Owners will be entitled to the Pooled VRR Percentage of any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date, as described in “Description of the Certificates—Distributions—Excess Interest”.

Material Terms

For a description of the material terms of the Pooled VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement”. You are strongly urged to review this prospectus in its entirety.

HRR Certificates

General

The Retaining Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Value of the HRR Certificates (in $ and %)(2)	Estimated Purchase Price(3)
Class G-RR	$8,800,000	$3,109,762 / 0.3166% - 0.3335%	35.3382%
Class H-RR	$26,400,274	$9,329,382 / 0.9498% - 1.0006%	35.3382%

(1)	Includes the expected initial Certificate Balance of each class of HRR Certificates that the Retaining Third-Party Purchaser expects to purchase on the Closing Date. The balance of the Pooled VRR Interest is not included in the Certificate Balance of any class of HRR Certificates.

(2)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the pooled certificates and the Pooled RR Interest) of the HRR Certificates. The fair value of the HRR Certificates has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Pooled Certificates—Retaining Third-Party Purchaser Assumed Certificate Characteristics”. The fair value of the other certificates and the Pooled RR Interest is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third-Party Purchaser is approximately $12,439,143 (excluding accrued interest).

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $48,202,423 representing 5% of the aggregate fair value, as of the Closing Date, of all of the Pooled Certificates (other than the Class R certificates) and the Pooled RR Interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Pooled Certificateholders and the Pooled RR Interest Owner the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in this prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk

Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

Retaining Third-Party Purchaser

Eightfold Real Estate Capital Fund V, L.P. (“Eightfold Fund V”), a Delaware limited partnership, is expected to act as the Retaining Third-Party Purchaser. Eightfold Fund V (or an MOA thereof) will purchase and hold the HRR Certificates.

Eightfold Fund V was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). The HRR Certificates will represent Eightfold Fund V’s fourteenth purchase of CMBS B-Piece Securities. Eightfold Fund V is advised by Eightfold Real Estate Capital, L.P. (“Eightfold”), an experienced commercial real estate debt investor. Eightfold and its affiliates have served as controlling class representative or directing certificateholder (or in a similar capacity) for over 50 of the CMBS securitizations. The members of Eightfold’s management team have on average over 28 years of CMBS experience, as well as experience in special servicing of defaulted and performing loans. Eightfold serves as investment manager for eight investment funds with more than $1.7 billion in original committed capital as of March 31, 2019. Eightfold is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Solely for its own purposes and benefit, the Retaining Third-Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Retaining Third-Party Purchaser. The Retaining Third-Party Purchaser performed its due diligence solely for its own benefit. The Retaining Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third-Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Retaining Third-Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Retaining Third Party-Purchaser’s due diligence or acceptance of a mortgage loan. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Retaining Third-Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against the Retaining Third-Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Pooled Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates (the “Swap-Priced Pooled Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve and the Class F, Class X-F, Class G-RR and Class H-RR certificates (the “Yield-Priced Pooled Certificates”) are anticipated to be priced based on a targeted yield, and the sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Pooled Principal Balance Certificates and the Yield-Priced Pooled Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Pooled Certificates presented above based on a number of inputs consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.

Swap-Priced Pooled Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each class of Swap-Priced Pooled Principal Balance Certificates would be over the course of the transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Swap-Priced Pooled Principal Balance Certificates will be entitled to receive principal payments based on the Certificate payment priorities described in “Description of the Certificates—Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Pooled Principal Balance Certificates.

Swap Yield Curve. The sponsors utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap-Priced Pooled Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Pooled Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Pooled Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Pooled Principal Balance Certificates

Maturity	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.6760%	1.8590%	2.2930%
3Y	1.5770%	1.8020%	2.2390%
4Y	1.5640%	1.7980%	2.2170%
5Y	1.5890%	1.8210%	2.2220%
6Y	1.6380%	1.8600%	3.8020%
7Y	1.6910%	1.9040%	2.2800%
8Y	1.7420%	1.9470%	2.3140%
9Y	1.7960%	1.9930%	2.3530%
10Y	1.8430%	2.0340%	2.3880%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Pooled Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that Class’ weighted average life, by using a straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination. The sponsors determined the credit spread for each class of certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of certificates as of the date of this prospectus. The credit spread for a particular class of certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Pooled Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.28%	0.33%	0.43%
Class A-2	0.55%	0.60%	0.70%
Class A-3	0.82%	0.87%	0.97%
Class A-4	0.84%	0.89%	0.99%
Class A-AB	0.68%	0.73%	0.83%
Class A-S	1.00%	1.10%	1.25%
Class B	1.15%	1.30%	1.50%
Class C	1.45%	1.60%	1.85%
Class D	2.20%	2.45%	2.80%
Class E	3.20%	3.45%	3.80%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of values for each class of Swap-Priced Pooled Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Pooled Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Pooled Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.8944%	2.1536%	2.6894%
Class A-2	2.1352%	2.4175%	2.9212%
Class A-3	2.6509%	2.8935%	3.3490%
Class A-4	2.6764%	2.9182%	3.3731%
Class A-AB	2.3902%	2.6502%	3.1228%
Class A-S	2.8389%	3.1305%	3.6350%
Class B	2.9890%	3.3305%	3.8850%
Class C	3.2890%	3.6305%	4.2350%
Class D	4.0390%	4.4805%	5.1850%
Class E	5.0424%	5.4835%	6.1876%

Determination of Class Sizes. The depositor and the sponsors were provided credit support levels for each class of certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the depositor and the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of certificates (the “Constraining Level”). In certain circumstances, the depositor, the sponsors, or their affiliates may elect not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by such rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally

Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’ Constraining Level. For each other subordinate class of Pooled Principal Balance Certificates, that class’ Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Pooled Principal Balance Certificates minus such subordinate class’ Constraining Level.

Target Price Determination. The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Pooled Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Pooled Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-1	100.00%
Class A-2	103.00%
Class A-3	101.00%
Class A-4	103.00%
Class A-AB	103.00%
Class A-S	103.00%
Class B	103.00%
Class C	103.00%
Class D	88.00%
Class E	81.00%

(1)	The Target Price may not be realized in all scenarios.

Determination of Assumed Certificate Coupon. Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Pooled Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Pooled Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Initial Certificate Coupon	Base Case Assumed Initial Certificate Coupon	High Estimate of Assumed Initial Certificate Coupon
Class A-1	1.905%	2.165%	2.701%
Class A-2	2.792%	3.078%	3.587%
Class A-3	2.761%	3.003%	3.456%
Class A-4	3.016%	3.260%	3.718%
Class A-AB	2.833%	3.096%	3.573%
Class A-S	3.178%	3.472%	3.980%
Class B	3.329%	3.673%	4.300%
Class C	3.680%	4.022%	4.300%
Class D	3.000%	3.000%	3.000%
Class E	3.000%	3.000%	3.000%

Determination of Swap-Priced Expected Price. Based on interest payments using the Assumed Certificate Coupons for the Swap-Priced Pooled Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Pooled Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the related WAC Rate. The sponsors determined the Swap-Priced Expected Price for each class of Swap-Priced Pooled Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Swap-Priced Pooled Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair market values of the Swap-Priced Pooled Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

The Class X-A, Class X-B and Class X-D Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each of the Class X-A, Class X-B and Class X-D certificates would be over the course of the transaction (for the Class X-A, Class X-B and Class X-D certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of the Class X-A, Class X-B and Class X-D certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions”. On the basis of the periodic reduction in the Notional Amount of each of the Class X-A, Class X-B and Class X-D certificates, the sponsors calculated the weighted average life for each such class of Class X-A, Class X-B and Class X-D certificates.

Treasury Yield Curve. The sponsors utilized the assumed treasury yield curve in the table below in determining the range of fair values of each of the Class X-A, Class X-B and Class X-D certificates. The actual treasury yield curve that will be used as a basis for determining the price of each of the Class X-A, Class X-B and Class X-D certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Class X-A, Class X-B and Class X-D Certificates”. The sponsors identified the range presented in the table below at each maturity on the treasury yield, which represents the sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Class X-A, Class X-B and Class X-D Certificates

Maturity	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	1.6250%	1.8320%	2.2540%
3Y	1.5510%	1.7800%	2.1900%
5Y	1.6090%	1.8310%	2.2220%
7Y	1.7490%	1.9540%	2.3210%
10Y	1.9020%	2.0910%	2.4460%

Based on the treasury yield curve, the sponsors determined for each class of the Class X-A, Class X-B and Class X-D certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’ weighted average life of the class(es) of Pooled Principal Balance Certificates that is the component of such class of the Class X-A, Class X-B and Class X-D certificates by using a straight-line interpolation using treasury yield curves with 2, 3, 5, 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The sponsors determined the credit spread for each of the Class X-A, Class X-B and Class X-D certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Class X-A, Class X-B and Class X-D certificates as of the date of this prospectus. The credit spread for a particular class of Class X-A, Class X-B and Class X-D certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair market values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.10%	1.20%	1.40%
Class X-B	1.10%	1.20%	NAP(1)
Class X-D	1.60%	1.75%	2.00%

(1)	It is expected that at the time of pricing in the high estimate scenario, the Pass-Through Rate for the Class X-B Certificates would be equal to zero, and accordingly, under this scenario, the Class X-B Certificates would not be issued on the Closing Date. As a result, no proceeds are expected to be generated from the Class X-B Certificates under this scenario.

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Class X-A, Class X-B and Class X-D certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Class X-A, Class X-B and Class X-D certificates, see the table titled “Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for such class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for such class and the highest estimated credit spread.

Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.9153%	3.2133%	3.7749%
Class X-B	2.9854%	3.2761%	NAP(1)
Class X-D	3.4891%	3.8294%	4.4354%

(1)	It is expected that at the time of pricing in the high estimate scenario, the Pass-Through Rate for the Class X-B Certificates would be equal to zero, and accordingly, under this scenario, the Class X-B Certificates would not be issued on the Closing Date. As a result, no proceeds are expected to be generated from the Class X-B Certificates under this scenario.

Determination of Scheduled Certificate Interest Payments. Based on the range of Assumed Certificate Coupons determined for the Pooled Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Class X-A, Class X-B and Class X-D certificates based on the defined Pass-Through Rate for such class of certificates.

Determination of Interest-Only Expected Price. Based on the Discount Yield and the Scheduled Certificate Interest Payments for the Class X-A, Class X-B and Class X-D certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Class X-A, Class X-B and Class X-D certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Pooled Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Class X-A, Class X-B and Class X-D certificates in each scenario. Lower Assumed Certificate Coupons on the Pooled Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Class X-A, Class X-B and Class X-D certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Pooled Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Class X-A, Class X-B and Class X-D certificates and therefore a lower Interest-Only Expected Price.

Yield-Priced Pooled Certificates

Retaining Third-Party Purchaser Assumed Certificate Characteristics. The Yield-Priced Pooled Certificates include the Class F and Class X-F certificates and each Class of HRR Certificates expected to be acquired by the Retaining Third-Party Purchaser, and the inputs for the valuation of the Class F and Class X-F certificates and each such Class of HRR Certificates were derived from the bid that the Retaining Third-Party Purchaser made to acquire the Class F certificates, the Class X-F certificates or any such class of HRR Certificates. The range of values were derived from variances in the inputs estimated by the sponsors for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the sponsor’s experience in placement of CMBS with similar characteristics. Various factors may have influenced the Retaining Third-Party Purchaser’s determination of its required Discount Yield and the related Assumed Certificate Coupon, including without limitation, the Retaining Third-Party Purchaser’s assessment of the assumed default probability on the Mortgage Loans, the expected loss severity following any default, the assumed prepayment rate, and the Retaining Third-Party Purchaser’s cost of funds and ultimate return on investment that the Retaining Third-Party Purchaser wishes to achieve. In addition, the Retaining Third-Party Purchaser’s bid may be influenced by its desire to capture market-share or other strategic business considerations. The Discount Yield for the Class F certificates is approximately 8.6598%, the Discount Yield for the Class X-F certificates is approximately 8.6597% and the Discount Yield for each class of the HRR Certificates is approximately 19.1250%.

Determination of Class Size. The sponsors determined the Certificate Balance of the Class F certificates and each class of HRR Certificates in the same manner described in “—Swap-Priced Pooled Principal Balance Certificates—Determination of Class Sizes” above.

Weighted Average Life. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for the Class F certificates and each class of HRR Certificates.

Determination of Yield-Priced Expected Price. Based on 0% CPY prepayment rate and the interest payments using the Assumed Certificate Coupon assumed to be equal to the related WAC Rate for each of the Class G-RR and Class H-RR certificates, the Assumed Certificate Coupon to be equal to 3.00% for the Class F certificates, the Assumed Certificate Coupon to be equal to the excess of the WAC Rate over the pass-through rate of the Class F certificates for the Class X-F certificates and the Discount Yield and the Scheduled Certificate Principal Payments for the Class F certificates and each Class of HRR Certificates and the Discount Yield for the Class X-F certificates, the sponsors determined the price (the “Yield-Priced Expected Price” and, together with the Swap-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or each an “Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. The sponsors determined the Yield-Priced Expected Price for the Class F and Class X-F certificates and each Class of HRR Certificates based on the low estimate and high estimate of Discount Yields. The lower the Discount Yield, the higher the corresponding Yield-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Class F and Class X-F certificates and each class of HRR Certificates will correspond to the high range of the estimate of potential Discount Yields and correspondingly, the high range of fair market values of the Class F and Class X-F certificates and each Class of HRR Certificates will correspond to the low range of the estimate of potential Discount Yields.

Calculation of Fair Value

Based on the Expected Prices, the sponsors determined the range of fair values set forth in the table below for each class of certificates (excluding accrued interest). For the “Base Case Fair Value”, the sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the sponsors determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates.

The sponsors determined the fair value of the Pooled VRR Interest by (i) calculating the aggregate fair value of all of the certificates (other than the Class RR Certificates and the Class R certificates), (ii) multiplying such aggregate fair value by the Pooled VRR Allocation Percentage and, (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the Pooled VRR Interest rather than an entity specific restriction, applying a liquidity discount. The sponsors determined the range of fair values for the Pooled VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

The sponsors determined that the Class S certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received and, if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is a limited or no market for the Class S certificates.

Range of Fair Value

Class of Pooled Certificates and Pooled VRR Interest	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$16,402,836	$16,402,852	$16,402,688
Class A-2	$135,893,369	$135,894,029	$135,892,446
Class A-3	$193,506,612	$193,518,491	$193,516,766
Class A-4	$258,948,902	$258,949,153	$258,945,131
Class A-AB	$25,374,316	$25,374,045	$25,373,454
Class X-A	$29,960,268	$54,936,333	$69,007,356
Class X-B	$0	$2,826,171	$5,077,622
Class A-S	$101,968,079	$101,964,911	$101,962,436
Class B	$43,125,533	$43,050,128	$43,049,626
Class C	$35,316,829	$36,253,466	$36,258,781
Class D	$16,513,378	$17,503,081	$18,158,580
Class X-D	$3,606,015	$3,707,798	$3,766,820
Class E	$12,658,462	$13,410,321	$13,908,047
Class F	$10,382,823	$10,382,823	$10,382,823
Class X-F	$1,380,324	$1,380,324	$1,380,324
Class G-RR	$3,109,762	$3,109,762	$3,109,762
Class H-RR	$9,329,382	$9,329,382	$9,329,382
Class S	$0	$0	$0
Pooled VRR Interest	$34,869,781	$36,055,399	$36,736,470

The estimated range of fair value for all the pooled certificates and the Pooled VRR Interest is approximately $932,346,670 to $982,258,513, excluding accrued interest.

Material Terms

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “third-party purchaser” (as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the date that is 5 years following the Closing Date or such earlier or later date that such transfer is first permitted under the Credit Risk Retention Rules then in effect, to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the Pooled Certificates and Pooled RR Interest Balance of the Pooled RR Interest has been reduced to 33% of the total outstanding Certificate Balance of the Pooled Certificates and Pooled RR Interest Balance of the Pooled RR Interest as of the Closing Date; or (c) two years after the Closing Date, (ii) the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §244.7(b)(8)(i) of the Credit Risk Retention Rules, or (iii) the date on which the Credit Risk Retention Rules applicable to the Retaining Third-Party Purchaser are withdrawn or repealed in their entirety (collectively, the “HRR Transfer Restriction End Date”).

In the event that any restriction or limitation under the Credit Risk Retention Rules applicable to the Retaining Third-Party Purchaser (including those restrictions and limitations described in this prospectus) is withdrawn, repealed or modified to be less restrictive, the parties to the underlying risk retention agreement have agreed to modify any corresponding terms of such agreement to reflect any such withdrawal, repeal or modification.

Pursuant to the PSA, no Pooled VRR Interest Owner will be permitted to transfer its respective Pooled VRR Interest (except to an MOA of the applicable Pooled VRR Interest Owner). In addition, no Pooled VRR Interest Owner nor its affiliates will be permitted to enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective Pooled VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

Each of GSMC, CREFI and GACC will make the representations and warranties identified on Annex D-1 and Annex E-1, respectively, to this prospectus with respect to the Mortgage Loans, subject to certain exceptions to such representations and warranties set forth on Annex D-2, Annex E-2 and Annex E-3, respectively, to this prospectus.

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, we cannot assure you that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2019-GC40 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

One or more of such classes and the Pooled RR Interest will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class DB-A, Class DB-B, Class DB-C, Class DB-D and Class DB-E and Class DB-F certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-D, Class X-F and Class DB-X certificates
“HRR Certificates”	The Class G-RR and Class H-RR certificates
“Regular Certificates”	The Senior Certificates and the Subordinate Certificates
“Residual Certificates”	The Class R certificates
“Pooled Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR, Class H-RR, Class S and Class RR Certificates
“Pooled Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates
“Pooled Non-VRR Certificates”	The Pooled Certificates (other than the Class RR Certificates)
“Pooled VRR Interest”	Class RR Certificates and Pooled RR Interest
“Loan-Specific Certificates”	The Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F and Class DB-VR Certificates
“Loan-Specific Principal Balance Certificates”	The Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F Certificates
“Loan-Specific Non-VRR Certificates”	The Loan-Specific Certificates (other than the Class DB-VR Certificates)

The certificates and the Pooled RR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization

Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans and the Trust Subordinate Companion Loan it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC, and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

As further described in this prospectus, the primary source for payments of principal and interest on the Pooled Non-VRR Certificates and the Pooled VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans.

In addition, the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loans;

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates (other than the Class DB-X certificates) will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$16,403,000
Class A-2	$131,938,000
Class A-3	$191,600,000
Class A-4	$251,415,000
Class A-AB(1)	$24,636,000
Class X-A(2)	$714,991,000
Class X-B(2)	$76,999,000
Class A-S	$98,999,000
Class B	$41,799,000
Class C	$35,200,000
Class D	$19,800,000
Class X-D(2)	$36,299,000
Class E(3)	$16,499,000
Class F(3)	$16,500,000
Class X-F(2)(3)	$16,500,000
Class G-RR(3)	$8,800,000
Class H-RR(3)	$26,400,274

(1)	The Class A-AB Certificates have a certain priority with respect to reducing the Certificate Balance of those Certificates to their scheduled principal balance, as described in this prospectus.

(2)	The Notional Amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans (or, in the case of the Loan-Specific Principal Balance Certificates, the Trust Subordinate Companion Loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such Notional Amount of the related Class X certificates (or, if as a result of such pricing the Pass-Through Rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is less than the weighted average of the Net Mortgage Rates on the Mortgage Loans (or, in the case of the Loan-Specific Principal Balance Certificates, the Trust Subordinate Companion Loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of Principal Balance Certificates may become a part of, and increase accordingly, such Notional Amount of the related Class X Certificates.

(3)	The initial Certificate Balance of each of the Class F, Class G-RR and Class H-RR certificates, and the initial Notional Amount of the Class X-F certificates, are subject to change based on final pricing of all certificates and the final determination of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser as part of the sponsor’s satisfaction of its U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention”.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates or Class DB-VR certificates outstanding at any time represents the maximum amount that its holder are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loans. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates, Class RR certificates and Class DB-VR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, such class of Certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “Related Class X Class”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$714,991,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	$76,999,000	Class B and Class C certificates
Class X-D	$36,299,000	Class D and Class E certificates
Class X-F	$16,500,000	Class F certificates
Class DB-X	$25,220,000	Class DB-A and Class DB-B certificates

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal but the Class S certificates will represent the right to receive the Pooled Non-VRR Percentage of any Excess Interest received on the ARD Loan, as described under “—Distributions—Excess Interest”.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates and the Pooled RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 6th day of each calendar month (or, if the 6th calendar day of that month is not a business day, then the next business day) commencing in August 2019.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Non-VRR Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the certificates (other than the Loan-Specific Certificates) and the Pooled RR Interest, the Pooled Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the Diamondback Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Pooled RR Interest Owner and the Class R certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loans):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the Pooled VRR Interest as described under “—Excess Interest”);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders); and

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “Diamondback Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)   the aggregate amount of all cash received on the Trust Subordinate Companion Loans and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of a Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to such Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the holders of Loan-Specific Certificates;

●	with respect to each Trust Subordinate Companion Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Trust Subordinate Companion Loans to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Trust Subordinate Companion Loan allocable to the default interest rate for such Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Trust Subordinate Companion Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Trust Subordinate Companion Loans with respect to such Distribution Date and P&I Advances on the Trust Subordinate Companion Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the Loan-Specific Certificates); and

(d)   with respect to each Trust Subordinate Companion Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts relating to the Trust Subordinate Companion Loans as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

“Pooled Non-VRR Available Funds” means, as to any Distribution Date, an amount equal to the sum of (i) Pooled Non-VRR Percentage of the Pooled Available Funds for such Distribution Date and (ii) the Pooled Non-VRR Gain-on-Sale Remittance Amount withdrawn from the Pooled Non-VRR Gain-on-Sale Reserve Account for distribution on such Distribution Date.

The “Pooled Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date, is the lesser of (i) the amount on deposit in the Pooled Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Pooled Non-VRR Gain-on-Sale Reserve Account.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest (other than any Excess Interest) on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates and the Class R certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Non-VRR Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)  prior to the Cross-Over Date,

(a)      to the Class A-AB certificates, in an amount equal of the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Annex F to this prospectus with respect to the Class A-AB certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)      to the Class A-2 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)      to the Class A-3 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b) and (c) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)      to the Class A-4 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c) and (d) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)       to the Class A-AB certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d) and (e) above) for such Distribution Date, until the Certificate Balance of the Class A-AB certificates, without regard to the Class A-AB Scheduled Principal Balance, is reduced to zero.

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Non-VRR Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates have been reduced to zero, to the Class C Certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Pooled Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S certificates, Class R certificates and the Loan-Specific Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-4 certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-AB certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class F certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class G-RR certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class H-RR certificates is a per annum rate equal to [__]%.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Pooled Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the Pooled VRR Interest Rate.

The Pass-Through Rate for each class of Class X Certificates (other than the Class DB-X certificates) for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class (or the Pass-Through Rate on the Related Class X Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rates for the Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F certificates for any Distribution Date will, in the case of each such Class, be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the Net Mortgage Rates on the Trust Subordinate Companion Loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

The Pass-Through Rate for the Class DB-X certificates for any Distribution Date will equal the excess, if any of (a) the weighted average of the Net Mortgage Rates on the Trust Subordinate Companion Loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month, over (b) the weighted average of the Pass-Through Rates on the Related Class X Classes for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding the portion of the REO Loan related to any other Companion Loan) and each Trust Subordinate Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net

Mortgage Rate for any Mortgage Loan or any Trust Subordinate Companion Loan, will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans and the Trust Subordinate Companion Loans that accrue interest on an Actual/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan or any Trust Subordinate Companion Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) in any year, will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Serviced Whole Loan or Trust Subordinate Companion Loan, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan or Serviced Whole Loan or Trust Subordinate Companion Loan during such period (in the absence of a default), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan or Companion Loan or Trust Subordinate Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Pooled Non-VRR Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

“Pooled Non-VRR Excess Prepayment Interest Shortfall” means, for any Distribution Date, the Pooled Non-VRR Percentage of the Excess Prepayment Interest Shortfall for such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Non-VRR Certificates is equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Non-VRR Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date, (ii) in the case of the Class X Certificates (other than the Class DB-X certificates), one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date, and (iii) in the case of the Class DB-X certificates, the weighted average of the Net Mortgage Rates on the Trust Subordinate Companion Loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loans):

(a)   the Aggregate Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Pooled Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the Pooled Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Loan on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan or Trust Subordinate Companion Loan, the unpaid principal balance of such Mortgage Loan or Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or such Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any other Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is

paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the Pooled RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates (except, solely in the case of the Trust Subordinate Companion Loans only, the holders of the Loan-Specific Certificates), other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loans will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S certificates, the Pooled Non-VRR Percentage of any Excess Interest received with respect to any ARD Loan on or prior to the related Determination Date, and (ii) to the Pooled VRR Interest Owners, the remainder of such Excess Interest received with respect to any ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the Pooled VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance or Pooled VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage

Loan Collections or Whole Loan Collections” above on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the Pooled VRR Interest Owners and the holders of the classes of certificates as described below.

On each Distribution Date, the Pooled VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed to the Pooled VRR Interest Owners, and the Pooled Non-VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Pooled Principal Balance Certificates in each YM Group in the following manner: (i) each class of Pooled Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of

Pooled Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of Pooled Principal Balance Certificates, will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Pooled Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

Any yield maintenance charges collected in respect of the Trust Subordinate Companion Loans will be distributed to the Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class F, Class X-F, Class G-RR, Class H-RR, Class S or Class R certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges allocated to the Pooled Certificateholders will be distributed to holders of the Class X-B certificates.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 2024
Class A-2	June 2024
Class A-3	May 2029
Class A-4	June 2029
Class A-AB	March 2029
Class X-A	June 2029
Class X-B	June 2029
Class A-S	June 2029
Class B	June 2029
Class C	June 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for (a) each class of Offered Certificates will be the Distribution Date in July 2052 (b) for each class of Loan-Specific Certificates will be the Distribution Date in June 2036. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the

Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loans, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan and any Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or if the special servicer allowed a prepayment on such Mortgage Loan or Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a rate of 0.00125% per annum on each Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan), (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the Pooled RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred and is continuing, and only with respect to the Mortgage Loans other than any applicable Excluded Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loans, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Pooled Non-VRR Percentage thereof, be allocated on such Distribution Date among each class of Pooled Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the Pooled VRR Interest. The aggregate of any Excess Prepayment Interest Shortfall allocated to any Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of any Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Non-VRR Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loans to be included in the Diamondback Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Pooled Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the Pooled Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates that are still outstanding, pro rata, without regard to the Class A-AB

Scheduled Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, for so long as they are outstanding, of the entire Pooled Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, the successive allocation on each Distribution Date of the remaining Pooled Non-VRR Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G-RR certificates and the Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders and the Pooled RR Interest Owner on that date, the certificate administrator is required to calculate the Pooled Non-VRR Realized Loss and the Pooled VRR Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Holders of the Loan-Specific Certificates on that date, the certificate administrator is required to calculate the Diamondback Non-RR Realized Loss and the Diamondback RR Realized Loss for such Distribution Date.

The “Diamondback Non-RR Realized Loss” with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Diamondback Non-RR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loans, including any REO Loans (but in each case, including the Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “Diamondback RR Realized Loss” with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Class DB-VR Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Diamondback RR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loans, including any REO Loans (but in each case, including the Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “Pooled Non-VRR Realized Loss” with respect to each Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Pooled Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the end of the last day of the related Collection Period.

The certificate administrator will be required to allocate any Pooled Non-VRR Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates (other than the Class X-D and Class X-F Certificates) to zero, the certificate administrator will be required to allocate Pooled Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any Diamondback Non-RR Realized Losses among the respective classes of the Loan-Specific Principal Balance Certificates: first, to the Class DB-F Certificates, then, to the Class DB-E Certificates, then, to the Class DB-D Certificates, then, to the Class DB-C Certificates, then, to the Class DB-B Certificates, and then, to the Class DB-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero.

Realized Losses will not be allocated to the Class S or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class is reduced by such Realized Losses.

Pooled VRR Realized Losses will be allocated to the Pooled VRR Interest. Pooled Non-VRR Realized Losses will be allocated to the Pooled Principal Balance Certificates. Neither Pooled VRR Realized Losses nor Pooled Non-VRR Realized Losses will be allocated to the Loan-Specific Certificates.

Diamondback RR Realized Losses will be allocated to the Class DB-VR Certificates. Diamondback Non-RR Realized Losses will be allocated to the Loan-Specific Principal Balance Certificates. Neither Diamondback RR Realized Losses nor Diamondback Non-RR Realized Losses will be allocated to the Pooled Certificates or the Pooled RR Interest.

The Pooled VRR Realized Losses, the Pooled Non-VRR Realized Losses, the Diamondback RR Realized Losses and the Diamondback Non-RR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and The Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or the Pooled VRR Interest will be considered outstanding until its Certificate Balance or Notional Amount or Pooled VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or Pooled VRR Interest Balance to zero, reimbursements of any previously allocated Pooled Non-VRR Realized Losses and Pooled VRR Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates and the Pooled VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The Pooled VRR Interest”.

Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and Pooled RR Interest Owner of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the Pooled RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder and the Pooled RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the Pooled RR Interest Owner, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the Pooled RR Interest Balance of the Pooled RR Interest, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Pooled RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the Pooled RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)           a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided on Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized on Annex B;

(2)           a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)           a CREFC® historical loan modification and corrected loan report;

(4)           a CREFC® advance recovery report;

(5)           a CREFC® total loan report;

(6)           a CREFC® operating statement analysis report;

(7)           a CREFC® comparative financial status report;

(8)           a CREFC® net operating income adjustment worksheet;

(9)           a CREFC® real estate owned status report;

(10)         a CREFC® servicer watch list;

(11)         a CREFC® loan level reserve and letter of credit report;

(12)         a CREFC® property file;

(13)         a CREFC® financial file;

(14)         a CREFC® loan setup file; and

(15)         a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Pooled RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file;

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction amount template (if any Appraisal Reduction Amount has been calculated); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending December 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its obligation to deliver the CREFC® net operating income adjustment worksheet described above. The special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the sponsors, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Controlling Class Representative, the Risk Retention Consultation Parties and the Pooled RR Interest Owners) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Pooled Risk Retention Consultation Parties” will be (i) a party selected by Goldman Sachs Bank USA, (ii) a party selected by Deutsche Bank AG, New York Branch, and (iii) a party selected by Citi Real Estate Funding Inc., in each case, as an owner of the Pooled VRR Interest. The depositor will promptly provide the name and contact information for each initial Pooled Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of a Pooled Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of Pooled Risk Retention Consultation Party from the Pooled RR Interest Owner or the Class RR Certificateholder, as applicable. Notwithstanding the foregoing, no Pooled Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. Each of GSMC (or an affiliate), CREFI and DBNY is expected to be an initial Pooled Risk Retention Consultation Party.

The “Diamondback Risk Retention Consultation Party” will be a party selected by DBNY, as the Class DB-VR certificateholder. The depositor will promptly provide the name and contact information for the initial Diamondback Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Diamondback Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Diamondback Risk Retention Consultation Party from the Class DB-VR certificateholder (as confirmed by the certificate registrar). DBNY is expected to be appointed as the initial Diamondback Risk Retention Consultation Party.

The Pooled Risk Retention Consultation Party and the Diamondback Risk Retention Consultation Party are referred to in this prospectus as the “Risk Retention Consultation Parties” each a “Risk Retention Consultation Party”.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) (or, in the case of a Diamondback Industrial Portfolio Whole Loan, ten percent (10%)) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the Diamondback Industrial Portfolio Whole Loans prior to the continuation of a Diamondback Industrial Portfolio 1 Control Appraisal Period or Diamondback Industrial Portfolio 2 Control Appraisal Period, as applicable, the Diamondback Controlling Class Representative or any Diamondback Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means with respect to (i) the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the Diamondback Industrial Portfolio Whole Loans prior to the continuation of a Diamondback Industrial Portfolio 1 Control Appraisal Period or Diamondback Industrial Portfolio 2 Control Appraisal Period, as applicable, the Diamondback Controlling Class Representative or the holder of the majority of the Diamondback Controlling Class (by Certificate Balance)) is a Borrower Party, or (ii) a Risk Retention Consultation Party, any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan if, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Pooled RR Interest Owner, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (other than a Risk Retention Consultation Party), in which case (1) if such person is the Directing Holder, Controlling Class Certificateholder or a Diamondback Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate (including the Class RR and Class DB-VR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR and Class DB-VR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, a mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed to be not outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed to be not outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan sellers or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or the related mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information

Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation and Intercontinental Exchange | ICE Data Services (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the Pooled RR Interest Owner that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or the Pooled RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder, the Pooled RR Interest Owner or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the Pooled RR Interest Owner may have under the PSA. Certificateholders and the Pooled RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, each MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and each MLPA and any amendments and exhibits to those agreements;

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® special servicer loan file (provided that they are received by the certificate administrator);

●	the CREFC® appraisal reduction amount template;

●	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

●	notice of final payment on the certificates or the Pooled RR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the Pooled RR Interest Owner of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or the special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Voting Rights for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders or the Pooled RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event or of an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any document provided by the master servicer or the depositor directing the certificate administrator to post same;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of any applicable Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing

(and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

To the extent the Directing Holder, a Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder receives access pursuant to the PSA to any Excluded Information on the certificate administrator’s website or otherwise receives access to such Excluded Information, such Directing Holder, Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder will be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Holder, Controlling Class Certificateholder or any Diamondback Controlling Class Certificateholder or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the Pooled RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the Pooled RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the Pooled RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the Pooled RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the Pooled RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com“. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to Certificateholders will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the Pooled RR Interest Owner only those persons in whose names the certificates or the Pooled RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   99% in the case of the Principal Balance Certificates, the Class RR certificates and the Class DB-VR certificates, allocated among the holders of such respective classes of Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such Certificates).

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)   1% in the case of the Class X-A, Class X-B, Class X-D and Class X-F Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   99% in the case of the Pooled Principal Balance Certificates and the Class RR Certificates, allocated among the holders of the respective Classes of Pooled Principal Balance Certificates and the Class RR Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Pooled Principal Balance Certificates or the Class RR Certificates).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S certificates, the Class R certificates or the Pooled RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Until the HRR Transfer Restriction End Date, the HRR Certificates may only be issued as Definitive Certificates and held by a custodian on behalf of the related investor pursuant to the PSA. Any request for release of an HRR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Class RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – GSMS 2019-GC40
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans and, in the case of GACC, the Trust Subordinate Companion Loans) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan and each Trust Subordinate Companion Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loans will refer to the Mortgage Files for the Diamondback Industrial Portfolio Mortgage Loans, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loans:

(i)    the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders and the Pooled RR Interest Owner or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)   an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)  an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)   an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the Pooled RR Interest Owner and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the applicable mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)   an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates, the Pooled RR Interest Owner and the holder of any related Companion Loan, as their interests may appear;

(vi)   originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)  the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii) an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)  an original or copy of the related Mortgage Loan agreement, if any;

(x)   an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)  an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause

(v)), in favor of the trustee for the benefit of the Certificateholders, the Pooled RR Interest Owner and the holder of the related Companion Loan, as their interests may appear;

(xiv)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)    an original or copy of the lock box agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)   in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii)  an original or copy of any related environmental insurance policy or environmental guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)  a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix)  copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the applicable mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)   in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)      (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)     the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iii)     any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iv)     final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)      the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     the related ground lease, if any, and any ground lessor estoppel;

(vii)    the related loan agreement, if any;

(viii)   the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)    the related lockbox agreement or cash management agreement, if any;

(x)     the environmental indemnity from the related borrower, if any;

(xi)    the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)    in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(xiv)   any mezzanine loan intercreditor agreement;

(xv)    any related environmental insurance policy;

(xvi)   any related letter of credit and any related assignment thereof; and

(xvii)  any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)     for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of origination settlement statement;

(r)      a copy of insurance summary report;

(s)     a copy of organizational documents of the related mortgagor and any guarantor;

(t)      a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)     the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)      unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)     unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan and Trust Subordinate Companion Loans sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loans) are set forth on Annex D-1 and Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth on Annex D-2, Annex E-2 and Annex E-3.

If the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the applicable mortgage loan seller. The master servicer (with respect to a non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related REO Property or the interests of the trustee or any Certificateholders or the Pooled RR Interest Owner in the Mortgage Loan, Trust Subordinate Companion Loan or REO Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the special servicer may (but will not be obligated to) consult with the master servicer or the special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the applicable mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The applicable mortgage loan seller will be required to, no later than 90 days following:

(x)     the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)     in the case of such Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after June 27, 2021;

provided, the mortgage loan seller may not repurchase a Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the Trust Subordinate Companion Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan or Trust Subordinate Companion Loan unless (i) such mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide prompt notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the related mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause each Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon each Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that such mortgage loan seller and the special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the related mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the related mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the applicable mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan (excluding, for the purposes of a repurchase pursuant to the related MLPA, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans and Trust Subordinate Companion Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees and any other unpaid additional trust fund expenses outstanding (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan or Trust Subordinate Companion Loan is being purchased by a mortgage loan seller pursuant to the related MLPA, all expenses incurred or to be incurred by the master servicer, the special servicer, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the applicable mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by such mortgage loan seller, and (7) if a mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is an MAI prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders and the Pooled RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an applicable Excluded Loan, by the Directing Holder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on any Trust REMIC, the Grantor Trust or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related primary servicing fee rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the Certificateholders and the Pooled RR Interest Owner in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan or the Trust Subordinate Companion Loan. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or the Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the applicable mortgage loan seller defaults on its obligations to do so. We cannot assure you that a mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the related mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loans) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder or the Pooled RR Interest Owner with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee, for the benefit of the holders of the certificates and the Pooled RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in trust for the benefit of the holders of the certificates and the Pooled RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan and Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred and other than in respect of any applicable Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the Pooled RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)         the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)         the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments or principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders and the Pooled RR Interest Owner (as a collective whole as if such Certificateholders and the Pooled RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the Pooled RR Interest Owner and the holder of any related Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and the holder or holders of any related Companion Loan constituted a single lender and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)    the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)    any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or special servicer, as the case may be, or any of their affiliates, may have; and

(H)   any obligation of the master servicer, the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders and the Pooled RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)         all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans), the Trust Subordinate Companion Loans and any REO Loan (including any portion of a REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)         in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to a Trust Subordinate Companion Loan, but excluding any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust

Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will make or be permitted to make a P&I Advance for balloon payments, default interest, late payment charges, yield maintenance charges or prepayment premiums, or Excess Interest or with respect to any Companion Loan (other than a Trust Subordinate Companion Loan).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make or be permitted to make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Subordinate Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicer will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Property Protection Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the Pooled RR Interest Owner and not

as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable; however, if the special servicer makes any such determination, such determination will not be binding upon the master servicer or the trustee. In the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries and (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the Pooled RR Interest Owner, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the Pooled RR Interest Owner.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool (which excludes the Trust Subordinate Companion Loans) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed first, out of general collections relating to the Trust Subordinate Companion Loans on deposit in the Collection Account (first from principal collections and then from any other collections), and then from collections relating to the Diamondback Industrial Portfolio Mortgage Loan relating to the Trust Subordinate Companion Loan that was the subject of the Nonrecoverable Advance. Amounts payable in respect of each Serviced Companion Loan (other than any Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan (which, for the avoidance of doubt, includes any related Trust Subordinate Companion Loan), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), then, if the Property Protection Advance is a Nonrecoverable Advance relating to a Diamondback Industrial Portfolio Whole Loan, from general collections on all the Trust Subordinate Companion Loans, and then, if the Property Protection Advance is a Nonrecoverable Advance relating to any Serviced Whole Loan (including a Diamondback Industrial Portfolio Whole Loan, from general collections on the Mortgage Loans in the Mortgage Pool of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Diamondback Industrial Portfolio Mortgage Loans) or any interest due on such Advance from any collections on the Diamondback Industrial Portfolio Whole

Loans allocable to the Trust Subordinate Companion Loans nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Diamondback Industrial Portfolio Mortgage Loans). With respect to the Trust Subordinate Companion Loans, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance and advance interest thereon, compounded annually, from the amounts that would have been allocable to the Diamondback Industrial Portfolio Mortgage Loans and the Trust Subordinate Companion Loans, as described above.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an applicable Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loans, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or a Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan from any collections on the Diamondback Industrial Portfolio Whole Loans allocable to the Trust Subordinate Companion Loans nor (2) and Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loans from any collections on or allocable to the Mortgage Loans. However, if the Workout-Delayed Reimbursement Amount relates to a Property Protection Advance for the Diamondback Industrial Portfolio Whole Loans, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loans.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Interest accrued on any outstanding P&I Advance on a Trust Subordinate Companion Loan will be compounded annually. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” an “Upper-Tier REMIC Distribution Account” and an

“Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from (i) Pooled Non-VRR Available Funds to the holders of the Regular Certificates and (ii) Pooled VRR Available Funds to the Pooled VRR Interest Owners, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The Pooled VRR Interest”, respectively and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the Diamondback Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the Pooled VRR Interest Owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain accounts (the “Pooled Non-VRR Gain-on-Sale Reserve Account” and the “Pooled VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Pooled Non-VRR Certificates and the Pooled VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loans) will be deposited (i) into the Pooled Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Pooled Non-VRR Percentage multiplied by such gains and (ii) into the Pooled VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Pooled VRR Percentage multiplied by such gains.

Amounts in the Pooled Non-VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Pooled Principal Balance Certificates up to an amount equal to all Pooled Non-VRR Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Pooled Non-VRR Available Funds for such Distribution Date, and amounts in the Pooled VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Pooled VRR Interest Owners up to an amount equal to all Pooled VRR Realized Losses, if any, previously deemed allocated to the Pooled VRR Interest and unreimbursed after application of the Pooled VRR Interest Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Pooled Non-VRR Realized Losses or Pooled VRR Realized Losses, if any (as determined by the special servicer). Upon termination of the issuing entity, any remaining amounts in the Pooled Non-VRR Gain-on-Sale Reserve Account and the Pooled VRR Interest Gain-on-Sale Reserve Account will be distributed on the Class R certificates.

Any gains allocable to the Trust Subordinate Companion Loans will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Principal Balance Certificates for Diamondback Non-RR Realized Losses and to reimburse the Class DB-VR certificateholder for Diamondback RR Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future Diamondback Non-RR Realized Losses or Diamondback RR Realized Losses, if any (as determined by the special servicer).

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Non-VRR Gain-on-Sale Reserve Account, the Pooled VRR Interest Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan

REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts” or (C) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)   to pay to the master servicer (or, with respect to any excess servicing strip, to pay Midland if Midland is no longer the master servicer, any such excess servicing strip pursuant to the PSA) and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on each Trust REMIC, the Grantor Trust or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loans, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xix)  to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loans in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive; provided, however, the summary below does not include the fees and compensation payable to the parties to the PSA in respect of the Trust Subordinate Companion Loans, which are not included in the table, but as to which fees and compensation will be payable to the parties to the PSA as otherwise set forth in this prospectus. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the Pooled Certificates and the Pooled RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Property Protection Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Property Protection Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	All references to the Serviced Companion Loan in the table above will not include the Trust Subordinate Companion Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Diamondback Industrial Portfolio mortgage loan.

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans and the Trust Subordinate Companion Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced

Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer);

●	100% of all assumption application fees received on any Mortgage Loans and the Trust Subordinate Companion Loans, in each case, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans and the Trust Subordinate Companion Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision;

●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans and the Trust Subordinate Companion Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Trust Subordinate Companion Loan have been paid; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans and the Trust Subordinate Companion Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such transaction and (ii) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to 0.00125% per annum for the 101 California Street Mortgage Loan, the Newport Corporate Center Mortgage Loan, the Western Digital R&D Campus Mortgage Loan and the Green Hills Corporate Center Mortgage Loan and 0.00250% per annum for the Moffett Towers II Building V Mortgage Loan, the 59 Maiden Lane Mortgage Loan, the ARC Apartments Mortgage Loan and the Waterford Lakes Town Center Mortgage Loan.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable), and (ii) except as otherwise described below, any Mortgage Loan and any related Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the applicable mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan)) for which the special servicer is the Enforcing Servicer and either (A) such Mortgage Loan (and Serviced Companion Loan, if applicable) is repurchased or substituted for by the applicable mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan (and Serviced Companion Loan, if applicable). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan; provided, further, that except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (including with respect to any related Serviced Companion Loan, to the extent provided in the definition of “Liquidation Fee”) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan (or Trust Subordinate Companion Loan) and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may be extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)    the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holder of a Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties and, if applicable, the Trust Subordinate Companion Loan, in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)    if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

(i)     100% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the special servicer is processing the underlying assumption related transaction,

(iii)   100% of assumption, waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees) received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account or Loss of Value Payment reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or

Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the special servicer under the PSA or (2) to the extent included in a CREFC® report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loans will be equal to the product of a rate equal to 0.00794% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans (including any Non-Serviced Mortgage Loan and the Trust Subordinate Companion Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or Trust Subordinate Companion Loan, as applicable. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00187%, and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision, to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees owed to it in accordance with the Servicing

Standard (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan sellers; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by such mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loans and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loans as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, REO Loan or Trust Subordinate Companion Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Pooled RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)         the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the special servicer;

(2)         the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3)         solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), within 60 days beyond the date on which that balloon payment was due, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement, in each case reasonably satisfactory in form and substance to the master servicer and (so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(4)         the date on which the related Mortgaged Property became an REO Property;

(5)         the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6)         the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7)         the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event is continuing and only with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan), and in consultation with the operating advisor (after the occurrence and continuance of an Operating Advisor Consultation Event), as of the first Determination Date that is at least 10 business days following the later of (i) the date the special servicer receives an appraisal or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),

b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable); and

d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated, first, to the to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts), and second, pro rata, between the related Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The “Allocated Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount equal to the Pooled Non-VRR Percentage of the related Appraisal Reduction Amount.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount and Allocated Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts or Allocated Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount or Allocated Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount or Allocated Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan or Serviced Whole Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount or an Allocated Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount or Allocated Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the Pooled RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any related Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and any related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount or an Allocated Appraisal Reduction Amount becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, then such Mortgage Loan or Serviced Whole Loan will no longer be subject to an Appraisal Reduction Amount or an Allocated Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the Pooled VRR Interest (to the extent of the Pooled VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Pooled Non-VRR Certificates then-outstanding (i.e., first, to the Class H-RR certificates; then, to the Class G-RR certificates; then, pro rata based on interest entitlements, to the Class F and Class X-F certificates; then, to the Class E certificates; then, pro rata based on interest entitlements, to the Class D and Class X-D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) to the extent of the Pooled Non-VRR Percentage of the reduction in such P&I Advance, on the other hand. See “Pooling and Servicing Agreement—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the Pooled VRR Interest on the one hand and the Pooled Non-VRR Certificates, on the other hand, based on the Pooled VRR Percentage and the Pooled Non-VRR Percentage, respectively. Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loans will be allocated between the Class DB-VR certificates on the one hand and the Loan-Specific Non-VRR Certificates, on the other hand, based on their respective Diamondback Industrial Portfolio percentage allocation entitlement.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to a Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Class DB-VR certificates (to the extent of the Diamondback RR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Loan-Specific Certificates (other than the Class DB-VR certificates) then-outstanding (i.e., first, to the Class DB-F certificates; then, to the Class DB-E certificates; then, to the Class DB-D certificates; then, to the Class DB-C certificates; then, to the Class DB-B certificates; and finally, pro rata based on their respective interest entitlements, to the Class DB-A and Class DB-X certificates) to the extent of the Diamondback Non-RR Percentage of the reduction in such P&I Advance, on the other hand.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Trust Subordinate Companion Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount, except as otherwise described in this paragraph.

A “Cumulative Appraisal Reduction Amount” as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Trust

Subordinate Companion Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Non-Serviced Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Non-Serviced Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan). The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of determining the Pooled Non-Reduced Interests, the Controlling Class and the occurrence of a Control Termination Event, the Pooled VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to the Pooled VRR Interest to notionally reduce (to not less than zero) the Pooled VRR Interest Balance thereof, and the Pooled Non-VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Pooled Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, and, then, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Pooled Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Interests, the Diamondback Controlling Class and the occurrence of a Diamondback Industrial Portfolio 2 Control Appraisal Period or Diamondback Industrial Portfolio 1 Control Appraisal Period, the Diamondback RR Percentage of any Appraisal Reduction Amounts allocated to a Trust Subordinate Companion Loan will be allocated to the Class DB-VR certificates to notionally reduce the Certificate Balance thereof until such Certificate Balance is reduced to zero, and the Diamondback Non-RR Percentage of any Appraisal Reduction Amounts allocated to a Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class DB-F certificates, then, to the Class DB-E certificates, then, to the Class DB-D certificates, then, to the Class DB-C certificates, then, to the Class DB-B certificates, then, to the Class DB-A certificates). In addition, for purposes of determining the Diamondback Controlling Class and the occurrence of a Diamondback Industrial Portfolio 2 Control Appraisal Period or Diamondback Industrial Portfolio 1 Control Appraisal Period, as applicable, Collateral Deficiency Amounts allocated to a Trust Subordinate Companion Loan will be allocated to each class of Diamondback Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class DB-F certificates, then, to the Class DB-E certificates, then, to the Class DB-D certificates, then, to the Class DB-C certificates, then, to the Class DB-B certificates, then, to the Class DB-A certificates). For the avoidance of doubt, for purposes of determining the Diamondback Controlling Class and the occurrence of a Diamondback Industrial Portfolio 2 Control Appraisal Period or Diamondback Industrial Portfolio 1 Control Appraisal Period, any Class of Diamondback Control Eligible Certificates will be allocated the Diamondback Non-RR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The special servicer (in the case of a Trust Subordinate Companion Loan or a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the special servicer or the master servicer, as applicable, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or Diamondback Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Collateral Deficiency Amount calculation for a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage

Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or Diamondback Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan or Serviced Whole Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the Diamondback Controlling Class, until such time, if any, as such class is reinstated as the Controlling Class or the Diamondback Controlling Class. The rights of the Controlling Class or the Diamondback Controlling Class will be exercised by the next most senior Control Eligible Certificates or Diamondback Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan or Serviced Whole Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan or Whole Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced

Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) with (in respect of any Mortgage Loan other than an applicable Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Holder and (ii) (other than an applicable Excluded Loan) after consultation by the special servicer with the Risk Retention Consultation Parties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the special servicer, as applicable, determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained following such determination (if made by the master servicer) or following notice of such determination (if made by the special servicer). If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii)

comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Parties or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with a Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder— Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any applicable Excluded Loan), in consultation with the Risk Retention Consultation Parties (other than with respect of any applicable Excluded Loan) and in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or the special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the Pooled RR Interest Owner. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any additional time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”) or making a determination not to take action with respect to the Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the special servicer, which will process the request directly, or if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the special servicer with all information in the possession of the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Holder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or a Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Controlling Class Representative), and consultation with the Risk Retention Consultation Parties, as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)         extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder and (B) to the extent such modification, waiver or amendment constitutes a Major Decision, after consultation with the Risk Retention Consultation Parties (in each case, other than with respect to a Mortgage Loan that is an applicable Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)         provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (unless, with respect to the holder of the Trust Subordinate Companion Loan, a Diamondback Industrial Portfolio 2 Control Appraisal Period or Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred and is continuing), the certificate administrator, the trustee, the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to any applicable Excluded Loan), the operating advisor and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the special servicer (and, the special servicer will, forward such notice to the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to an applicable Excluded Loan), the holder of any related Companion Loan (unless, with respect to the holder of the Trust Subordinate Companion Loan, a Diamondback Industrial Portfolio 2 Control Appraisal Period or Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred and is continuing) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following:

(i)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(ii)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan as further identified on a schedule to the PSA, but excluding (subject to clause (iv) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or (C) any other funding or disbursement as mutually agreed upon by the master servicer and special servicer;

(iii)    in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(iv)    in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision; and

(v)    approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan or Serviced Whole Loan.

provided, however, that with respect to clauses (i)(A) and (i)(B) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent. If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision” which items the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) is the Diamondback Industrial Portfolio 2 Whole Loan, (E) is the Diamondback Industrial Portfolio 1 Whole Loan or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision”), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision” which items, the master servicer will be required to determine)), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B)

represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent and subject to the rights of the Directing Holder discussed under “—The Directing Holder”; provided, however, that with respect to clauses (i)(A) and (i)(B) of the definition of “Special Servicer Non-Major Decision”, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement). With respect to a Serviced AB Whole Loan (other than Diamondback Industrial Portfolio Whole Loans), the costs will be allocated, first, as an expense of the holders of the Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan to the extent provided in the related Co-Lender Agreement. With respect to the Diamondback Industrial Portfolio Whole Loans, the costs will be allocated, first, as an expense of the holder of the related Trust Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan, to the extent provided in the related Co-Lender Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2019 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing:

(1)         as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer and (so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or purchase or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or purchase or, if such refinancing or purchase does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(2)         as to which any Periodic Payment is more than 60 days delinquent;

(3)         as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(4)         as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)         as to which, in the judgment of the master servicer or the special servicer (and, in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Holder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days; provided that the special servicer will not be permitted to make such judgment at any time that the special servicer is affiliated with the Directing Holder;

(6)         as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or the special servicer (and, in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Holder), as applicable, determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); provided that the special servicer will not be permitted to make such determination at any time that the special servicer is affiliated with the Directing Holder; or

(7)         as to which the master servicer or the special servicer (and, in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Holder), as applicable, determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and the Pooled RR Interest Owner (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (and with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above; provided, further, that the special servicer will not be permitted to make such determination at any time that the special servicer is affiliated with the Directing Holder.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the Pooled RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing);

●	the Risk Retention Consultation Parties (but only with respect to any Mortgage Loan or Trust Subordinate Companion Loan, as applicable, other than an applicable Excluded Loan);

●	the Diamondback Controlling Class Representative (only in the case of an Asset Status Report relating to either of the Diamondback Industrial Portfolio Whole Loans, and only for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period or Diamondback Industrial Portfolio 1 Control Appraisal Period, as applicable, has occurred and is continuing);

●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an applicable Excluded Loan, only after the occurrence and continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan or Serviced Whole Loan, other than any applicable Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders and the Pooled RR Interest Owner (taken as a collective whole), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the Pooled RR Interest Owner (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Holder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process. In addition, prior to an Operating Advisor Consultation Event, the operating advisor will only be required to review Final Asset Status Reports delivered to the operating advisor by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent the operating advisor has actual knowledge of such Final Asset Status Report.

While an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the Pooled RR Interest Owner (including any Certificateholders that are holders of the Controlling Class certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any asset status report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the Pooled RR Interest Owner, as a collective whole. Promptly upon determining whether or not to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder and after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor, will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged

Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the Pooled RR Interest Owner (including the holders of the Loan-Specific Certificates, if applicable), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the Pooled RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, Serviced Companion Loan holders constituted a single lender, and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the Pooled RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, the Serviced Companion Loan holders constituted a single lender and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan or Serviced Whole Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or the Grantor Trust or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the Pooled RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Pooled RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the Pooled RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) and the Pooled RR Interest Owner or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders, the Pooled RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and Serviced Companion Loan holder constituted a single lender and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loans, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the Pooled RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than any applicable Excluded Loan, (i) with the consent of the Directing Holder, if no Control Termination Event has occurred and is continuing and (ii) after consultation with the Risk Retention Consultation Parties) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the Pooled RR Interest Owner. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Parties not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer and (so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the Pooled RR Interest Owner and any related holders(s) of any Serviced Pari Passu Companion Loan (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an applicable Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists), the Risk Retention Consultation Parties, and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the Pooled RR Interest Owner and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the Pooled RR Interest Owner and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Parties, any borrower sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a

Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

If a Diamondback Industrial Portfolio Whole Loan becomes a Defaulted Loan, the applicable special servicer will be required to sell the applicable Mortgage Loan and the related Trust Subordinate Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Diamondback Industrial Portfolio Mortgage Loans, the Trust Subordinate Companion Loans) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Diamondback Industrial Portfolio Mortgage Loans, the Trust Subordinate Companion Loans), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Diamondback Industrial Portfolio Mortgage Loans, the Trust Subordinate Companion Loans), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Diamondback Industrial Portfolio Mortgage Loans, the Trust Subordinate Companion Loans), prior to the distribution of those Liquidation Proceeds to Certificateholders and the Pooled RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Diamondback Industrial Portfolio Mortgage Loans, the Trust Subordinate Companion Loans). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the applicable special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control

Termination Event has not occurred and is not continuing, the Directing Holder (a) will be entitled to advise (1) the special servicer, with respect to the applicable Specially Serviced Loans other than any applicable Excluded Loan, (2) the special servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Special Servicer Major Decisions, and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Master Servicer Major Decisions, and (b) will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)         absent that selection, or

(2)         until a Controlling Class Representative is so selected, or

(3)         upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be Eightfold Real Estate Capital Fund V, L.P., or its affiliate.

The initial Controlling Class Representative, and any subsequent Controlling Class Representative, is hereby deemed to have agreed and acknowledged by virtue of its purchase of a Control Eligible Certificate (or beneficial ownership interest in such certificate) that its identity will be reported monthly by the certificate administrator in the Distribution Date Statement.

The “Diamondback Controlling Class Representative” will be the Diamondback Controlling Class Certificateholder (or its representative) selected by more than 50% of the Diamondback Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Diamondback Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the Diamondback Controlling Class Certificateholders, by Certificate Balance, that a Diamondback Controlling Class Representative is no longer designated, then the Diamondback Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Diamondback Controlling Class (with evidence of ownership), or its representative, will be the Diamondback Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Diamondback Controlling Class, then there will be no Diamondback Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Diamondback Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Diamondback Controlling Class Representative from a party holding the requisite interest in the Diamondback Controlling Class, or the resignation of the then-current Diamondback Controlling Class Representative.

The “Directing Holder” means:

(1)   with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Diamondback Industrial Portfolio Mortgage Loan) or Serviced Whole Loan (other than any Diamondback Industrial Portfolio Whole Loan), the Controlling Class Representative;

(2)   with respect to the Diamondback Industrial Portfolio 1 Whole Loan, (i) for so long as no Diamondback Industrial Portfolio 1 Control Appraisal Period is continuing, the Diamondback Controlling Class Representative, and (ii) for so long as a Diamondback Industrial Portfolio 1 Control Appraisal Period exists, the Diamondback Industrial Portfolio 1 Note A-1 Holder (or a “controlling class representative” or any analogous party for any securitization of all or a portion of Diamondback Industrial Portfolio 1 Note A-1); and

(3)   with respect to the Diamondback Industrial Portfolio 2 Whole Loan, (i) for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period is continuing, the Diamondback Controlling Class Representative, and (ii) for so long as a Diamondback Industrial Portfolio 2 Control Appraisal Period exists, the Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “Diamondback Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Diamondback Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Diamondback Controlling Class” will be, as of any time of determination, the most subordinate class of Diamondback Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Diamondback Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Diamondback Controlling Class will be the most senior Class of

Diamondback Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class DB-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loans, then the “Diamondback Controlling Class” will be the most subordinate class of Diamondback Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be the Class F, Class G-RR and Class H-RR certificates.

The “Diamondback Control Eligible Certificates” will be the Class DB-A, Class DB-B, Class DB-C, Class DB-D, Class DB-E and Class DB-F certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or the special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to clause (xiv) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)     any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(iv)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(v)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement and for which there is no lender discretion or related to an immaterial easement, right of way or similar agreement;

(vii)    releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(viii)    any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(x)     approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a lease of an outparcel or affects an area greater than or equal to the lesser of (1) 30,000 square feet or (2) 30% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xi)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xii)    any consent or approval of (a) any property management changes on a Mortgage Loan with an outstanding principal balance exceeding $10,000,000 and a Debt Service Coverage Ratio of less than 1.25x or franchise changes, and (b) any amendments, modifications, waivers, or other similar actions with respect to any property management agreement or franchise agreement, as applicable (in each case of clause (a) and (b), to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xiii)   any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement with any mezzanine lender, holder of a Pari Passu Companion Loan or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights (or decision not to enforce rights) with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xiv)   any determination of an Acceptable Insurance Default;

(xv)    any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xvi)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents;

(xvii)  approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(xviii)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xix)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xx)   other than in the case of a non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xxi)   approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements.

Subject to the terms and conditions of this section, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent. For the avoidance of doubt, the master servicer and the special servicer have mutually agreed that the master servicer will process the items listed in clauses (i)(A) and (i)(B) of “Special Servicer Non-Major Decision” with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer, any Directing Holder or the operating advisor.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer that is processing the related Major Decision will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or the special servicer, to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clauses (xii) through (xvii) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clauses (i) through (xi) and clauses (xviii) through (xxi) of the definition of “Major Decision”.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Controlling Class Representative will have no right to consult with the special servicer with respect to the Asset Status Reports.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the applicable Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable, receives no response from the Directing Holder within 10 days following the master servicer’s or the special servicer’s written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in possession of the master servicer or the special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan related to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Non-Serviced Mortgage Loan, the Diamondback Industrial Portfolio 2 Mortgage Loan (for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period is continuing), the Diamondback Industrial Portfolio 1 Mortgage Loan and any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, the Diamondback Industrial Portfolio 2 Mortgage Loan (for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period is continuing), the Diamondback Industrial Portfolio 1 Mortgage Loan and any applicable Excluded Loan), the master servicer or the special servicer will also be required to consult with the Pooled Risk Retention Consultation Parties in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of any such Pooled Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Pooled Risk Retention Consultation Parties in respect of such Major Decision; provided that such consultation is on a non-binding basis. Furthermore, with respect to the Diamondback Industrial Portfolio 1 Whole Loan (for so long as no Diamondback Industrial Portfolio 1 Control Appraisal Period is continuing) and the Diamondback Industrial Portfolio 2 Whole Loan (for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period is continuing), the master servicer or the special servicer will also be required to consult with the Diamondback Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the Diamondback Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Diamondback Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from any such Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Controlling Class Representative will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions that it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur:

(a)   with respect to any Mortgage Loan or Serviced Whole Loan, in ease case excluding each Diamondback Industrial Portfolio Whole Loan (and the Mortgage Loan and Companions Loans composing such Diamondback Industrial Portfolio Whole Loan) when one or more of the following is true, (i) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (ii)  a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b)   with respect to the Diamondback Industrial Portfolio 2 Whole Loan, when both (i) a Diamondback Industrial Portfolio 2 Control Appraisal Period has occurred and is continuing and (ii) one or more of the following is true: (A) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (B) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (B) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (C) such Whole Loan is an applicable Excluded Loan;

(c)   with respect to the Diamondback Industrial Portfolio 1 Whole Loan, when both (i) a Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred and is continuing, and (ii) one or more of the following is true: (A) each holder of a promissory note evidencing Diamondback Industrial Portfolio 1 Note A-1 (or a portion thereof) has irrevocably waived the right, in writing, to exercise the rights of a Diamondback Industrial Portfolio 1 Controlling Noteholder and such rights have not been reinstated to a successor holder of such promissory note under the terms of a transfer or securitization of such promissory note; provided that no Control Termination Event resulting solely from the operation of this clause (A) will be deemed to have existed or be in continuance with respect to a successor holder of a waiving holder that has not irrevocably waived the right to exercise the rights of a Diamondback Industrial Portfolio 1 Controlling Noteholder; or (B) such Whole Loan is an applicable Excluded Loan;

provided, further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur:

(a)   with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding each Diamondback Industrial Portfolio Whole Loan (and the Mortgage Loan and Companions Loans composing such Diamondback Industrial Portfolio Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b)   with respect to the Diamondback Industrial Portfolio 2 Whole Loan, when both (i) a Diamondback Industrial Portfolio 2 Control Appraisal Period has occurred and is continuing and (ii) one or more of the following is true: (A) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (B) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (B) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (C) such Whole Loan is an applicable Excluded Loan;

(c)   with respect to the Diamondback Industrial Portfolio 1 Whole Loan, when both (i) a Diamondback Industrial Portfolio 1 Control Appraisal Period has occurred and is continuing, and (ii) one or more of the following is true: (A) each holder of a promissory note evidencing the Diamondback Industrial Portfolio 1 Note A-1 (or a portion thereof) has irrevocably waived the right, in writing, to exercise the rights of a Diamondback Industrial Portfolio 1 Controlling Noteholder and such rights have not been reinstated to a successor holder of such promissory note under the terms of a securitization of such promissory note; provided that no Control Termination Event resulting solely from the operation of this clause (A) will be deemed to have existed or be in continuance with respect to a successor holder of a waiving holder that has not irrevocably waived the right to exercise the rights of a Diamondback Industrial Portfolio 1 Controlling Noteholder; or (B) such Whole Loan is an applicable Excluded Loan;

provided, further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any applicable Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

At any time when the Class F Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicer and the operating advisor. Any such waiver will remain effective with respect to such holder and the Class F Certificates until such time as that Certificateholder has (i) sold a majority of the Class F Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicer and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F Certificates. Following any such transfer, the successor holder of more than 50% of the Class F Certificateholders (by Certificate Balance), if Class F Certificates are the Controlling Class certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan or Trust Subordinate Companion Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●	the rights of the holder of more than 50% of the Class F Certificates (by Certificate Balance), if they are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor)) is necessary to protect the interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the Pooled RR Interest Owner and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related directing holder under the related Non-Serviced PSA. The issuing entity, as the holder of each Non-Serviced Mortgage Loan, has non-binding consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan, and, other than in respect of any applicable Excluded Loan, so long as a Consultation Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In the event a Consultation Termination Event has occurred and is continuing, the special servicer will be required to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has non-binding consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to the Diamondback Industrial Portfolio 1 Whole Loan, the Controlling Class Representative will not be entitled to exercise the above described rights. For so long as no Diamondback Industrial Portfolio 1 Control Appraisal Period is continuing, those rights will be held by the Diamondback Controlling Class Representative in accordance with the PSA and the related Co-Lender Agreement. During a Diamondback Industrial Portfolio 1 Control Appraisal Period, the Directing Holder for the Diamondback Industrial Portfolio 1 Whole Loan will be the holder of the Serviced Pari Passu Companion Loan evidenced by note A-1 (which is not included in the issuing entity). See “Description of the Mortgage Pool—The Whole Loans”.

With respect to the Diamondback Industrial Portfolio 2 Whole Loan, for so long as no Diamondback Industrial Portfolio 2 Control Appraisal Period is continuing, the Controlling Class Representative will not be entitled to exercise the above described rights, and those rights will be held by the Diamondback Controlling Class Representative in accordance with the PSA and the related Co-Lender Agreement. During a Diamondback Industrial Portfolio 2 Control Appraisal Period, the Controlling Class Representative will have the same rights (including the rights described above) with respect to the Diamondback Industrial Portfolio 2 Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the Pooled RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the Pooled RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or Pooled RR Interest, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the Pooled RR Interest;

(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder or Pooled RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of the Non-Serviced Companion Loan(s) or their respective designees (e.g. the related directing holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the Pooled RR Interest or the Pooled RR Interest Owner. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the Pooled RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

Duties of Operating Advisor In General

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing (i) the actions of the special servicer with respect to a Mortgage Loan when it is a Specially Serviced Loan and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   promptly recalculating the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Mortgage Loan when it is a Specially Serviced Loan; and

(d)   preparing an annual report (if, at any time during the prior calendar year (i) a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to a Major Decision) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator (and made available through the certificate administrator’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor review will be limited to an after-the-action review of the reports and material described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice pursuant to the PSA (which includes notices posted to the certificate administrator’s website), and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the Pooled RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest

Owner and Companion Loan Holders constituted a single lender and, with respect to a Whole Loan with a Trust Subordinate Companion Loan, taking into account the subordinate nature of such Trust Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the Pooled RR Interest Owner or any of their respective affiliates.

Annual Report

Based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report (in each case, after the occurrence and during the continuance of an Operating Advisor Consultation Event), any Final Asset Status Report and other reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (if, at any time during the prior calendar year (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the Pooled RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on a platform-level basis, and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial, and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion. Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a)   to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b)   to consult (on a non-binding basis) with the master servicer or the special servicer to the extent it has received a Major Decision Reporting Package, as applicable, (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

To facilitate the consultation described above, the master servicer or the special servicer, as applicable, will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balance of the HRR Certificates (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of any Class of HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) with respect to any Mortgage Loan or Serviced Whole Loan, a Control Termination Event has occurred and is continuing (or a Control Termination Event with respect to such Mortgage Loan or Serviced Whole Loan would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders and the Pooled RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)   that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates;

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has appropriately labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative and the Pooled RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) and the Controlling Class Representative, disclose such Privileged Information to any person other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, any experience or knowledge gained by the operating advisor from such other engagements may not be imputed to the operating advisor or its employees for this transaction; provided, however, the operating advisor may consider such experience or knowledge as pertinent information for discussion with the special servicer during its periodic meetings.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by written advice of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates evidencing greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the Pooled RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than any applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders, the

Risk Retention Consultation Parties, the Pooled RR Interest Owner and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates evidencing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Interests evidencing not less than 15% of the Voting Rights of the Non-Reduced Interests requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders, the Pooled RR Interest Owner and the operating advisor of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders, the Pooled RR Interest Owner and the operating advisor.

Upon the written direction of holders of Non-Reduced Interests evidencing more than 50% of the Voting Rights of the Non-Reduced Interests that exercise their right to vote (provided that holders of Non-Reduced Interests evidencing at least 50% of the Voting Rights of the Non-Reduced Interests exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder, Pooled RR Interest Owner and beneficial owner may access such notices on the certificate administrator’s website and each Certificateholder, Pooled RR Interest Owner and beneficial owner may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or the Pooled RR Interest Owner for the reasonable expenses of posting notices of such requests.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Controlling Class Representative and the Risk Retention Consultation Parties, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Controlling Class Representative, all Certificateholders and the Pooled RR Interest Owner in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders and the Pooled RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.  An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 47 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after March 31, 2009, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2014 and March 31, 2019 was approximately 4.27%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool.  For example, the four (4) largest Mortgage Loans in the pool represent approximately 32.9% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the four (4) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in a mortgage loan seller’s Mortgage Loans that could be the basis for claims against the related mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

Asset Review Vote

If holders of certificates evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders and the Pooled RR Interest Owner, and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Pooled Risk Retention Consultation Parties, the Pooled RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) below for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the applicable MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any Test in connection with such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. Each mortgage loan seller will be required under each MLPA to deliver such additional documents only to the extent such documents are in the possession of such mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or Pooled RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded)

that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the applicable mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the applicable mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by such mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event may the asset representations reviewer determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator, the

Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc.(“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or S&P Global Ratings (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not Risk Retention Affiliated with) a sponsor, a mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or any of their respective Risk Retention Affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of a sponsor, a mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative, a Risk Retention Consultation Party or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the Pooled RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the Pooled RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the Pooled RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the Pooled RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of certificates evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Pooled Certificateholders, the Pooled RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Pooled Certificateholders, the Pooled RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing at least 75% of a Pooled Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Principal Balance Certificates and the Class RR Certificates evidencing at least 75% of a Pooled Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

No Risk Retention Consultation Party will be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)   may act solely in the interests of the applicable VRR Interest Owner;

(c)   does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)   will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holders of the Loan-Specific Certificates and the holder of any related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

If at any time a Control Termination Event is continuing, but a Diamondback Industrial Portfolio 2 Control Appraisal Period is not continuing (and therefore the Directing Holder for the Diamondback Industrial Portfolio 2 Whole Loan is the Diamondback Controlling Class Representative), the holders of the Pooled Principal Balance Certificates and the Class RR certificates may generally replace the special servicer without cause (other than with respect to the Diamondback Industrial Portfolio Whole Loans), as described in this paragraph. Upon (i) the written direction of holders of Pooled Principal Balance Certificates and/or Class RR Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Pooled Principal Balance Certificates and Class RR Certificates on an aggregate basis requesting a vote to replace the special servicer (other than with respect to the Diamondback Industrial Portfolio Whole Loans) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Pooled Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates and/or the Class RR Certificates evidencing at least 75% of a Pooled Quorum or holders of Pooled Principal Balance Certificates and/or the Class RR Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each class of Pooled Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the Diamondback Industrial Portfolio Whole Loans) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

If at any time a Control Termination Event is continuing, and a Diamondback Industrial Portfolio 2 Control Appraisal Period is continuing, the holders of the Principal Balance Certificates, the Class RR certificates and the Class DB-VR certificates may generally replace the special servicer without cause (other than with respect to the Diamondback Industrial Portfolio 1 Whole Loan), as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates, Class RR certificates and/or Class DB-VR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Principal Balance Certificates, Class RR certificates and Class DB-VR certificates on an aggregate basis requesting a vote to replace the special servicer (other than with respect to the

Diamondback Industrial Portfolio 1 Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates, Class RR certificates and/or Class DB-VR certificates evidencing at least 75% of a Quorum or holders of Principal Balance Certificates, Class RR Certificates and/or Class DB-VR certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

At no time will holders of the Certificates be permitted to replace the special servicer without cause with respect to the Diamondback Industrial Portfolio 1 Whole Loan, other than the Diamondback Control Eligible Certificates when the Diamondback Controlling Class Representative is the Directing Holder of the Diamondback Industrial Portfolio 1 Whole Loan.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or Pooled RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or Pooled RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of Voting Rights evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates, Class RR certificates and Class DB-VR certificates on an aggregate basis.

A “Pooled Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the Diamondback Industrial Portfolio Whole Loans) or the asset representations reviewer described above, the holders of Pooled Voting Rights evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates and Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an applicable Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (as so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, for so long as a Control Termination Event is not continuing, the related Excluded Special Servicer will not be required to resign if the Directing Holder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Interests ” means (i) any class of Pooled Non-Reduced Interests and (ii) any Class of Loan-Specific Certificates (other than the Class DB-X certificates) then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Interests” means any class of Pooled Principal Balance Certificates or the Class RR Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates, and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates, less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) either (A) has a then-current ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer or (B)(i) is acting as special servicer in a CMBS transaction that was rated by a NRSRO within the twelve (12) month period prior to the date of determination and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (ix) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders and the Pooled RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan (including a Trust Subordinate Companion Loan) is the Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to promptly notify each Certificateholder and the Pooled RR Interest Owner of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Principal Balance Certificates, Class RR certificates and Class DB-VR certificates evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates, Class RR certificates and Class DB-VR certificates on an aggregate basis, and (ii) consist of at least 3 Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such certificates evidencing the requisite Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to the Diamondback Industrial Portfolio 2 Whole Loans unless a Diamondback Industrial Portfolio 2 Control Appraisal Period has occurred and is continuing.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such failure and relating to a Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan or the Pooled RR Interest Owner and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such breach and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   (a) the master servicer or the special servicer, as applicable, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the master servicer or the special servicer, as applicable, has or had a Morningstar ranking on or after the Closing Date) or (b) if the master servicer or the special servicer, as applicable, has not been ranked by Morningstar on or after the Closing Date, and Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates in this or another commercial mortgage-backed securitization or placed one or more classes of certificates in this or another commercial mortgage-backed securitization on “watch status” in contemplation of a rating downgrade or withdrawal publicly citing servicing concerns with the master servicer or the special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event);

(h)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(i)    KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(j)    any failure by the master servicer or the special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by a mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)), which failure (other than in the case of Form 8-K reporting requirements) is not remedied within 3 business days.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Diamondback Industrial Portfolio Whole Loans) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the Diamondback Industrial Portfolio Whole Loans, or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (solely with respect to the special servicer and other than with respect to any applicable Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, (i) at the written direction of the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Diamondback Industrial Portfolio Whole Loans) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the Diamondback Industrial Portfolio Whole Loans, or (ii) for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of any applicable Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the special servicer upon five business days’ notice if the master servicer or the special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the holders of certificates evidencing not less than (a) 66 2/3% of the aggregate Voting Rights of the certificates (and, if such Servicer Termination Event is on the part of the special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or the special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such resignation under the PSA. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, any Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan or the Pooled RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the Pooled RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the Pooled RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or the special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or the special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the related mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Holder delivers a written request to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Owner Repurchase Request”), the receiving party will be required to promptly forward that Owner Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward that Owner Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Holder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver an Owner Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Holder with respect to any Mortgage Loan or Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Owner Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the applicable mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the applicable mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, information, documents and records, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Holder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Holder, if any, at the address specified in the Initial Requesting Holder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action available to all other Certificateholders and Certificate Owners and the Pooled RR Interest Owner, by posting such notice on the certificate administrator’s website, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

The Proposed Course of Action will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority, by Certificate Balance of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. Within three (3) business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the applicable Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority, by Certificate Balance of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Holder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders and Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority, by Certificate Balance, of Certificateholders.

If neither the Initial Requesting Holder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Holder, if any, or (ii) any other Certificateholder, Certificate Owner (other than the Class RR certificates) (each of clauses (i) or (ii), a “Requesting Holder”), the Enforcing Servicer will be required to consult with each Requesting Holder regarding such Requesting Holder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or Pooled RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Holder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Holder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Pooled RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Holder or a Requesting Holder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Holder is the Enforcing Party, the

Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing and any applicable Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Holder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Holder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing

Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the GSMS 2019-GC40 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicer for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or expected to be substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the GSMS 2019-GC40 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the 101 California Street Whole Loan

The 101 California Street Whole Loan, and any related REO Property, are serviced under the CALI 2019-101C TSA. The servicing arrangements under the CALI 2019-101C TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The CALI 2019-101C TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the 101 California Street Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the CALI 2019-101C trust and the trust funds for the 101 California Street Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to 101 California Street Companion Loans. Such terms include, without limitation:

●	The CALI 2019-101C Servicer earns a primary servicing fee with respect to the 101 California Street Mortgage Loan and the 101 California Street Companion Loans that are not included in the CALI 2019-101C trust at a per annum rate of 0.00125% and a primary servicing fee for the 101 California Street Companion Loans that are included in the CALI 2019-101C trust at a per annum rate of 0.0025%.

●	Special servicing fee, workout fee and liquidation fee payable under the CALI 2019-101C TSA are 0.25%, 0.25% and 0.25%, respectively, which are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA.

●	The CALI 2019-101C Servicer or the CALI 2019-101C Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the 101 California Street Companion Loans that are included in the CALI 2019-101C trust (but not with respect to any 101 California Street Companion Loans not included in the CALI 2019-101C trust), unless the CALI 2019-101C Servicer or CALI 2019-101C Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the 101 California Street Companion Loans included in CALI 2019-101C trust. Reimbursement of such amounts and interest thereon are payable only from proceeds of the 101 California Street Whole Loan.

●	Amounts payable with respect to the 101 California Street Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the CALI 2019-101C TSA may be allocated between the CALI

2019-101C Servicer and CALI 2019-101C Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Serviced Mortgage Loans.

●	Each of the CALI 2019-101C Servicer, the CALI 2019-101C Trustee, the master servicer or the trustee for the securitizations of the 101 California Street Companion Loans not included in the CALI 2019-101C securitization trust, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable first from the collection account under the CALI 2019-101C TSA on a pro rata basis without regard to the subordination of the B Notes, and then, if funds are insufficient, in the case of a 101 California Street Companion Loan not included in the CALI 2019-101C securitization trust, from general collections of the related securitization trust, as and to the extent provided in the pooling and servicing agreements for the securitizations of the 101 California Street Companion Loans not included in the CALI 2019-101C securitization trust. Notwithstanding the foregoing, with respect to any P&I Advance made pursuant to the CALI 2019-101C TSA or any P&I Advance made pursuant to the pooling and servicing agreements for the securitizations of the 101 California Street Companion Loans not included in the CALI 2019-101C securitization trust, such advances will be reimbursed on a pro rata and pari passu basis (based on the total outstanding principal balance of (i) note A-1, note A-2, note B-1 and note B-2, (ii) note A-8 and note A-9, (iii) note A-3, (iv) note A-4 and note A-5 and (v) note A-6 and note A-7) without regard to the subordination of the B Notes.

●	The CALI 2019-101C Servicer is obligated to make servicing advances with respect to the 101 California Street Whole Loan in accordance with the servicing standard under the CALI 2019-101C TSA. If the CALI 2019-101C Servicer determines that a servicing advance it made with respect to the 101 California Street Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first, from collections on, and proceeds of the 101 California Street Whole Loan allocable to the 101 California Street Subordinate Companion Loans, then, from collections on, and proceeds of, the 101 California Street Whole Loan allocable to the 101 California Street Senior Loans on a pro rata basis, and then from general collections on the mortgage loan in the CALI 2019-101C trust, the securitization trust related to the other 101 California Street Pari Passu Companion Loans and the collection account, on a pro rata basis.

●	The CALI 2019-101C Special Servicer will be required to take actions with respect to the 101 California Street Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to 101 California Street Whole Loan, the servicing provisions relating to performing inspections are similar, but not necessarily identical, to those of the PSA. The servicing provisions do not include specific provisions relating to the collection of operating information.

●	The CALI 2019-101C Servicer and CALI 2019-101C Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	With respect to the 101 California Street Mortgage Loan, prior to the occurrence and continuance of any control termination event under the CALI 2019-101C TSA, the 101 California Street Controlling Holder will have the right to terminate the CALI 2019-101C Special Servicer, with or without cause, and appoint the successor CALI 2019-101C Special Servicer that meets the requirements of the CALI 2019-101C TSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—101 California Street Whole Loan—Special Servicer Appointment Rights” in this prospectus.

●	With respect to the 101 California Street Mortgage Loan, after the occurrence and during the continuance of any control termination event under the CALI 2019-101C TSA, at the written direction of holders of principal balance certificates under the CALI 2019-101C TSA evidencing not less than 20%

of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balances of those certificates and the HRR interest), the CALI 2019-101C Certificate Administrator is required to conduct a vote to terminate the CALI 2019-101C Special Servicer. At the written direction of certificate holders and the HRR interest representing 75% of the applicable quorum required for this vote or certificate holders of principal balance certificates and the HRR interest representing more than 50% of the voting rights of each non-reduced interest, the CALI 2019-101C Trustee will be required to terminate the CALI 2019-101C Special Servicer and appoint a successor CALI 2019-101C Special Servicer.

●	There is no asset representations reviewer (and therefore no asset representations reviewer asset review fee) with respect to the CALI 2019-101C securitization trust. Further, the CALI 2019-101C TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”.

●	The servicing transfer events under the CALI 2019-101C TSA that would cause the 101 California Street Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The liability of the parties to CALI 2019-101C TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	The CALI 2019-101C TSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	If the 101 California Street Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the CALI 2019-101C Directing Holder and the consultation rights of the holders of the 101 California Street Pari Passu Companion Loans) the CALI 2019-101C Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower; or (iii) sell the 101 California Street Whole Loan in its entirety. If the CALI 2019-101C Special Servicer determines to sell the 101 California Street Mortgage Loan and the 101 California Street Companion Loans, then the CALI 2019-101C Special Servicer will have the right and the obligation to sell the 101 California Street Mortgage Loan and the 101 California Street Companion Loans as notes evidencing one whole loan in accordance with the terms of the CALI 2019-101C TSA. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—101 California Street Whole Loan—Sale of Defaulted Whole Loan”.

●	Certain rating agencies rating the securities issued under the CALI 2019-101C TSA vary from the Rating Agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CALI 2019-101C TSA than under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—101 California Street Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer or the applicable replacement master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the twelve (12) month period prior to the date of determination and Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of such commercial mortgage-backed certificates citing servicing concerns with the replacement master servicer or special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iv) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or the special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Morningstar Credit Ratings, LLC (“Morningstar”), S&P Global Ratings (“S&P”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or Pooled RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or a Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans, or the Trust Subordinate Companion Loans, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or any Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loans, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver an Owner Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or Pooled RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the Pooled RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates, the Pooled RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the Pooled RR Interest Owner, unless the Certificateholders or the Pooled RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the Pooled RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (including the Loan-Specific Certificates, but excluding the Class S and Class R certificates) and the Pooled RR Interest for the Mortgage Loans, Trust Subordinate Companion Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D and Class E certificates and the Notional Amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the Pooled RR Interest and (c) the master servicer is paid a fee equal to (i) the product of (x) the prime rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, the Class S certificates and Class R certificates) as of the date of the exchange and (z) three, divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loans) as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity (including the Trust Subordinate Companion Loans). This purchase of all the Mortgage Loans and other assets in the issuing entity (including the Trust Subordinate Companion Loans) is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, and interest thereon, and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Cut-off Date Balance of all of the Mortgage Loans (solely for the purposes of this calculation, if either the Moffett Towers II Building V Mortgage Loan or the Newport Corporate Center Mortgage Loan is still an asset of the issuing entity and such right is being exercised after its respective Anticipated Repayment Date, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loans), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the Pooled RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the Pooled RR Interest Owner or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the Pooled RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the Pooled RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the Pooled RR Interest Owner or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, the Pooled RR Interest Owner or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the Pooled RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Retaining Third-Party Purchaser under the PSA or the related risk retention agreement without the consent of the Retaining Third-Party Purchaser.

The PSA may also be amended by the parties to the PSA with the consent of the Pooled RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the Pooled RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Trust Subordinate Companion Loans that are required to be distributed on a certificate of any class, or the Pooled RR Interest without the consent of the holder of such certificate or the Pooled RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of the Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of a mortgage loan seller under the related MLPA without the consent of such mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the Pooled RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of a mortgage loan seller under the related MLPA or the rights of such mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affects the Pooled RR Interest Owner without the applicable Pooled RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P and “A-” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “A-” by S&P and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “A-2” from S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A” by S&P and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the Pooled RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days’ written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Eight (8) Mortgaged Properties (26.7% by allocated loan amount) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Four (4) Mortgaged Properties (19.3%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or

(iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy

Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC, an originator and a sponsor, is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter for the offering of the offered certificates. In addition, GS Bank (as GSMC’s MOA) is expected to be the initial Pooled RR Interest Owner and GSMC is expected to be an initial Pooled Risk Retention Consultation Party.

CREFI, an originator and a sponsor, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the offered certificates. In addition, CREFI is expected to be an initial Class RR certificateholder and an initial Pooled Risk Retention Consultation Party. CREFI or an affiliate currently holds the 250 Livingston Pari Passu Companion Loan. However, CREFI intends to sell such Companion Loan in connection with future securitizations.

GACC, a sponsor, is an affiliate of DBNY, an originator, DBR Investments Co. Limited (the expected holder of the Diamondback Industrial Portfolio 1 Pari Passu Companion Loans, which, as of the date of this prospectus, are held by DBNY), and Deutsche Bank Securities Inc., an underwriter for the offering of the offered certificates. In addition, DBNY is expected to be an initial Class RR certificateholder, an initial Pooled Risk Retention Consultation Party and the initial Diamondback Risk Retention Consultation Party.

Midland, the master servicer and special servicer, is also (i) the master servicer and special servicer under the 101 California Street TSA, pursuant to which the 101 California Street Whole Loan is serviced, (ii) the master servicer under the GSMS 2019-GC39 PSA, pursuant to which the Moffett Towers II Building V Whole Loan and the Waterford Lakes Town Center Whole Loan are serviced, (iii) a primary servicer under the BANK 2019-BNK18 PSA, pursuant to which the Newport Corporate Center Whole Loan is serviced and (iv) the master servicer under the Benchmark 2019-B11 PSA, pursuant to which the 59 Maiden Lane Whole Loan, the Western Digital R&D Campus Whole Loan and the Green Hills Corporate Center Whole Loan are serviced.

Pentalpha, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) CALI 2019-101C TSA with respect to the 101 California Street Whole Loan; (ii) BANK 2019-BNK18 PSA with respect to the Newport Corporate Center Whole Loan; (iii) Benchmark 2019-B11 PSA with respect to the Western Digital R&D Campus Whole Loan and the Green Hills Corporate Center Whole Loan; and (iv) the Benchmark 2019-B10 PSA with respect to the ARC Apartments Whole Loan.

Wells Fargo Bank, National Association, the trustee and certificate administrator, is also (i) the trustee and certificate administrator under the 101 California Street TSA with respect to the 101 California Street Whole Loan, (ii) the trustee and certificate administrator under the GSMS 2019-GC39 PSA with respect to the 59 Maiden Lane Whole Loan, the Moffett Towers II Building V Whole Loan and the Waterford Lakes Town Center Whole Loan, (iii) expected to be the trustee and certificate administrator under the Benchmark 2019-B11 PSA with respect to the Western Digital R&D Campus Whole Loan and Green Hills Corporate Center Whole Loan, (vi) the trustee and certificate administrator under the Benchmark 2019-B10 PSA with respect to the ARC Apartments Whole Loan and (v) the certificate administrator under the BANK 2019-BNK18 PSA with respect to the Newport Corporate Center Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and GSMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to three of the GSMC Mortgage Loans, with an aggregate principal balance of approximately $40,313,500 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between Midland and GSMC or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, four (4) of the GSMC Mortgage Loans, with an aggregate principal balance of approximately $89,600,000 as of the Cut-off Date, to be contributed to this securitization by GSMC.

Pursuant to certain interim servicing agreements between CREFI or one or more of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, ten (10) of the Mortgage Loans, with an aggregate principal balance of approximately $153,874,622 as of the Cut-off Date, to be contributed to this securitization by CREFI.

Pursuant to certain interim servicing agreements between DBNY or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans, with a principal balance of approximately $11,535,838 as of the Cut-off Date, to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between DBNY and/or one of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, six of the Mortgage Loans (28.6%) to be contributed to this securitization by GACC.

Midland assisted Eightfold Real Estate Capital Fund V, L.P. or its affiliate with due diligence related to the Mortgage Loans in the Mortgage Pool.

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to all the GSMC Mortgage Loans and the CREFI Mortgage Loans, except for the related Mortgage File with respect to any GSMC Mortgage Loan or CREFI Mortgage Loan that is currently (or becomes prior to the Closing Date) a Non-Serviced Mortgage Loan.

Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to purchase the Class F, Class X-F, Class G-RR, Class H-RR and Class S certificates and is expected to appoint itself or an affiliate as the initial Directing Holder.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of the ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. With respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Non-VRR Realized Loss (and a corresponding Pooled VRR Realized Loss) occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and the Pooled RR Interest Owner in reduction of the Certificate Balances of the Pooled Principal Balance Certificates and the Pooled RR Interest Balance. In general, a Diamondback Non-RR Realized Loss (and a corresponding Diamondback RR Realized Loss) occurs when the principal balance of a Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Principal Balance Certificates, on the one hand, and the Class DB-VR certificates, on the other hand) to the applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates indicated in the table below as a result of the application of Pooled Non-VRR Realized Losses (or, in the case of the Class DB-X certificates, Diamondback Non-RR Realized Losses) will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$714,991,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	$76,999,000	Class B and Class C certificates
Class X-D	$36,299,000	Class D and Class E certificates
Class X-F	$16,500,000	Class F certificates
Class DB-X	$25,220,000	Class DB-A and Class DB-B certificates

Certificateholders and the Pooled RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the certificates and the Pooled RR Interest to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans (or, in the case of the Class DB-X certificates, the Trust Subordinate Companion Loans) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$714,991,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	$76,999,000	Class B and Class C certificates
Class X-D	$36,299,000	Class D and Class E certificates
Class X-F	$16,500,000	Class F certificates
Class DB-X	$25,220,000	Class DB-A and Class DB-B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Pooled Non-VRR Certificates and the Pooled VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The Pooled VRR Interest—Priority of Distributions on the Pooled VRR Interest”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans and AB Whole Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans and AB Whole Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans and AB Whole Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans and AB Whole Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans and AB Whole Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day (each assumed to be a business day) of the related month, beginning in August 2019;

●	the Mortgage Rate in effect for each Mortgage Loan and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

●	there are no delinquencies;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Pooled RR Interest Owner, the special servicer or the master servicer will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	any principal prepayments on the AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of a Diamondback Industrial Portfolio Whole Loan, the related Mortgage Loan and Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement;

●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on July 11, 2019;

●	the ARD Loan prepays in full on the Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan or AB Whole Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans and AB Whole Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and AB Whole Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans and AB Whole Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and AB Whole Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and AB Whole Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and AB Whole Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	83%	83%	83%	83%	83%
July 10, 2021	66%	66%	66%	66%	66%
July 10, 2022	43%	43%	43%	43%	43%
July 10, 2023	18%	18%	18%	18%	18%
July 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.62	2.61	2.61	2.61	2.61
First Principal Payment Date	August 2019	August 2019	August 2019	August 2019	August 2019
Last Principal Payment Date	March 2024	December 2023	December 2023	December 2023	December 2023

Percentages of the Initial Certificate Balance of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.85	4.82	4.78	4.72	4.54
First Principal Payment Date	March 2024	December 2023	December 2023	December 2023	December 2023
Last Principal Payment Date	June 2024	June 2024	June 2024	June 2024	June 2024

Percentages of the Initial Certificate Balance of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025	100%	100%	100%	100%	100%
July 10, 2026	100%	100%	100%	100%	100%
July 10, 2027	100%	100%	100%	100%	100%
July 10, 2028	100%	100%	100%	100%	100%
July 10, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.74	9.64	9.54	9.43	9.24
First Principal Payment Date	March 2029	September 2028	September 2028	September 2028	September 2028
Last Principal Payment Date	May 2029	May 2029	April 2029	March 2029	November 2028

Percentages of the Initial Certificate Balance of
the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025	100%	100%	100%	100%	100%
July 10, 2026	100%	100%	100%	100%	100%
July 10, 2027	100%	100%	100%	100%	100%
July 10, 2028	100%	100%	100%	100%	100%
July 10, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.85	9.82	9.76	9.48
First Principal Payment Date	May 2029	May 2029	April 2029	March 2029	November 2028
Last Principal Payment Date	June 2029	June 2029	June 2029	May 2029	February 2029

Percentages of the Initial Certificate Balance of
the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	97%	97%	97%	97%	97%
July 10, 2025	78%	78%	78%	78%	78%
July 10, 2026	58%	58%	58%	58%	58%
July 10, 2027	37%	37%	37%	37%	37%
July 10, 2028	15%	15%	15%	15%	15%
July 10, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.38	7.38	7.38	7.38	7.38
First Principal Payment Date	June 2024	June 2024	June 2024	June 2024	June 2024
Last Principal Payment Date	March 2029	March 2029	March 2029	March 2029	February 2029

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025	100%	100%	100%	100%	100%
July 10, 2026	100%	100%	100%	100%	100%
July 10, 2027	100%	100%	100%	100%	100%
July 10, 2028	100%	100%	100%	100%	100%
July 10, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.90	9.66
First Principal Payment Date	June 2029	June 2029	June 2029	May 2029	February 2029
Last Principal Payment Date	June 2029	June 2029	June 2029	June 2029	March 2029

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025	100%	100%	100%	100%	100%
July 10, 2026	100%	100%	100%	100%	100%
July 10, 2027	100%	100%	100%	100%	100%
July 10, 2028	100%	100%	100%	100%	100%
July 10, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.66
First Principal Payment Date	June 2029	June 2029	June 2029	June 2029	March 2029
Last Principal Payment Date	June 2029	June 2029	June 2029	June 2029	March 2029

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 10, 2020	100%	100%	100%	100%	100%
July 10, 2021	100%	100%	100%	100%	100%
July 10, 2022	100%	100%	100%	100%	100%
July 10, 2023	100%	100%	100%	100%	100%
July 10, 2024	100%	100%	100%	100%	100%
July 10, 2025	100%	100%	100%	100%	100%
July 10, 2026	100%	100%	100%	100%	100%
July 10, 2027	100%	100%	100%	100%	100%
July 10, 2028	100%	100%	100%	100%	100%
July 10, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.69
First Principal Payment Date	June 2029	June 2029	June 2029	June 2029	March 2029
Last Principal Payment Date	June 2029	June 2029	June 2029	June 2029	April 2029

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans and AB Whole Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans and AB Whole Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans and AB Whole Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-4 certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-AB certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loans and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan

REMIC. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets (excluding Excess Interest for the ARD Loans) and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F, Class X-F, Class G-RR, Class H-RR, Class DB-A, Class DB-X, Class DB-B, Class DB-C, Class DB-D, Class DB-E, Class DB-F, Class DB-VR certificates and the Pooled RR Interest (exclusive of Excess Interest) (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each class of Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (1) the portion of the issuing entity consisting of (i) the Excess Interest and the Excess Interest Distribution Account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR interest and distributions thereon, will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (2) the Class S certificates and the VRR Interest will represent undivided beneficial interests in the related portions of the Excess Interest and the Excess Interest Distribution Account and (3) the VRR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR interest and distributions thereon.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include

(i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the Trust Subordinate Companion Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or a Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Regular Interests qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, four (4) of the Mortgaged Properties (13.8%) securing four (4) Mortgage Loans are, in whole or in part, multifamily properties. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 commonly known as the Tax Cuts and Jobs Act (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of yield maintenance charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. Except in the case of market discount, which is not covered by the new rule, this may require investors to report income earlier than it would otherwise be recognized under other tax rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class          certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class          certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the

Mortgage Loans or the Trust Subordinate Companion Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class          certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charge and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loans will be distributed to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as paid upon the retirement or partial retirement of a Certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by each Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual holders, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders and the Pooled RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than representative’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of Class R certificates, to the fullest extent possible, rather than each Trust REMIC itself, will be liable for any taxes arising from audit adjustments to each Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local and Foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the Pooled RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state, local and foreign, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman Sachs & Co. LLC	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$	$	$	$	$
Class A-2	$	$	$	$	$
Class A-3	$	$	$	$	$
Class A-4	$	$	$	$	$
Class A-AB	$	$	$	$	$
Class X-A	$	$	$	$	$
Class X-B	$	$	$	$	$
Class A-S	$	$	$	$	$
Class B	$	$	$	$	$
Class C	$	$	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $[__], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of the depositor, an affiliate of GSMC (a sponsor, an originator and an initial Pooled Risk Retention Consultation Party), and an affiliate of GS Bank (an originator and the initial Pooled RR Interest Owner).

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a sponsor, an originator, an initial Pooled Risk Retention Consultation Party, an initial Class RR certificateholder and the holder of the 250 Livingston Pari Passu Companion Loan).

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBRI (which is expected to (a) purchase all of the GACC Mortgage Loans from DBNY prior to the pricing of the Offered Certificates and own the GACC Mortgage Loans prior to GACC selling such GACC Mortgage Loans to the issuing entity on the Closing Date and (b) hold each of the Diamondback Industrial Portfolio 1 Pari Passu Companion Loans and the Waterfront Plaza Pari Passu Companion Loans after the Closing Date), (ii) DBNY (an originator, an initial Pooled Risk Retention Consultation Party, the initial Diamondback Risk Retention Consultation Party and an initial Class RR certificateholder) and (iii) German American Capital Corporation, a sponsor.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Goldman Sachs & Co. LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GSMC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to the depositor by CREFI and (iii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to the depositor by GACC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-226082-03) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Leah Nivison, or by telephone at (212) 902-1000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226082) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman Sachs & Co. LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the sponsors, the underwriters, the trustee, the certificate administrator, the master servicer, the special servicer, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exemption prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the four Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the Pooled RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in July 2052. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the Pooled RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-Anticipated Repayment Date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the four NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Pooled Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired four of the NRSROs to rate the Pooled Certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of Pooled Certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Pooled Certificates, due in part to the final subordination levels provided by that NRSRO for those classes of Pooled Certificates. If the depositor had selected those NRSRO to rate those other classes of Pooled Certificates not rated by it, its ratings of those other Pooled Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those Pooled Certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
101 California Street Co-Lender Agreement	224
101 California Street Companion Loans	224
101 California Street Controlling Holder	226
101 California Street Pari Passu Companion Loans	224
101 California Street Senior Loans	224
101 California Street Subordinate Companion Loans	224
101 California Street TSA	192
101 California Street Whole Loan	224
17g-5 Information Provider	344
1986 Act	505
1996 Act	484
2
2015 Budget Act	512
3
30/360 Basis	379
4
401(c) Regulations	521
421(a) Post Construction Benefits	179
421(a) Tax Reserve	180
A
AB Modified Loan	392
AB Whole Loan	192
Acceptable Insurance Default	396
Accrued AB Loan Interest	326
Actual/360 Basis	182
Actual/360 Loans	369
ADA	487
Additional Exclusions	395
Administrative Cost Rate	321
ADR	147
Advances	364
Affirmative Asset Review Vote	435
Aggregate Principal Distribution Amount	322
Aggregate Principal Shortfall	323
Allocated Appraisal Reduction Amount	389

Allocated Cut-off Date Loan Amount	147
Amortization Conditions	191
Annual Debt Service	147
Anticipated Repayment Date	182
Appraisal Reduction Amount	387
Appraisal Reduction Event	387
Appraised Value	147
Appraised-Out Class	393
Approved Exchange	19
ARC Apartments A1 Notes	251
ARC Apartments Co-Lender Agreement	251
ARC Apartments Controlling Holder	255
ARC Apartments Non-Controlling Noteholder	256
ARC Apartments Note A-1-A2	251
ARC Apartments Note A2	251
ARC Apartments Note A2 Control Appraisal Period	257
ARC Apartments Note B	251
ARC Apartments Note B Control Appraisal Period	257
ARC Apartments Pari Passu Companion Loans	251
ARC Apartments Subordinate Companion Loans	251
ARC Apartments Whole Loan	251
ARC Apartments Whole Loan Noteholders	252
ARCP	167
ARD Loan	182
ASR Consultation Process	408
Assessment of Compliance	467
Asset Representations Reviewer Asset Review Fee	386
Asset Representations Reviewer Fee	386
Asset Representations Reviewer Fee Rate	386
Asset Representations Reviewer Termination Event	440
Asset Review	437
Asset Review Notice	436
Asset Review Quorum	436
Asset Review Report	438
Asset Review Report Summary	438
Asset Review Standard	437
Asset Review Trigger	434
Asset Review Vote Election	435
Asset Status Report	405

Assumed Certificate Coupon	303
Assumed Final Distribution Date	329
Assumed Scheduled Payment	323
Attestation Report	467
Available Cash	191
Available Funds	313
B
Balloon Balance	148
BANA	259
BANK 2019-BNK18 Certificate Administrator	241
BANK 2019-BNK18 Depositor	241
BANK 2019-BNK18 Directing Holder	241
BANK 2019-BNK18 Master Servicer	241
BANK 2019-BNK18 Operating Advisor	241
BANK 2019-BNK18 PSA	192, 241
BANK 2019-BNK18 Special Servicer	241
BANK 2019-BNK18 Trustee	241
Bankruptcy Code	479
Base Interest Fraction	328
Benchmark 2019-B10 PSA	192
Benchmark 2019-B11 PSA	192
Benefit Base	180
Borrower Party	338
Borrower Party Affiliate	338
B-piece buyer	121
C
CALI 2019-101C Certificate Administrator	224
CALI 2019-101C Depositor	224
CALI 2019-101C Operating Advisor	224
CALI 2019-101C Servicer	224
CALI 2019-101C Special Servicer	224
CALI 2019-101C Trustee	224
CALI 2019-101C TSA	224
CERCLA	484
Certificate Administrator/Trustee Fee	385
Certificate Administrator/Trustee Fee Rate	385
Certificate Balance	311
Certificate Owners	347
Certificateholder	339
Certifying Certificateholder	349
CGMRC	269
Citi Data File	270
Citi Securitization Database	269
Class A-AB Scheduled Principal Balance	316
Class X Certificates	310
Clearstream	346
Clearstream Participants	348
Closing Date	146
CMBS	63, 277, 290
CMBS B-Piece Securities	300
CNBV	21
Code	144, 502
Co-Lender Agreement	192
Collateral Deficiency Amount	392
Collection Account	368
Collection Period	315
Communication Request	350
Companion Loan	144
Companion Loan Holder	192
Companion Loan Holders	192
companion loans	51
Compensating Interest Payment	330
Condominium Conversion	162
Constant Prepayment Rate	494
Constraining Level	302
Consultation Termination Event	422
Control Eligible Certificates	416
Control Note	192
Control Termination Event	421
Controlling Class	415
Controlling Class Certificateholder	415
Controlling Class Representative	414
Controlling Holder	192
Corrected Loan	405
CPR	494
CPY	494
CRA	180
Credit Risk Retention Rules	296
CREFC®	335
CREFC® Intellectual Property Royalty License Fee	386
CREFC® Intellectual Property Royalty License Fee Rate	387
CREFC® Investor Reporting Package	373
CREFC® Reports	335
CREFI	268
CREFI Mortgage Loans	268
Crossed Group	148
Cross-Over Date	319
CRR	124
Cumulative Appraisal Reduction Amount	391
Cure Payment	238
Cure/Contest Period	438
Cut-off Date	144
Cut-off Date Balance	148
Cut-off Date DSCR	149

Cut-off Date Loan-to-Value Ratio	148
Cut-off Date LTV Ratio	148
D
DBNY	259
DBRI	277
DBRS	439
Debt Service Coverage Ratio	149
Debt Yield on Underwritten NCF	149
Debt Yield on Underwritten Net Cash Flow	149
Debt Yield on Underwritten Net Operating Income	149
Debt Yield on Underwritten NOI	149
Defaulted Loan	411
Defaulted Moffett Towers II Building V Purchase Date	239
Defeasance	10
Defeasance Deposit	185
Defeasance Loans	184
Defeasance Lock-Out Period	184
Defeasance Option	184
Definitive Certificate	346
Delegated Directive	15
Delinquent Loan	435
Depositaries	346
Determination Date	312
Deutsche Bank	277
Diamondback Available Funds	314
Diamondback Control Eligible Certificates	416
Diamondback Controlling Class	415
Diamondback Controlling Class Certificateholder	415
Diamondback Controlling Class Representative	414
Diamondback Industrial Portfolio 1 Control Appraisal Period	216
Diamondback Industrial Portfolio 1 Controlling Noteholder	214
Diamondback Industrial Portfolio 1 Defaulted Note Purchase Date	220
Diamondback Industrial Portfolio 1 Intercreditor Agreement	210
Diamondback Industrial Portfolio 1 Major Decision	217
Diamondback Industrial Portfolio 1 Non-Controlling Note A Holder	217
Diamondback Industrial Portfolio 1 Non-Controlling Note A Subordinate Class Representative	217
Diamondback Industrial Portfolio 1 Non-Controlling Note A-1 Securitization	217
Diamondback Industrial Portfolio 1 Note A Holder	209
Diamondback Industrial Portfolio 1 Note A Holders	209
Diamondback Industrial Portfolio 1 Note A Percentage Interest	213
Diamondback Industrial Portfolio 1 Note A Rate	213
Diamondback Industrial Portfolio 1 Note A Relative Spread	214
Diamondback Industrial Portfolio 1 Note A-1	209
Diamondback Industrial Portfolio 1 Note A-1 Holder	214
Diamondback Industrial Portfolio 1 Note A-2 Holder	214
Diamondback Industrial Portfolio 1 Note A-3	209
Diamondback Industrial Portfolio 1 Note A-3 Holder	214
Diamondback Industrial Portfolio 1 Noteholder	217
Diamondback Industrial Portfolio 1 Noteholders	210
Diamondback Industrial Portfolio 1 Purchase Notice	220
Diamondback Industrial Portfolio 1 Senior Notes	209
Diamondback Industrial Portfolio 1 Sequential Pay Event	214
Diamondback Industrial Portfolio 1 trust subordinate companion loan	51
Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan	209
Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Holder	209, 211
Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Percentage Interest	214
Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Rate	214
Diamondback Industrial Portfolio 1 Trust Subordinate Companion Loan Relative Spread	214
Diamondback Industrial Portfolio 1 Whole Loan	210
Diamondback Industrial Portfolio 1 Workout	211
Diamondback Industrial Portfolio 2 Control Appraisal Period	206
Diamondback Industrial Portfolio 2 Controlling Noteholder	204

Diamondback Industrial Portfolio 2 Defaulted Note Purchase Date	208
Diamondback Industrial Portfolio 2 Intercreditor Agreement	200
Diamondback Industrial Portfolio 2 Lead Securitization	206
Diamondback Industrial Portfolio 2 Major Decision	207
Diamondback Industrial Portfolio 2 Mortgage Loan	199
Diamondback Industrial Portfolio 2 Non-Controlling Note A Holder	207
Diamondback Industrial Portfolio 2 Non-Lead Securitization	207
Diamondback Industrial Portfolio 2 Note A Holder	199
Diamondback Industrial Portfolio 2 Note A Holders	199
Diamondback Industrial Portfolio 2 Note A Percentage Interest	203
Diamondback Industrial Portfolio 2 Note A Rate	204
Diamondback Industrial Portfolio 2 Note A Relative Spread	204
Diamondback Industrial Portfolio 2 Note A Subordinate Class Representative	207
Diamondback Industrial Portfolio 2 Note A-1	199
Diamondback Industrial Portfolio 2 Note A-1 Holder	204
Diamondback Industrial Portfolio 2 Note A-2	199
Diamondback Industrial Portfolio 2 Note A-2 Holder	204
Diamondback Industrial Portfolio 2 Note A-3	199
Diamondback Industrial Portfolio 2 Note A-3 Holder	204
Diamondback Industrial Portfolio 2 Noteholders	200
Diamondback Industrial Portfolio 2 Purchase Notice	208
Diamondback Industrial Portfolio 2 Senior Notes	199
Diamondback Industrial Portfolio 2 Sequential Pay Event	204
Diamondback Industrial Portfolio 2 trust subordinate companion loan	51
Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan	200
Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Holder	200, 201
Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Percentage Interest	204
Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Rate	204
Diamondback Industrial Portfolio 2 Trust Subordinate Companion Loan Relative Spread	204
Diamondback Industrial Portfolio 2 Whole Loan	200
Diamondback Industrial Portfolio 2 Workout	201
Diamondback Industrial Portfolio Control Appraisal Period	216
Diamondback Industrial Portfolio mortgage loans	51
Diamondback Industrial Portfolio Mortgage Loans	145
Diamondback Industrial Portfolio whole loans	51
Diamondback Industrial Portfolio Whole Loans	145
Diamondback Non-RR Percentage	296
Diamondback Non-RR Realized Loss	332
Diamondback risk retention consultation party	30
Diamondback Risk Retention Consultation Party	337
Diamondback RR Allocation Percentage	296
Diamondback RR Percentage	296
Diamondback RR Realized Loss	332
Diligence File	352
Directing Holder Approval Process	407
Disclosable Special Servicer Fees	384
Discount Yield	302, 305
Dispute Resolution Consultation	457
Dispute Resolution Cut-off Date	457
Distribution Accounts	369
Distribution Date	312
Distribution Date Statement	334
DMARC	278
Dodd-Frank Act	125
DOJ	278
DOL	519
DSCR	149
DTC	346
DTC Participants	346
DTC Rules	347
Due Date	181, 315
Due Diligence Questionnaire	270

E
EDGAR	518
EEA	15
Eightfold	300
Eightfold Fund V	300
Eligible Asset Representations Reviewer	439
Eligible Operating Advisor	430
Enforcing Party	455
Enforcing Servicer	455
ERISA	518
ESA	163, 282
Escrow/Reserve Mitigating Circumstances	284
EU Risk Retention and Due Diligence Requirements	124
Euroclear	346
Euroclear Operator	348
Euroclear Participants	348
Excess Interest	312
Excess Interest Distribution Account	369
Excess Modification Fees	383
Excess Prepayment Interest Shortfall	331
Exchange Act	259, 285
Excluded Controlling Class Holder	342
Excluded Controlling Class Loan	338
Excluded Information	338
Excluded Loan	338
Excluded Special Servicer	444
Excluded Special Servicer Loan	444
Exemption	519
Exemption Rating Agency	520
Expected Price	306
Expected Prices	306
F
FATCA	513
FDIA	140
FDIC	141
FDIC Safe Harbor	141
Fee Owner	179
FETL	19
FIEL	20
FILOT Agreement	180
Final Asset Status Report	407
Final Dispute Resolution Election Notice	457
Financial Market Publisher	340
Financial Promotion Order	16
FIRREA	142, 165, 282
Fitch	439, 466
Former Acting General Counsel’s Letter	142
FPO Persons	16
FSCMA	19
FSMA	16
G
GACC	277
GACC Data Tape	279
GACC Deal Team	279
GACC Mortgage Loans	279
Garn Act	486
Goldman Originators	262
Grantor Trust	503
GS Bank	141, 259, 260
GSMC	259
GSMC Data Tape	260
GSMC Deal Team	260
GSMC Mortgage Loans	259
GSMS 2019-GC39 Master Servicer	229
GSMS 2019-GC39 PSA	192
GSMS 2019-GC39 Special Servicer	229
Guaranteed Reserve Deposit	164
H
Hard Lockbox	149
Hartford Indemnity	191
Holdco Organizational Agreement	190
HPU	173
HRR Certificates	4, 296, 310
HRR Transfer Restriction End Date	308
I
ICAP Abatement	180
Immediate Repairs	164, 1
Impermissible Asset Representations Reviewer Affiliate	451
Impermissible Operating Advisor Affiliate	451
Impermissible Risk Retention Affiliate	451
Impermissible TPP Affiliate	451
Improvements Work	191
Indirect Participants	346
Initial Delivery Date	405
Initial Pool Balance	144
Initial Rate	182
Initial Requesting Holder	455
In-Place Cash Management	150
Institutional Investor	18
Institutional Investors	124

Insurance and Condemnation Proceeds	368
Interest Accrual Amount	321
Interest Accrual Period	322
Interest Distribution Amount	321
Interest Reserve Account	369
Interest Shortfall	321
Interested Person	412
Interest-Only Expected Price	305
Interpolated Yield	301, 304
Investor Certification	338
J
Japanese Retention Requirement	20
JFSA	20
JPMCB	259
JRR Rule	20
K
KBRA	439, 466
L
Largest Tenant	150
Largest Tenant Lease Expiration	150
Liquidation Fee	381
Liquidation Fee Rate	381
Liquidation Proceeds	368
Loan Per Unit	150
loan-specific certificates	34
Loan-Specific Certificates	145, 310
loan-specific non-VRR certificates	34
Loan-Specific Non-VRR Certificates	310
Loan-Specific Principal Balance Certificates	310
Loss of Value Payment	356
Lower-Tier Regular Interests	503
lower-tier REMIC	59
Lower-Tier REMIC	502
Lower-Tier REMIC Distribution Account	368
LTV Ratio at Maturity/ARD	150
M
MAI	147
Major Decision	416
Major Decision Reporting Package	419
MAS	18
Master Servicer Major Decision	419
Master Servicer Proposed Course of Action Notice	456
Master Servicer Remittance Date	363
Material Defect	355
Maturity Date/ARD Loan-to-Value Ratio	150
Maturity Date/ARD LTV Ratio	150
Merged Entities	2
Midland	289
MiFID II	15
MLPA	350
MOA	296
Modeling Assumptions	494
Modification Fees	379
Moffett Towers II Building V Co-Lender Agreement	229
Moffett Towers II Building V Companion Loans	229
Moffett Towers II Building V Curing Holder	233
Moffett Towers II Building V Junior Subordinate Companion Loan Control Appraisal Period	236
Moffett Towers II Building V Junior Subordinate Companion Loan Interest Rate	233
Moffett Towers II Building V Junior Subordinate Companion Loan Percentage Interest	233
Moffett Towers II Building V Junior Subordinate Companion Loans	229
Moffett Towers II Building V Mortgage Loan Percentage Interest	233
Moffett Towers II Building V Pari Passu Companion Loan Percentage Interest	233
Moffett Towers II Building V Pari Passu Companion Loans	229
Moffett Towers II Building V Purchase Notice	239
Moffett Towers II Building V Senior Loan Interest Rate	233
Moffett Towers II Building V Senior Loans	229
Moffett Towers II Building V Senior Subordinate Companion Loan Control Appraisal Period	237
Moffett Towers II Building V Senior Subordinate Companion Loan Interest Rate	233
Moffett Towers II Building V Senior Subordinate Companion Loan Percentage Interest	233
Moffett Towers II Building V Senior Subordinate Companion Loans	229
Moffett Towers II Building V Sequential Pay Event	233
Moffett Towers II Building V Subordinate Companion Loans	229

Moffett Towers II Building V Whole Loan	229
Moffett Towers II Building V Whole Loan Controlling Note Holder	236
Moody’s	439
Morningstar	439, 466
Mortgage	145
Mortgage File	350
Mortgage Loans	144
Mortgage Note	145
Mortgage Pool	144
Mortgage Rate	321
Mortgaged Property	145
Most Recent NOI	150
N
NDEQ	163
Net Cash Flow	152
Net Mortgage Rate	320
New ST Lease	164
Newport Corporate Center B Notes	240
Newport Corporate Center C Notes	240
Newport Corporate Center Companion Loans	240
Newport Corporate Center D Notes	240
Newport Corporate Center Intercreditor Agreement	241
Newport Corporate Center Joint Venture	191
Newport Corporate Center Pari Passu Companion Loans	240
Newport Corporate Center Senior Loans	240
Newport Corporate Center Sequential Pay Event	248
Newport Corporate Center Subordinate Companion Loans	240
Newport Corporate Center Threshold Event Cure	249
Newport Corporate Center Whole Loan	240
NFIP	92
NI 33-105	21
Non-Control Note	192
Non-Controlling Holder	193
Nonrecoverable Advance	365
Non-Reduced Interests	445
Non-Serviced AB Whole Loan	193
Non-Serviced Certificate Administrator	193
Non-Serviced Co-Lender Agreement	193
Non-Serviced Companion Loan	193
Non-Serviced Custodian	193
Non-Serviced Directing Holder	193
Non-Serviced Master Servicer	193
Non-Serviced Mortgage Loan	193
Non-Serviced Pari Passu Companion Loan	193
Non-Serviced Pari Passu Whole Loan	193
Non-Serviced PSA	193
Non-Serviced Securitization Trust	193
Non-Serviced Special Servicer	193
Non-Serviced Subordinate Companion Loan	193
Non-Serviced Trustee	193
Non-Serviced Whole Loan	193
Non-U.S. Tax Person	513
Notional Amount	312
NRSRO	337
NRSRO Certification	339
O
Occupancy	151
Occupancy Date	151
Offered Certificates	310
OID Regulations	506
OLA	142
Operating Advisor Annual Report	428
Operating Advisor Consultation Event	429
Operating Advisor Consulting Fee	385
Operating Advisor Expenses	386
Operating Advisor Fee	385
Operating Advisor Fee Rate	385
Operating Advisor Standard	427
Operating Advisor Termination Event	431
Original Balance	151
Owner Repurchase Request	455
P
P&I Advance	363
PACE	106
PAR	283
pari passu companion loan	51
Pari Passu Companion Loans	144
Participants	346
Parties in Interest	519
Pass-Through Rate	319
Patriot Act	488
PCIS Persons	17
PCR	266, 276
Penske	165
Pentalpha Surveillance	293
Percentage Interest	313
Periodic Payment	316
Permitted Investments	313, 370

Permitted Special Servicer/Affiliate Fees	385
PILOT	179
PIPs	86, 164
Plans	518
PML	267
Pooled Available Funds	313
Pooled Certificateholder	339
pooled certificates	4, 34
Pooled Non-Reduced Interests	445
Pooled Non-VRR Available Funds	315
pooled non-VRR certificates	34
Pooled Non-VRR Certificates	310
Pooled Non-VRR Excess Prepayment Interest Shortfall	321
Pooled Non-VRR Gain-on-Sale Remittance Amount	315
Pooled Non-VRR Gain-on-Sale Reserve Account	369
Pooled Non-VRR Percentage	297
Pooled Non-VRR Principal Distribution Amount	322
Pooled Non-VRR Realized Loss	332
Pooled Original Pooled RR Interest Balance	297
pooled percentage allocation entitlement	40
pooled principal balance certificates	4
Pooled Principal Balance Certificates	310
Pooled Quorum	444
pooled risk retention consultation parties	29
Pooled Risk Retention Consultation Parties	337
Pooled RR Interest	295
Pooled RR Interest Balance	298
pooled RR interest owner	5
Pooled RR Interest Owner	295
Pooled RRI Percentage	295
Pooled Voting Rights	345
Pooled VRR Allocation Percentage	298
Pooled VRR Available Funds	297
pooled VRR interest	5
Pooled VRR Interest	295, 310
Pooled VRR Interest Balance	298
Pooled VRR Interest Distribution Amount	298
Pooled VRR Interest Gain-on-Sale Remittance Amount	297
Pooled VRR Interest Gain-on-Sale Reserve Account	369
pooled VRR interest owners	5
Pooled VRR Interest Owners	295
Pooled VRR Interest Rate	297
Pooled VRR Percentage	295
Pooled VRR Principal Distribution Amount	298
Pooled VRR Realized Loss	298
Pooled VRR Realized Loss Interest Distribution Amount	298
PRC	17
Preliminary Asset Review Report	438
Preliminary Dispute Resolution Election Notice	457
Prepayment Assumption	507
Prepayment Interest Excess	329
Prepayment Interest Shortfall	329
Prepayment Penalty Description	151
Prepayment Provision	151
PRIIPs Regulation	15
Prime Rate	368
Principal Balance Certificates	310
Privileged Information	430
Privileged Information Exception	431
Privileged Person	336
Prohibited Prepayment	330
Promotion Of Collective Investment Schemes Exemptions Order	16
Property Protection Advances	364
Proposed Course of Action	456
Proposed Course of Action Notice	456
Prospectus Directive	15
PSA	310
PSA Party Repurchase Request	455
PTCE	521
Purchase Price	357
Q
Qualified Investor	15
Qualified Replacement Special Servicer	445
Qualified Substitute Mortgage Loan	358
Qualifying CRE Loan Percentage	296
Quorum	444
R
RAC No-Response Scenario	465
Rated Final Distribution Date	329
Rating Agencies	466
Rating Agency Confirmation	465
REA	75
Realized Losses	333
REC	163
Record Date	312
Redemption Amount	190
Registration Statement	518
Regular Certificates	310
Regular Interestholder	505

Regular Interests	503
Regulation AB	467
Reimbursement Rate	368
Related Class X Class	312
Related Group	151
Related Proceeds	366
Release Date	185
Relevant Persons	17
Relief Act	487
REMIC	502
REMIC Regulations	502
REO Account	370
REO Loan	324
REO Property	405
Repurchase Request	455
Requesting Holder	457
Requesting Holders	393
Requesting Investor	350
Requesting Party	464
Required Risk Retention Percentage	296
Requirements	487
Residual Certificates	310
Resolution Failure	455
Resolved	455
Restricted Group	520
Restricted Mezzanine Holder	339
Restricted Party	431
Retaining Sponsor	295
Retaining Third-Party Purchaser	296
Review Materials	436
Revised Rate	182
RevPAR	151
Risk Retention Affiliate	430
Risk Retention Affiliated	430
Risk Retention Consultation Parties	338
Risk Retention Consultation Party	338
RMBS	289
RNV	21
Rooms	153
Rule 17g-5	340
S
S&P	290, 439, 466
Scheduled Certificate Interest Payments	304
Scheduled Certificate Principal Payments	301
Scheduled Principal Distribution Amount	322
SEC	259
Securities Act	467
Securitization Accounts	311, 370
Securitization Regulation	124
SEL	267
Senior Certificates	310
Sequential Pay Event	251
Serviced AB Mortgage Loan	194
Serviced AB Whole Loan	194
Serviced Companion Loan	194
Serviced Mortgage Loan	194
Serviced Pari Passu Companion Loan	194
Serviced Pari Passu Mortgage Loan	194
Serviced Pari Passu Whole Loan	194
Serviced Subordinate Companion Loan	194
Serviced Whole Loan	194
Serviced Whole Loan Custodial Account	368
Servicer Termination Event	447
Servicing Fee	377
Servicing Fee Rate	377
Servicing Standard	362
SF	152
SFA	18
SFO	18
Similar Law	519
Single-Purpose Entity	10
SMMEA	522
Soft Lockbox	151
Soft Springing Hard Lockbox	152
Special Servicer Major Decision	419
Special Servicer Non-Major Decision	399
Special Servicing Fee	380
Special Servicing Fee Rate	380
Specially Serviced Loans	403
Springing Cash Management	152
Springing Lockbox	152
Sq. Ft.	152
Square Feet	152
Square Mile Bellevue	190
Startup Day	503
Stated Principal Balance	323
static pool data	97
Subject Loan	386
Subordinate Certificates	310
Subordinate Companion Loan	144, 194
Subsequent Asset Status Report	405
Sub-Servicing Agreement	362
Swap-Priced Expected Price	303
Swap-Priced Pooled Principal Balance Certificates	301
T
Target Price	303
Tax Cuts and Jobs Act	506
TCO	178

Terms and Conditions	348
Tests	437
TIF Agreement	180
TIF Cap	180
TIF Payments	180
Title V	486
Trailing 12 NOI	150
TRIA	9
TRIPRA	93
trust REMIC	59
Trust REMICs	502
trust subordinate companion loan REMIC	59
Trust Subordinate Companion Loan REMIC	502
Trust Subordinate Companion Loan REMIC Distribution Account	369
Trust Subordinate Companion Loan REMIC Regular Interests	502
trust subordinate companion loans	51
Trust Subordinate Companion Loans	144
U
U.S. Tax Person	513
UCC	474
Underwriter Entities	112
Underwriting Agreement	516
Underwritten EGI	153
Underwritten Expenses	152
Underwritten NCF	152
Underwritten Net Cash Flow	152
Underwritten Net Operating Income	152
Underwritten NOI	152
Underwritten Revenues	153
Unfunded Obligations	164
Units	153
Unscheduled Principal Distribution Amount	323
Unsolicited Information	437
Upper Unit	162
Upper-Tier REMIC	502
Upper-Tier REMIC Distribution Account	368
USAO-SDNY	167
UVM	191
UW NCF DSCR	149
UW NOI Debt Yield	149
V
Volcker Rule	125
Voting Rights	345
VRR Interest Owners	296
VRR Interests	296
W
WAC Rate	320
Weighted Average Mortgage Loan Rate	153
Wells Fargo Bank	288
Westminster	191
whole loan	51
Whole Loan	144, 194
Withheld Amounts	369
Workout Fee	380
Workout Fee Rate	380
Workout-Delayed Reimbursement Amount	367
Y
Yield-Priced Expected Price	306
Yield-Priced Pooled Certificates	301
YM Group A	327
YM Group B	327
YM Groups	327
YM/Defeasance Loans	183

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
1	Loan	8	Diamondback Industrial Portfolio 2	DBNY	GACC	Group 1	NAP
1.01	Property		Nestle - Breinigsville					555 Nestle Way	Breinigsville
1.02	Property	9	Amazon - Charleston					225 Infinity Drive Northwest	Charleston
1.03	Property		Home Depot - Winchester					480 Park Center Drive	Winchester
2	Loan	8, 10, 11	250 Livingston	CREFI	CREFI	NAP	NAP	250 Livingston Street	Brooklyn
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	DBNY	GACC	NAP	NAP	500 Ala Moana Boulevard	Honolulu
4	Loan	8, 16, 17, 18	101 California Street	GSMC, JPMCB	GSMC	NAP	NAP	101 California Street	San Francisco
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	GSBI, DBNY	GSMC	NAP	NAP	1180 Discovery Way	Sunnyvale
6	Loan	8, 25	59 Maiden Lane	CREFI	CREFI	NAP	NAP	59 Maiden Lane	New York
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	DBNY, Wells	GACC	NAP	NAP	3617, 3650 & 3655 131st Avenue Southeast, 3625 132nd Avenue Southeast & 12920 Southeast 38th Street	Bellevue
8	Loan	8	Western Digital R&D Campus	CREFI	CREFI	NAP	NAP	44100 & 44250 Osgood Road	Fremont
9	Loan	8, 32, 33	ARC Apartments	CREFI, DBNY	CREFI	NAP	NAP	30-02 39th Avenue	Long Island City
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	GSBI, BANA	GSMC	NAP	NAP	413 North Alafaya Trail	Orlando
11	Loan	37, 38	159 Canal Street	GSBI	GSMC	NAP	NAP	159 Canal Street	New York
12	Loan		Nitya Tower	GSBI	GSMC	NAP	NAP	2211 Norfolk Street	Houston
13	Loan	39	MGBW Portfolio	DBNY	GACC	NAP	NAP
13.01	Property		NCDC					125 Lulu Lane	Statesville
13.02	Property		Main Plant					135 One Comfortable Place	Taylorsville
13.03	Property		MGBW TOO					375 Sharpe Lane	Hiddenite
13.04	Property		OMF					804 Old Landfill Road	Taylorsville
14	Loan	8, 10	Diamondback Industrial Portfolio 1	DBNY	GACC	Group 1	NAP
14.01	Property		TJ Maxx - Philadelphia					2760 Red Lion Road	Philadelphia
14.02	Property		Amazon - West Columbia					4400 12th Street Extension	West Columbia
14.03	Property		FedEx Ground - Menomonee Falls					N96W14849 County Line Road	Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	CREFI	CREFI	NAP	NAP	57 East 11th Street	New York
16	Loan	43	Restoration Hardware Palm Beach	DBNY	GACC	NAP	NAP	560 Okeechobee Boulevard	West Palm Beach
17	Loan	44, 45	Pecos North Industrial	GSBI	GSMC	NAP	NAP	12250 & 12300 North Pecos Street	Westminster
18	Loan		60 Greene Street	CREFI	CREFI	NAP	NAP	60 Greene Street	New York
19	Loan		Plantation Point	GSBI	GSMC	NAP	NAP	1241 38th Avenue North	Myrtle Beach
20	Loan	46	700 Tech Court	GSBI	GSMC	NAP	NAP	700 Tech Court	Louisville
21	Loan	47	Hampton Inn - Phoenix East Mesa	CREFI	CREFI	NAP	NAP	1825 North Higley Road	Gilbert
22	Loan		Onset Building	CREFI	CREFI	NAP	NAP	274 West 12300 South	Draper
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	DBNY	GACC	NAP	NAP	19113 Coastal Highway	Rehoboth Beach
24	Loan	8, 49, 50	Green Hills Corporate Center	CREFI	CREFI	NAP	NAP	2675 Morgantown Road	Reading
25	Loan		Shoppes of Schererville	CREFI	CREFI	NAP	NAP	701-717 US Highway 41	Schererville
26	Loan		South Carolina Storage Portfolio	CREFI	CREFI	NAP	NAP
26.01	Property		Summit Self Storage					854 Edgefield Road	North Augusta
26.02	Property		Riverchase Self Storage					115 Riverchase Way	Lexington
27	Loan		Wilderness Village Center	DBNY	GACC	NAP	NAP	22117 Southeast 237th Street	Maple Valley
28	Loan	51	Hampton Inn - Pembroke Pines	CREFI	CREFI	NAP	NAP	150 Northwest 150th Avenue	Pembroke Pines
29	Loan		Copperstill Marketplace	GSBI	GSMC	NAP	NAP	13330 Highway 1085	Covington
30	Loan		University Village	GSBI	GSMC	NAP	NAP	3502 D’Avinci Way	Melbourne
31	Loan	52	375-383 86th Street	CREFI	CREFI	Group 2	NAP	375-383 86th Street	Brooklyn
32	Loan		Atlas Signs Portfolio	CREFI	CREFI	NAP	NAP
32.01	Property		Atlas Signs Riviera Beach					1077 West Blue Heron Boulevard	Riviera Beach
32.02	Property		Atlas Signs Concord					707 Commerce Drive	Concord
33	Loan		8-10 Main Street	CREFI	CREFI	Group 2	NAP	8-10 Main Street	Southampton
34	Loan		WAG Willmar	CREFI	CREFI	NAP	NAP	1301 1st Street South	Willmar
35	Loan	53	Railroad San Mateo	CREFI	CREFI	NAP	NAP	360 South Railroad Avenue	San Mateo

A-1-1

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest
1	Loan	8	Diamondback Industrial Portfolio 2							2,526,901	SF	30.87
1.01	Property		Nestle - Breinigsville	Pennsylvania	18031	Industrial	Warehouse/Distribution	1994	NAP	1,045,153	SF		Fee Simple
1.02	Property	9	Amazon - Charleston	Tennessee	37310	Industrial	Warehouse/Distribution	2011	NAP	1,016,148	SF		Fee Simple and Leasehold
1.03	Property		Home Depot - Winchester	Virginia	22603	Industrial	Warehouse/Distribution	2008	NAP	465,600	SF		Fee Simple
2	Loan	8, 10, 11	250 Livingston	New York	11201	Mixed Use	Office/Multifamily	1910	2013	370,305	SF	337.56	Fee Simple
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	Hawaii	96813	Mixed Use	Office/Retail	1989	2006	543,346	SF	229.63	Leasehold
4	Loan	8, 16, 17, 18	101 California Street	California	94111	Office	CBD	1983	2004	1,251,483	SF	421.10	Fee Simple
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	California	94089	Office	General Suburban	2019	NAP	350,633	SF	484.84	Fee Simple
6	Loan	8, 25	59 Maiden Lane	New York	10038	Office	CBD	1965	2011	1,017,913	SF	196.48	Fee Simple
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	Washington	98006	Office	General Suburban	1988-2010	2019	998,284	SF	164.28	Fee Simple
8	Loan	8	Western Digital R&D Campus	California	94539	Industrial	Flex	1984, 1992	2008-2012	290,175	SF	261.55	Fee Simple
9	Loan	8, 32, 33	ARC Apartments	New York	11101	Multifamily	High Rise	2017	NAP	428	Units	221,962.62	Fee Simple
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	Florida	32828	Retail	Anchored	1998	NAP	691,265	SF	259.78	Fee Simple
11	Loan	37, 38	159 Canal Street	New York	10013	Retail	Unanchored	1915	2016	16,310	SF	2,023.30	Fee Simple
12	Loan		Nitya Tower	Texas	77098	Office	General Suburban	1982	2019	207,563	SF	154.17	Fee Simple
13	Loan	39	MGBW Portfolio							910,940	SF	22.47
13.01	Property		NCDC	North Carolina	28625	Industrial	Warehouse/Distribution	1962, 1965, 1976, 1993	2018	317,197	SF		Fee Simple
13.02	Property		Main Plant	North Carolina	28681	Industrial	Warehouse	1998	2004	343,809	SF		Fee Simple
13.03	Property		MGBW TOO	North Carolina	28636	Industrial	Warehouse	1969	1972, 2005	183,828	SF		Fee Simple
13.04	Property		OMF	North Carolina	28681	Industrial	Warehouse/Distribution	1986, 1991	1989, 1996	66,106	SF		Fee Simple
14	Loan	8, 10	Diamondback Industrial Portfolio 1							2,234,598	SF	31.33
14.01	Property		TJ Maxx - Philadelphia	Pennsylvania	19114	Industrial	Warehouse/Distribution	2001	NAP	1,015,500	SF		Fee Simple
14.02	Property		Amazon - West Columbia	South Carolina	29172	Industrial	Warehouse/Distribution	2012	NAP	1,016,148	SF		Fee Simple
14.03	Property		FedEx Ground - Menomonee Falls	Wisconsin	53051	Industrial	Warehouse/Distribution	2015	NAP	202,950	SF		Fee Simple
15	Loan	8, 40, 41, 42	57 East 11th Street	New York	10003	Mixed Use	Office/Retail	1903	2018	61,375	SF	896.13	Fee Simple
16	Loan	43	Restoration Hardware Palm Beach	Florida	33401	Retail	Single Tenant Retail	2017	NAP	49,360	SF	364.67	Fee Simple
17	Loan	44, 45	Pecos North Industrial	Colorado	80234	Industrial	Flex	1991, 2018	2018	175,909	SF	102.08	Fee Simple
18	Loan		60 Greene Street	New York	10012	Retail	Single Tenant Retail	1873	2018	8,271	SF	2,115.83	Fee Simple
19	Loan		Plantation Point	South Carolina	29577	Retail	Anchored	2000	2019	113,674	SF	131.96	Fee Simple
20	Loan	46	700 Tech Court	Colorado	80027	Industrial	Flex	2018	NAP	136,610	SF	102.48	Fee Simple
21	Loan	47	Hampton Inn - Phoenix East Mesa	Arizona	85234	Hospitality	Limited Service	2016	NAP	101	Rooms	128,557.64	Fee Simple
22	Loan		Onset Building	Utah	84020	Office	General Suburban	2018	NAP	53,710	SF	227.79	Fee Simple
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	Delaware	19971	Hospitality	Limited Service	2015	NAP	94	Rooms	122,721.68	Fee Simple
24	Loan	8, 49, 50	Green Hills Corporate Center	Pennsylvania	19607	Office	General Suburban	1970-1992	NAP	584,386	SF	105.24	Fee Simple
25	Loan		Shoppes of Schererville	Indiana	46375	Retail	Anchored	2005	NAP	139,054	SF	79.11	Fee Simple
26	Loan		South Carolina Storage Portfolio							168,365	SF	65.33
26.01	Property		Summit Self Storage	South Carolina	29841	Self Storage	Self Storage	2006	NAP	84,925	SF		Fee Simple
26.02	Property		Riverchase Self Storage	South Carolina	29072	Self Storage	Self Storage	2007	NAP	83,440	SF		Fee Simple
27	Loan		Wilderness Village Center	Washington	98038	Retail	Shadow Anchored	1979-2000	2018	45,896	SF	239.67	Fee Simple
28	Loan	51	Hampton Inn - Pembroke Pines	Florida	33028	Hospitality	Limited Service	1998	2018	123	Rooms	81,097.31	Fee Simple
29	Loan		Copperstill Marketplace	Louisiana	70433	Retail	Anchored	2018	NAP	52,054	SF	184.42	Fee Simple
30	Loan		University Village	Florida	32901	Multifamily	Garden	2006	NAP	99	Units	84,419.19	Fee Simple
31	Loan	52	375-383 86th Street	New York	11209	Mixed Use	Multifamily/Retail	1923	2019	31,650	SF	256.71	Fee Simple
32	Loan		Atlas Signs Portfolio							114,090	SF	51.63
32.01	Property		Atlas Signs Riviera Beach	Florida	33404	Industrial	Warehouse	1979	2015	43,911	SF		Fee Simple
32.02	Property		Atlas Signs Concord	North Carolina	28025	Industrial	Manufacturing	1988	2012	70,179	SF		Fee Simple
33	Loan		8-10 Main Street	New York	11968	Mixed Use	Office/Retail	1940	NAP	10,093	SF	507.78	Fee Simple
34	Loan		WAG Willmar	Minnesota	56201	Retail	Single Tenant Retail	2009	NAP	14,490	SF	276.05	Fee Simple
35	Loan	53	Railroad San Mateo	California	94401	Office	General Suburban	2017	NAP	4,516	SF	719.66	Fee Simple

A-1-2

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Cost Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)
1	Loan	8	Diamondback Industrial Portfolio 2	78,000,000	78,000,000	78,000,000	8.5%	78,000,000	3.56500%	0.01561%	3.54939%	234,943.40
1.01	Property		Nestle - Breinigsville			31,985,612
1.02	Property	9	Amazon - Charleston			26,935,252
1.03	Property		Home Depot - Winchester			19,079,137
2	Loan	8, 10, 11	250 Livingston	75,000,000	75,000,000	75,000,000	8.2%	75,000,000	3.63000%	0.01561%	3.61439%	230,026.04
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	75,000,000	74,862,673	74,862,673	8.2%	54,875,077	4.41500%	0.01561%	4.39939%	413,264.16
4	Loan	8, 16, 17, 18	101 California Street	72,500,000	72,500,000	72,500,000	7.9%	72,500,000	3.85000%	0.01436%	3.83564%	235,834.78
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	62,500,000	62,500,000	62,500,000	6.8%	62,500,000	4.025882353%	0.01561%	4.010272353%	212,593.61
6	Loan	8, 25	59 Maiden Lane	50,000,000	50,000,000	50,000,000	5.5%	50,000,000	3.99000%	0.01561%	3.97439%	168,559.03
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	50,000,000	50,000,000	50,000,000	5.5%	50,000,000	3.54323171%	0.01436%	3.52887171%	149,685.14
8	Loan	8	Western Digital R&D Campus	37,895,000	37,895,000	37,895,000	4.1%	37,895,000	4.41000%	0.01436%	4.39564%	141,198.35
9	Loan	8, 32, 33	ARC Apartments	35,000,000	35,000,000	35,000,000	3.8%	35,000,000	4.13052%	0.01561%	4.11491%	122,146.74
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	35,000,000	34,918,261	34,918,261	3.8%	28,649,896	4.86000%	0.01561%	4.84439%	184,904.35
11	Loan	37, 38	159 Canal Street	33,000,000	33,000,000	33,000,000	3.6%	33,000,000	4.21000%	0.01561%	4.19439%	117,382.99
12	Loan		Nitya Tower	32,000,000	32,000,000	32,000,000	3.5%	27,512,810	4.75000%	0.01561%	4.73439%	166,927.15
13	Loan	39	MGBW Portfolio	20,470,000	20,470,000	20,470,000	2.2%	20,470,000	4.75000%	0.03561%	4.71439%	82,152.46
13.01	Property		NCDC			8,380,000
13.02	Property		Main Plant			8,190,000
13.03	Property		MGBW TOO			3,350,000
13.04	Property		OMF			550,000
14	Loan	8, 10	Diamondback Industrial Portfolio 1	20,000,000	20,000,000	20,000,000	2.2%	20,000,000	3.56500%	0.01561%	3.54939%	60,241.90
14.01	Property		TJ Maxx - Philadelphia			10,211,132
14.02	Property		Amazon - West Columbia			7,792,706
14.03	Property		FedEx Ground - Menomonee Falls			1,996,161
15	Loan	8, 40, 41, 42	57 East 11th Street	20,000,000	20,000,000	20,000,000	2.2%	20,000,000	4.83000%	0.01561%	4.81439%	81,618.06
16	Loan	43	Restoration Hardware Palm Beach	18,000,000	18,000,000	18,000,000	2.0%	18,000,000	4.20000%	0.01561%	4.18439%	63,875.00
17	Loan	44, 45	Pecos North Industrial	17,956,000	17,956,000	17,956,000	2.0%	17,956,000	4.62000%	0.01561%	4.60439%	70,090.75
18	Loan		60 Greene Street	17,500,000	17,500,000	17,500,000	1.9%	17,500,000	4.39000%	0.01561%	4.37439%	64,910.01
19	Loan		Plantation Point	15,000,000	15,000,000	15,000,000	1.6%	13,072,866	4.31000%	0.01561%	4.29439%	74,318.82
20	Loan	46	700 Tech Court	14,000,000	14,000,000	14,000,000	1.5%	14,000,000	4.87000%	0.01561%	4.85439%	57,605.79
21	Loan	47	Hampton Inn - Phoenix East Mesa	13,000,000	12,984,322	12,984,322	1.4%	10,682,801	4.98000%	0.01561%	4.96439%	69,628.00
22	Loan		Onset Building	12,250,000	12,234,728	12,234,728	1.3%	10,006,705	4.80000%	0.06311%	4.73689%	64,271.51
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	11,550,000	11,535,838	11,535,838	1.3%	9,463,164	4.89000%	0.01561%	4.87439%	61,228.75
24	Loan	8, 49, 50	Green Hills Corporate Center	11,500,000	11,500,000	11,500,000	1.3%	11,500,000	4.35000%	0.01436%	4.33564%	42,266.49
25	Loan		Shoppes of Schererville	11,000,000	11,000,000	11,000,000	1.2%	11,000,000	4.55000%	0.01561%	4.53439%	42,287.62
26	Loan		South Carolina Storage Portfolio	11,000,000	11,000,000	11,000,000	1.2%	11,000,000	4.29000%	0.01561%	4.27439%	39,871.18
26.01	Property		Summit Self Storage			5,750,000
26.02	Property		Riverchase Self Storage			5,250,000
27	Loan		Wilderness Village Center	11,000,000	11,000,000	11,000,000	1.2%	9,713,048	4.88000%	0.01561%	4.86439%	58,246.29
28	Loan	51	Hampton Inn - Pembroke Pines	10,000,000	9,974,969	9,974,969	1.1%	8,092,164	4.52000%	0.06311%	4.45689%	50,787.44
29	Loan		Copperstill Marketplace	9,600,000	9,600,000	9,600,000	1.1%	8,243,066	4.70000%	0.06311%	4.63689%	49,789.23
30	Loan		University Village	8,357,500	8,357,500	8,357,500	0.9%	8,357,500	4.58000%	0.05561%	4.52439%	32,340.82
31	Loan	52	375-383 86th Street	8,125,000	8,125,000	8,125,000	0.9%	8,125,000	4.34000%	0.01561%	4.32439%	29,793.55
32	Loan		Atlas Signs Portfolio	5,890,300	5,890,300	5,890,300	0.6%	5,061,488	4.73000%	0.01561%	4.71439%	30,655.62
32.01	Property		Atlas Signs Riviera Beach			3,283,612
32.02	Property		Atlas Signs Concord			2,606,688
33	Loan		8-10 Main Street	5,125,000	5,125,000	5,125,000	0.6%	5,125,000	4.32000%	0.01561%	4.30439%	18,706.25
34	Loan		WAG Willmar	4,000,000	4,000,000	4,000,000	0.4%	3,655,586	4.42000%	0.01561%	4.40439%	20,077.72
35	Loan	53	Railroad San Mateo	3,250,000	3,250,000	3,250,000	0.4%	3,250,000	4.58000%	0.02561%	4.55439%	12,576.45

A-1-3

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
1	Loan	8	Diamondback Industrial Portfolio 2	2,819,320.80			Interest Only	Actual/360	1	60	59	60	59
1.01	Property		Nestle - Breinigsville
1.02	Property	9	Amazon - Charleston
1.03	Property		Home Depot - Winchester
2	Loan	8, 10, 11	250 Livingston	2,760,312.48	153,350.70	1,840,208.40	Interest Only	Actual/360	1	120	119	120	119
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	4,959,169.92	275,509.44	3,306,113.28	Amortizing	Actual/360	1	0	0	120	119
4	Loan	8, 16, 17, 18	101 California Street	2,830,017.36	1,478,440.10	17,741,281.20	Interest Only	Actual/360	4	120	116	120	116
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	2,551,123.32	365,661.02	4,387,932.24	Interest Only - ARD	Actual/360	3	120	117	120	117
6	Loan	8, 25	59 Maiden Lane	2,022,708.36	505,677.08	6,068,124.96	Interest Only	Actual/360	2	120	118	120	118
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	1,796,221.68	341,282.11	4,095,385.26	Interest Only - ARD	Actual/360	2	120	118	120	118
8	Loan	8	Western Digital R&D Campus	1,694,380.20	141,589.58	1,699,074.96	Interest Only	Actual/360	2	120	118	120	118
9	Loan	8, 32, 33	ARC Apartments	1,465,760.88	209,394.41	2,512,732.92	Interest Only	Actual/360	4	60	56	60	56
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	2,218,852.20	766,032.29	9,192,387.48	Amortizing	Actual/360	2	0	0	120	118
11	Loan	37, 38	159 Canal Street	1,408,595.88			Interest Only	Actual/360	0	120	120	120	120
12	Loan		Nitya Tower	2,003,125.80			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120
13	Loan	39	MGBW Portfolio	985,829.52			Interest Only	Actual/360	2	120	118	120	118
13.01	Property		NCDC
13.02	Property		Main Plant
13.03	Property		MGBW TOO
13.04	Property		OMF
14	Loan	8, 10	Diamondback Industrial Portfolio 1	722,902.80	150,604.74	1,807,256.90	Interest Only	Actual/360	1	60	59	60	59
14.01	Property		TJ Maxx - Philadelphia
14.02	Property		Amazon - West Columbia
14.03	Property		FedEx Ground - Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	979,416.72	142,831.59	1,713,979.08	Interest Only	Actual/360	2	120	118	120	118
16	Loan	43	Restoration Hardware Palm Beach	766,500.00			Interest Only	Actual/360	1	120	119	120	119
17	Loan	44, 45	Pecos North Industrial	841,089.00			Interest Only	Actual/360	1	120	119	120	119
18	Loan		60 Greene Street	778,920.12			Interest Only	Actual/360	1	120	119	120	119
19	Loan		Plantation Point	891,825.84			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119
20	Loan	46	700 Tech Court	691,269.48			Interest Only	Actual/360	1	120	119	120	119
21	Loan	47	Hampton Inn - Phoenix East Mesa	835,536.00			Amortizing	Actual/360	1	0	0	120	119
22	Loan		Onset Building	771,258.12			Amortizing	Actual/360	1	0	0	120	119
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	734,745.00			Amortizing	Actual/360	1	0	0	120	119
24	Loan	8, 49, 50	Green Hills Corporate Center	507,197.88	183,767.36	2,205,208.32	Interest Only	Actual/360	2	120	118	120	118
25	Loan		Shoppes of Schererville	507,451.44			Interest Only	Actual/360	1	120	119	120	119
26	Loan		South Carolina Storage Portfolio	478,454.16			Interest Only	Actual/360	1	120	119	120	119
26.01	Property		Summit Self Storage
26.02	Property		Riverchase Self Storage
27	Loan		Wilderness Village Center	698,955.48			Interest Only, Then Amortizing	Actual/360	2	36	34	120	118
28	Loan	51	Hampton Inn - Pembroke Pines	609,449.28			Amortizing	Actual/360	2	0	0	120	118
29	Loan		Copperstill Marketplace	597,470.76			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120
30	Loan		University Village	388,089.84			Interest Only	Actual/360	1	120	119	120	119
31	Loan	52	375-383 86th Street	357,522.60			Interest Only	Actual/360	1	120	119	120	119
32	Loan		Atlas Signs Portfolio	367,867.44			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119
32.01	Property		Atlas Signs Riviera Beach
32.02	Property		Atlas Signs Concord
33	Loan		8-10 Main Street	224,475.00			Interest Only	Actual/360	1	120	119	120	119
34	Loan		WAG Willmar	240,932.64			Interest Only, Then Amortizing	Actual/360	1	60	59	120	119
35	Loan	53	Railroad San Mateo	150,917.40			Interest Only	Actual/360	1	60	59	60	59

A-1-4

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee
1	Loan	8	Diamondback Industrial Portfolio 2	0	0	5/30/2019	6	7/6/2019	6/6/2024		6/6/2024	No		0
1.01	Property		Nestle - Breinigsville
1.02	Property	9	Amazon - Charleston
1.03	Property		Home Depot - Winchester
2	Loan	8, 10, 11	250 Livingston	0	0	5/31/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	300	299	5/17/2019	6	7/6/2019		7/6/2019	6/6/2029	No		0
4	Loan	8, 16, 17, 18	101 California Street	0	0	2/25/2019	6	4/6/2019	3/6/2029		3/6/2029	No		0
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	0	0	3/8/2019	6	5/6/2019	4/6/2029		4/6/2029	Yes	6/6/2034	0
6	Loan	8, 25	59 Maiden Lane	0	0	4/11/2019	6	6/6/2019	5/6/2029		5/6/2029	No		10 days grace, one time during the term of the loan, other than the payment due on the Maturity Date
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	0	0	4/10/2019	6	6/6/2019	5/6/2029		5/6/2029	Yes	10/6/2030	5 days grace, one time during the term of the loan, other than the payment due on the Maturity Date
8	Loan	8	Western Digital R&D Campus	0	0	4/29/2019	6	6/6/2019	5/6/2029		5/6/2029	No		0
9	Loan	8, 32, 33	ARC Apartments	0	0	2/8/2019	1	4/1/2019	3/1/2024		3/1/2024	No		0
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	360	358	4/16/2019	6	6/6/2019		6/6/2019	5/6/2029	No		0
11	Loan	37, 38	159 Canal Street	0	0	6/7/2019	6	8/6/2019	7/6/2029		7/6/2029	No		0
12	Loan		Nitya Tower	360	360	6/7/2019	6	8/6/2019	7/6/2021	8/6/2021	7/6/2029	No		0
13	Loan	39	MGBW Portfolio	0	0	4/12/2019	6	6/6/2019	5/6/2029		5/6/2029	No		0
13.01	Property		NCDC
13.02	Property		Main Plant
13.03	Property		MGBW TOO
13.04	Property		OMF
14	Loan	8, 10	Diamondback Industrial Portfolio 1	0	0	5/30/2019	6	7/6/2019	6/6/2024		6/6/2024	No		0
14.01	Property		TJ Maxx - Philadelphia
14.02	Property		Amazon - West Columbia
14.03	Property		FedEx Ground - Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	0	0	4/18/2019	6	6/6/2019	5/6/2029		5/6/2029	No		0
16	Loan	43	Restoration Hardware Palm Beach	0	0	6/3/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
17	Loan	44, 45	Pecos North Industrial	0	0	5/14/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
18	Loan		60 Greene Street	0	0	6/6/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
19	Loan		Plantation Point	360	360	6/3/2019	6	7/6/2019	6/6/2022	7/6/2022	6/6/2029	No		0
20	Loan	46	700 Tech Court	0	0	5/10/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
21	Loan	47	Hampton Inn - Phoenix East Mesa	360	359	5/14/2019	6	7/6/2019		7/6/2019	6/6/2029	No		0
22	Loan		Onset Building	360	359	5/31/2019	6	7/6/2019		7/6/2019	6/6/2029	No		0
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	360	359	5/23/2019	6	7/6/2019		7/6/2019	6/6/2029	No		0
24	Loan	8, 49, 50	Green Hills Corporate Center	0	0	4/30/2019	6	6/6/2019	5/6/2029		5/6/2029	No		0
25	Loan		Shoppes of Schererville	0	0	5/9/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
26	Loan		South Carolina Storage Portfolio	0	0	5/22/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
26.01	Property		Summit Self Storage
26.02	Property		Riverchase Self Storage
27	Loan		Wilderness Village Center	360	360	5/6/2019	6	6/6/2019	5/6/2022	6/6/2022	5/6/2029	No		0
28	Loan	51	Hampton Inn - Pembroke Pines	360	358	5/3/2019	6	6/6/2019		6/6/2019	5/6/2029	No		0
29	Loan		Copperstill Marketplace	360	360	6/10/2019	6	8/6/2019	7/6/2021	8/6/2021	7/6/2029	No		0
30	Loan		University Village	0	0	5/22/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
31	Loan	52	375-383 86th Street	0	0	5/23/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
32	Loan		Atlas Signs Portfolio	360	360	5/15/2019	6	7/6/2019	6/6/2021	7/6/2021	6/6/2029	No		0
32.01	Property		Atlas Signs Riviera Beach
32.02	Property		Atlas Signs Concord
33	Loan		8-10 Main Street	0	0	5/23/2019	6	7/6/2019	6/6/2029		6/6/2029	No		0
34	Loan		WAG Willmar	360	360	5/31/2019	6	7/6/2019	6/6/2024	7/6/2024	6/6/2029	No		0
35	Loan	53	Railroad San Mateo	0	0	5/31/2019	6	7/6/2019	6/6/2024		6/6/2024	No		0

A-1-5

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Grace Period- Default	Prepayment Provision (3)	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	2017 EGI ($)
1	Loan	8	Diamondback Industrial Portfolio 2	0	Lockout/25_Defeasance/30_0%/5	12,098,405	1,440,684	10,657,721	12,410,804
1.01	Property		Nestle - Breinigsville			N/A	N/A	N/A	N/A
1.02	Property	9	Amazon - Charleston			N/A	N/A	N/A	N/A
1.03	Property		Home Depot - Winchester			N/A	N/A	N/A	N/A
2	Loan	8, 10, 11	250 Livingston	0	Lockout/25_Defeasance/91_0%/4	8,501,114	3,506,081	4,995,033	11,314,694
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	0	Lockout/24_>YM or 1%/91_0%/5	24,019,229	13,732,293	10,286,936	24,671,611
4	Loan	8, 16, 17, 18	101 California Street	0	Lockout/28_YM/85_0%/7	68,835,502	27,535,387	41,300,115	79,428,927
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	0	Lockout/24_>YM or 1%/3_Defeasance or >YM or 1%/86_0%/7	N/A	N/A	N/A	N/A
6	Loan	8, 25	59 Maiden Lane	0	Lockout/26_Defeasance/89_0%/5	48,095,168	24,906,930	23,188,238	50,439,845
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	0	Lockout/26_Defeasance/87_0%/7	34,279,904	10,460,300	23,819,604	34,718,517
8	Loan	8	Western Digital R&D Campus	0	Lockout/26_Defeasance or >YM or 1%/88_0%/6	N/A	N/A	N/A	N/A
9	Loan	8, 32, 33	ARC Apartments	5	Lockout/28_Defeasance/28_0%/4	N/A	N/A	N/A	N/A
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	0	Lockout/26_Defeasance/87_0%/7	21,212,273	4,786,004	16,426,269	22,212,559
11	Loan	37, 38	159 Canal Street	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A
12	Loan		Nitya Tower	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A
13	Loan	39	MGBW Portfolio	0	Lockout/26_Defeasance/87_0%/7	N/A	N/A	N/A	N/A
13.01	Property		NCDC			N/A	N/A	N/A	N/A
13.02	Property		Main Plant			N/A	N/A	N/A	N/A
13.03	Property		MGBW TOO			N/A	N/A	N/A	N/A
13.04	Property		OMF			N/A	N/A	N/A	N/A
14	Loan	8, 10	Diamondback Industrial Portfolio 1	0	Lockout/25_Defeasance/30_0%/5	11,999,817	974,318	11,025,499	12,190,324
14.01	Property		TJ Maxx - Philadelphia			N/A	N/A	N/A	N/A
14.02	Property		Amazon - West Columbia			N/A	N/A	N/A	N/A
14.03	Property		FedEx Ground - Menomonee Falls			N/A	N/A	N/A	N/A
15	Loan	8, 40, 41, 42	57 East 11th Street	0	Lockout/26_Defeasance or >YM or 1%/88_0%/6	N/A	N/A	N/A	N/A
16	Loan	43	Restoration Hardware Palm Beach	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	1,002,292
17	Loan	44, 45	Pecos North Industrial	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A
18	Loan		60 Greene Street	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	N/A
19	Loan		Plantation Point	0	Lockout/25_Defeasance/90_0%/5	1,801,437	472,909	1,328,528	1,806,350
20	Loan	46	700 Tech Court	3 days grace, once per trailing 12-month period, monthly payments of debt service only	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A
21	Loan	47	Hampton Inn - Phoenix East Mesa	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	3,283,555
22	Loan		Onset Building	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	N/A
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	3,555,716
24	Loan	8, 49, 50	Green Hills Corporate Center	0	Lockout/26_Defeasance/90_0%/4	12,073,477	4,788,740	7,284,736	12,168,486
25	Loan		Shoppes of Schererville	0	Lockout/25_Defeasance/88_0%/7	1,900,744	503,780	1,396,964	1,990,516
26	Loan		South Carolina Storage Portfolio	0	Lockout/25_Defeasance/91_0%/4	1,381,073	468,821	912,253	1,477,171
26.01	Property		Summit Self Storage			741,661	249,960	491,701	755,108
26.02	Property		Riverchase Self Storage			639,413	218,861	420,552	722,064
27	Loan		Wilderness Village Center	0	Lockout/26_Defeasance/90_0%/4	1,354,053	350,437	1,003,616	1,478,741
28	Loan	51	Hampton Inn - Pembroke Pines	0	Lockout/26_Defeasance/91_0%/3	3,635,896	2,963,790	672,106	4,102,491
29	Loan		Copperstill Marketplace	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A
30	Loan		University Village	0	Lockout/25_Defeasance/88_0%/7	N/A	N/A	N/A	1,172,799
31	Loan	52	375-383 86th Street	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	1,131,018
32	Loan		Atlas Signs Portfolio	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	N/A
32.01	Property		Atlas Signs Riviera Beach			N/A	N/A	N/A	N/A
32.02	Property		Atlas Signs Concord			N/A	N/A	N/A	N/A
33	Loan		8-10 Main Street	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	606,330
34	Loan		WAG Willmar	0	Lockout/25_Defeasance/91_0%/4	433,000	12,990	420,010	433,000
35	Loan	53	Railroad San Mateo	0	Lockout/25_Defeasance/31_0%/4	N/A	N/A	N/A	N/A

A-1-6

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	Most Recent EGI (if past 2018) ($)	Most Recent Expenses (if past 2018) ($)	Most Recent NOI (if past 2018) ($)
1	Loan	8	Diamondback Industrial Portfolio 2	242,356	12,168,448	12,152,364	240,154	11,912,210	N/A	N/A	N/A
1.01	Property		Nestle - Breinigsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.02	Property	9	Amazon - Charleston	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.03	Property		Home Depot - Winchester	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	8, 10, 11	250 Livingston	3,704,002	7,610,692	11,221,785	3,875,560	7,346,225	11,251,298	3,861,916	7,389,382
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	14,341,452	10,330,159	23,794,668	14,617,833	9,176,834	N/A	N/A	N/A
4	Loan	8, 16, 17, 18	101 California Street	28,767,057	50,661,870	85,549,925	28,987,593	56,562,332	N/A	N/A	N/A
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	8, 25	59 Maiden Lane	25,680,902	24,758,943	50,521,282	25,369,149	25,152,133	50,847,575	26,006,945	24,840,630
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	10,077,187	24,641,331	32,840,915	9,091,557	23,749,358	N/A	N/A	N/A
8	Loan	8	Western Digital R&D Campus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	Loan	8, 32, 33	ARC Apartments	N/A	N/A	10,707,119	3,235,350	7,471,768	N/A	N/A	N/A
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	4,830,141	17,382,418	22,900,956	5,119,093	17,781,863	22,800,326	5,141,490	17,658,836
11	Loan	37, 38	159 Canal Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan		Nitya Tower	N/A	N/A	4,900,859	2,202,223	2,698,636	4,938,108	2,221,986	2,716,122
13	Loan	39	MGBW Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.01	Property		NCDC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.02	Property		Main Plant	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.03	Property		MGBW TOO	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.04	Property		OMF	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	8, 10	Diamondback Industrial Portfolio 1	703,459	11,486,866	12,166,436	634,113	11,532,323	N/A	N/A	N/A
14.01	Property		TJ Maxx - Philadelphia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.02	Property		Amazon - West Columbia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.03	Property		FedEx Ground - Menomonee Falls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	8, 40, 41, 42	57 East 11th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	Loan	43	Restoration Hardware Palm Beach	104,514	897,778	1,919,125	381,965	1,537,160	2,088,710	375,356	1,713,354
17	Loan	44, 45	Pecos North Industrial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	Loan		60 Greene Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan		Plantation Point	502,233	1,304,117	1,764,212	467,813	1,296,399	1,794,714	464,627	1,330,087
20	Loan	46	700 Tech Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21	Loan	47	Hampton Inn - Phoenix East Mesa	2,073,230	1,210,325	3,791,018	2,287,344	1,503,675	3,784,957	2,273,266	1,511,690
22	Loan		Onset Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	2,217,241	1,338,475	3,671,490	2,312,380	1,359,110	3,675,228	2,226,248	1,448,980
24	Loan	8, 49, 50	Green Hills Corporate Center	4,849,877	7,318,610	11,840,397	4,878,385	6,962,013	11,731,288	4,879,690	6,851,599
25	Loan		Shoppes of Schererville	518,974	1,471,542	2,066,282	549,323	1,516,959	N/A	N/A	N/A
26	Loan		South Carolina Storage Portfolio	498,576	978,595	1,519,321	484,222	1,035,099	1,520,267	483,750	1,036,517
26.01	Property		Summit Self Storage	270,694	484,413	789,939	258,468	531,472	793,467	257,330	536,137
26.02	Property		Riverchase Self Storage	227,882	494,182	729,381	225,754	503,627	726,800	226,420	500,380
27	Loan		Wilderness Village Center	445,132	1,033,609	1,492,039	414,032	1,078,008	1,498,229	448,323	1,049,906
28	Loan	51	Hampton Inn - Pembroke Pines	3,110,953	991,538	4,665,315	3,315,948	1,349,367	4,668,097	3,312,121	1,355,976
29	Loan		Copperstill Marketplace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan		University Village	570,828	601,971	1,283,828	550,462	733,366	1,312,892	560,468	752,424
31	Loan	52	375-383 86th Street	342,214	788,803	1,199,373	435,866	763,507	1,222,195	445,301	776,893
32	Loan		Atlas Signs Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32.01	Property		Atlas Signs Riviera Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32.02	Property		Atlas Signs Concord	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan		8-10 Main Street	59,290	547,040	572,030	63,317	508,713	572,166	62,665	509,501
34	Loan		WAG Willmar	12,990	420,010	433,000	12,990	420,010	433,000	12,990	420,010
35	Loan	53	Railroad San Mateo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-7

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Most Recent NOI Date (if past 2018)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
1	Loan	8	Diamondback Industrial Portfolio 2	N/A	N/A	Not Available	12,763,801	108,746	12,655,056	16.2%
1.01	Property		Nestle - Breinigsville	N/A	N/A	Not Available	N/A	N/A	N/A
1.02	Property	9	Amazon - Charleston	N/A	N/A	Not Available	N/A	N/A	N/A
1.03	Property		Home Depot - Winchester	N/A	N/A	Not Available	N/A	N/A	N/A
2	Loan	8, 10, 11	250 Livingston	3/31/2019	12	Trailing 12	16,032,086	4,309,444	11,722,642	9.4%
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	N/A	N/A	Not Available	28,658,662	15,035,447	13,623,215	10.9%
4	Loan	8, 16, 17, 18	101 California Street	N/A	N/A	Not Available	98,039,071	30,562,252	67,476,820	12.8%
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	N/A	N/A	Not Available	26,462,375	3,386,315	23,076,059	13.6%
6	Loan	8, 25	59 Maiden Lane	2/28/2019	12	Trailing 12	50,166,869	26,380,972	23,785,897	11.9%
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	N/A	N/A	Not Available	39,917,673	6,775,774	33,141,899	20.2%
8	Loan	8	Western Digital R&D Campus	N/A	N/A	Not Available	8,432,757	2,002,341	6,430,416	8.5%
9	Loan	8, 32, 33	ARC Apartments	N/A	N/A	Not Available	17,317,388	3,379,417	13,937,971	14.7%
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	2/28/2019	12	Trailing 12	22,242,309	5,591,686	16,650,623	9.3%
11	Loan	37, 38	159 Canal Street	N/A	N/A	Not Available	3,369,747	566,253	2,803,495	8.5%
12	Loan		Nitya Tower	4/30/2019	12	Trailing 12	5,500,701	2,312,371	3,188,329	10.0%
13	Loan	39	MGBW Portfolio	N/A	N/A	Not Available	2,457,557	347,009	2,110,548	10.3%
13.01	Property		NCDC	N/A	N/A	Not Available	N/A	N/A	N/A
13.02	Property		Main Plant	N/A	N/A	Not Available	N/A	N/A	N/A
13.03	Property		MGBW TOO	N/A	N/A	Not Available	N/A	N/A	N/A
13.04	Property		OMF	N/A	N/A	Not Available	N/A	N/A	N/A
14	Loan	8, 10	Diamondback Industrial Portfolio 1	N/A	N/A	Not Available	12,161,250	620,709	11,540,541	16.5%
14.01	Property		TJ Maxx - Philadelphia	N/A	N/A	Not Available	N/A	N/A	N/A
14.02	Property		Amazon - West Columbia	N/A	N/A	Not Available	N/A	N/A	N/A
14.03	Property		FedEx Ground - Menomonee Falls	N/A	N/A	Not Available	N/A	N/A	N/A
15	Loan	8, 40, 41, 42	57 East 11th Street	N/A	N/A	Not Available	5,215,222	838,283	4,376,939	8.0%
16	Loan	43	Restoration Hardware Palm Beach	2/28/2019	12	Trailing 12	2,148,063	368,577	1,779,485	9.9%
17	Loan	44, 45	Pecos North Industrial	N/A	N/A	Not Available	2,105,752	553,745	1,552,008	8.6%
18	Loan		60 Greene Street	N/A	N/A	Not Available	1,394,432	92,780	1,301,652	7.4%
19	Loan		Plantation Point	3/31/2019	12	Trailing 12	1,850,060	404,080	1,445,980	9.6%
20	Loan	46	700 Tech Court	N/A	N/A	Not Available	2,000,135	671,276	1,328,859	9.5%
21	Loan	47	Hampton Inn - Phoenix East Mesa	3/31/2019	12	Trailing 12	3,784,957	2,276,783	1,508,174	11.6%
22	Loan		Onset Building	N/A	N/A	Not Available	1,533,747	396,862	1,136,884	9.3%
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	3/31/2019	12	Trailing 12	3,675,228	2,141,108	1,534,120	13.3%
24	Loan	8, 49, 50	Green Hills Corporate Center	3/31/2019	12	Trailing 12	11,600,672	4,812,650	6,788,021	11.0%
25	Loan		Shoppes of Schererville	N/A	N/A	Not Available	2,122,112	584,826	1,537,286	14.0%
26	Loan		South Carolina Storage Portfolio	4/30/2019	12	Trailing 12	1,520,267	526,698	993,569	9.0%
26.01	Property		Summit Self Storage	4/30/2019	12	Trailing 12	793,467	262,631	530,836
26.02	Property		Riverchase Self Storage	4/30/2019	12	Trailing 12	726,800	264,067	462,733
27	Loan		Wilderness Village Center	2/28/2019	12	Trailing 12	1,499,630	410,068	1,089,562	9.9%
28	Loan	51	Hampton Inn - Pembroke Pines	3/31/2019	12	Trailing 12	4,668,097	3,407,016	1,261,081	12.6%
29	Loan		Copperstill Marketplace	N/A	N/A	Not Available	1,108,410	238,845	869,565	9.1%
30	Loan		University Village	3/31/2019	12	Trailing 12	1,395,570	628,261	767,309	9.2%
31	Loan	52	375-383 86th Street	3/31/2019	12	Trailing 12	1,244,192	439,797	804,395	9.9%
32	Loan		Atlas Signs Portfolio	N/A	N/A	Not Available	828,401	226,989	601,412	10.2%
32.01	Property		Atlas Signs Riviera Beach	N/A	N/A	Not Available	448,828	143,118	305,710
32.02	Property		Atlas Signs Concord	N/A	N/A	Not Available	379,573	83,871	295,702
33	Loan		8-10 Main Street	3/31/2019	12	Trailing 12	643,090	79,378	563,712	11.0%
34	Loan		WAG Willmar	4/30/2019	12	Trailing 12	475,242	81,512	393,730	9.8%
35	Loan	53	Railroad San Mateo	N/A	N/A	Not Available	395,889	68,897	326,992	10.1%

A-1-8

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date
1	Loan	8	Diamondback Industrial Portfolio 2	379,035	0	12,276,020	4.35	15.7%	223,000,000	Various	NAP	NAP
1.01	Property		Nestle - Breinigsville	N/A	N/A	N/A			93,400,000	4/25/2019	NAP	NAP
1.02	Property	9	Amazon - Charleston	N/A	N/A	N/A			75,600,000	4/18/2019	NAP	NAP
1.03	Property		Home Depot - Winchester	N/A	N/A	N/A			54,000,000	4/29/2019	NAP	NAP
2	Loan	8, 10, 11	250 Livingston	84,350	0	11,638,292	2.53	9.3%	210,000,000	4/16/2019	NAP	NAP
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	135,837	718,408	12,768,971	1.54	10.2%	157,500,000	1/31/2019	170,000,000	2/1/2021
4	Loan	8, 16, 17, 18	101 California Street	187,722	1,047,309	66,241,788	3.22	12.6%	1,466,000,000	11/13/2018	NAP	NAP
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	72,513	0	23,003,547	3.32	13.5%	365,000,000	2/1/2019	400,000,000	9/1/2019
6	Loan	8, 25	59 Maiden Lane	203,583	1,812,183	21,770,131	2.69	10.9%	480,000,000	4/1/2019	NAP	NAP
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	0	0	33,141,899	5.63	20.2%	476,000,000	3/14/2019	NAP	NAP
8	Loan	8	Western Digital R&D Campus	84,151	263,952	6,082,314	1.79	8.0%	117,090,000	4/4/2019	NAP	NAP
9	Loan	8, 32, 33	ARC Apartments	107,773	0	13,830,198	3.48	14.6%	297,000,000	11/9/2018	NAP	NAP
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	138,253	224,267	16,288,103	1.43	9.1%	268,600,000	3/1/2019	NAP	NAP
11	Loan	37, 38	159 Canal Street	9,297	10,155	2,784,043	1.98	8.4%	56,000,000	3/1/2019	60,000,000	3/1/2021
12	Loan		Nitya Tower	51,891	124,587	3,011,852	1.50	9.4%	43,400,000	5/3/2019	44,800,000	5/1/2020
13	Loan	39	MGBW Portfolio	136,641	84,088	1,889,819	1.92	9.2%	31,350,000	2/13/2019	NAP	NAP
13.01	Property		NCDC	N/A	N/A	N/A			11,250,000	2/13/2019	NAP	NAP
13.02	Property		Main Plant	N/A	N/A	N/A			13,350,000	2/13/2019	NAP	NAP
13.03	Property		MGBW TOO	N/A	N/A	N/A			5,900,000	2/13/2019	NAP	NAP
13.04	Property		OMF	N/A	N/A	N/A			850,000	2/13/2019	NAP	NAP
14	Loan	8, 10	Diamondback Industrial Portfolio 1	335,190	0	11,205,352	4.43	16.0%	205,200,000	Various	NAP	NAP
14.01	Property		TJ Maxx - Philadelphia	N/A	N/A	N/A			102,100,000	4/25/2019	NAP	NAP
14.02	Property		Amazon - West Columbia	N/A	N/A	N/A			79,600,000	4/25/2019	NAP	NAP
14.03	Property		FedEx Ground - Menomonee Falls	N/A	N/A	N/A			23,500,000	4/23/2019	NAP	NAP
15	Loan	8, 40, 41, 42	57 East 11th Street	12,275	184,308	4,180,356	1.55	7.6%	76,000,000	1/29/2019	92,000,000	2/1/2020
16	Loan	43	Restoration Hardware Palm Beach	9,872	0	1,769,613	2.31	9.8%	29,900,000	4/5/2019	NAP	NAP
17	Loan	44, 45	Pecos North Industrial	26,386	57,057	1,468,564	1.75	8.2%	25,400,000	4/12/2019	26,800,000	8/1/2019
18	Loan		60 Greene Street	1,241	44,470	1,255,941	1.61	7.2%	27,000,000	4/17/2019	NAP	NAP
19	Loan		Plantation Point	25,008	53,894	1,367,078	1.53	9.1%	21,320,000	4/6/2019	21,935,000	7/1/2020
20	Loan	46	700 Tech Court	13,661	38,934	1,276,264	1.85	9.1%	21,000,000	3/22/2019	27,500,000	8/1/2020
21	Loan	47	Hampton Inn - Phoenix East Mesa	151,398	0	1,356,776	1.62	10.4%	18,500,000	4/2/2019	19,300,000	4/2/2020
22	Loan		Onset Building	10,742	53,809	1,072,333	1.39	8.8%	17,500,000	3/29/2019	NAP	NAP
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	147,009	0	1,387,111	1.89	12.0%	16,500,000	4/1/2019	18,000,000	4/1/2021
24	Loan	8, 49, 50	Green Hills Corporate Center	116,877	493,572	6,177,573	2.28	10.0%	97,000,000	3/15/2019	NAP	NAP
25	Loan		Shoppes of Schererville	57,123	76,016	1,404,147	2.77	12.8%	18,400,000	3/2/2019	NAP	NAP
26	Loan		South Carolina Storage Portfolio	16,837	0	976,733	2.04	8.9%	17,400,000	4/15/2019	NAP	NAP
26.01	Property		Summit Self Storage	8,493	0	522,344			9,100,000	4/15/2019	NAP	NAP
26.02	Property		Riverchase Self Storage	8,344	0	454,389			8,300,000	4/15/2019	NAP	NAP
27	Loan		Wilderness Village Center	9,179	83,809	996,574	1.43	9.1%	16,300,000	3/4/2019	NAP	NAP
28	Loan	51	Hampton Inn - Pembroke Pines	186,724	0	1,074,357	1.76	10.8%	18,100,000	4/4/2019	19,700,000	4/4/2021
29	Loan		Copperstill Marketplace	10,411	24,726	834,429	1.40	8.7%	13,200,000	4/19/2019	13,200,000	9/1/2019
30	Loan		University Village	24,750	0	742,559	1.91	8.9%	12,900,000	4/11/2019	NAP	NAP
31	Loan	52	375-383 86th Street	8,550	24,948	770,897	2.16	9.5%	14,700,000	3/7/2019	NAP	NAP
32	Loan		Atlas Signs Portfolio	0	51,858	549,554	1.49	9.3%	9,900,000	3/26/2019	NAP	NAP
32.01	Property		Atlas Signs Riviera Beach	0	26,854	278,856			6,300,000	3/26/2019	NAP	NAP
32.02	Property		Atlas Signs Concord	0	25,004	270,698			3,600,000	3/26/2019	NAP	NAP
33	Loan		8-10 Main Street	1,983	30,101	531,628	2.37	10.4%	11,600,000	3/8/2019	11,900,000	3/1/2021
34	Loan		WAG Willmar	2,174	0	391,557	1.63	9.8%	6,725,000	4/16/2019	NAP	NAP
35	Loan	53	Railroad San Mateo	903	14,713	311,376	2.06	9.6%	5,920,000	5/2/2019	NAP	NAP

A-1-9

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
1	Loan	8	Diamondback Industrial Portfolio 2	35.0%	35.0%	100.0%		NAP	NAP
1.01	Property		Nestle - Breinigsville			100.0%	6/1/2019	NAP	NAP	Nestle	1,045,153	12/31/2027
1.02	Property	9	Amazon - Charleston			100.0%	6/1/2019	NAP	NAP	Amazon	1,016,148	9/30/2026
1.03	Property		Home Depot - Winchester			100.0%	6/1/2019	NAP	NAP	Home Depot	465,600	7/31/2037
2	Loan	8, 10, 11	250 Livingston	59.5%	59.5%	100.0%	4/1/2019	NAP	NAP	The City of New York	342,496	8/22/2030
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	73.4%	53.8%	96.3%	1/31/2019	NAP	NAP	Hawaii Pacific University	99,058	6/30/2034
4	Loan	8, 16, 17, 18	101 California Street	35.9%	35.9%	92.1%	12/31/2018	NAP	NAP	Merrill Lynch	121,986	10/31/2022
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	42.5%	42.5%	100.0%	6/1/2019	NAP	NAP	Facebook	350,633	5/31/2034
6	Loan	8, 25	59 Maiden Lane	41.7%	41.7%	98.1%	12/24/2018	NAP	NAP	NYDCAS	702,283	8/31/2021
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	34.5%	34.5%	99.3%	3/25/2019	NAP	NAP	T-Mobile	919,001	10/31/2030
8	Loan	8	Western Digital R&D Campus	64.8%	64.8%	100.0%	6/1/2019	NAP	NAP	Western Digital	290,175	4/30/2034
9	Loan	8, 32, 33	ARC Apartments	32.0%	32.0%	100.0%	12/31/2018	NAP	NAP	NAP
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	66.9%	54.9%	98.9%	2/1/2019	NAP	NAP	Regal Cinema	86,231	1/31/2020
11	Loan	37, 38	159 Canal Street	58.9%	58.9%	76.4%	10/31/2018	NAP	NAP	First Republic	6,580	3/31/2032
12	Loan		Nitya Tower	73.7%	63.4%	85.0%	6/5/2019	NAP	NAP	GSI Environmental, Inc.	16,552	4/30/2023
13	Loan	39	MGBW Portfolio	65.3%	65.3%	100.0%		NAP	NAP
13.01	Property		NCDC			100.0%	6/1/2019	NAP	NAP	Mitchell Gold + Bob Williams	317,197	3/8/2039
13.02	Property		Main Plant			100.0%	6/1/2019	NAP	NAP	Mitchell Gold + Bob Williams	343,809	3/8/2039
13.03	Property		MGBW TOO			100.0%	6/1/2019	NAP	NAP	Mitchell Gold + Bob Williams	183,828	3/8/2039
13.04	Property		OMF			100.0%	6/1/2019	NAP	NAP	Mitchell Gold + Bob Williams	66,106	3/8/2039
14	Loan	8, 10	Diamondback Industrial Portfolio 1	34.1%	34.1%	100.0%		NAP	NAP
14.01	Property		TJ Maxx - Philadelphia			100.0%	6/1/2019	NAP	NAP	TJ Maxx	1,015,500	12/31/2034
14.02	Property		Amazon - West Columbia			100.0%	6/1/2019	NAP	NAP	Amazon	1,016,148	9/30/2026
14.03	Property		FedEx Ground - Menomonee Falls			100.0%	6/1/2019	NAP	NAP	FedEx Ground	202,950	7/31/2030
15	Loan	8, 40, 41, 42	57 East 11th Street	59.8%	59.8%	100.0%	6/1/2019	NAP	NAP	WeWork	61,375	10/31/2034
16	Loan	43	Restoration Hardware Palm Beach	60.2%	60.2%	100.0%	6/1/2019	NAP	NAP	Restoration Hardware	49,360	1/31/2032
17	Loan	44, 45	Pecos North Industrial	70.7%	70.7%	100.0%	4/1/2019	NAP	NAP	M Tech	105,909	10/31/2024
18	Loan		60 Greene Street	64.8%	64.8%	100.0%	6/1/2019	NAP	NAP	Watches of Switzerland	8,271	11/30/2028
19	Loan		Plantation Point	70.4%	61.3%	93.7%	4/1/2019	NAP	NAP	Food Lion	57,730	7/31/2030
20	Loan	46	700 Tech Court	66.7%	66.7%	100.0%	6/1/2019	NAP	NAP	Charlotte’s Web	136,610	2/28/2030
21	Loan	47	Hampton Inn - Phoenix East Mesa	70.2%	57.7%	86.5%	3/31/2019	116.63	100.85	NAP
22	Loan		Onset Building	69.9%	57.2%	100.0%	6/1/2019	NAP	NAP	Onset Financial	53,710	11/30/2033
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	69.9%	57.4%	68.9%	3/31/2019	149.77	103.22	NAP
24	Loan	8, 49, 50	Green Hills Corporate Center	63.4%	63.4%	100.0%	4/30/2019	NAP	NAP	Penske	426,734	12/31/2030
25	Loan		Shoppes of Schererville	59.8%	59.8%	94.5%	1/3/2019	NAP	NAP	Jo-Ann Stores, Inc.	35,266	1/31/2026
26	Loan		South Carolina Storage Portfolio	63.2%	63.2%	95.1%		NAP	NAP
26.01	Property		Summit Self Storage			97.2%	4/30/2019	NAP	NAP	NAP
26.02	Property		Riverchase Self Storage			92.9%	4/30/2019	NAP	NAP	NAP
27	Loan		Wilderness Village Center	67.5%	59.6%	96.9%	2/21/2019	NAP	NAP	The Bartell Drug Company	15,209	12/31/2026
28	Loan	51	Hampton Inn - Pembroke Pines	55.1%	44.7%	80.8%	3/31/2019	126.50	102.26	NAP
29	Loan		Copperstill Marketplace	72.7%	62.4%	100.0%	4/17/2019	NAP	NAP	Rouses	43,320	1/31/2039
30	Loan		University Village	64.8%	64.8%	96.0%	5/2/2019	NAP	NAP	NAP
31	Loan	52	375-383 86th Street	55.3%	55.3%	100.0%	4/30/2019	NAP	NAP	Gloria Francis School of Makeup Artistry LTD	7,500	7/31/2025
32	Loan		Atlas Signs Portfolio	59.5%	51.1%	100.0%		NAP	NAP
32.01	Property		Atlas Signs Riviera Beach			100.0%	6/1/2019	NAP	NAP	Atlas Signs	43,911	12/31/2035
32.02	Property		Atlas Signs Concord			100.0%	6/1/2019	NAP	NAP	Atlas Signs	70,179	12/31/2035
33	Loan		8-10 Main Street	44.2%	44.2%	100.0%	2/1/2019	NAP	NAP	UBS Financial	7,343	11/30/2028
34	Loan		WAG Willmar	59.5%	54.4%	100.0%	6/1/2019	NAP	NAP	Walgreens	14,490	2/28/2034
35	Loan	53	Railroad San Mateo	54.9%	54.9%	100.0%	6/1/2019	NAP	NAP	Monomi Park	4,516	5/31/2023

A-1-10

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
1	Loan	8	Diamondback Industrial Portfolio 2
1.01	Property		Nestle - Breinigsville	NAP			NAP			NAP
1.02	Property	9	Amazon - Charleston	NAP			NAP			NAP
1.03	Property		Home Depot - Winchester	NAP			NAP			NAP
2	Loan	8, 10, 11	250 Livingston	Metro Finest Deli	990	5/31/2030	NAP			NAP
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	Oahu Publications, Inc.	47,548	3/31/2023	USCIS	30,994	6/30/2025	McCorriston Miller Mukai MacKinnon LLLP
4	Loan	8, 16, 17, 18	101 California Street	Cooley LLP	112,305	12/31/2020	Morgan Stanley	91,068	1/31/2028	Deutsche Bank
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	NAP			NAP			NAP
6	Loan	8, 25	59 Maiden Lane	People of the State of NY	84,729	6/30/2025	London Fischer LLP	59,896	7/31/2027	AmTrust Financial Services
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	KLSY/KIXI	21,175	3/31/2026	LifeCenter Northwest	20,713	8/31/2025	Protingent, Inc.
8	Loan	8	Western Digital R&D Campus	NAP			NAP			NAP
9	Loan	8, 32, 33	ARC Apartments	NAP			NAP			NAP
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	Best Buy	46,094	1/31/2021	Jo-Ann Fabrics	35,000	1/31/2024	Bed Bath & Beyond
11	Loan	37, 38	159 Canal Street	Da Long Yi Hot	3,500	2/28/2034	Cathay Bank	2,380	7/1/2029	NAP
12	Loan		Nitya Tower	Global Transportation Group, LLC	10,719	9/30/2021	Sprott Newsom Lunceford et. Al	10,039	6/30/2021	Houston Medical Records, Inc.
13	Loan	39	MGBW Portfolio
13.01	Property		NCDC	NAP			NAP			NAP
13.02	Property		Main Plant	NAP			NAP			NAP
13.03	Property		MGBW TOO	NAP			NAP			NAP
13.04	Property		OMF	NAP			NAP			NAP
14	Loan	8, 10	Diamondback Industrial Portfolio 1
14.01	Property		TJ Maxx - Philadelphia	NAP			NAP			NAP
14.02	Property		Amazon - West Columbia	NAP			NAP			NAP
14.03	Property		FedEx Ground - Menomonee Falls	NAP			NAP			NAP
15	Loan	8, 40, 41, 42	57 East 11th Street	NAP			NAP			NAP
16	Loan	43	Restoration Hardware Palm Beach	NAP			NAP			NAP
17	Loan	44, 45	Pecos North Industrial	HRCS Engineering	30,000	3/31/2026	Masonite	25,000	5/31/2024	Parsons
18	Loan		60 Greene Street	NAP			NAP			NAP
19	Loan		Plantation Point	China Buffet	5,860	10/31/2020	Title Boxing Club	4,128	12/31/2022	Cormac Tactical
20	Loan	46	700 Tech Court	NAP			NAP			NAP
21	Loan	47	Hampton Inn - Phoenix East Mesa	NAP			NAP			NAP
22	Loan		Onset Building	NAP			NAP			NAP
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	NAP			NAP			NAP
24	Loan	8, 49, 50	Green Hills Corporate Center	Worley Parsons	150,668	3/31/2022	Compass Group	1,519	8/31/2019	NAP
25	Loan		Shoppes of Schererville	Big Lots Stores, Inc.	33,958	1/31/2024	PetSmart	20,054	1/31/2026	Discovery Clothing
26	Loan		South Carolina Storage Portfolio
26.01	Property		Summit Self Storage	NAP			NAP			NAP
26.02	Property		Riverchase Self Storage	NAP			NAP			NAP
27	Loan		Wilderness Village Center	Bank of America	5,717	12/31/2020	Maple Valley Fitness	5,510	6/30/2021	The Lost Dutchman
28	Loan	51	Hampton Inn - Pembroke Pines	NAP			NAP			NAP
29	Loan		Copperstill Marketplace	In & Out Urgent Care	2,854	12/4/2025	Wow Café	2,460	4/30/2026	H2K Nail Spa
30	Loan		University Village	NAP			NAP			NAP
31	Loan	52	375-383 86th Street	USA Army Corp	3,700	1/31/2021	Dime Savings Bank	2,500	10/31/2030	US/New York Army National Guard
32	Loan		Atlas Signs Portfolio
32.01	Property		Atlas Signs Riviera Beach	NAP			NAP			NAP
32.02	Property		Atlas Signs Concord	NAP			NAP			NAP
33	Loan		8-10 Main Street	Collette Design	2,750	MTM	NAP			NAP
34	Loan		WAG Willmar	NAP			NAP			NAP
35	Loan	53	Railroad San Mateo	NAP			NAP			NAP

A-1-11

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date
1	Loan	8	Diamondback Industrial Portfolio 2
1.01	Property		Nestle - Breinigsville			NAP			2/21/2019	No	NAP	2/21/2019
1.02	Property	9	Amazon - Charleston			NAP			2/20/2019	No	NAP	2/20/2019
1.03	Property		Home Depot - Winchester			NAP			2/20/2019	No	NAP	2/20/2019
2	Loan	8, 10, 11	250 Livingston			NAP			11/9/2018	No	NAP	11/8/2018
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	29,231	12/31/2021	AT&T Corp.	26,160	6/30/2020	4/5/2019	No	NAP	3/27/2019
4	Loan	8, 16, 17, 18	101 California Street	60,311	12/31/2024	Winston & Strawn	52,235	10/31/2024	11/16/2018	No	NAP	11/27/2018
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V			NAP			2/12/2019	No	NAP	2/12/2019
6	Loan	8, 25	59 Maiden Lane	39,992	5/31/2023	Maiden Farm, Inc.	22,726	7/31/2025	3/23/2019	No	NAP	3/21/2019
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	11,314	4/30/2021	Mobica US Inc.	5,763	5/31/2021	2/13/2019	No	NAP	3/19/2019
8	Loan	8	Western Digital R&D Campus			NAP			3/18/2019; 3/21/2019	No	NAP	4/11/2019
9	Loan	8, 32, 33	ARC Apartments			NAP			11/19/2018	No	NAP	2/7/2019
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	30,616	1/31/2020	Ross Dress For Less	30,184	1/31/2021	3/11/2019	No	NAP	3/11/2019
11	Loan	37, 38	159 Canal Street			NAP			3/26/2019	No	NAP	3/26/2019
12	Loan		Nitya Tower	8,822	12/31/2023	Richard Daly & John Scott Black	7,634	3/31/2023	5/7/2019	No	NAP	5/7/2019
13	Loan	39	MGBW Portfolio
13.01	Property		NCDC			NAP			2/5/2019	Yes	3/27/2019	2/5/2019
13.02	Property		Main Plant			NAP			4/4/2019	No	NAP	2/5/2019
13.03	Property		MGBW TOO			NAP			2/5/2019	Yes	3/27/2019	2/5/2019
13.04	Property		OMF			NAP			2/5/2019	No	NAP	2/5/2019
14	Loan	8, 10	Diamondback Industrial Portfolio 1
14.01	Property		TJ Maxx - Philadelphia			NAP			3/12/2019	No	NAP	3/12/2019
14.02	Property		Amazon - West Columbia			NAP			2/20/2019	No	NAP	2/20/2019
14.03	Property		FedEx Ground - Menomonee Falls			NAP			2/20/2019	No	NAP	2/20/2019
15	Loan	8, 40, 41, 42	57 East 11th Street			NAP			4/18/2019	No	NAP	4/17/2019
16	Loan	43	Restoration Hardware Palm Beach			NAP			4/15/2019	No	NAP	4/15/2019
17	Loan	44, 45	Pecos North Industrial	15,000	7/31/2024	NAP			4/17/2019	No	NAP	4/17/2019
18	Loan		60 Greene Street			NAP			4/16/2019	No	NAP	4/15/2019
19	Loan		Plantation Point	3,873	5/31/2024	Capriccio	3,559	11/30/2023	4/17/2019	No	NAP	4/17/2019
20	Loan	46	700 Tech Court			NAP			4/4/2019	No	NAP	4/24/2019
21	Loan	47	Hampton Inn - Phoenix East Mesa			NAP			4/4/2019	No	NAP	4/3/2019
22	Loan		Onset Building			NAP			4/9/2019	No	NAP	4/9/2019
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach			NAP			5/10/2019	No	NAP	5/10/2019
24	Loan	8, 49, 50	Green Hills Corporate Center			NAP			3/25/2019	No	NAP	3/21/2019
25	Loan		Shoppes of Schererville	16,992	1/31/2022	TGI Fridays Ground Lease	7,025	5/31/2020	3/13/2019	No	NAP	3/14/2019
26	Loan		South Carolina Storage Portfolio
26.01	Property		Summit Self Storage			NAP			4/16/2019	No	NAP	4/16/2019
26.02	Property		Riverchase Self Storage			NAP			4/16/2019	No	NAP	4/16/2019
27	Loan		Wilderness Village Center	4,550	2/28/2022	Bluewater Spa	2,435	11/30/2027	3/12/2019	No	NAP	3/12/2019
28	Loan	51	Hampton Inn - Pembroke Pines			NAP			4/10/2019	No	NAP	4/10/2019
29	Loan		Copperstill Marketplace	2,016	12/17/2023	Supercuts	1,404	8/31/2024	4/19/2019	No	NAP	4/18/2019
30	Loan		University Village			NAP			4/22/2019	No	NAP	4/22/2019
31	Loan	52	375-383 86th Street	1,150	4/30/2021	CNM Maritime	400	MTM	3/14/2019	No	NAP	3/14/2019
32	Loan		Atlas Signs Portfolio
32.01	Property		Atlas Signs Riviera Beach			NAP			3/28/2019	No	NAP	3/28/2019
32.02	Property		Atlas Signs Concord			NAP			3/28/2019	No	NAP	3/28/2019
33	Loan		8-10 Main Street			NAP			3/14/2019	No	NAP	3/14/2019
34	Loan		WAG Willmar			NAP			4/30/2019	No	NAP	5/1/2019
35	Loan	53	Railroad San Mateo			NAP			5/9/2019	No	NAP	5/9/2019

A-1-12

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
1	Loan	8	Diamondback Industrial Portfolio 2			No	0	0	0	0	0	0
1.01	Property		Nestle - Breinigsville	NAP	NAP	No
1.02	Property	9	Amazon - Charleston	NAP	NAP	No
1.03	Property		Home Depot - Winchester	NAP	NAP	No
2	Loan	8, 10, 11	250 Livingston	NAP	NAP	No	148,101	148,101	0	0	0	0
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	NAP	NAP	No	741,075	148,215	0	0	2,300,000	5,433
4	Loan	8, 16, 17, 18	101 California Street	11/30/2018	18%	No	0	0	0	0	0	0
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	2/8/2019	2%	No	0	87,587	0	0	0	0
6	Loan	8, 25	59 Maiden Lane	NAP	NAP	No	4,650,281	930,056	0	0	0	0
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	3/19/2019	10%	No	0	0	0	0	1,675,000	12,479
8	Loan	8	Western Digital R&D Campus	4/15/2019	17%	No	0	0	0	0	0	0
9	Loan	8, 32, 33	ARC Apartments	NAP	NAP	No	31,756	7,939	0	0	0	8,981
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	NAP	NAP	No	339,161	169,580	0	0	0	11,521
11	Loan	37, 38	159 Canal Street	NAP	NAP	No	0	0	0	0	0	0
12	Loan		Nitya Tower	NAP	NAP	No	465,392	66,485	48,263	8,044	804,000	4,324
13	Loan	39	MGBW Portfolio			No	0	0	0	0	0	0
13.01	Property		NCDC	NAP	NAP	No
13.02	Property		Main Plant	NAP	NAP	No
13.03	Property		MGBW TOO	NAP	NAP	No
13.04	Property		OMF	NAP	NAP	No
14	Loan	8, 10	Diamondback Industrial Portfolio 1			No	0	0	0	0	0	0
14.01	Property		TJ Maxx - Philadelphia	NAP	NAP	No
14.02	Property		Amazon - West Columbia	NAP	NAP	No
14.03	Property		FedEx Ground - Menomonee Falls	NAP	NAP	No
15	Loan	8, 40, 41, 42	57 East 11th Street	NAP	NAP	No	276,521	46,087	0	0	0	1,023
16	Loan	43	Restoration Hardware Palm Beach	NAP	NAP	No	162,782	27,130	0	0	0	0
17	Loan	44, 45	Pecos North Industrial	NAP	NAP	No	37,522	37,522	11,205	2,801	0	2,932
18	Loan		60 Greene Street	NAP	NAP	No	2,558	2,558	6,184	476	0	105
19	Loan		Plantation Point	NAP	NAP	No	64,111	10,685	0	0	0	2,120
20	Loan	46	700 Tech Court	NAP	NAP	No	0	0	0	0	0	1,138
21	Loan	47	Hampton Inn - Phoenix East Mesa	NAP	NAP	No	39,895	13,298	7,099	3,549	0	6,308
22	Loan		Onset Building	5/20/2019	7%	No	17,424	2,178	2,150	1,075	0	895
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	NAP	NAP	No	30,255	3,362	0	0	0	The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
24	Loan	8, 49, 50	Green Hills Corporate Center	NAP	NAP	No	768,606	139,747	30,068	10,023	0	9,842
25	Loan		Shoppes of Schererville	NAP	NAP	No	50,895	25,447	0	0	100,000	4,760
26	Loan		South Carolina Storage Portfolio			No	93,333	13,333	16,323	1,256	0	1,403
26.01	Property		Summit Self Storage	NAP	NAP	No
26.02	Property		Riverchase Self Storage	NAP	NAP	No
27	Loan		Wilderness Village Center	4/5/2019	8%	No	32,167	16,084	1,558	1,558	0	765
28	Loan	51	Hampton Inn - Pembroke Pines	NAP	NAP	No	149,597	21,371	0	0	0	7,780
29	Loan		Copperstill Marketplace	NAP	NAP	No	61,503	7,688	29,579	2,958	0	868
30	Loan		University Village	NAP	NAP	No	57,664	14,416	25,688	2,854	0	2,063
31	Loan	52	375-383 86th Street	NAP	NAP	No	16,413	16,413	0	0	0	713
32	Loan		Atlas Signs Portfolio			No	100,256	9,114	0	0	0	1,902
32.01	Property		Atlas Signs Riviera Beach	NAP	NAP	No
32.02	Property		Atlas Signs Concord	NAP	NAP	No
33	Loan		8-10 Main Street	NAP	NAP	No	1,786	1,786	0	0	0	165
34	Loan		WAG Willmar	NAP	NAP	No	0	0	0	0	0	0
35	Loan	53	Railroad San Mateo	5/9/2019	13%	No	16,201	2,700	840	420	0	75

A-1-13

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8	Diamondback Industrial Portfolio 2	0	2,000,000	0	0	0	0	0	0	0	0	0	0
1.01	Property		Nestle - Breinigsville
1.02	Property	9	Amazon - Charleston
1.03	Property		Home Depot - Winchester
2	Loan	8, 10, 11	250 Livingston	0	0	0	0	0	0	0	0	0	0	5,376,645	0
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	0	4,598,167	79,238	2,445,057	0	0	0	0	0	0	2,318,452	0
4	Loan	8, 16, 17, 18	101 California Street	500,606	0	0	2,503,030	0	0	0	0	0	0	20,474,821	0
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	0	29,997,618	0	0	0	0	0	0	0	0	0	0
6	Loan	8, 25	59 Maiden Lane	0	0	0	18,000,000	0	0	0	0	0	0	0	0
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	149,743	60,072,224	0	0	0	0	0	0	0	0	27,164,693	0
8	Loan	8	Western Digital R&D Campus	0	0	0	0	0	0	0	0	0	0	0	0
9	Loan	8, 32, 33	ARC Apartments	0	0	0	0	0	0	0	0	0	0	5,393,065	0
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	500,000	5,000,000	57,605	7,500,000	0	0	0	0	0	0	23,985,464	0
11	Loan	37, 38	159 Canal Street	0	0	0	0	0	0	0	0	0	0	994,498	0
12	Loan		Nitya Tower	0	500,000	20,833	1,000,000	0	0	10,875	0	0	0	669,359	0
13	Loan	39	MGBW Portfolio	0	0	0	0	0	0	0	0	0	0	0	0
13.01	Property		NCDC
13.02	Property		Main Plant
13.03	Property		MGBW TOO
13.04	Property		OMF
14	Loan	8, 10	Diamondback Industrial Portfolio 1	0	0	0	0	0	0	3,557,777	0	0	0	0	0
14.01	Property		TJ Maxx - Philadelphia
14.02	Property		Amazon - West Columbia
14.03	Property		FedEx Ground - Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	0	0	0	0	0	0	0	0	0	0	9,057,308	0
16	Loan	43	Restoration Hardware Palm Beach	0	0	0	0	0	0	0	0	0	0	0	0
17	Loan	44, 45	Pecos North Industrial	100,000	265,000	0	265,000	0	0	0	0	0	0	671,469	0
18	Loan		60 Greene Street	0	0	0	0	0	0	0	0	0	0	2,599	0
19	Loan		Plantation Point	0	0	5,833	210,000	0	0	0	0	0	0	35,760	0
20	Loan	46	700 Tech Court	54,664	4,581,288	0	0	0	0	0	0	0	0	1,404,243	0
21	Loan	47	Hampton Inn - Phoenix East Mesa	0	0	0	0	0	0	0	0	0	0	0	0
22	Loan		Onset Building	0	0	0	0	0	0	0	0	0	0	0	0
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	0	0	0	0	0	0	0	0	0	0	72,500	45,000
24	Loan	8, 49, 50	Green Hills Corporate Center	0	0	0	0	0	0	0	0	0	0	1,911,661	221,347
25	Loan		Shoppes of Schererville	0	0	6,356	0	0	0	0	0	0	0	0	0
26	Loan		South Carolina Storage Portfolio	0	0	0	0	0	0	0	0	0	0	0	0
26.01	Property		Summit Self Storage
26.02	Property		Riverchase Self Storage
27	Loan		Wilderness Village Center	0	305,000	8,797	0	0	0	19,108	0	10,000	0	0	0
28	Loan	51	Hampton Inn - Pembroke Pines	0	0	0	0	0	0	0	0	0	0	0	0
29	Loan		Copperstill Marketplace	0	0	0	0	0	0	0	0	0	0	0	0
30	Loan		University Village	0	0	0	0	0	0	0	0	0	0	0	0
31	Loan	52	375-383 86th Street	0	0	1,875	100,000	0	0	4,620	0	0	0	77,162	0
32	Loan		Atlas Signs Portfolio	0	0	4,540	0	0	0	27,250	0	0	0	0	0
32.01	Property		Atlas Signs Riviera Beach
32.02	Property		Atlas Signs Concord
33	Loan		8-10 Main Street	0	0	1,875	100,000	0	0	0	0	0	0	110,336	0
34	Loan		WAG Willmar	0	0	0	0	0	0	0	0	0	0	0	0
35	Loan	53	Railroad San Mateo	0	0	0	40,644	0	0	0	0	0	0	0	0

A-1-14

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Other Reserve Description	Borrower Name	Delaware Statutory Trust?
1	Loan	8	Diamondback Industrial Portfolio 2		VEREIT/OW Breinigsville PA, LLC, VEREIT/OW Charleston TN, LLC, VEREIT/OW Winchester VA, LLC	No
1.01	Property		Nestle - Breinigsville
1.02	Property	9	Amazon - Charleston
1.03	Property		Home Depot - Winchester
2	Loan	8, 10, 11	250 Livingston	Gap Rent Reserve	250 Livingston Owner LLC	No
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	Gap and Free Rent Reserve ($1,418,088.09), Ground Rent Reserve ($732,000), Security Deposit Reserve ($168,364.35)	Waterfront Plaza, LLC	No
4	Loan	8, 16, 17, 18	101 California Street	Unfunded Obligations Reserve ($10,474,821.10), Cooley Reserve ($10,000,000)	Elm Property Venture LLC	No
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V		MT2 B5 LLC	No
6	Loan	8, 25	59 Maiden Lane		59 Maiden Lane Associates, LLC	No
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	Free Rent Reserve ($21,807,139), T-Mobile Capital Expenditure Reserve ($5,357,554)	Preylock Bellevue, LLC	No
8	Loan	8	Western Digital R&D Campus		AGNL Wafer, L.L.C.	No
9	Loan	8, 32, 33	ARC Apartments	421(a) Reserve ($4,872,343), Parking Equipment Funds ($481,950), Condominium Reserve ($38,771.81)	30-02 Associates LLC F/K/A 30-17 Associates LLC	No
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	Regal Holdback Reserve ($22,500,000), Unfunded Obligations Reserve ($1,485,464)	Waterford Lakes Town Center LLC	No
11	Loan	37, 38	159 Canal Street	Cathay Bank Reserve ($549,200); Free Rent Reserve ($445,298)	Elizabeth Canal, LLC, HH159 Canal Del, LLC, Jemcom Canal Del, LLC, Elizabeth Bronx, LLC and Jemcom Canal Reverse, LLC	No
12	Loan		Nitya Tower	Unfunded Obligations Reserve	Norfolk Tower, LLC	No
13	Loan	39	MGBW Portfolio		LCN MGB Taylorsville (NC) LLC	No
13.01	Property		NCDC
13.02	Property		Main Plant
13.03	Property		MGBW TOO
13.04	Property		OMF
14	Loan	8, 10	Diamondback Industrial Portfolio 1		VEREIT/OW West Columbia SC, LLC, VEREIT/OW Philadelphia PA, LLC and VEREIT/OW Menomonee Falls WI, LLC	No
14.01	Property		TJ Maxx - Philadelphia
14.02	Property		Amazon - West Columbia
14.03	Property		FedEx Ground - Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	Unfunded Obligations Reserve ($6,737,608), WeWork Free Rent Reserve ($2,319,700)	Namor Realty Company L.L.C.	No
16	Loan	43	Restoration Hardware Palm Beach		CityPlace Office II L.L.C.	No
17	Loan	44, 45	Pecos North Industrial	Parsons TI Allowance Reserve ($600,000), Parsons Gap Rent Reserve ($71,469)	Pecos North Development, LLC	No
18	Loan		60 Greene Street	Condominium Assessment Reserve	Jensen 60 Greene, LLC, JM 60 Greene, LLC, YJ 60 Greene, LLC, UBA 60 Greene, LLC, YJ 60 Greene I, LLC and UBA 60 Greene I, LLC	No
19	Loan		Plantation Point	Unfunded Obligations Reserve	Myrtle Beach (Plantation) PH, LLC	No
20	Loan	46	700 Tech Court	Rent Abatement Reserve ($888,667.50), Gap Rent Reserve ($515,575.50)	EJ 700 Tech Court LLC	No
21	Loan	47	Hampton Inn - Phoenix East Mesa		Milan Enterprise Holdings, LLC	No
22	Loan		Onset Building		OFI Campus, LLC	No
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	Seasonal Working Capital Reserve ($70,000), Comfort Letter Transfer Reserve ($2,500)	Ten Pin SPE, LLC and Colonial Oaks Hotel SPE, LLC	No
24	Loan	8, 49, 50	Green Hills Corporate Center	HVAC Reserve (Upfront: $1,109,161.34; Ongoing: Excess Cash Flow), Penske Deferred Tenant Allowance Reserve (Upfront: $802,500; Ongoing: $221,347)	Green Hills Realty Associates LP	No
25	Loan		Shoppes of Schererville		EC Foundation Schererville LLC	No
26	Loan		South Carolina Storage Portfolio		CSGBSH NASC I, LLC and CSGBSH LXSC I, LLC	No
26.01	Property		Summit Self Storage
26.02	Property		Riverchase Self Storage
27	Loan		Wilderness Village Center		Wilderness Maple Valley LLC	No
28	Loan	51	Hampton Inn - Pembroke Pines		Pines Hotel Group, Ltd.	No
29	Loan		Copperstill Marketplace		Copperstill Development, LLC	No
30	Loan		University Village		UVM Investors, LLC	No
31	Loan	52	375-383 86th Street	Free Rent Reserve ($42,161.67), Architect Holdback Reserve ($35,000)	Gateway 86th LLC	No
32	Loan		Atlas Signs Portfolio		Investicore Prop Co 5, LLC	No
32.01	Property		Atlas Signs Riviera Beach
32.02	Property		Atlas Signs Concord
33	Loan		8-10 Main Street	UBS Free Rent Reserve ($96,586.18), Unfunded Obligations Reserve ($13,750)	POPI Landco Main Street LLC	No
34	Loan		WAG Willmar		ZE 45th WAG MN Realty LLC	No
35	Loan	53	Railroad San Mateo		dU-Railroad LLC	No

A-1-15

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources
1	Loan	8	Diamondback Industrial Portfolio 2	None	Acquisition	78,000,000	77,423,776	61,000,000	0
1.01	Property		Nestle - Breinigsville
1.02	Property	9	Amazon - Charleston
1.03	Property		Home Depot - Winchester
2	Loan	8, 10, 11	250 Livingston	Clipper Realty L.P. and Clipper Realty Inc.	Refinance	125,000,000	0	0	0
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	Jay H. Shidler	Refinance	125,000,000	0	0	0
4	Loan	8, 16, 17, 18	101 California Street	None	Refinance	527,000,000	0	228,000,000	0
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	Paul Guarantor LLC	Refinance	170,000,000	0	125,000,000	0
6	Loan	8, 25	59 Maiden Lane	George Karfunkel and Leah Karfunkel	Refinance	200,000,000	0	0	0
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	Farshid Steve Shokouhi and Brett Michael Lipman	Acquisition	164,000,000	166,947,914	148,000,000	0
8	Loan	8	Western Digital R&D Campus	AG Net Lease III Corp. and AG Net Lease III (SO) Corp.	Acquisition	75,895,000	41,791,008	0	0
9	Loan	8, 32, 33	ARC Apartments	Sayt Master Holdco LLC	Refinance	95,000,000	0	92,000,000	4,872,343
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	Washington Prime Group, L.P.	Recapitalization	180,000,000	0	0	0
11	Loan	37, 38	159 Canal Street	Abraham Alan Jemal, Isaac Oved and Nathan Accad	Refinance	33,000,000	0	0	0
12	Loan		Nitya Tower	Swapnil Agarwal	Refinance	32,000,000	0	0	0
13	Loan	39	MGBW Portfolio	LCN North American Fund II REIT	Acquisition	20,470,000	11,155,240	0	0
13.01	Property		NCDC
13.02	Property		Main Plant
13.03	Property		MGBW TOO
13.04	Property		OMF
14	Loan	8, 10	Diamondback Industrial Portfolio 1	None	Acquisition	70,000,000	75,931,173	60,250,000	0
14.01	Property		TJ Maxx - Philadelphia
14.02	Property		Amazon - West Columbia
14.03	Property		FedEx Ground - Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	Winter Properties LLC	Refinance	55,000,000	0	0	0
16	Loan	43	Restoration Hardware Palm Beach	The Related Companies, L.P.	Refinance	18,000,000	0	0	0
17	Loan	44, 45	Pecos North Industrial	Jerry J. Tepper	Refinance	17,956,000	0	0	0
18	Loan		60 Greene Street	Yaron Jacobi, Uzi Ben Abraham and Bert Dweck	Refinance	17,500,000	0	0	0
19	Loan		Plantation Point	Stanley Werb and Jonathan S. Gaines	Refinance	15,000,000	0	0	0
20	Loan	46	700 Tech Court	Etkin Guarantor Entity LLC and Johnson Guarantor Entity LLC	Refinance	14,000,000	0	0	0
21	Loan	47	Hampton Inn - Phoenix East Mesa	Nirav Patel and Gunvant Patel	Refinance	13,000,000	0	0	0
22	Loan		Onset Building	Justin Nielsen and Scott Miller	Recapitalization	12,250,000	1,173,159	0	0
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	R. Craig Hudson Family Trust	Refinance	11,550,000	0	0	0
24	Loan	8, 49, 50	Green Hills Corporate Center	Jacob Weinreb	Refinance	61,500,000	80,000	0	0
25	Loan		Shoppes of Schererville	Mark Hamermesh and Gary Grabel	Acquisition	11,000,000	7,208,178	0	333,827
26	Loan		South Carolina Storage Portfolio	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition	11,000,000	6,369,771	0	120,312
26.01	Property		Summit Self Storage
26.02	Property		Riverchase Self Storage
27	Loan		Wilderness Village Center	Stephen W. Wong	Acquisition	11,000,000	5,877,131	0	0
28	Loan	51	Hampton Inn - Pembroke Pines	Howard M. Wolfson and Jessie F. Wolfson	Refinance	10,000,000	0	0	0
29	Loan		Copperstill Marketplace	Michael J. Saucier, Benjamin C. Seeger and Rick Durham	Refinance	9,600,000	30,308	0	0
30	Loan		University Village	Jared Brunnabend, Jose Tello and Efren Ales	Refinance	8,357,500	0	0	0
31	Loan	52	375-383 86th Street	James Pantelidis, George Pantelidis and Peter Pantelidis	Refinance	8,125,000	0	0	0
32	Loan		Atlas Signs Portfolio	Dawid Benjamin Swart and Dawie Swart Beleggings Trust IT 3154/11(T)	Acquisition	5,890,300	3,636,205	0	33,272
32.01	Property		Atlas Signs Riviera Beach
32.02	Property		Atlas Signs Concord
33	Loan		8-10 Main Street	James Pantelidis, George Pantelidis and Peter Pantelidis	Refinance	5,125,000	0	0	0
34	Loan		WAG Willmar	Michael Zacharias	Acquisition	4,000,000	2,829,618	0	31,272
35	Loan	53	Railroad San Mateo	Neal Yung	Refinance	3,250,000	0	0	0

A-1-16

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management
1	Loan	8	Diamondback Industrial Portfolio 2	216,423,776	0	209,938,497	4,485,279	2,000,000	0	0	216,423,776	Hard	In Place
1.01	Property		Nestle - Breinigsville
1.02	Property	9	Amazon - Charleston
1.03	Property		Home Depot - Winchester
2	Loan	8, 10, 11	250 Livingston	125,000,000	75,143,438	0	3,215,328	5,524,746	41,116,488	0	125,000,000	Springing	Springing
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	125,000,000	108,812,981	0	1,126,022	9,957,694	5,103,303	0	125,000,000	Hard	Springing
4	Loan	8, 16, 17, 18	101 California Street	755,000,000	496,367,751	0	16,603,075	20,474,821	221,554,352	0	755,000,000	Hard	Springing
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	295,000,000	237,781,592	0	12,529,674	29,997,618	14,691,116	0	295,000,000	Hard	In Place
6	Loan	8, 25	59 Maiden Lane	200,000,000	103,800,032	0	4,674,861	4,650,281	86,874,826	0	200,000,000	Hard	Springing
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	478,947,914	0	380,263,083	9,772,914	88,911,917	0	0	478,947,914	Hard	Springing
8	Loan	8	Western Digital R&D Campus	117,686,008	0	117,088,158	597,850	0	0	0	117,686,008	Hard	Springing
9	Loan	8, 32, 33	ARC Apartments	191,872,343	154,317,340	0	5,867,975	5,424,821	26,262,207	0	191,872,343	Soft (Residential) / Hard (Retail)	Springing
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	180,000,000	0	0	2,160,295	29,324,625	148,515,080	0	180,000,000	Hard	Springing
11	Loan	37, 38	159 Canal Street	33,000,000	30,100,750	0	789,311	994,498	1,115,441	0	33,000,000	Hard	Springing
12	Loan		Nitya Tower	32,000,000	24,666,623	0	553,130	2,497,889	4,282,358	0	32,000,000	Hard	Springing
13	Loan	39	MGBW Portfolio	31,625,240	0	30,950,000	675,240	0	0	0	31,625,240	Hard	In Place
13.01	Property		NCDC
13.02	Property		Main Plant
13.03	Property		MGBW TOO
13.04	Property		OMF
14	Loan	8, 10	Diamondback Industrial Portfolio 1	206,181,173	0	197,577,043	5,046,353	3,557,777	0	0	206,181,173	Hard	In Place
14.01	Property		TJ Maxx - Philadelphia
14.02	Property		Amazon - West Columbia
14.03	Property		FedEx Ground - Menomonee Falls
15	Loan	8, 40, 41, 42	57 East 11th Street	55,000,000	21,292,976	0	2,077,579	9,333,829	22,295,617	0	55,000,000	Hard	Springing
16	Loan	43	Restoration Hardware Palm Beach	18,000,000	13,446,456	0	338,478	162,782	4,052,284	0	18,000,000	Hard	Springing
17	Loan	44, 45	Pecos North Industrial	17,956,000	15,149,181	0	330,735	985,196	1,490,888	0	17,956,000	Springing	Springing
18	Loan		60 Greene Street	17,500,000	8,003,194	0	570,347	11,341	8,915,117	0	17,500,000	Hard	Springing
19	Loan		Plantation Point	15,000,000	8,835,000	0	215,392	99,871	5,849,737	0	15,000,000	Springing	Springing
20	Loan	46	700 Tech Court	14,000,000	6,185,220	0	1,327,296	5,985,531	501,953	0	14,000,000	Springing	Springing
21	Loan	47	Hampton Inn - Phoenix East Mesa	13,000,000	11,301,869	0	302,292	46,994	1,348,845	0	13,000,000	Springing	Springing
22	Loan		Onset Building	13,423,159	0	13,134,062	266,803	19,574	0	2,720	13,423,159	Hard	Springing
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	11,550,000	3,483,552	0	252,176	102,755	7,711,516	0	11,550,000	Hard	Springing
24	Loan	8, 49, 50	Green Hills Corporate Center	61,580,000	58,070,335	0	799,330	2,710,335	0	0	61,580,000	Hard	In Place
25	Loan		Shoppes of Schererville	18,542,004	0	18,105,000	286,110	150,895	0	0	18,542,004	Hard	Springing
26	Loan		South Carolina Storage Portfolio	17,490,084	0	17,136,000	244,427	109,656	0	0	17,490,084	Springing	Springing
26.01	Property		Summit Self Storage
26.02	Property		Riverchase Self Storage
27	Loan		Wilderness Village Center	16,877,131	0	16,250,000	259,298	367,833	0	0	16,877,131	Hard	Springing
28	Loan	51	Hampton Inn - Pembroke Pines	10,000,000	9,240,186	0	241,168	149,597	369,049	0	10,000,000	Springing	Springing
29	Loan		Copperstill Marketplace	9,630,308	9,295,754	0	243,472	91,082	0	0	9,630,308	Springing	Springing
30	Loan		University Village	8,357,500	5,916,789	0	86,943	83,352	2,270,416	0	8,357,500	Springing	Springing
31	Loan	52	375-383 86th Street	8,125,000	5,890,159	0	344,499	98,195	1,792,147	0	8,125,000	Springing	Springing
32	Loan		Atlas Signs Portfolio	9,559,777	0	9,062,000	370,271	127,506	0	0	9,559,777	Springing	Springing
32.01	Property		Atlas Signs Riviera Beach
32.02	Property		Atlas Signs Concord
33	Loan		8-10 Main Street	5,125,000	3,723,934	0	159,140	112,122	1,129,804	0	5,125,000	Springing	Springing
34	Loan		WAG Willmar	6,860,890	0	6,713,178	147,712	0	0	0	6,860,890	Springing	Springing
35	Loan	53	Railroad San Mateo	3,250,000	1,911,560	0	123,685	17,041	1,197,714	0	3,250,000	Springing	Springing

A-1-17

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Cash Management Triggers	Ground Lease Y/N
1	Loan	8	Diamondback Industrial Portfolio 2	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a New Mezzanine Loan Default, (iv) the occurrence of a Lease Sweep Period
1.01	Property		Nestle - Breinigsville		No
1.02	Property	9	Amazon - Charleston		Yes
1.03	Property		Home Depot - Winchester		No
2	Loan	8, 10, 11	250 Livingston	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%, (iii) the occurrence of a Specified Tenant Trigger Period	No
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a New Mezzanine Loan (iv) the occurrence of a Lease Sweep Period	Yes
4	Loan	8, 16, 17, 18	101 California Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.0%, (iii) failure to deliver financial statements as required in the Loan Agreement	No
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the Anticipated Repayment Date, (iv) the occurrence of a Lease Sweep Period, (v) the occurrence of a New Mezzanine Loan Default	No
6	Loan	8, 25	59 Maiden Lane	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%, (iii) the occurrence of a Specified Tenant Trigger Period	No
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Lease Sweep Period, (iv) the occurrence of the Anticipated Repayment Date	No
8	Loan	8	Western Digital R&D Campus	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
9	Loan	8, 32, 33	ARC Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.25%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Major Tenant Reserve Period	No
11	Loan	37, 38	159 Canal Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.0%, (iii) the occurrence of a New Mezzanine Loan Event of Default, (iv) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
12	Loan		Nitya Tower	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.0%, (iii) failure to deliver financial statements as required in the Loan Agreement	No
13	Loan	39	MGBW Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Lease Sweep Period, (iv) the commencement of New Mezzanine Loan Default
13.01	Property		NCDC		No
13.02	Property		Main Plant		No
13.03	Property		MGBW TOO		No
13.04	Property		OMF		No
14	Loan	8, 10	Diamondback Industrial Portfolio 1	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a New Mezzanine Loan Default, (iv) the occurrence of a Lease Sweep Period
14.01	Property		TJ Maxx - Philadelphia		No
14.02	Property		Amazon - West Columbia		No
14.03	Property		FedEx Ground - Menomonee Falls		No
15	Loan	8, 40, 41, 42	57 East 11th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
16	Loan	43	Restoration Hardware Palm Beach	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) the occurrence of a Mezzanine Trigger Period, (iv) the occurrence of a Lease Sweep Period	No
17	Loan	44, 45	Pecos North Industrial	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event, (v) the occurrence of an Improvements Agreement Trigger Event, (vi) the occurrence of a Surety Indemnity Agreement Trigger Event	No
18	Loan		60 Greene Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%, (iii) the occurrence of a Specified Tenant Trigger Period	No
19	Loan		Plantation Point	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
20	Loan	46	700 Tech Court	(i) the occurrence of an Event of Default, (ii) commencing with the fiscal quarter beginning April 1, 2020, DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
21	Loan	47	Hampton Inn - Phoenix East Mesa	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) any bankruptcy or similar insolvency of Manager	No
22	Loan		Onset Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
24	Loan	8, 49, 50	Green Hills Corporate Center	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.0%, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the continuation of any of the Penske Deferred Tenant Allowance Tenant Trigger Period and the HVAC Payment Trigger Period, (v) a period beginning 24 months prior to the maturity date, unless on or prior to such date, there has been an Approved Penske Lease Extension or Penske has exercised the renewal option set forth in the Penske Lease	No
25	Loan		Shoppes of Schererville	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.75%, (iii) the occurrence of a Specified Tenant Trigger Period	No
26	Loan		South Carolina Storage Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.5%
26.01	Property		Summit Self Storage		No
26.02	Property		Riverchase Self Storage		No
27	Loan		Wilderness Village Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Mezzanine Trigger Period, (iv) the occurrence of a Lease Sweep Period	No
28	Loan	51	Hampton Inn - Pembroke Pines	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) any bankruptcy or similar insolvency of Manager	No
29	Loan		Copperstill Marketplace	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the commencement of a Rollover Tenant Trigger Event	No
30	Loan		University Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.55x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
31	Loan	52	375-383 86th Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.5%, (iii) the occurrence of a Specified Tenant Trigger Period	No
32	Loan		Atlas Signs Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) EBITDAR is less than 2.00x, (iv) the occurrence of a Specified Tenant Trigger Period
32.01	Property		Atlas Signs Riviera Beach		No
32.02	Property		Atlas Signs Concord		No
33	Loan		8-10 Main Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.5%, (iii) the occurrence of a Specified Tenant Trigger Period	No
34	Loan		WAG Willmar	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
35	Loan	53	Railroad San Mateo	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of Renewal Trigger Event	No

A-1-18

GSMS 2019-GC40 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Franchise Agreement Expiration	Control Number
1	Loan	8	Diamondback Industrial Portfolio 2				61,000,000	3.56500%		Yes	NAP	1
1.01	Property		Nestle - Breinigsville							Yes	NAP	1.01
1.02	Property	9	Amazon - Charleston	12/31/2021	0					Yes	NAP	1.02
1.03	Property		Home Depot - Winchester							Yes	NAP	1.03
2	Loan	8, 10, 11	250 Livingston			50,000,000				Yes	NAP	2
3	Loan	8, 12, 13, 14, 15	Waterfront Plaza	12/31/2060	2,928,000	49,908,449				Yes	NAP	3
4	Loan	8, 16, 17, 18	101 California Street			454,500,000	228,000,000	4.94773026%		Yes	NAP	4
5	Loan	8, 19, 20, 21, 22, 23, 24	Moffett Towers II Building V			107,500,000	125,000,000	5.90000%		Yes	NAP	5
6	Loan	8, 25	59 Maiden Lane			150,000,000				Yes	NAP	6
7	Loan	8, 26, 27, 28, 29, 30, 31	Newport Corporate Center			114,000,000	148,000,000	5.49695945945946%		Yes	NAP	7
8	Loan	8	Western Digital R&D Campus			38,000,000				Yes	NAP	8
9	Loan	8, 32, 33	ARC Apartments			60,000,000	92,000,000	5.49130434782609%		Yes	NAP	9
10	Loan	8, 34, 35, 36	Waterford Lakes Town Center			144,661,366				Yes	NAP	10
11	Loan	37, 38	159 Canal Street							Yes	NAP	11
12	Loan		Nitya Tower							Yes	NAP	12
13	Loan	39	MGBW Portfolio							Yes	NAP	13
13.01	Property		NCDC							Yes	NAP	13.01
13.02	Property		Main Plant							Yes	NAP	13.02
13.03	Property		MGBW TOO							Yes	NAP	13.03
13.04	Property		OMF							Yes	NAP	13.04
14	Loan	8, 10	Diamondback Industrial Portfolio 1			50,000,000	60,250,000	3.56500%		Yes	NAP	14
14.01	Property		TJ Maxx - Philadelphia							Yes	NAP	14.01
14.02	Property		Amazon - West Columbia							Yes	NAP	14.02
14.03	Property		FedEx Ground - Menomonee Falls							Yes	NAP	14.03
15	Loan	8, 40, 41, 42	57 East 11th Street			35,000,000				Yes	NAP	15
16	Loan	43	Restoration Hardware Palm Beach							Yes	NAP	16
17	Loan	44, 45	Pecos North Industrial							Yes	NAP	17
18	Loan		60 Greene Street							Yes	NAP	18
19	Loan		Plantation Point							Yes	NAP	19
20	Loan	46	700 Tech Court							Yes	NAP	20
21	Loan	47	Hampton Inn - Phoenix East Mesa							Yes	1/31/2036	21
22	Loan		Onset Building							Yes	NAP	22
23	Loan	48	Fairfield Inn & Suites Rehoboth Beach							Yes	3/1/2035	23
24	Loan	8, 49, 50	Green Hills Corporate Center			50,000,000				Yes	NAP	24
25	Loan		Shoppes of Schererville							Yes	NAP	25
26	Loan		South Carolina Storage Portfolio							Yes	NAP	26
26.01	Property		Summit Self Storage							Yes	NAP	26.01
26.02	Property		Riverchase Self Storage							Yes	NAP	26.02
27	Loan		Wilderness Village Center							Yes	NAP	27
28	Loan	51	Hampton Inn - Pembroke Pines							Yes	9/30/2033	28
29	Loan		Copperstill Marketplace							Yes	NAP	29
30	Loan		University Village							Yes	NAP	30
31	Loan	52	375-383 86th Street							Yes	NAP	31
32	Loan		Atlas Signs Portfolio							Yes	NAP	32
32.01	Property		Atlas Signs Riviera Beach							Yes	NAP	32.01
32.02	Property		Atlas Signs Concord							Yes	NAP	32.02
33	Loan		8-10 Main Street							Yes	NAP	33
34	Loan		WAG Willmar							Yes	NAP	34
35	Loan	53	Railroad San Mateo							Yes	NAP	35

A-1-19

Footnotes to Annex A-1

(1)	The Administrative Cost Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Mortgage Loan is part of a whole loan structure. Cut-off Date LTV Ratio, LTV Ratio at Maturity / ARD, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the Mortgage Loan and any related Pari Passu Companion Loans, but exclude any related Subordinate Companion Loans.

(9)	The Amazon - Charleston Mortgaged Property currently receives a tax incentive in the form of a payment in-lieu of taxes (“PILOT”) program. The fee simple title to the Mortgaged Property is vested in the name of The Industrial Development Board of the County of Bradley (“IDB”) and the City of Cleveland, Tennessee (the “Fee Owners”), which ground leases the site to the borrower. Both the fee interest of the Fee Owners and the leasehold interest of the borrower secure the Diamondback Industrial Portfolio 2 Whole Loan. The program, structured as a ground lease, is an agreement by which the property’s developer receives tax abatements over a 10-year period, from tax year 2012 through tax year 2021, in exchange for developing the property and leasing it for occupancy to Amazon. The ground lease has no base rent. Under the PILOT program, 50% of the market level assessment is to be used to calculate the real estate taxes for each tax year through 2021. The term of the ground lease expires on December 31, 2021 but will automatically be extended for consecutive periods of 30 days each, unless the borrower gives written notice to IDB of its intent to either terminate the ground lease or exercise its option to purchase the fee simple interest in the real property for $1.

(10)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2019. For the purpose of this prospectus, the assumed lockout period of 25 payment dates is based on the expected GSMS 2019-GC40 securitization closing date in July 2019. The actual lockout period may be longer.

(11)	The Mortgaged Property is comprised of 343,486 SF of commercial space and 26,819 SF of residential space consisting of 36 units. Occupancy as of April 1, 2019 is 100.0% for the commercial space and 94.4% based on units for the residential space.

(12)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated using the As Stabilized Appraised Value of $170,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD calculated based on the “as-is” Appraised Value of $157,500,000 is 79.2% and 58.1%, respectively.

(13)	The Ongoing TI/LC Reserve is equal to (a) on each monthly due date from July 2019 through June 2020, an amount equal to $79,237.96, (b) on each monthly due date from July 2020 through June 2021, an amount equal to $113,197.08, (c) on each monthly due date from July 2021 through June 2024, an amount equal to $67,918.25, (d) on each monthly due date from July 2024 through June 2026, an amount equal to $56,598.54 and (e) on each monthly due date from July 2026 through June 2029, an amount equal to $33,959.13, subject to a cap of $2,445,057. The TI/LC Cap is inclusive of $151,088 of the Upfront TI/LC Reserve allocated to general leasing obligations but is exclusive of $4,447,079 of the Upfront TI/LC Reserve allocated to outstanding approved leasing expenses).

(14)	The Mortgaged Property consists of 543,346 SF and is comprised of 388,401 SF (71.5%) of office space, 99,801 SF (18.4%) of medical office space, 25,489 SF (4.7%) of retail space and 25,242 SF (4.6%) of restaurant space, with the remaining SF (0.8%) utilized as storage space. Income from office space is approximately 67.2% of effective gross revenue, income from medical office space is approximately 20.5% of effective gross revenue, income from restaurant space is approximately 6.7% of effective gross income and income from retail space is approximately 5.1% of effective gross revenue.

A-1-20

(15)	The Largest Tenant, Hawaii Pacific University (“HPU”), representing approximately 18.2% of the net rentable area at the Mortgaged Property, is not yet in occupancy. The space leased by HPU is occupied by other tenants, and HPU is expected to take occupancy of 89,281 SF (90.1%) of its leased space beginning July 1, 2019 and the remaining 9,777 SF once the existing tenant moves out. The HPU lease commences on July 1, 2019, and provides for seven months of free rent. At origination, the borrower reserved approximately $1,418,088 for free and gap rent for HPU and other tenants at the Mortgaged Property.

(16)	The 101 California Street Whole Loan was co-originated by Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association on February 25, 2019.

(17)	The Mortgaged Property consists of a 48-story high-rise office tower, a seven-story annex building of approximately 200,000 SF, a two-story subterranean parking garage and approximately 23,000 SF of retail space.

(18)	Occupancy of 92.1% assumes one tenant, Kasowitz LLP, is in occupancy of Suite 3000 (8,375 SF, $68.00 per SF). Kasowitz LLP is currently in occupancy of Suite 2300 (25,663 SF, $43.71 per SF) (excluded from underwriting) and is anticipated to move to Suite 3000. Kasowitz LLP has executed a lease for Suite 3000 but has not yet taken occupancy or begun paying rent. Kasowitz LLP is anticipated to take occupancy and begin paying rent in July 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(19)	The Moffett Towers II Building V Whole Loan was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch on March 8, 2019.

(20)	Commencing on the Anticipated Repayment Date, the interest rate increases to (i) 4.025882353% plus the positive difference between (x) the Adjusted Blended Interest Rate and (y) 4.82%, for the Moffett Towers II Building V Senior Loans, (ii) 5.66% plus the positive difference between (x) the Adjusted Blended Interest Rate and (y) 4.82%, for the Moffett Towers II Building V Senior Subordinate Loans, and (iii) 6.41% plus the positive difference between (x) the Adjusted Blended Interest Rate and (y) 4.82%, for the Moffett Towers II Building V Junior Subordinate Loans. “Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (i) 6.32% and (ii) the rate for U.S. dollar swaps with a 10-year maturity, as of two business days prior to the Anticipated Repayment Date plus 150 basis points.

(21)	Cut-off Date Subordinate Companion Loan Balance and Subordinate Companion Loan Interest Rate each include information relating to both the Moffett Towers II Building V Senior Subordinate Loans and Moffett Towers II Building V Junior Subordinate Loans. The Cut-off Date Subordinate Companion Loan Balance and Subordinate Companion Loan Interest Rate for the Moffett Towers II Building V Senior Subordinate Loans are $85,000,000 and 5.66%, respectively. The Cut-off Date Subordinate Companion Loan Balance and Subordinate Companion Loan Interest Rate for the Moffett Towers II Building V Junior Subordinate Loans are $40,000,000 and 6.41%, respectively.

(22)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated utilizing the “prospective stabilized” Appraised Value of $400,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD calculated based on the “as-is” Appraised Value of $365,000,000 are both 46.6%.

(23)	The Moffett Towers II Building V property is part of the Moffett Towers II Campus. The campus shares 59,648 SF of common area amenities, of which 11,930 SF were allocated to the Moffett Towers II Building V property. These 11,930 SF are not included in the collateral.

(24)	The sole tenant, Facebook, has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

(25)	The Ongoing TI/LC Reserve amount is initially $0. Commencing with the Due Date occurring in March 2020, the borrower is required to make monthly deposits of $1,000,000 into a specified tenant renewal reserve account until the balance of the specified tenant renewal reserve account reaches $18,000,000.

(26)	The Newport Corporate Center Whole Loan was co-originated by Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association on April 10, 2019.

(27)	From and after the Anticipated Repayment Date, each note accrues interest at a fixed rate that is equal to the sum of (i) 2.50000000% plus (ii) the greater of (a) the initial interest rate applicable to such note and (b) the sum of (1) the 10 year yield for the United States Treasury Note as displayed on Reuters Capital Markets 19901 as of the Anticipated Repayment Date (or the preceding business day if the Anticipated Repayment Date is not a business day), plus (2) (A) with respect to each Newport Corporate Center senior note (including the Newport Corporate Center Mortgage Loan), 1.04323171%, (B) with respect to each B-Note, 2.12500000%, (C) with respect to each C-Note, 2.45000000% and (D) with respect to each D-Note, 4.00000000%.

(28)	The Cut-off Date Subordinate Companion Loan Balance is inclusive of $18,000,000 of B notes with an interest rate of 4.625%, $74,000,000 of C notes with an interest rate of 4.95% and $56,000,000 of D notes with an interest rate of 6.50%.

(29)	The Upfront TI/LC Reserve can also be used for capital expenditures.

A-1-21

(30)	The Replacement Reserve Cap excludes the upfront deposit.

(31)	The Largest Tenant, T-Mobile, representing approximately 92.1% of the net rentable area at the Mortgaged Property, (i) is currently in free rent periods with respect to 7.6% of its space, (ii) will have various free rent periods with respect to 88.9% of its space until December 2020, and (iii) is entitled to free rent totaling $21,807,139 from origination. At origination, the borrower reserved $21,807,139 with respect to T-Mobile free rent.

(32)	The ARC Apartments Whole Loan was co-originated by Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch on February 8, 2019.

(33)	The Whole Loan is structured with $92,000,000 of subordinate debt which consists of an A2 Note with an original principal balance equal to $47,000,000 and a B Note with an original principal balance equal to $45,000,000. The A2 Note is full term interest only with a 5.10000% interest rate and co-terminous with the senior mortgage loan. The B Note is full term interest only with a 5.90000% interest rate and is co-terminous with the senior mortgage loan.

(34)	The Waterford Lakes Town Center Whole Loan was co-originated by Goldman Sachs Bank USA and Bank of America, N.A. on April 16, 2019.

(35)	The lockout period will be at least 26 payment dates beginning with and including the first payment date in June 2019. For the purpose of this prospectus, the assumed lockout period of 26 payment dates is based on the expected GSMS 2019-GC40 securitization closing date in July 2019. The actual lockout period may be longer.

(36)	Occupancy of 98.9% includes one tenant, Express Fashions (9,100 SF, representing approximately 1.3% of the owned net rentable area), which has executed a lease but has not yet taken occupancy or begun paying rent. Express Fashions is anticipated to take occupancy and begin paying rent in August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(37)	Occupancy of 76.4% includes one tenant, Cathay Bank (2,380 SF, $267.43 per SF), which has executed a lease but has not yet taken occupancy or begun paying rent. Cathay Bank is anticipated to take occupancy in September 2019 and begin paying rent in June 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

(38)	The Mortgage Loan documents allow for and the borrower sponsor intends to convert a portion of the 159 Canal Street Mortgaged Property into one or more condominium units. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements” in the Preliminary Prospectus.

(39)	The sole tenant at the MGBW Portfolio Mortgaged Properties pays rent under its lease on a quarterly basis. For so long as the tenant pays rent to the borrower on a quarterly basis, a quarterly rent reserve is required to be maintained to hold such full quarterly rent payments. An amount necessary to fund all outstanding reserves and pay monthly debt service on the MGBW Portfolio Loan for the month in which the quarterly rent payment is made (the “Monthly Required Payment Amount”) is applied to such outstanding reserves and monthly debt service for such month, an amount equal to two times the Monthly Required Payment Amount is held in a quarterly rent reserve account (to be applied on the next two succeeding monthly payment dates) and the excess is disbursed to the borrower, provided no trigger period is then continuing.

(40)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated based on the As Stabilized Appraised Value of $92,000,000 as of February 1, 2020 which assumes the completion of the sole tenant’s buildout at the 57 East 11th Street property. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to the sole tenant, WeWork. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD, calculated based on the “as-is” Appraised Value of $76,000,000 as of January 29, 2019, are both 72.4%.

(41)	At origination, the borrower deposited $2,319,700 of free rent for the sole tenant, WeWork, into the Upfront Other Reserve account. If the borrower fails to deliver evidence to the lender on or before the Due Date in November 2019 that WeWork rent commencement will occur on or before the Due Date in November 2019, the borrower is then required to deposit an amount equal to $2,783,640 for free rent into the Ongoing Other Reserve account on the Due Date in November 2019 and on the Due Date every six months thereafter until the WeWork rent commencement occurs.

(42)	The sole tenant, WeWork, is expected to complete its build out, take occupancy and commence paying rent in October 2019. On the origination date of the 57 East 11th Street Whole Loan, the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to WeWork.

(43)	Underwritten Net Operating Income includes $732,218 of percentage rent from the sole tenant, Restoration Hardware.

(44)	On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than $265,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve amount equal to $7,329.54.

A-1-22

(45)	The Largest Tenant, M Tech, has 100,909 SF of space expiring on October 31, 2024 and 5,000 SF of space expiring on October 1, 2021.

(46)	The sole tenant, Charlotte’s Web, is finalizing plans for its improvements and has not yet taken occupancy or begun paying rent. Charlotte’s Web is anticipated to take occupancy by the end of 2019, is obligated to commence paying partial rent in March 2020 and full rent in September 2020. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. At origination of the Mortgage Loan, the borrower reserved approximately $5,985,531 with respect to the related tenant improvement allowance, free rent and leasing commissions.

(47)	On each Due Date, the borrower is required to deposit into the Ongoing Replacement Reserve the greater of (A) the amount required under the then-existing franchise agreement and (B) an amount equal to (i) commencing on the First Due Date through the Due Date in June 2021, 1/12th of 2.0% of the greater of (x) gross revenues for the preceding calendar year and (y) projected annual gross revenues for the calendar year in which such Due Date occurs as set forth in the approved annual budget, (ii) commencing on the Due Date in July 2021 and ending on and including the Due Date in June 2022, 1/12th of 3.0% of the greater of (x) gross revenues for the preceding calendar year and (y) projected annual gross revenues for the calendar year in which such Due Date occurs as set forth in the approved annual budget, and (iii) commencing on the Due Date in July 2022 and ending on and each Due Date thereafter, 1/12th of 4.0% of the greater of (x) gross revenues for the preceding calendar year and (y) projected annual gross revenues for the calendar year in which such Due Date occurs as set forth in the approved annual budget.

(48)	An Upfront Other Reserve includes a Seasonal Working Capital Reserve of $70,000 and the Ongoing Other Reserve of $45,000 is required to be collected on each monthly payment date during the seven months of May through November each year during the loan term.

(49)	At origination, the borrower deposited $1,109,161 into the HVAC Reserve. On a monthly basis while an HVAC Payment Trigger Period is continuing, the borrower is required to deposit all excess cash flow (if applicable, after payment of the deposit to the Penske Deferred Tenant Allowance reserve) into a reserve for the costs of the required HVAC work. On or before March 31, 2022, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the HVAC account to equal $9,610,000 (as such amount may be adjusted based on the actual contract signed by the borrower to perform the HVAC work). In addition, at origination, the borrower deposited $802,500 into the Penske Deferred Tenant Allowance Reserve. On a monthly basis during (i) a Penske Deferred Tenant Allowance Payment Trigger Period while an HVAC Payment Trigger Period is continuing, the borrower is required to deposit an amount equal to $221,347, (ii) a Penske Deferred Tenant Allowance Payment Trigger Period when no HVAC Payment Trigger Period is continuing, the borrower is required to deposit all excess cash flow and (iii) on or before January 15, 2021, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the Penske Deferred Tenant Allowance account to equal $5,229,440.

(50)	The Largest Tenant, Penske, currently subleases 58,867 SF directly from the Second Largest Tenant, Worley Parsons, through March 2022 located in Phase I at the Mortgaged Property. Penske pays a blended rent of $13.74 per SF to Worley Parsons via the sublease and has the option to terminate the sublease effective on December 31, 2020 with 90 days’ notice and a termination fee of $810,939. Pursuant to the 18th amendment to Penske’s lease, Penske has agreed to absorb the 150,668 SF currently occupied by Worley Parsons upon the earlier of (i) Worley Parsons vacating their space via an early termination or (ii) Worley Parsons’ lease expiration of March 31, 2022.

(51)	On each Due Date, the borrower is required to deposit into the Ongoing Replacement Reserve the greater of (A) the amount required under the then-existing franchise agreement and (B) an amount equal to (i) commencing on the First Due Date through the Due Date in May 2021, 1/12th of 2.0% of the greater of (x) gross revenues for the preceding calendar year and (y) projected annual gross revenues for the calendar year in which such Due Date occurs as set forth in the approved annual budget, (ii) commencing on the Due Date in June 2021 and ending on and including the Due Date in May 2023, 1/12th of 3.0% of the greater of (x) gross revenues for the preceding calendar year and (y) projected annual gross revenues for the calendar year in which such Due Date occurs as set forth in the approved annual budget, and (iii) commencing on the Due Date in June 2023 and ending on and each Due Date thereafter, 1/12th of 4.0% of the greater of (x) gross revenues for the preceding calendar year and (y) projected annual gross revenues for the calendar year in which such Due Date occurs as set forth in the approved annual budget.

(52)	The Mortgaged Property is comprised of 15,250 SF of commercial space and 16,400 SF of residential space consisting of 22 units. Occupancy as of April 30, 2019 is 100.0% for the commercial space and 95.5% based on units for the residential space.

(53)	Commencing on the Due Date in June 2021, the borrower is required to deposit $1,129 into the TI/LC reserve account subject to a $40,644 cap.

A-1-23

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ANNEX A-2

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Refinance	23	$617,771,302	67.6%	$26,859,622	2.35	x	4.217%	114.5	55.8%	51.9%
Acquisition	10	249,255,300	27.3	$24,925,530	3.61	x	3.961%	94.9	46.6%	46.0%
Recapitalization	2	47,152,989	5.2	$23,576,495	1.42	x	4.844%	118.3	67.7%	55.5%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Interest Only	21	$567,678,500	62.1%	$27,032,310	2.76	x	4.062%	103.8	50.2%	50.2%
Interest Only - ARD	2	112,500,000	12.3	$56,250,000	4.35	x	3.811%	117.4	38.9%	38.9%
Amortizing (30 Years)	5	81,648,118	8.9	$16,329,624	1.56	x	4.833%	118.5	66.9%	54.8%
Interest Only, Then Amortizing(2)	6	77,490,300	8.5	$12,915,050	1.49	x	4.659%	119.4	70.2%	60.9%
Amortizing (25 Years)	1	74,862,673	8.2	$74,862,673	1.54	x	4.415%	119.0	73.4%	53.8%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.
(2)	Original partial interest only periods range from 24 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
3,250,000 - 10,000,000	8	$54,322,769	5.9%	$6,790,346	1.82	x	4.534%	115.4	59.5%	54.5%
10,000,001 - 20,000,000	14	203,710,888	22.3	$14,550,778	2.08	x	4.501%	112.9	62.6%	59.2%
20,000,001 - 30,000,000	1	20,470,000	2.2	$20,470,000	1.92	x	4.750%	118.0	65.3%	65.3%
30,000,001 - 40,000,000	5	172,813,261	18.9	$34,562,652	2.04	x	4.469%	106.2	59.1%	54.8%
40,000,001 - 50,000,000	2	100,000,000	10.9	$50,000,000	4.16	x	3.767%	118.0	38.1%	38.1%
50,000,001 - 70,000,000	1	62,500,000	6.8	$62,500,000	3.32	x	4.026%	117.0	42.5%	42.5%
70,000,001 - 78,000,000	4	300,362,673	32.9	$75,090,668	2.92	x	3.862%	102.7	50.9%	46.0%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	$3,250,000
Max	$78,000,000
Weighted Average	$26,119,417

A-2-1

Distribution of Underwritten Net Cash Flow Debt Service Coverage Ratios

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
1.39 - 1.50	6	$105,643,289	11.6%	$17,607,215	1.45	x	4.800%	119.0	69.5%	58.7%
1.51 - 1.60	3	109,862,673	12.0	$36,620,891	1.54	x	4.476%	118.8	70.5%	55.9%
1.61 - 1.70	3	34,484,322	3.8	$11,494,774	1.62	x	4.616%	119.0	66.2%	60.9%
1.71 - 1.80	3	65,825,969	7.2	$21,941,990	1.77	x	4.484%	118.3	64.9%	63.4%
1.81 - 1.90	2	25,535,838	2.8	$12,767,919	1.87	x	4.879%	119.0	68.1%	62.5%
1.91 - 2.00	3	61,827,500	6.8	$20,609,167	1.95	x	4.439%	119.2	61.8%	61.8%
2.01 - 3.00	9	193,000,000	21.1	$21,444,444	2.49	x	3.974%	117.7	54.8%	54.8%
3.01 - 5.63	6	318,000,000	34.8	$53,000,000	4.00	x	3.779%	92.3	36.2%	36.2%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	1.39x
Max	5.63x
Weighted Average	2.64x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
3.543 - 3.750	4	$223,000,000	24.4%	$55,750,000	4.03	x	3.582%	92.4	43.0%	43.0%
3.751 - 4.000	2	122,500,000	13.4	$61,250,000	3.00	x	3.907%	116.8	38.3%	38.3%
4.001 - 4.250	4	148,500,000	16.2	$37,125,000	2.94	x	4.113%	103.5	45.8%	45.8%
4.251 - 4.500	9	185,007,673	20.2	$20,556,408	1.72	x	4.386%	118.7	67.4%	58.7%
4.501 - 4.750	9	118,498,769	13.0	$13,166,530	1.79	x	4.671%	117.4	67.0%	62.1%
4.751 - 4.980	7	116,673,149	12.8	$16,667,593	1.56	x	4.868%	118.4	66.7%	58.4%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	3.543%
Max	4.980%
Weighted Average	4.180%

A-2-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
32.0 - 40.0	5	$255,500,000	27.9%	$51,100,000	4.17	x	3.719%	86.3	34.7%	34.7%
40.1 - 50.0	3	117,625,000	12.9	$39,208,333	3.01	x	4.023%	117.5	42.2%	42.2%
50.1 - 60.0	9	170,240,269	18.6	$18,915,585	2.19	x	4.104%	117.9	58.9%	57.9%
60.1 - 65.0	6	104,252,500	11.4	$17,375,417	1.94	x	4.365%	118.5	63.7%	63.7%
65.1 - 70.0	6	104,158,827	11.4	$17,359,804	1.63	x	4.838%	118.4	67.3%	59.6%
70.1 - 73.7	6	162,402,995	17.8	$27,067,166	1.55	x	4.556%	119.3	72.6%	59.1%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	32.0%
Max	73.7%
Weighted Average	53.9%

(1)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to three mortgage loans (17.2% of the initial pool balance) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 54.9%.

Distribution of Maturity Date / ARD Loan-to-Value Ratios(1)

Range of Maturity Date / ARD Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
32.0 - 40.0	5	$255,500,000	27.9%	$51,100,000	4.17	x	3.719%	86.3	34.7%	34.7%
40.1 - 50.0	4	127,599,969	14.0	$31,899,992	2.91	x	4.062%	117.6	43.2%	42.4%
50.1 - 60.0	14	317,801,122	34.8	$22,700,080	1.88	x	4.365%	118.3	64.9%	57.0%
60.1 - 65.0	9	160,852,500	17.6	$17,872,500	1.78	x	4.456%	119.0	66.8%	63.3%
65.1 - 70.7	3	52,426,000	5.7	$17,475,333	1.84	x	4.738%	118.6	67.5%	67.5%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	32.0%
Max	70.7%
Weighted Average	50.4%

(1)	Unless otherwise indicated, the Maturity Date / ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, the respective Maturity Date / ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date / ARD LTV Ratio for the mortgage pool without making such adjustments is 51.4%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date / ARD LTV Ratio.

A-2-3

Distribution of Original Terms to Maturity / ARD(1)(2)

Original Terms to Maturity / ARD (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
60	4	$136,250,000	14.9%	$34,062,500	4.08	x	3.734%	58.2	34.6%	34.6%
120	31	777,929,591	85.1	$25,094,503	2.39	x	4.258%	118.3	57.3%	53.2%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	60 months
Max	120 months
Weighted Average	111 months

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.
(2)	Two mortgage loans, representing approximately 12.3% of the initial pool balance, with an anticipated repayment date is presented as if it were to mature on its anticipated repayment date.

Distribution of Remaining Terms to Maturity / ARD(1)(2)

Range of Remaining Terms to Maturity / ARD (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
56 - 59	4	$136,250,000	14.9%	$34,062,500	4.08	x	3.734%	58.2	34.6%	34.6%
116 - 120	31	777,929,591	85.1	$25,094,503	2.39	x	4.258%	118.3	57.3%	53.2%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	56 months
Max	120 months
Weighted Average	109 months

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.
(2)	Two mortgage loans, representing approximately 12.3% of the initial pool balance, with an anticipated repayment date is presented as if it were to mature on its anticipated repayment date.

A-2-4

Distribution of Original Amortization Terms

Original Amortization Terms (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Interest Only	23	$680,178,500	74.4%	$29,572,978	3.03	x	4.021%	106.1	48.4%	48.4%
300	1	74,862,673	8.2	$74,862,673	1.54	x	4.415%	119.0	73.4%	53.8%
360	11	159,138,418	17.4	$14,467,129	1.53	x	4.748%	118.9	68.5%	57.8%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	300 months
Max	360 months
Weighted Average	341 months

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Interest Only	23	$680,178,500	74.4%	$29,572,978	3.03	x	4.021%	106.1	48.4%	48.4%
299	1	74,862,673	8.2	$74,862,673	1.54	x	4.415%	119.0	73.4%	53.8%
358 - 360	11	159,138,418	17.4	$14,467,129	1.53	x	4.748%	118.9	68.5%	57.8%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	299 months
Max	360 months
Weighted Average	340 months

A-2-5

Distribution of Original Partial Interest Only Periods

Original Partial Interest Only Periods (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
24	3	$47,490,300	5.2%	$15,830,100	1.48	x	4.737%	119.9	71.7%	61.7%
36	2	$26,000,000	2.8%	$13,000,000	1.49	x	4.551%	118.6	69.2%	60.6%
60	1	$4,000,000	0.4%	$4,000,000	1.63	x	4.420%	119.0	59.5%	54.4%

Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Defeasance	30	$646,421,918	70.7%	$21,547,397	2.72	x	4.171%	106.0	54.0%	51.3%
Yield Maintenance	2	147,362,673	16.1	$73,681,337	2.37	x	4.137%	117.5	55.0%	45.0%
Yield Maintenance or Defeasance	3	120,395,000	13.2	$40,131,667	2.54	x	4.280%	117.5	52.4%	52.4%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

A-2-6

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
7.4 - 8.0	2	$37,500,000	4.1%	$18,750,000	1.58	x	4.625%	118.5	62.1%	62.1%
8.1 - 9.0	4	99,851,000	10.9	$24,962,750	1.87	x	4.368%	119.0	63.7%	63.7%
9.1 - 10.0	12	242,235,489	26.5	$20,186,291	1.92	x	4.339%	119.0	65.0%	59.9%
10.1 - 12.0	8	184,082,295	20.1	$23,010,287	1.98	x	4.383%	117.5	61.5%	52.3%
12.1 - 15.0	6	202,510,807	22.2	$33,751,801	3.12	x	4.083%	106.4	41.4%	40.2%
15.1 - 20.2	3	148,000,000	16.2	$49,333,333	4.79	x	3.558%	78.9	34.7%	34.7%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	7.4%
Max	20.2%
Weighted Average	11.9%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
7.2 - 8.0	3	$75,395,000	8.2%	$25,131,667	1.68	x	4.517%	118.2	63.5%	63.5%
8.1 - 9.0	6	92,148,228	10.1	$15,358,038	1.80	x	4.462%	119.5	65.1%	62.4%
9.1 - 10.0	13	253,153,561	27.7	$19,473,351	1.97	x	4.341%	118.0	64.2%	60.1%
10.1 - 12.0	6	164,482,802	18.0	$27,413,800	1.96	x	4.367%	118.6	61.2%	49.8%
12.1 - 15.0	4	181,000,000	19.8	$45,250,000	3.28	x	4.008%	104.9	38.9%	38.9%
15.1 - 20.2	3	148,000,000	16.2	$49,333,333	4.79	x	3.558%	78.9	34.7%	34.7%
Total/Avg./Wtd.Avg.	35	$914,179,591	100.0%	$26,119,417	2.64	x	4.180%	109.4	53.9%	50.4%

Min	7.2%
Max	20.2%
Weighted Average	11.4%

A-2-7

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
Hard	20	$678,916,500	74.3%
Springing	14	200,263,091	21.9
Soft (Residential) / Hard (Retail)	1	35,000,000	3.8
Total	35	$914,179,591	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
Real Estate Tax	26	$584,314,591	63.9%
Replacement Reserves(1)	24	$442,814,591	48.4%
TI/LC(2)	14	$420,377,234	50.9%
Insurance	11	$147,382,550	16.1%

(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, mixed use and industrial properties only.

A-2-8

Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-off Date Balance(1)	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity / ARD (mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date / ARD LTV(2)
Office	8	$293,984,728	32.2%	$36,748,091	3.25	x	4.024%	116.9	44.9%	43.2%
General Suburban	6	171,484,728	18.8	$28,580,788	3.42	x	4.108%	117.0	49.6%	46.8%
CBD	2	122,500,000	13.4	$61,250,000	3.00	x	3.907%	116.8	38.3%	38.3%
Industrial	15	$194,211,300	21.2%	$12,947,420	3.10	x	4.082%	88.4	50.2%	50.0%
Warehouse/Distribution	8	106,930,000	11.7	$13,366,250	4.16	x	3.664%	63.9	37.4%	37.4%
Flex	3	69,851,000	7.6	$23,283,667	1.79	x	4.556%	118.5	66.7%	66.7%
Warehouse	3	14,823,612	1.6	$4,941,204	1.82	x	4.746%	118.2	64.0%	62.2%
Manufacturing	1	2,606,688	0.3	$2,606,688	1.49	x	4.730%	119.0	59.5%	51.1%
Mixed Use	5	$183,112,673	20.0%	$36,622,535	2.00	x	4.133%	118.9	64.6%	56.6%
Office/Retail	3	99,987,673	10.9	$33,329,224	1.58	x	4.493%	118.8	69.2%	54.5%
Office/Multifamily	1	75,000,000	8.2	$75,000,000	2.53	x	3.630%	119.0	59.5%	59.5%
Multifamily/Retail	1	8,125,000	0.9	$8,125,000	2.16	x	4.340%	119.0	55.3%	55.3%
Retail	9	$154,018,261	16.8%	$17,113,140	1.78	x	4.495%	119.0	64.2%	59.3%
Anchored	4	70,518,261	7.7	$17,629,565	1.66	x	4.673%	118.6	67.3%	58.0%
Single Tenant Retail	3	39,500,000	4.3	$13,166,667	1.93	x	4.306%	119.0	62.2%	61.7%
Unanchored	1	33,000,000	3.6	$33,000,000	1.98	x	4.210%	120.0	58.9%	58.9%
Shadow Anchored	1	11,000,000	1.2	$11,000,000	1.43	x	4.880%	118.0	67.5%	59.6%
Multifamily	2	$43,357,500	4.7%	$21,678,750	3.18	x	4.217%	68.1	38.3%	38.3%
High Rise	1	35,000,000	3.8	$35,000,000	3.48	x	4.131%	56.0	32.0%	32.0%
Garden	1	8,357,500	0.9	$8,357,500	1.91	x	4.580%	119.0	64.8%	64.8%
Hospitality Limited Service	3	$34,495,129	3.8%	$11,498,376	1.75	x	4.817%	118.7	65.7%	53.8%
Self Storage	2	$11,000,000	1.2%	$5,500,000	2.04	x	4.290%	119.0	63.2%	63.2%
Total/Avg./Wtd.Avg.	44	$914,179,591	100.0%	$20,776,809	2.64	x	4.180%	109.4	53.9%	50.4%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-9

Geographic Distribution

Geographic Distribution Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity / ARD (mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date / ARD LTV(2)
New York	8	$243,750,000	26.7%	$30,468,750	2.46	x	4.045%	109.8	51.8%	51.8%
California	4	176,145,000	19.3	$44,036,250	2.93	x	4.046%	115.7	44.8%	44.8%
Hawaii	1	74,862,673	8.2	$74,862,673	1.54	x	4.415%	119.0	73.4%	53.8%
Florida	5	74,534,342	8.2	$14,906,868	1.74	x	4.618%	118.4	63.1%	55.8%
Washington	2	61,000,000	6.7	$30,500,000	4.87	x	3.784%	118.0	40.5%	39.0%
Pennsylvania	3	53,696,744	5.9	$17,898,915	3.92	x	3.733%	71.6	40.9%	40.9%
South Carolina	4	33,792,706	3.7	$8,448,177	2.36	x	4.132%	105.2	59.7%	55.6%
Texas	1	32,000,000	3.5	$32,000,000	1.50	x	4.750%	120.0	73.7%	63.4%
Colorado	2	31,956,000	3.5	$15,978,000	1.79	x	4.730%	119.0	68.9%	68.9%
Tennessee	1	26,935,252	2.9	$26,935,252	4.35	x	3.565%	59.0	35.0%	35.0%
North Carolina	5	23,076,688	2.5	$4,615,338	1.87	x	4.748%	118.1	64.6%	63.7%
Virginia	1	19,079,137	2.1	$19,079,137	4.35	x	3.565%	59.0	35.0%	35.0%
Arizona	1	12,984,322	1.4	$12,984,322	1.62	x	4.980%	119.0	70.2%	57.7%
Utah	1	12,234,728	1.3	$12,234,728	1.39	x	4.800%	119.0	69.9%	57.2%
Delaware	1	11,535,838	1.3	$11,535,838	1.89	x	4.890%	119.0	69.9%	57.4%
Indiana	1	11,000,000	1.2	$11,000,000	2.77	x	4.550%	119.0	59.8%	59.8%
Louisiana	1	9,600,000	1.1	$9,600,000	1.40	x	4.700%	120.0	72.7%	62.4%
Minnesota	1	4,000,000	0.4	$4,000,000	1.63	x	4.420%	119.0	59.5%	54.4%
Wisconsin	1	1,996,161	0.2	$1,996,161	4.43	x	3.565%	59.0	34.1%	34.1%
Total/Wtd.Avg	44	$914,179,591	100.0%	$20,776,809	2.64	x	4.180%	109.4	53.9%	50.4%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-10

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

A-3-1

DIAMONDBACK INDUSTRIAL PORTFOLIO 2

Nestlé

Nestlé – Breinigsville

Amazon – Charleston

SWIFT
SWIFT

Home Depot – Winchester

A-3-2

DIAMONDBACK INDUSTRIAL PORTFOLIO 2

A-3-3

DIAMONDBACK INDUSTRIAL PORTFOLIO 2

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	3		Loan Seller		GACC
Location (City/State)(1)	Various		Cut-off Date Principal Balance(3)		$78,000,000
Property Type(1)	Industrial		Cut-off Date Principal Balance per SF(2)		$30.87
Size (SF)	2,526,901		Percentage of Initial Pool Balance		8.5%
Total Occupancy as of 6/1/2019	100.0%		Number of Related Mortgage Loans(4)		2
Owned Occupancy as of 6/1/2019	100.0%		Type of Security		Fee Simple / Leasehold
Year Built / Latest Renovation(1)	Various / NAP		Mortgage Rate		3.5650%
Appraised Value(1)	$223,000,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		60

Underwritten Revenues	$12,763,801
Underwritten Expenses	$108,746		Escrows(5)
Underwritten Net Operating Income (NOI)	$12,655,056			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,276,020		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	35.0%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	35.0%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.49x / 4.35x		TI/LC	$2,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	16.2% / 15.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$139,000,000	64.2%	Purchase Price	$209,938,497	97.0%
Principal’s New Cash Contribution	77,423,776	35.8	Origination Costs	4,485,279	2.1
			Upfront Reserves	2,000,000	0.9

Total Sources	$216,423,776	100.0%	Total Uses	$216,423,776	100.0%

(1)	See “—The Mortgaged Properties” below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Diamondback Industrial Portfolio 2 Senior Notes (as defined below) and excludes the Diamondback Industrial Portfolio 2 Subordinate Note (as defined below).
(3)	The Diamondback Industrial Portfolio 2 Loan (as defined below) consists of Note A-1, Note A-2, Note A-3 and is part of the Diamondback Industrial Portfolio 2 Whole Loan, which is evidenced by three senior pari passu notes and one subordinate note and has an aggregate outstanding principal balance as of the Cut-off Date of $139,000,000. See “—The Mortgage Loan” below.
(4)	The borrowers for the Diamondback Industrial Portfolio 2 Whole Loan are under the same ownership as the borrowers for the Diamondback Industrial Portfolio 1 Whole Loan.
(5)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Diamondback Industrial Portfolio 2 Loan”) is part of a whole loan (the “Diamondback Industrial Portfolio 2 Whole Loan”) consisting of three pari passu notes (Note A-1, Note A-2 and Note A-3) with an aggregate original principal balance of $78,000,000 (the “Diamondback Industrial Portfolio 2 Senior Notes”) and one subordinate promissory note (Note B) with an original principal balance of $61,000,000 (the “Diamondback Industrial Portfolio 2 Subordinate Note”). The Diamondback Industrial Portfolio 2 Whole Loan has an aggregate principal balance of $139,000,000 as of the Cut-off Date and is secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interests in a three-property industrial portfolio located in Pennsylvania, Tennessee and Virginia, consisting of 2,526,901 SF of net rentable area (the “Diamondback Industrial Portfolio 2 Properties”). The Diamondback Industrial Portfolio 2 Loan which will be included in the GSMS 2019-GC40 securitization transaction, represents approximately 8.5% of the Initial Pool Balance. The Diamondback Industrial Portfolio 2 Subordinate Note will be an asset of the trust but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the Diamondback Industrial Portfolio 2 Subordinate Note will be available to make distributions in respect of eight loan specific classes of certificates only.

The Diamondback Industrial Portfolio 2 Senior Notes, have an interest rate of 3.56500% per annum and the Diamondback Industrial Portfolio 2 Subordinate Note has an interest rate of 3.56500% per annum, resulting in a weighted average interest rate of 3.56500% per annum on the Diamondback Industrial Portfolio 2 Whole Loan. The proceeds of the Diamondback Industrial Portfolio 2 Whole Loan and a new cash contribution from the borrower sponsor were primarily used to fund the acquisition of the Diamondback Industrial Portfolio 2 Properties, fund upfront reserves and pay origination costs. The aggregate purchase price for the three properties equaled approximately $209.9 million.

The Diamondback Industrial Portfolio 2 Whole Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Diamondback Industrial Portfolio 2 Whole Loan requires monthly payments of interest only for the term of the Diamondback Industrial Portfolio 2 Whole Loan. The scheduled maturity date of the Diamondback Industrial Portfolio 2 Whole Loan is the due date in June 2024. At any time after July 11, 2021, the Diamondback Industrial Portfolio 2 Whole Loan may be defeased with certain “government securities” as

A-3-4

DIAMONDBACK INDUSTRIAL PORTFOLIO 2

permitted under the Diamondback Industrial Portfolio 2 Whole Loan documents. Voluntary prepayment of the Diamondback Industrial Portfolio 2 Whole Loan is permitted on or after the due date occurring in February 2024 without payment of any prepayment premium.

The following table outlines the three pari passu notes and one subordinate B note evidencing the Diamondback Industrial Portfolio 2 Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1	$40,000,000	$40,000,000	GSMS 2019-GC40 “pooled certificates”	No
Note A-2	25,000,000	25,000,000	GSMS 2019-GC40 “pooled certificates”	No
Note A-3	13,000,000	13,000,000	GSMS 2019-GC40 “pooled certificates”	No
Note B	61,000,000	61,000,000	GSMS 2019-GC40 “loan specific certificates”(1)	Yes
Total	$139,000,000	$139,000,000

(1)	The holder of the Diamondback Industrial Portfolio 2 Subordinate Note will have the right to appoint the special servicer of the Diamondback Industrial Portfolio 2 Whole Loan and to direct certain decisions with respect to the Diamondback Industrial Portfolio 2 Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Diamondback Industrial Portfolio 2 Subordinate Note, the holder of the Diamondback Industrial Portfolio 2 Note A-1 will have such rights. For so long as the Diamondback Industrial Portfolio 2 Subordinate Note is included in the GSMS 2019-GC40 securitization, and a control appraisal event does not exist, such rights will be exercised by the Directing Holder of the GSMS 2019-GC40 loan specific certificates.

Diamondback Industrial Portfolio 2 Total Debt Capital Structure

(1)	Based on the appraised value of $223,000,000 as of April 2019.
(2)	Based on the UW NOI of $12,655,056 and the UW NCF of $12,276,020.
(3)	Based on the appraised value of $223,000,000, the Implied Borrower Sponsor Equity is $84,000,000.

A-3-5

DIAMONDBACK INDUSTRIAL PORTFOLIO 2

■	The Mortgaged Properties. The Diamondback Industrial Portfolio 2 Properties consist of three industrial properties built between 1994 and 2011. The Diamondback Industrial Portfolio 2 Properties include 2,526,901 SF of industrial space across three locations in Pennsylvania, Tennessee and Virginia.

The following table presents certain information relating to the Diamondback Industrial Portfolio 2 Properties:

Property Name	City	State	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW Base Rent(1)
Nestle – Breinigsville	Breinigsville	Pennsylvania	$57,000,000	41.0%	1,045,153	1994	$93,400,000	$4,981,461
Amazon – Charleston	Charleston	Tennessee	48,000,000	34.5	1,016,148	2011	75,600,000	4,444,813
Home Depot – Winchester	Winchester	Virginia	34,000,000	24.5	465,600	2008	54,000,000	2,762,550
Total			$139,000,000	100.0%	2,526,901		$223,000,000	$12,188,824

(1)       Based on the underwritten rent roll as of June 1, 2019.

Nestle – Breinigsville

The largest property by allocated loan amount, Nestle – Breinigsville, is a single-story, 1,045,153 SF industrial building located at 555 Nestle Way in Breinigsville, Pennsylvania. The improvements consist of a warehouse distribution facility with approximately 1.8% by net rentable area of office space. The Nestle – Breinigsville property features 87 dock-high doors, two drive-in doors, and one rail door, all with 30’ clearance height. Parking at the Nestle – Breinigsville property consists of 234 surface spaces for a parking ratio of 0.22 spaces per 1,000 SF of net rentable area, with an additional 415 trailer spaces.

The Nestle – Breinigsville property, which was developed in 1994, is 100.0% leased to Nestle, which signed a 10-year triple net lease extension through December 2027. The Nestle lease is guaranteed by Nestle Holdings, Inc., which is a wholly owned subsidiary of NIMCO US, Inc., which is a wholly owned subsidiary of Nestle S.A. Nestle purchased the undeveloped site in June 1993 and subsequently constructed and completed the improvements in November 1994. Nestle has two, five-year renewal options and no termination options. Nestle has purchase options with respect to the Nestle – Breinigsville property under certain circumstances specified in the Nestle lease. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Nestle S.A. (rated AA-/Aa2/AA- by Fitch/Moody’s/S&P) is one of the world’s largest food and drinks companies, producing more than 2,000 brands including the coffee brand Nescafé, Haagen-Dazs ice cream, Purina pet food, DiGiorno pizza, Kit-Kat chocolates, and Perrier bottled water. Its brands are produced at more than 400 factories globally, with the United States being Nestle S.A’.s biggest market. It is also L’Oréal’s second largest shareholder with a 23% stake in the beauty company. Nestle S.A. was founded by Henri Nestle in Switzerland in 1843. As of fiscal year 2018, Nestle S.A. reported revenue of approximately $93.8 billion and net income of approximately $10.4 billion.

Amazon – Charleston

The second largest property by allocated loan amount, Amazon – Charleston, is a single-story, 1,016,148 SF industrial distribution warehouse located at 225 Infinity Drive Northwest in Charleston, Tennessee. The improvements were constructed in 2011 and feature 64 dock-high doors, and four drive-in doors, all with 32’ clearance. Parking consists of 918 surface spaces for a parking ratio of 0.90 spaces per 1,000 SF of net rentable area, with an additional 126 trailer spaces.

The Amazon – Charleston property is currently 100.0% occupied by Amazon, which has been in occupancy since 2011. Amazon’s parent company, Amazon.com, Inc. (rated A+/A3/AA- by Fitch/Moody’s/S&P) guarantees the Amazon lease. The property serves as a fulfillment center for Amazon’s internet orders, and generally fulfills larger bulky items over 30 lbs. Given the size of the products handled at the facility, the property has a traditional metal racking system with 32’ clear ceiling heights. The property was originally built to suit for Amazon, which signed a 15 year lease in September 2011 through September 2026. Amazon has no termination options in its lease and has four, five-year renewal options at fair market rent. Amazon has a right of first offer to purchase the

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property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The property currently receives a tax incentive in the form of a payment in-lieu of taxes (“PILOT”) program. The fee simple title to the property is vested in the name of The Industrial Development Board of the County of Bradley (“IDB”) and the City of Cleveland, Tennessee (the “Fee Owners”), which ground leases the site to the borrower. Both the fee interest of the Fee Owners and the leasehold interest of the borrower secure the Diamondback Industrial Portfolio 2 Whole Loan. The program, structured as a ground lease, is an agreement by which the property’s developer receives tax abatements over a 10-year period, from 2012 through the end of 2021, in exchange for developing the property and leasing it for occupancy to Amazon. The ground lease has no base rent. Under the PILOT program, 50% of the market level assessment is used to calculate the real estate taxes for each tax year through 2021. The term of the ground lease expires on December 31, 2021 but will automatically be extended for consecutive periods of 30 days each, unless the borrower gives written notice to IDB of its intent to either terminate the ground lease or exercise its option to purchase the fee simple interest in the real property for $1. Pursuant to the borrower’s lease with Amazon, Amazon is required to pay the PILOT payments, and to pay real estate taxes upon the expiration of the PILOT program. According to the appraisal, estimated 2019 PILOT payments are $177,114, compared to estimated real estate taxes of $387,074 in 2022 after the PILOT expires.

Amazon.com, Inc. operates retail websites and offers programs that enable third parties to sell products on its websites. Amazon’s main web site offers millions of books, as well as other media, home furnishings, apparel, pet supplies, office products, and hundreds of other product categories. As of the fiscal year 2018, Amazon.com, Inc.’s reported revenues were approximately $232.9 billion and reported net income was approximately $10.1 billion.

Home Depot – Winchester

The third largest property by allocated loan amount, Home Depot - Winchester, is a single-story, 465,600 SF industrial distribution warehouse located at 480 Park Center Drive in Winchester, Virginia. The property was built in 2008 and features 187 dock-high doors, and two drive-in doors, with clearing heights ranging from 32’ – 40’. Parking consists of 381 surface spaces for a parking ratio of 0.82 spaces per 1,000 SF of net rentable area and an additional 730 spaces designated for trucks. The property is 100.0% occupied by Home Depot U.S.A., Inc. (“Home Depot”), which has been in occupancy since 2008. In June 2013, Home Depot entered into a 19-year lease extension, set to expire in July 2032. Per Home Depot’s lease, it is obligated to exercise the first five-year extension option, bringing its lease expiration date to July 2037. Home Depot has one, five-year renewal option at fair market rent. Home Depot utilizes the property as a Rapid Deployment Center (“RDC”) within Home Depot’s larger distribution system. The facility processes only top-selling retail products where high inventory turnover at retail stores requires constant re-stocking. The RDC utilizes an inventory sorting system with automated conveyer belts that enable manual packing of small quantity goods. The RDC is essential to Home Depot’s operations at the property, given that most inventory is in the facility for less than 24 hours before it is distributed to the network of Home Depot retail stores.

In addition, the property includes a 31.3-acre land site owned by the borrower and located adjacent to the Home Depot building. The site is utilized for parking and is leased to Home Depot, and the lease is co-terminous with the Home Depot building lease. Home Depot pays rent to the borrower for the adjacent land site of $392,000 per year and increases to $439,040 per year in October 2023, followed by an additional increase to $491,725 per year in October 2028. Home Depot has two, five-year renewal options remaining under the lease.

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Home Depot is a subsidiary of The Home Depot, Inc. (rated A/A2/A by Fitch/Moody’s/S&P), a large home improvement retailer, and one of the largest retailers in the United States. The company operates approximately 2,287 stores, including 1,981 stores in the U.S., 182 stores in Canada, and 124 stores in Mexico. The Home Depot, Inc. targets both do-it-yourself and professional customers with a wide variety of home improvement products. Major product lines include lumber, floor and wall coverings, plumbing, gardening supplies, tools, paint, and appliances. As of the fiscal year end 2018, The Home Depot, Inc. had reported revenues of approximately $108.2 billion and reported net income of approximately $11.1 billion.

The following table presents certain information relating to the major tenants at the Diamondback Industrial Portfolio 2 Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Portfolio GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Nestle	AA- / Aa2 / AA-	1,045,153	41.4%	$4,981,461	40.9%	$4.77	12/31/2027	2, 5-year options
Amazon	A+ / A3 / AA-	1,016,148	40.2	4,444,813	36.5	4.37	9/30/2026	4, 5-year options
Home Depot	A / A2 / A	465,600	18.4	2,762,550	22.7	5.93	7/31/2037	1, 5-year option
Largest Tenants		2,526,901	100.0%	$12,188,824	100.0%	$4.82
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		2,526,901	100.0%	$12,188,824	100.0%	$4.82

(1)	Based on the underwritten rent rolls as of June 1, 2019.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Diamondback Industrial Portfolio 2 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	1,016,148	40.2	40.2%	4,444,813	36.5	4.37	1
2027	1,045,153	41.4	81.6%	4,981,461	40.9	4.77	1
2028	0	0.0	81.6%	0	0.0	0.00	0
2029	0	0.0	81.6%	0	0.0	0.00	0
2030 & Thereafter	465,600	18.4	100.0%	2,762,550	22.7	5.93	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,526,901	100.0%		$12,188,824	100.0%	$4.82	3

(1)	Calculated based on the approximate SF occupied by each tenant.

The following table presents certain information relating to historical leasing at the Diamondback Industrial Portfolio 2 Properties:

Historical Leased %(1)

Property	2016	2017	2018	As of 6/1/2019
Nestle – Breinigsville	100.0%	100.0%	100.0%	100.0%
Amazon – Charleston	100.0%	100.0%	100.0%	100.0%
Home Depot – Winchester	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Diamondback Industrial Portfolio 2 Properties:

Cash Flow Analysis(1)

	2016	2017	2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$11,701,046	$11,935,987	$11,705,973	$12,188,824	$4.82
Credit Tenant Rent Steps(3)	0	0	0	612,028	0.24
Potential Income from Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$11,701,046	$11,935,987	$11,705,973	$12,800,852	$5.07
Reimbursements	5,263	60,393	(3,347)	100,309	0.04
Other Income	392,096	414,424	449,739	392,000	0.16
Total Gross Income	$12,098,405	$12,410,804	$12,152,364	$13,293,162	$5.26
Economic Vacancy & Credit Loss(4)	0	0	0	(529,360)	(0.21)
Effective Gross Income	$12,098,405	$12,410,804	$12,152,364	$12,763,801	$5.05

Real Estate Taxes(5)	$0	$0	$0	$0	$0.00
Insurance	16,662	22,702	16,131	25,688	0.01
Management Fee	0	0	0	45,921	0.02
Other Operating Expenses	1,424,023	219,653	224,023	37,137	0.01
Total Operating Expenses	$1,440,684	$242,356	$240,154	$108,746	$0.04

Net Operating Income	$10,657,721	$12,168,448	$11,912,210	$12,655,056	$5.01
Replacement Reserves	0	0	0	379,035	0.15
TI/LC	0	0	0	0	0.00
Net Cash Flow	$10,657,721	$12,168,448	$11,912,210	$12,276,020	$4.86

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on the underwritten rent rolls as of June 1, 2019.
(3)	Represents straight line average rent for investment grade tenants Nestle, Amazon and Home Depot.
(4)	Underwritten Vacancy & Credit Loss represents an economic vacancy of 4.0%.
(5)	Tenants are responsible for directly paying Real Estate Taxes. Additionally, the Amazon - Charleston property currently receives a tax incentive via a PILOT (Payment In Lieu Of Taxes) program. See “—The Mortgaged Properties” above.

■	Appraisal. According to the appraisals, the Diamondback Industrial Portfolio 2 Properties had an aggregate “as-is” appraised value of $223,000,000 as of dates ranging from April 18, 2019 through April 29, 2019. The appraisals also concluded an aggregate “go dark” value of $158,500,000 (Nestle – Breinigsville: $67,800,000; Amazon – Charleston: $51,600,000; Home Depot – Winchester: $39,100,000).

■	Environmental Matters. According to the Phase I environmental reports, dated from February 20, 2019 through February 21, 2019, there are no recognized environmental conditions or recommendations for further action at the Diamondback Industrial Portfolio 2 Properties.

■	Market Overview and Competition.

Nestle – Breinigsville (41.0% of Cut-off Date Allocated Loan Amount)

The Nestle – Breinigsville property is located in Lehigh County, Pennsylvania. Primary access to the area is provided by Interstate 78. The I-81/I-78 Corridor Industrial market is comprised of three core submarkets and 15 counties. As of the fourth quarter of 2018, the I-81/I-78 Corridor Industrial market had inventory of approximately 265.9 million SF, an overall vacancy rate of 6.7% and approximately 22.4 million SF of inventory under construction. At $4.86 PSF, direct weighted average rental rates for warehouse/distribution product rose 1.5% year-over-year from the fourth quarter of 2017 to the fourth quarter of 2018.

The Nestle – Breinigsville property is located in the Lehigh Valley submarket. As of the fourth quarter of 2018, the submarket had inventory of approximately 78.1 million SF, a vacancy rate of 8.6% and direct weighted average rent of $5.15 PSF, which is the highest of the three submarkets within the I-81/I-78 Corridor.

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The following table presents certain information relating to comparable leases for the Nestle – Breinigsville property:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
Nestle – Breinigsville Property	Breinigsville, PA	Net	$4.77	Nestle	1,045,153	Dec 2017	10.0
Industrial Warehouse Lease	Middletown, PA	Net	$4.70	Schneider Electric	650,671	May 2018	5.2
139 Fredericksburg Rd	Fredericksburg, PA	Net	$4.25	Ace Hardware	1,080,421	June 2018	15.0
Arcadia West Industrial Park	Klutztown, PA	Net	$5.15	Allen Distribution	211,134	Feb 2018	3.1
100 Carolina Way	New Kingston, PA	Net	$4.73	XPO Logistics (Menlo)	805,600	Dec 2018	7.0
Uline Building	Breinigsville, PA	Net	$5.69	Coca-Cola	363,000	July 2017	5.0
Prologis Carlisle II	Carlisle, PA	Net	$4.43	Kohler	1,029,600	May 2017	10.0
350 Lingle Ave	Palmyra, PA	Net	$3.85	General Mills	1,400,000	Dec 2017	7.5
Berks Park 78	Bethel, PA	Net	$4.30	XPO (Samsung)	500,000	Feb 2016	5.0
Weighted Average(2)			$4.64		755,053		7.0

(1)	Source: Appraisals.
(2)	Weighted Average excludes the Nestle – Breinigsville property.

The appraisal concluded a market rent rate of $4.75 PSF NNN for the Nestle – Breinigsville property, which is slightly lower than the tenant’s current rental rate of $4.77 PSF NNN.

Amazon – Charleston (34.5% of Cut-off Date Allocated Loan Amount)

The Amazon – Charleston property is located in Charleston, Bradley County, Tennessee. As of the first quarter of 2019, the Bradley County industrial market contained an inventory of 7.7 million SF, a direct vacancy rate of 5.8% and average rental rate of $3.78 PSF.

The following table presents certain information relating to comparable leases for the Amazon – Charleston property:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
Amazon – Charleston Property	Charleston, TN	Net	$4.37	Amazon	1,016,148	Sept 2011	15.0
Amazon Distribution Center	Burlington, NJ	Net	$5.50	Amazon	1,016,000	Feb 2019	10.0
Amazon Fulfillment Center	Livonia, MI	Net	$4.25	Amazon	1,009,292	Sept 2017	15.0
Amazon Distribution	Kansas City, KS	Net	$5.65	Amazon	856,605	Aug 2017	15.0
Amazon Fulfillment Center	Lebanon, TN	Net	$4.00	Amazon	1,016,148	Oct 2012	15.0
Amazon.com Fulfillment Center	Chattanooga, TN	Net	$4.03	Amazon	1,016,148	Mar 2011	15.0
Weighted Average(2)			$4.69		982,839		14.0

(1)	Source: Appraisals.
(2)	Weighted Average excludes the Amazon – Charleston property.

The appraisal concluded a market rent rate of $4.25 PSF NNN for the Amazon - Charleston property, which is slightly lower than the tenant’s current rental rate of $4.37 PSF NNN.

Home Depot – Winchester (24.5% of Cut-off Date Allocated Loan Amount)

The Home Depot – Winchester property is located in Winchester, Frederick County, Virginia within the Shenandoah Valley. Primary access to the area is provided by Interstate 81, which is less than one mile from the property.

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The Home Depot – Winchester property is part of the Winchester Industrial Market, which is centrally located within the I-81 corridor. The Winchester industrial market had year-end 2018 inventory of approximately 12.3 million SF, an overall vacancy rate of 4.4% and asking rent of $5.28 PSF, a 2.3% increase over 2017 asking rent of $5.16 PSF and a 20.8% increase over 2016 asking rent of $4.37 PSF.

The following table presents certain information relating to comparable leases for the Home Depot - Winchester property:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
Home Depot – Winchester	Winchester, VA	Net	$5.93	Home Depot	465,600	Jul 2018	19.0
180 Admiral Byrd Drive	Winchester, VA	Net	$6.25	Confidential	120,000	Mar 2019	5.0
165 Business Boulevard	Clear Brook, VA	Net	$5.32	Amazon	1,000,000	Dec 2017	15.0
80 Tyson Drive	Winchester, VA	Net	$5.00	Fiat Chrysler Automobiles	400,400	Nov 2016	15.0
331 Apple Valley Road	Winchester, VA	Net	$4.50	Rubbermaid	111,000	Dec 2016	2.0
255 Fort Collier Road	Winchester, VA	Net	$4.00	Home Depot USA, Inc.	229,828	Mar 2016	2.0
Weighted Average(2)			$5.01		372,246		8.0

(1)	Information is based on the appraisals.
(2)	Weighted Average excludes the Home Depot – Winchester property.

The appraisal concluded a market rent rate of $5.75 PSF NNN for the Home Depot – Winchester property, which is slightly lower than the tenant’s current rental rate of $5.93 PSF NNN.

■	The Borrowers. The borrowers are VEREIT/OW Breinigsville PA, LLC, VEREIT/OW Charleston TN, LLC and VEREIT/OW Winchester VA, LLC, each a newly formed Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Diamondback Industrial Portfolio 2 Whole Loan. The borrowers are indirectly owned 20% by VEREIT Operating Partnership, L.P. (which is 97.6% owned by VEREIT, Inc. and 2.4% owned by certain non-affiliated investors and certain former directors, officers and employees of ARC Real Estate Partners, LLC) and 80% by a Korean investment trust. The borrowers for the Diamondback Industrial Portfolio 2 Loan are under the same ownership as the borrowers for the Diamondback Industrial Portfolio 1 Loan. The Diamondback Industrial Portfolio 2 Properties were acquired from affiliates of VEREIT, Inc. There is no non-recourse carve-out guarantor or separate environmental indemnitor for the Diamondback Industrial Portfolio 2 Whole Loan.

■	Escrows. At origination of the Diamondback Industrial Portfolio 2 Whole Loan, the borrowers funded reserves of $2,000,000 for outstanding approved leasing expenses with respect to the Nestle tenant.

On each due date, the borrowers will be required to fund the following reserves: (i) if a Trigger Period (as defined below) has occurred, one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (provided that if no event of default is continuing, the borrowers’ requirement to make such deposits will be waived with respect to any property where (a) the entire property is leased to one or more IG Tenants (as defined below), (b) such IG Tenant(s) is obligated under its lease to pay all real estate taxes for such property directly to the applicable governmental authority and does so before delinquency and (c) the applicable lease remains in full force and effect and no event of default exists thereunder), (ii) if a Trigger Period under the Diamondback Industrial Portfolio 2 Whole Loan documents has occurred and is continuing, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (provided that (1) such deposits will be waived if the Diamondback Industrial Portfolio 2 Properties are covered under an acceptable blanket policy and (2) if no event of default is continuing, the borrowers’ requirement to make such deposits will be waived with respect to any property where (a) the entire property is leased to one or more IG Tenants, (b) such IG Tenant(s) is obligated under its lease to pay all insurance premiums for such property directly to the insurer and does so as they become due and payable and (c) the applicable lease remains in full force and effect and no event of default exists thereunder), (iii) if a Trigger Period under the Diamondback Industrial Portfolio 2 Whole Loan documents has occurred and is continuing, a monthly replacement reserve deposit equal to one-twelfth of $0.02 PSF (initially $3,245.58), (iv) if a Trigger Period under the Diamondback

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Industrial Portfolio 2 Whole Loan documents has occurred and is continuing, a monthly rollover reserve deposit equal to one-twelfth of $0.25 PSF (initially $52,643.77).

An “IG Tenant” means a tenant under a lease at any of the Diamondback Industrial Portfolio 2 Properties (i)(x) with a rating of “BBB-” (or the applicable equivalent rating) or better by one of Moody’s, S&P or Fitch or (y) if such tenant is not rated by any of Moody’s, S&P or Fitch, has a rating of “BBB-” (or the applicable equivalent rating) or better by one or more of DBRS, Morningstar, KBRA and no nationally-recognized statistical rating organization that is rating such tenant has given a rating of less than “BBB-” (or the applicable equivalent rating) or (ii) is a tenant that is wholly-owned by a parent that satisfies the conditions set forth in clause (i).

■	Lockbox and Cash Management. The Diamondback Industrial Portfolio 2 Whole Loan documents require a lender-controlled hard lockbox account with in-place cash management. The borrowers are required to cause tenants to deposit rents directly into the lockbox account. In addition, the borrowers and the property manager are required to deposit all rents and gross revenue from the Diamondback Industrial Portfolio 2 Properties into such lockbox account within two business days of receipt. Twice a month, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and applied to make required deposits into the tax and insurance reserves, if any, as described above under “—Escrows,” to pay debt service on the Diamondback Industrial Portfolio 2 Whole Loan, to make required deposits into the replacement and rollover reserves, if any, as described above under “—Escrows,” to pay operating expenses set forth in the annual budget (which must be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to pay any remainder (i) if a Lease Sweep Period is in effect, to a lease sweep reserve to be applied to expenses of reletting the applicable tenant space, (ii) if no Lease Sweep Period is in effect, and any other Trigger Period is in effect, to a cash collateral account to be held as additional security for the Diamondback Industrial Portfolio 2 Whole Loan during the continuance of such Trigger Period and (iii) if no Trigger Period is in effect, to the borrowers.

A “Trigger Period” means a period commencing upon (i) the commencement of an event of default under the Diamondback Industrial Portfolio 2 Whole Loan documents, (ii) the debt service coverage ratio of the Diamondback Industrial Portfolio 2 Whole Loan falling below 1.10x, or (iii) the occurrence of a Lease Sweep Period (as defined below).

A Trigger Period will expire upon (a) in the case of a Trigger Period caused by the event described in clause (i) above, such event of default being cured (and the cure having been accepted by the lender), (b) in the case of a Trigger Period caused by the event described in clause (ii) above, the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, and (c) in the case of a Trigger Period caused by the event in clause (iii) above, the expiration of the Lease Sweep Period in accordance with the definition of Lease Sweep Period below. The borrower may cure a Trigger Period caused by clause (ii) above by delivering to the lender cash or a letter of credit meeting the requirements of the loan documents in an amount which, if applied to repay the outstanding principal balance of the Diamondback Industrial Portfolio 2 Whole Loan would cause the debt service coverage ratio to equal 1.10x.

A “Lease Sweep Period” will commence, (a) upon the earlier of (i) the date that is nine months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the latest date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon borrowers’ receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) solely with respect to any Sweep Tenant that is not an IG Tenant, if a Sweep Tenant has ceased operating its business at the related property (other than in connection with (x) a temporary vacation of the space for a period of no longer than 12 months following a casualty or condemnation at the applicable Diamondback Industrial Portfolio 2 Property, provided that the borrower or the applicable Sweep Tenant is continuously and diligently pursuing completion of a restoration of such property during such 12 month period and (y) a temporary vacation of, or cessation of business at, the space for a period of not more than 90 days in connection with renovation or build-out of the space or other permitted alteration) at substantially all of its space at the Diamondback Industrial Portfolio 2 Property; (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent. A

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Lease Sweep Period will end upon (i) with respect to clause (a), (b), (c) and (d) above, (x) (a) at least 75% of the Sweep Lease space being leased pursuant to a qualified lease, which lease results in a debt yield of at least 8.0% or (b) the entirety of the Sweep Lease space is being leased pursuant to one or more qualified leases and (y) in the lender’s reasonable judgement, sufficient funds have accumulated in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods and any shortfalls in debt service or operating expenses as a result of any anticipated down time prior to commencement of payments under such qualified leases (“Sufficient Funds”); (ii) with respect to clause (a) above, the date the Sweep Tenant exercises its renewal or extension option; (iii) with respect to clause (b) above, the date the Sweep Tenant retracts its notice to surrender or cancel its lease; (iv) with respect to clause (c) above, the date on which the tenant has recommenced its business at the related property for a period of at least 30 days; (v) with respect to clause (d) above, the date the monetary or material non-material default has been cured and no other monetary or material non-monetary default under such Sweep Lease occurs for a period of three consecutive months following such cure); and (vi) with respect to clause (e) above, either the bankruptcy or insolvency proceeding has terminated and the Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (x) at least 75% of the Sweep Lease space is leased pursuant to a qualified lease, the leasing results in a debt yield of at least 8.0% and (y) Sufficient Funds have been accumulated in the lease sweep reserve.

A “Sweep Lease” means each of the (i) Amazon lease, (ii) Nestle lease, (iii) Home Depot lease and (iv) any replacement lease covering a majority of the space currently demised under each such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

■	Property Management. The Diamondback Industrial Portfolio 2 Properties are managed by VEREIT Realty Advisors, LLC, an affiliate of the borrowers pursuant to management agreements between such manager and a parent company of the borrowers. Under the Diamondback Industrial Portfolio 2 Whole Loan documents, the lender has the right to require the borrowers to replace the property manager with (x) an unaffiliated qualified manager selected by the borrowers or (y) another property manager chosen by the borrowers and approved by the lender (provided, that such approval may be conditioned upon the borrowers delivering a rating agency confirmation as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an event of default, (ii) if the property manager is in default under any management agreement beyond any applicable notice and cure period, (iii) if the property manager has become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Diamondback Industrial Portfolio 2 Whole Loan, the Diamondback Industrial Portfolio 2 Whole Loan documents permit a partial release of one or more of the individual Diamondback Industrial Portfolio 2 Properties at any time after July 11, 2021, subject to certain conditions, including, without limitation, the following: (i) the sale of such individual property is pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the related borrowers defease a portion of the Diamondback Industrial Portfolio 2 Whole Loan equal to the applicable release price (as described below); (iii) after giving effect to such release, the debt service coverage ratio for the remaining Diamondback Industrial 2 Properties will be no less than the greater of (1) the debt service coverage ratio of all of the Diamondback Industrial Portfolio 2 Properties (including the individual property to be released) immediately preceding such release and (2) 1.40x; (iv) after giving effect to such release, the loan-to-value ratio for the remaining Diamondback Industrial Portfolio 2 Properties is not greater than the lesser of (1) the loan-to-value ratio of all of the Diamondback Industrial Portfolio 2 Properties (including the individual property to be released) immediately preceding such release and (2) 65.0%; and (v) after giving effect to the release, the ratio of the unpaid principal balance of the Diamondback Industrial Portfolio 2 Whole Loan to the value of the remaining Diamondback Industrial Portfolio 2 Properties (such value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any) is no more than 125%. The release price for the first release is 110% of the allocated loan amount of the individual property being released, for the second release is 115% of the

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DIAMONDBACK INDUSTRIAL PORTFOLIO 2

allocated loan amount of the individual property being released, and for the release of the final individual property is the remaining principal balance of the Diamondback Industrial Portfolio 2 Whole Loan.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Diamondback Industrial Portfolio 2 Properties, plus 24 months of business interruption coverage. If TRIPRA is no longer in effect, then the borrowers’ requirement to purchase terrorism insurance will be capped at an amount equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the Diamondback Industrial Portfolio 2 Whole Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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250 LIVINGSTON

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250 LIVINGSTON

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250 LIVINGSTON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(3)	$75,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(2)	$337.56
Size (SF)(1)	370,305	Percentage of Initial Pool Balance	8.2%
Total Occupancy as of 4/1/2019(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2019(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1910 / 2013	Mortgage Rate	3.63000%
Appraised Value	$210,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$16,032,086
Underwritten Expenses	$4,309,444	Escrows(4)
Underwritten Net Operating Income (NOI)	$11,722,642	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,638,292	Taxes	$148,101	$148,101
Cut-off Date LTV Ratio(2)	59.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	59.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.55x / 2.53x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.4% / 9.3%	Other	$5,376,645	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$125,000,000	100.0%	Loan Payoff	$75,143,438	60.1%
Principal Equity Distribution	41,116,488	32.9
Reserves	5,524,746	4.4
Origination Costs	3,215,328	2.6

Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The 250 Livingston Property (as defined below) is comprised of 343,486 SF of commercial space and 26,819 SF of residential space consisting of 36 units. Total Occupancy and Owned Occupancy as of 4/1/2019 are 100.0% for the commercial space and 94.4% based on units for the residential space.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 250 Livingston Whole Loan (as defined below). See “—The Mortgage Loan” below.
(3)	The Cut-off Date Balance of $75,000,000 represents the controlling note A-1, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. The related companion loan, which is evidenced by the non-controlling note A-2 ($50,000,000) is currently held by CREFI and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The 250 Livingston mortgage loan (the “250 Livingston Loan”) is part of a whole loan (the “250 Livingston Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 370,305 SF mixed use building located in Brooklyn, New York (the “250 Livingston Property”). The 250 Livingston Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 8.2% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2 ($50,000,000), which is currently held by CREFI and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 250 Livingston Whole Loan, which accrues interest at an interest rate of 3.63000% per annum, was originated by CREFI on May 31, 2019, had an aggregate original principal balance of $125,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. The proceeds of the 250 Livingston Whole Loan were primarily used to refinance prior debt secured by the 250 Livingston Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves. The 250 Livingston Property was previously securitized in the GSMS 2013-GC12 transaction.

The table below summarizes the promissory notes that comprise the 250 Livingston Whole Loan. The relationship between the holders of the 250 Livingston Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$75,000,000	$75,000,000	GSMS 2019-GC40	Yes
Note A-2	50,000,000	50,000,000	CREFI(1)	No
Total	$125,000,000	$125,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

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250 LIVINGSTON

The 250 Livingston Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 250 Livingston Whole Loan. The scheduled maturity date of the 250 Livingston Whole Loan is the due date in June 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) May 31, 2023 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 250 Livingston Whole Loan, the 250 Livingston Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 250 Livingston Whole Loan documents.

Voluntary prepayment of the 250 Livingston Whole Loan is permitted on or after the due date in March 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The 250 Livingston Property is a 12-story mixed use building located in downtown Brooklyn between Bond Street and Hoyt Street. The 250 Livingston Property contains 343,486 SF of office and ground level retail space on floors 1-8 (which collectively account for 91.8% of underwritten EGI) and 36 residential units (26,819 SF of space and accounting for 8.2% of underwritten EGI) on floors 9-12. The 250 Livingston Property was originally constructed in 1910 and has been owned and operated by the borrower sponsor, Clipper Realty Inc., since the firm’s acquisition in 2002. The residential floors were converted to their current use in stages between 2003 and 2013 and consist of 14 studio apartment units and 22 one-bedroom apartment units. The studio units average approximately 736 SF and underwritten monthly base rent of $3,037 per unit while the one-bedroom units average approximately 751 SF and underwritten monthly base rent of $3,178. The City of New York occupies approximately 99.7% of the commercial space at the 250 Livingston Property with the remaining 0.3% of the commercial space (990 SF) occupied by a deli tenant. As of the underwritten rent roll dated April 1, 2019, the multifamily and commercial portions of the 250 Livingston Property were 94.4% and 100.0% leased, respectively.

The sole office tenant, The City of New York (99.7% of commercial NRA; 99.4% of underwritten commercial base rent; rated AA/Aa1/AA by Fitch, Moody’s and S&P), occupies 342,496 SF of office space under two leases with expiration dates of August 22, 2030. The City of New York had an original lease expiration date of August 22, 2020, however, on May 8, 2019, The City of New York executed a 10-year extension option which will go into effect on the earlier to occur of August 23, 2020 or on the date that all of the borrower’s facade work in connection with the tenant’s initial occupancy of the premises is substantially completed (the “Commencement Date”). The borrower advised that this work is expected to be completed by the end of the year. We cannot assure you that this work will be completed as expected or at all. The City of New York has the option to terminate its lease with 18 months’ notice on (i) the 5th anniversary of the Commencement Date upon payment of a termination fee in an amount equal to all rent payable through the termination date on the later of (a) 30 days after the tenant's receipt from the borrower of an invoice and (b) the termination date or (ii) the 7th anniversary of the Commencement Date upon payment of a $16,434,979.15 termination fee. The City of New York has been at the 250 Livingston Property since 1977 and has continued to expand its space into its current footprint of 342,496 SF. The City of New York’s space at the 250 Livingston Property is utilized by the New York City Human Resources Administration (floors 1-7) and the New York City Department of Environmental Protection (floor 8).

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250 LIVINGSTON

The following table presents certain information relating to the commercial and retail tenants at the 250 Livingston Property:

Largest Owned Commercial Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
The City of New York(4)	AA / Aa1 / AA	342,496	99.7%	$15,174,394	99.4%	$44.31	8 /22/2030(5)	NAP
Metro Finest Deli	NR / NR / NR	990	0.3	87,677	0.6%	$88.56	5/31/2030	1, 5-year option
Total / Wtd. Avg.		343,486	100.0%	$15,262,071	100.0%	$44.43

(1)	Based on the underwritten rent roll dated April 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF represent the straight-line average rent for The City of New York tenant through the maturity date of the 250 Livingston Whole Loan and include $1,719 of contractual rent steps through June 2019 related to Metro Finest Deli.
(4)	The City of New York has the option to terminate its lease with 18 months’ notice on (i) the 5th anniversary of the Commencement Date upon payment of a termination fee in an amount equal to all rent payable through the termination date on the later of (a) 30 days after the tenant's receipt from the borrower of an invoice and (b) the termination date or (ii) the 7th anniversary of the Commencement Date upon payment of a $16,434,979.15 termination fee.
(5)	The City of New York executed a 10-year extension option which will go into effect on the Commencement Date (the earlier to occur of August 23, 2020 or on the date that all of the borrower’s facade work in connection with the tenant’s initial occupancy of the premises is substantially completed). The City of New York’s lease expires 10 years after the Commencement Date.

The following table presents certain information relating to the multifamily units and rent at the 250 Livingston Property:

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
Studio	14	38.9%	12	85.7%	736	$3,037
One Bedroom	22	61.1	22	100.0	751	3,178
Total / Average	36	100.0%	34	94.4%	745	$3,128

(1)	Based on the underwritten rent roll dated April 1, 2019.

The following table presents certain information relating to the commercial lease rollover schedule at the 250 Livingston Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	343,486	100.0	100.0%	15,262,071	100.0%	44.43	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	343,486	100.0%		$15,262,071	100.0%	$44.43	2

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF represent the straight-line average rent for The City of New York tenant through the maturity date of the 250 Livingston Whole Loan and include $1,719 of contractual rent steps through June 2019 related to the Metro Finest Deli.

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250 LIVINGSTON

The following table presents certain information relating to historical leasing at the 250 Livingston Property:

Historical Leased%(1)

	2016	2017	2018	As of 4/1/2019(2)
Commercial Owned Space	100.0%	100.0%	100.0%	100.0%
Residential Owned Space	90.4%	90.9%	90.5%	94.4%

(1)	As provided by the borrower, which represents occupancy as of September 30 for the indicated year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated April 1, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 250 Livingston Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 3/31/2019	Underwritten	Underwritten $ per SF
Base Rent - Apartments	$1,198,879	$1,323,038	$1,144,960	$1,160,521	$1,276,328	$3.45
Potential Income from Vacant Units	0	0	0	0	80,984	0.22
Gross Potential Income - Apartments	$1,198,879	$1,323,038	$1,144,960	$1,160,521	$1,357,312	$3.67
Vacancy & Credit Loss(2)	0	0	0	0	(80,984)	(0.22)
Other Income - Apartments	103,680	86,405	48,729	43,040	43,040	0.12
EGI - Apartments	$1,302,559	$1,409,443	$1,193,689	$1,203,561	$1,319,368	$3.56

Commercial Rental Income(3)(4)	$5,680,659	$8,262,064	$8,264,304	$8,246,503	$15,262,071	$41.21
City of New York Parking Rent	208,333	225,000	225,000	225,000	225,000	0.61
Expense Reimbursements	1,309,563	1,418,187	1,538,792	1,576,234	0	0.00
Gross Potential Income - Commercial	$7,198,555	$9,905,251	$10,028,096	$10,047,737	$15,487,071	$41.82
Vacancy & Credit Loss(2)	0	0	0	0	(774,354)	(2.09)
EGI – Commercial	$7,198,555	$9,905,251	$10,028,096	$10,047,737	$14,712,718	$39.73

Total Effective Gross Income	$8,501,114	$11,314,694	$11,221,785	$11,251,298	$16,032,086	$43.29

Real Estate Taxes	$1,485,201	$1,579,909	$1,663,471	$1,693,890	$1,975,173	$5.33
Insurance	133,173	129,447	116,099	118,740	108,713	0.29
Management Fee	255,033	339,441	336,654	337,539	480,963	1.30
Other Operating Expenses	1,632,674	1,655,205	1,759,336	1,711,747	1,744,596	4.71
Total Operating Expenses	$3,506,081	$3,704,002	$3,875,560	$3,861,916	$4,309,444	$11.64

Net Operating Income(4)	$4,995,033	$7,610,692	$7,346,225	$7,389,382	$11,722,642	$31.66
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	84,350	0.23
Net Cash Flow	$4,995,033	$7,610,692	$7,346,225	$7,389,382	$11,638,292	$31.43

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Vacancy is underwritten to the current, economic vacancy of 6.0%.
(3)	Commercial Rental Income represents the straight-line average rent for The City of New York tenant through the maturity date of the 250 Livingston Whole Loan and includes $1,719 of contractual rent steps through June 2019 related to the Metro Finest Deli.
(4)	The increase from TTM 3/31/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the increase in The City of New York’s rent in connection with the executed 10-year lease extension. Commercial Rental Income is comprised of the current rent that The City of New York is paying ($8,150,060) and the straight line average rent over the loan term ($7,024,334).

■	Appraisal. According to the appraisal, the 250 Livingston Property had an “as-is” appraised value of $210,000,000 as of April 16, 2019.

■	Environmental Matters. Based on a Phase I environmental report dated November 9, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 250 Livingston Property other than the continued implementation of the current asbestos operations and maintenance program.

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250 LIVINGSTON

■	Market Overview and Competition. The 250 Livingston Property is located in Brooklyn, New York, within the Brooklyn office market. Located on Livingston Street between Bond and Hoyt Streets, the 250 Livingston Property is situated north of the Boerum Hill neighborhood. According to the appraisal as of the fourth quarter of 2018, the Brooklyn office market contained approximately 29.8 million SF with an overall direct vacancy of 13.5% and average direct asking rents of $43.24 per SF. The 250 Livingston Property is more specifically located within the Downtown Brooklyn office submarket. According to the appraisal as of the fourth quarter of 2018, the Downtown Brooklyn office submarket contained approximately 12.4 million SF with an overall direct vacancy rate of 6.7% and average direct asking rents of $56.01 per SF.

The 250 Livingston Property is located approximately five blocks north of the A, C, F, N and R subway lines at the Jay Street - Metrotech station and within close proximity to the No. 2 and 3 subway lines at the Hoyt Street- Fulton Street station. The 250 Livingston Property is also located several blocks northeast of the Atlantic Terminal transit station, which is the third largest transportation hub in New York City. The Brooklyn and Manhattan Bridge ramps are each less than 10 blocks to the northwest of the 250 Livingston Property and the 250 Livingston Property is also within close proximity to the Brooklyn-Queens Expressway.

The following table presents certain information relating to comparable office buildings for the 250 Livingston Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Direct Asking Rent PSF (Low)	Direct Asking Rent PSF (High)
250 Livingston(2)	343,486	0	0	100.0%	NAP	NAP
44 Court Street	120,000	922	0	99.2%	$42.00	$42.00
32 Court Street	115,586	0	0	100.0%	NAP	NAP
50 Court Street	110,000	13,213	0	88.0%	$40.00	$45.00
486-496 Fulton Street	237,463	0	0	100.0%	NAP	NAP
368-370 Jay Street	345,639	0	0	100.0%	NAP	NAP
210 Joralemon Street	383,442	0	0	100.0%	NAP	NAP
141 Livingston Street	185,000	0	0	100.0%	NAP	NAP
240-252 Livingston Street	325,041	0	0	100.0%	NAP	NAP
175 Remsen Street	115,000	0	2,577	100.0%	NAP	NAP
41 Flatbush Avenue	270,000	242,992	0	10.0%	$40.00	$55.00
30 Flatbush Avenue	235,000	0	0	100.0%	NAP	NAP
25 Elm Place	159,457	0	0	100.0%	NAP	NAP
26 Court Street	293,137	2,090	0	99.3%	$50.00	$50.00
186 Joralemon Street	75,000	2,650	0	96.5%	$50.00	$50.00
180 Livingston Street	257,000	0	0	100.0%	NAP	NAP
177 Livingston Street	114,108	0	0	100.0%	NAP	NAP
191 Joralemon Street	138,000	0	0	100.0%	NAP	NAP
130 Livingston Street	407,533	0	0	100.0%	NAP	NAP
189 Montague Street	85,644	0	0	100.0%	NAP	NAP
195 Montague Street	211,391	31,883	0	84.9%	$45.00	$55.00
Total (excluding 250 Livingston)	4,138,441	293,750	2,577
Average (excluding 250 Livingston)	209,172	14,688	129	93.0%	$40.00	$55.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2019, excludes the 26,819 SF of residential space at the 250 Livingston Property and includes 990 SF of retail space.

■	The Borrower. The borrower, 250 Livingston Owner LLC, a recycled single purpose entity, is 100% owned by Berkshire Equity LLC which is approximately 40.4% owned by its managing member, Clipper Realty L.P., a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 250 Livingston Whole Loan. Clipper Realty L.P. is approximately 96.1% owned by its general partner, Clipper Realty Inc., a Maryland corporation and public REIT, and approximately 3.9% owned by various limited partners. The non-recourse carve-out guarantors are Clipper Realty Inc. and Clipper Realty L.P. Clipper Realty Inc. is a real estate investment trust that is headquartered in Brooklyn, New York. Clipper Realty Inc. specializes in acquiring, owning, repositioning, operating and managing various asset types.

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250 LIVINGSTON

■	Escrows. On the origination date of the 250 Livingston Whole Loan, the borrower funded a reserve of $148,101 for real estate taxes and $5,376,645 for a gap rent reserve. On each due date commencing with the due date occurring in July 2019 through and including the due date occurring in August 2020, the lender is required to deposit a portion of the gap rent reserve funds equal to $413,588 into an account designated by the borrower (unless a 250 Livingston Trigger Period (as defined below) is then ongoing, in which case said amount will be deposited into the lockbox). If the borrower fails to deliver evidence to the lender on or before August 30, 2020 that the New ST Lease Commencement Conditions (as defined below) have been satisfied, then on the due date in September 2020 and each due date thereafter until the lender receives evidence that the New ST Lease Commencement Conditions have been satisfied, the borrower will be required to deposit an amount equal to the positive difference (as determined by the lender in its sole, but good faith, discretion) between: (x) the full amount of rent which would have been paid pursuant to the New ST Lease (as defined below) during the applicable month assuming the New ST Lease Commencement Conditions had been satisfied prior to the date of said deposit and (y) the amount that the lender anticipates will actually be received pursuant to the Existing ST Lease (as defined below) for the applicable month (each such deposit, a “Gap Rent True-Up Deposit”).

An “Existing ST Lease” means (individually and/or collectively, as the context requires) each of (i) that certain Agreement of Lease, dated as of January 1, 1997 by and between the borrower as successor-in-interest to NPMM Realty, Inc., as landlord, and The City of New York and (ii) that certain Agreement of Lease, dated as of July 1, 1999 by and between Livingston Acquisition, LLC, as landlord, and The City of New York, as tenant.

A “New ST Lease” means that certain Agreement of Lease, dated as of May 8, 2019 by and between the borrower, as landlord, and The City of New York, as tenant.

A “New ST Lease Commencement Conditions” means: (i) all Unfunded Obligations (as defined below) with respect to the New ST Lease have been completed in a manner acceptable to the lender (in its reasonable discretion), (ii) the Commencement Date (as defined above) has occurred, (iii) the tenant under the New ST Lease has commenced the payment of full unabated rent pursuant to the New ST Lease and (iv) no Specified Tenant Trigger Period (as defined below) is ongoing.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the 250 Livingston Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $148,101) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; however, such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 250 Livingston Whole Loan documents and (iii) during the continuance of a 250 Livingston Trigger Period (as defined below), replacement reserves in an amount equal to $7,029.

The borrower also covenanted under the 250 Livingston Whole Loan documents to (i) complete the façade work and the replacement of the roof (the “Immediate Repairs”) within 12 months from the origination date and (ii) complete and/or pay for certain tenant improvements pursuant to the New ST Lease (the “Unfunded Obligations”) as and when the same are required. If an event of default occurs and is continuing and/or if the borrower breaches the requirement to pay the Unfunded Obligations or perform the Immediate Repairs, the borrower will be required, within five days after the lender requests the same, to deliver cash (to be held as security for completion of the Unfunded Obligations, Immediate Repairs and security for payment of the debt under the 250 Livingston Whole Loan) in the amount that the lender determines (in its reasonable discretion) is necessary to complete the Unfunded Obligations and outstanding Immediate Repairs (the "Guaranteed Reserve Deposit"). At origination of the 250 Livingston Whole Loan, the borrower and the guarantor personally guaranteed the obligation to make a Guaranteed Reserve Deposit and the obligation to make a Gap Rent True-Up Deposit.

A-3-23

250 LIVINGSTON

■	Lockbox and Cash Management. The 250 Livingston Whole Loan is structured with a springing lockbox and springing cash management. The 250 Livingston Whole Loan documents require that, upon the occurrence and during the continuance of a 250 Livingston Trigger Period, the borrower is required to direct all tenants to deposit rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 250 Livingston Property to be deposited into such lockbox account immediately following receipt. On each business day during the continuance of a 250 Livingston Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the 250 Livingston Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 250 Livingston Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 250 Livingston Whole Loan. Upon an event of default under the 250 Livingston Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “250 Livingston Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0%, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.25% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) The City of New York, (ii) any other tenant leasing all or a portion of the applicable Specified Tenant space and any guarantors of the related Specified Tenant lease.

A “Specified Tenant Termination Exercise Event” means the Specified Tenant pursuant to the New ST Lease has given written notice that it intends to exercise the termination right set forth in the New ST Lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods set forth in the Specified Tenant lease, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space and open for business, (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the 250 Livingston Whole Loan documents for the applicable Specified Tenant renewal term and (vii) to the extent a Specified Tenant Termination Exercise Event (as defined below) has occurred, the date that is 18 months prior to the date the New ST Lease will terminate in connection with said Specified Tenant Termination Exercise Event, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the 250 Livingston Whole Loan documents, or (ii) the borrower leasing either the entire Specified Tenant space or a portion thereof in accordance with the applicable terms and conditions of the 250 Livingston Whole Loan documents, the applicable tenant under the lease being in actual physical of and open to the public for business in, the space demised under its lease and paying the full, unabated amount of the rent due under its lease.

A-3-24

250 LIVINGSTON

■	Property Management. The 250 Livingston Property is self-managed by the borrower.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 250 Livingston Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 250 Livingston Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 250 Livingston Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-25

WATERFRONT PLAZA

A-3-26

WATERFRONT PLAZA

A-3-27

WATERFRONT PLAZA

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GACC
Location (City/State)	Honolulu, Hawaii		Cut-off Date Principal Balance(3)	$74,862,673
Property Type	Mixed Use		Cut-off Date Principal Balance per SF(2)	$229.63
Size (SF)	543,346		Percentage of Initial Pool Balance	8.2%
Total Occupancy as of 1/31/2019	96.3%		Number of Related Mortgage Loans	None
Owned Occupancy as of 1/31/2019	96.3%		Type of Security	Leasehold
Year Built / Latest Renovation	1989 / 2006		Mortgage Rate	4.4150%
Appraised Value(1)	$170,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	300
			Original Interest Only Period (Months)	NAP

Underwritten Revenues	$28,658,662
Underwritten Expenses	$15,035,447		Escrows(4)
Underwritten Net Operating Income (NOI)	$13,623,215			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,768,971		Taxes	$741,075	$148,215
Cut-off Date LTV Ratio(1)(2)	73.4%		Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	53.8%		Replacement Reserves	$2,300,000	$5,433
DSCR Based on Underwritten NOI / NCF(2)	1.65x / 1.54x		TI/LC	$4,598,167	$79,238
Debt Yield Based on Underwritten NOI / NCF(2)	10.9% / 10.2%		Other	$2,318,452	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$125,000,000	100.0%	Refinance Existing Debt Principal Balance	$108,812,981	87.1%
			Upfront Reserves	9,957,694	8.0
			Principal Equity Distribution	5,103,303	4.1
			Origination Costs	1,126,022	0.9

Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Appraised Value represents the “As Complete and Stabilized” appraised value as of February 1, 2021, which assumes that the Waterfront Plaza Property will have a stabilized occupancy of 95.0%, and absorption of tenant improvements and rent abatement as well as capital expenditures for elevator modernization in years 2019 and 2020. The borrower deposited upfront reserves of approximately $4,447,079 for existing tenant improvements and leasing commissions, approximately $1,418,088 for free/gap rent and $2,300,000 for elevator work. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated using the “As Complete and As Stabilized” appraised value. The As-Is Appraised Value as of January 31, 2019 is equal to $157,500,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 79.2% and 58.1%, respectively. See “—Appraisal” below.
(2)	Calculated based on the aggregate outstanding principal balance of the Waterfront Plaza Whole Loan (as defined below). See “—The Mortgage Loan” below.
(3)	The Cut-off Date Principal Balance of $74,862,673 represents both the controlling Note A-1 and the non-controlling Note A-3, which is part of the Waterfront Plaza Whole Loan evidenced by four pari passu notes having an outstanding principal balance as of the Cut-off Date of $124,771,122. The related companion loans, which are evidenced by the non-controlling Note A-2 and Note A-4, are currently held by DBNY on the date of this Term Sheet but are expected to be sold to DBR Investments Co. Limited (“DBRI”) on or about June 21, 2019 pursuant to a mortgage loan purchase agreement dated and effective as of June 14, 2019 and are expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Waterfront Plaza Loan”) is part of a whole loan (the “Waterfront Plaza Whole Loan”) consisting of four pari passu promissory notes with an aggregate original principal balance of $125,000,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a mixed use office and retail property in Honolulu, Hawaii (the “Waterfront Plaza Property”). The Waterfront Plaza Loan, which will be included in the GSMS 2019-GC40 securitization transaction, is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $74,862,673 and represents approximately 8.2% of the Initial Pool Balance. The related companion loans are evidenced by the non-controlling Notes A-2 ($39,926,759) and A-4 ($9,981,690), which are currently held by DBRI and are expected to be contributed to one or more future commercial mortgage securitization transactions.

The Waterfront Plaza Whole Loan was originated by DBNY on May 17, 2019. The Waterfront Plaza Whole Loan has an interest rate of 4.4150% per annum. The borrower utilized the proceeds of the Waterfront Plaza Whole Loan to refinance existing debt on the Waterfront Plaza Property, pay origination costs, fund reserves and return equity to the borrower sponsor.

The Waterfront Plaza Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Waterfront Plaza Whole Loan requires payments of principal and interest sufficient to amortize the Waterfront Plaza Whole Loan over a 25-year amortization term. The scheduled maturity date of the Waterfront Plaza Whole Loan is the due date in June 2029. The Waterfront Plaza Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on July 6, 2021. Any voluntary prepayments prior to February 6, 2029 require a yield maintenance premium.

A-3-28

WATERFRONT PLAZA

The table below summarizes the promissory notes that comprise the Waterfront Plaza Whole Loan. The relationship between the holders of the Waterfront Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$60,000,000	$59,890,139	GSMS 2019-GC40	Yes
Note A-2	40,000,000	39,926,759	DBRI(1)	No
Note A-3	15,000,000	14,972,535	GSMS 2019-GC40	No
Note A-4	10,000,000	9,981,690	DBRI(1)	No
Total	$125,000,000	$124,771,122

(1)	Currently held by DBNY on the date of this Term Sheet but is expected to be sold to DBRI on or about June 21, 2019 pursuant to a mortgage loan purchase agreement dated and effective as of June 14, 2019 and is expected to be contributed to one or more future commercial mortgage securitization transactions.

■	The Mortgaged Property. The Waterfront Plaza Property consists of a mixed-use campus featuring seven, five-story, Class A buildings and an area known as Restaurant Row—which includes upscale restaurants, small specialty eateries and ground level boutique shops located in Downtown Honolulu, Hawaii. The Waterfront Plaza Property consists of 543,346 SF and is comprised of 388,401 SF (71.5%) of office space, 99,801 SF (18.4%) of medical office space, 25,489 SF (4.7%) of retail space and 25,242 SF (4.6%) of restaurant space, with the remaining SF (0.8%) utilized as storage space. The Waterfront Plaza Property is set amidst an approximately 8.7 acre campus environment along the Ala Moana Boulevard corridor, the main thoroughfare linking Honolulu’s CBD to Kakaako (an area in between the Honolulu CBD and Waikiki). The Waterfront Plaza Property has a five level parking structure with a total of 1,255 parking spaces, equating to a parking ratio of 2.31 spaces per 1,000 SF.

The Waterfront Plaza Property had a 10-year average occupancy rate of 91.1% from 2009 to 2018. As of January 31, 2019, the Waterfront Plaza Property is 96.3% leased to a tenant mix including office, medical office, retail and educational space, featuring indoor and outdoor spaces, restaurants, coffee shops and boutique shops. The borrower recently signed a 99,058 SF, 15-year lease with Hawaii Pacific University (“HPU”), bringing the Waterfront Plaza Property’s occupancy to 96.3%. The tenant expects to use the space for classroom and other related space.

Hawaii Pacific University (99,058 SF; 18.2% of GLA; 13.3% of UW Base Rent). HPU is a non-profit, educational institution that offers undergraduate, graduate, and research programs in the fields of business, social sciences, science, and medicine. HPU is the state’s largest private institution of higher education and offers more than 50 undergraduate degrees and over a dozen graduate programs, including online programs. The schools and colleges of the university include College of Business Administration, College of Health and Society, College of Liberal Arts, College of Natural and Computational Sciences, College of International Studies, and College of Professional Studies. HPU was formerly known as Hawaii Pacific College and changed its name to HPU in 1990. The institution was founded in 1965, is based in Honolulu, Hawaii and has been accredited by the WASC Senior College and University Commission since 1973. HPU has signed its lease, but is not yet in occupancy of its space at the Waterfront Plaza Property. The space leased by HPU is currently occupied by other tenants, and HPU is expected to take occupancy of various portions of its space between July and December 2019, as the other tenants' leases expire. According to the borrower sponsor, HPU is expected to take occupancy of 89,281 SF (90.1%) of its leased space beginning July 1, 2019 and the remaining 9,777 SF once the existing tenant moves out. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. The HPU lease commences in July 2019, and provides for seven months of free rent. At loan origination, the borrower reserved $976,668 of free rent, representing seven months of rent under HPU’s lease, and $430,549 in gap rent funds. HPU has two, five-year renewal options and no termination options in its lease.

A-3-29

WATERFRONT PLAZA

Oahu Publications, Inc. (“OPI”) (47,548 SF; 8.8% of GLA; 8.5% of UW Base Rent). Established in 2001, OPI is a Hawaiian print media company. OPI’s flagship publication is the daily Honolulu Star-Advertiser, established in 2010 when the Honolulu Star-Bulletin (est. 1882) and The Honolulu Advertiser (est. 1856) merged after OPI purchased The Honolulu Advertiser from Gannett Corp. OPI also owns and publishes a diverse group of publications, including MidWeek, three military papers and various specialty publications, as well as luxury and hotel magazines, and online editions. OPI operates as a subsidiary of Sound Publishing, Inc. OPI has one, five-year renewal option.

USCIS (30,994 SF; 5.7% of GLA; 10.2% of UW Base Rent; rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P). USCIS is an agency of the U.S. Department of Homeland Security that administers the country's naturalization and immigration system. USCIS is charged with processing immigrant visa petitions, naturalization applications, asylum applications, applications for adjustment of status (green cards), and refugee applications. It also makes adjudicative decisions performed at the service centers, and manages all other immigration benefits functions (i.e., not immigration enforcement) performed by the former Immigration and Naturalization Service. Other responsibilities of USCIS include: administration of immigration services and benefits, issuing employment authorization documents (EAD), and adjudicating petitions for non-immigrant temporary workers (H-1B, O-1, etc.). USCIS consists of approximately 19,000 federal employees and contractors at over 200 offices worldwide.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Waterfront Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hawaii Pacific University(2)	NR / NR / NR	99,058	18.2%	$1,846,459	13.3%	$18.64	6/30/2034(3)	2, 5-year options
USCIS	AAA / Aaa / AA+	30,994	5.7	1,421,932	10.2	45.88	6/20/2025	NA
Oahu Publications, Inc.	NR / NR / NR	47,548	8.8	1,183,389	8.5	24.89	3/31/2023	1, 5-year option
McCorriston Miller Mukai MacKinnon LLP	NR / NR / NR	29,231	5.4	931,503	6.7	31.87	12/31/2021	NA
AT&T Corp.	A- / Baa2 / BBB	26,160	4.8	806,727	5.8	30.84	6/30/2020	3, 5-year options
MDX Hawaii, Inc.	NR / NR / NR	21,880	4.0	805,860	5.8	36.83	2/28/2022	2, 3-year options
Hawaii HIDTA	NR / NR / NR	18,589	3.4	711,587	5.1	38.28	9/30/2024	1, 5-year option
Honolulu Surgery Center, L.P.	NR / NR / NR	17,026	3.1	561,858	4.0	33.00	6/30/2025	3, 5-year options
RGN-Honolulu I, LLC	NR / NR / NR	15,935	2.9	278,266	2.0	17.46	10/31/2027	1, 5-year option
Farmers Insurance Hawaii, Inc.	NR / NR / NR	13,239	2.4	225,260	1.6	17.01	12/31/2024	2, 5-year options
Ten Largest Tenants		319,660	58.8%	$8,772,841	63.0%	$27.44
Remaining Owned Tenants		203,599	37.5	5,149,747	37.0	25.29
Vacant Spaces (Owned Space)		20,087	3.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		543,346	100.0%	$13,922,588	100.0%	$26.61

(1)	Certain ratings are those of the parent company or the United States Government whether or not the parent or government guarantees the lease.
(2)	HPU is not yet in occupancy. The space leased by HPU is occupied by other tenants, and HPU is expected to take occupancy of various portions of its space between July and December 2019, as the other tenants' leases expire. The HPU lease commences in July 2019, and provides for seven months of free rent. At loan origination, approximately $1,418,088 was reserved under the loan documents for free and gap rent for HPU. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.
(3)	HPU has three separate leases with 4,200 SF month-to-month, 9,778 SF expiring in August 2020 and 81,428 SF expiring in June 2034.

A-3-30

WATERFRONT PLAZA

The following table presents certain information relating to the lease rollover schedule at the Waterfront Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	13,771	2.5%	2.5%	$299,811	2.2%	$21.77	17
2019	41,698	7.7	10.2%	958,950	6.9	23.00	14
2020	71,081	13.1	23.3%	2,083,176	15.0	29.31	14
2021	74,007	13.6	36.9%	1,886,049	13.5	25.48	18
2022	34,941	6.4	43.3%	1,080,959	7.8	30.94	8
2023	63,099	11.6	55.0%	1,537,325	11.0	24.36	7
2024	46,937	8.6	63.6%	1,255,814	9.0	26.76	10
2025	58,602	10.8	74.4%	2,250,590	16.2	38.40	4
2026	14,409	2.7	77.0%	373,759	2.7	25.94	3
2027	15,757	2.9	79.9%	272,659	2.0	17.30	1
2028	0	0.0	79.9%	0	0.0	0.00	0
2029	7,529	1.4	81.3%	420,964	3.0	55.91	1
2030 & Thereafter	81,428	15.0	96.3%	1,502,532	10.8	18.45	1
Vacant	20,087	3.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	543,346	100.0%		$13,922,588	100.0%	$26.61	98

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	Calculated based on the approximate SF occupied by each tenant.

The following table presents certain information relating to historical occupancy at the Waterfront Plaza Property:

Historical Leased %(1)

2016	2017	2018	As of 1/31/2019
89.0%	88.4%	96.3%	96.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waterfront Plaza Property:

Cash Flow Analysis(1)

	2016	2017	2018	Underwritten	Underwritten $ per SF
Base Rental Revenue	$12,507,851	$12,679,300	$12,185,099	$13,922,588	$25.62
Credit Tenant Rent Steps(2)	0	0	0	27,401	0.05
Rent Steps(3)	0	0	0	383,179	0.71
Value of Vacant Space	0	0	0	762,515	1.40
Total Reimbursements	7,211,025	7,275,826	6,929,846	9,467,358	17.42
Other Income	4,699,065	4,920,147	5,015,251	5,323,774	9.80
Gross Revenue	$24,417,942	$24,875,273	$24,130,197	$29,886,814	$55.01
Vacancy/Credit Loss	(398,712)	(203,662)	(335,530)	(1,228,152)	(2.26)
Effective Gross Revenue	$24,019,229	$24,671,611	$23,794,668	$28,658,662	$52.74

Total Operating Expenses(4)	$13,732,293	$14,341,452	$14,617,833	$15,035,447	$27.67

Net Operating Income(5)	$10,286,936	$10,330,159	$9,176,834	$13,623,215	$25.07
TI/LC	0	0	0	718,408	1.32
Replacement Reserves	0	0	0	135,837	0.25
Net Cash Flow	$10,286,936	$10,330,159	$9,176,834	$12,768,971	$23.50

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	Includes straight line rent steps for CVS, AT&T and Cisco Systems.
(3)	Includes contractual rent steps through October 2020.
(4)	Ground Rent was underwritten based on current annual ground rent of $2,928,000. See “—Ground Lease” below for information regarding ground rent increases.
(5)	Increase in Underwritten Net Operating Income is due to recent new leasing, most notably the HPU lease. See “—The Mortgaged Property” above.

A-3-31

WATERFRONT PLAZA

■	Appraisal. According to the appraisal, the Waterfront Plaza Property had an “as-stabilized” appraised value of $170,000,000 as of February 1, 2021 and an “as-is” appraised value of $157,500,000 as of January 31, 2019. The “As Complete and Stabilized” appraised value as of February 1, 2021 assumes that the Waterfront Plaza Property will have a stabilized occupancy of 95.0%, and absorption of tenant improvements and rent abatement as well as capital expenditures for elevator modernization in years 2019 and 2020. The borrower deposited upfront reserves of approximately $4,447,079 for existing tenant improvements and leasing commissions, approximately $1,418,088 for free/gap rent and $2,300,000 for elevator work.

■	Environmental Matters. According to a Phase I environmental report, dated April 5, 2019, there are no recognized environmental conditions or recommendations for further action at the Waterfront Plaza Property.

■	Market Overview and Competition. The Waterfront Plaza Property is located on the southwestern border corner of the Mauka district on the border of the Kakaako, Kapiolani and the Honolulu CBD submarkets, within the broader Oahu office market. The Waterfront Plaza Property is separated from the Honolulu CBD by the Civic or Capitol District that houses many federal, state, and county office buildings. The Oahu office market consists of approximately 14.6 million SF of inventory. As of 2018, the Oahu office market had an overall vacancy rate of approximately 12.8%.

According to a third party market research report, as of the first quarter of 2019, the Kapiolani office submarket had a total inventory of approximately 7.8 million SF with slightly negative absorption of 21,559 SF. The overall vacancy rate of the Kapiolani submarket over the same period was 5.1% with an average asking rent of $33.12 PSF. The Kapiolani office submarket has averaged a 4.6% vacancy rate over the period from 2009 through 2018.

The following table presents certain information relating to comparable leases for the Waterfront Plaza Property:

Office Lease Comparables(1)

Property Name	Year Built	GLA	Lease Area	Lease Start	Term	Lease Type	Base Rent (PSF)
Alii Place	1992	340,657	2,024	Oct 2018	60	FSG	$19.20
Atlas Building	1966	59,639	2,066	Mar 2018	60	NNN	$18.00
Ala Moana Building	1961	196,600	4,254	Dec 2018	39	NNN	$17.40
City Financial Tower	1989	203,369	9,294	Jun 2019	58	NNN	$14.40
Bishop Square	1972, 1983	958,353	1,277	Jan 2017	10	NNN	$18.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is Waterfront Plaza, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waterfront Plaza Whole Loan. The borrower principal and non-recourse carveout guarantor is Jay H. Shidler.

Jay H. Shidler founded The Shidler Group, a commercial real estate investment organization, in 1972. The Shidler Group has completed the equity and debt capitalization of more than 140 leasehold and leased fee estates. Through its affiliates, The Shidler Group has made debt and/or equity investments in over 2,000 properties located across the country comprising more than 150 million leasable SF. The Shidler Group has also been the founding investor in five NYSE-listed public corporations.

■	Escrows. At origination, the borrower funded (i) a tax reserve in the amount of $741,075, (ii) a replacement reserve in the amount of $2,300,000 for approved capital expenditures associated with certain elevator renovations, (iii) $4,598,167 into a TI/LC reserve for which (a) $4,447,079 is related to outstanding approved leasing expenses and (b) $151,088 is for general leasing obligations, (iv) $1,418,088 into a free/gap rent reserve, (v) a security deposit reserve in the amount of $168,364 for obligations relating to the Oahu Publications, Inc. lease and (vi) a ground rent reserve in the amount of $732,000.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of annual property taxes (currently estimated to be $148,215), (ii) one-twelfth of the annual insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless the borrower is maintaining an acceptable blanket insurance policy in accordance with the loan documents (which was the case as of origination), (iii) a replacement reserve in an amount equal to $5,433, (iv) a rollover reserve equal to (a) on each monthly due date from July 2019 through June 2020, an amount equal to $79,237.96, (b) on each monthly

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WATERFRONT PLAZA

due date from July 2020 through June 2021, an amount equal to $113,197.08, (c) on each monthly due date from July 2021 through June 2024, an amount equal to $67,918.25, (d) on each monthly due date from July 2024 through June 2026, an amount equal to $56,598.54 and (e) on each monthly due date from July 2026 through June 2029, an amount equal to $33,959.13, subject to a cap of $2,445,057 (including any general upfront rollover funds, but exclusive of upfront allocated rollover funds as described in clause (iii)(a) above) and (v) during a Lease Sweep Period (as defined below), a lease sweep reserve with any excess cash. Additionally, if at any time funds in the ground rent reserve are applied by lender for payment of ground rent, the borrower is required to replenish the reserve so at all times there is one quarterly ground rent payment amount on deposit in the ground rent reserve.

■	Lockbox and Cash Management. The Waterfront Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Waterfront Plaza Property and all other money received by the borrower or the property manager with respect to the Waterfront Plaza Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt thereof. On each business day that no Trigger Period (as defined below) under the Waterfront Plaza Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during a Trigger Period under the Waterfront Plaza Whole Loan, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Waterfront Plaza Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Waterfront Plaza Whole Loan, or during a Trigger Period caused by a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), into the lease sweep reserve.

A “Lease Sweep Lease” means each of (i) the HPU lease, (ii) the McCorriston Miller Mukai MacKinnon LLP lease, (iii) the Oahu Publications, Inc. lease and (iv) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable Lease Sweep Tenant space.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) three months prior to the earliest stated expiration date of a Lease Sweep Lease or (ii) the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option or (b) upon the earlier to occur of the early termination, early cancelation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice from a Lease Sweep Tenant of its intent to effect an early termination, early cancelation or early surrender of its Lease Sweep Lease; (c) if a Lease Sweep Tenant discontinues its business at the Waterfront Plaza Property (i.e., “goes dark”) at its space at the Waterfront Plaza Property, or upon the borrower’s receipt of notice by a Lease Sweep Tenant of its intent to “go dark” at all (or a material portion) of its space at the Waterfront Plaza Property; (d) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant or its parent.

A Lease Sweep Period will end once the applicable event that triggered such Lease Sweep Period has been cured or the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the Waterfront Plaza Whole Loan documents (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments), or if an amount equal to $30.00 per SF of space under the applicable Lease Sweep Lease that has not been retenanted as described above has been deposited in the lease sweep reserve.

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WATERFRONT PLAZA

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Trigger Period” will commence upon the occurrence and continuation of (i) an event of default under the Waterfront Plaza Whole Loan documents, (ii) the debt service coverage ratio being less than 1.15x for any calendar quarter or (iii) a Lease Sweep Period and will end upon, (a) with respect to clause (i), upon a cure of the event of default, (b) with respect to clause (ii), if the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters and (c) with respect to clause (iii), the borrower has cured the applicable cause of the Lease Sweep Period in accordance with the terms of the Waterfront Plaza Whole Loan documents.

■	Ground Lease. The borrower’s interest in the Waterfront Plaza Property is pursuant to a ground lease with The Trustees of the Estate of Bernice Pauahi Bishop, which commenced in February 1959 and expires on December 31, 2060. The borrower is required to pay annually, due in equal quarterly installments (a) from the origination date through December 31, 2020, $2,928,000, (b) from January 1, 2021 through December 31, 2025, $3,728,000, (c) from January 1, 2026 through December 31, 2030, $4,428,000, (d) from January 1, 2031 through December 31, 2035, $5,028,000 and (e) for each five-year period thereafter, the ground rent is required to be determined by mutual agreement, or, if mutual agreement cannot be reached, annual ground rent will be equal to the fair market value of the land (as determined pursuant to an appraisal process) multiplied by an 8% rate of return.

■	Property Management. The Waterfront Plaza Property is currently managed by Parallel Capital Partners, Inc., pursuant to a management agreement. Under the Waterfront Plaza Whole Loan documents, the Waterfront Plaza Property is required to be managed by Parallel Capital Partners, Inc., an affiliate of the borrower or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received, or, without lender consent, an “unaffiliated qualified manager” as defined in the Waterfront Plaza Whole Loan documents. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Waterfront Plaza Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) or (iv) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Waterfront Plaza Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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101 CALIFORNIA STREET

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101 CALIFORNIA STREET

48 Paul Hastings
47 Paul Hastings | Audax
46 Balyasny
45 Deutsche Bank | Khazanah | Kinetica
44 Vacant
43 Costar Group
42 Russell Reynolds | Russell Reynolds | Algert Global
41 Navigant
40 Prudential
39 Venable | Vacant | Lincoln | YouAppi
38 Venable
37 Temasek | Jackson Square | Jackson Square
36 Baker Botts | Baker Botts | Vacant | Vacant
35 Winston & Strawn
34 Winston & Strawn
33 Cambridge
32 Park Hill Group | Susquehanna | Vacant
31 Jefferies | Numeral | Citibank | Paul Hastings
30 Kasowitz LLP | Level Equity | Teachers Insurance | Desmarais LLP
29 Cooley LLP | Build America | Siegfried | Eastdil Secured
28 Jefferies | Angelo Gordon | USAA | Everest | Merrill Lynch | Yiheng Capital
27 Grant Thornton | Grant Thornton | Servcorp
26 Deutsche Bank
25 Bessemer Trust | Merrill Lynch | Vacant
24 Deutsche Bank
23 Vacant
22 Vacant
21 Merrill Lynch
20 Business Wire
19 Business Wire | Hiscox | Performance Horizon | Paul Hastings
18 Invesco | Beazley | Beazley | Vacant
17 Tree Line Capital | Sutton Place Mgt | Merrill Lynch | Cypress Wealth
16 Sitecore
15 GE Capital | Ascend | Trinity Partners
14 Merrill Lynch
13 Merrill Lynch
12 Presidio Financial
11 Merrill Lynch | XL America | XL America
10 Hines | Cypress Wealth | Hines | Slater Hersey
9 Nationwide | MSCI | Merrill Lynch | Walnut Hil | Burns Wilcox | KHP Capital
8 Steel Wave | Argo Group | Klmo | Biggs Cardosa
7 Morgan Stanley
6 Cooley LLP
5 Cooley LLP
4 Cooley LLP
3 Morgan Stanley
2 Morgan Stanley
1 Vacant | Retail-7 Lettus | Vacant | Mina Group | Vacant
Vacant
2019
2020
2021
2022
2023+

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101 CALIFORNIA STREET

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101 CALIFORNIA STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance(3)	$72,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$421.10
Size (SF)	1,251,483	Percentage of Initial Pool Balance	7.9%
Total Occupancy as of 12/31/2018(1)	92.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2018(1)	92.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / 2004	Mortgage Rate	3.85000000%
Appraised Value	$1,466,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$98,039,071
Underwritten Expenses	$30,562,252	Escrows(4)
Underwritten Net Operating Income (NOI)	$67,476,820	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$66,241,788	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	35.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	35.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.28x / 3.22x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.8% / 12.6%	Other	$20,474,821	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$755,000,000	100.0%	Refinance Existing Debt Principal Balance	$496,367,751	65.7%
Borrower Principals Equity Distribution	221,554,352	29.3
Prepayment Penalty	13,621,233	1.8
Unfunded Obligations Reserve	10,474,821	1.4
Cooley Reserve	10,000,000	1.3
Origination Costs	2,192,584	0.3
Prepaid Stub Interest	789,258	0.1

Total Sources	$755,000,000	100.0%	Total Uses	$755,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy of 92.1% assumes one tenant, Kasowitz LLP, is in occupancy of Suite 3000 (8,375 SF, $68.00 per SF). Kasowitz LLP is currently in occupancy of Suite 2300 (25,663 SF, $43.71 per SF) (excluded from underwriting) and is anticipated to move to Suite 3000. Kasowitz LLP has executed a lease for Suite 3000 but has not yet taken occupancy or begun paying rent. Kasowitz LLP is anticipated to take occupancy and begin paying rent in July 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.
(2)	Calculated based on the aggregate outstanding principal balance of the 101 California Street Senior Loans and excludes the 101 California Street Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.
(3)	The 101 California Street Loan consists of the non-controlling Note A-4 and Note A-5 and is part of the 101 California Street Whole Loan evidenced by nine senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million. For additional information, see “—The Mortgage Loan” below.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “101 California Street Loan”) is part of a whole loan (the “101 California Street Whole Loan”) consisting of nine senior pari passu promissory notes (note A-1, note A-2, note A-3, note A-4, note A-5, note A-6, note A-7, note A-8 and note A-9) with an aggregate original principal balance of $527,000,000 (the “101 California Street Senior Loans”) and two subordinate pari passu promissory notes (note B-1 and note B-2) with an aggregate original principal balance of $228,000,000 (the “101 California Street Subordinate Loans”). The 101 California Street Whole Loan has an aggregate original principal balance of $755,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office property with retail components in San Francisco, California (the “101 California Street Property”). The 101 California Street Loan, which will be included in the GSMS 2019-GC40 securitization transaction, is evidenced by the non-controlling note A-4 and note A-5, has an outstanding principal balance as of the Cut-off Date of $72,500,000 and represents approximately 7.9% of the Initial Pool Balance.

The 101 California Street Whole Loan was co-originated by Goldman Sachs Mortgage Company (“GSMC”) and JPMorgan Chase Bank, National Association (“JPMCB”) on February 25, 2019. The controlling note A-1, as well as note A-2 and the 101 California Street Subordinate Loans, were included in the CALI 2019-101C securitization transaction. The other note holders are set forth below.

The 101 California Street Senior Loans (including the 101 California Street Loan) have an interest rate of 3.85000000% per annum and the 101 California Street Subordinate Loans have an interest rate of 4.94773026% per annum, resulting in a weighted average interest rate of approximately 4.181499999% per annum on the 101 California Street Whole Loan. The borrower utilized the proceeds of the 101 California Street Whole Loan to refinance existing debt on the 101 California Street Property, pay the prepayment penalty on existing debt, pay origination costs, fund reserves and return equity to the borrower sponsor.

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101 CALIFORNIA STREET

The 101 California Street Whole Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The 101 California Street Whole Loan requires interest only payments during its term. The scheduled maturity date of the 101 California Street Whole Loan is the due date in March 2029. The 101 California Street Whole Loan may be voluntarily prepaid in whole (but not in part) at any time on or after the first due date following July 11, 2021. Any voluntary prepayments prior to September 6, 2028 require a yield maintenance premium.

The table below summarizes the promissory notes that comprise the 101 California Street Whole Loan. The relationship between the holders of the 101 California Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—101 California Street Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$245,250,000	$245,250,000	CALI 2019-101C	Yes
Note A-2	41,750,000	41,750,000	CALI 2019-101C	No
Note A-3	77,500,000	77,500,000	GSMS 2019-GC39	No
Note A-4	50,000,000	50,000,000	GSMS 2019-GC40	No
Note A-5	22,500,000	22,500,000	GSMS 2019-GC40	No
Note A-6	25,000,000	25,000,000	BMARK 2019-B11	No
Note A-7	25,000,000	25,000,000	BMARK 2019-B11	No
Note A-8	20,000,000	20,000,000	BMARK 2019-B10	No
Note A-9	20,000,000	20,000,000	BMARK 2019-B10	No
Note B-1	171,000,000	171,000,000	CALI 2019-101C	No
Note B-2	57,000,000	57,000,000	CALI 2019-101C	No
Total	$755,000,000	$755,000,000

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The 101 California Street total debt capital structure is shown below:

101 California Street Total Debt Capital Structure

(1)	The initial weighted average interest rate of the notes comprising the 101 California Street Whole Loan is approximately 4.181499999%. The interest rate on the 101 California Street Whole Loan as of any date of determination will be the weighted average interest rate of the notes comprising the 101 California Street Whole Loan.
(2)	Based on the appraised value of $1,466,000,000 as of November 13, 2018.
(3)	Based on the UW NOI of $67,476,820 and the UW NCF of $66,241,788.
(4)	Based on the appraised value of $1,466,000,000, the Implied Borrower Sponsor Equity is $711,000,000.

■	The Mortgaged Property. The 101 California Street Property consists of a 48-story high-rise office tower, a seven-story annex building of approximately 200,000 SF, a two-story subterranean parking garage and approximately 23,000 SF of retail space. The 101 California Street Property was originally constructed in 1983 and was renovated in 2004. The 101 California Street Property features views of the San Francisco Bay, Golden Gate and Bay Bridges, Financial District and Marin Headlands, as well as on-site amenities, which include an atrium lobby, Michael Mina’s PABU Izakaya (Japanese restaurant), an outdoor plaza, on-site parking, locker and shower facilities, bike storage, complimentary bike rental, on-site dry cleaners and various restaurant options. The top five tenants by NRA at the 101 California Street Property are: Merrill Lynch (S&P: A-; Fitch: A+; MIS: A3), Cooley LLP (Am Law 200) (who is anticipated to vacate at lease expiry in December 2020), Morgan Stanley (S&P: BBB+; Fitch: A; MIS: A3), Deutsche Bank (S&P: BBB+; MIS: A3), and Winston & Strawn (Am Law 200), which in the aggregate account for approximately 35.0% of NRA and approximately 33.9% of underwritten total rent.

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101 CALIFORNIA STREET

The 101 California Street Property is located in the financial district of San Francisco, at the intersection of California Street and the Market Street Corridor. The 101 California Street Property is positioned near major transportation arteries and public transportation options including Bay Area Rapid Transit, light rail and the Transbay Terminal. As of December 31, 2018, the 101 California Street Property has an underwritten occupancy of 92.1%. The 101 California Street Property has averaged 91.8% occupancy since 1985.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 101 California Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Merrill Lynch(3)	A+ / A3 / A-	121,986	9.7%	$5,176,598	8.5%	$42.44	10/31/2022	2, 5-year options
Cooley LLP(4)	NR / NR / NR	112,305	9.0	4,935,315	8.1	43.95	12/31/2020	1, 5-year option
Morgan Stanley(5)	A / A3 / BBB+	91,068	7.3	3,526,153	5.8	38.72	1/31/2028	2, 5-year options
Paul Hastings(6)	NR / NR / NR	41,508	3.3	3,190,887	5.2	76.87	8/19/2027	2, 5-year options
Deutsche Bank(7)	NR / A3 / BBB+	60,311	4.8	3,124,148	5.1	51.80	12/31/2024	2, 5-year options
Winston & Strawn	NR / NR / NR	52,235	4.2	2,611,750	4.3	50.00	10/31/2024	1, 5-year option
Venable	NR / NR / NR	38,317	3.1	2,337,404	3.8	61.00	11/14/2027	2, 5-year options
Costar Group	NR / NR / NR	24,582	2.0	1,936,708	3.2	78.79	5/17/2025	2, 5-year options
Jefferies	BBB / Ba1 / BBB-	29,469	2.4	1,890,554	3.1	64.15	7/19/2022	2, 5-year options
Balyasny	NR / NR / NR	23,309	1.9	1,655,574	2.7	71.03	7/31/2026	1, 5-year option
Largest Tenants		595,090	47.6%	$30,385,091	50.0%	$51.06
Remaining Owned Tenants		558,089	44.6	30,437,721	50.0	54.54
Vacant Spaces (Owned Space)		98,304	7.9	0	0.0	0.00
Totals / Wtd. Avg. Tenants		1,251,483	100.0%	$60,822,812	100.0%	$52.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent includes rent steps through March 31, 2020.
(3)	Merrill Lynch has a one-time right to terminate the lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.
(4)	Cooley LLP is anticipated to vacate at lease expiry in December 2020.
(5)	Morgan Stanley has a one-time right to terminate the lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.
(6)	Includes storage space (619 SF / $18,570 UW Base Rent).
(7)	Deutsche Bank subleases approximately 8,989 SF to Raymond James at a base rent of approximately $65.56 PSF, expiring in December 2024.

The following table presents certain information relating to the lease rollover schedule at the 101 California Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(2)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(4)	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	10,019	0.8	0.8%	396,290	0.7	39.55	3
2020	217,760	17.4	18.2%	10,844,618	17.8	49.80	18
2021	116,890	9.3	27.5%	6,627,854	10.9	56.70	17
2022	219,980	17.6	45.1%	9,957,210	16.4	45.26	16
2023	31,944	2.6	47.7%	1,856,575	3.1	58.12	6
2024	193,557	15.5	63.1%	9,389,093	15.4	48.51	8
2025	64,742	5.2	68.3%	4,553,973	7.5	70.34	4
2026	61,748	4.9	73.2%	4,283,872	7.0	69.38	5
2027	105,458	8.4	81.7%	7,051,157	11.6	66.86	5
2028	116,701	9.3	91.0%	5,044,267	8.3	43.22	2
2029	12,392	1.0	92.0%	712,540	1.2	57.50	1
2030 & Thereafter	1,988	0.2	92.1%	105,364	0.2	53.00	1
Vacant	98,304	7.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,251,483	100.0%		$60,822,812	100.0%	$52.74	86

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes 23,280 SF of retail space.
(3)	UW Base Rent includes rent steps through March 31, 2020.
(4)	Total UW Base Rent consists of UW Base Rent plus reimbursements.

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101 CALIFORNIA STREET

The following table presents certain information relating to historical occupancy at the 101 California Street Property:

Historical Leased %(1)

2015	2016	2017	2018
79.9%	82.8%	89.0%	92.1%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 101 California Street Property:

Cash Flow Analysis

	2015	2016	2017	2018	Underwritten(1)	Underwritten $ per SF
Base Rental Revenue(2)	$36,017,479	$41,015,186	$48,974,846	$53,202,219	$60,822,812	$48.60
Contractual Rent Steps	0	0	0	0	2,294,441	1.83
Overage / Percentage Rent	6,236	0	0	0	0	0.00
Total Reimbursement Revenue	24,881,134	25,424,877	28,186,007	30,068,778	32,642,890	26.08
Market Revenue from Vacant Units	0	0	0	0	8,109,093	6.48
Parking Revenue	1,998,158	2,036,959	1,921,040	1,972,754	1,972,754	1.58
Other Revenue	567,679	358,480	347,034	306,174	306,174	0.24
Gross Revenue	$63,470,686	$68,835,502	$79,428,927	$85,549,925	$106,148,164	$84.82
Vacancy Loss	0	0	0	0	(8,109,093)	(6.48)
Credit Loss	0	0	0	0	0	0.00
Effective Gross Revenue	$63,470,686	$68,835,502	$79,428,927	$85,549,925	$98,039,071	$78.34

Real Estate Taxes	11,039,852	10,594,840	11,468,841	11,648,498	14,689,773	11.74
Insurance	2,591,587	2,414,709	2,302,478	2,248,392	2,407,988	1.92
Utilities	1,766,229	1,797,635	1,822,823	1,856,803	1,856,803	1.48
Repairs & Maintenance	1,615,718	1,922,065	2,026,013	1,683,471	1,683,471	1.35
Janitorial	3,485,885	3,592,113	3,780,953	4,047,888	4,047,888	3.23
Management Fee	1,952,792	2,116,644	2,423,336	2,626,212	1,000,000	0.80
Payroll (Office, Security, Maintenance)	3,479,091	3,623,912	3,610,305	3,684,934	3,684,934	2.94
General and Administrative - Direct	529,580	520,230	466,838	280,600	280,600	0.22
Other Expenses	991,387	953,239	865,470	910,795	910,795	0.73
Total Operating Expenses	$27,452,121	$27,535,387	$28,767,057	$28,987,593	$30,562,252	$24.42

Net Operating Income(3)	$36,018,565	$41,300,115	$50,661,870	$56,562,332	$67,476,820	$53.92
Tenant Improvements	0	0	0	0	523,655	0.42
Leasing Commissions	0	0	0	0	523,655	0.42
Replacement Reserves	0	0	0	0	187,722	0.15
Net Cash Flow	$36,018,565	$41,300,115	$50,661,870	$56,562,332	$66,241,788	$52.93

(1)	Underwritten cash flow based on annualized in-place rents as of December 31, 2018, with rent steps through March 31, 2020.
(2)	Cooley LLP is anticipated to vacate at lease expiry in December 2020.
(3)	Increase in Underwritten Net Operating Income is due to recent new leasing.

■	Appraisal. According to the appraisal, the 101 California Street Property had an “as-is” appraised value of $1,466,000,000 as of November 13, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated November 16, 2018, there are no recognized environmental conditions or recommendations for further action at the 101 California Street Property.

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101 CALIFORNIA STREET

■	Market Overview and Competition. According to the appraisal, in the first half of 2018, the San Francisco office market posted record high overall net absorption due to continued demand from tech companies of all sizes. In addition to strong leasing in the second quarter of 2018, sublease availabilities decreased from 1.4 million SF in 2017 to about 971,000 SF. With strong leasing activity and limited large blocks of available space, Class A asking rental rates increased over the prior year to record highs, while vacancy declined. The second quarter of 2018 brought delivery of 1.3 million SF of new office space, which was 100.0% preleased by tenants such as Facebook, Dropbox and Pinterest. The city-wide average asking rent rose to $72.30 per SF per year, up 3.1% ($2.14 per SF) year-over-year and also up 1.3% ($0.90 per SF), achieving a rental rate record high. Direct Class A average asking rent increased over the quarter (1.9%) and prior year (4.7%) to $77.36 per SF. All asking rents quoted are based on full-serviced gross leases.

The overall vacancy rate was 7.4%, down 1.0% from the prior year, and down 0.20% over the prior quarter. Vacancy in the San Francisco Central Business District was 8.7% while the non-Central Business District vacancy rate was 5.0%. Year-to-date leasing activity totaled more than 4.3 million SF in the second quarter of 2018, up 32.3% over the prior year’s mid-year leasing of nearly 3.3 million SF.

According to the appraisal, as of the first half of 2018, San Francisco had 3.4 million SF of office space under construction: 1.8 million SF in the South Financial District, one million SF in the Mission Bay submarket, and 583,000 SF in the Showplace Square/Potrero Hill submarket. As of November 2018, almost 3.1 million SF has been completed. In the second quarter of 2018, 1.3 million SF of new 100.0% leased office space was delivered, which included The Exchange at 16th Street (occupied by Dropbox), 181 Fremont Street (occupied by Facebook), 505 Brannan Street (occupied by Pinterest), and 100 Hooper (occupied by Adobe). New construction completions totaled 4.4 million SF in 2018, setting a single year record in San Francisco.

The following table presents certain information relating to the primary competition for the 101 California Street Property:

Comparable Office Set(1)

Property	Sale Date(2)	Year Built / Renovated	Total Area (SF)(3)	Sale Price / Valuation	Sale Price / Valuation PSF	Occupancy	NOI PSF
101 California Street	11/2018	1983 / 2004	1,251,483	$1,466,000,000	$1,171.41	92.1%(4)	$53.92(5)
301 Howard Street	08/2018	1987	310,418	292,500,000	942.28	98	45.23
235 Pine Street	06/2018	1990	153,871	129,000,000	838.36	89	44.01
270 Brannan Street	03/2018	2016	182,000	202,293,548	1,111.50	100	44.46
222 2nd Street	09/2017	2015	452,418	542,900,000	1,200.00	100	54.00
44 Montgomery Street	04/2017	1966 / 2015	635,567	475,400,000	747.99	78	29.17
505 Howard Street	12/2016	2013	291,032	350,000,000	1,202.62	100	52.92
1 Front Street	12/2016	1981	651,000	521,000,000	800.31	99	36.01
Total / Weighted Average(6)			2,676,306	$424,563,758	$939.02	94%	$41.37

(1)	Source: Appraisal.
(2)	The 101 California Street Property sale date represents the date of value per the appraisal.
(3)	The total area (SF) of 101 California Street Property is based on the underwritten rent roll.
(4)	Represents underwritten occupancy.
(5)	Represents UW NOI per SF.
(6)	Excludes the 101 California Street Property.

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101 CALIFORNIA STREET

■	The Borrower. The borrower is Elm Property Venture LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 101 California Street Whole Loan. The borrower is indirectly owned by Hines Interests Limited Partnership (“Hines”), GIC (Realty) Private Limited (“GIC”) and an Asian Governmental Investor (together with Hines and GIC, the “Borrower Principals”).

Hines, founded in 1957, is a privately owned global real estate investment, development, and management firm. Hines has a presence in 207 cities, in 24 countries, and approximately $116.4 billion of assets under management – including approximately $64 billion for which Hines provides fiduciary investment management services and approximately $52.4 billion for which Hines provides third-party property-level services. The 101 California Street Whole Loan is non-recourse to the borrower (except for customary recourse carve-outs) and there is no non-recourse carve-out guarantor.

■	Escrows. On the origination date, the borrower funded (i) an unfunded obligations reserve in the amount of $10,474,821 for unfunded tenant improvements and leasing commissions and free rent attributable to various tenants and (ii) a rollover reserve in the amount of $10,000,000 for tenant improvements, leasing commissions and other leasing costs to retenant the Cooley LLP space upon the expiration of the Cooley LLP lease.

On each due date during a 101 California Street Trigger Period, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy and no event of default is continuing; (ii) a capital expenditures reserve in the amount of $20,859 (subject to an aggregate cap of $500,606); and (iii) a tenant improvements and leasing commissions reserve in the amount of $104,293 (subject to an aggregate cap of $2,503,030, excluding any amounts attributable to termination proceeds deposited in the tenant improvements and leasing commissions reserve account).

A “101 California Street Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents and taking into account any mezzanine indebtedness described below and the 101 California Street Whole Loan), determined as of the end of the last day of each of two consecutive fiscal quarters, is less than 6.00%, and ending when the debt yield (as calculated under the loan documents and taking into account any mezzanine indebtedness described below and the 101 California Street Whole Loan), determined as of the end of the last day of each of two consecutive fiscal quarters, is at least 6.00%, and (ii) commencing upon the borrower’s failure, after applicable notice periods, to deliver required annual, quarterly or monthly financial reports and ending when such financial reports are delivered and no other 101 California Street Trigger Period is ongoing.

■	Lockbox and Cash Management. The 101 California Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 101 California Street Property and all other money received by the borrower or the property manager with respect to the 101 California Street Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no 101 California Street Trigger Period or event of default under the 101 California Street Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during a 101 California Street Trigger Period or during the continuance of an event of default under the 101 California Street Whole Loan, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 101 California Street Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the 101 California Street Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 101 California Street Whole Loan.

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101 CALIFORNIA STREET

■	Property Management. The 101 California Street Property is currently managed by Hines, which is also the 101 California Street Whole Loan borrower sponsor, pursuant to a management agreement. Under the related loan documents, the 101 California Street Property is required to be managed by Hines, Hines GS Properties, Inc., any other property manager affiliated with Hines or any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 101 California Street Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 101 California Street Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Secured Indebtedness. The loan documents permit future mezzanine financing up to an amount of $130,000,000, subject to satisfaction of certain conditions, including, among others (i) execution of a customary-subordination and intercreditor agreement in form and substance reasonably acceptable to the lender, (ii) the mezzanine loan and the 101 California Street Whole Loan have a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 51.5%, (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 101 California Street Whole Loan) is at least 8.35% and (iv) receipt of a Rating Agency Confirmation. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 101 California Street Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MOFFETT TOWERS II BUILDING V

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MOFFETT TOWERS II BUILDING V

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MOFFETT TOWERS II BUILDING V

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MOFFETT TOWERS II BUILDING V

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Sunnyvale, California	Cut-off Date Principal Balance(8)		$62,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(4)		$484.84
Size (SF)(1)	350,633	Percentage of Initial Pool Balance		6.8%
Total Occupancy as of 6/1/2019(2)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2019(2)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2019 / NAP	Mortgage Rate		4.025882353%
Appraised Value(3)	$400,000,000	Original Term to Maturity (Months)(7)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$26,462,375
Underwritten Expenses	$3,386,315	Escrows
Underwritten Net Operating Income (NOI)	$23,076,059		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,003,547	Taxes	$0	$87,587
Cut-off Date LTV Ratio(4)(5)	42.5%	Insurance	$0	$0
LTV Ratio at ARD(4)(6)(7)	42.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	3.33x / 3.32x	TI/LC	$29,997,618	$0
Debt Yield Based on Underwritten NOI / NCF(4)	13.6% / 13.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$295,000,000	100.0%	Loan Payoff	$237,781,592	80.6%
			Reserves	29,997,618	10.2
			Principal Equity Distribution	14,691,116	5.0
			Origination Costs	12,529,674	4.2

Total Sources	$295,000,000	100.0%	Total Uses	$295,000,000	100.0%

(1)	The Moffett Towers II Building V Property is part of the Moffett Towers II Campus. The campus shares 59,648 SF of common area amenities, of which 11,930 SF were allocated to the Moffett Towers II Building V Property. These 11,930 SF are not included in the collateral.

(2)	Facebook has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II Building V Whole Loan. See “—Escrows” below.

(3)	See “—Appraisal” below.

(4)	Calculated based on the aggregate outstanding principal balance of the Moffett Towers II Building V Senior Loans and excludes the Moffett Towers II Building V Senior Subordinate Loans and the Moffett Towers II Building V Junior Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.

(5)	The Cut-off Date LTV Ratio is calculated utilizing the “prospective stabilized” appraised value of $400,000,000. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value is 46.6%. See “—Appraisal” below.

(6)	The LTV Ratio at ARD is calculated utilizing the “prospective stabilized” appraised value of $400,000,000. The LTV Ratio calculated based on the “as-is” appraised value is 46.6%. See “—Appraisal” below.

(7)	The Moffett Towers II Building V Whole Loan has an anticipated repayment date (the “ARD”) of April 6, 2029 and a stated maturity date of June 6, 2034.

(8)	The Cut-off Date Principal Balance represents the non-controlling note A-3 and note A-4 of the $295,000,000 Moffett Towers II Building V Whole Loan. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “Moffett Towers II Building V Loan”) is part of a whole loan (the “Moffett Towers II Building V Whole Loan”) consisting of four senior pari passu promissory notes (note A-1, note A-2, note A-3 and note A-4) with an aggregate original principal balance of $170,000,000 (the “Moffett Towers II Building V Senior Loans”), two senior subordinate pari passu promissory notes (note B-1 and note B-2) with an aggregate original principal balance of $85,000,000 (the “Moffett Towers II Building V Senior Subordinate Loans”) and two junior subordinate pari passu promissory notes (note C-1 and note C-2) with an aggregate original principal balance of $40,000,000 (the “Moffett Towers II Building V Junior Subordinate Loans”). The initial controlling noteholder is the holder or holders of a majority of the Moffett Towers II Building V Junior Subordinate Loans (by principal balance). The Moffett Towers II Building V Whole Loan has an aggregate original principal balance of $295,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office property in Sunnyvale, California (the “Moffett Towers II Building V Property”). The Moffett Towers II Building V Loan, which will be included in the GSMS 2019-GC40 securitization transaction, is evidenced by the non-controlling note A-3 and note A-4, has an outstanding principal balance as of the Cut-off Date of $62,500,000 and represents approximately 6.8% of the Initial Pool Balance.

The Moffett Towers II Building V Whole Loan was co-originated by Goldman Sachs Bank USA (“GBSI”) and Deutsche Bank AG, New York Branch (“DBNY”) on March 8, 2019. The Moffett Towers II Building V Senior Loans (including the Moffett Towers II Building V Loan) have a per annum interest rate equal to (i) prior to the ARD, 4.025882353%, and (ii) following the ARD, the sum of (a) 4.025882353% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. The Moffett Towers II Building V Senior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 5.66%, and (ii) following the ARD, the sum of (a) 5.66% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. The Moffett Towers II Building V Junior Subordinate Loans have a per annum

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MOFFETT TOWERS II BUILDING V

interest rate equal to (i) prior to the ARD, 6.41%, and (ii) following the ARD, the sum of (a) 6.41% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. All interest in excess of the initial rate will be deferred and not be payable until the aggregate outstanding principal balance of the Moffett Towers II Building V Senior Loans has been paid in full. The borrower utilized the proceeds of the Moffett Towers II Building V Whole Loan to refinance existing debt on the Moffett Towers II Building V Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The “Moffett Towers II Building V Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (i) 6.32% and (ii) the rate for U.S. dollar swaps with a ten-year maturity, as of two business days prior to the ARD, plus 1.50%.

The Moffett Towers II Building V Whole Loan had an initial term of 120 months to the ARD and has a remaining term of 117 months to the ARD as of the Cut-off Date. The stated maturity date is June 6, 2034 (the “Moffett Towers II Building V Stated Maturity Date”). The Moffett Towers II Building V Whole Loan requires interest only payments during its term until the ARD. From the first due date after the ARD until the Moffett Towers II Building V Stated Maturity Date, the Moffett Towers II Building V Senior Loans will amortize on a 30-year schedule.

The Moffett Towers II Building V Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on May 6, 2021. Any voluntary prepayments prior to October 6, 2028 require a yield maintenance premium, which may be no less than 1% of the amount prepaid. In addition, provided that no event of default under the Moffett Towers II Building V Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following July 11, 2021.

The table below summarizes the promissory notes that comprise the Moffett Towers II Building V Whole Loan. The relationship between the holders of the Moffett Towers II Building V Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Moffett Towers II Building V Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$42,500,000	$42,500,000	BMARK 2019-B11	No
Note A-2	65,000,000	65,000,000	GSMS 2019-GC39	No
Note A-3	50,000,000	50,000,000	GSMS 2019-GC40	No
Note A-4	12,500,000	12,500,000	GSMS 2019-GC40	No
Note B-1	63,750,000	63,750,000	(1)	No
Note B-2	21,250,000	21,250,000	(1)	No
Note C-1	30,000,000	30,000,000	(1)	Yes(2)
Note C-2	10,000,000	10,000,000	(1)	Yes(2)
Total	$295,000,000	$295,000,000

(1)	The Moffett Towers II Building V Senior Subordinate Loans and the Moffett Towers II Building V Junior Subordinate Loans were sold to an unrelated third party.

(2)	The initial controlling noteholder is the holder or holders of a majority of the Moffett Towers II Building V Junior Subordinate Loans (by principal balance).

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MOFFETT TOWERS II BUILDING V

The Moffett Towers II Building V total debt capital structure is shown below:

Moffett Towers II Building V Total Debt Capital Structure

(1)	The initial weighted average interest rate of the notes comprising the Moffett Towers II Building V Whole Loan is 4.82%. The interest rate on the Moffett Towers II Building V Whole Loan as of any date of determination will be the weighted average interest rate of the notes comprising the Moffett Towers II Building V Whole Loan.

(2)	Based on the “prospective stabilized” appraised value of $400,000,000 as of September 1, 2019.

(3)	Based on the UW NOI of $23,076,059 and the UW NCF of $23,003,547.

(4)	Based on the “prospective stabilized” appraised value of $400,000,000, the Implied Borrower Sponsor Equity is $105,000,000.

(5)	The interest rate to full precision is 4.025882353%.

■	The Mortgaged Property. The Moffett Towers II Building V Property is a newly-constructed, eight-story, Class A office building totaling 350,633 SF in Sunnyvale, California. Constructed in 2019, the Moffett Towers II Building V Property was delivered to Facebook, Inc. (“Facebook”) on February 1, 2019. The Moffett Towers II Building V Property is 100.0% leased to Facebook on a triple net basis through May 31, 2034, with two, seven-year extension options and no early termination options. Facebook has taken possession of the Moffett Towers II Building V Property and commenced the build out of its space as of February 1, 2019.

Facebook has a right of first refusal to purchase the Moffett Towers II Building V Property if the borrower is willing and able to accept an offer to sell the Moffett Towers II Building V Property to one of Facebook’s competitors (currently defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation) that remains active so long as Facebook has not assigned its lease to an unaffiliated third party and is not in material monetary default under its lease.

The Moffett Towers II Building V Property comprises a portion of the second phase of the approximately 1.8 million SF, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. The first phase of the Moffett Towers II Campus development included Moffett Towers II Building II, Moffett Towers II Building I, an enclosed parking structure, an adjacent surface parking lot, and a 59,648 SF fitness/amenities building. The second phase of the Moffett Towers II Campus development consists of the Moffett Towers II Building V Property, Moffett Towers II Building IV (completed in May 2019), Moffett

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MOFFETT TOWERS II BUILDING V

Towers II Building III (expected completion in June 2019), and an additional parking structure (expected completion in 2019). The Moffett Towers II Building V Property will feature access to the fitness/amenities building and the enclosed parking structure pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement. There are 1,068 total parking spaces dedicated to Facebook pursuant to the lease, resulting in a parking ratio of approximately 3.3 spaces per 1,000 SF.

The following table presents certain information relating to the sole tenant at the Moffett Towers II Building V Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Facebook(3)	NR / NR / NR	350,633	100.0%	$19,495,738	100.0%	$53.77	5/31/2034	2, 7-year options
Total		350,633	100.0%	$19,495,738	100.0%	$53.77

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent for the office portion as of February 1, 2019 as well as the tenant's pro rata share of the amenity facility ($641,500) and contractual rent steps through May 31, 2020. Facebook is currently in a free rent period, described below, and will begin paying annual base rent of $52.20 per SF in September 2019.

(3)	Facebook has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II Building V Whole Loan. See “—Escrows” below.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II Building V Property based on initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	350,633	100.0	100.0%	19,495,738	100.0	53.77	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total	350,633	100.0%		$19,495,738	100.0%	$53.77	1

(1)	Calculated based on approximate square footage occupied by the sole tenant.

(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent for the office portion as of February 1, 2019 as well as the tenant's pro rata share of the amenity facility ($641,500) and contractual rent steps through May 31, 2020. Facebook is currently in a free rent period and will begin paying annual base rent of $52.20 per SF in September 2019.

The following table presents certain information relating to historical occupancy at the Moffett Towers II Building V Property:

Historical Leased %(1)

As of 6/1/2019
100.0%

(1)	As provided by the borrower. The Moffett Towers II Building V Property was constructed in 2019 and has been fully leased since the lease commenced on February 1, 2019.

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MOFFETT TOWERS II BUILDING V

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Moffett Towers II Building V Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$19,495,738	$53.77
Contractual Rent Steps(4)	4,120,370	11.36
Total Reimbursement Revenue	3,386,315	9.34
Gross Revenue	$27,002,423	$74.48
Vacancy Loss	(540,048)	(1.49)
Effective Gross Income	$26,462,375	$72.99

Total Operating Expenses	$3,386,315	$9.34

Net Operating Income	$23,076,059	$63.65
TI/LC	0	0.00
Replacement Reserves	72,513	0.20
Net Cash Flow	$23,003,547	$63.45

(1)	Certain items such as straight line rent, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical operating statements are not applicable, as the Moffett Towers II Building V Property was built in 2019.

(3)	Base Rent includes contractual base rent for the office portion as of February 1, 2019 as well as the tenant's pro rata share of the amenity facility ($641,500) and contractual rent steps through May 31, 2020. Facebook is currently in a free rent period and will begin paying annual base rent of $52.20 per SF in September 2019.

(4)	Contractual Rent Steps reflect straight line rent steps through the expiration of the Facebook lease on May 31, 2034.

■	Appraisal. According to the appraisal, the Moffett Towers II Building V Property had an “as-is” appraised value of $365,000,000 as of February 1, 2019. The appraisal also provided a “prospective stabilized value” of $400,000,000 as of September 1, 2019, which assumes contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. The borrower deposited upfront reserves totaling $29,997,618 for such contractual TI/LC obligations and free rent (see “—Escrows” below). The appraiser also concluded to an “as dark” value of $307,000,000 as of February 1, 2019.

■	Environmental Matters. According to a Phase I environmental report, dated February 12, 2019, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers II Building V Property.

■	Market Overview and Competition. The Moffett Towers II Building V Property is located in Moffett Park, in the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Amazon.com, Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II Building V Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Towers II Building V Property is located in the Moffett Park office submarket of Silicon Valley. The appraisal notes that at the end of 2018, this submarket contained about 9.98 million SF of office inventory, or about 11.5% of the entire Silicon Valley office inventory of 86.8 million SF. The appraisal concluded an overall vacancy in the Moffett Park office submarket was 0.0% as of the fourth quarter of 2018. The appraisal notes that there are four class A office developments under construction in the City of Sunnyvale, all of which are 100% pre-leased. The appraisal concludes that the overall average asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $5.98 per square foot per month, fully-serviced, or between about $4.65 to $4.90 per square foot per month, on triple-net terms.

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MOFFETT TOWERS II BUILDING V

Competitive Set – Comparable Leases(1)

Property Name / Location	Year Built	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
Moffett Towers II Building V 1180 Discovery Way Sunnyvale, CA	2019	350,633	Facebook	February 2019/ 185 Mos.	350,633	$4.35	NNN
1001 N. Shoreline Blvd. Mountain View, CA	2017	132,960	Google	April 2018/ 144 Mos.	132,960	$5.00	NNN
221 N. Mathilda Ave. Sunnyvale, CA	2018	154,987	23 and Me	June 2018/ 144 Mos.	154,987	$5.15	NNN
520 Almanor Ave. Sunnyvale, CA	2019	231,000	Nokia Inc.	September 2018/ 150 Mos.	231,000	$4.20	NNN
Pathline Park 625 N. Mary Ave / 925 Maude Ave. Sunnyvale, CA	2019	242,550	Proofpoint, Inc.	November 2018/ 127 Mos.	242,550	$4.80	NNN
Silicon Valley Corporate Center 599 Mathilda Ave. Sunnyvale, CA	2000	76,000	LinkedIn	January 2019/ 63 Mos.	76,000	$4.10	NNN

(1)	Source: Appraisal.

■	The Borrower. The borrower is MT2 B5 LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II Building V Whole Loan. The non-recourse carveout guarantor under the Moffett Towers II Building V Whole Loan is Paul Guarantor LLC. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. Paul is trustee and grantor.

Joseph K. Paul is the founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place.

■	Escrows. On the origination date, the borrower funded (i) a tenant improvements and leasing commissions reserve equal to $21,037,980 for leasing expenses and (ii) a free rent reserve equal to $8,959,638.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) during the continuance of a Moffett Towers II Building V Trigger Period, a capital expenditure reserve in the amount of approximately $7,304, and (iii) during the continuance of a Moffett Towers II Building V Lease Sweep Period, a lease sweep account in an amount equal to approximately $511,399 and any excess cash described under “—Lockbox and Cash Management” below (subject to a cap equal to the applicable Moffett Towers II Building V Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, unless the amount on reserve in either such account equals the reserved amount described in the definition of “Moffett Towers II Building V Lease Sweep Period”).

A “Moffett Towers II Building V Lease Sweep Reserve Threshold” means (a) with respect to a Moffett Towers II Building V Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $10,518,990 or (b) with respect to a Moffett Towers II Building V Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30 per rentable square foot of dark space and/or terminated space, as applicable.

A “Moffett Towers II Building V Trigger Period” means each period (i) during the continuance of an event of default under the Moffett Towers II Building V Whole Loan, (ii) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any fiscal quarter, is less than 1.40x (unless the entire Moffett Towers II Building V Property is not leased to Facebook or a subsequent investment grade tenant), and ending when either (a) the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any two consecutive fiscal quarters, is at least 1.40x, or (b) at least

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MOFFETT TOWERS II BUILDING V

$17,531,650 is reserved as excess collateral, (iii) during the continuance of a Moffett Towers II Building V Lease Sweep Period, or (iv) from and after the ARD.

A “Moffett Towers II Building V Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease and (2) the debt service coverage ratio (as calculated under the loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per SF for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per SF for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per SF for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and is subsequently downgraded below investment grade and ending when (a) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent) is restored as an investment grade entity or (c) $50.00 per SF for the terminated space has been reserved.

■	Lockbox and Cash Management. The Moffett Towers II Building V Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Moffett Towers II Building V Property into such lockbox account within one business day of receipt. On each business day, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

On each due date for so long as no Moffett Towers II Building V Trigger Period or event of default under the Moffett Towers II Building V Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender under the Moffett Towers II Building V Whole Loan on such due date are required to be distributed (i) first, to the property manager, any amounts owed to the property manager, and (ii) then, to the borrower, any remaining amounts.  During the continuance of a Moffett Towers II Building V Trigger Period, all amounts in the cash management account are required to be applied to the payment of debt service on the Moffett Towers II Building V Whole Loan and operating expenses and the funding of required reserves, with any remaining amounts to be applied as follows:

(i)	prior to the ARD, (a) during the continuance of a Moffett Towers II Building V Lease Sweep Period, to the lease sweep account (subject to a cap equal to the applicable Moffett Towers II Building V Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, until (except in the case of an insolvency proceeding involving Facebook) the aggregate amount on reserve in such accounts equals the applicable reserved amount described in the definition of “Moffett Towers II Building V Lease Sweep Period”) and (b) any remaining amounts, (1) if there is no other Moffett Towers II Building V Trigger Period in effect, (A) first, to the property manager, any amounts owed to the property manager, and (B) then, to the borrower, any remaining amounts, or (2) if there is another Moffett Towers II Building V Trigger Period in effect, to an excess cash flow reserve to be held as additional collateral for the Moffett Towers II Building V Whole Loan (in the case of a Moffett Towers II Building V Trigger Period described in clause (ii) of the definition thereof, subject to a cap of $17,531,650, with any excess amounts disbursed to the property manager and the borrower as described in clause (b)(1)(A) and (B) above); and

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MOFFETT TOWERS II BUILDING V

(ii)	from and after the ARD, applied to the outstanding principal and accrued excess interest under the Moffett Towers II Building V Whole Loan (a) first, to the Moffett Towers II Building V Senior Loans, on a pro rata basis, until such amounts are reduced to zero, (b) second, to the Moffett Towers II Building V Senior Subordinate Loans, on a pro rata basis, until such amounts are reduced to zero, and (c) third to the Moffett Towers II Building V Junior Subordinate Loans, on a pro rata basis, until such amounts are reduced to zero.

■	Property Management. The Moffett Towers II Building V Property is currently managed by Paul Holdings, Inc., d/b/a Jay Paul Company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Moffett Towers II Building V Property is required to remain managed by (i) Paul Holdings, Inc., (ii) so long as the borrower is controlled by Joseph K. Paul, a property management company owned and/or controlled by him, (iii) a property manager that is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of similar type properties and has leasable square footage of the same property type equal to the lesser of 3,000,000 leasable square feet and five times the leasable square feet of the Moffett Towers II Building V Property, or (iv) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the property manager with a property manager selected by the borrower (i) during the continuance of an event of default under the Moffett Towers II Building V Whole Loan, (ii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if the property manager engages in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Moffett Towers II Building V Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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Floor	Tenants
43	AmTrust Financial Services 19,996 SF Exp. 05/2023
42	AmTrust Financial Services 19,996 SF Exp. 05/2023
41	London Fischer LLP 19,996 SF Exp. 07/2027
40	London Fischer LLP 19,996 SF Exp. 07/2027
39	London Fischer LLP 19,904 SF Exp. 07/2027
38	National General Insurance 19,996 SF Exp. 07/2022
37	NYDCAS 17,167 SF Exp. 08/2021
36	NYDCAS 16,767 SF Exp. 08/2021
35	NYDCAS 16,157 SF Exp. 08/2021
34	NYDCAS 16,197 SF Exp. 08/2021
33	NYDCAS 16,247 SF Exp. 08/2021
32	Vacant
31	People of the State of NY 17,625 SF Exp. 06/2025
30	People of the State of NY 17,625 SF Exp. 06/2025
29	People of the State of NY 26,557 SF Exp. 06/2025
28	NYDCAS 16,639 SF Exp. 08/2021
27	NY Marine & General Insurance 19,315 SF Exp. 06/2022
26	NYDCAS 16,639 SF Exp. 08/2021
25	NYDCAS 16,639 SF Exp. 08/2021
24	NYDCAS 15,295 SF Exp. 08/2021
23	People of the State of NY 8,310 SF Exp. 06/2025
22	NYDCAS 15,946 SF Exp. 08/2021
21	People of the State of NY 14,612 SF Exp. 06/2025
20	NYDCAS 15,950 SF Exp. 08/2021
19	NYDCAS 15,916 SF Exp. 08/2021
18	NYDCAS 15,901 SF Exp. 08/2021
17	Harvard Maintenance, Inc. 17,937 SF Exp. 08/2026
16	NYDCAS 11,160 SF Exp. 08/2021
15	NYDCAS 14,548 SF Exp. 08/2021
	NYDCAS 17,423 SF Exp. 08/2021
14A	NYDCAS 11,500 SF Exp. 08/2021
14	NYDCAS 33,661 SF Exp. 08/2021
13	NYDCAS 34,973 SF Exp. 08/2021
12	NYDCAS 35,018 SF Exp. 08/2021
11	NYDCAS 35,126 SF Exp. 08/2021
10	NYDCAS 35,126 SF Exp. 08/2021
9	NYDCAS 35,126 SF Exp. 08/2021
8	NYDCAS 35,126 SF Exp. 08/2021
7	NYDCAS 35,126 SF Exp. 08/2021
6	NYDCAS 7,728 SF Exp. 08/2021; The NY Presbyterian Hospital 15,462 SF Exp. 08/2021; Douglas & London P.C. 14,807 SF Exp. 08/2021
5	NYDCAS 35,126 SF Exp. 08/2021
4	NYDCAS 34,928 SF Exp. 08/2021
3	NYDCAS 35,105 SF Exp. 08/2021
2	NYDCAS 35,197 SF Exp. 08/2021
	NYDCAS 439 SF Exp. 08/2021; NYDCAS 8,387 SF Exp. 08/2021
Lobby	Maiden Farm, Inc. Exp. 07/2025
	Maiden Farm, Inc. 22,726 SF Exp. 07/2025
	Finest Federal Credit Union 930 SF Exp. 04/2019
	Office 400 SF

VACANT | MECHANICAL | 2018 – 2020 | 2021 – 2023 | 2024+

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	New York, New York		Cut-off Date Balance(2)		$50,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)		$196.48
Size (SF)	1,017,913		Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 12/24/2018	98.1%		Number of Related Mortgage Loans		None
Owned Occupancy as of 12/24/2018	98.1%		Type of Security		Fee Simple
Year Built / Latest Renovation	1965 / 2011		Mortgage Rate		3.9900%
Appraised Value	$480,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$50,166,869
Underwritten Expenses	$26,380,972		Escrows(3)
Underwritten Net Operating Income (NOI)	$23,785,897			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,770,131		Taxes	$4,650,281	$930,056
Cut-off Date LTV Ratio(1)	41.7%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	41.7%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.94x / 2.69x		TI/LC(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.9% / 10.9%		Other	$0	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$200,000,000	100.0%	Loan Payoff	$103,800,032	51.9%
			Principal Equity Distribution	86,874,826	43.4
			Origination Costs	4,674,861	2.3
			Reserves	4,650,281	2.3
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 59 Maiden Lane Whole Loan. See “—The Mortgage Loan” below.
(2)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note A-3, which is part of a larger Whole Loan evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000. The related companion loans, which are evidenced by the controlling note A-1 ($75,000,000), which was contributed to the GSMS 2019-GC39 transaction, and the non-controlling note A-2 ($75,000,000), which was contributed to the BMARK 2019-B11 transaction by German American Capital Corporation (“GACC”). See “—The Mortgage Loan” below.
(3)	See “—Escrows” below.
(4)	The TI/LC monthly reserve amount is initially $0. Commencing with the due date occurring in March 2020, the borrower is required to make monthly deposits of $1,000,000 into the Specified Tenant Renewal Reserve (as defined below) account until the balance of the Specified Tenant Renewal Reserve account reaches $18,000,000. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “59 Maiden Lane Loan”) is part of a whole loan (the “59 Maiden Lane Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in an approximately one million SF, Class A office building located in New York, New York (the “59 Maiden Lane Property”). The 59 Maiden Lane Loan, which is evidenced by the non-controlling note A-3, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans are evidenced by the controlling note A-1 ($75,000,000), which was contributed to the GSMS 2019-GC39 transaction, and non-controlling note A-2 ($75,000,000), which was contributed to the BMARK 2019-B11 transaction by GACC. The 59 Maiden Lane Whole Loan, which accrues interest at an interest rate of 3.9900% per annum, was originated by CREFI on April 11, 2019, had an original principal balance of $200,000,000 and has an outstanding principal balance as of the Cut-off Date of $200,000,000. The proceeds of the 59 Maiden Lane Whole Loan were primarily used to refinance prior debt secured by the 59 Maiden Lane Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

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The table below summarizes the promissory notes that comprise the 59 Maiden Lane Whole Loan. The relationship between the holders of the 59 Maiden Lane Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$75,000,000	$75,000,000	GSMS 2019-GC39	Yes
Note A-2	75,000,000	75,000,000	BMARK 2019-B11	No
Note A-3	50,000,000	50,000,000	GSMS 2019-GC40	No
Total	$200,000,000	$200,000,000

The 59 Maiden Lane Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 59 Maiden Lane Whole Loan. The scheduled maturity date of the 59 Maiden Lane Whole Loan is the due date in May 2029. Provided no event of default has occurred and is continuing, at any time after July 11, 2021, the 59 Maiden Lane Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 59 Maiden Lane Whole Loan documents.

Voluntary prepayment of the 59 Maiden Lane Whole Loan is permitted on or after the due date in January 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The 59 Maiden Lane Property is a Class A office building located at the northwest corner of Maiden Lane and William Street in downtown Manhattan within the Financial District of New York City. The 59 Maiden Lane Property, in its entirety, consists of a 43-story, 1,017,913 SF office building on a 59,391 SF parcel of land. The borrower sponsor for the 59 Maiden Lane Whole Loan has owned and operated the 59 Maiden Lane Property since its acquisition in 1999. The 59 Maiden Lane Property was originally constructed in 1965, redeveloped in 1987 by Kohn Pedersen Fox and renovated in 2011. As of December 24, 2018, the 59 Maiden Lane Property was 98.1% occupied by a total of 15 tenants that are comprised of 11 office tenants and four telecom tenants. The 59 Maiden Lane Property is anchored by the New York City Department of Citywide Administrative Services (“NYDCAS”) and the ground floor includes the lobby areas and retail space with office space located on floors two through 43. According to the appraisal, the office space varies in size with floor plates ranging from 11,160 SF to 45,161 SF. Other tenancy includes a credit union and four telecom tenants and comprises approximately 0.1% of NRA and approximately 0.2% of underwritten base rent. The top three office tenants at the 59 Maiden Lane Property based on underwritten base rent consist of NYDCAS, People of the State of NY and London Fischer LLP (collectively representing approximately 83.2% of NRA and approximately 85.1% of underwritten base rent (inclusive of rent steps)).

The largest tenant based on underwritten base rent, NYDCAS (69.0% of NRA; 71.8% of underwritten base rent; rated AA/Aa1/AA by Fitch, Moody’s and S&P), occupies 702,283 SF of office space under two separate leases. The current term of each lease expires in August 2021 and each lease has one, five-year renewal option and no termination options. In 2000, the borrower sponsor of the 59 Maiden Lane Loan transformed the building’s entrance on John Street into a private entrance for NYDCAS and created a building within a building structure specifically for NYDCAS. All of the individual NYDCAS departments occupying space within the 59 Maiden Lane Property use the separate entrance which was rebranded as 66 John Street. NYDCAS consists of three city departments: the Department of Finance (the “DOF”), the Department of Transportation (the “DOT”) and the NYC311 Call Center (“NYC311”), which occupy suites across floors one through 37.

—	The DOF collects approximately $39 billion in revenue for New York City and values over one million properties with a total market value that exceeds $1.3 trillion. Additionally, the DOF records and maintains public property records related to ownership, deeds and mortgages, administers exemption and abatement programs that provide $3.6 billion in tax relief to property owners and renters and adjudicates and collects parking tickets in addition to providing timesaving programs to eligible drivers and businesses. The DOF also manages New York City’s Treasury Department with operating cash balances of more than $9.8 billion and acts as the chief civil law enforcer through the Office of the Sheriff. In addition, the DOF advises the New York City government in relation to its $160 billion pension system and $16 billion deferred compensation plan.

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—	The DOT's mission is to provide for the safe, efficient, and environmentally responsible movement of people and goods in New York City and to maintain and enhance the transportation infrastructure that sustains the economic vitality and quality of life of New York City residents. Over 5,000 employees of the DOT oversee New York’s urban transportation network. The DOT’s staff manages an annual operating budget of $900 million and a five-year, approximately $10.1 billion capital program, along with 6,000 miles of streets and highways, 12,000 miles of sidewalk, and 794 bridges and tunnels, including the iconic East River bridges. The DOT’s staff also installs and maintains over one million street signs, 12,700 signalized intersections, over 315,000 street lights and over 200 million linear feet of markings.

—	NYC311 opened at the 59 Maiden Lane Property in March 2003. Its purpose is to provide help, 24 hours a day, 7 days a week, 365 days a year, with regards to over 3,600 nonemergency government services via its call center, text service and mobile application. NYC311's mission is to provide the public with quick and easy access to all New York City government services and information. NYC311 helps agencies improve service delivery by allowing them to focus on their core missions and manage their workload efficiently. NYC311 also provides insight to improve city government through accurate, consistent measurement and analysis of service delivery.

The second largest tenant based on underwritten base rent, People of the State of NY (8.3% of NRA; 7.5% of underwritten base rent), occupies 84,729 SF of office space through June 2025 with no renewal options and no termination options. People of the State of NY has been a tenant at the 59 Maiden Lane Property since August 2000. The People of the State of NY space consists of the entire 21st, 30th and 31st floors and a portion of the 23rd and 29th floors at the 59 Maiden Lane Property. The office space is occupied by the New York State Office of the Comptroller, which is New York State’s chief fiscal officer who ensures that state and local governments use taxpayer money effectively and efficiently to promote the common good.

The third largest tenant based on underwritten base rent, London Fischer LLP (5.9% of NRA; 5.9% of underwritten base rent), occupies 59,896 SF of office space on a portion of the 39th and 40th floors and all of the 41st floor on a lease expiring in July 2027 with no extension or termination options. London Fischer LLP, a litigation and business law firm, has been a tenant at the 59 Maiden Lane Property since 1999. London Fischer LLP has offices in New York City and California and the firm provides nationwide counsel, risk management, trial, appellate and advisory services for the construction, manufacturing and insurance industries.

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The following table presents certain information relating to the major tenants at the 59 Maiden Lane Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
NYDCAS(4)	AA / Aa1 / AA	702,283	69.0%	$27,850,860	71.8%	$39.66	8/31/2021	1, 5-year option
People of the State of NY	NR / NR / NR	84,729	8.3%	2,892,092	7.5%	34.13	6/30/2025	NAP
London Fischer LLP	NR / NR / NR	59,896	5.9%	2,272,036	5.9%	37.93	7/31/2027	NAP
AmTrust Financial Services(5)	NR / NR / NR	39,992	3.9%	1,639,672	4.2%	41.00	5/31/2023	1, 5-year option
The NY Presbyterian Hospital	NR / NR / NR	15,462	1.5%	902,200	2.3%	58.35	8/31/2021	NAP
National General Insurance	NR / NR / NR	19,996	2.0%	829,834	2.1%	41.50	7/31/2022	1, 5-year option
Maiden Farm, Inc.	NR / NR / NR	22,726	2.2%	724,149	1.9%	31.86	7/31/2025	NAP
NY Marine & General Insurance	NR / NR / NR	19,315	1.9%	676,025	1.7%	35.00	6/30/2022	1, 5-year option
Harvard Maintenance, Inc.	NR / NR / NR	17,937	1.8%	547,079	1.4%	30.50	8/31/2026	NAP
Douglas & London P.C.	NR / NR / NR	14,807	1.5%	414,596	1.1%	28.00	8/31/2021	1, 32-month option & 1, 5-year option
Ten Largest Owned Tenants		997,143	98.0%	$38,748,542	99.8%	$38.86
Remaining Tenants(6)		1,349	0.1	66,247	0.2	61.90
Vacant		19,421	1.9	0	0.0	0.00
Total / Wtd. Avg.(7)		1,017,913	100.0%	$38,814,788	100.0%	$38.89

(1)	Based on the underwritten rent roll dated December 24, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $181,338 of contractual rent steps through May 2020. UW Base Rent $ per SF excludes 400 SF of building office space.
(4)	NYDCAS consists of three city departments: the DOF, the DOT and NYC311.
(5)	AmTrust Financial Services is an affiliate of the borrower.
(6)	Remaining Tenants at the 59 Maiden Lane Property include a credit union, four telecom tenants and 400 SF of building office space.
(7)	Total / Wtd. Avg. UW Base Rent $ per SF excludes 400 SF of building office space.

The following table presents certain information relating to the lease rollover schedule at the 59 Maiden Lane Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM(3)	400	0.0%	0.0%	$7,500	0.0%	NAP	1
2019	930	0.1	0.1%	37,200	0.1	$40.00	1
2020	0	0.0	0.1%	0	0.0	0.00	0
2021	732,552	72.0	72.1%	29,167,656	75.1	39.82	3
2022	39,312	3.9	76.0%	1,511,859	3.9	38.46	3
2023	39,992	3.9	79.9%	1,639,672	4.2	41.00	1
2024(4)	9	0.0	79.9%	8,347	0.0	927.43	1
2025	107,455	10.6	90.4%	3,616,241	9.3	33.65	2
2026	17,946	1.8	92.2%	554,279	1.4	30.89	2
2027	59,896	5.9	98.1%	2,272,036	5.9	37.93	1
2028	0	0.0	98.1%	0	0.0	0.00	0
2029	0	0.0	98.1%	0	0.0	0.00	0
2030 & Thereafter	0	0.0	98.1%	0	0.0	0.00	0
Vacant	19,421	1.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.(5)	1,017,913	100.0%		$38,814,788	100.0%	$38.89	15

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $181,338 of contractual rent steps through May 2020.
(3)	MTM includes 400 SF of building office space with no rent attributed to it and one telecom tenant accounting for $7,500 of UW Base Rent.
(4)	The sole tenant expiring in 2024 is a telecom tenant, which accounts for 9 SF at the 59 Maiden Lane Property and $8,347 of UW Base Rent.
(5)	Total / Wtd. Avg. UW Base Rent $ per SF excludes 400 SF of building office space.

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59 MAIDEN LANE

The following table presents certain information relating to historical leasing at the 59 Maiden Lane Property:

Historical Leased%(1)

	2016	2017	As of 12/24/2018(2)
Owned Space	100.0%	100.0%	98.1%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated December 24, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 59 Maiden Lane Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 2/28/2019	Underwritten	Underwritten $ per SF
Base Rent	$37,822,402	$38,668,343	$38,814,569	$38,840,316	$38,633,451	$37.95
Contractual Rent Steps(2)	0	0	0	0	181,338	0.18
Potential Income from Vacant Space	0	0	0	0	1,126,418	1.11
Reimbursements	7,384,612	9,033,321	9,094,817	9,307,958	10,024,654	9.85
Gross Potential Income	$45,207,014	$47,701,664	$47,909,386	$48,148,274	$49,965,861	$49.09
Other Income 1(3)	541,191	543,047	533,164	702,071	702,071	0.69
Other Income 2(4)	2,346,963	2,195,134	2,078,732	1,997,230	1,997,230	1.96
Vacancy & Credit Loss(5)	0	0	0	0	(2,498,293)	(2.45)
Effective Gross Income	$48,095,168	$50,439,845	$50,521,282	$50,847,575	$50,166,869	$49.28

Real Estate Taxes	$9,791,926	$9,905,624	$10,313,209	$10,287,329	$10,629,214	$10.44
Insurance	524,202	520,076	536,148	504,364	446,482	0.44
Management Fee	1,635,548	1,134,681	1,159,972	1,159,976	1,250,000	1.23
Other Operating Expenses	12,955,254	14,120,521	13,359,820	14,055,276	14,055,276	13.81
Total Operating Expenses	$24,906,930	$25,680,902	$25,369,149	$26,006,945	$26,380,972	$25.92

Net Operating Income	$23,188,238	$24,758,943	$25,152,133	$24,840,630	$23,785,897	$23.37
TI/LC	0	0	0	0	1,812,183	1.78
Capital Expenditures	0	0	0	0	203,583	0.20
Net Cash Flow	$23,188,238	$24,758,943	$25,152,133	$24,840,630	$21,770,131	$21.39

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Includes $181,338 of contractual rent steps through May 2020.
(3)	Other Income 1 consists of sub-metered electric income and electric inclusion in the rent.
(4)	Other Income 2 consists of cleaning service, elevator service, porter service, HVAC maintenance income and income from other miscellaneous sources.
(5)	Vacancy is underwritten to the current, economic vacancy of 5.0%.

■	Appraisal. According to the appraisal, the 59 Maiden Lane Property had an “as-is” appraised value of $480,000,000 as of April 1, 2019.

■	Environmental Matters. Based on a Phase I environmental report dated March 23, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 59 Maiden Lane Property other than the continued implementation of the current Asbestos Operations and Maintenance program.

■	Market Overview and Competition. The 59 Maiden Lane Property is located in New York, New York, within the Downtown office submarket (specifically the Insurance office submarket). Located at the northwest corner of Maiden Lane and William Street, the 59 Maiden Lane Property is a short walk from many downtown buildings such as City Hall and the World Trade Center. According to the appraisal, due to downtown’s rising TAMI (Technology, Advertising, Media and Information) presence and diversity of companies, the submarket has become attractive to a wide range of employees who are looking for a diverse working environment, and leasing activity during the last quarter of 2018 outpaced the fourth quarter of 2017. As a result, overall vacancy in the Downtown office market has declined 1.2% to 10.8% in the fourth quarter of 2018, which, per the appraisal, is the largest quarterly drop since the second quarter of 2014. New leasing activity in the Downtown office submarket reached 1.8 million SF for the fourth quarter of 2018, which was nearly double the amount during the fourth

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quarter of 2017. Downtown remains competitive due to its pricing and growing attractiveness to both residents and employers.

According to the appraisal, the 59 Maiden Lane Property is part of the Insurance submarket, of the Downtown office market, which is located north of the Financial East submarket, south of the City Hall submarket and east of the World Trade Center submarket. Based on a third party report, the Insurance office submarket contains approximately 12.7 million SF of office inventory, with a current vacancy rate of 7.5% and an average gross asking rent of $52.63 per SF. The submarket has experienced rent growth of 1.1% over the past 12 months despite the submarket experiencing negative net absorption.

The following table presents certain information relating to comparable buildings for the 59 Maiden Lane Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Total Occupancy (%)	Direct Asking Rent PSF (Low)		Direct Asking Rent PSF (High)
59 Maiden Lane Property(2)	1,017,913	19,421	NAP	98.1%	98.1%	$51.00	(3)	$61.00	(3)
100 William Street	355,364	70,892	9,792	80.1%	77.3%	$54.00		$56.00
110 William Street	848,592	24,264	0	97.1%	97.1%	$55.00		$55.00
One New York Plaza	2,103,750	120,173	35,382	94.3%	92.6%	$55.00		$60.00
100 Wall Street	457,622	29,118	17,100	93.6%	89.9%	$55.00		$59.00
60 Broad Street	1,014,041	12,861	7,102	98.7%	98.0%	$57.00		$57.00
One Battery Park Plaza	810,625	9,500	0	98.8%	98.8%	$50.00		$50.00
80 Pine Street	983,425	14,767	39,264	98.5%	94.5%	$55.00		$55.00
88 Pine Street	624,000	57,001	7,175	90.9%	89.7%	$55.00		$56.00
Total (excluding 59 Maiden Lane)	7,197,419	338,576	115,815
Average (excluding 59 Maiden Lane)	899,677	42,322	14,477	95.0%	93.7%	$50.00		$60.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 24, 2018.
(3)	Represents the range of market rents, determined by the appraisal, for vacant space at the 59 Maiden Lane Property.

■	The Borrower. The borrower, 59 Maiden Lane Associates, LLC, a recycled single purpose entity, is 100% owned by 59 Maiden Lane Member LLC (“Member”). Member is a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 59 Maiden Lane Whole Loan. The borrower sponsors and non-recourse carveout guarantors are George Karfunkel and Leah Karfunkel. AmTrust Realty Corp., the property manager, was founded by George Karfunkel and his brother, Michael Karfunkel, in 1993. The company owns and manages approximately 10 million SF of commercial real estate.

■	Escrows. On the origination date of the 59 Maiden Lane Whole Loan, the borrower funded a reserve of $4,650,281 for real estate taxes.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the 59 Maiden Lane Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $930,056) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 59 Maiden Lane Whole Loan documents), and (iii) beginning in March 2020, a specified tenant renewal reserve (“Specified Tenant Renewal Reserve”) in an amount equal to $1,000,000 until the balance in the Specified Tenant Renewal Reserve account equals or exceeds $18,000,000; provided, however, the Specified Tenant Renewal Reserve will no longer be required from and after either (A) the initial Specified Tenant (as defined below) extending the term of its lease for an additional term of not less than five years and all tenant improvement costs, leasing commissions, rent credits, and/or similar inducements in connection with the extension being paid or reserved with the lender or (B) the entire Specified Tenant space being re-tenanted pursuant to one or more replacement leases reasonably acceptable to lender.

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■	Lockbox and Cash Management. The 59 Maiden Lane Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the 59 Maiden Lane Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 59 Maiden Lane Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a 59 Maiden Lane Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a 59 Maiden Lane Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 59 Maiden Lane Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 59 Maiden Lane Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 59 Maiden Lane Whole Loan. Provided no event of default exists, (i) to the extent insufficient funds are held in the Specified Tenant Renewal Reserve, upon request from the borrower, the lender will disburse excess cash flow for payment of tenant improvements and leasing commissions at the 59 Maiden Lane Property, provided all conditions to the disbursement of funds held in the Specified Tenant Renewal Reserve are otherwise met, and (ii) any excess cash flow funds are required to be disbursed to the borrower upon the expiration of any 59 Maiden Lane Trigger Period. Upon an event of default under the 59 Maiden Lane Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “59 Maiden Lane Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0%, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.0% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) NYDCAS, (ii) any other tenant leasing all or a portion of the applicable Specified Tenant space pursuant to any lease which, individually or when aggregated with all other leases at the 59 Maiden Lane Property with the same tenant or its affiliate, either (A) accounts for twenty percent (20%) or more of the total rental income for the 59 Maiden Lane Property, or (B) demises twenty percent (20%) or more of the 59 Maiden Lane Property’s gross leasable area and (iii) any guarantor of a Specified Tenant lease at the 59 Maiden Lane Property.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods set forth in the Specified Tenant lease, (ii) a Specified Tenant Dark Event (as defined below), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the 59 Maiden Lane Whole Loan documents for the applicable Specified Tenant renewal term, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the 59 Maiden Lane Whole Loan documents, or (ii) the borrower leasing either the entire Specified Tenant space or a portion thereof sufficient to cause the 59 Maiden Lane Property to achieve a debt yield of 7.0%, the applicable tenant under the lease being in possession of the space demised under its lease and paying the full amount of the rent due under its lease, and none of the conditions set forth in clauses (A)(i) through (A)(v) above existing with respect to the new lease or series of leases. Notwithstanding the foregoing, a Specified Tenant Trigger Period will not be deemed to exist pursuant to clause (vi) above with respect to the initial 59 Maiden Lane Specified Tenant, NYDCAS, for so long as the Specified Tenant Renewal Reserve monthly deposit is being made.

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A “Specified Tenant Dark Event” means any Specified Tenant other than NYDCAS failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof).

■	Property Management. The 59 Maiden Lane Property is managed by AmTrust Realty Corp., an affiliate of the borrower sponsor, pursuant to a management agreement. Provided that no event of default is occurring under the 59 Maiden Lane Whole Loan documents, the borrower may terminate the management agreement and replace the manager with a manager approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation. The lender may, or may require the borrower to, terminate the manager upon the occurrence of: (i) a 59 Maiden Lane Trigger Period, (ii) a default under the management agreement beyond all applicable notice and cure periods, or (iii) the insolvency of or commencement of an involuntary insolvency or bankruptcy proceeding involving the manager that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the manager, and replace the manager with a manager approved by the lender (which may be conditioned upon the lender’s receipt of a rating agency confirmation).

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 59 Maiden Lane Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 59 Maiden Lane Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 59 Maiden Lane Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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NEWPORT CORPORATE CENTER

TWO NEWPORT
3625

The Fastest Nationwide 4G LTE network

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NEWPORT CORPORATE CENTER

SE 36TH STREET
131ST AVENUE SE
132ND AVENUE SE
ONE NEWPORT
TWO NEWPORT
NEWPORT TERRACE
NEWPORT TOWER
FOUR NEWPORT
FIVE NEWPORT
SE 37TH STREET
T Mobile
Collateral
Not Part of Collateral

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NEWPORT CORPORATE CENTER

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NEWPORT CORPORATE CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)	GACC
Location (City/State)	Bellevue, Washington	Cut-off Date Principal Balance(3)	$50,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$164.28
Size (SF)	998,284	Percentage of Initial Pool Balance	5.5%
Total Occupancy as of 3/25/2019	99.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/25/2019	99.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988-2010 / 2019	Mortgage Rate(4)	3.54323171%
Appraised Value	$476,000,000	Original Term to ARD (Months)(4)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$39,917,673
Underwritten Expenses	$6,775,774	Escrows(5)
Underwritten Net Operating Income (NOI)	$33,141,899	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$33,141,899	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	34.5%	Insurance	$0	$0
LTV Ratio at ARD(1)	34.5%	Replacement Reserves	$1,675,000	$12,479
DSCR Based on Underwritten NOI / NCF(1)	5.63x / 5.63x	TI/LC	$60,072,224	$0
Debt Yield Based on Underwritten NOI / NCF(1)	20.2% / 20.2%	Other	$27,164,693	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$312,000,000	65.1%	Purchase Price(6)	$380,263,083	79.4%
Sponsor Equity	166,947,914	34.9	Upfront Reserves	88,911,917	18.6
Origination Costs	9,772,914	2.0

Total Sources	$478,947,914	100.0%	Total Uses	$478,947,914	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Newport Corporate Center Senior Notes, and excluding the aggregate outstanding principal balance of the Newport Corporate Center Subordinate Notes. See “—The Mortgage Loan” below.
(2)	The Newport Corporate Center Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Wells Fargo Bank, National Association (“WFB”).
(3)	The Cut-off Date Principal Balance of $50,000,000 represents the non-controlling Note A-1-A and is part of the Newport Corporate Center Whole Loan evidenced by six senior pari passu notes and 10 subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $312.0 million. For additional information, see “—The Mortgage Loan” below.
(4)	The Newport Corporate Center Whole Loan has an anticipated repayment date of May 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of October 6, 2030. The Mortgage Rate field reflects the interest rate of the Newport Corporate Center Loan before the ARD. See “The Mortgage Loan” herein.
(5)	See “—Escrows” below.
(6)	The Purchase Price is net of seller credits equal to approximately $87.2 million related to outstanding tenant improvement costs, capital work, rent abatements and miscellaneous items, which was reserved upfront at loan origination. The gross purchase price is equal to $467.5 million.

■	The Mortgage Loan. The mortgage loan (the “Newport Corporate Center Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $312,000,000 (the “Newport Corporate Center Whole Loan”), and is secured by a first mortgage encumbering the borrower’s fee simple interest in an approximately 998,284 SF office campus in Bellevue, Washington (the “Newport Corporate Center Property”). The Newport Corporate Center Whole Loan is comprised of (i) six senior pari passu A-Notes with an aggregate principal balance as of the Cut-off Date of $164,000,000 (collectively, the “Newport Corporate Center Senior Notes” or the “A-Notes”) and (ii) 10 subordinate notes, comprised of four B-Notes, four C-Notes, and two D-Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $148,000,000 (collectively, the “Newport Corporate Center Subordinate Notes”), each as described below. The Newport Corporate Center Loan, which will be included in the GSMS 2019-GC40 securitization transaction, is evidenced by the non-controlling Note A-1-A with an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans are summarized below.

The Newport Corporate Center Loan was co-originated by DBNY and WFB on April 10, 2019. The borrower utilized the proceeds of the Newport Corporate Center Whole Loan along with the sponsor equity to purchase the Newport Corporate Center Property, pay origination costs and fund reserves.

The Newport Corporate Center Whole Loan has an initial term of 120 months to the ARD and has 118 months remaining. The Newport Corporate Center Whole Loan has a final maturity date of October 6, 2030 and will be interest-only prior to the Anticipated Repayment Date. Each of the Newport Corporate Center Loan and the other Newport Corporate Center Senior Notes has an initial interest rate prior to the Anticipated Repayment Date of 3.54323171% per annum. From and after the Anticipated Repayment Date, each note accrues interest at a fixed rate (the “ARD Interest Rate”) that is equal to the sum of (i) 2.50000000% plus (ii) the greater of (a) the initial interest rate applicable to such note and (b) the sum of (1) the 10 year yield for the United States Treasury Note as displayed on Reuters Capital Markets 19901 as of the Anticipated Repayment Date (or the preceding business day if the Anticipated Repayment Date is not a business day), plus (2) (A) with respect to each Newport

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NEWPORT CORPORATE CENTER

Corporate Center Senior Note (including the Newport Corporate Center Loan), 1.04323171%, (B) with respect to each B-Note, 2.12500000%, (C), with respect to each C-Note, 2.45000000% and (D) with respect to each D-Note, 4.00000000%.

The Newport Corporate Center Whole Loan includes the Newport Corporate Center Subordinate Notes with an aggregate original principal balance of $148.0 million. The Newport Corporate Center Subordinate Notes include (i) Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $18.0 million (the “B-Notes”), which accrue interest at an initial interest rate of 4.62500% per annum, (ii) Note C-1-A, Note C-1-B, Note C-2-A and Note C-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $74.0 million (the “C-Notes”), which accrue interest at an initial interest rate of 4.95000% per annum and (iii) Note D-1 and Note D-2, with an aggregate outstanding principal balance as of the Cut-off Date of $56.0 million (the “D-Notes”), which accrue interest an initial interest rate of 6.5000% per annum. The Newport Corporate Center Subordinate Notes have been sold to third-party purchasers. The Newport Corporate Center Senior Notes are generally senior in right of payment to the B-Notes, the B-Notes are generally senior in right of payment to the C-Notes and the C-Notes are generally senior in right of payment to the D-Notes. Based on the total combined debt of $312.0 million, the Cut-off Date LTV Ratio, LTV Ratio at ARD, DSCR based on Underwritten NCF and Debt Yield based on Underwritten NOI are 65.5%, 65.5%, 2.34x and 10.6%, respectively.

The Newport Corporate Center Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Newport Corporate Center Whole Loan documents after July 11, 2021. Voluntary prepayment of the Newport Corporate Center Whole Loan is permitted on or after the due date in November 2028.

From and after the Anticipated Repayment Date until the earlier of the maturity date or the date which the entire outstanding principal balance of the Newport Corporate Center Whole Loan and all Accrued Additional Interest (as defined below) and all other amounts due under the Newport Corporate Center Whole Loan documents have been paid and satisfied in full, in addition to the monthly debt service payment amount, all excess cash flow after payment of debt service, reserves and operating expenses with respect to such monthly due date will be applied as follows: first, to the reduction of the outstanding principal balances (exclusive of Accrued Additional Interest) of the A Notes pro rata and pari passu until reduced to zero; second, to the reduction of the outstanding principal balances (exclusive of Accrued Additional Interest) of the B-Notes pro rata and pari passu until reduced to zero; third, to the reduction of the outstanding principal balances (exclusive of Accrued Additional Interest) of the C-Notes, pro rata and pari passu until reduced to zero; fourth, to the reduction of the outstanding principal balances (exclusive of Accrued Additional Interest) of the D-Notes, pro rata and pari passu until reduced to zero; fifth, to the payment of the Accrued Additional Interest on the A-Notes, pro rata and pari passu (based on the Accrued Additional Interest of each A-Note) until reduced to zero; sixth, to the payment of the Accrued Additional Interest on the B-Notes, pro rata and pari passu (based on the Accrued Additional Interest of each B-Note) until reduced to zero, seventh, to the payment of the Accrued Additional Interest on the C-Notes pro rata and pari passu (based on the Accrued Additional Interest of each C-Note) until reduced to zero, and eighth, to the payment of the Accrued Additional Interest on the D-Notes pro rata and pari passu (based on the Accrued Additional Interest of each D-Note) until reduced to zero. From and after the Anticipated Repayment Date, the excess of interest accruing at the ARD Interest Rate over the interest accruing at the initial interest rate (the “ARD Spread Interest”), on each note will not be payable currently, but instead will accrue and, to the extent permitted by applicable law, will earn interest at the applicable interest rate, compounding monthly on each due date after such ARD Spread Interest first accrues (the aggregate amount of all such ARD Spread Interest on each note and all interest accruing thereon is herein referred to as the “Accrued Additional Interest”), and will be payable after payment in full of all outstanding principal of the Newport Corporate Center Whole Loan as described above.

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The table below summarizes the promissory notes that comprise the Newport Corporate Center Whole Loan. The relationship between the holders of the Newport Corporate Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Newport Corporate Center Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1-A	$50,000,000	$50,000,000	GSMS 2019-GC40	No
Note A-1-B, A-1-C	40,200,000	40,200,000	Benchmark 2019-B11	No
Note A-2-A, A-2-B, A-2-C	73,800,000	73,800,000	BANK 2019-BNK18	No
Senior Notes Total	$164,000,000	$164,000,000
Note B-1-A, B-2-A	13,000,000	13,000,000	Wilton Reassurance Company	No
Note B-1-B, B-2-B	5,000,000	5,000,000	Highmark Inc.	No
Note C-1-A, C-2-A	40,000,000	40,000,000	Prima Mortgage Investment Trust, LLC	No
Note C-1-B, C-2-B	34,000,000	34,000,000	New York State Teachers’ Retirement Fund	No
Note D-1, D-2	56,000,000	56,000,000	PCSD PR Cap IV NR Reten Private Limited	Yes(1)
Subordinate Notes Total	$148,000,000	$148,000,000
Total	$312,000,000	$312,000,000

(1)	The holder of the majority of the principal balance of the D-Notes will have the right to appoint the special servicer of the Newport Corporate Center Whole Loan and to direct certain decisions with respect to the Newport Corporate Center Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Newport Corporate Center Subordinate Notes, the holder of the Newport Corporate Center Note A-2-A (or the directing certificate holder for the securitization trust that holds Note A-2-A) will have such rights. The Newport Corporate Center Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization transaction.

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Newport Corporate Center Total Debt Capital Structure

(1)	The initial weighted average interest rate of the notes comprising the Newport Corporate Center Whole Loan is approximately 4.47000000%. The interest rate on the Newport Corporate Center Whole Loan as of any date of determination prior to the ARD will be the weighted average interest rate of the notes comprising the Newport Corporate Center Whole Loan.

(2)	Based on the appraised value of $476,000,000 as of March 14, 2019.

(3)	Based on the UW NOI of $33,141,899 and the UW NCF of $33,141,899.

(4)	Based on the appraised value of $476,000,000, the Implied Borrower Sponsor Equity is $164,000,000. There is a $96,000,000 preferred equity investment in the sole member of the borrower, as described below under “—Mezzanine or Secured Subordinate Indebtedness.”

■	The Mortgaged Property. The Newport Corporate Center Property is a five-building, separately parceled, Class A office campus situated on approximately 15.5 acres. The Newport Corporate Center Property was built between 1988 and 2010 and is currently undergoing a major capital improvement plan, with an expected cost of over $165.8 million. Renovations will include elevator modernization, exterior improvements, roof repair replacements, HVAC repairs/replacements, new sky bridges/walkways, new amenities – including an amphitheater, collaborative patio spaces, bocce courts, fitness centers and general tenant improvement work.

The Newport Corporate Center Property offers natural light and views of the Olympic Mountains, Mt. Baker, and both the Downtown Seattle and Bellevue skylines with most floors offering panoramic views. The five buildings range from 151,414 SF to 226,615 SF and five to ten floors. The average floor plate size for the buildings is 28,700 SF providing flexible and open floor plans for existing and prospective tenant space requirements. Each building has a dedicated parking garage that ranges from three to nine levels, along with additional surface parking. The Newport Corporate Center Property consists of 3,630 total parking spaces, which equates to approximately 3.6 spaces per 1,000 SF.

The Newport Corporate Center Property is the global headquarters of T-Mobile, which has been a tenant at the Newport Corporate Center Property for over 18 years and recently extended its lease through 2030. Since 2000, the Newport Corporate Center Property has maintained a 95% average occupancy rate and been institutionally owned and maintained. T-Mobile USA, Inc. (rated BB+/Ba2/BB+ by Fitch/Moody’s/S&P) is the guarantor of the T-Mobile leases. T-Mobile’s parent company, Deutsche Telekom AG has a credit rating of BBB+/Baa1/BBB+ by

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Fitch/Moody’s/S&P. As of March 25, 2019, the Newport Corporate Center Property was 99.3% occupied by six tenants, with T-Mobile occupying 92.1% of the net rentable area.

T-Mobile is the nation’s third largest wireless telecommunications services provider. The company was founded in 1994 and is a subsidiary of Deutsche Telekom AG. The company offers voice, messaging, and data services to over 77 million of customers in the postpaid, prepaid, and wholesale markets in the U.S., Puerto Rico, and the U.S. Virgin Islands. T-Mobile also provides wireless devices, including smartphones, tablets, and other mobile communication devices, as well as accessories that are manufactured by various suppliers. In addition, the company offers services, devices, and accessories under the T-Mobile and Metro by T-Mobile brands through its owned and operated retail stores, third-party distributors, and its websites. For the fiscal year ended December 31, 2018, T-Mobile had total revenues of approximately $43.3 billion, which was up approximately 7% from 2017, and had a net income of approximately $2.9 billion. T-Mobile recorded 7.0 million total net additions to its customer base and approximately 1.4 million branded postpaid net additions in the fourth quarter of 2018.

T-Mobile utilizes the Newport Corporate Center Property as its global headquarters, and has been a tenant since 2000. As part of the tenant’s long-term lease renewal, T-Mobile plans to invest approximately $80.0 million ($80 per SF) towards improving the interior tenant build outs, building systems, and interconnectivity of the campus. T-Mobile has phased construction building-by-building with a three year timeline and is projected to be completed in mid-2021. T-Mobile’s investment is in addition to approximately $88.9 million ($89 per SF) reserved at origination for tenant improvements and capital expenditures. At loan origination, the borrower deposited (1) $47,357,383 for T-Mobile improvements, $8,155,044 for a T-Mobile connectivity allowance, $4,482,115 for T-Mobile restroom improvements and $77,683 for T-Mobile elevator cab repair; (2) $21,807,139 in free rent funds for T-Mobile; (3) $5,357,554 for capital expenditures required to be performed by the borrower under the T-Mobile leases; and (4) $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions. The borrower sponsor expects the landlord’s capital work to be completed by the end of 2019, excluding the bridge/connectivity project. The connectivity project is anticipated to be completed by the end of 2020.

The following table presents certain information relating to the major tenants at the Newport Corporate Center Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
T-Mobile(2)	BB+ / Ba2 / BB+	919,001	92.1%	$24,521,626	94.2%	$26.68	10/31/2030	2, 7-year options
KLSY/KIXI	NR / NR / NR	21,175	2.1	522,131	2.0	24.66	3/31/2026	NA
LifeCenter Northwest	NR / NR / NR	20,713	2.1	462,893	1.8	22.35	8/31/2025	1, 5-year option
Protingent, Inc.	NR / NR / NR	11,314	1.1	271,536	1.0	24.00	4/30/2021	NA
Mobica US Inc.	NR / NR / NR	5,763	0.6	152,720	0.6	26.50	5/31/2021	NA
PrivacyStar	NR / NR / NR	3,486	0.3	87,150	0.3	25.00	3/31/2020	NA
Largest Owned Tenants		981,452	98.3%	$26,018,055	100.0%	$26.51
Remaining Owned Tenants(3)		9,878	1.0	0	0.0	0.00
Vacant Spaces (Owned Space)		6,954	0.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		998,284	100.0%	$26,018,055	100.0%	$26.51

(1)	T-Mobile USA Inc. is the guarantor of the T-Mobile leases. T-Mobile’s parent company, Deutsche Telekom AG has a credit rating of BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P.
(2)	T-Mobile does not have any termination or contraction options during its lease terms.
(3)	Remaining Owned Tenants includes non-revenue generating space for the fitness center, conference center and engineering shop.

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The following table presents certain information relating to the lease rollover schedule at the Newport Corporate Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	3,486	0.3	0.3%	87,150	0.3	25.00	1
2021	17,077	1.7	2.1%	424,256	1.6	24.84	2
2022	0	0.0	2.1%	0	0.0	0.00	0
2023	0	0.0	2.1%	0	0.0	0.00	0
2024	0	0.0	2.1%	0	0.0	0.00	0
2025	20,713	2.1	4.1%	462,893	1.8	22.35	1
2026	21,175	2.1	6.3%	522,131	2.0	24.66	1
2027	0	0.0	6.3%	0	0.0	0.00	0
2028	0	0.0	6.3%	0	0.0	0.00	0
2029	0	0.0	6.3%	0	0.0	0.00	0
2030 & Thereafter(2)	928,879	93.0	99.3%	24,521,626	94.2	26.68	1
Vacant	6,954	0.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	998,284	100.0%		$26,018,055	100.0%	$26.51	6

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	2030 & Thereafter Expiring Owned GLA includes non-revenue generated space for the fitness center, conference center and engineering shop, but excludes the space in the U/W Base Rent $ per SF.

The following table presents certain information relating to historical occupancy at the Newport Corporate Center Property:

Historical Leased %(1)

2015	2016	2017	2018	As of 3/25/2019
94.4%	92.2%	96.3%	99.3%	99.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Newport Corporate Center Property:

Cash Flow Analysis(1)

	2016	2017	2018	Underwritten	Underwritten $ per SF
Rents in Place	$21,396,135	$21,656,883	$21,408,105	$26,018,055	$26.06
Credit Tenant Rent Steps(2)	0	0	0	6,227,773	6.24
Vacant Income	0	0	0	169,285	0.17
Gross Potential Rent	$21,396,135	$21,656,883	$21,408,105	$32,415,113	$32.47
Total Reimbursements	10,261,307	10,661,491	8,616,154	6,774,943	6.79
Net Rental Income	$31,657,442	$32,318,374	$30,024,259	$39,190,056	$39.26
Other Income	2,622,463	2,400,144	2,816,656	2,687,120	2.69
(Vacancy)	0	0	0	(1,959,503)	(1.96)
Effective Gross Income	$34,279,904	$34,718,517	$32,840,915	$39,917,673	$39.99

Total Expenses(3)	$10,460,300	$10,077,187	$9,091,557	$6,775,774	$6.79

Net Operating Income(4)	$23,819,604	$24,641,331	$23,749,358	$33,141,899	$33.20
Total TI/LC, Capex/RR(5)	0	0	0	0	0.00
Net Cash Flow	$23,819,604	$24,641,331	$23,749,358	$33,141,899	$33.20

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and (except for Credit Tenant Rent Steps) are not considered for the underwritten cash flow.
(2)	Includes straight line rent credit through the loan term for T-Mobile.
(3)	Total expenses at the Newport Corporate Center Property have reduced as a result of, for the single-tenant buildings (excluding Newport Tower), T-Mobile assuming responsibility and contracting directly for janitorial, landscaping, parking area and sidewalk maintenance, parking control, HVAC maintenance, elevator maintenance, building maintenance, security, pest control, alarm service, access control, window cleaning, sky bridge maintenance, loading docks and directional and traffic control signage.
(4)	The increase in Underwritten Net Operating Income is a result of T-Mobile’s recently signed leases, credit tenant rent steps and T-Mobile’s assumption of utility expenses at the Newport Corporate Center Property.
(5)	At origination, the borrower deposited $1.675 million into a general capital expenditures or Total TI/LC reserve, and as a result, TI/LC, Capex/RR was not underwritten.

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■	Appraisal. According to the appraisal, the Newport Corporate Center Property had an “as-is” appraised value of $476,000,000 as of March 14, 2019.

■	Environmental Matters. According to a Phase I environmental report, dated February 13, 2019, there are no recognized environmental conditions or recommendations for further action at the Newport Corporate Center Property.

■	Market Overview and Competition. The Newport Corporate Center Property is situated at the intersection of Interstate 90 and Interstate 405 and is within walking distance to five bus stops offering services on nine routes. The Newport Corporate Center Property’s direct access to multiple major highways and transportation options provides tenants with access to the Seattle metropolitan area. In addition, the Newport Corporate Center Property is less than 4.0 miles from the Bellevue CBD, less than 9.5 miles from the Seattle CBD and approximately 15 miles from the Seattle-Tacoma International airport. The Market Place at Factoria, a regional shopping center with over 500,000 SF of retail space offering over 60 shops and services and numerous restaurants is located adjacent to the Newport Corporate Center Property. The shopping center is anchored by tenants such as Nordstrom Rack, Target, Big 5 Sporting Goods, Old Navy, Petco, Safeway and Rite Aid, among others.

The Newport Corporate Center Property is located in the Puget Sound area within the Eastside market. The Eastside market is comprised of nine submarkets with the Newport Corporate Center Property located in the I-90 Corridor submarket. According to a third party market research report, as of the fourth quarter of 2018, the total office inventory in the Eastside market was approximately 50.5 million SF with the Class A inventory comprising approximately 21.4 million. Over the same period, the total Eastside market vacancy was 4.6% with an average asking rent of $37.18 per SF. The Class A market vacancy was 5.4% with an average asking rent of $43.62 per SF.

The Eastside market is located in the Seattle/Puget Sound office market. In 2018, Amazon signed a lease for 413,100 SF in Downtown Bellevue, bringing its total footprint in the submarket to over one million SF of office space. Amazon has 2,000 employees in Bellevue and plans to add capacity for another 2,500 by the year 2020. Furthermore, Facebook has signed three leases across three buildings, totaling approximately 423,000 SF, in Downtown Bellevue. Existing tenants in the Eastside office market include Microsoft, T-Mobile, Nintendo, REI, Google, Facebook, Oculus, Costco, AT&T and Boeing.

The I-90 Corridor submarket has a total office inventory of approximately 6.2 million SF with the Class A inventory comprising approximately 3.1 million SF. According to a market research report, as of the fourth quarter of 2018, the total I-90 Corridor submarket vacancy was 10.1% with an average asking rent of $35.22 per SF. Over the same period, the Class A submarket vacancy was 15.0% with an average asking rent of $36.01 per SF.

The following table presents certain information relating to the comparable office leases:

Comparable Office Leases(1)

Property	Year Built	Occupancy	Distance from Property	NRA	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs.)	Base Rent
Newport Corporate Center	1988-2010	99.3%	NAP	998,284	T-Mobile	919,001	Various	Various	$26.68
Advanta	2008	100%	1.7 Miles	601,081	Microsoft	601,081	Jul-18	5.0	$26.00
90 North	1983	100%	1.6 Miles	246,703	T-Mobile	70,170	Jun-19	10.5	$28.00
Sunset Corporate Campus	1992	72%	0.4 Miles	307,715	T-Mobile	89,571	Oct-18	5.5	$28.00
Sunset North - Bldgs 3, 4 & 5	1999	70%	0.6 Miles	464,062	Confidential	32,331	Feb-19	7.0	$29.00
3600 136th Place SE	1986	100%	0.5 Miles	79,905	Extraslice	16,994	May-19	10.5	$27.00
Lincoln Executive Center	1984	99%	0.9 Miles	280,899	Air Reps	14,873	May-19	9.4	$25.50
Bravern Office Towers and Garage	2009	100%	3.0 Miles	749,694	Microsoft	255,171	Feb-18	7.0	$31.50
Redmond Town Centre Office	1997	100%	7.0 Miles	582,373	Microsoft	396,228	Jan-19	8.0	$27.50

(1)	Source: Appraisal.

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■	The Borrower. The borrower is Preylock Bellevue, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Newport Corporate Center Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Farshid Steve Shokouhi and Brett Michael Lipman.

Farshid Steve Shokouhi and Brett Michael Lipman are both managing partners at Preylock Real Estate Holdings, LLC (“Preylock”) and oversee all aspects of the business. Founded in 2016, Preylock is an owner, operator and developer of commercial and residential real estate primarily located on the west coast of the United States. Preylock focuses on acquisitions of office buildings and utilizes a relative value approach to real estate investing by identifying investment opportunities in targeted, supply constrained markets. Preylock has approximately $1.25 billion of assets under management and has a portfolio of approximately three million SF of office properties located in Southern California and Silicon Valley.

■	Escrows. At origination, the borrower deposited (i) $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions related to the T-Mobile lease (ii) $60,072,224 for certain tenant improvement and leasing obligations, (iii) $21,807,139 for certain outstanding free rent obligations and (iv) $5,357,554 for outstanding capital expenditures related to the T-Mobile lease, as detailed in “The Mortgaged Property”.

On each monthly due date during the continuance of a Trigger Period (as defined below), the borrower is required to deposit an amount equal to 1/12 of the estimated annual taxes into the tax reserve. On each monthly due date, the borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve (which requirement is waived if a blanket policy in place and no event of default is continuing). On each monthly due date, the borrower is required to deposit an amount equal to approximately $12,478.55 into a replacement reserve, subject to a cap of $149,743.

■	Lockbox and Cash Management. The Newport Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all existing tenants of the Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period (as defined below) exists, the funds in the clearing account are required to be swept on each business day into the borrower’s operating account and, if a Trigger Period exists, such funds are required to be swept on each business day into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account will be applied and disbursed in accordance with the Newport Corporate Center Whole Loan documents. Prior to the Anticipated Repayment Date, during a Trigger Period, all excess cash after payment of the monthly debt service on the Newport Corporate Center Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the waterfall described in the Newport Corporate Center Whole Loan documents is required to be reserved as additional collateral for the Newport Corporate Center Whole Loan. Under certain circumstances and for limited purposes described in the Newport Corporate Center Whole Loan documents, the borrower may request disbursements of such excess cash flow. On and after the Anticipated Repayment Date, all excess cash is required to be applied to the outstanding principal balance of the Newport Corporate Center Whole Loan and then to the outstanding Accrued Additional Interest.

A “Trigger Period” will occur on the date that any of the following have occurred: (i) an event of default, (ii) the debt service coverage ratio, as calculated in the Newport Corporate Center Whole Loan documents at the end of each calendar quarter, falls below 1.15x, (iii) the commencement of a Lease Sweep Period (as defined below) or (iv) the Anticipated Repayment Date. A Trigger Period may be cured upon (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii), upon the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters, (c) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the Newport Corporate Center Whole Loan documents and no other Lease Sweep Period is then continuing and (d) with respect to clause (iv), the Newport Corporate Center Whole Loan and all other obligations have been indefeasibly paid in full.

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A “Lease Sweep Period” will commence upon the earlier of (a) (i) October 6, 2028 or (ii) the date by which the Lease Sweep Tenant (as defined below) is required under the Lease Sweep Lease (as defined below) to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) the early termination, early cancellation or early surrender of a Lease Sweep Lease or the borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease, (c) a Lease Sweep Tenant ceasing to operate its business at the Newport Corporate Center Property (i.e., “going dark”) or giving notice that it intends to cease to operate its business in all or substantially all of its space, (d) a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, (e) upon an insolvency proceeding of a Lease Sweep Tenant or its parent if such parent provides a guaranty or similar credit support for such tenant’s obligations, and its respective successors and assigns or (f) upon a decline in the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease, its parent entity or any of their respective successors below “CCC+” or equivalent by any rating agency.

A Lease Sweep Period will end, (i) with respect to clauses (a), (b) and (c) above, upon some or all of the lease sweep space being leased pursuant to one or more qualified leases to achieve a debt yield of not less than 8.0% based on the Newport Corporate Center Whole Loan (excluding from underwritten net cash flow rent from each Lease Sweep Lease which is the subject of a Lease Sweep Period), (ii) with respect to clause (a) above, on the date on which the Lease Sweep Tenant exercises its renewal or extension option with respect to all of its lease sweep space, (iii) with respect to clause (d) above, on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure, (iv) with respect to clause (e) above, upon either the applicable insolvency proceeding having terminated or the Lease Sweep Lease having been assumed, affirmed or assigned to a third party in a manner reasonably satisfactory to the lender (provided, however, the Lease Sweep Period will automatically end if the applicable Lease Sweep Lease that was the subject of an applicable insolvency proceeding is affirmed in bankruptcy), or (v) with respect to clause (f), if the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least “CCC+” or equivalent by the relevant rating agencies.

A “Lease Sweep Lease” means the lease with T-Mobile or any replacement lease covering 50% of the space currently demised under such lease.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

■	Property Management. The Newport Corporate Center Property is currently managed by Preylock Real Estate Holdings, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Newport Corporate Center Property is required to be managed by Preylock Real Estate Holdings, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Newport Corporate Center Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Newport Corporate Center Whole Loan, (ii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iii) if the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

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NEWPORT CORPORATE CENTER

■	Mezzanine or Secured Subordinate Indebtedness. Square Mile Bellevue Preferred LLC (“Square Mile Bellevue”) has made a $96,000,000 preferred equity investment in the borrower’s sole member (the “Newport Corporate Center Joint Venture”), which equates to an indirect 56.74% preferred equity interest in the borrower. The initial interest rate of the preferred equity is 10.25% per annum. The rights of Square Mile Bellevue are governed by a Recognition Agreement, dated as of April 10, 2019 by and among DBNY, WFB, Square Mile Bellevue, Square Mile PE Partners LP and Square Mile PE Partners A LP, which includes, among other things, (i) notice and cure rights; (ii) the ability to provide a replacement guaranty upon a change of control of the borrower from an entity with (x) $100 million in net worth ($80 million in the case of Square Mile or its affiliates) and (y) $10 million in liquidity; (iii) the option to purchase the Newport Corporate Center Whole Loan in the event of an acceleration of the Newport Corporate Center Whole Loan following an event of default and (iv) transferability rights to a qualified transferee. The preferred equity return is required to be paid currently. However, in the event that property revenue less property expenses (including debt service) is insufficient to make a monthly payment on the preferred return, any such unpaid monthly payment on the preferred return will accrue and will be deemed added to the preferred equity investment. It will be a default and trigger event under the operating agreement of the Newport Corporate Center Joint Venture if the aggregate accrued and unpaid monthly payments on the preferred return exceed $10,000,000. Square Mile Bellevue will be entitled to distributions from available cash as further described in “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Newport Corporate Center Property. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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WESTERN DIGITAL R&D CAMPUS

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WESTERN DIGITAL R&D CAMPUS

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WESTERN DIGITAL R&D CAMPUS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Fremont, California		Cut-off Date Principal Balance(2)	$37,895,000
Property Type	Industrial		Cut-off Date Principal Balance per Unit(1)	$261.55
Size (SF)	290,175		Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 6/1/2019	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2019	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1984, 1992 / 2008-2012		Mortgage Rate	4.4100%
Appraised Value	$117,090,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$8,432,757
Underwritten Expenses	$2,002,341		Escrows(3)
Underwritten Net Operating Income (NOI)	$6,430,416			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,082,314		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	64.8%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	64.8%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.89x / 1.79x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	8.5% / 8.0%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$75,895,000	64.5%	Purchase Price	$117,088,158	99.5%
Sponsor Equity	41,791,008	35.5	Origination Costs	597,850	0.5

Total Sources	$117,686,008	100.0%	Total Uses	$117,686,008	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Western Digital R&D Campus Whole Loan (as defined below). See “—The Mortgage Loan” below.
(2)	The Cut-off Date Principal Balance of $37,895,000 represents the non-controlling Note A-2, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $75,895,000 for the Western Digital R&D Campus Whole Loan. The related companion loan, which is evidenced by the controlling Note A-1 ($38,000,000), was contributed to the Benchmark 2019-B11 securitization transaction.
(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Western Digital R&D Campus Loan”) is part of a whole loan (the “Western Digital R&D Campus Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $75,895,000 and secured by a first priority mortgage encumbering the borrower’s fee simple interest in an industrial property located in Fremont, California (the “Western Digital R&D Campus Property”). The Western Digital R&D Campus Loan, which is evidenced by the non-controlling Note A-2, has an outstanding principal balance as of the Cut-off Date of $37,895,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan which is evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $38,000,000 and was contributed to the Benchmark 2019-B11 securitization transaction. The Western Digital R&D Campus Whole Loan was originated by Citi Real Estate Funding Inc. on April 29, 2019. The Western Digital R&D Campus Whole Loan has an interest rate of 4.4100% per annum. The borrower utilized the proceeds of the Western Digital R&D Campus Whole Loan to finance the acquisition of the Western Digital R&D Campus Property and pay origination costs.

The table below summarizes the promissory notes that comprise the Western Digital R&D Campus Whole Loan. The relationship between the holders of the Western Digital R&D Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$38,000,000	$38,000,000	BMARK 2019-B11	Yes
Note A-2	37,895,000	37,895,000	GSMS 2019-GC40	No
Total	$75,895,000	$75,895,000

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The Western Digital R&D Campus Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Western Digital R&D Campus Whole Loan. The scheduled maturity date of the Western Digital R&D Campus Whole Loan is the due date in May 2029. Provided that no event of default has occurred and is continuing, at any time after July 11, 2021 (the “Western Digital R&D Campus Whole Loan Release Date”), the Western Digital R&D Campus Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Western Digital R&D Campus Whole Loan documents. The borrower is also permitted to prepay the Western Digital R&D Campus Whole Loan after the Western Digital R&D Campus Whole Loan Release Date with a payment of a yield maintenance premium.

■	The Mortgaged Property. The Western Digital R&D Campus Property is a 290,175 SF single-tenant industrial property located in Fremont, California. The Western Digital R&D Campus Property, which consists of approximately 47.0% cleanroom industrial space, 30.5% flex-office space, 21.0% industrial lab and manufacturing space and 1.5% shipping and receiving space, is comprised of two buildings located on an approximately 14.8 acre site. The Western Digital R&D Campus Property was partially built in 1984 and was fit out as a full semiconductor wafer fabrication plant in 1992 by Read Rite Corporation. In 2003, the sole tenant at the Western Digital R&D Campus Property (“Western Digital”) acquired all of Read Rite Corporation's assets for $156.0 million, which included the Western Digital R&D Campus Property. The production of Western Digital's complex components requires a sterile environment, and the Western Digital R&D Campus Property is specialized to meet specific cleanroom and space requirements for its production process. Western Digital has invested approximately $1.0 billion into the facility, including over $260.0 million related to infrastructure, and approximately $750.0 million towards equipment.

The sole tenant, Western Digital (rated Baa3/BB+/BB+ by Moody’s/S&P/Fitch), leases 100.0% of the space at the Western Digital R&D Campus Property through April 2034 with no termination options under its absolute net lease. Western Digital is a developer, manufacturer, and provider of data storage devices and solutions and currently utilizes the Western Digital R&D Campus Property for the research, development and production of actuator heads, which are the part of hard disk drives (“HDDs”) that are responsible for reading data from, and writing data to, the disk drives. As of year-end 2018, Western Digital had the second ranked market share in HDDs and, as of the second quarter of 2018, had the second ranked market share in solid state drives, in each case as determined by number of shipments, and had a patent portfolio with more than 14,000 patents awarded worldwide. Western Digital’s products are sold through distribution, retail and direct channels. Distributors include a broad range of dealers and small consumer electronics manufacturers while retail channels include major retailers, computer super stores and warehouse clubs. Lastly, direct business consists of contract manufactures and includes data center operators and cloud infrastructure companies. Western Digital’s primary contract customers are Amazon, Facebook, IBM, Lenovo, Best Buy, Oracle, Dell and Dropbox and, as of May 6, 2019, Western Digital had a total market capitalization of approximately $14.4 billion.

Western Digital has grown both organically and through acquisitions, most notably through its $4.8 billion acquisition of Hitachi Global Storage Technologies in 2012 and its $19.0 billion acquisition of SanDisk in 2016. Western Digital products can be found in computers, smartphones, data centers, consumer electronics and other devices. In 2017, Western Digital moved its corporate headquarters from Irvine to nearby San Jose, approximately 22.0 miles from the Western Digital R&D Campus Property. Western Digital has three, five-year renewal options and one, four-year, 350-day renewal option for the fourth renewal term under its absolute net lease at the Western Digital R&D Campus Property.

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The following table presents certain information relating to the lease at the Western Digital R&D Campus Property:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options(4)
Western Digital(4)	BB+ / Baa3 / BB+	290,175	100.0%	$6,874,246	100.0%	$23.69	4/30/2034	4 options
Total		290,175	100.0%	$6,874,246	100.0%	$23.69

(1)	Based on the underwritten rent roll dated as of June 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $200,221 of contractual rent steps through April 2020.
(4)	Western Digital has three, five-year renewal options and one four-year, 350-day renewal option remaining for the fourth renewal term under the terms of its lease with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Western Digital R&D Campus Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	290,175	100.0	100.0%	6,874,246	100.0	23.69	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	290,175	100.0%		$6,874,246	100.0%	$23.69	1

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $200,221 of contractual rent steps through April 2020.

The following table presents certain information relating to historical leasing at the Western Digital R&D Campus Property:

Historical Leased %(1)

As of 6/1/2019(2)
100.0%

(1)	The borrower sponsors were not provided with any historical occupancy information.
(2)	Based on the underwritten rent roll dated as of June 1, 2019.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Western Digital R&D Campus Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$6,674,025	$23.00
Rent Steps(4)	200,221	0.69
Reimbursements	2,002,341	6.90
Gross Potential Rent	$8,876,586	$30.59
Economic Vacancy & Credit Loss(5)	(443,829)	(1.53)
Effective Gross Income	$8,432,757	$29.06

Real Estate Taxes	$1,604,270	$5.53
Insurance	0	0.00
Management Fee	252,983	0.87
Other Operating Expenses	145,088	0.50
Total Operating Expenses	$2,002,341	$6.90

Net Operating Income	$6,430,416	$22.16
Replacement Reserves	84,151	0.29
TI/LC	263,952	0.91
Net Cash Flow	$6,082,314	$20.96

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The borrower sponsors were not provided with any historical operating statements.
(3)	Underwritten Base Rent is based on the underwritten rent roll dated as of June 1, 2019.
(4)	Represents approximately $200,221 in contractual rent steps through April 2020.
(5)	Underwritten Vacancy & Credit Loss represents the economic vacancy of 5.0%.

■	Appraisal. According to the appraisal, the Western Digital R&D Campus Property had an “as-is” appraised value of $117,090,000 as of April 4, 2019.

■	Environmental Matters. Based on the Phase I environmental reports dated March 18, 2019 and March 21, 2019 performed on each of the Western Digital R&D Campus Property’s two buildings, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Western Digital R&D Campus Property.

■	Market Overview and Competition. The Western Digital R&D Campus Property is located in Fremont, California within the San Francisco Bay Area metropolitan statistical area. According to the appraisal, Fremont is located along the southeast edge of the San Francisco Bay, approximately 23.0 miles south of the Oakland International Airport and 38.0 miles south of downtown San Francisco. According to the appraisal, as of year-end 2018, Fremont had a population of 230,734 and a median age of 39. Also as of year-end 2018, Fremont had a 3.2% unemployment rate with the top three employment industries being Prof/Scientific/Tech Services, Manufacturing and Healthcare/Social Assistance, which collectively represent approximately 49.0% of the Fremont employment population. Primary access to the Western Digital R&D Campus Property is provided by Interstates 880 and 680.

According to a third party report, the 2018 estimated population within a one-, three- and five-mile radius of the Western Digital R&D Campus Property was 10,081, 87,533 and 190,448, respectively. According to a third party report, the 2018 average household income within a one-, three- and five-mile radius of the Western Digital R&D Campus Property was $187,375, $156,150 and $142,648, respectively. According to a third party report, the Western Digital R&D Campus Property is located in Fremont, California within the Silicon Valley research & development market (the “Silicon Valley R&D Market”). As of the fourth quarter of 2018, the Silicon Valley R&D Market had an inventory of approximately 146.6 million SF with a 7.0% vacancy rate and had positive net absorption of approximately 2.2 million SF. Also according to the appraisal, the Western Digital R&D Campus Property is located within the Fremont/Newark submarket. As of the fourth quarter of 2018, the Fremont/Newark submarket had an inventory of approximately 23.7 million SF with a 4.3% vacancy rate. As of the fourth quarter of 2018, the Fremont/Newark submarket had positive net absorption of 710,172 SF. The appraisal, which concluded to a market rent for the Western Digital R&D Campus Property of $23.00 per SF, noted six comparable research

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& development leases within 10.0 miles from the Western Digital R&D Campus Property with base rents ranging from $14.40 per SF to $31.80 per SF.

■	The Borrower. The borrower for the Western Digital R&D Campus Whole Loan is AGNL Wafer, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Western Digital R&D Campus Whole Loan. The borrower sponsors and nonrecourse carve-out guarantors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., each a subsidiary of Angelo Gordon’s AG Net Lease Realty Fund III, L.P. Angelo Gordon, founded in 1988, is a privately held alternative investment firm which manages approximately $32.0 billion across a range of credit and real estate strategies. Angelo Gordon currently has over 480 employees in offices across the United States, Europe and Asia.

■	Escrows. The borrower is required to make monthly deposits of an amount equal to 1/12 of the estimated annual real estate taxes, which requirement will be provisionally waived so long as the borrower delivers evidence to the lender that (i) no Trigger Period (as defined below) has occurred and is continuing and (ii) either the borrower or Western Digital has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. Unless the borrower maintains a blanket policy meeting the requirements of the Western Digital R&D Campus Whole Loan documents, the borrower is also required to make monthly deposits of an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period, which requirement will be provisionally waived so long as the borrower delivers evidence to the lender that (i) no Trigger Period has occurred and is continuing and (ii) either the borrower or Western Digital has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to the lender. On a monthly basis, during the continuance of (i) a Trigger Period and (ii) in the event that neither the borrower nor Western Digital has diligently made the required replacements, the borrower is required to reserve approximately $7,013 for replacement reserves. The replacement reserve is not subject to a cap.

■	Lockbox and Cash Management. The Western Digital R&D Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to the existing tenant at the Western Digital R&D Campus Property directing it to remit its rent checks directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Western Digital R&D Campus Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Western Digital R&D Campus Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Western Digital R&D Campus Whole Loan. If such Trigger Period has been cured, the excess cash flow funds are required to be returned to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters or (iii) a Specified Tenant Trigger Period (as defined below) and (B) expiring upon (x) if the Trigger Period is caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, if applicable; (y) if the Trigger Period is caused solely by clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; and (z) with respect to a Trigger Period caused by clause (iii) above, the lender’s receipt of reasonably acceptable evidence demonstrating the cure of the applicable event giving rise to the Specified Tenant Trigger Period.

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A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the Specified Tenant (as defined below) under the Specified Tenant lease arising directly as result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Specified Tenant lease failing to otherwise be in full force and effect, or (iii) any bankruptcy or similar insolvency of a Specified Tenant and (B) expiring upon (x) if the Specified Tenant Trigger Period is caused solely by clause (i) above, the lender’s receipt of satisfactory evidence that any event of default by the Specified Tenant has been cured; (y) if the Specified Tenant Trigger Period is caused solely by clause (ii) above, the Specified Tenant space being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Western Digital R&D Campus Whole Loan documents and the tenant(s) being in actual physical occupancy of their space and paying full unabated rent; and (z) with respect to a Specified Tenant Trigger Period caused by (iii) above, (a) the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (b) if the Specified Tenant lease is assumed in connection with such proceedings, the bankruptcy court has issued a final order approving the Specified Tenant’s reorganization plan or (c) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the Western Digital R&D Campus Property has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Western Digital R&D Campus Whole Loan documents and the replacement tenant is in actual physical occupancy and paying full unabated rent.

A “Specified Tenant” means (a) Western Digital, together with any parent of affiliate thereof providing credit support or a guaranty under the applicable Specified Tenant lease or (b) any replacement tenant of Western Digital approved in accordance with the Western Digital R&D Campus Whole Loan documents.

■	Property Management. The Western Digital R&D Campus Property is self-managed by Western Digital.

■	Mezzanine or Secured Subordinate Debt. The borrower is permitted to incur mezzanine financing (the “Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided, that certain conditions set forth in the Western Digital R&D Campus Whole Loan documents are satisfied, which include (without limitation): (i) after giving effect to the Mezzanine Loan, (a) the debt yield of the Western Digital R&D Campus Whole Loan and the Mezzanine Loan combined is equal to or greater than 8.22%, (b) the combined loan-to-value ratio is equal to or less than 64.75% and (c) the combined DSCR is equal to or greater than 1.37x; (ii) the holder of the Mezzanine Loan enters into a mezzanine intercreditor and/or standstill agreement with the lender in form and substance reasonably acceptable to the lender; and (iii) if required by the lender, a rating agency confirmation is delivered in connection with the consummation of the Mezzanine Loan.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Western Digital R&D Campus Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Western Digital R&D Campus Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Western Digital R&D Campus Property until the completion of restoration, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000. If TRIPRA is no longer in effect, then the borrower’s requirement to cause to be maintained terrorism insurance will be capped at an insurance premium equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the Western Digital R&D Campus Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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ARC APARTMENTS

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ARC APARTMENTS

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ARC APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Long Island City, New York	Cut-off Date Principal Balance(3)	$35,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(2)	$221,962.62
Size (Units)	428	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 12/31/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate(4)	4.13052%
Appraised Value(1)	$297,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60

Underwritten Revenues	$17,317,388
Underwritten Expenses	$3,379,417	Escrows(5)
Underwritten Net Operating Income (NOI)	$13,937,971	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,830,198	Taxes	$31,756	$7,939
Cut-off Date LTV Ratio(2)	32.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	32.0%	Replacement Reserves	$0	$8,981
DSCR Based on Underwritten NOI / NCF(2)	3.50x / 3.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	14.7% / 14.6%	Other(6)	$5,393,065	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior A Notes	$95,000,000	49.5%	Loan Payoff	$154,317,340	80.4%
Subordinate Notes	92,000,000	47.9	Return of Equity	26,262,207	13.7
Other Sources(7)	4,872,343	2.5	Origination Costs	5,867,975	3.1
			Upfront Reserves	5,424,821	2.8

Total Sources	$191,872,343	100.0%	Total Uses	$191,872,343	100.0%

(1)	The Appraised Value includes the present value of a 421(a) tax abatement. See “—The Mortgaged Property” below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the ARC Apartments Senior A Notes (as defined below).
(3)	The Cut-off Date Principal Balance of $35,000,000 represents the non-controlling Note A1-A2, which is part of a larger whole loan which is evidenced by three senior pari passu notes in the aggregate original principal balance of $95,000,000, one non-controlling subordinate Note A2 with an original principal balance of $47,000,000 and one controlling subordinate Note B (which Note B is subordinate to Note A2) with an original principal balance of $45,000,000. See “—The Mortgage Loan” below.
(4)	Mortgage Rate reflects the interest rate with respect to the ARC Apartments Senior A Notes. The interest rate of the ARC Apartments Subordinate Note A2 (as defined below) is 5.10000%. The interest rate on the ARC Apartments Subordinate Note B (as defined below) is 5.90000%.
(5)	See “—Escrows” below.
(6)	Other Upfront reserves consist of $4,872,343 for the 421(a) tax reserve, $481,950 for the parking equipment funds reserve and $38,772 for the condominium reserve.
(7)	Other Sources is inclusive of the 421(a) tax reserve that was funded by a guarantor at origination.

■	The Mortgage Loan. The ARC Apartments mortgage loan (the “ARC Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in three condominium units in a 10-story building located in Long Island City, New York, comprised of: (x) a high rise multifamily property totaling 428 units, (y) 3,164 SF of ground floor retail space and (z) a 214-space attached parking garage (collectively, the “ARC Apartments Property”). The ARC Apartments Loan is part of a whole loan (the “ARC Apartments Whole Loan”) with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $187,000,000, evidenced by three senior pari passu notes in the aggregate original principal balance of $95,000,000 (the “ARC Apartments Senior A Notes”), one non-controlling subordinate Note A2 with an original principal balance of $47,000,000 (the “ARC Apartments Subordinate Note A2”) and one controlling subordinate Note B (which Note B is subordinate to Note A2) with an original principal balance of $45,000,000 (the “ARC Apartments Subordinate Note B”). The ARC Apartments Loan is evidenced by the non-controlling Note A1-A2, with an original principal balance and an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 3.8% of the Initial Pool Balance. The ARC Apartments Whole Loan was originated by CREFI and Deutsche Bank AG, New York Branch (“DBNY”) on February 8, 2019, had an original principal balance of $187,000,000 and has an outstanding principal balance as of the Cut-off Date of $187,000,000. The ARC Apartments Senior A Notes, which accrue interest at an interest rate of 4.13052% per annum, had an original principal balance of $95,000,000 and have an outstanding principal balance as of the Cut-off Date of $95,000,000. The ARC Apartments Subordinate Note A2, which accrues interest at an interest rate of 5.10000%, had an original principal balance of $47,000,000 and has an outstanding principal balance as of the Cut-off Date of $47,000,000. The ARC Apartments Subordinate Note B, which accrues interest at an interest rate of 5.90000%, had an original principal balance of $45,000,000 and has an outstanding principal balance as of the Cut-off Date of $45,000,000. The proceeds of the ARC Apartments Whole Loan were primarily used to refinance prior debt secured by the ARC Apartments Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

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The table below summarizes the promissory notes that comprise the ARC Apartments Whole Loan. The relationship between the holders of the ARC Apartments Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans–ARC Apartments Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Senior Note A1-A1	$22,000,000	$22,000,000	BMARK 2019-B10	No(2)
Senior Note A1-A2(1)	35,000,000	35,000,000	GSMS 2019-GC40	No(2)
Senior Note A1-B	38,000,000	38,000,000	BMARK 2019-B10	No(2)
Total Senior Notes	$95,000,000	$95,000,000
Subordinate Note A2	47,000,000	47,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 14(H)	No(2)
Subordinate Note B	45,000,000	45,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 15(H)	Yes(2)
Total	$187,000,000	$187,000,000

(1)	The ARC Apartments Whole Loan was co-originated by CREFI and DBNY. CREFI is selling Senior Note A1-A2 with an original principal amount of $35,000,000.
(2)	The related whole loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust. However, so long as no control appraisal period (or similar term) with respect to Note B is continuing, the holder of Note B will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the ARC Apartments Whole Loan. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the controlling note, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A1 will be the controlling note (which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust)).

The ARC Apartments Whole Loan had an initial term of 60 months, has a remaining term of 56 months as of the Cut-off Date and requires monthly payments of interest only for the term of the ARC Apartments Whole Loan. The scheduled maturity date of the ARC Apartments Whole Loan is the due date in March 2024. Provided no event of default has occurred and is continuing, at any time after July 11, 2021, the ARC Apartments Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the ARC Apartments Whole Loan documents.

Voluntary prepayment of the ARC Apartments Whole Loan is permitted on or after the due date in December 2023 without payment of any prepayment premium.

■	The Mortgaged Property. The ARC Apartments Property consists of the borrower’s interest in three condominium units and the common elements appurtenant to said units, which are contained in a 10-story building totaling 428 residential units, 3,164 SF of ground floor retail space and a 330-space attached parking garage (214 spaces of which are owned by the borrower) located in Long Island City, New York. The condominium regime at the ARC Apartments Property consists of four condominium units, three of which are owned by the borrower and one of which is not owned by the borrower (the “Non-Borrower Unit”). The units owned by the borrower have an aggregate appurtenant interest in the common elements of the condominium of 95.03%. The Non-Borrower Unit is a parking garage attached to the ARC Apartments Property, which consists of 116 parking spaces. The condominium at the ARC Apartments Property is generally controlled by a board which consists of five members and the borrower has the ability to designate four of the five members.

The multifamily portion of the ARC Apartments Property was 100.0% occupied as of December 31, 2018. The 428-unit residential portion of the ARC Apartments Property has a unit mix that includes 160 studio apartments, 195 one-bedroom units and 73 two-bedroom units. The average residential unit size at the ARC Apartments Property is approximately 610 SF and the average monthly rent is $3,200. The residential units feature wood flooring, granite countertops, stainless steel appliances, dishwashers and washers and dryers. Building amenities at the ARC Apartments Property include 24/7 lobby/concierge, roof-top swimming pool with sundeck, lounges, barbecues and bocce courts, a greenhouse for gardening and events, a fitness center, yoga studio, spin studio, basketball court, residents lounge, library, co-working and private work space, game room, golf simulator and bike storage. The residential units at the ARC Apartments Property began leasing up in October 2017 following the completion of the ARC Apartments Property.

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The following table presents certain information relating to the units and rent at the ARC Apartments Property:

Unit Mix(1)

Unit Type	Total # of Units	Occupancy	Average SF per Unit	% of Unit Mix	Underwritten Monthly Rent per Unit	Appraiser’s Monthly Market Rent per Unit
Studio	160	100.0%	462	37.4%	$2,668	$2,620
One-Bedroom	195	100.0	625	45.6	3,283	3,390
Two-Bedroom	73	100.0	895	17.1	4,143	4,480
Total / Wtd. Avg.	428	100.0%	610	100.0%	$3,200	$3,288

(1)	Source: Underwritten Rent Roll dated December 31, 2018.

The retail portion of the ARC Apartments Property totals 3,164 SF of ground floor space and is currently vacant, however the borrower is in the process of leasing the space.

The parking garage that is one of the condominium units owned by the borrower is comprised of 214 of the total of 330 parking spaces at the ARC Apartments Property and is part of the collateral for the ARC Apartments Whole Loan. The garage has 24-hour access and offers transient, monthly and valet parking for both tenants of the ARC Apartments Property and non-tenants. The parking garage unit owned by the borrower is managed by a third-party entity, Queens LIC Parking LLC, a subsidiary of Citizens Icon Holdings LLC.

The ARC Apartments Property benefits from a 15-year 421(a) tax abatement program (described below), which requires that all of the units at the ARC Apartments Property to be designated as rent stabilized. All units at the ARC Apartments Property are currently leased at rents that are considered to be at market level; however due to the 421(a) tax benefits, future rent increases of the apartments at the ARC Apartments Property will be regulated by rent stabilization laws determined by the NYC Rent Guidelines Board.

Tax Abatement. The ARC Apartments Property received a final certificate of eligibility for a 15-year post-construction tax abatement through the 421(a) tax abatement program of New York City (“421(a) Post Construction Benefits”). The 421(a) Post Construction Benefits tax abatement is expected to commence in July 2019 (at which time an existing three year pre-constructions 421(a) tax abatement is scheduled to expire) with respect to the 2019/2020 tax year. The abatement program allows the ARC Apartments Property’s increase in assessed value to be 100.0% tax exempt through the 2029/2030 tax year, at which point the abatement will begin to phase out by 20.0% per year until full unabated taxes will be due in the 2034/2035 tax year. Using an estimated 421(a) base assessed value of $719,407 and current tax rate of 12.751%, real estate taxes at the ARC Apartments Property were underwritten to the current abated real estate tax expense due, estimated at approximately $91,730 per annum. The estimated unabated real estate tax expense for the ARC Apartments Property is equal to approximately $4,963,074 per annum. At origination, the borrower deposited $4,872,343 into a reserve (the “421(a) Tax Reserve”), equal to the difference of the appraiser’s year-one projected stabilized unabated real estate tax expense and the underwritten real estate tax expense amount, which reserve was released to the borrower upon the borrower obtaining the final certificate of eligibility.

The following table presents certain information relating to the historical occupancy at the ARC Apartments Property:

Historical Leased %(1)

As of 12/31/2018
100.0%

(1)	Historical information prior to 2018 is unavailable because the ARC Apartments Property was built in 2017.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ARC Apartments Property:

Cash Flow Analysis(1)(2)

	2018(2)	Underwritten	Underwritten $ per Unit
In Place Base Rent(3)	$10,106,025	$16,434,827	$38,399
Other Income	98,017	451,606	1,055
Less: Vacancy(4)	(27,195)	(493,045)	(1,152)
Effective Gross Income - Apts.	$10,176,847	$16,393,388	$38,302
Potential Income from Commercial Vacant Space	0	151,872	355
Parking Income	530,272	924,000	2,159
Gross Potential Income – Commercial	$530,272	$1,075,872	$2,514
Less: Vacancy	0	(151,872)	(355)
Effective Gross Income – Commercial	530,272	924,000	2,159
Total Expenses	$3,235,350	$3,379,417	$7,896

Net Operating Income(5)	$7,471,768	$13,937,971	$32,565
Capital Expenditures	0	107,773	252
Replacement Reserves	0	0	0
Net Cash Flow	$7,471,768	$13,830,198	$32,314

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the Underwritten Net Cash Flow.
(2)	Historical information prior to 2018 is unavailable because the ARC Apartments Property was built in 2017.
(3)	Underwritten In Place Base Rent is based on contractual rents as of December 31, 2018.
(4)	Underwritten Vacancy represents the economic vacancy of 3.0%.
(5)	The difference between 2018 NOI and Underwritten NOI is primarily attributable to an increase in occupancy for the residential portion of the ARC Apartments Property from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

■	Appraisal. According to the appraisal, the ARC Apartments Property had an “as-is” appraised value of $297,000,000 as of November 9, 2018, (which includes $55,000,000 identified as the present value of the 421(a) tax abatement described under “Tax Abatement” above), the Cut-off Date LTV Ratio for the ARC Apartments Senior A Notes is 32.0% and for the ARC Apartments Whole Loan is 63.0%.

■	Environmental Matters. Based on a Phase I environmental report dated November 19, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the ARC Apartments Property.

■	Market Overview and Competition. The ARC Apartments Property is located in the western portion of the Borough of Queens on 39th Avenue between 30th and 31st Streets in Long Island City, New York. The ARC Apartments Property is located approximately 1.75 miles from Midtown Manhattan and provides access to Manhattan by subway, train, ferry, car and bicycle. Both N and Q trains are available at the 39th Avenue subway station which is located on the same block as the ARC Apartments Property. The 7, N and Q trains are available at the Queensboro Plaza station which is located one block north of the ARC Apartments Property and the E, G and M trains are available at the Court Square station which is located four blocks south of the ARC Apartments Property.

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The immediate neighborhood primarily consists of low to high-rise multifamily buildings as well as mixed use office and retail properties. Since 2001, commercial development in Long Island City has been increasing as the New York City Department of City Planning identified the city as a growth area with potential for development. The area has transitioned from a community consisting primarily of industrial and commercial properties to a community with a residential, hotel and retail composition. Citigroup recently completed its 486,000 SF, 16 story office tower adjacent to its existing 48 story tower in Long Island City. Additionally, the newly refurbished and redesigned New York Supreme Court building is located on Jackson Avenue, within the Court Square section of Long Island City. There has also been a retail expansion in the area including restaurants, wine shops, spas and boutiques that complements the new supply of high-end residential units.

According to the appraisal, the 2018 population and average household income of Long Island City was 37,154 and $113,448, respectively. The Long Island City population has increased by approximately 33.0% since 2010. According to the appraisal, the ARC Apartments Property is part of the Queens County multifamily submarket of New York. As of the third quarter of 2018, the Queens County multifamily submarket has a total inventory of 248 properties totaling 33,964 residential units with a 7.5% vacancy rate and average asking rents of $2,458 per month. New supply growth is anticipated to continue in Queens County and in the submarket.

The following table presents certain information relating to the primary competition for the ARC Apartments Property:

Comparable Multifamily Properties(1)

	ARC Apartments Property(1)(2)	Watermark LIC	Hayden	QLIC	ALTA	Jackson Park	Tower 28	The Forge	1 QPS Tower
Number of Stories	10	27	50	21	43	42, 44 & 53	58	33	46
Year Built	2017	2017	2017	2015	2018	2017	2017	2017	2017
Number of units	428	168	974	421	469	1,871	451	273	391
Unit size (Sq. ft.):
Studio	462	443 - 510	NAV	442	482 - 570	NAV	NAV	430 - 539	422 - 720
1-BR	625	579 - 842	NAV	608	666 - 763	NAV	NAV	594 - 998	513 - 740
2-BR	895	984 - 1,121	NAV	937	1,153	NAV	NAV	857 - 1,200	898 - 999
Rent per month:
Studio	$2,668	$2,395 - $2,630	$2,395 -$2,815	$2,019 - $2,334	$2,675 - $3,160	$2,377 - $2,774	$2,182 - $2,553	$2,420 - $3,095	$2,050 - $3,546
1-BR	$3,283	$2,678 - $3,995	$3,000 - $3,475	$2,215 -$2,884	$3,125 - $3,569	$2,797 - $3,628	$2,750 - $3,245	$3,170 - $5,050	$2,875 - $5,400
2-BR	$4,143	$4,114 - $4,585	$3,999 - $4,518	$3,074 - $3,494	$4,675 - $5,740	$3,812 - $4,975	$3,811 - $4,249	$4,160 - $6,730	$4,350 - $6,777

(1)	Source: Appraisal.
(2)	As provided by the borrower per the underwritten rent roll dated December 31, 2018.

■	The Borrower. The borrower is 30-02 Associates LLC F/K/A 30-17 Associates LLC, a Delaware limited-liability company and single purpose entity with two independent directors. The borrower is indirectly wholly owned by 30 - 02 Development JV LLC F/K/A 30-17 Development JV LLC (“JV”). JV is 49.99% owned and controlled by 39th Avenue Investor LLC F/K/A 40th Avenue Investor LLC (“39th Avenue Investor”), as managing member. 39th Avenue Investor is 90.727% owned and controlled by Sayt Master Holdco LLC. Sayt Master Holdco LLC is the non-recourse carveout guarantor for the ARC Apartments Whole Loan. The remaining 50.01% interest in JV is indirectly owned by Alert Garage Corp., a New York corporation.

Sayt Master Holdco LLC is 99% owned and controlled by David Lichtenstein and 1% owned by Shifra Lichtenstein. David Lichtenstein is the chief executive officer of The Lightstone Group, a privately held real estate company based in New York City. The Lightstone Group, which was founded in 1988, is focused on the development, management and investment in various sectors of the real estate market. The Lightstone Group has investments across 21 states, including approximately 6.0 million SF of office, retail and industrial commercial space, 11,000 residential units and 3,800 hotel keys.

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■	Escrows. At origination of the ARC Apartments Whole Loan, the borrower funded the following reserves: (i) $31,756 for real estate taxes, (ii) $4,872,343 for the 421(a) Tax Reserve, (iii) $481,950 for parking equipment reserves in connection with the anticipated purchase of parking equipment (which purchase was recently completed and the reserved funds released to the borrower) and (iv) $38,772 for a condominium reserve to be held as collateral for the ARC Apartments Whole Loan and used by the lender to pay delinquent condominium assessments. The funds in the 421(a) Tax Reserve were released to the borrower upon the borrower’s obtaining the final certificate of eligibility for the 421(a) Post-Construction Benefits.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the ARC Apartments Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $7,939) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (which reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the ARC Apartments Whole Loan documents), (iii) a replacement reserve in an amount equal to $8,981, and (iv) upon the occurrence and or during the continuance of a Trigger Period (as defined below), the borrower is required to make monthly deposits into the condominium reserve an amount equal to one-twelfth of the amount the lender estimates will be necessary for the next-ensuing 12-months of condominium assessments.

■	Lockbox and Cash Management. The ARC Apartments Whole Loan documents require a hard lockbox for retail tenants and a soft lockbox for residential tenants with springing cash management. The borrower is required to deliver tenant direction letters to each existing non-residential tenant at the ARC Apartments Property directing each such tenant to remit its rent checks directly to the lockbox. The borrower is also required to deliver a tenant direction letter to all future non-residential tenants. The borrower is required to (or is required to cause the property manager to) collect all rents from residential tenants of the ARC Apartments Property and deposit the same into a lender-controlled clearing account immediately upon receipt.

The borrower is required to deposit all revenue derived from the ARC Apartments Property into the clearing account immediately upon receipt. All funds deposited into the clearing account are required to be transferred to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the clearing account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the ARC Apartments Whole Loan documents which, provided no event of default is continuing, will be distributed generally in the following order for deposit into the specified accounts or for the specified purposes: tax account, insurance account (if applicable), debt service payments, condominium reserve, replacement reserve, any other amounts due to the lender, and operating expenses. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ARC Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ARC Apartments Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the interest only debt service coverage ratio on the ARC Apartments Whole Loan being less than 1.20x, and will end, (a) with respect to the event described in clause (i), upon a cure of the related event of default, and (b) with respect to the event described in clause (ii), if the interest only debt service coverage ratio on the ARC Apartments Whole Loan is at least 1.20x for two consecutive calendar quarters.

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■	Property Management. The ARC Apartments Property is managed by Douglas Elliman Property Management. The parking garage unit owned by the borrower is managed by a third-party entity, Queens LIC Parking LLC, a subsidiary of Citizens Icon Holdings LLC.

■	Mezzanine or Secured Subordinate Indebtedness. The ARC Apartments Subordinate Note A2, with an outstanding principal balance as of the Cut-off Date of $47,000,000, is an interest only loan and accrues interest at an interest rate of 5.10000% per annum. The ARC Apartments Subordinate Note B, with an outstanding principal balance as of the Cut-off Date of $45,000,000, is an interest only loan and accrues interest at an interest rate of 5.90000% per annum. The ARC Apartments Subordinate Note A2 is held by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 14(H). The ARC Apartments Subordinate Note B is held by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H).

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The ARC Apartments Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the ARC Apartments Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the ARC Apartments Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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WATERFORD LAKES TOWN CENTER

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Orlando, Florida	Cut-off Date Principal Balance(3)	$34,918,261
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$259.78
Size (SF)	691,265	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 2/1/2019(1)	99.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2019(1)	98.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate	4.8600%
Appraised Value	$268,600,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP
Underwritten Revenues	$22,242,309
Underwritten Expenses	$5,591,686	Escrows(4)
Underwritten Net Operating Income (NOI)	$16,650,623		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,288,103	Taxes	$339,161	$169,580
Cut-off Date LTV Ratio(2)	66.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	54.9%	Replacement Reserves	$0	$11,521
DSCR Based on Underwritten NOI / NCF(2)	1.46x / 1.43x	TI/LC	$5,000,000	$57,605
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 9.1%	Other(5)	$23,985,464	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$180,000,000	100.0%	Principal Equity Distribution	$148,515,080	82.5%
			Reserves	29,324,625	16.3
			Origination Costs	2,160,295	1.2

Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy of 99.2% and 98.9%, respectively, include one tenant, Express Fashions (9,100 SF, representing approximately 1.3% of the owned net rentable area), which has executed a lease but has not yet taken occupancy or begun paying rent. Express Fashions is anticipated to take occupancy and begin paying rent in August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(2)	Calculated based on the aggregate outstanding principal balance of the Waterford Lakes Town Center Whole Loan.

(3)

The Cut-off Date Principal Balance of $34,918,261 represents the non-controlling note A-1-B of the $180,000,000 Waterford Lakes Town Center Whole Loan evidenced by four pari passu notes. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other reserves represents a Regal Cinema reserve ($22,500,000) and an unfunded obligations reserve ($1,485,464) for various tenants.

■	The Mortgage Loan. The mortgage loan (the “Waterford Lakes Town Center Loan”) is part of a whole loan (the “Waterford Lakes Town Center Whole Loan”) consisting of four pari passu promissory notes with an aggregate original principal balance of $180,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail property in Orlando, Florida (the “Waterford Lakes Town Center Property”). The Waterford Lakes Town Center Loan, which will be included in the GSMS 2019-GC40 securitization transaction, is evidenced by non-controlling note A-1-B, has an outstanding principal balance as of the Cut-off Date of $34,918,261 and represents approximately 3.8% of the Initial Pool Balance.

The Waterford Lakes Town Center Whole Loan was co-originated by Goldman Sachs Bank USA and Bank of America, N.A. (“BANA”) on April 16, 2019. The Waterford Lakes Town Center Whole Loan has an interest rate of 4.8600% per annum. The borrower utilized the proceeds of the Waterford Lakes Town Center Whole Loan to return equity to the borrower sponsor, fund reserves, and pay origination costs.

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WATERFORD LAKES TOWN CENTER

The Waterford Lakes Town Center Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Waterford Lakes Town Center Whole Loan requires payments of interest and principal sufficient to amortize the Waterford Lakes Town Center Whole Loan over a 30-year amortization schedule. The scheduled maturity date of the Waterford Lakes Town Center Whole Loan is the due date in May 2029. Voluntary prepayment of the Waterford Lakes Town Center Whole Loan is prohibited prior to November 6, 2028. In addition, provided that no event of default under the Waterford Lakes Town Center Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier to occur of (i) April 16, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Waterford Lakes Town Center Whole Loan is deposited.

The table below summarizes the promissory notes that comprise the Waterford Lakes Town Center Whole Loan. The relationship between the holders of the Waterford Lakes Town Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$55,000,000	$54,871,552	GSMS 2019-GC39	Yes
Note A-1-B	35,000,000	34,918,261	GSMS 2019-GC40	No
Note A-2-A	45,000,000	44,894,907	BANA(1)	No
Note A-2-B	45,000,000	44,894,907	BANA(1)	No
Total	$180,000,000	$179,579,626

(1)	Notes A-2-A and A-2-B are currently held by BANA and are expected to be contributed to one or more future securitization trusts.

■	The Mortgaged Property. The Waterford Lakes Town Center Property is a 691,265 SF retail center anchored by Regal Cinema, Best Buy, Jo-Ann Fabrics, and Bed Bath & Beyond. The Waterford Lakes Town Center Property is also shadow anchored by a Super Target which does not serve as collateral for the Waterford Lakes Town Center Whole Loan. The Waterford Lakes Town Center Property is 98.9% leased to 104 tenants as of February 1, 2019. The Waterford Lakes Town Center Property was built in 1998. From 2015 to 2018, the borrower sponsor invested an average of $3.4 million annually, for a total of approximately $13.6 million, into the Waterford Lakes Town Center Property for capital expenditures and tenant allowances.

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The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Waterford Lakes Town Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	UW Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Anchors
Target	A- / A2 / A	188,500	19.5%	No	$264,277	$1.40	NA	NA	NA	NA
Regal Cinema	NR / NR / NR	86,231	8.9	Yes	$2,189,463	$25.39	1/31/2020	$670,760	16.3%	2, 5-year options
Best Buy(4)	BBB / Baa1 / BBB	46,094	4.8	Yes	$940,152	$20.40	1/31/2021	NA	NA	2, 5-year options
Ashley Furniture	NR / NR / NR	45,000	4.7	No	$62,118	$1.38	NA	NA	NA	NA
LA Fitness	NR / NR / NR	41,000	4.2	No	$56,596	$1.38	NA	NA	NA	NA
Jo-Ann Fabrics(5)	NR / NR / NR	35,000	3.6	Yes	$638,499	$18.24	1/31/2024	$114	16.0%	2, 5-year options
Bed Bath & Beyond(6)	NR / Baa3 / BB+	30,616	3.2	Yes	$562,028	$18.36	1/31/2020	NA	NA	1, 5-year option
Ross Dress For Less(7)	NR / A3 / A-	30,184	3.1	Yes	$501,352	$16.61	1/31/2021	$633	2.6%	2, 5-year options
T.J. Maxx	NR / A2 / A+	30,000	3.1	Yes	$413,354	$13.78	1/31/2020	NA	NA	2, 5-year options
Total Anchors		532,625	55.2%

Junior Anchors(8)
Barnes & Noble	NR / NR / NR	23,925	2.5%	Yes	$492,782	$20.60	2/3/2020	$164	12.6%	NA
Office Max	NR / NR / NR	23,406	2.4	Yes	$419,909	$17.94	9/30/2020	NA	NA	3, 5-year options
PetSmart	NR / Caa3 / CCC	19,288	2.0	Yes	$377,698	$19.58	1/31/2021	$508	3.9%	3, 5-year options
Old Navy	NR / Baa2 / NR	15,650	1.6	Yes	$477,851	$30.53	6/30/2025	$471	6.5%	NA
Forever 21	NR / NR / NR	11,711	1.2	Yes	$388,414	$33.17	6/30/2026	$346	9.6%	NA
Chuck E Cheese’s	NR / NR / NR	11,121	1.2	Yes	$353,099	$31.75	6/30/2020	$179	17.7%	2, 5-year options
Tilly’s	NR / NR / NR	10,400	1.1	Yes	$409,095	$39.34	1/31/2027	$289	13.6%	NA
Cooper’s Hawk Winery & Restaurant	NR / NR / NR	10,320	1.1	Yes	$492,763	$47.75	4/30/2029	$546	8.7%	2, 5-year options
Ulta	NR / NR / NR	10,000	1.0	Yes	$349,075	$34.91	2/28/2029	$998	3.5%	2, 5-year options
Total Junior Anchors		135,821	14.1%

Occupied In-line(9)		289,528	30.0%	Yes	$12,456,146	$43.02
Occupied Outparcel(10)		0	0.0	No	$26,212	$0.00
Vacant Owned Spaces		7,791	0.8	Yes	$0	$0.00

Total Owned SF		691,265	71.6%
Total SF		965,765	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant Sales $ per SF/Screen are based on TTM ending January 2019, as provided by the borrower, unless otherwise stated.

(3)	Sales for Regal Cinema are on a per screen basis. The theater has 20 screens.

(4)	Best Buy has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(5)	Jo-Ann Fabrics has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(6)	Bed Bath & Beyond has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(7)	Ross Dress for Less has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(8)	Occupied junior anchors include nine tenants.

(9)	Includes one tenant, Express Fashions (9,100 SF, representing approximately 1.3% of the owned net rentable area), which has executed a lease but has not yet taken occupancy or begun paying rent. Express Fashions is anticipated to take occupancy and begin paying rent in August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(10)	Occupied outparcel includes seven tenants that are not part of the collateral.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Waterford Lakes Town Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Regal Cinema	NR / NR / NR	86,231	12.5%	$1,810,851	11.5%	$21.00	1/31/2020	$670,760	16.3%	2, 5-year options
Best Buy(4)	BBB / Baa1 / BBB	46,094	6.7	737,504	4.7	16.00	1/31/2021	NA	NA	2, 5-year options
Jo-Ann Fabrics(5)	NR / NR / NR	35,000	5.1	463,750	2.9	13.25	1/31/2024	$114	16.0%	2, 5-year options
Bed Bath & Beyond(6)	NR / Baa3 / BB+	30,616	4.4	435,360	2.8	14.22	1/31/2020	NA	NA	1, 5-year option
Barnes & Noble	NR / NR / NR	23,925	3.5	388,781	2.5	16.25	2/3/2020	$164	12.6%	NA
Cooper’s Hawk Winery & Restaurant	NR / NR / NR	10,320	1.5	363,264	2.3	35.20	4/30/2029	$546	8.7%	2, 5-year options
Ross Dress for Less(7)	NR / A3 / A-	30,184	4.4	344,098	2.2	11.40	1/31/2021	$633	2.6%	2, 5-year options
Office Max	NR / NR / NR	23,406	3.4	313,640	2.0	13.40	9/30/2020	NA	NA	2, 5-year options
T.J. Maxx	NR / A2 / A+	30,000	4.3	300,000	1.9	10.00	1/31/2020	NA	NA	2, 5-year options
Tilly’s	NR / NR / NR	10,400	1.5	295,776	1.9	28.44	1/31/2027	$289	13.6%	NA
Ten Largest Owned Tenants		326,176	47.2%	$5,453,024	34.5%	$16.72
Remaining Owned Tenants(8)		357,298	51.7	10,362,249	65.5	29.00
Vacant Spaces (Owned Spaces)		7,791	1.1	0	0.0	0.00
Totals / Wtd. Avg. Tenants		691,265	100.0%	$15,815,273	100.0%	$23.14

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant Sales $ per SF/Screen are based on TTM ending January 2019, as provided by the borrower, unless stated otherwise.

(3)	Sales for Regal Cinema are on a per screen basis. The theater has 20 screens.

(4)	Best Buy has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(5)	Jo-Ann Fabrics has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(6)	Bed Bath & Beyond has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(7)	Ross Dress for Less has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(8)	Includes one tenant, Express Fashions (9,100 SF, representing approximately 1.3% of the owned net rentable area), which has executed a lease but has not yet taken occupancy or begun paying rent. Express Fashions is anticipated to take occupancy and begin paying rent in August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

The following table presents certain information relating to the lease rollover schedule at the Waterford Lakes Town Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	4,052	0.6	0.6%	127,508	0.8	31.47	2
2020	252,888	36.6	37.2%	5,401,352	34.2	21.36	30
2021	158,103	22.9	60.0%	3,212,649	20.3	20.32	21
2022	35,210	5.1	65.1%	1,105,745	7.0	31.40	7
2023	21,384	3.1	68.2%	793,529	5.0	37.11	8
2024	47,198	6.8	75.1%	853,799	5.4	18.09	5
2025	27,745	4.0	79.1%	556,501	3.5	20.06	4
2026	42,395	6.1	85.2%	1,110,324	7.0	26.19	8
2027	43,470	6.3	91.5%	1,079,825	6.8	24.84	9
2028	11,661	1.7	93.2%	320,962	2.0	27.52	4
2029	29,597	4.3	97.5%	962,173	6.1	32.51	4
2030 & Thereafter	9,771	1.4	98.9%	290,905	1.8	29.77	2
Vacant	7,791	1.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	691,265	100.0%		$15,815,273	100.0%	$23.14	104

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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The following table presents certain information relating to historical occupancy at the Waterford Lakes Town Center Property:

Historical Leased %(1)

	2016	2017	2018	As of 2/1/2019(2)
Owned Occupancy	98.0%	99.3%	99.5%	98.9%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Owned occupancy of 98.9% includes one tenant, Express Fashions (9,100 SF, representing approximately 1.3% of the owned net rentable area), which has executed a lease but has not yet taken occupancy or begun paying rent. Express Fashions is anticipated to take occupancy and begin paying rent in August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

Historical In-line Retail Sales(1)(2)

	2016	2017	2018
In-line Tenant (<10,000 SF) Sales per SF	$470	$464	$485

(1)	As provided by the borrower.

(2)	Sales per SF are as of December 31 unless otherwise indicated and excludes temporary tenants.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waterford Lakes Town Center Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 2/28/2019	Underwritten(2)	Underwritten $ per SF
Base Rent	$14,839,793	$15,356,813	$15,655,403	$15,678,341	$15,815,273	$22.88
Overage / Percentage Rent	392,675	313,787	510,592	546,078	459,231	0.66
Kiosks / Temporary / Specialty	46,671	60,377	78,791	82,982	57,684	0.08
Total Reimbursement Revenue	5,742,626	6,177,051	6,341,883	6,166,885	6,380,226	9.23
Market Revenue from Vacant Units	0	0	0	0	323,867	0.47
Other Revenue	336,911	334,974	384,063	370,816	357,728	0.52
Gross Revenue	$21,358,676	$22,243,002	$22,970,732	$22,845,102	$23,394,010	$33.84
Vacancy & Credit Loss	(146,403)	(30,443)	(69,776)	(44,776)	(1,151,700)	(1.67)
Effective Gross Income	$21,212,273	$22,212,559	$22,900,956	$22,800,326	$22,242,309	$32.18

Total Operating Expenses	$4,786,004	$4,830,141	$5,119,093	$5,141,490	$5,591,686	$8.09

Net Operating Income	$16,426,269	$17,382,418	$17,781,863	$17,658,836	$16,650,623	$24.09
TI/LC	0	0	0	0	224,267	0.32
Capital Expenditures	0	0	0	0	138,253	0.20
Net Cash Flow	$16,426,269	$17,382,418	$17,781,863	$17,658,836	$16,288,103	$23.56

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of February 1, 2019 and contractual rent steps through May 31, 2020.

■	Appraisal. According to the appraisal, the Waterford Lakes Town Center Property had an “as-is” appraised value of $268,600,000 as of March 1, 2019.

■	Environmental Matters. According to a Phase I environmental report, dated March 11, 2019, there are no recognized environmental conditions or recommendations for further action at the Waterford Lakes Town Center Property.

■	Market Overview and Competition. According to the appraisal, the Waterford Lakes Town Center Property is located in the West University submarket in Orlando, Florida. The Orlando metro’s average vacancy rate is the lowest it has been in over a decade. The Waterford Lakes Town Center Property is located at the intersection of N Alafaya Trail and Waterford Lakes Parkway, which has an average daily traffic count of 59,000 vehicles per day.

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According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius was 14,749, 100,675 and 207,786, respectively. The 2018 estimated median household income within a one-, three- and five-mile radius was $44,505, $51,696 and $55,942, respectively. Population growth in the surrounding area has been strong with income levels increasing. This has a positive effect on retail and services related to real estate demand.

The following table presents certain information relating to the primary competition for the Waterford Lakes Town Center Property:

Competitive Set(1)

	4498 N Alafaya Trail	8003 Turkey Lake Road	2522 E Colonial Drive	4693 Gardens Park Blvd	504 N Alafaya Trail	570 N Alafaya Trail	1950 - 1954 W 426 Road	2410 - 2418 E Colonial Drive
City	Orlando	Orlando	Orlando	Orlando	Orlando	Orlando	Oviedo	Orlando
State	FL	FL	FL	FL	FL	FL	FL	FL
Property Type	Retail	Retail	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	2008	2008	1956	2016	2006	2006	2000	1956
Total GLA	72,303	147,376	106,030	12,218	51,356	31,200	66,613	48,919
Occupancy	100%	100%	0%	100%	90%	80%	98%	100%
Major Tenants(2)	Dollar Tree, Flippers Pizzeria, Greek’s and More	Whole Foods	NAV	Thai Express	Top Top Hot Pot, Keke’s Breakfast Cafe, Abradel Beauty Supply	Rec Rooms USA, CrossFit Independence, Any Lab Test Now	NAV	NAV

(1)	Source: Appraisal.

(2)	Per a third party market research report.

■	The Borrower. The borrower is Waterford Lakes Town Center LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waterford Lakes Town Center Whole Loan. The non-recourse carveout guarantor is Washington Prime Group, L.P.

The general partner of the non-recourse carveout guarantor is Washington Prime Group Inc. (NYSE: WPG), a retail REIT that owns, manages, acquires and develops retail properties. Washington Prime Group Inc. was formed in May 2014 following a spin-off from Simon Property Group and acquired Glimcher Realty Trust (NYSE: GRT) in January 2015. Today the company operates out of headquarters in Columbus, Ohio and an additional office in Indianapolis, Indiana.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in the amount of approximately $339,161, (ii) a rollover reserve in the amount of $5,000,000, (iii) a tenant improvements and leasing commissions reserve in the amount of $1,485,464 relating to unfunded obligations for various tenants and (iv) a reserve in the amount of $22,500,000 in respect of the Regal Cinema space for renewing the Regal Cinema lease or reletting the Regal Cinema space.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless, in the case of insurance premiums, the borrower is maintaining a blanket policy; (ii) a tenant improvements and leasing commissions reserve in an amount equal to $57,605, if and to the extent that the aggregate amount contained in such reserve and the rollover reserve funded at origination is less than $7,500,000 (excluding termination proceeds); and (iii) a capital expenditure reserve in the amount of $11,521, if and to the extent the amount contained in such reserve is less than $500,000.

In addition, on each due date during the continuance of a Waterford Lakes Town Center Major Tenant Reserve Period, all amounts in the cash management account in excess of debt service, operating expenses and required reserves (other than the excess cash flow reserve) will be reserved in the major tenant rollover reserve for reimbursement of tenant improvements and leasing commissions with respect to the affected space.

The “Waterford Lakes Town Center Debt Yield/Reserve Conditions” mean both (i) the then current debt yield (determined on a pro-forma basis to exclude amounts paid under any lease that is subject to any of the events described in the definition of Waterford Lakes Town Center Major Tenant Event that has not already been cured and to include rents under any Waterford Lakes Town Center Qualified Major Lease entered into in accordance with the loan agreement in respect of the space demised under such excluded lease) is at least 9.62%, and

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(ii) the aggregate funds in the major tenant rollover reserve (including any termination proceeds deposited with respect to either such two Waterford Lakes Town Center Major Leases or the Regal Cinema lease) and the tenant improvements and leasing commissions reserve (excluding any amounts attributable to termination proceeds) is equal to $9,000,000.

A “Waterford Lakes Town Center Major Lease” means any lease (other than the Regal Cinema lease) that (i) when aggregated with all other leases at the Waterford Lakes Town Center Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease, is expected to demise more than 30,000 square feet, (ii) contains an option or preferential right to purchase all or any portion of the Waterford Lakes Town Center Property, (iii) is with an affiliate of the borrower as tenant, or (iv) is entered into during the continuance of an event of default under the Waterford Lakes Town Center Whole Loan.

A “Waterford Lakes Town Center Major Tenant Event” means the occurrence of any of the following: (i) with respect to any two Waterford Lakes Town Center Major Leases or with respect to the Regal Cinema lease, (a) an event of default under such lease after the passage of cure and notice periods; (b) the tenant or any guarantor of such lease is subject to a bankruptcy or similar insolvency proceeding; (c) the tenant goes dark, vacates or ceases to occupy a substantial portion of the leased premises or discontinues its operations at its leased premises for more than 90 consecutive days or more than 150 days in any 12-month period (but excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), and in any such case the borrower has the right to terminate such lease, recapture the demised space or declare an event of default under such lease; or (ii) solely with respect to any two Waterford Lakes Town Center Major Leases, the tenant has not provided notice of renewal by the earlier of (a) the date required under such lease and (b) six months prior to the expiration of such lease.

A “Waterford Lakes Town Center Major Tenant Reserve Period” means each period commencing upon the occurrence of a Waterford Lakes Town Center Major Tenant Event and concluding when (1) in the case of clause (i)(a) of the definition of “Waterford Lakes Town Center Major Tenant Event”, either (A) the related event of default under each such lease has been cured or (B) the Waterford Lakes Town Center New Lease Conditions or the Waterford Lakes Town Center Debt Yield/Reserve Conditions have been satisfied; (2) in the case of clause (i)(b) of the definition of “Waterford Lakes Town Center Major Tenant Event”, either (A) the applicable bankruptcy or similar insolvency proceeding has terminated and each applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or, with respect to the bankruptcy or similar insolvency proceedings of any guarantor of a lease, an acceptable replacement guarantor executes the lease guaranty or an acceptable security deposit, as approved by the lender in its reasonable discretion, is delivered to the borrower or (B) the Waterford Lakes Town Center New Lease Conditions or the Waterford Lakes Town Center Debt Yield/Reserve Conditions have been satisfied; (3) in the case of clause (i)(c) of the definition of “Waterford Lakes Town Center Major Tenant Event”, the Waterford Lakes Town Center New Lease Conditions or the Waterford Lakes Town Center Debt Yield/Reserve Conditions have been satisfied; and (4) in the case of clause (ii) of the definition of “Waterford Lakes Town Center Major Tenant Event”, either (A) the date on which the tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower reasonably acceptable to the lender) with respect to all of its space under such lease and in the lender’s reasonable judgment, sufficient funds have been accumulated in the major tenant rollover reserve to cover all anticipated leasing commissions and tenant improvements, free rent periods and/or rent abatement periods in connection with such renewal or extension or (B) the Waterford Lakes Town Center New Lease Conditions or the Waterford Lakes Town Center Debt Yield/Reserve Conditions have been satisfied.

The “Waterford Lakes Town Center New Lease Conditions” mean that either (i) the entirety of the related space is leased pursuant to one or more Waterford Lakes Town Center Qualified Major Leases or (ii) at least such portion of the subject space under the applicable lease or leases, as applicable, triggering a Waterford Lakes Town Center Major Tenant Event is leased pursuant to one or more Waterford Lakes Town Center Qualified Major Leases such that the aggregate contractual rents from such Waterford Lakes Town Center Qualified Major Leases is equal to or greater than the contractual rents payable under the preceding lease or leases, and in the case of either clause (i) or (ii), sufficient funds have been accumulated in the major tenant rollover reserve to cover all anticipated leasing commissions and tenant improvements, free rent periods, and/or rent abatement periods set forth in all such Waterford Lakes Town Center Qualified Major Leases and any shortfalls in required payments under the Waterford Lakes Town Center Whole Loan or operating expenses as a

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result of any anticipated down time prior to the commencement of payments under such Waterford Lakes Town Center Qualified Major Leases.

A “Waterford Lakes Town Center Qualified Major Lease” means with respect to each lease triggering a Waterford Lakes Town Center Major Tenant Event: (i) the original lease, as extended in accordance with (a) the express renewal option set forth in such lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (b) a modification of the lease approved by the lender, or (ii) a replacement lease with a term of at least five years that is entered into in accordance with the terms of the Waterford Lakes Town Center Whole Loan and that is on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

■	Lockbox and Cash Management. The Waterford Lakes Town Center Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require that the borrower direct all tenants to deposit rents directly to a lender-controlled lockbox account. In addition, the borrower will be required to cause all cash revenues relating to the Waterford Lakes Town Center Property and all other money received by the borrower or the property manager with respect to the Waterford Lakes Town Center Property (other than tenant security deposits) to be deposited into such lockbox account or, during the continuance of a Waterford Lakes Town Center Trigger Period or event of default under the Waterford Lakes Town Center Whole Loan, a lender-controlled cash management account within two business days of receipt. On a weekly basis while no Waterford Lakes Town Center Trigger Period or event of default under the Waterford Lakes Town Center Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On a weekly basis during the continuance of a Waterford Lakes Town Center Trigger Period or an event of default under the Waterford Lakes Town Center Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account.

During the continuance of a Waterford Lakes Town Center Trigger Period or, at the lender’s discretion, during an event of default under the Waterford Lakes Town Center Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited (i) during the continuance of a Waterford Lakes Town Center Major Tenant Reserve Period, into a major tenant rollover reserve for reimbursement of tenant improvements and leasing commissions with respect to the affected space, and (ii) otherwise, into an excess cash flow reserve as additional collateral for the Waterford Lakes Town Center Whole Loan.

A “Waterford Lakes Town Center Trigger Period” means each period: (i) commencing when the debt yield (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 8.25%, and ending (provided no Waterford Lakes Town Center Major Tenant Reserve Period or event of default under the Waterford Lakes Town Center Whole Loan is continuing) when the debt yield (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 8.25%; (ii) commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports which failure continues for 10 business days following written notice from the lender and ending when such reports are delivered and indicate that no other Waterford Lakes Town Center Trigger Period is ongoing; (iii) during the continuance of a Waterford Lakes Town Center Major Tenant Reserve Period.

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WATERFORD LAKES TOWN CENTER

■	Property Management. The Waterford Lakes Town Center Property is currently managed by Washington Prime Management Associates, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Waterford Lakes Town Center Property is required to remain managed by Washington Prime Management Associates, LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Waterford Lakes Town Center Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Waterford Lakes Town Center Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Waterford Lakes Town Center Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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159 CANAL STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$33,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$2,023.30
Size (SF)	16,310	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 10/31/2018(1)	76.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2018(1)	76.4%	Type of Security(2)		Fee Simple
Year Built / Latest Renovation	1915 / 2016	Mortgage Rate		4.2100%
Appraised Value	$56,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsors(3)(4)		Various
Underwritten Revenues	$3,369,747
Underwritten Expenses	$566,253	Escrows
Underwritten Net Operating Income (NOI)	$2,803,495		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,784,043	Taxes	$0	$0
Cut-off Date LTV Ratio	58.9%	Insurance	$0	$0
Maturity Date LTV Ratio	58.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.99x / 1.98x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.4%	Other(5)	$994,498	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	100.0%	Loan Payoff	$30,100,750	91.2%
			Principal Equity Distribution	1,115,441	3.4
			Reserves	994,498	3.0
			Origination Costs	789,311	2.4

Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include Cathay Bank (2,380 SF, $267.43 per SF), which has executed a lease but has not yet taken occupancy. Cathay Bank is anticipated to take occupancy in September 2019. We cannot assure you that this tenant will take occupancy as anticipated or at all.
(2)	The mortgage loan documents allow for and the borrower sponsors intend to convert a portion of the 159 Canal Street property into one or more condominium units. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements” in the Preliminary Prospectus.
(3)	Abraham Alan Jemal, Isaac Oved and Nathan Accad are the non-recourse carveout guarantors under the 159 Canal Street loan.
(4)	Abraham Alan Jemal, Isaac Oved and Nathan Accad are the borrower sponsors for the 159 Canal Street loan.
(5)	Other upfront reserves consist of a Cathay Bank reserve ($549,200) and a free rent reserve ($445,298).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 159 Canal Street property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
First Republic	NR / Baa1 / A-	6,580	40.3%	$1,748,363	64.2%	$265.71	3/31/2032	2, 5-year extensions
Cathay Bank(3)	NR / NR / NR	2,380	14.6	636,480	23.4	267.43	7/1/2029	2, 5-year extensions
Da Long Yi Hot	NR / NR / NR	3,500	21.5	339,900	12.5	97.11	2/28/2034	NAP
Largest Tenants		12,460	76.4%	$2,724,743	100.0%	$218.68
Remaining Owned Tenants		0	0.0	0	0.0	0.0
Vacant Spaces (Owned Space)		3,850	23.6	0	0.0	0.0
Totals / Wtd. Avg. Tenants		16,310	100.0%	$2,724,743	100.0%	$218.68

(1)	Based on the underwritten rent roll dated October 31, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Cathay Bank has executed a lease but has not yet taken occupancy. Cathay Bank is anticipated to take occupancy in September 2019. We cannot assure you that this tenant will take occupancy as anticipated or at all.

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159 CANAL STREET

The following table presents certain information relating to the lease rollover schedule at the 159 Canal Street property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	2,380	14.6	14.6%	636,480	23.4	267.43	1
2030 & Thereafter	10,080	61.8	76.4%	2,088,263	76.6	207.17	2
Vacant	3,850	23.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	16,310	100.0%		$2,724,743	100.0%	$218.68	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 159 Canal Street property:

Historical Leased %(1)

As of 10/31/2018
76.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

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159 CANAL STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 159 Canal Street property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF(2)
Base Rental Revenue	$2,724,743	$167.06
Contractual Rent Steps	530,071	32.50
Total Reimbursement Revenue	114,933	7.05
Market Revenue from Vacant Units	654,500	40.13
Rent Abatements	0	0.00
Bad Debt	0	0.00
Gross Revenue	$4,024,247	$246.73
Vacancy Loss	(654,500)	(40.13)
Effective Gross Revenue	$3,369,747	$206.61

Real Estate Taxes	$367,596	$22.54
Insurance	69,616	4.27
Utilities	8,880	0.54
Repairs & Maintenance	1,200	0.07
Management Fee	117,941	7.23
Payroll (Office, Security, Maintenance)	1,020	0.06
Total Operating Expenses	$566,253	$34.72

Net Operating Income	$2,803,495	$171.89
Tenant Improvements	5,078	0.31
Leasing Commissions	5,078	0.31
Replacement Reserves	9,297	0.57
Net Cash Flow	$2,784,043	$170.70

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of October 31, 2018 and contractual rent steps through May 31, 2020.

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A-3-119

NITYA TOWER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$32,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$154.17
Size (SF)	207,563	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 6/5/2019(1)	85.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/5/2019(1)	85.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / 2019	Mortgage Rate	4.7500%
Appraised Value	$43,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(2)	Swapnil Agarwal
Underwritten Revenues	$5,500,701
Underwritten Expenses	$2,312,371	Escrows
Underwritten Net Operating Income (NOI)	$3,188,329	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,011,852	Taxes	$465,392	$66,485
Cut-off Date LTV Ratio	73.7%	Insurance	$48,263	$8,044
Maturity Date LTV Ratio	63.4%	Replacement Reserves	$804,000	$4,324
DSCR Based on Underwritten NOI / NCF	1.59x / 1.50x	TI/LC(3)	$500,000	$20,833
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.4%	Other(4)	$680,234	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	100.0%	Loan Payoff	$24,666,623	77.1%
Principal Equity Distribution	4,282,358	13.4
Reserves	2,497,889	7.8
Origination Costs	553,130	1.7

Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include Natural Health Houston (5,454 SF, $30.24 per SF), which has executed a lease but has not yet taken occupancy or begun paying rent. Natural Health Houston is anticipated to take occupancy and begin paying rent in July 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.
(2)	Swapnil Agarwal is the non-recourse carveout guarantor under the Nitya Tower loan.
(3)	TI/LC reserves are capped at $1,000,000.
(4)	Other upfront reserves represent deferred maintenance of $10,875 and unfunded obligations of $669,359, consisting of tenant improvements and rent abatements.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Nitya Tower property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GSI Environmental, Inc.	NR / NR / NR	16,552	8.0%	$510,984	10.2%	$30.87	4/30/2023	2, 5-year options
Sprott Newsom Lunceford et. Al	NR / NR / NR	10,039	4.8	311,209	6.2	31.00	6/30/2021	NAP
Global Transportation Group, LLC	NR / NR / NR	10,719	5.2	289,413	5.8	27.00	9/30/2021	1, 5-year option
Houston Medical Records, Inc.	NR / NR / NR	8,822	4.3	242,605	4.8	27.50	12/31/2023	1, 5-year option
Richard Daly & John Scott Black	NR / NR / NR	7,634	3.7	217,569	4.3	28.50	3/31/2023	NAP
Natural Health Houston(3)	NR / NR / NR	5,454	2.6	164,929	3.3	30.24	12/31/2029	1, 5-year option
Mental Health America of Greater Houston	NR / NR / NR	5,882	2.8	160,579	3.2	27.30	7/31/2023	1, 5-year option
HBW Resources, LLC	NR / NR / NR	5,601	2.7	151,451	3.0	27.04	8/31/2025	1, 5-year option
Hess Hopkins Alexander LLP	NR / NR / NR	5,788	2.8	138,912	2.8	24.00	4/30/2023	1, 5-year option
McGovern Survivor’s Trust	NR / NR / NR	4,393	2.1	127,397	2.5	29.00	3/31/2022	NAP
Largest Tenants		80,884	39.0%	$2,315,048	46.2%	$28.62
Remaining Owned Tenants		95,582	46.0	2,694,285	53.8	28.19
Vacant Spaces (Owned Space)		31,097	15.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		207,563	100.0%	$5,009,333	100.0%	$28.39

(1)	Based on the underwritten rent roll dated June 5, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Natural Health Houston has executed a lease but has not yet taken occupancy or begun paying rent. Natural Health Houston is anticipated to take occupancy and begin paying rent in July 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

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NITYA TOWER

The following table presents certain information relating to the lease rollover schedule at the Nitya Tower property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	10,970	5.3	5.3%	317,798	6.3	28.97	7
2020	22,462	10.8	16.1%	646,977	12.9	28.80	13
2021	35,530	17.1	33.2%	1,027,630	20.5	28.92	12
2022(2)	24,821	12.0	45.2%	688,189	13.7	27.73	10
2023(3)	54,556	26.3	71.5%	1,553,066	31.0	28.47	11
2024	10,010	4.8	76.3%	293,343	5.9	29.31	6
2025	5,601	2.7	79.0%	151,451	3.0	27.04	1
2026	1,417	0.7	79.7%	9,600	0.2	6.77	1
2027	0	0.0	79.7%	0	0.0	0.00	0
2028	289	0.1	79.8%	0	0.0	0.00	1
2029	10,810	5.2	85.0%	321,280	6.4	29.72	3
2030 & Thereafter	0	0.0	85.0%	0	0.0	0.00	0
Vacant	31,097	15.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	207,563	100.0%		$5,009,333	100.0%	$28.39	65

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes a management office (1,351 SF) with no attributable UW base rent.
(3)	Includes a conference room (292 SF) with no attributable UW base rent.

The following table presents certain information relating to historical occupancy at the Nitya Tower property:

Historical Leased %(1)

2018	As of 6/5/2019
85.6%	85.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

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NITYA TOWER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nitya Tower property:

Cash Flow Analysis(1)

	2018	TTM 4/30/2019	Underwritten(2)	Underwritten $ per SF(2)
Base Rental Revenue	$4,408,076	$4,438,486	$5,009,333	$24.13
Other Rental Revenue	12,269	12,345	8,085	0.04
Total Reimbursement Revenue	180,070	189,045	176,066	0.85
Market Revenue from Vacant Units	0	0	933,151	4.50
Parking Revenue	262,175	264,455	273,440	1.32
Other Revenue	38,269	33,777	33,777	0.16
Gross Revenue	$4,900,859	$4,938,108	$6,433,852	$31.00
Vacancy Loss	0	0	(933,151)	(4.50)
Effective Gross Revenue	$4,900,859	$4,938,108	$5,500,701	$26.50

Real Estate Taxes	$771,422	$781,713	$797,814	$3.84
Insurance	93,347	93,288	96,526	0.47
Utilities	275,131	238,342	275,131	1.33
Repairs & Maintenance	584,455	616,240	616,240	2.97
Management Fee	143,455	130,763	165,021	0.80
Payroll (Office, Security, Maintenance)	270,613	286,239	286,239	1.38
Marketing	11,669	13,218	13,218	0.06
Professional Fees	11,003	11,003	11,003	0.05
General and Administrative - Direct	41,128	51,179	51,179	0.25
Total Operating Expenses	$2,202,223	$2,221,986	$2,312,371	$11.14

Net Operating Income	$2,698,636	$2,716,122	$3,188,329	$15.36
Tenant Improvements	0	0	62,293	0.30
Leasing Commissions	0	0	62,293	0.30
Replacement Reserves	0	0	51,891	0.25
Net Cash Flow	$2,698,636	$2,716,122	$3,011,852	$14.51

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of June 5, 2019 and contractual rent steps through June 30, 2020.

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A-3-123

MGBW PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	4	Loan Seller	GACC
Location (City/State)(2)	Various	Cut-off Date Principal Balance	$20,470,000
Property Type	Industrial	Cut-off Date Principal Balance per SF	$22.47
Size (SF)	910,940	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 6/1/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation(2)	Various / Various	Mortgage Rate	4.75000%
Appraised Value(2)(3)	$31,350,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsors	Edward V. LaPuma and Bryan York Colwell
Underwritten Revenues	$2,457,557
Underwritten Expenses	$347,009	Escrows
Underwritten Net Operating Income (NOI)	$2,110,548	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,889,819	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	65.3%	Insurance	$0	$0
Maturity Date LTV Ratio	65.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	2.14x / 1.92x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,470,000	64.7%	Purchase Price	$30,950,000	97.9%
Principal’s New Cash Contribution	11,155,240	35.3	Origination Costs	675,240	2.1

Total Sources	$31,625,240	100.0%	Total Uses	$31,625,240	100.0%

(1)	The MGBW Portfolio properties are subject to partial release as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.
(2)	See “Portfolio Summary” below.
(3)	The “As Portfolio” appraised value of the MGBW Portfolio properties, which assumes a bulk sale of the MGBW Portfolio properties, including excess land at the Main Plant property valued at $140,000, to a single entity is equal to $31,490,000 as of February 13, 2019. The Cut-off Date LTV ratio based on the “As Portfolio” appraised value is 65.0%. The aggregate of the individual appraised values of the MGBW Portfolio properties, excluding the excess land, is $31,350,000. The appraisals also concluded to “go dark” appraised values for each of the MGBW Portfolio properties. The sum of the “go dark” appraised values for the MGBW Portfolio properties is $20,700,000 (Main Plant: $8,050,000; NCDC: $8,750,000; MGBW TOO: $3,350,000; OMF: $550,000), which results in a Cut-off Date LTV ratio of 98.9%.

Portfolio Summary

Property Name	City	State	Year Built	Year Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Total GLA	As-Is Appraised Value	UW Base Rent
Main Plant	Taylorsville	North Carolina	1998	2004	$8,190,000	40.0%	343,809	$13,350,000	$967,158
NCDC	Statesville	North Carolina	1962, 1965, 1976, 1993	2018	8,380,000	40.9	317,197	11,250,000	786,285
MGBW TOO	Hiddenite	North Carolina	1969	1972, 2005	3,350,000	16.4	183,828	5,900,000	427,194
OMF	Taylorsville	North Carolina	1986, 1991	1989, 1996	550,000	2.7	66,106	850,000	63,108
Total					$20,470,000	100.0%	910,940	$31,350,000	$2,243,745

The following table presents certain information relating to the major tenants at the MGBW Portfolio properties:

Largest Tenants Based on Underwritten Base Rent(1)

Property Name	Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Portfolio GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Main Plant	Mitchell Gold + Bob Williams	NR / NR / NR	343,809	37.7%	$967,158	43.1%	$2.81	3/8/2039	4, 5-year options
NCDC	Mitchell Gold + Bob Williams	NR / NR / NR	317,197	34.8	786,285	35.0	2.48	3/8/2039	4, 5-year options
MGBW TOO	Mitchell Gold + Bob Williams	NR / NR / NR	183,828	20.2	427,194	19.0	2.32	3/8/2039	4, 5-year options
OMF	Mitchell Gold + Bob Williams	NR / NR / NR	66,106	7.3	63,108	2.8	0.95	3/8/2039	4, 5-year options
Largest Tenants			$910,940	100.0%	$2,243,745	100.0%	$2.46
Vacant			0	0.0	0	0.0	0.00
Total / Wtd. Avg.			$910,940	100.0%	$2,243,745	100.0%	$2.46

(1)	Based on the underwritten rent rolls as of June 1, 2019.

A-3-124

MGBW PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the MGBW Portfolio properties, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	910,940	100.0	100.0%	2,243,745	100.0	2.46	4
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	910,940	100.0%		$2,243,745	100.0%	$2.46	4

The following table presents certain information relating to historical leasing at the MGBW Portfolio properties:

Historical Leased %(1)

Property	As of 6/1/2019(2)
Main Plant	100.0%
MGBW TOO	100.0%
NCDC	100.0%
OMF	100.0%

(1)	Based on the underwritten rent rolls as of June 1, 2019.
(2)	The MGBW Portfolio properties were acquired in a sale leaseback transaction, with The Mitchell Gold Co. (dba Mitchell Gold + Bob Williams) leasing all four MGBW Portfolio properties pursuant to a new 20-year triple net master lease covering all of the MGBW Portfolio properties.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the MGBW Portfolio properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$2,243,745	$2.46
Rent Steps(4)	44,875	0.05
Potential Income from Vacant Space	0	0.00
Gross Potential Rent	$2,288,620	$2.51
Reimbursements	298,282	0.33
Other Income	0	0.00
Total Gross Income	$2,586,902	$2.84
Economic Vacancy & Credit Loss(5)	(129,345)	(0.14)
Effective Gross Income	$2,457,557	$2.70

Total Operating Expenses	$347,009	$0.38

Net Operating Income	$2,110,548	$2.32
Replacement Reserves	136,641	0.15
TI/LC	84,088	0.09
Net Cash Flow	$1,889,819	$2.07

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	The MGBW Portfolio properties were acquired in a sale leaseback transaction in April 2019 and as a result no historical financials are available.
(3)	Underwritten Base Rent is based on the underwritten rent rolls as of June 1, 2019.
(4)	Represents contractual rent steps through March 8, 2020.
(5)	Underwritten Vacancy & Credit Loss represents an economic vacancy of 5.0%.

A-3-125

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	3	Loan Seller	GACC
Location (City/State)(2)	Various	Cut-off Date Principal Balance(5)	$20,000,000
Property Type(2)	Industrial	Cut-off Date Principal Balance per SF(4)	$31.33
Size (SF)	2,234,598	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 6/1/2019	100.0%	Number of Related Mortgage Loans(6)	2
Owned Occupancy as of 6/1/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation(2)	Various / NAP	Mortgage Rate	3.56500%
Appraised Value(2)(3)	$205,200,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60
Borrower Sponsor(7)	VEREIT Real Estate, L.P.
Underwritten Revenues	$12,161,250
Underwritten Expenses	$620,709	Escrows
Underwritten Net Operating Income (NOI)	$11,540,541	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,205,352	Taxes	$0	$0
Cut-off Date LTV Ratio(4)	34.1%	Insurance	$0	$0
Maturity Date LTV Ratio(4)	34.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	4.56x / 4.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	16.5% / 16.0%	Other(8)	$3,557,777	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$130,250,000	63.2%	Purchase Price	$197,577,043	96.4%
Principal’s Cash Contribution	75,931,173	36.8	Origination Costs	5,046,353	2.4
Upfront Reserves	3,557,777	1.7

Total Sources	$206,181,173	100.0%	Total Uses	$206,181,173	100.0%

(1)	The Diamondback Industrial Portfolio 1 properties are subject to partial release as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.
(2)	See “Portfolio Summary” below.
(3)	The appraisals also concluded an aggregate “go dark” value of $139,500,000 (TJ Maxx - Philadelphia: $73,700,000, Amazon - West Columbia: $53,000,000, FedEx Ground - Menomenee Falls: $12,800,000).
(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Diamondback Industrial Portfolio 1 Senior Notes (as defined below) and excludes the Diamondback Industrial Portfolio 1 Subordinate Note (as defined below).
(5)	The Diamondback Industrial Portfolio 1 loan consists of Note A-2 in the original principal balance of $20,000,000 (the “Diamondback Industrial Portfolio 1 Loan”), and is part of a whole loan evidenced by three senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 (the “Diamondback Industrial Portfolio 1 Senior Notes”), and one subordinate note with an outstanding principal balance as of the Cut-off Date of $60,250,000 (the “Diamondback Industrial Portfolio 1 Subordinate Note”, and together with the Diamondback Industrial Portfolio 1 Senior Notes, the “Diamondback Industrial Portfolio 1 Whole Loan”). The Diamondback Industrial Portfolio 1 Loan will be included in the GSMS 2019-GC40 securitization transaction. The remaining Diamondback Industrial Portfolio 1 Senior Notes are expected to be contributed to one or more future securitization transactions. The Diamondback Industrial Portfolio 1 Subordinate Note will be an asset of the GSMS 2019-GC40 trust but will not be pooled together with the other Mortgage Loans and payments of interest and principal received in respect of the Diamondback Industrial Portfolio 1 Subordinate Note will be available to make distributions in respect of eight loan specific classes of certificates only. The holder of the Diamondback Industrial Portfolio 1 Subordinate Note will have the right to appoint the special servicer of the Diamondback Industrial Portfolio 1 Whole Loan and to direct certain decisions with respect to the Diamondback Industrial Portfolio 1 Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Diamondback Industrial Portfolio 1 Subordinate Note, the holder of the Diamondback Industrial Portfolio 1 Note A-1 will have such rights. For so long as the Diamondback Industrial Portfolio 1 Subordinate Note is included in the GSMS 2019-GC40 trust, and a control appraisal event does not exist, such rights will be exercised by the Directing Holder of the GSMS 2019-GC40 loan specific certificates.
(6)	The borrowers for the Diamondback Industrial Portfolio 1 Whole Loan are under the same ownership as the borrowers for the Diamondback Industrial Portfolio 2 Whole Loan.
(7)	The borrowers are indirectly owned 20% by VEREIT Operating Partnership, L.P. (which is 97.6% owned by VEREIT, Inc. and 2.4% owned by certain non-affiliated investors and certain former directors, officers and employees of ARC Real Estate Partners, LLC) and 80% by a Korean investment trust. The Diamondback Industrial Portfolio 1 Properties were acquired from affiliates of VEREIT, Inc. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Diamondback Industrial Portfolio 1 Whole Loan.
(8)	Other escrows are for outstanding roof repair work at the TJ Maxx – Philadelphia property.

The following table presents financial information relating to the Diamondback Industrial Portfolio 1 Whole Loan:

	Cut-off Date Balance	Cumulative Balance per Room Cut-off / Balloon	Cumulative LTV Cut-off / Balloon	Cumulative UW DSCR NOI / NCF	Cumulative UW Debt Yield NOI / NCF	Cumulative UW Debt Yield at Balloon NOI / NCF
Senior Notes	$70,000,000	$31 / $31	34.1% / 34.1%	4.56x / 4.43x	16.5% / 16.0%	16.5% / 16.0%
Subordinate Note	60,250,000	58 / 58	63.5 / 63.5	2.45x / 2.38x	8.9 / 8.6	8.9 / 8.6
Whole Loan	$130,250,000	$58 / $58	63.5% / 63.5%	2.45x / 2.38x	8.9% / 8.6%	8.9% / 8.6%

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DIAMONDBACK INDUSTRIAL PORTFOLIO 1

Portfolio Summary

Property Name	City	State	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW Base Rent(1)
TJ Maxx - Philadelphia	Philadelphia	Pennsylvania	$66,500,000	51.1%	1,015,500	2001	$102,100,000	$5,335,183
Amazon - West Columbia	West Columbia	South Carolina	50,750,000	39.0	1,016,148	2012	79,600,000	4,642,972
FedEx Ground - Menomonee Falls	Menomonee Falls	Wisconsin	13,000,000	10.0	202,950	2015	23,500,000	1,412,157
Total			$130,250,000	100.0%	2,234,598		$205,200,000	$11,390,312

(1)	Based on the underwritten rent roll as of June 1, 2019.

The following table presents certain information relating to the major tenants at the Diamondback Industrial Portfolio 1 properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Portfolio GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
TJ Maxx	NR / A2 / A+	1,015,500	45.4%	$5,335,183	46.8%	$5.25	12/31/2034	2, 7-year options
Amazon	A+ / A3 / AA-	1,016,148	45.5	4,642,972	40.8	4.57	9/30/2026	4, 5-year options
FedEx Ground	NR / Baa2 / BBB	202,950	9.1	1,412,157	12.4	6.96	7/31/2030	2, 5-year options
Largest Tenants		2,234,598	100.0%	$11,390,312	100.0%	$5.10
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		2,234,598	100.0%	$11,390,312	100.0%	$5.10

(1)	Based on the underwritten rent rolls as of June 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Diamondback Industrial Portfolio 1 properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	1,016,148	45.5	45.5%	4,642,972	40.8	4.57	1
2027	0	0.0	45.5%	0	0.0	0.00	0
2028	0	0.0	45.5%	0	0.0	0.00	0
2029	0	0.0	45.5%	0	0.0	0.00	0
2030 & Thereafter	1,218,450	54.5	100.0%	6,747,340	59.2	5.54	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,234,598	100.0%		$11,390,312	100.0%	$5.10	3

(1)	Calculated based on the approximate SF occupied by each tenant.

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DIAMONDBACK INDUSTRIAL PORTFOLIO 1

The following table presents certain information relating to historical leasing at the Diamondback Industrial Portfolio 1 properties:

Historical Leased %(1)

Property	2016	2017	2018	As of 6/1/2019(2)
TJ Maxx - Philadelphia	100.0%	100.0%	100.0%	100.0%
Amazon - West Columbia	100.0%	100.0%	100.0%	100.0%
FedEx Ground - Menomonee Falls	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Most Recent occupancy is based on the underwritten rent rolls as of June 1, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Diamondback Industrial Portfolio 1 properties:

Cash Flow Analysis(1)

	2016	2017	2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$10,727,244	$11,077,461	$11,243,902	$11,390,312	$5.10
Credit Tenant Rent Steps(3)	0	0	0	443,349	0.20
Potential Income from Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$10,727,244	$11,077,461	$11,243,902	$11,833,660	$5.30
Reimbursements	949,928	694,413	532,533	618,348	0.28
Other Income	322,645	418,450	390,001	221,198	0.10
Total Gross Income	$11,999,817	$12,190,324	$12,166,436	$12,673,207	$5.67
Economic Vacancy & Credit Loss(4)	0	0	0	(511,956)	(0.23)
Effective Gross Income	$11,999,817	$12,190,324	$12,166,436	$12,161,250	$5.44

Real Estate Taxes(5)	$215,562	$229,018	$223,827	$238,248	$0.11
Insurance	59,073	64,808	57,304	22,076	0.01
Management Fee	0	0	0	327,128	0.15
Other Operating Expenses	699,684	409,633	352,981	33,257	0.01
Total Operating Expenses	$974,318	$703,459	$634,113	$620,709	$0.28

Net Operating Income	$11,025,499	$11,486,866	$11,532,323	$11,540,541	$5.16
Replacement Reserves	0	0	0	335,190	0.15
TI/LC	0	0	0	0	0.00
Net Cash Flow	$11,025,499	$11,486,866	$11,532,323	$11,205,352	$5.01

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on the underwritten rent rolls as of June 1, 2019.
(3)	Represents straight line average rent for tenants TJ Maxx, Amazon and FedEx Ground.
(4)	Underwritten Vacancy & Credit Loss represents an economic vacancy of 4.0%.
(5)	The Amazon – West Columbia property currently receives a tax incentive via a FILOT (Fee In Lieu Of Taxes) program. See "Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

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A-3-129

57 EAST 11TH STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Property	1		Loan Seller	CREFI
Location (City/State)	New York, New York		Cut-off Date Balance(4)	$20,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(3)	$896.13
Size (SF)	61,375		Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 6/1/2019(1)	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2019(1)	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1903 / 2018		Mortgage Rate	4.83000%
Appraised Value(2)	$92,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120
			Borrower Sponsor	Winter Properties LLC

Underwritten Revenues	$5,215,222
Underwritten Expenses	$838,283		Escrows
Underwritten Net Operating Income (NOI)	$4,376,939			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,180,356		Taxes	$276,521	$46,087
Cut-off Date LTV Ratio(2)(3)	59.8%		Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	59.8%		Replacement Reserve	$0	$1,023
DSCR Based on Underwritten NOI / NCF(3)	1.63x / 1.55x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	8.0% / 7.6%		Other(5)	$9,057,308	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$55,000,000	100.0%	Loan Payoff	$21,292,976	38.7%
			Principal Equity Distribution	22,295,617	40.5
			Upfront Reserves	9,333,829	17.0
			Origination Costs	2,077,579	3.8

Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include WeWork (61,375 SF, $90.71 per SF) who has executed a lease but has not yet taken occupancy. WeWork is anticipated to complete its build out, take occupancy and commence paying rent in October 2019. At origination of the 57 East 11th Street Whole Loan (as defined below), the borrower sponsor reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to WeWork. We cannot assure you that this tenant will take occupancy as anticipated or at all.
(2)	Appraised Value is based on the “as stabilized” value as of February 1, 2020, which assumes the completion of the sole tenant’s buildout at the 57 East 11th Street property. At origination of the 57 East 11th Street Whole Loan (as defined below), the borrower sponsors reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to the sole tenant, WeWork. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based off of the “as is” value of $76,000,000 as of January 29, 2019, are both 72.4%.
(3)	Calculated based on the aggregate outstanding principal balance of the 57 East 11th Street Whole Loan.
(4)	The Cut-off Date Balance of $20,000,000 represents the controlling Note A-3, which is part of a larger whole loan evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000 (the “57 East 11th Street Whole Loan”), which also consists of one non-controlling Note A-1 with an original principal balance of $15,000,000 which was contributed to the GSMS 2019-GC39 transaction, and one non-controlling Note A-2 with an original principal balance of $20,000,000 which was contributed to the Benchmark 2019-B11 securitization transaction.
(5)	The Other Upfront reserve consists of $6,137,500 for outstanding tenant improvements, $2,319,700 for a free rent reserve and $600,108 for outstanding leasing commissions all of which are related to the sole tenant, WeWork.

The following table presents certain information relating to the sole tenant at the 57 East 11th Street property:

Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
WeWork(3)	BB- / NR / B	61,375	100.0%	$5,567,280	100.0%	$90.71	10/31/2034	1, 5-year option
Largest Tenants		61,375	100.0%	$5,567,280	100.0%	$90.71
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		61,375	100.0%	$5,567,280	100.0%	$90.71

(1)	Based on the underwritten rent roll as of June 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	WeWork is anticipated to complete its build out, take occupancy and commence paying rent in October 2019. At origination of the 57 East 11th Street Whole Loan, the borrower sponsor reserved $6,137,500 for outstanding tenant improvements, $2,319,700 for free rent and $600,108 for outstanding leasing commissions related to WeWork. We cannot assure you that this tenant will take occupancy as anticipated or at all.

A-3-130

57 EAST 11TH STREET

The following table presents the lease rollover schedule at the 57 East 11th Street property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	61,375	100.0	100.0%	5,567,280	100.0	90.71	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	61,375	100.0%		$5,567,280	100.0%	$90.71	1

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the 57 East 11th Street property:

Historical Leased %(1)

As of 6/1/2019
100.0%

(1)	The 57 East 11th Street property was recently renovated in 2018, therefore no historical information is available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 57 East 11th Street property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$5,567,280	$90.71
Reimbursements	61,375	1.00
Other Income(3)	(132,000)	(2.15)
Vacancy & Credit Loss(4)	(281,433)	(4.59)
Effective Gross Income	$5,215,222	$84.97

Real Estate Taxes	$539,919	$8.80
Insurance	20,908	0.34
Management Fee	156,457	2.55
Other Operating Expenses	121,000	1.97
Total Operating Expenses	$838,283	$13.66

Net Operating Income	$4,376,939	$71.31
TI/LC	184,308	3.00
Capital Expenditures	12,275	0.20
Net Cash Flow	$4,180,356	$68.11

(1)	Based on the underwritten rent roll as of June 1, 2019.
(2)	The 57 East 11th Street property was recently renovated in 2018, therefore no historical information is available.
(3)	Other Income includes rent credits the tenant will receive, which consists entirely of 2019 estimated cleaning expenses.
(4)	Represents the underwritten economic vacancy of 5.0%.

A-3-131

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

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	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor

GS Mortgage Securities Corporation II	Midland Loan Services, a Division of PNC Bank, National	Midland Loan Services, a Division of PNC Bank, National	Pentalpha Surveillance LLC
	Association	Association
200 West Street	10851 Mastin Street	10851 Mastin Street	375 North French Road
New York, NY 10282	Building 82, Suite 300	Building 82, Suite 300	Suite 100
	Overland Park, KS 66210	Overland Park, KS 66210	Amherst, NY 14228

Contact: Leah Nivison	Contact: Heather Wagner	Contact: Heather Wagner	Contact: Don Simon
Phone Number: (212) 902-1000	Phone Number: (913) 253-9570	Phone Number: (913) 253-9570	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders and the RR Interest Owner may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-VR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
DB-X		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
DB-VR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Certificates		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
DB-X		0.00000000	0.00000000	0.00000000	0.00000000

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-X	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DB-VR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Other Required Information

Available Funds (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date
Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy

Total
(1) The Available Funds amount includes any Prepayment Premiums.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code							(2) Resolution Strategy Code								(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Historical Detail

Delinquencies							Prepayments				Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments		Payoff		Next Weighted Avg.
Date	#	#	#	#	#	#	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P&I Advances	Outstanding P&I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P&I Advances include the current period advance.

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	GS Mortgage Securities Trust 2019-GC40 Commercial Mortgage Pass-Through Certificates Series 2019-GC40	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Securities Administration Services		Distribution Date:	8/12/19
8480 Stagecoach Circle		Record Date:	7/31/19
Frederick, MD 21701-4747		Determination Date:	8/6/19

Supplemental Reporting

Risk Retention

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com, specifically under the “U.S. Risk Retention Special Notices” tab for the GS Mortgage Securities Trust 2019-GC40 transaction, certain information provided to the Certificate Administrator regarding each Retaining Party’s compliance with the Retention Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period would be disclosed here.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [____] (the “Pooling and Servicing Agreement”), among [_______].
Transaction: GS Mortgage Securities Trust 2019-GC40, Commercial Mortgage Pass-Through Certificates, Series 2019-GC40
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31, [__]: [_______]
Directing Holder: [_______]

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.

b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

2.	Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Holder to the Operating Advisor concurrently with delivery to the Directing Holder.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a.	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:
________
________
________
________

b.	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action: ________ ________

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION].

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

GOLDMAN SACHS MORTGAGE COMPANY
REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)           Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)           Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but

D-1-1

(subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)           Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)           Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity constitutes a legal, valid and binding assignment to the issuing entity. Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)           Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of

D-1-2

principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)           Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)           Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)           UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)         Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)         Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)         Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)         Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)         Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

(15)         No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

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(16)         Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having

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the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related GSMC Mortgage Loan obligates the related mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)         Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)         No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)         No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

(20)         REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC

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Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)         Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)         Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)         Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)         Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)         Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

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(26)         Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)         Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

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No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)         Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)         Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)         Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of

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collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)         Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)         Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific

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condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)         Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)         Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, GSMC represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)            GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such

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Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)           The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)         Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)         Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)         No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which,

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with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)         Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)         Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

(40)         Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

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(41)         Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)         Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

(43)         Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

(44)         Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)         Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex D-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex D-1.

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Schedule D-1 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
4	101 California Street
30	University Village

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Schedule D-3 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Lien; Valid Assignment	Moffett Towers II Building V (Loan No. 5)	The Mortgaged Property is subject to a right of first refusal in favor of the sole tenant. The right of first refusal do not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies by the Mortgagee.
(6) Permitted Liens; Title Insurance	Moffett Towers II Building V (Loan No. 5)	See exception to Representation and Warranty #5 above.
(13) Actions Concerning Mortgage Loan	159 Canal Street (Loan No. 11)	One of the guarantors, Nathan Accad, is a defendant in two actions resulting from a stalled real estate development. Mr. Accad is an equity owner of a ground lessor entity, which is being sued by the ground lessee for losses based on alleged breach of the implied covenant of good faith and fair dealing, tortious interference of contract, and constructive eviction. A secondary action alleges that the defendants, including Mr. Accad, committed fraudulent conveyances for the purpose of avoiding judgment by transferring other property owned by the ground lessor entity. The plaintiff seeks damages in excess of $13,000,000.
(16) Insurance	101 California Street (Loan No. 4)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 7.5% of the original principal balance.
(16) Insurance	Moffett Towers II Building V (Loan No. 5)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 1.25% of the original principal balance.
(16) Insurance	101 California Street (Loan No. 4)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P, “A2” by Moody’s (to the extent Moody’s rates the Certificates and the applicable insurance company), and “A” by Fitch (to the extent Fitch rates the Certificates and the applicable insurance company) and all such insurers are required to have ratings of not less than “BBB” by S&P, “Baa2” by Moody’s (to the extent Moody’s rates the Certificates and the applicable insurance company) and “BBB” by Fitch (to the extent Fitch rates the Certificates and the applicable insurance company)).
(16) Insurance	Waterford Lakes Town Center (Loan No. 10) 159 Canal Street (Loan No. 11) Nitya Tower (Loan No. 12) 700 Tech Court (Loan No. 20) Copperstill Marketplace (Loan No. 29)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).

D-2-1

(16) Insurance

Waterford Lakes Town Center

(Loan No. 10)

159 Canal Street

(Loan No. 11)

Nitya Tower

(Loan No. 12)

Pecos North Industrial

(Loan No. 17)

Planation Point

(Loan No. 19)

700 Tech Court

(Loan No. 20)

Copperstill Marketplace

(Loan No. 29)

University Village

(Loan No. 30)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan.
(16) Insurance	700 Tech Court (Loan No. 20)	The Mortgagor is not required to maintain rental loss and/or business interruption insurance until March 1, 2020, when Charlotte’s Web, the sole tenant, is obligated to begin paying rent.
(16) Insurance	Moffett Towers II Building V (Loan No. 5)	The Mortgagor is permitted to maintain a portion of the earthquake coverage with Palomar Specialty Insurance Company (“Palomar”), which is rated “A-VII” by A.M. Best, in their current participation amount and position within the insurance syndicate provided that (x) the A.M. Best rating of Palomar as of the date hereof is not withdrawn or downgraded below the date hereof and (y) at renewal of the current policy term, the Mortgagor is required to replace Palomar with insurance companies meeting the rating requirements of the Mortgage Loan documents.
(24) Local Law Compliance	Nitya Tower (Loan No. 12)	The Mortgaged Property is subject to 13 open building code violations.
(26) Recourse Obligations	101 California Street (Loan No. 4)	The Mortgagor is the only obligated party as it relates to the recourse carveouts and springing recourse obligations.
(31) Single-Purpose Entity	Copperstill Marketplace (Loan No. 29)	The Mortgagor previously owned certain real property prior to the origination date which is not collateral for the Mortgage Loan and does not comprise the Mortgaged Property.

D-2-2

ANNEX E-1

CITI REAL ESTATE FUNDING INC. AND GERMAN AMERICAN CAPITAL CORPORATION
REPRESENTATIONS AND WARRANTIES

Each of CREFI and GACC (each, a “Mortgage Loan Seller”) will, in its respective MLPA, with respect to each Mortgage Loan sold by it that is included in the issuing entity, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2 or Annex E-3, as applicable. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex E-1 and the related exceptions set forth in Annex E-2 or Annex E-3, as applicable, exclude the GSMC Mortgage Loans. For the avoidance of doubt, “Mortgage Loans” do not include the Trust Subordinate Companion Loans. In addition, solely for purposes of this Annex E-1 and the related exceptions set forth in Annex E-2 or Annex E-3, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)           Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)           Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such

E-1-1

enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after June 7, 2019.

(5)           Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required to effect such perfection.

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(6)           Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the related Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex E-2 or Annex E-3, as applicable (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

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(8)           Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to this Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(9)           Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the related Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)         UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)         Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)         Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to

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cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)         Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)         Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(15)         Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)         No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(17)         Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the related Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors

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Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under each Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the related general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable trustee under the related Non-Serviced PSA). Each related Mortgage Loan obligates the related

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borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)         Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the related Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(19)         No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)         No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)         REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as

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to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(22)         Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)         Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

(24)         Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)         Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the related Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)         Licenses and Permits. Each borrower covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)         Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related

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Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the related Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the related Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)         Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the related Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the related borrower can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the related Mortgaged Property or released to the related borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the related Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)         Financial Reporting and Rent Rolls. Each Mortgage Loan requires the related borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

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(30)         Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-2 or Annex E-3, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event such borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)         Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the related Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this Annex E-1 or the exceptions thereto set forth on Annex E -2 or Annex E-3, as applicable, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth in Schedule E-1 to this Annex E-1 or future permitted mezzanine debt as set forth in Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified in this prospectus as set forth in Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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(32)         Single-Purpose Entity. Each Mortgage Loan requires the related borrower to be a Single-Purpose Entity for at least as long as the related Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the related borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)         Defeasance. With respect to any Mortgage Loan that, pursuant to the related Mortgage Loan documents, can be defeased (a “Defeasance”), (i) such Mortgage Loan documents provide for Defeasance as a unilateral right of the related borrower, subject to satisfaction of conditions specified in the related Mortgage Loan documents; (ii) the related Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the related Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the related Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the related Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of such Mortgage Loan; (iv) the related borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the related borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the related borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the related borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)         Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)         Ground Leases. For purposes of this Annex E-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

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With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)            The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)             The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

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(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest; and

(l)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)         Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)         Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(38)         No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the related Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(39)         Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no related borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)         Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the related borrower delivered by such borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the

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United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

(41)         Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)         Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43)         Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the related MLPA to be contained therein.

(44)         Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the issuing entity, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

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(45)         Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)         Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in this Annex E-1, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this Annex E-1.

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Schedule E-1 to Annex E-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

CITI REAL ESTATE FUNDING INC.

None.

GERMAN AMERICAN CAPITAL CORPORATION

None.

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Schedule E-2 to Annex E-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

CITI REAL ESTATE FUNDING INC.

Loan No.	Mortgage Loan
8	Western Digital R&D Campus

GERMAN AMERICAN CAPITAL CORPORATION

Loan No.	Mortgage Loan
23	Fairfield Inn & Suites Rehoboth Beach

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Schedule E-3 to Annex E-1

CROSS-COLLATERALIZED MORTGAGE LOANS

CITI REAL ESTATE FUNDING INC.

None.

GERMAN AMERICAN CAPITAL CORPORATION

None.

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ANNEX E-2

EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Green Hills Corporate Center (Loan No. 24)	The largest tenant, Penske Truck Leasing Co., L.P., has a right of first offer which applies to any landlord election to sell the property to an unrelated third party provided the lease is not in default.

(7) Permitted Liens; Title Insurance	WAG Willmar (Loan No. 34)	The sole tenant, Walgreen Co., has a right of first refusal in the event the landlord receives a bona fide offer to purchase the property.

(11) Condition of Property	59 Maiden Lane (Loan No. 6)	The Mortgage Loan documents require the borrower to complete and pay for certain (i) façade restoration work by October 1, 2020 and (ii) sprinkler work by April 1, 2020. The borrower was not required to reserve any funds at origination of the Mortgage Loan for such repair work; provided, however, the borrower is required to post a cash reserve or a letter of credit with respect to such repair work upon an event of default. It is an event of default under the Mortgage Loan documents if the borrower does not complete such required repairs at the mortgaged property by the required deadlines set forth in the Mortgage Loan documents.

(15) Escrow Deposits	250 Livingston (Loan No. 2)	The borrower is to perform certain façade restoration work and roof work (the “Immediate Repairs”) within 12 months from the origination date. No reserve was taken; however, the borrower is obligated to post a cash reserve if an event of default occurs and is continuing and/or if the borrower breaches the requirement to perform the Immediate Repairs, in the amount that the lender determines (in its reasonable discretion) is necessary to complete the outstanding Immediate Repairs.

(15) Escrow Deposits	ARC Apartments (Loan No. 9)	At origination, an escrow of $697,734.77 was deposited with a title company at loan origination pursuant to an escrow agreement between the borrower and the title company for work remaining pursuant to a guaranteed maximum price construction contract, including but not limited to open work on the pool ramp, repaving 30th street, rooftop door replacement, and closeout of other contractors. Accordingly, such escrow is held by the applicable title company and is not held by the lender of the Mortgage Loan documents.

(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.

(25) Local Law Compliance	59 Maiden Lane (Loan No. 6)	Certain façade restoration work and sprinkler work is required to be performed at the mortgaged property to comply with local law. The Mortgage Loan documents require the borrower to complete and pay for the (i) façade restoration work by October 1, 2020 and (ii) sprinkler work by April 1, 2020. The borrower was not required to reserve any funds at origination of the Mortgage Loan for such repair work; provided, however, the borrower is required to post a cash reserve or a letter of credit with respect to such repair work upon an event of default. It is an event of default under the Mortgage Loan documents if the borrower does not complete such required repairs at the Mortgaged Property by the required deadlines set forth in the Mortgage Loan documents.

E-2-1

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(25) Local Law Compliance	375-383 86th Street (Loan No. 31)

The current certificate of occupancy at the property allows 21 residential units. There are currently 22 residential units at the property due to the subdivision of one apartment. The borrower has represented that all work has been completed and all filings made to obtain a new certificate of occupancy allowing 22 residential units and has covenanted to obtain same. An architect letter was obtained at closing that states that the relevant filings have been made, that issuance of a new certificate of occupancy allowing 22 residential units is as of right. The loan documents require that if a new certificate of occupancy allowing 22 residential units is not obtained by November 30, 2019, the borrower will be granted such reasonable extensions of time to obtain same failing which the borrower must not allow the residential use of the two subject apartments. It is an event of default under the loan if borrower breaches these related representations and covenants and the loan is recourse for losses in connection with the lack of existence of the new certificate of occupancy allowing 22 residential units and for breach of the related representations and covenants.

There is a stop work order and a related violation of record in connection with minor work performed in the hallway at the property. The borrower has represented that all work has been completed and all filings made to clear the violation and has covenanted to do any further work or pay any additional fees or fines in connection therewith. An architect letter was obtained at closing that states that the relevant filings have been made. It is an event of default under the loan if borrower breaches these related representations and covenants and the loan is recourse for losses in connection with the existence of an open violation in connection with the stop work order or those certain underlying conditions giving rise to the stop work order and for breach of the related representations and covenants.

(25) Local Law Compliance	8-10 Main Street (Loan No. 33)	There are open permits of record at the property. The borrower has represented that all work has been completed and all filings made and has covenanted to close the open permits. An architect letter was obtained at closing that states that the relevant filings have been made. It is an event of default under the loan if borrower breaches these related representations and covenants and the loan is recourse for losses in connection with the existence of an open permit and for breach of the related representations and covenants.

(26) Licenses and Permits	57 East 11th Street (Loan No. 15)	The borrower has a permanent certificate of occupancy; however, WeWork, the single tenant, intends to use two floors of the mortgaged property for commercial uses which are inconsistent with the permitted residential uses set forth on the permanent certificate of occupancy. The borrower is required to use commercially reasonable efforts to obtain a new certificate of occupancy for the mortgaged property that remedies the non-conformity.

(27) Recourse Obligations	59 Maiden Lane (Loan No. 6)	The loss carveout with respect to insurance proceeds, condemnation awards, or rents following an event of default, is limited to misappropriation or conversion and does not include misapplication.

(27) Recourse Obligations	57 East 11th Street (Loan No. 15)	The loss carveout with respect to insurance proceeds, condemnation awards, or rents following an event of default, is limited to misappropriation or conversion and does not include misapplication.

E-2-2

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(27) Recourse Obligations	Railroad San Mateo (Loan No. 35)	The related environmental indemnity provides that the indemnitee is required to use commercially reasonable efforts to pursue claims under the existing environmental insurance policy prior to pursuing any remedies available to the indemnitee under such environmental indemnity.

(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.

(32) Single-Purpose Entity	ARC Apartments (Loan No. 9)	The borrower originally owned the land underlying the condominium units in the condominium regime in effect at the Mortgaged Property and, upon creation of the condominium regime, the borrower owned all four units in the four-unit condominium regime. With respect to said condominium regime, three units are collateral for the related Mortgage Loan, and one unit was prior owned property of the borrower (that has subsequently been sold off). The Phase I environmental site assessment provided was performed with respect to the entire land and building, and as a result, the borrower’s environmental indemnity includes the prior-owned unit. In addition, in the absence of a cash management trigger event, the property manager collects revenues from the Mortgaged Property in a central (i.e. commingled) account maintained by the property manager.

(40) Organization of Borrower	375-383 86th Street and 8-10 Main Street (Loan Nos. 31 and 33)	The borrowers under such Mortgage Loans are Affiliates.

E-2-3

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ANNEX E-3

EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Diamondback Industrial Portfolio 2 (Loan No. 1)

With respect to the Amazon – Charleston Mortgaged Property, the sole tenant, Amazon.com.dedc, LLC, has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer does not apply to a transfer by foreclosure or deed-in-lieu of foreclosure, or the first transfer following a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfers.

Further, with respect to the Nestle – Breinigsville Mortgaged Property, the Mortgaged Property is subject to the following purchase options. In the event of (i) certain non-monetary defaults by the sole tenant, Nestle, which are (a) not caused by the tenant’s willful misconduct and (b) cannot be diligently be cured within 180 days and borrower and any lender do not consent to extend such cure period, (ii) any of (a) Nestle, S.A. ceases to own at least 51% of the outstanding voting stock of the lease guarantor, (b) the lease guaranty terminates or becomes void, (c) the lease guarantor rejects any of its obligations under the lease guaranty or (d) certain bankruptcy events of the tenant, or (iii) only during the initial lease term (which has passed) or if there is outstanding indebtedness for the construction of improvements on the property over $2,500,000 (which must be approved by lender pursuant to the terms of the Mortgage Loan agreement), upon certain full or substantial casualty or condemnation events and the tenant elects not to or is unable to restore, the tenant is required to deliver notice containing the tenant’s irrevocable offer to purchase borrower’s fee and leasehold interest for a purchase price equal to $39,912,500 plus all amounts due and payable under the lease, in which event either (x) the lease will terminate as of the date specified in the notice and the borrower will be required to sell the Mortgaged Property as provided in the purchase option, or (y) the borrower will have the right to reject such offer not later than 30 days prior to the proposed termination date, in which case the lease will remain in effect.

(7) Permitted Liens; Title Insurance	Diamondback Industrial Portfolio 1 (Loan No. 14)	With respect to the Amazon – West Columbia Mortgaged Property, the sole tenant, Amazon.com.dedc, LLC, has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer does not apply to a transfer by foreclosure or deed-in-lieu of foreclosure, or the first transfer following a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfers.

(7) Permitted Liens; Title Insurance	Fairfield Inn & Suites Rehoboth Beach (Loan No. 23)	Marriott International, Inc., the franchisor of the Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, or (ii) an ownership interest in the Mortgagor or a control affiliate of the Mortgagor, to a Competitor (as defined in the franchise agreement) of the franchisor. The right of first refusal applies to a transfer to a Competitor or an affiliate of a Competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of foreclosure and any subsequent transfer thereafter.

E-3-1

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(17) Insurance	Diamondback Industrial Portfolio 2 (Loan No. 1)	With respect to each Mortgaged Property, provided that that (i) any lease in effect on the origination date is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such lease, (iii) the tenant or guarantor under such lease remains fully liable for the obligations and liabilities under such lease and maintains a credit rating from S&P of at least “A”, (iv) the terms of such lease provide that the lease will remain in full force and effect following a casualty and tenant is obligated per the terms of such lease to rebuild and/or repair the applicable Mortgaged Property at its sole cost and expense with no period of rent abatement related thereto, (v) the tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the lease and the tenant is required to name the lender as additional insured under the commercial general liability insurance policies or self-insurance required under the lease (inclusive of any required umbrella/excess liability as may be required under the lease), and (vi) Borrower shall have provided to lender, evidence satisfactory to lender that the tenant under such lease maintains in full force and effect the insurance described in clause (v) above, then Borrower will not be required to maintain the insurance coverage required under the loan documents, or under Representation 17, with respect to the Mortgaged Property.

(17) Insurance	Diamondback Industrial Portfolio 1 (Loan No. 14)	With respect to each Mortgaged Property, provided that that (i) any lease in effect on the origination date is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such lease, (iii) the tenant or guarantor under such lease remains fully liable for the obligations and liabilities under such lease and maintains a credit rating from S&P of at least “A”, (iv) the terms of such lease provide that the lease will remain in full force and effect following a casualty and tenant is obligated per the terms of such lease to rebuild and/or repair the applicable Mortgaged Property at its sole cost and expense with no period of rent abatement related thereto, (v) the tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the lease and the tenant is required to name the lender as additional insured under the commercial general liability insurance policies or self-insurance required under the lease (inclusive of any required umbrella/excess liability as may be required under the lease), and (vi) Borrower shall have provided to lender, evidence satisfactory to lender that the tenant under such lease maintains in full force and effect the insurance described in clause (v) above, then Borrower will not be required to maintain the insurance coverage required under the loan documents, or under Representation 17, with respect to the Mortgaged Property.

(17) Insurance	All GACC Mortgage Loans	All exceptions to Representation 30 are also exceptions to this Representation 17.

(27) Recourse Obligations	Diamondback Industrial Portfolio 2 (Loan No. 1)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan.

(27) Recourse Obligations	Diamondback Industrial Portfolio 1 (Loan No. 14)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan.

(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.

(32) Single Purpose Entity	Waterfront Plaza (Loan No. 3)	The Borrower is a newly formed entity; however, five tenant-in-common entities that previously owned the Mortgaged Property were merged into the Borrower (the “Merged Entities”). The Merged Entities previously guaranteed the obligations of other borrowers and other properties under a prior loan secured by the Mortgaged Property and such other properties.

E-3-2

Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(35) Ground Leases	Waterfront Plaza (Loan No. 3)

(35)(b) The ground lessor is only required to obtain the lender’s consent to material amendments (which is deemed given if not responded to within 10 days) and any attempted termination of the Ground Lease (with no deemed concept periods applicable thereto).

(35)(e) The ground lease provides that upon a foreclosure or deed in lieu of foreclosure, the leasehold mortgagee (or its assignee) may sell or assign the leasehold estate, provided that (i) a copy of such assignment is delivered to the ground lessor and (ii) no other assignment of the ground lease may be made without the ground lessor’s prior written consent.

(35)(j) Proceeds and awards are required to be held by a trustee that is a bank or trust qualified under the laws of Hawaii and subject to the lender’s approval.

(40) Organization of Borrower	Diamondback Industrial Portfolio 2 and Diamondback Industrial Portfolio 1 (Loan Nos. 1 and 14)	The Borrowers under such Mortgage Loans are Affiliates.

E-3-3

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)
8/10/2019	24,636,000.00
9/10/2019	24,636,000.00
10/10/2019	24,636,000.00
11/10/2019	24,636,000.00
12/10/2019	24,636,000.00
1/10/2020	24,636,000.00
2/10/2020	24,636,000.00
3/10/2020	24,636,000.00
4/10/2020	24,636,000.00
5/10/2020	24,636,000.00
6/10/2020	24,636,000.00
7/10/2020	24,636,000.00
8/10/2020	24,636,000.00
9/10/2020	24,636,000.00
10/10/2020	24,636,000.00
11/10/2020	24,636,000.00
12/10/2020	24,636,000.00
1/10/2021	24,636,000.00
2/10/2021	24,636,000.00
3/10/2021	24,636,000.00
4/10/2021	24,636,000.00
5/10/2021	24,636,000.00
6/10/2021	24,636,000.00
7/10/2021	24,636,000.00
8/10/2021	24,636,000.00
9/10/2021	24,636,000.00
10/10/2021	24,636,000.00
11/10/2021	24,636,000.00
12/10/2021	24,636,000.00
1/10/2022	24,636,000.00
2/10/2022	24,636,000.00
3/10/2022	24,636,000.00
4/10/2022	24,636,000.00
5/10/2022	24,636,000.00
6/10/2022	24,636,000.00
7/10/2022	24,636,000.00
8/10/2022	24,636,000.00
9/10/2022	24,636,000.00
10/10/2022	24,636,000.00
11/10/2022	24,636,000.00
12/10/2022	24,636,000.00
1/10/2023	24,636,000.00
2/10/2023	24,636,000.00
3/10/2023	24,636,000.00
4/10/2023	24,636,000.00
5/10/2023	24,636,000.00
6/10/2023	24,636,000.00
7/10/2023	24,636,000.00
8/10/2023	24,636,000.00
9/10/2023	24,636,000.00
10/10/2023	24,636,000.00
11/10/2023	24,636,000.00
12/10/2023	24,636,000.00
1/10/2024	24,636,000.00
2/10/2024	24,636,000.00
3/10/2024	24,636,000.00
4/10/2024	24,636,000.00
5/10/2024	24,636,000.00
Distribution Date	Balance ($)
6/10/2024	24,275,882.82
7/10/2024	23,882,200.96
8/10/2024	23,513,752.51
9/10/2024	23,143,842.40
10/10/2024	22,745,813.44
11/10/2024	22,372,855.71
12/10/2024	21,971,865.71
1/10/2025	21,595,836.46
2/10/2025	21,218,315.39
3/10/2025	20,760,081.96
4/10/2025	20,379,241.90
5/10/2025	19,970,593.50
6/10/2025	19,586,620.09
7/10/2025	19,174,927.36
8/10/2025	18,787,796.04
9/10/2025	18,399,128.73
10/10/2025	17,982,875.46
11/10/2025	17,591,013.43
12/10/2025	17,171,656.18
1/10/2026	16,776,574.38
2/10/2026	16,379,924.96
3/10/2026	15,904,345.60
4/10/2026	15,504,232.10
5/10/2026	15,076,857.79
6/10/2026	14,673,459.79
7/10/2026	14,242,894.29
8/10/2026	13,836,186.02
9/10/2026	13,427,863.88
10/10/2026	12,992,514.14
11/10/2026	12,580,843.12
12/10/2026	12,142,239.63
1/10/2027	11,727,193.46
2/10/2027	11,310,500.27
3/10/2027	10,816,744.82
4/10/2027	10,396,435.49
5/10/2027	9,949,439.07
6/10/2027	9,525,686.81
7/10/2027	9,075,345.28
8/10/2027	8,648,123.11
9/10/2027	8,219,205.45
10/10/2027	7,763,845.26
11/10/2027	7,331,417.17
12/10/2027	6,872,646.26
1/10/2028	6,436,680.19
2/10/2028	5,998,983.86
3/10/2028	5,510,638.37
4/10/2028	5,069,264.65
5/10/2028	4,601,802.23
6/10/2028	4,156,820.36
7/10/2028	3,685,852.29
8/10/2028	3,237,233.95
9/10/2028	2,786,835.01
10/10/2028	2,310,603.76
11/10/2028	1,856,525.87
12/10/2028	1,376,720.18
1/10/2029	918,934.48
2/10/2029	459,331.69
3/10/2029 and thereafter	0.00

F-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and Pooled VRR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	23
Risk Factors	63
Description of the Mortgage Pool	144
Transaction Parties	259
Credit Risk Retention	295
Description of the Certificates	310
Description of the Mortgage Loan Purchase Agreements	350
Pooling and Servicing Agreement	360
Certain Legal Aspects of Mortgage Loans	473
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	488
Pending Legal Proceedings Involving Transaction Parties	490
Use of Proceeds	490
Yield, Prepayment and Maturity Considerations	490
Material Federal Income Tax Considerations	502
Certain State and Local and Foreign Tax Considerations	515
Method of Distribution (Conflicts of Interest)	516
Incorporation of Certain Information by Reference	517
Where You Can Find More Information	518
Financial Information	518
Certain ERISA Considerations	518
Legal Investment	522
Legal Matters	523
Ratings	523
Index of Defined Terms	526

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$791,990,000
(Approximate)

GS Mortgage Securities Corporation II

 (Central Index Key Number 0001004158)
Depositor

GS Mortgage Securities Trust 2019-GC40

 (Central Index Key Number 0001778232)
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2019-GC40

Class A-1	$16,403,000
Class A-2	$131,938,000
Class A-3	$191,600,000
Class A-4	$251,415,000
Class A-AB	$24,636,000
Class X-A	$714,991,000
Class X-B	$76,999,000
Class A-S	$98,999,000
Class B	$41,799,000
Class C	$35,200,000

PROSPECTUS

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

June       , 2019